FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206677-16

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated June 21, 2017, may be amended or completed prior to time of sale.

$1,001,296,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2017-C38

(Central Index Key Number 0001707817)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Barclays Bank PLC
(Central Index Key Number 0000312070)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)

C-III Commercial Mortgage LLC
(Central Index Key Number 0001541214)

UBS AG
(Central Index Key Number 0001685185)
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-C38

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-C38 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E, Class F, Class G, Class V, Class R certificates and the Vertical RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2017-C38. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in August 2017. The rated final distribution date for the certificates is July 2050.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$32,899,000%		(5)	June 2022
Class A-2	$42,503,000%		(5)	June 2022
Class A-3	$8,575,000%		(5)	June 2024
Class A-SB	$36,137,000%		(5)	July 2026
Class A-4	$300,000,000%		(5)	May 2027
Class A-5	$366,318,000%		(5)	June 2027
Class A-S	$119,369,000%		(5)	June 2027
Class X-A	$786,432,000	(6)%	Variable(7)	NAP
Class X-B	$214,864,000	(8)%	Variable(9)	NAP
Class B	$50,556,000%		(5)	June 2027
Class C	$44,939,000%		(5)	June 2027

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 65 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Barclays Capital Inc., UBS Securities LLC, Deutsche Bank Securities Inc. and Academy Securities, Inc. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Barclays Capital Inc. and UBS Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 54.8% of each class of offered certificates, Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 37.3% of each class of offered certificates, and UBS Securities LLC is acting as sole bookrunning manager with respect to approximately 7.9% of each class of offered certificates. Deutsche Bank Securities, Inc. and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 13, 2017. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately [ ]% of the aggregate certificate balance of the offered certificates, plus accrued interest from July 1, 2017, before deducting expenses payable by the depositor.

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner	UBS Securities LLC Co-Lead Manager and Joint Bookrunner
Deutsche Bank Securities Co-Manager		Academy Securities Co-Manager

June    , 2017

Wells Fargo Commercial Mortgage Trust 2017-C38

Commercial Mortgage Pass-Through Certificates, Series 2017-C38

Idaho
2 properties
$27,866,724
2.4% of total
Wyoming
1 property
$532,388
0.0% of total
North Dakota
1 property
$2,397,090
0.2% of total
Iowa
1 property
$14,484,099
1.3% of total
Minnesota
4 properties
$12,027,803
1.0% of total
Wisconsin
4 properties
$12,149,161
1.1% of total
Illinois
9 properties
$35,913,296
3.1% of total
Michigan
9 properties
$52,760,540
4.6% of total
New York
9 properties
$298,000,000
25.8% of total
Washington
4 properties
$14,715,773
1.3% of total
Indiana
10 properties
$27,887,992
2.4% of total
Pennsylvania
9 properties
$44,304,948
3.8% of total
Connecticut
1 property
$481,415
0.0% of total
Oregon
4 properties
$21,144,069
1.8% of total
Ohio
9 properties
$25,725,611
2.2% of total
New Jersey
3 properties
$18,746,013
1.6% of total
Nevada
2 properties
$20,688,442
1.8% of total
Maryland
2 properties
$1,460,644
0.1% of total
Virginia
4 properties
$17,329,550
1.5% of total
California
54 properties
$193,915,424
16.8% of total
North Carolina
4 properties
$44,945,335
3.9% of total
Utah
1 property
$9,892,807
0.9% of total
South Carolina
3 properties
$14,726,428
1.3% of total
Arizona
2 properties
$6,507,266
0.6% of total
Colorado
2 properties
$5,167,044
0.4% of total
Georgia
4 properties
$15,062,195
1.3% of total
Arkansas
1 property
$180,681
0.0% of total
Missouri
3 properties
$10,087,876
0.9% of total
Kentucky
2 properties
$5,927,157
0.5% of total
Oklahoma
2 properties
$699,560
0.1% of total
Florida
6 properties
$61,136,298
5.3% of total
Texas
35 properties
$134,091,231
11.6% of total
Louisiana
2 properties
$1,600,000
0.1% of total
Tennessee
1 property
$2,095,126
0.2% of total
Percentage of Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 25.8%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$32,899,000		30.000%	%	(5)	June 2022	2.66	08/17 – 06/22
A-2	$42,503,000		30.000%	%	(5)	June 2022	4.92	06/22 – 06/22
A-3	$8,575,000		30.000%	%	(5)	June 2024	6.92	06/24 – 06/24
A-SB	$36,137,000		30.0000%	%	(5)	July 2026	7.02	06/22 – 07/26
A-4	$300,000,000		30.000%	%	(5)	May 2027	9.69	07/26 – 05/27
A-5	$366,318,000		30.000%	%	(5)	June 2027	9.92	05/27 – 06/27
A-S	$119,369,000		19.375%	%	(5)	June 2027	9.92	06/27 – 06/27
X-A	$786,432,000	(6)	NAP	%	Variable(7)	NAP	NAP	NAP
X-B	$214,864,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
B	$50,556,000		14.875%	%	(5)	June 2027	9.92	06/27 – 06/27
C	$44,939,000		10.875%	%	(5)	June 2027	9.92	06/27 – 06/27
Non-Offered Certificates
X-D	$49,152,000	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
D	$49,152,000		6.500%	%	(5)	June 2027	9.92	06/27 – 06/27
E	$22,470,000		4.500%	%	(5)	June 2027	9.92	06/27 – 06/27
F	$11,234,000		3.500%	%	(5)	June 2027	9.92	06/27 – 06/27
G	$39,322,437		0.000%	%	(5)	June 2027	9.92	06/27 – 06/27
V(12)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(13)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
Vertical RR Interest	$31,175,549.65		NAP	%	WAC(14)	June 2027	9.34	08/17 – 06/27

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are represented in the aggregate. The Vertical RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-sponsor retained certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(13)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(14)	The effective interest rate for the Vertical RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class D, Class E, Class F, Class G, Class V and Class R certificates and the Vertical RR Interest are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	25
Risk Factors	65
The Certificates May Not Be a Suitable Investment for You	65
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	65
Risks Related to Market Conditions and Other External Factors	65
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	65
Other Events May Affect the Value and Liquidity of Your Investment	66
Risks Relating to the Mortgage Loans	66
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	66
Risks of Commercial and Multifamily Lending Generally	67
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	68
General	68
A Tenant Concentration May Result in Increased Losses	69
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	70
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	70
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	71
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	71
Early Lease Termination Options May Reduce Cash Flow	72
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	73
Office Properties Have Special Risks	73
Retail Properties Have Special Risks	74
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	74
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	75
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	75
Hotel Properties Have Special Risks	76
Risks Relating to Affiliation with a Franchise or Hotel Management Company	78
Industrial Properties Have Special Risks	79
Mixed Use Properties Have Special Risks	80
Leased Fee Properties Have Special Risks	80
Self Storage Properties Have Special Risks	81
Manufactured Housing Community Properties Have Special Risks	82
Multifamily Properties Have Special Risks	84
Condominium Ownership May Limit Use and Improvements	85
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	87
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	87

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	89
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	90
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	91
Risks Related to Zoning Non-Compliance and Use Restrictions	93
Risks Relating to Inspections of Properties	95
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	95
Insurance May Not Be Available or Adequate	95
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	96
Terrorism Insurance May Not Be Available for All Mortgaged Properties	97
Risks Associated with Blanket Insurance Policies or Self-Insurance	98
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	99
Limited Information Causes Uncertainty	99
Historical Information	99
Ongoing Information	99
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	100
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	100
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	101
Static Pool Data Would Not Be Indicative of the Performance of this Pool	102
Appraisals May Not Reflect Current or Future Market Value of Each Property	103
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	104
The Borrower’s Form of Entity May Cause Special Risks	104
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	107
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	108
Other Financings or Ability to Incur Other Indebtedness Entails Risk	109
Tenancies-in-Common May Hinder Recovery	110
Delaware Statutory Trusts	111
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	111
Risks Associated with One Action Rules	112
State Law Limitations on Assignments of Leases and Rents May Entail Risks	112
Various Other Laws Could Affect the Exercise of Lender’s Rights	112
Risks of Anticipated Repayment Date Loans	113
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	113
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	113
Risks Related to Ground Leases and Other Leasehold Interests	115
Increases in Real Estate Taxes May Reduce Available Funds	117
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	117
Risks Related to Conflicts of Interest	117

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	117
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	120
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	121
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	122
Potential Conflicts of Interest of the Operating Advisor	125
Potential Conflicts of Interest of the Asset Representations Reviewer	126
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	127
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	130
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	131
Other Potential Conflicts of Interest May Affect Your Investment	132
Other Risks Relating to the Certificates	132
The Certificates Are Limited Obligations	132
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	132
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	133
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	136
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	139
General	139
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	140
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	142
Losses and Shortfalls May Change Your Anticipated Yield	142
Risk of Early Termination	143
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	143
Payments Allocated to the Vertical RR Interest or the Non-Sponsor Retained Certificates Will Not Be Available to the Non-Sponsor Retained Certificates or the Vertical RR Interest, Respectively	143
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	144
You Have Limited Voting Rights	144
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	145
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	148
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	149
Risks Relating to Modifications of the Mortgage Loans	150
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	151
Risks Relating to Interest on Advances and Special Servicing Compensation	152

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	152
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	153
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	156
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	157
Tax Considerations Relating to Foreclosure	157
REMIC Status	158
Material Federal Tax Considerations Regarding Original Issue Discount	158
Description of the Mortgage Pool	158
General	158
Co-Originated Mortgage Loans	159
Certain Calculations and Definitions	161
Definitions	161
Mortgage Pool Characteristics	175
Overview	175
Property Types	177
Office Properties	177
Retail Properties	179
Hospitality Properties	179
Industrial Properties	183
Mixed Use Properties	183
Self Storage Properties	183
Manufactured Housing Community Properties	184
Multifamily Properties	185
Specialty Use Concentrations	185
Mortgage Loan Concentrations	186
Top Fifteen Mortgage Loans	186
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	187
Geographic Concentrations	188
Mortgaged Properties with Limited Prior Operating History	189
Tenancies-in-Common or Diversified Ownership	189
Delaware Statutory Trusts	190
Condominium Interests	190
Fee & Leasehold Estates; Ground Leases	192
Environmental Considerations	193
Redevelopment, Renovation and Expansion	197
Assessment of Property Value and Condition	199
Litigation and Other Considerations	199
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	201
Tenant Issues	203
Tenant Concentrations	203
Lease Expirations and Terminations	203
Expirations	203
Terminations	205
Other	206
Purchase Options and Rights of First Refusal	209
Affiliated Leases	212
Insurance Considerations	212
Use Restrictions	214

Appraised Value	214
Non-Recourse Carveout Limitations	215
Real Estate and Other Tax Considerations	217
Delinquency Information	218
Certain Terms of the Mortgage Loans	218
Amortization of Principal	218
Due Dates; Mortgage Rates; Calculations of Interest	219
ARD Loans	220
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	220
Voluntary Prepayments	221
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	223
Defeasance	224
Releases; Partial Releases	225
Escrows	229
Mortgaged Property Accounts	230
Exceptions to Underwriting Guidelines	232
Additional Indebtedness	234
General	234
Whole Loans	235
Mezzanine Indebtedness	235
Other Secured Indebtedness	238
Preferred Equity	241
Other Unsecured Indebtedness	241
The Whole Loans	242
General	242
The Serviced Whole Loans	253
Intercreditor Agreement	254
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans	255
Control Rights with respect to Servicing Shift Whole Loans	255
Certain Rights of each Non-Controlling Holder	255
Sale of Defaulted Mortgage Loan	256
The Non-Serviced Pari Passu Whole Loans	256
Control Rights	258
Certain Rights of each Non-Controlling Holder	258
Custody of the Mortgage File	259
Sale of Defaulted Mortgage Loan	259
The Non-Serviced AB Whole Loans	260
General Motors Building Whole Loan	260
Del Amo Fashion Center Whole Loan	269
245 Park Avenue Whole Loan	275
Save Mart Portfolio Whole Loan	281
Additional Information	292
Transaction Parties	293
The Sponsors and Mortgage Loan Sellers	293
Barclays Bank PLC	293
General	293
Barclays’ Securitization Program	293
Review of Barclays Mortgage Loans	295
Barclays’ Underwriting Guidelines and Processes	297
Compliance with Rule 15Ga-1 under the Exchange Act	300
Retained Interests in This Securitization	300

Wells Fargo Bank, National Association	300
General	300
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	301
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	302
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	307
Compliance with Rule 15Ga-1 under the Exchange Act	309
Retained Interests in This Securitization	312
Rialto Mortgage Finance, LLC	312
General	312
Rialto Mortgage’s Securitization Program	313
Rialto Mortgage’s Underwriting Standards and Loan Analysis	313
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	318
Compliance with Rule 15Ga-1 under the Exchange Act	319
Retained Interests in This Securitization	319
C-III Commercial Mortgage LLC	320
General	320
C3CM’s Underwriting Guidelines and Processes	322
C3CM Mortgage Loan Originated by Parties Other Than C3CM	328
Exceptions	329
Review of Mortgage Loans for Which C3CM is the Sponsor	329
Compliance with Rule 15Ga-1 under the Exchange Act	331
Retained Interests in This Securitization	331
UBS AG	331
General	331
UBS AG, New York Branch’s Securitization Program	331
Review of the UBS AG, New York Branch Mortgage Loans	332
UBS AG, New York Branch’s Underwriting Standards	334
Exceptions	337
Litigation	337
Compliance with Rule 15Ga-1 under the Exchange Act	337
Retained Interests in This Securitization	338
The Depositor	338
The Issuing Entity	338
The Trustee	339
The Certificate Administrator	340
The Master Servicer	343
The Special Servicer	348
The Affiliated Servicer	351
The Operating Advisor and Asset Representations Reviewer	354
Credit Risk Retention	355
General	355
Qualifying CRE Loans	356
Vertical RR Interest	356
Vertical Retained Certificate Available Funds	356
Priority of Distributions	357
Allocation of Vertical Retained Certificate Realized Losses	358
Excess Interest	358
Retaining Third-Party Purchaser	358
Horizontal Risk Retention Certificates	359
General	359
Material Terms of the Eligible Horizontal Residual Interest	360
Determination of Amount of Required Horizontal Credit Risk Retention	360

General	360
Swap-Priced Principal Balance Certificates	361
Swap Yield Curve	361
Credit Spread Determination	361
Discount Yield Determination	362
Determination of Class Sizes	362
Target Price Determination	363
Determination of Assumed Certificate Coupon	363
Determination of Swap-Priced Expected Price	364
Interest-Only Certificates	364
Treasury Yield Curve	365
Credit Spread Determination	365
Discount Yield Determination	365
Determination of Scheduled Certificate Interest Payments	366
Determination of Interest-Only Expected Price	366
Yield-Priced Principal Balance Certificates	366
Determination of Class Size	366
Determination of Yield-Priced Expected Price	367
Calculation of Fair Value	367
Hedging, Transfer and Financing Restrictions	368
Operating Advisor	369
Representations and Warranties	370
Description of the Certificates	371
General	371
Distributions	373
Method, Timing and Amount	373
Available Funds	374
Priority of Distributions	376
Pass-Through Rates	380
Interest Distribution Amount	382
Principal Distribution Amount	382
Certain Calculations with Respect to Individual Mortgage Loans	384
Excess Interest	386
Application Priority of Mortgage Loan Collections or Whole Loan Collections	386
Allocation of Yield Maintenance Charges and Prepayment Premiums	389
Assumed Final Distribution Date; Rated Final Distribution Date	391
Prepayment Interest Shortfalls	391
Subordination; Allocation of Realized Losses	393
Reports to Certificateholders; Certain Available Information	396
Certificate Administrator Reports	396
Information Available Electronically	402
Voting Rights	408
Delivery, Form, Transfer and Denomination	408
Book-Entry Registration	408
Definitive Certificates	412
Certificateholder Communication	412
Access to Certificateholders’ Names and Addresses	412
Requests to Communicate	412
List of Certificateholders	413
Description of the Mortgage Loan Purchase Agreements	414
General	414
Dispute Resolution Provisions	423
Asset Review Obligations	423

Pooling and Servicing Agreement	424
General	424
Assignment of the Mortgage Loans	424
Servicing Standard	425
Subservicing	427
Advances	428
P&I Advances	428
Servicing Advances	429
Nonrecoverable Advances	430
Recovery of Advances	431
Accounts	432
Withdrawals from the Collection Account	435
Servicing and Other Compensation and Payment of Expenses	438
General	438
Master Servicing Compensation	443
Special Servicing Compensation	446
Disclosable Special Servicer Fees	450
Certificate Administrator and Trustee Compensation	451
Operating Advisor Compensation	451
Asset Representations Reviewer Compensation	452
CREFC® Intellectual Property Royalty License Fee	453
Appraisal Reduction Amounts	453
Maintenance of Insurance	460
Modifications, Waivers and Amendments	464
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	469
Inspections	471
Collection of Operating Information	471
Special Servicing Transfer Event	472
Asset Status Report	475
Realization Upon Mortgage Loans	479
Sale of Defaulted Loans and REO Properties	481
The Directing Certificateholder	484
General	484
Major Decisions	486
Asset Status Report	489
Replacement of the Special Servicer	489
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	489
Servicing Override	492
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	493
Rights of the Holders of Serviced Pari Passu Companion Loans	493
Limitation on Liability of Directing Certificateholder	494
The Operating Advisor	495
General	495
Duties of Operating Advisor at All Times	495
Annual Report	497
Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	498
Recommendation of the Replacement of the Special Servicer	499
Eligibility of Operating Advisor	499
Other Obligations of Operating Advisor	500
Delegation of Operating Advisor’s Duties	501

Termination of the Operating Advisor With Cause	501
Rights Upon Operating Advisor Termination Event	502
Waiver of Operating Advisor Termination Event	502
Termination of the Operating Advisor Without Cause	502
Resignation of the Operating Advisor	503
Operating Advisor Compensation	503
The Asset Representations Reviewer	503
Asset Review	503
Asset Review Trigger	503
Asset Review Vote	505
Review Materials	506
Asset Review	507
Eligibility of Asset Representations Reviewer	509
Other Obligations of Asset Representations Reviewer	509
Delegation of Asset Representations Reviewer’s Duties	510
Asset Representations Reviewer Termination Events	510
Rights Upon Asset Representations Reviewer Termination Event	511
Termination of the Asset Representations Reviewer Without Cause	511
Resignation of Asset Representations Reviewer	512
Asset Representations Reviewer Compensation	512
Limitation on Liability of Risk Retention Consultation Party	512
Replacement of the Special Servicer Without Cause	513
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	515
Termination of the Master Servicer or Special Servicer for Cause	517
Servicer Termination Events	517
Rights Upon Servicer Termination Event	518
Waiver of Servicer Termination Event	520
Resignation of the Master Servicer or Special Servicer	520
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	521
Limitation on Liability; Indemnification	522
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	525
Dispute Resolution Provisions	525
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	525
Repurchase Request Delivered by a Party to the PSA	526
Resolution of a Repurchase Request	526
Mediation and Arbitration Provisions	529
Servicing of the Non-Serviced Mortgage Loans	530
General	531
Servicing of the General Motors Building Mortgage Loan	534
Servicing of the Del Amo Fashion Center Mortgage Loan	534
Servicing of the 245 Park Avenue Mortgage Loan	535
Servicing of the Servicing Shift Mortgage Loans	539
Rating Agency Confirmations	540
Evidence as to Compliance	542
Limitation on Rights of Certificateholders to Institute a Proceeding	544
Termination; Retirement of Certificates	544
Amendment	545
Resignation and Removal of the Trustee and the Certificate Administrator	548
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	550
Certain Legal Aspects of Mortgage Loans	550

General	552
Types of Mortgage Instruments	552
Leases and Rents	552
Personalty	553
Foreclosure	553
General	553
Foreclosure Procedures Vary from State to State	553
Judicial Foreclosure	554
Equitable and Other Limitations on Enforceability of Certain Provisions	554
Nonjudicial Foreclosure/Power of Sale	554
Public Sale	555
Rights of Redemption	556
Anti-Deficiency Legislation	556
Leasehold Considerations	557
Cooperative Shares	557
Bankruptcy Laws	558
Environmental Considerations	564
General	564
Superlien Laws	564
CERCLA	565
Certain Other Federal and State Laws	565
Additional Considerations	566
Due-on-Sale and Due-on-Encumbrance Provisions	566
Subordinate Financing	566
Default Interest and Limitations on Prepayments	567
Applicability of Usury Laws	567
Americans with Disabilities Act	567
Servicemembers Civil Relief Act	568
Anti-Money Laundering, Economic Sanctions and Bribery	568
Potential Forfeiture of Assets	569
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	569
Pending Legal Proceedings Involving Transaction Parties	572
Use of Proceeds	572
Yield and Maturity Considerations	572
Yield Considerations	572
General	572
Rate and Timing of Principal Payments	573
Losses and Shortfalls	574
Certain Relevant Factors Affecting Loan Payments and Defaults	575
Delay in Payment of Distributions	576
Yield on the Certificates with Notional Amounts	576
Weighted Average Life	577
Pre-Tax Yield to Maturity Tables	581
Material Federal Income Tax Considerations	585
General	585
Qualification as a REMIC	586
Status of Offered Certificates	588
Taxation of Regular Interests	589
General	589
Original Issue Discount	589
Acquisition Premium	591
Market Discount	592

Premium	593
Election To Treat All Interest Under the Constant Yield Method	593
Treatment of Losses	593
Yield Maintenance Charges and Prepayment Premiums	594
Sale or Exchange of Regular Interests	595
Taxes That May Be Imposed on a REMIC	595
Prohibited Transactions	595
Contributions to a REMIC After the Startup Day	596
Net Income from Foreclosure Property	596
Bipartisan Budget Act of 2015	596
Taxation of Certain Foreign Investors	597
FATCA	598
Backup Withholding	598
Information Reporting	599
3.8% Medicare Tax on “Net Investment Income”	599
Reporting Requirements	599
Certain State and Local Tax Considerations	600
Method of Distribution (Underwriter)	600
Incorporation of Certain Information by Reference	603
Where You Can Find More Information	603
Financial Information	604
Certain ERISA Considerations	604
General	604
Plan Asset Regulations	605
Administrative Exemptions	605
Insurance Company General Accounts	609
Legal Investment	610
Legal Matters	611
Ratings	611
Index of Defined Terms	615

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO

SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 25 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 65 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 615 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER

STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)       TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)       TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE DEPOSITOR FOR ANY SUCH OFFER; OR

(C)       IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT

RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES”, “UNINCORPORATED ASSOCIATIONS”, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE

C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2)

OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR A PUBLIC OFFERING IN KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2017-C38.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2017-C38, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

	●	Barclays Bank PLC, a public limited company registered in England and Wales

	●	Wells Fargo Bank, National Association, a national banking association

	●	Rialto Mortgage Finance, LLC, a Delaware limited liability company

	●	C-III Commercial Mortgage LLC, a Delaware limited liability company

	●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Bank PLC	Barclays Bank PLC	16	$400,814,043	34.7%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	19	362,364,693	31.4
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	12	122,980,860	10.7
C-III Commercial Mortgage LLC	C-III Commercial Mortgage LLC	18	117,053,835	10.1
UBS AG, New York Branch	UBS AG, New York Branch	10	91,436,556	7.9
Wells Fargo Bank, National Association/ Barclays Bank PLC	Wells Fargo Bank, National Association/ Barclays Bank PLC	1	60,000,000	5.2
Total		76	$1,154,649,987	100.0%

(1)	Certain of the Wells Fargo Bank, National Association, UBS AG, New York Branch, Barclays Bank PLC and C-III Commercial Mortgage LLC mortgage loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—General—Co-Originated Mortgage Loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, each of the servicing shift whole loans will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	KeyBank National Association, a national banking association, will act as special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of the special servicer is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. So long as no control termination event has occurred and is continuing under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates), the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned on and after its appointment and during such time as the related mortgage loan is an excluded special servicer loan.

KeyBank National Association is expected to be appointed to be the special servicer by Prime Finance CMBS B-Piece Holdco VIII, L.P., a Delaware limited partnership, or an affiliate thereof, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift securitization date, each of the servicing shift whole loans, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole

Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

C-III Asset Management LLC, the special servicer with respect to the 123 William Street whole loan, is an affiliate of C-III Commercial Mortgage LLC, a sponsor, an originator and a mortgage loan seller. See “Transaction Parties—The Affiliated Servicer”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2017-C38. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be, as of any time of determination, the most subordinate certificates among the Class E, Class F and Class G certificates that has a certificate balance, as notionally reduced by any allocated cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class G certificates. Notwithstanding the preceding sentence, during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

On the closing date, Prime Finance CMBS B-Piece Holdco VIII, L.P. and/or an affiliate will acquire the Class E, Class F, Class G and Class V certificates and Prime Finance CMBS B-Piece Holdco VIII, L.P. or an affiliate is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan with respect to the directing certificateholder).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift securitization date, the rights of the controlling noteholder of such servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention
Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) prior to the occurrence and continuance of a consultation termination event, with respect to a specially serviced loan, and (ii) after the occurrence and during the continuance of a consultation termination event, in respect of any mortgage loan (in each case, other than with respect to an excluded loan), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the Vertical RR Interest (by certificate balance). Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party or the holder of the majority of the Vertical RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party or the holder of the majority of the Vertical RR Interest is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2017 (or, in the case of any mortgage loan that has its first due date in August 2017, the date that would have been its due date in July 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about July 13, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Minnesota, North Carolina, New York, California, Ohio, Kansas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final
Distribution Date; Rated
Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	June 2022
Class A-2	June 2022
Class A-3	June 2024
Class A-SB	July 2026
Class A-4	May 2027
Class A-5	June 2027
Class A-S	June 2027
Class X-A	NAP
Class X-B	NAP
Class B	June 2027
Class C	June 2027

The rated final distribution date will be the distribution date in July 2050.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-C38:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-SB

	●	Class A-4

	●	Class A-5

	●	Class A-S

	●	Class X-A

	●	Class X-B

	●	Class B

	●	Class C

The certificates of this Series will consist of the above classes and the Vertical RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E, Class F, Class G, Class V and Class R. The Vertical RR Interest is not being offered by this prospectus.

Certificate Balances,
Notional Amounts and
Pass-Through Rates	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx.% of Initial Pool Balance	Approx. Initial Pass- Through Rate(1)	Approx. Initial Credit Support(2)
Class A-1	$32,899,000	2.849%	%	30.000%
Class A-2	$42,503,000	3.681%	%	30.000%
Class A-3	$8,575,000	0.743%	%	30.000%
Class A-SB	$36,137,000	3.130%	%	30.000%
Class A-4	$300,000,000	25.982%	%	30.000%
Class A-5	$366,318,000	31.725%	%	30.000%
Class A-S	$119,369,000	10.338%	%	19.375%
Class X-A	$786,432,000	NAP	%	NAP
Class X-B	$214,864,000	NAP	%	NAP
Class B	$50,556,000	4.378%	%	14.875%
Class C	$44,939,000	3.892%	%	10.875%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates in the aggregate. The Vertical RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-sponsor retained certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

Pass-Through Rates

A.	Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth in the above chart for each class of certificates.

B.	Interest Rate
	Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Available Funds—Pass-Through Rates” and “—Interest Distribution Amount”.

C.	Servicing and
	Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.08250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00610%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding the Amazon Lakeland mortgage loan, any non-serviced mortgage loan or servicing shift mortgage loan and any related companion loan) at a per annum rate equal to 0.00259%. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of the Amazon Lakeland mortgage loan at a per annum rate equal to 0.00559%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00035%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and

“Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
General Motors Building	0.00125% per annum	0.0500%
Del Amo Fashion Center	0.00125% per annum	0.2500%
245 Park Avenue	0.00125% per annum	0.2500%
Starwood Capital Group Hotel Portfolio	0.00250% per annum	0.2500%
Market Street – The Woodlands	0.0025% per annum	0.2500%
iStar Leased Fee Portfolio	0.00250% per annum	0.2500%
Save Mart Portfolio	0.0025% per annum	0.2500%
123 William Street	0.00250% per annum	0.2500%
Crossings at Hobart	0.00250% per annum	0.2500%(3)
Lormax Stern Retail Development - Roseville	0.0025% per annum	0.2500%

(1)	Does not reflect the Long Island Prime Portfolio – Melville mortgage loan, 225 & 233 Park Avenue South mortgage loan, Raleigh Marriott City Center mortgage loan and the 2851 Junction mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the servicing shift master servicer and servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set out in the related servicing shift pooling and servicing agreement.

(2)	Included as part of the Servicing Fee Rate.

(3)	The special servicing fee rate is the greater of 0.2500% per annum and the rate that would result in a special servicing fee of $5,000 per month.

Distributions

A.	Allocation between
Vertical RR Interest and
	Other Certificates	The aggregate amount available for distributions to holders of the certificates (including the Vertical RR Interest) on each distribution date net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer will be allocated between amounts available for distribution to the holders of the Vertical RR Interest, on the one hand, and for distribution to all other certificates, on the other hand.

The certificates other than the Vertical RR Interest are referred to in this prospectus as the “non-sponsor retained certificates“. The portion of aggregate available funds allocable to (a) the Vertical RR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the Vertical RR Interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates and the initial certificate balance of the Vertical RR Interest; and (b) the non-sponsor retained certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement“

B.	Amount and Order
of Distributions on
Non-Sponsor
	Retained Certificates	On each distribution date, funds available for distribution to the non-sponsor retained certificates (other than any yield maintenance charges and prepayment premiums and any excess interest distributable to the Class V certificates and the Vertical RR Interest), will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates until the certificate balance of the

Class A-5 certificates has been reduced to zero and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates and other than the Vertical RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class V and Class R certificates and the Vertical RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the non-sponsor retained certificates, see “Description of the Certificates—Available Funds—Priority of Distributions”.

C.	Interest and Principal
	Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the Vertical RR Interest can be found in “Description of the Certificates—Available Funds—Interest Distribution Amount” and “Credit Risk Retention—Vertical RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Available Funds—Principal Distribution Amount”.

D.   Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the Vertical RR Interest, on the one hand, and the non-sponsor retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-sponsor retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E.   Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-sponsor retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-sponsor retained certificates. The chart also shows the allocation between the Vertical RR Interest and the non-sponsor retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-sponsor retained certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the Vertical RR Interest and the non-sponsor retained certificates and the manner in which losses allocated to the non-sponsor retained certificates are further allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class V and Class R certificates and other than the Vertical RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.

(2)	The Class X-D certificates and Vertical RR Interest are non-offered certificates.

(3)	Other than the Class X-D, Class V and Class R certificates and Vertical RR Interest.

Other than the subordination of certain classes of non-sponsor retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the Vertical RR Interest is pro rata and pari passu with the right to payment of holders of the non-sponsor retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the Vertical RR Interest, on the one hand, and the non-sponsor retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—Vertical RR Interest—Allocation of Vertical Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F.   Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the Vertical RR Interest and non-sponsor retained certificates. The reduction in amounts available for distribution to the non-sponsor retained certificates will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the Vertical RR Interest, on the one hand, and the non-sponsor retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-sponsor retained certificates are required to be further allocated among the classes of non-sponsor retained certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loans with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the Vertical RR Interest on the related distribution date as set forth in “Description of the Certificates—Available Funds—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

The special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B.  Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 76 fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 210 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,154,649,987.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 76 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(2)	Whole Loan LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
General Motors Building	$115,000,000	9.96%	$1,355,000,000	$830,000,000	30.6%	47.9%	4.33x	2.77x
Del Amo Fashion Center	$60,000,000	5.2%	$399,300,000	$125,700,000	39.8%	50.6%	3.34x	2.63x
245 Park Avenue	$55,000,000	4.8%	$1,025,000,000	$120,000,000	48.9%	54.3%	2.73x	2.45x
Starwood Capital Group Hotel Portfolio	$50,000,000	4.3%	$527,270,000	N/A	60.4%	60.4%	2.72x	2.72x
Long Island Prime Portfolio – Melville	$48,200,000	4.2%	$72,300,000	N/A	58.5%	58.5%	2.98x	2.98x
225 & 233 Park Avenue South	$45,000,000	3.9%	$190,000,000	N/A	31.3%	31.3%	3.27x	3.27x
Market Street – The Woodlands	$45,000,000	3.9%	$130,000,000	N/A	53.6%	53.6%	2.04x	2.04x
iStar Leased Fee Portfolio	$40,600,000	3.5%	$186,400,000	N/A	65.6%	65.6%	2.12x	2.12x
Amazon Lakeland	$33,360,000	2.9%	$30,000,000	N/A	72.0%	72.0%	1.65x	1.65x
Raleigh Marriott City Center	$30,000,000	2.6%	$38,000,000	N/A	63.0%	63.0%	1.91x	1.91x
2851 Junction	$28,000,000	2.4%	$30,065,000	N/A	70.0%	70.0%	1.96x	1.96x
123 William Street	$27,500,000	2.4%	$112,500,000	N/A	48.3%	48.3%	1.56x	1.56x
Save Mart Portfolio	$16,000,000	1.4%	$122,000,000	$31,778,160	38.1%	46.9%	3.02x	1.79x
Crossings at Hobart	$13,921,894	1.2%	$42,760,103	N/A	61.7%	61.7%	1.40x	1.40x
Lormax Stern Retail Development - Roseville	$11,986,297	1.0%	$17,979,446	N/A	48.2%	48.2%	2.06x	2.06x

(1)	Any unsecuritized pari passu companion loan or subordinate companion loan may be further split.

(2)	Calculated including any related pari passu companion loans but excluding any related mezzanine debt and subordinate companion loan.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loan excluding mezzanine debt.

The Amazon Lakeland whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and KeyBank National Association, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

Each of the Long Island Prime Portfolio - Melville whole loan, the 225 & 233 Park Avenue South whole loan, the Raleigh Marriott City Center whole loan and the 2851 Junction whole loan (each, a “servicing shift whole loan” and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer”) and the special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
General Motors Building	BXP Trust 2017-GM	9.96%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
Del Amo Fashion Center	DAFC 2017-AMO	5.2%	KeyBank National Association	Cohen Financial, a Division of SunTrust Bank	Wilmington Trust, National Association
245 Park Avenue	245 Park Avenue Trust 2017-245P	4.8%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
Starwood Capital Group Hotel Portfolio	DBJPM 2017-C6	4.3%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
Market Street – The Woodlands	BANK 2017-BNK5	3.9%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
iStar Leased Fee Portfolio	MSC 2017-H1	3.5%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
123 William Street	WFCM 2017-RB1	2.4%	Wells Fargo Bank, National Association	C-III Asset Management LLC	Wilmington Trust, National Association
Save Mart Portfolio	UBS 2017-C1	1.4%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
Crossings at Hobart	CFCRE 2017-C8	1.2%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Lormax Stern Retail Development - Roseville	UBS 2017-C1	1.0%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder
General Motors Building	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	[__]
Del Amo Fashion Center	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Core Credit Partners A LLC
245 Park Avenue	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Prima Capital Advisors LLC
Starwood Capital Group Hotel Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Market Street – The Woodlands	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.
iStar Leased Fee Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Argentic Securities Income USA LLC
123 William Street	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	C-III Investment Management LLC
Save Mart Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Prima Mortgage Investment Trust, LLC
Crossings at Hobart	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III-D CF 2017-C8, LLC
Lormax Stern Retail Development - Roseville	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	NRFC Income Opportunity Securities Holdings, LLC

(1)	As of the closing date of the related securitization.

(2)	Does not reflect the Long Island Prime Portfolio – Melville whole loan, the 225 & 233 Park Avenue South whole loan, the Raleigh Marriott City Center whole loan and the 2851 Junction whole loan, each of which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory notes will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,154,649,987
Number of mortgage loans	76
Number of mortgaged properties	210
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,339,018 to $115,000,000
Average Cut-off Date Balance	$15,192,763
Range of Mortgage Rates	3.430% to 5.657%
Weighted average Mortgage Rate	4.365%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	117 months
Range of remaining terms to maturity(2)	59 months to 119 months
Weighted average remaining term to maturity(2)	115 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	347 months
Range of remaining amortization terms(3)	237 months to 360 months
Weighted average remaining amortization term(3)	346 months
Range of Cut-off Date LTV Ratios(4)(5)(7)	30.6% to 74.9%
Weighted average Cut-off Date LTV Ratio(4)(5)(7)	55.2%
Range of LTV Ratios as of the maturity date(2)(4)(5)(7)	29.5% to 72.0%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(7)	50.8%
Range of U/W NCF DSCRs(5)(6)(7)	1.30x to 4.33x
Weighted average U/W NCF DSCR(5)(6)(7)	2.34x
Range of U/W NOI Debt Yields(5)(7)	7.8% to 19.8%
Weighted average U/W NOI Debt Yield(5)(7)	11.9%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	53.0%
Amortizing Balloon	30.1%
Interest-only, Amortizing Balloon	13.3%
Interest-only, ARD	3.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of one (1) mortgage loan with anticipated repayment dates, secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio, representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)	Excludes eighteen (18) mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 to this prospectus as General Motors Building, Del Amo Fashion Center, 245 Park Avenue, Starwood Capital Group Hotel Portfolio, Long Island Prime Portfolio – Melville, 225 & 233 Park Avenue South, Market Street – The Woodlands, iStar Leased Fee Portfolio, Amazon Lakeland, ExchangeRight Net Leased Portfolio #16, 2851 Junction, 123 William Street, AmberGlen Corporate Center, Highland Park Mixed Use, Save Mart Portfolio, Hughes Airport Center, Imperial Clark Center – Downey CA and Pin Oak Crossing, representing approximately 56.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	With respect to the mortgaged properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, Raleigh Marriott City Center, Raley’s Towne Centre, Hilton Garden Inn – Ames, Holiday Inn Express & Suites – Charlotte-Arrowood, and Clifton Park Self Storage Portfolio, securing approximately 11.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the subject loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value of the related mortgaged property. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of fifteen (15) mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 to this prospectus as General Motors Building, Del Amo Fashion Center, 245 Park Avenue, Starwood Capital Group Hotel Portfolio, Long Island Prime Portfolio – Melville, 225 & 233 Park Avenue South, Market Street – The Woodlands, iStar Leased Fee Portfolio, Amazon Lakeland, Raleigh Marriott City Center, 2851 Junction, 123 William Street, Save Mart Portfolio, Crossings at Hobart and Lormax Stern Retail Development - Roseville, representing approximately 53.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(7)	In the case of one (1) mortgage loan identified on Annex A-1 to this prospectus as TownePlace Suites - Boynton Beach, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the subject loan-to-value ratio, debt service coverage ratio and debt yield were calculated based on (or on debt service based on) the related principal balance as of the cut-off date, as reduced by a $1,450,000 performance reserve.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, three (3) mortgage loans, representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such mortgage loans.

For example:

●	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Long Island Prime Portfolio - Melville, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan paid off a prior loan secured by the mortgaged property that experienced a maturity default. The mortgage loan paid off the prior loan in full.

●	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Boardwalk Shopping Center, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan paid off a prior loan that was modified due to a prior loan default.

●	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as North Towne Commons, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced a prior loan secured by the mortgaged property that was in maturity default.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	With respect to twenty-three (23) of the mortgaged properties, securing approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the

Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to four (4) mortgage loans, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten management fees, underwritten vacancies, underwritten occupancy, single-purpose entity covenants, etc.).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS AG —UBS AG, New York Branch’s Underwriting Standards”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis” and “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

This transaction is being structured with (a) a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class E, Class F and Class G certificates (the “horizontal risk retention certificates”) and (b) a “retaining sponsor” that will acquire an “eligible vertical interest”, which will be comprised of the Vertical RR Interest. The retaining sponsor is expected to offset a portion of its risk retention requirement by the portion of the Vertical RR Interest acquired on the closing date and retained by Barclays Bank PLC, one of the originators. Prime Finance CMBS B-Piece Holdco VIII, L.P. (in partial satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, Prime Finance CMBS B-Piece Holdco VIII, L.P. will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions

Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates and the Vertical RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates and the Vertical RR Interest), (iii) such holder (or holders) pay an amount equal to the Vertical RR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loans with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates and the Vertical RR Interest will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [__] certificates will be issued with original issue discount and that the Class [__] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hotel Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Specialty Use Concentrations”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

In addition, certain of the manufactured housing community properties may be subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail and hospitality properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Texas and Florida. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS AG —UBS AG, New York Branch’s Underwriting Standards”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis” and “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes”; “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 83% in 2017 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain

“sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS AG —UBS AG, New York Branch’s Underwriting Standards”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis” and “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and

Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS AG —UBS AG, New York Branch’s Underwriting Standards”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis” and “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates and the Vertical RR Interest, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, the master servicer, the certificate administrator, the custodian and the anticipated risk retention consultation party, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association and Barclays Bank PLC, each a sponsor and an originator, are each expected to hold a portion of the Vertical RR Interest as described in “Credit Risk Retention”, and Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the Vertical RR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the Vertical RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the Vertical RR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association or Barclays Bank PLC (in each case as holders of the Vertical RR Interest) or the risk retention consultation party is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Wells Fargo Bank, National Association’s or Barclays Bank PLC’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Wells Fargo Bank, National Association or Barclays Bank PLC (in each case as holders of the Vertical RR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

In addition, C-III Commercial Mortgage LLC, a sponsor, mortgage loan seller and originator, is an affiliate of C-III Asset Management LLC, the special servicer under the

WFCM 2017-RB1 pooling and servicing agreement, which governs the servicing of the 123 William Street whole loan. C-III Commercial Mortgage LLC and C-III Asset Management LLC are also affiliates of the entity that was appointed as the initial directing certificateholder under the WFCM 2017-RB1 pooling and servicing agreement.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of the Long Island Prime Portfolio – Melville whole loan, the 225 & 223 Park Avenue South whole loan, the Raleigh Marriott City Center whole loan and the 2851 Junction whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association or Barclays Bank PLC, each affiliates of an Underwriting Entity, takes in its capacity as the holder of the Vertical RR Interest or as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2017-C38 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

KeyBank National Association is expected to act as the special servicer, and it or an affiliate assisted Prime Finance Advisor, L.P. and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

It is expected that Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller and the holder of the Amazon Lakeland companion loan, Raleigh Marriott City Center companion loan and the 2851 Junction companion loan, will be the an initial holder of the Vertical RR Interest and the initial risk retention consultation party. In addition, Wells Fargo Bank, National Association is master servicer, the certificate administrator and the custodian under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the servicer, certificate administrator and custodian under the BXP 2017-GM trust and servicing agreement, which governs the servicing and administration of the General Motors Building whole loan, (ii) the certificate administrator and custodian under the DAFC 2017-AMO trust and servicing agreement, which governs the servicing and administration of the Del Amo Fashion Center whole loan, (iii) the servicer, certificate administrator and custodian under the 245 Park Avenue trust and servicing agreement, which governs the servicing and administration of the 245 Park Avenue whole loan, (iv) the trustee, certificate administrator and custodian under the DBJPM 2017-C6 pooling and servicing agreement, which governs the servicing and administration of the Starwood Capital Group Hotel Portfolio whole loan, (v) the master servicer, the certificate administrator and custodian under the BANK 2017-BNK5 pooling and servicing agreement, which governs the servicing and administration of the Market Street - The Woodlands whole loan, (vi) the trustee, certificate administrator and the custodian under the MSC 2017-H1 pooling and servicing agreement, which governs the servicing and administration of the iStar Leased Fee Portfolio whole loan, (vii) the master servicer, certificate administrator and custodian under the UBS 2017-C1 pooling and servicing agreement, which governs the servicing and administration of the Save Mart Portfolio whole loan and the Lormax Stern Retail Development - Roseville whole loan, (viii) the master servicer, certificate administrator and custodian under the WFCM 2017-RB1 pooling and servicing agreement, which governs the servicing and administration of the 123 William Street whole loan and (ix) the master servicer, certificate administrator and custodian under the CFCRE 2017-C8 pooling and servicing agreement, which governs the servicing and administration of the Crossings at Hobart whole loan.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan and any servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Prime Finance CMBS B-Piece Holdco VIII, L.P. or an affiliate thereof will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of the Long Island Prime Portfolio – Melville whole loan, 225 & 233 Park Avenue South whole loan, Raleigh Marriott City Center whole loan or the 2851 Junction whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
General Motors Building	BXP 2017-GM	BXP 2017-GM(3)	[__]
Del Amo Fashion Center	DAFC 2017-AMO	DAFC 2017-AMO(3)	Core Credit Partners A LLC
245 Park Avenue	245 Park Avenue Trust 2017-245	245 Park Avenue Trust 2017-245	Prima Capital Advisors LLC
Starwood Capital Group Hotel Portfolio	DBJPM 2017-C6	DBJPM 2017-C6(3)	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Market Street – The Woodlands	BANK 2017-BNK5	BANK 2017-BNK5(3)	Eightfold Real Estate Capital Fund V, L.P.
iStar Leased Fee Portfolio	MSC 2017-H1	MSC 2017-H1	Argentic Securities Income USA LLC
Save Mart Portfolio	UBS 2017-C1	UBS 2017-C1	NRFC Income Opportunity Securities Holdings, LLC
123 William Street	WFCM 2017-RB1	WFCM 2017-RB1	C-III Collateral Management
Crossings at Hobart	CFCRE 2017-C8	CFCRE 2017-C8	RREF III-D CF 2017-C8, LLC
Lormax Stern Retail Development - Roseville	UBS 2017-C1	UBS 2017-C1	NRFC Income Opportunity Securities Holdings, LLC

(1)	Does not include the Long Island Prime Portfolio – Melville Whole Loan, the 225 & 233 Park Avenue South Whole Loan, the Raleigh Marriott City Center Whole Loan and the 2851 Junction Whole Loan, for each of which servicing will be transferred on the related Servicing Shift Securitization Date. The initial controlling noteholder of the Long Island Prime Portfolio – Melville Whole Loan will be Goldman Sachs Mortgage Company or an affiliate, the initial controlling noteholder of the 225 & 233 Park Avenue South Whole Loan will be Barclays Bank PLC or an affiliate, the initial controlling noteholder of the Raleigh Marriott City Center Whole Loan will be Wells Fargo Bank, National Association and the initial controlling noteholder of the 2851 Junction Whole Loan will be Wells Fargo Bank, National Association, in each case as holder of the related Controlling Companion Loan. With respect to each such Whole Loan, after the related Servicing Shift Securitization Date, the controlling noteholder of such Whole Loan will be the securitization trust into which the related Controlling Companion Loan is deposited. The initial directing certificateholder after such Servicing Shift Securitization Date is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related Controlling Companion Loan was deposited.

(2)	As of the closing date of the related securitization.

(3)	The General Motors Building Mortgage Loan, the Del Amo Fashion Center Mortgage Loan, the Starwood Capital Group Hotel Mortgage Loan and the Market Street – The Woodlands Mortgage Loan are expect to be serviced and administered pursuant to the BXP 2017-GM TSA, DAFC 2017-AMO TSA, DBJPM 2017-C6 PSA and the BANK 2017-BNK5 PSA, respectively. The BXP 2017-GM, DAFC 2017-AMO, DBJPM 2017-C6 and the BANK 2017-BNK5 securitizations have not closed yet, however, they are expected to close prior to the closing date for this transaction.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—The Servicing Shift Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans” and “—The Servicing Shift Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F and Class G certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was required under the credit risk retention rules to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

Prime Finance CMBS B-Piece Holdco VIII, L.P., or an affiliate thereof, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the

Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the Vertical RR Interest, on one hand, and the non-sponsor retained certificates, on the other hand, as described in “Credit Risk Retention—Vertical RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds/management companies. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

On 30 September 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the European Union risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Risk Retention and Due Diligence Requirements.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the Issuing Entity, the Depositor, the Underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the Offered Certificates regarding the regulatory treatment of their investment in the Offered Certificates on the Closing Date or at any time in the future.

●	Barclays Bank PLC, a sponsor, may be subject to the “bail-in” powers of national authorities in EU member states (each a “Resolution Authority”) and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the EU Bank Recovery and Resolution Directive (2014/59/EU), collectively with secondary and implementing EU rules, and national implementing legislation (the “BRRD”) gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the

Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loan or sell the mortgaged property on the maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the sponsor or the third-party purchaser will at times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or on the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or on the related anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-sponsor retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of non-sponsor retained certificates and the Vertical RR Interest, pro rata, based on the percentage allocation entitlements of the non-sponsor retained certificates and the Vertical RR Interest as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-sponsor retained certificates and the Vertical RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-sponsor retained certificates, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5

certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 or Class A-5 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the non-sponsor retained certificates otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-sponsor retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the Vertical RR Interest or the Non-Sponsor Retained Certificates Will Not Be Available to the Non-Sponsor Retained Certificates or the Vertical RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-sponsor retained certificates and the Vertical RR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-sponsor retained certificates will not be available to satisfy any amounts due and payable to the Vertical RR Interest. Likewise, amounts received and allocated to the Vertical RR Interest will not be available to satisfy any amounts due and payable to the non-sponsor retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-sponsor retained certificates and the Vertical RR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V certificates and the Vertical RR Interest will not have any voting rights; however, the holders of the Vertical RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of allocated cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to the Long Island Prime Portfolio – Melville mortgage loan, the 225 & 233 Park Avenue South mortgage loan, the Raleigh Marriott City Center mortgage loan or the 2851 Junction mortgage loan, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder with respect to any servicing shift whole loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)          may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)         may act solely in the interests of the holders of the controlling class or the Vertical RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)        does not have any duties to the holders of any class of certificates other than the controlling class or the Vertical RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)         may take actions that favor the interests of the holders of the controlling class or the Vertical RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)          will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the Class E, Class F and Class G certificates in the aggregate (taking into account the application of any allocated cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than the servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property. There will be no operating advisor under the BXP 2017-GM trust and servicing agreement with respect to the General Motors Building whole loan. Additionally, with respect to any servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the retained interest owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances and the balance of the Vertical RR Interest) of all principal balance certificates and the retained interest on an aggregate basis, and (ii) consist of at least three certificateholders, certificate owners or the retained interest owner that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—The Servicing Shift Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans”, “—the Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

Additionally, one of the sponsors, Barclays Bank PLC, may be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans”.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a

“business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Barclays Bank PLC, a mortgage loan seller, a sponsor and an originator, is subject to the provisions of the Insolvency Act 1986, as amended (United Kingdom Act of Parliament, 1986 ch. 45) (the “Insolvency Act”) and the Banking Act 2009, as amended (United Kingdom Act of Parliament, 2009 ch. 1) (the “Banking Act”). Under the terms of the Insolvency Act, certain transactions by an English-registered company, such as Barclays, may be challenged by an insolvency officer appointed to that company on its insolvency. Under the Banking Act, the Secretary of State, Prudential Regulation Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions. One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the United Kingdom Financial Services Compensation Scheme).

Further, under the Banking Act, specified UK authorities have extended tools to deal with the failure (or likely failure) of certain UK incorporated entities, including authorized and established entities including deposit-taking institutions and investment firms and powers to recognize and give effect to certain resolution actions in respect of the European Economic Area and third country institutions. The tools available under the Banking Act may be used in respect of relevant institutions and, in certain circumstances, their UK established banking group companies and such tools include (a) the power to issue share transfer instruments and/or orders pursuant to which there may be transferred to a commercial purchaser or a nominee of or a company wholly owned by the UK Treasury, all or some of the securities issued by a UK institution with permission to accept deposits under the FSMA (“UK Bank”) (or any UK holding company of the UK Bank). The share transfers can extend to a wide range of “securities” including shares and bonds issued by the UK Bank (or any UK holding company of the UK Bank) and warrants for such and also deferred shares or private membership rights in a building society and (b) the power to transfer all or some of the property, rights and liabilities of a UK Bank or a building society to a commercial purchaser or Bank of England entity. In certain circumstances encumbrances and trusts can be over-reached or varied. Power also exists to override any default provisions in transactions otherwise affected by these powers. Compensation may be payable in the context of share transfer instruments and/or orders and property transfer instruments. In the case of share transfers any compensation will be paid to the person who held the security immediately before the transfer, who may not be the encumbrancer. The Banking Act also includes provisions relating to two new insolvency procedures which may be commenced by specified UK authorities (bank insolvency and bank administration).

The Banking Act also vests power in the Bank of England (among other things) to override, vary or impose contractual obligations between the UK Bank (or any UK holding company of the UK Bank) and its former group undertakings (as defined in the Banking Act), for reasonable consideration, in order to enable any transferee or successor bank of the UK Bank (or any UK holding company of the UK Bank) to operate effectively. There is also power for the UK Treasury to amend the law (save for a provision made by or under the Act) by order for the purpose of enabling it to use the special resolution regime powers effectively, potentially with retrospective effect.

If an instrument or order were to be made under the Bank Act in respect of Barclays Bank PLC, such instrument or order may (among other things) affect the ability of Barclays Bank PLC to satisfy its obligations under the related Mortgage Loan Purchase Agreement and/or result in modifications to the related Mortgage Loan Purchase Agreement. As a result, the making of an instrument or order in respect of Barclays Bank PLC may affect the ability of the issuing entity to meet its obligations in respect of the certificates. While there is provision for compensation in certain circumstances under the Banking Act, there can be no assurance that certificateholders would recover compensation promptly and equal to any loss actually incurred.

As at the date of this prospectus, no order or action has been taken by the UK Treasury or the Bank of England under the Banking Act in respect of Barclays Bank PLC and there has been no indication that any such instrument or order will be made, but there can be no assurance that this will not change and/or that certificateholders will not be adversely affected by any such instrument or order if made.

An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of Barclays’ interest in the mortgage loan by Barclays Bank PLC will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under United Kingdom insolvency rules, nor that the transfer could not be affected by an order under the Banking Act. Even if a challenge were not successful, or if an order under the Banking Act itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD”) equips national authorities in EU member states (the “Resolution Authorities”) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and investment firms (collectively, “Relevant Institutions”). If a Relevant Institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail within the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the Relevant Institution’s failure. In particular, liabilities of Relevant Institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities (which power is just one of a number of wide powers given to Resolution Authorities for the recovery and resolution of banks and other financial institutions). If the relevant Resolution Authority decides to apply the “bail-

in” tool to the liabilities of a Relevant Institution, then subject to certain exceptions set out in the BRRD, the liabilities of such Relevant Institution could, among other things, be reduced, converted to shares or other ownership interests in the Relevant Institution, its parent company or a bridge institution or extinguished in full. In addition, under the BRRD the Resolution Authority will have the power (among other tools) to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. Further, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB”) and the European Commission under the SR Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM”) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, Relevant Institutions established in that member state are not subject to the SR Regulation, but to the BRRD as implemented in that member state. For a discussion of certain risks relating to repurchases of a mortgage loan, see “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” above.

If Barclays Bank PLC were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of the United Kingdom and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Barclays Bank PLC may argue that the sale of its interest in the mortgage loan by Barclays Bank PLC was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Barclays’ interest in the mortgage loan was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property. With respect to the Market Street – The Woodlands mortgage loan, the TCID Revenue (as defined under “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”) is not anticipated to qualify as foreclosure property for REMIC purposes, which could delay or prevent the REMIC from acquiring the right to receive the TCID Revenue or otherwise realizing any proceeds from its disposition.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of seventy-six (76) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,154,649,987 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in July 2017 (or, in the case of any Mortgage Loan that has its first due date in August 2017, the date that would have been its due date in July 2017 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Fifteen (15) of the Mortgage Loans, representing approximately 53.7% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Bank PLC	Barclays Bank PLC	16	113	$400,814,043	34.7%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	19	20	362,364,693	31.4
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	12	13	122,980,860	10.7
C-III Commercial Mortgage LLC	C-III Commercial Mortgage LLC	18	21	117,053,835	10.1
UBS AG, New York Branch	UBS AG, New York Branch	10	42	91,436,556	7.9
Wells Fargo Bank, National Association/ Barclays Bank PLC	Wells Fargo Bank, National Association/ Barclays Bank PLC	1	1	60,000,000	5.2
Total		76	210	$1,154,649,987	100.0%

(1)	Certain of the Wells Fargo Bank, National Association, UBS AG, Barclays Bank PLC and C-III Commercial Mortgage LLC Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “—Co-Originated Mortgage Loans.”

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated Mortgage Loans

The following Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller.:

●	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as General Motors Building, representing approximately 9.96% of the Initial Pool Balance, for which Wells Fargo Bank, National Association is the mortgage loan seller, was co-originated by Wells Fargo Bank, National Association, Morgan

Stanley Bank, N.A., Citigroup Global Markets Realty Corp. and Deutsche Bank AG, New York Branch. Such Mortgage Loan was underwritten pursuant to Wells Fargo Bank, National Association’s underwriting guidelines.

●	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 5.2% of the Initial Pool Balance, for which Wells Fargo Bank, National Association and Barclays Bank PLC are the mortgage loan sellers, was co-originated by Wells Fargo Bank, National Association, Barclays Bank PLC, Bank of America, N. A. and Société Générale. Such Mortgage Loan was underwritten pursuant to Wells Fargo Bank, National Association and Barclays Bank PLC’s underwriting guidelines.

●	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 245 Park Avenue, representing approximately 4.8% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, was co-originated by Barclays Bank PLC, JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Société Générale and Deutsche Bank, AG, New York Branch.

●	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, was co-originated by Barclays Bank PLC, Bank of America, N.A., JPMorgan Chase Bank, National Association and Deutsche Bank AG, New York Branch.

●	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio – Melville, representing approximately 4.2% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, was co-originated by Barclays Bank PLC and Goldman Sachs Mortgage Company.

●	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Market Street – The Woodlands, representing approximately 3.9% of the Initial Pool Balance, for which Wells Fargo Bank, National Association is the mortgage loan seller, was co-originated by Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A. Such Mortgage Loan was underwritten pursuant to Wells Fargo Bank, National Association’s underwriting guidelines.

●	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio, representing approximately 3.5% of the Initial Pool Balance, for which Barclays Bank PLC is the mortgage loan seller, was co-originated by Barclays Bank PLC, JPMorgan Chase Bank, National Association and Bank of America, N.A.

●	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Save Mart Portfolio, representing approximately 1.4% of the Initial Pool Balance, is part of a whole loan that was co-originated by UBS AG, New York Branch, Deutsche Bank AG, New York Branch and Cantor Commercial Real Estate Lending, L.P. Such Mortgage Loan was underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

●	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Elsea MHP Portfolio, representing approximately 0.2% of the Initial Pool Balance, for which C-III Commercial Mortgage LLC is the mortgage loan seller, was originated by Union Capital Investments, LLC and transferred to C-III Commercial Mortgage LLC on or about the date of origination. Such Mortgage Loan was re-underwritten by C-III Commercial Mortgage LLC in accordance with C-III Commercial Mortgage LLC’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 13, 2017 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For example, in the case of the Mortgage Loan identified as Starwood Capital Group Hotel Portfolio on Annex A-1 to this prospectus, representing approximately 4.3% of the Initial Pool Balance, the “as-is” appraised value of $956,000,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual appraised values of each of the related Mortgaged Properties is $884,700,000. In addition, in the case of the Mortgage Loan identified as Clifton Park Self Storage Portfolio on Annex A-1 to this prospectus, representing approximately 0.6% of the Initial Pool Balance, the “as-is” appraised value of $11,050,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual appraised values of each of the related Mortgaged Properties is $10,250,000. For additional information, see the table in the definition of LTV Ratio below. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on values other than the “as-is” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating

Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Starwood Capital Group Hotel Portfolio	4.3%	60.4%	60.4%	$956,000,000(1)	65.3%	65.3%	$884,700,000
Raleigh Marriott City Center	2.6%	63.0%	60.1%	$108,000,000(2)	71.6%	68.4%	$95,000,000
Raley’s Towne Centre	1.5%	68.9%	63.0%	$25,600,000(3)	72.0%	65.8%	$24,500,000
Hilton Garden Inn – Ames	1.3%	59.9%	50.0%	$24,200,000(4)	65.2%	54.5%	$22,200,000
Holiday Inn Express & Suites – Charlotte-Arrowood	0.7%	62.9%	52.3%	$13,000,000(5)	74.4%	61.8%	$11,000,000
Clifton Park Self Storage Portfolio	0.6%	66.1%	58.3%	$11,050,000(6)	71.2%	62.8%	$10,250,000

(1)	Reflects a premium attributed to the aggregate value of the portfolio of Mortgaged Properties as a whole.

(2)	Reflects an appraisal on a hypothetical “as-complete” basis, subject to the anticipated completion of the currently ongoing work associated with a property improvement plan. A reserve in the amount of approximately $12,000,000 was established at, origination in connection with such improvements.

(3)	Reflects an appraisal on an other than “as-stabilized” basis, which assumes the completion of certain environmental and capital repairs.

(4)	Reflects an appraisal on an other than “as-is” basis, which assumes that the property improvement plan work that is expected to be completed by May 1, 2018 is on schedule. The $1,756,374 property improvement plan (of which 100% of the estimated cost was escrowed at origination) is scheduled to be fully completed by March 28, 2019.

(5)	Reflects an appraisal on a hypothetical “as-complete” basis, subject to the anticipated completion of the currently ongoing work associated with a property improvement plan that has an estimated cost of approximately $1,896,800 and as to which the related borrower reported spending approximately $115,454 as of, and a reserve in the amount of approximately $1,781,346 was established at, origination.

(6)	Reflects an appraisal on a “bulk portfolio value” basis, which includes a 7.8% premium over the value of the individual Mortgaged Properties.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV

Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TownePlace Suites – Boynton Beach, representing approximately 1.4% of the Initial Pool Balance, the Cut-off Date LTV Ratio was calculated based upon the related Cut-off Date Balance as reduced by a $1,450,000 performance reserve. See Annex A-1 and the footnotes thereto for information relating to the unadjusted Cut-off Date LTV Ratio for such Mortgage Loan and the circumstances under which such performance reserve may be released.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten

Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TownePlace Suites – Boynton Beach, representing approximately 1.4% of the Initial Pool Balance, the Underwritten Debt Service Coverage Ratio was calculated based upon reamortized debt service payments derived from the related Cut-off Date Balance as reduced by a $1,450,000 performance reserve, the applicable mortgage interest rate and the applicable remaining amortization term. Notwithstanding the foregoing, even if the performance reserve were applied to pay down such Mortgage Loan, the monthly debt service payment would not be reamortized. See Annex A-1 and the footnotes thereto for information relating to the unadjusted Underwritten Debt Service Coverage Ratio for such Mortgage Loan and the circumstances under which such performance reserve may be released.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date)with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TownePlace Suites – Boynton Beach, representing approximately 1.4% of the Initial Pool Balance, the LTV Ratio at Maturity or ARD was calculated based upon the related Balloon Balance as reduced by a $1,450,000 performance reserve. See Annex A-1 and the footnotes thereto for information relating to the unadjusted LTV Ratio at Maturity or ARD for such Mortgage Loan and the circumstances under which such performance reserve may be released.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“GRTR of @% or YM or D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged

Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

Except as described in the following paragraph, no Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TownePlace Suites – Boynton Beach, representing approximately 1.4% of the Initial Pool Balance, the U/W NCF Debt Yield was calculated based upon the related Cut-off Date Balance as reduced by a $1,450,000 performance reserve. See Annex A-1 and the footnotes thereto for information relating to the unadjusted U/W NCF Debt Yield for such Mortgage Loan and the circumstances under which such performance reserve may be released.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and

(b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TownePlace Suites – Boynton Beach, representing approximately 1.4% of the Initial Pool Balance, the Underwritten Net Operating Income Debt Service Coverage Ratio was calculated based upon reamortized debt service payments derived from the related Cut-off Date Balance as reduced by a $1,450,000 performance reserve, the applicable mortgage interest rate and the applicable remaining amortization term. Notwithstanding the foregoing, even if the performance reserve were applied to pay down such Mortgage Loan, the monthly debt service payment would not be reamortized. See Annex A-1 and the footnotes thereto for information relating to the unadjusted Underwritten Net Operating Income Debt Service Coverage Ratio for such Mortgage Loan and the circumstances under which such performance reserve may be released.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TownePlace Suites – Boynton Beach, representing approximately 1.4% of the Initial Pool Balance, the U/W NOI Debt Yield was calculated based upon the related Cut-off Date Balance as reduced by a $1,450,000 performance reserve. See Annex A-1 and the footnotes thereto for information relating to the unadjusted U/W NOI Debt Yield for such Mortgage Loan and the circumstances under which such performance reserve may be released.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms and (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,154,649,987
Number of Mortgage Loans	76
Number of Mortgaged Properties	210
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,339,018 to $115,000,000
Average Cut-off Date Balance	$15,192,763
Range of Mortgage Rates	3.430% to 5.657%
Weighted average Mortgage Rate	4.365%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	117 months
Range of remaining terms to maturity(2)	59 months to 119 months
Weighted average remaining term to maturity(2)	115 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	347 months
Range of remaining amortization terms(3)	237 months to 360 months
Weighted average remaining amortization term(3)	346 months
Range of Cut-off Date LTV Ratios(4)(5)(7)	30.6% to 74.9%
Weighted average Cut-off Date LTV Ratio(4)(5)(7)	55.2%
Range of LTV Ratios as of the maturity date(2)(4)(5)(7)	29.5% to 72.0%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(7)	50.8%
Range of U/W NCF DSCRs(5)(6)(7)	1.30x to 4.33x
Weighted average U/W NCF DSCR(5)(6)(7)	2.34x
Range of U/W NOI Debt Yields(5)(7)	7.8% to 19.8%
Weighted average U/W NOI Debt Yield(5)(7)	11.9%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	53.0%
Amortizing Balloon	30.1%
Interest-only, Amortizing Balloon	13.3%
Interest-only, ARD	3.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) Mortgage Loan with an Anticipated Repayment Date, secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio, representing approximately 3.5% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)	Excludes eighteen (18) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A 1 to this prospectus as General Motors Building, Del Amo Fashion Center, 245 Park Avenue, Starwood Capital Group Hotel Portfolio, Long Island Prime Portfolio – Melville, 225 & 233 Park Avenue South, Market Street – The Woodlands, iStar Leased Fee Portfolio, Amazon Lakeland, ExchangeRight Net Leased Portfolio #16, 2851 Junction, 123 William Street, AmberGlen Corporate Center, Highland Park Mixed Use, Save Mart Portfolio, Hughes Airport Center, Imperial Clark Center – Downey CA and Pin Oak Crossing, representing approximately 56.5% of the Initial Pool Balance, that are interest only for the entire term or until the anticipated repayment date, as applicable.

(4)	With respect to the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, Raleigh Marriott City Center, Raley’s Towne Centre, Hilton Garden Inn – Ames, Holiday Inn Express & Suites – Charlotte-Arrowood and Clifton Park Self Storage Portfolio, securing approximately 11.1% of the Initial Pool Balance, the subject LTV Ratio was calculated based upon a hypothetical valuation other than an “as-is” value of the related Mortgaged Property. The remaining Mortgage Loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of fifteen (15) Mortgage Loans secured by the Mortgaged Properties identified on Annex A 1 to this prospectus as General Motors Building, Del Amo Fashion Center, 245 Park Avenue, Starwood Capital Group Hotel Portfolio, Long Island Prime Portfolio – Melville, 225 & 233 Park Avenue South, Market Street – The

Woodlands, iStar Leased Fee Portfolio, Amazon Lakeland, Raleigh Marriott City Center, 2851 Junction, 123 William Street, Save Mart Portfolio, Crossings at Hobart and Lormax Stern Retail Development - Roseville, representing approximately 53.7% of the Initial Pool Balance, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan to value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(7)	In the case of one (1) Mortgage Loan identified on Annex A-1 to this prospectus as TownePlace Suites - Boynton Beach, representing approximately 1.4% of the Initial Pool Balance, the subject Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NCF DSCR and U/W NOI Debt Yield were calculated based on (or on debt service based on) the related Cut-off Date Balance, as reduced by a $1,450,000 performance reserve.

The issuing entity will include (16) Mortgage Loans, representing approximately 30.7% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	22	$456,569,461	39.5%
CBD	6	266,250,350	23.1
Suburban	15	188,223,986	16.3
Medical	1	2,095,126	0.2
Retail	74	$293,739,512	25.4%
Anchored	9	92,396,592	8.0
Super Regional Mall	1	60,000,000	5.2
Single Tenant	53	52,717,059	4.6
Lifestyle Center	1	45,000,000	3.9
Unanchored	7	32,007,588	2.8
Shadow Anchored	3	11,618,273	1.0
Hospitality	79	$197,514,556	17.1%
Extended Stay	28	86,337,618	7.5
Limited Service	46	64,189,481	5.6
Full Service	4	32,503,358	2.8
Select Service	1	14,484,099	1.3
Mixed Use	4	$56,525,543	4.9%
Retail/Office	3	45,825,543	4.0
Office/Retail	1	10,700,000	0.9
Other	12	$40,600,000	3.5%
Leased Fee	12	40,600,000	3.5
Industrial	1	$33,360,000	2.9%
Warehouse	1	33,360,000	2.9
Self Storage	8	$31,660,496	2.7%
Self Storage	8	31,660,496	2.7
Manufactured Housing Community	7	$28,279,798	2.4%
Manufactured Housing Community	7	28,279,798	2.4
Multifamily	3	$16,400,622	1.4%
Garden	3	16,400,622	1.4
Total	210	$1,154,649,987	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties set forth above, we note the following:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 1.4% of the Initial Pool Balance, the borrower has the right to convert the improvements located on a percentage of the Mortgaged Properties to alternative retail formats, subject to certain conditions set forth in the Mortgage Loan documents. The Mortgage Loan documents provide that the borrower may convert a Mortgaged Property to (a) a grocery store format currently operated by Save Mart Supermarkets as a “Save Mart”, “S-Mart”, “Lucky”, “Lucky California” or “Food Maxx”, (b) another traditional or small format retail grocery that Save Mart Supermarkets is operating in multiple stores at locations other than the Mortgaged Properties, (c) a warehouse club format similar to “Costco” that Save Mart is operating in multiple stores at locations other than at the Mortgaged Properties, (d) another traditional or small format retail grocery or warehouse club format similar to “Costco” that is not operating at multiple other locations, provided that Save Mart has demonstrated to the lender that the size and other customary factors of such format are suitable for the geographic and demographic characteristics of the area where such Mortgaged Property is located or (e) another format acceptable to the lender. In the case of any such conversion, the borrower may not convert more than the lesser of (i) the number of 10 Mortgaged Properties and (ii) the Mortgaged Properties whose allocated loan amounts exceed 35% of the Cut-off Date Balance of the Mortgage Loan. In the event that the total cost of the alterations in connection with a conversion is less than, in the aggregate, the lesser of (i) $3,500,000 and (ii) 5% of the outstanding balance of the Mortgage Loan, the borrower is required to deliver to the lender a guaranty of the lien-free completion of the alterations and additional security for the payment of its obligations under the Mortgage Loan documents. There can be no assurance that such conversion will not have a materially adverse effect on the Mortgage Loan.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Valley Creek Corporate Center, representing approximately 2.9% of the Initial Pool Balance, the Mortgaged Property is one parcel within a six parcel master planned development. The remaining five parcels are owned by the developer as construction of the development is not yet complete. The borrower has 7.3% of the voting rights within the association. Any modification or amendment to the declaration requiring the consent of any owner will require the prior written consent of each mortgagee of such owner and the declaration may not be terminated without the consent of all mortgagees. Any amendment to the declaration that burdens or otherwise adversely affects the property of an owner requires the consent of the affected owner (and, therefore, such owner’s mortgagee).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 123 William Street, representing approximately 2.4% of the Initial Pool Balance, the largest tenant, Planned Parenthood (Corporate), occupying 12.0% of the net rentable square footage at the Mortgaged Property, is a non-profit organization that derives approximately 43% of its revenue from government funding. The tenant executed a 15-year lease on February 1, 2016 and there are no termination options. We cannot assure you that Planned Parenthood will continue to be funded to the same extent by the government and that a reduction in funding will not affect the performance of the Mortgage Loan. In addition, the fourth largest tenant, NYC Department of Youth & Community Development (“DYCD”), representing approximately 7.4% of the net rentable area, currently leases its space under a month-to-month lease. According to the borrower sponsor, DYCD received approval from The City of New York to enter into a long term lease (20-year lease at a proposed annual base rent of $2,071,110 or $51.00 PSF) and the lease is currently being drafted. The Mortgage Loan was underwritten with the terms of the month-to-month lease. We cannot assure you that the DYCD lease will be executed and that a failure of the lease to be executed will not affect the performance of the Mortgage Loan.

See “Risk Factors—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 5.2% of the Initial Pool Balance, the borrower and the borrower sponsor have entered into a master lease agreement in connection with three tenants, who have not yet taken occupancy or begun paying rent. For a description of the master lease, see “—Tenant Issues—Lease Expirations and Terminations—Other”.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio #16 - Walgreens - St. Louis, MO, ExchangeRight Net Leased Portfolio #16 - Walgreens - North Ridgeville, OH, ExchangeRight Net Leased Portfolio #16 - Walgreens - Hammond, IN, ExchangeRight Net Leased Portfolio #16 - Walgreens - Baytown, TX and Rite Aid – Allentown, collectively representing approximately 1.4% of the Initial Pool Balance, the sole tenant at each related Mortgaged Property is either Rite Aid of Pennsylvania, Inc., a subsidiary of Rite Aid Corporation or Walgreens Boots Alliance, Inc. (“Walgreens”). On October 27, 2015, Walgreens announced its intention to acquire Rite Aid Corporation. In connection with the acquisition, Walgreens announced on January 30, 2017 that it is willing to divest up to 1,200 stores in order to clear antitrust hurdles and gain regulatory approval of its deal to acquire Rite Aid Corporation, which acquisition is expected to close in July 2017. If the intended acquisition of Rite Aid Corporation were to occur, we cannot assure you that one or more these Mortgaged Properties will not be closed as part of the transaction or otherwise.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	All such hospitality properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the Initial Pool Balance, 11 of the Mortgaged Properties securing the related Mortgage Loan are Larkspur Landing branded hotels. The Larkspur Landing franchise is affiliated with the borrower sponsor, and there are no franchise agreements in place with respect to such Mortgaged Properties. There is a license agreement between the borrowers and an affiliate of the borrower sponsor to use the intellectual property associated with the Larkspur Landing brand. The lender has received a comfort letter which provides that, upon the foreclosure, deed-in-lieu of foreclosure or appointment of a receiver for the Mortgaged Property, the lender has the right to continue using the license for a period of 12 months following any such realization or terminate the license without any fee. The comfort letter also grants the lender the right, but not the obligation, to cure defaults by the borrowers under the license agreement.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the Initial Pool Balance, each of the 65 Mortgaged Properties are subject to operating leases with affiliates of the related borrowers. The operating lessees are parties to the Mortgage Loan agreement and have assigned their rights under each operating lease to surrender the leasehold, subleasehold or subsubleasehold estates created by such operating lease or to terminate, cancel, modify, change, supplement, alter or amend such operating lease, except that the Mortgage Loan documents allow the borrowers to modify the operating leases to reflect adjustments in the rents payable in connection with (x) the exercise of each renewal or extension option and/or (y) within 30 days of receipt of a market study transfer pricing report prepared by an approved accountant, provided that: (A) no event of default has occurred and is then continuing; (B) such change in rents is not reasonably expected to have a material adverse effect or materially impair the operation, value or use of any Mortgaged Property; (C) the borrowers provide the lender with executed copies of all applicable modification documents; (D) after taking into account any such rental increase or decrease, the aggregate rent payable under all operating leases is not less than the greater of: (I) an amount necessary to cause the debt service coverage ratio (as calculated in the Mortgage Loan documents) to be at least equal to 1.00x and (II) an amount sufficient to enable the borrower to pay the aggregate debt servicing obligations and operating expenses; and (E) after taking into account such increase or decrease, the rent payable under such operating lease is not greater than fair market rent with respect to each applicable Mortgaged Property, as reasonably determined by the borrowers in good faith based on their commercially reasonable business judgment. In addition, long as no event of default is continuing, the borrowers may enter into immaterial, non-monetary modifications, changes, supplements, alterations or amendments, in each case, without the consent of the lender.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Raleigh Marriott City Center, representing approximately 2.6% of the Initial Pool Balance, 30.8% of the underwritten revenues are comprised of food and beverage revenue.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as TownePlace Suites - Boynton Beach, TownePlace Suites Stafford Quantico, Home2 Suites – San Antonio, Hampton Inn & Suites Elyria and Fairfield Inn & Suites – Greenwood, collectively representing approximately 4.1% of the Initial Pool Balance, a hospitality property located within five miles of each such Mortgaged Property directly competes with the Mortgaged Property and is (i) newly constructed, (ii) anticipated to open in the 12 months following the Cut-off Date and/or (iii) owned by the related borrower sponsors.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Holiday Inn Express & Suites – Charlotte-Arrowood, representing approximately 0.7% of the Initial Pool Balance, the related Mortgaged Property is currently under contract for sale. If the sale were to be finalized, (i) the sale would be subject to the terms of the related loan documents, including assumption of the Mortgage Loan by an acceptable transferee, and (ii) the buyer would assume the Mortgage Loan and the proposed new borrower sponsors would step in as nonrecourse carveout guarantors and environmental indemnitors.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as La Quinta Florence KY, securing approximately 0.4% of the Initial Pool Balance, a 109 room Home2 Suites by Hilton and an 82 room Comfort Suites, both approximately 1 mile from the Mortgaged Property, are expected to open in August 2017 and anticipated to be directly competitive with the related Mortgaged Property. Additionally, The Courtyard Cincinnati Airport South Florence, located less than 4 miles from the Mortgaged Property, offers 78 guestrooms and in April of 2016 lighting struck the roof of the hotel and caused a major fire. Since this incident, the hotel has been closed and under renovation to complete its PIP requirement. The hotel is considered returning competition following renovation and is anticipated to open in September of 2017.

For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as TownePlace Suites - Boynton Beach, Hilton Garden Inn – Ames, Hampton Inn & Suites Elyria, Holiday Inn Express & Suites – Charlotte-Arrowood, Hampton Inn – Anderson and Hampton Inn Northlake, collectively representing approximately 5.3% of the Initial Pool Balance, require seasonality reserves that were deposited in connection with the origination of such Mortgage Loans and/or that are required to be funded on an ongoing basis or, in certain cases, are required to be funded upon specified trigger events. With respect to other Mortgage Loans that are secured by hospitality properties, and are subject to seasonal fluctuations in occupancy, seasonality reserves may not have been taken.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Larkspur Landing Sunnyvale	$2,950,791	0.3%	(1)	6/1/2027
Larkspur Landing Milpitas	$2,486,367	0.2%	(1)	6/1/2027
Larkspur Landing Campbell	$2,186,191	0.2%	(1)	6/1/2027
Larkspur Landing San Francisco	$1,801,059	0.2%	(1)	6/1/2027
Larkspur Landing Pleasanton	$1,761,413	0.2%	(1)	6/1/2027
Larkspur Landing Bellevue	$1,568,847	0.1%	(1)	6/1/2027
Larkspur Landing Sacramento	$1,172,387	0.1%	(1)	6/1/2027
Hampton Inn Ann Arbor North	$1,144,069	0.1%	3/31/2022	6/1/2027
Larkspur Landing Hillsboro	$1,144,069	0.1%	(1)	6/1/2027
Larkspur Landing Renton	$1,132,741	0.1%	(1)	6/1/2027
Holiday Inn Arlington Northeast Rangers Ballpark	$1,087,432	0.1%	8/29/2022	6/1/2027
Residence Inn Toledo Maumee	$1,076,104	0.1%	6/11/2028	6/1/2027
Residence Inn Williamsburg	$1,030,795	0.1%	8/16/2019	6/1/2027
Hampton Inn Suites Waco South	$951,503	0.1%	8/31/2028	6/1/2027
Holiday Inn Louisville Airport Fair Expo	$934,512	0.1%	8/3/2022	6/1/2027
Courtyard Tyler	$917,520	0.1%	7/1/2030	6/1/2027
Hilton Garden Inn Edison Raritan Center	$917,520	0.1%	4/30/2022	6/1/2027
Hilton Garden Inn St Paul Oakdale	$906,193	0.1%	6/30/2025	6/1/2027
Residence Inn Grand Rapids West	$894,866	0.1%	10/29/2029	6/1/2027
Peoria, AZ Residence Inn	$889,202	0.1%	12/30/2018	6/1/2027
Hampton Inn Suites Bloomington Normal	$883,538	0.1%	11/30/2026	6/1/2027
Courtyard Chico	$866,547	0.1%	6/17/2031	6/1/2027

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hampton Inn Suites South Bend	$838,229	0.1%	3/31/2022	6/1/2027
Hampton Inn Suites Kokomo	$838,229	0.1%	3/31/2022	6/1/2027
Courtyard Wichita Falls	$798,583	0.1%	12/18/2029	6/1/2027
Hampton Inn Morehead	$775,928	0.1%	1/31/2030	6/1/2027
Residence Inn Chico	$753,273	0.1%	2/4/2025	6/1/2027
Courtyard Lufkin	$719,291	0.1%	10/10/2029	6/1/2027
Hampton Inn Carlisle	$713,627	0.1%	2/28/2022	6/1/2027
Springhill Suites Williamsburg	$713,627	0.1%	11/15/2019	6/1/2027
Fairfield Inn Bloomington	$707,963	0.1%	3/1/2022	6/1/2027
Waco Residence Inn	$690,972	0.1%	10/1/2027	6/1/2027
Holiday Inn Express Fishers	$645,663	0.1%	5/21/2022	6/1/2027
Larkspur Landing Folsom	$628,671	0.1%	(1)	6/1/2027
Springhill Suites Chicago Naperville Warrenville	$594,689	0.1%	5/1/2033	6/1/2027
Holiday Inn Express & Suites Paris	$589,026	0.1%	8/29/2022	6/1/2027
Toledo Homewood Suites	$589,026	0.1%	1/31/2030	6/1/2027
Grand Rapids Homewood Suites	$572,034	0.0%	1/31/2030	6/1/2027
Fairfield Inn Laurel	$532,388	0.0%	4/15/2019	6/1/2027
Cheyenne Fairfield Inn and Suites	$532,388	0.0%	8/19/2029	6/1/2027
Courtyard Akron Stow	$521,061	0.0%	10/7/2025	6/1/2027
Towneplace Suites Bloomington	$492,742	0.0%	3/20/2025	6/1/2027
Larkspur Landing Roseville	$492,742	0.0%	(1)	6/1/2027
Hampton Inn Danville	$487,079	0.0%	2/28/2022	6/1/2027
Holiday Inn Norwich	$481,415	0.0%	2/23/2022	6/1/2027
Hampton Inn Suites Longview North	$475,751	0.0%	2/28/2029	6/1/2027
Springhill Suites Peoria Westlake	$475,751	0.0%	5/1/2033	6/1/2027
Hampton Inn Suites Buda	$470,088	0.0%	1/31/2029	6/1/2027
Shawnee Hampton Inn	$470,088	0.0%	1/1/2030	6/1/2027
Racine Fairfield Inn	$458,760	0.0%	11/6/2021	6/1/2027
Hampton Inn Selinsgrove Shamokin Dam	$447,433	0.0%	2/28/2022	6/1/2027
Holiday Inn Express & Suites Terrell	$424,778	0.0%	8/29/2022	6/1/2027
Westchase Homewood Suites	$411,140	0.0%	1/31/2030	6/1/2027
Holiday Inn Express & Suites Tyler South	$407,787	0.0%	8/29/2022	6/1/2027
Holiday Inn Express & Suites Huntsville	$390,796	0.0%	8/29/2022	6/1/2027
Hampton Inn Sweetwater	$356,814	0.0%	1/31/2030	6/1/2027
Comfort Suites Buda Austin South	$300,176	0.0%	8/29/2022	6/1/2027
Fairfield Inn & Suites Weatherford	$283,185	0.0%	3/18/2029	6/1/2027
Holiday Inn Express & Suites Altus	$229,473	0.0%	8/29/2022	6/1/2027
Comfort Inn & Suites Paris	$203,893	0.0%	8/29/2022	6/1/2027
Hampton Inn Suites Decatur	$195,112	0.0%	11/30/2028	6/1/2027
Holiday Inn Express & Suites Texarkana East	$180,681	0.0%	8/29/2022	6/1/2027
Mankato Fairfield Inn	$161,913	0.0%	12/31/2030	6/1/2027
Candlewood Suites Texarkana	$125,184	0.0%	8/29/2022	6/1/2027
Country Inn & Suites Houston Intercontinental Airport East	$118,886	0.0%	8/31/2027	6/1/2027
Raleigh Marriott City Center	$30,000,000	2.6%	7/31/2038	6/1/2022
TownePlace Suites - Boynton Beach	$15,964,452	1.4%	2/19/2036	5/11/2027
Hilton Garden Inn - Ames	$14,484,099	1.3%	3/31/2032	6/6/2027
Residence Inn Carlsbad	$13,962,940	1.2%	8/24/2019(2)	5/6/2027
Home2 Suites - San Antonio	$9,987,533	0.9%	3/31/2035	6/11/2024
Hampton Inn Northlake	$9,271,817	0.8%	5/31/2032	5/6/2027
TownePlace Suites Stafford Quantico	$8,486,457	0.7%	4/26/2032	6/11/2027
Holiday Inn Express & Suites - Charlotte-Arrowood	$8,182,460	0.7%	9/28/2031	5/11/2027
Hampton Inn & Suites Elyria	$7,182,604	0.6%	6/30/2030	6/6/2027

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
TownePlace Suites Fredericksburg	$7,098,672	0.6%	9/9/2029	6/11/2027
Candlewood Suites New Bern	$5,986,947	0.5%	2/18/2020	5/6/2027
Hampton Inn - Anderson	$5,956,964	0.5%	2/28/2025	4/11/2027
Fairfield Inn & Suites - Greenwood	$5,956,964	0.5%	8/21/2022	4/11/2027
La Quinta Florence KY	$4,992,645	0.4%	2/2/2029	6/6/2027

(1)	The license agreement expires 60 days after notice of termination is delivered by either licensor or licensee pursuant to the terms of the license agreement.

(2)	The franchise agreement has one 15 year renewal option remaining.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties set forth above, see “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

With respect to the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more retail and/or office components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Multifamily Properties Have Special Risks”, “—Office Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth above, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as StoreRight Ocala, representing approximately 0.3% of the Initial Pool Balance, 12.5% of underwritten revenues are generated from parking income.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as StoreRight Jacksonville, representing approximately 0.3% of the Initial Pool Balance, 13.2% of underwritten revenues are generated from cell tower income.

See “Risk Factors—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	In the case of certain manufactured housing community properties, over 10% of the pad sites are known to be occupied by “park-owned homes”. For example, with respect to the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Burt Estates MHP, Ravinia Estates and Elsea MHP Portfolio, collectively securing approximately 1.3% of the Initial Pool Balance, approximately 73 of the 187 Burt Estates MHP home sites (approximately 38.0% of the underwritten income), 24 of the 217 Ravinia Estates home sites (approximately 13.2% of the underwritten income) and 128 of the 247 Elsea MHP Portfolio home sites (approximately 57.4% of the underwritten income) are occupied by homes owned by an affiliate of the related borrower and rented out like apartments or are subject to installment sales contracts. Although such homes are not collateral for any of those Mortgage Loans (and the rent and other revenue from such homes was not included as part of the underwriting for those Mortgage Loans), in each such case, there is a master lease with the borrower affiliate that owns the homes in question, pursuant to which master lease, in the event of default on the related Mortgage Loan, all excess cash flow from the affiliate-owned homes will be passed through to the applicable borrower. In addition, approximately 56 of the 217 Ravinia Estates home sites are occupied by homes financed by an affiliate of the related borrower. In the event that any such borrower affiliate that owns homes located at the subject Mortgaged Property experiences financial difficulties, including in connection with any financing that it may have obtained in connection with those homes, such homes (none of which are collateral for the related Mortgage Loan) could be removed, thereby increasing vacancies and adversely affecting cash flow at the subject Mortgaged Property notwithstanding the existence of the master lease.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Valley High & San Pedro MHC, securing approximately 0.5% of the Initial Pool Balance, such Mortgaged Property is age restricted to tenants at least 55 years of age. In addition, approximately 150 of the 330 related pad sites are intended for use by recreational vehicles. Rentals for the pad sites used by recreational vehicles experience seasonal fluctuations in occupancy.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Mobile City MHP, securing approximately 0.2% of the Initial Pool Balance, approximately 44 of the 106 related pad sites are intended for use by recreational vehicles. In addition, underwritten revenue also includes revenue from three apartment units and one single-family residence.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant(1)	17	10.7%
Theater/entertainment facility(2)	3	9.5%
Bank branch(3)	4	5.4%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(4)	11	5.1%
Grocery store(5)	35	3.5%
Gym, fitness center or a health club(6)	3	3.3%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Raley’s Towne Centre, Stonebriar Commons at Legacy, US Bank Building – Reno, Old Town, Uptown Row, Boardwalk Shopping Center, 41725 Ford Road, North Towne Commons, Sycamore Terrace , Imperial Clark Center – Downey CA, Orchards Market Center, 35 North Raymond Avenue, Pin Oak Crossing, Allmark Plaza, Shoppes at Hunters Run, Chapel Ridge Shoppes and Streetside at Thomas Crossroads. Excludes any hotel properties that may have a restaurant on-site.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Del Amo Fashion Center, Market Street – The Woodlands and 35 North Raymond Avenue.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Banner Bank, Highland Park Mixed Use, US Bank Building – Reno and Imperial Clark Center – Downey CA.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio – Northside Forsyth Hospital Medical Center, Alexander Hamilton Plaza, Uptown Row, Boardwalk Shopping Center, 41725 Ford Road, Cardiff Plaza, Pin Oak Crossing, Allmark Plaza, Macon Plaza, Park Village and Chapel Ridge Shoppes.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Save Mart Portfolio, Cardiff Plaza and Raley’s Towne Centre.

(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Highland Park Mixed Use, Alexander Hamilton Plaza and Boardwalk Shopping Center.

●	In addition, the Mortgaged Property identified on Annex A-1 to this prospectus as Allmark Plaza, securing approximately 0.3% of the Initial Pool Balance, includes a tenant that operates its space as a dry cleaner with on-site processing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)		Property Type
General Motors Building	$115,000,000	9.96%	$739	4.33x(2)	30.6%	(2)	Office
Del Amo Fashion Center	$60,000,000	5.2%	$260	3.34x(3)	39.8%	(3)	Retail
245 Park Avenue	$55,000,000	4.8%	$626	2.73x(4)	48.9%	(4)	Office
Starwood Capital Group Hotel Portfolio	$50,000,000	4.3%	$90,680	2.72x	60.4%		Hospitality
Long Island Prime Portfolio - Melville	$48,200,000	4.2%	$155	2.98x	58.5%		Office
225 & 233 Park Avenue South	$45,000,000	3.9%	$348	3.27x	31.3%		Office
Market Street -The Woodlands	$45,000,000	3.9%	$356	2.04x	53.6%		Retail
iStar Leased Fee Portfolio	$40,600,000	3.5%	NAP	2.12x	65.6%		Other
Valley Creek Corporate Center	$34,000,000	2.9%	$131	1.78x	69.2%		Office
Amazon Lakeland	$33,360,000	2.9%	$62	1.65x	72.0%		Industrial
ExchangeRight Net Leased Portfolio #16	$32,722,000	2.8%	$126	2.38x	59.2%		Retail
Raleigh Marriott City Center	$30,000,000	2.6%	$170,000	1.91x	63.0%		Hospitality
2851 Junction	$28,000,000	2.4%	$373	1.96x	70.0%		Office
123 William Street	$27,500,000	2.4%	$257	1.56x	48.3%		Office
Banner Bank	$25,466,724	2.2%	$145	1.47x	59.9%		Office
Top 3 Total/Weighted Average	$230,000,000	19.9%		3.69x	37.4%
Top 5 Total/Weighted Average	$328,200,000	28.4%		3.44x	44.0%
Top 15 Total/Weighted Average	$669,848,724	58.0%		2.75x	51.2%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the General Motors Building Mortgage Loan based on the combined senior notes and subordinate notes totaling 2.77x and 47.9%, respectively.

(3)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Del Amo Fashion Center Mortgage Loan based on the combined senior notes and subordinate notes totaling 2.63x and 50.6%, respectively.

(4)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the 245 Park Avenue Mortgage Loan based on the combined senior notes and subordinate notes totaling 2.45x and 54.3%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 21.4% of the Initial Pool Balance are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Starwood Capital Group Hotel Portfolio	Multi-Property Loan	$50,000,000	4.3%
Long Island Prime Portfolio – Melville	Multi-Property Loan	48,200,000	4.2
iStar Leased Fee Portfolio	Multi-Property Loan	40,600,000	3.5
ExchangeRight Net Leased Portfolio #16	Multi-Property Loan	32,722,000	2.8
AmberGlen Corporate Center	Multi-Property Loan	20,000,000	1.7
Save Mart Portfolio	Multi-Property Loan	16,000,000	1.4
TownePlace Suites-VA	Multi-Property Loan	15,585,129	1.3
Stemmons Office Portfolio	Multi-Property Loan	14,464,396	1.3
Clifton Park Self Storage Portfolio	Multi-Property Loan	7,300,000	0.6
Elsea MHP Portfolio	Multi-Property Loan	2,542,198	0.2
Total		$247,413,723	21.4%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Three (3) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 2.9% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 1.0% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans having borrowers that are related to each other.

Related Borrower Loans (1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Hampton Inn – Anderson	1	$5,956,964	0.5%
Fairfield Inn & Suites - Greenwood	1	5,956,964	0.5
Total for Group 1:	2	$11,913,928	1.0%
Group 2:
Oakbridge Apartments	1	$5,754,847	0.5%
Stonefield Place Apartments	1	5,285,775	0.5
Total for Group 2:	2	$11,040,622	1.0%
Group 3:
StoreRight Ocala	1	$3,520,531	0.3%
StoreRight Jacksonville	1	3,495,563	0.3
StoreRight Tampa	1	3,345,753	0.3
Total for Group 3:	3	$10,361,846	0.9%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	9	$298,000,000	25.8%
California	54	193,915,424	16.8
Texas	35	134,091,231	11.6
Florida	6	61,136,298	5.3
Other	106	467,507,034	40.5
Total	210	$1,154,649,987	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 30 other states, with no more than 4.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Twenty-one (21) Mortgaged Properties identified on Annex A-1 to this prospectus as 245 Park Avenue, Starwood Capital Group Hotel Portfolio - Residence Inn Williamsburg, Starwood Capital Group Hotel Portfolio - Hilton Garden Inn Edison Raritan Center, Starwood Capital Group Hotel Portfolio - Hampton Inn Morehead, Starwood Capital Group Hotel Portfolio - Springhill Suites Williamsburg, Starwood

Capital Group Hotel Portfolio - Fairfield Inn Laurel, Starwood Capital Group Hotel Portfolio - Holiday Inn Norwich, Long Island Prime Portfolio - Melville - 68 South Service Road, Long Island Prime Portfolio – Melville - 58 South Service Road, Long Island Prime Portfolio – Melville - 48 South Service Road, 225 & 233 Park Avenue South, ExchangeRight Net Leased Portfolio #16 - Walgreens - Baytown, TX, ExchangeRight Net Leased Portfolio #16 - Dollar General - Tampa, FL, ExchangeRight Net Leased Portfolio #16 - Family Dollar - Baton Rouge, LA, ExchangeRight Net Leased Portfolio #16 - Dollar General - Baton Rouge, LA, 123 William Street, TownePlace Suites – Boynton Beach, Candlewood Suites New Bern, Pin Oak Crossing, Cardiff Plaza and Out O’ Space Storage North Charleston, securing approximately 19.1% of the Initial Pool Balance by allocated loan amount, are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean, and, therefore, are more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Sixty-four (64) Mortgaged Properties securing approximately 21.9% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 25.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Twenty-three (23) of the Mortgaged Properties, securing approximately 6.4% of the Initial Pool Balance by allocated loan amount (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Six (6) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Amazon Lakeland, Highland Park Mixed Use, Raley’s Towne Centre, Fairlane Meadows, Stonefield Place Apartments and Orchards Market Center, representing approximately 8.3% of the Initial Pool Balance, each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, representing approximately 3.9% of the Initial Pool Balance, the related borrower is a Delaware limited liability company, the sole member of which is directly or indirectly owned by multiple investors (none of which, other than Morton F. Silver, directly or indirectly own more than 9.99% of the related sole member). Morton F. Silver owns 19.458% and his wife owns 1.666% of the related sole member.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Old Town, representing approximately 1.1% of the Initial Pool Balance, the related borrower is a Delaware limited liability company, 100% directly owned by a managing member, which is 84.1% directly or indirectly owned by 20 investors (none of which directly or indirectly own more than 12.7% of the related managing member).

Delaware Statutory Trusts

With respect to the Mortgage Loans secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio #16, representing approximately 2.8% of the Initial Pool Balance, the related borrower is a Delaware statutory trust.

In general, a Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Condominium Interests

Three (3) of the Mortgage Loans secured by Mortgaged Properties identified on Annex A-1 to this prospectus as Market Street – The Woodlands, 35 North Raymond Avenue and 300 Northern Pacific Avenue, representing approximately 4.5%, of the Initial Pool Balance, are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Market Street – The Woodlands, representing approximately 3.9% of the Initial Pool Balance, portions of the Mortgaged Property are included within a land condominium regime. The borrower’s voting rights interest in the association is 28.1%. While the borrower does not affirmatively control the association, its consent would be required in connection with various major decisions, including an election not to rebuild following casualty (85% of votes required), changes to established monthly assessments (85% of votes required), and amendments to condominium documents (90% of allocated votes of unit owners, together with 50% of first mortgagees of owners, required). Each unit owner has sole responsibility for its respective buildings, and the association’s duties with respect to the residual common elements are accordingly circumscribed.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 35 North Raymond Avenue, representing approximately 0.4% of the Initial Pool Balance, the Mortgaged Property is comprised of a commercial condominium unit consisting of the ground floor retail space located in a 4-story building that also includes 33 residential units. The borrower has 36.36% of the voting rights in the condominium and the ability to block material operation decisions of the association. Additionally, the borrower has the right to make decisions pertaining to the commercial unit (other than structural changes and exterior color, which are subject to approval of an architectural committee) and to advise the association board concerning matters involving the commercial unit. The association board’s responsibilities include common element maintenance, and each unit owner is responsible for its own unit’s maintenance. The Mortgage Loan documents provide for personal liability to the borrower and guarantors for losses resulting from partition of the Mortgaged Property or the modification or termination of the condominium declaration without lender’s consent.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 300 Northern Pacific Avenue, representing approximately 0.2% of the Initial Pool Balance, the Mortgaged Property is comprised of a commercial condominium unit consisting of two office floors and a single-floor underground garage located in a 3-story building that also includes an additional commercial unit and ten residential units. The borrower has 62.05% of the voting rights in the condominium and the power to appoint two of the three members of the related board of directors, whose decisions are subject to majority vote, with the exception of amendments or termination of the condominium (consent of the commercial unit owners and 75% vote of residential unit owners) and partition (90% vote of condominium units). Additionally, no decision of the board of directors may materially and adversely affect the commercial units. The Mortgage Loan documents provide for personal liability to the borrower and guarantors for losses resulting from partition of the Mortgaged Property or the modification or termination of the condominium declaration without lender’s consent.

In addition, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio – Melville – 68 South Service Road and Long Island Prime Portfolio – Melville - 58 South Service Road, representing approximately 3.7% of the Initial Pool Balance by allocated loan amount, the borrower may, upon satisfaction of certain conditions set forth in the Mortgage Loan documents, convert the Mortgaged Properties into a condominium form of ownership containing two separate condominium units, respectively, in lieu of effectuating the subdivision of Mortgaged Properties into two distinct parcels and tax lots. The borrower will appoint all members of the board of directors. The Mortgage Loan documents require that where the consent or the vote of the “Unit Owners” or board of directors/managers is required, the borrower will not vote or give such consent or allow the members on the board of directors/managers appointed by the borrower to vote or give such consent, if the same would have an adverse effect on the lender’s rights under the Mortgage Loan documents or otherwise impair the lien of the applicable mortgage(s) or the security therefor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	207	$1,116,578,282	96.7%
Fee and Leasehold(3)	2	37,154,185	3.2
Leasehold	1	917,520	0.1
Total	210	$1,154,649,987	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio – DoubleTree Seattle Airport, representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, the Mortgage Loan is secured by the borrower’s fee and leasehold interests in the Mortgaged Property. The borrower’s fee and leasehold interests are collectively ground leased to the tenant, which operates a hotel on such Mortgaged Property. The hotel is not part of the collateral for the Mortgage Loan. The borrower’s leasehold interest is owned in fee by an unrelated third party and is subject to a ground lease that expires in January 2044, which is less than 20 years from the maturity date of the Mortgage Loan.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Raleigh Marriott City Center, representing approximately 2.6% of the Initial Pool Balance, the hotel property is subject to a master ground lease between the City of Raleigh, as ground lessor, and the original developer of the hotel, as lessee, which has been assigned to the borrower. The leasehold estate was converted into a leasehold condominium consisting of two units (one unit comprised of a hotel and conference center and another unit comprised of a parking garage). The hotel and conference center unit was further converted to a separate sub-condominium regime consisting of two units (one unit comprised of the hotel and another unit comprised of a conference center unit). The conference center sub-

condominium unit, which is owned by the City of Raleigh, has been leased to the borrower for a term ending in February 1, 2039 (less than 20 years after the June 11, 2022 loan maturity); however, the borrower has the right to purchase the conference center unit for $100 upon the expiration of the conference center lease. The latest lease expirations are as follows: (i) master ground lease: July 31, 2107; and (ii) conference center sub-condominium unit lease: February 1, 2039. The Mortgage Loan documents provide for personal liability to the borrower and the guarantor for losses from failure to pay amounts due under the master ground lease and the conference center lease to the extent sufficient revenue is available and for termination of the master ground lease or the conference center lease unless solely the result of a default curable by the payment of money caused solely by insufficient cash flow from the Mortgaged Property or the lender’s election to apply reserve funds specifically allocated for performance under either lease, and for springing recourse to the borrower and the guarantor if the master ground lease or the conference center lease is voluntarily terminated by borrower or the operating lessee without lender’s consent.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions to that representation on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 13 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus Del Amo Fashion Center, representing approximately 5.2% of the Initial Pool Balance, the ESA obtained at loan origination identified the following RECs at the Mortgaged Property: (i) elevated vapor concentrations in connection with the existence of a prior on-site dry cleaners; (ii) the existence of a former steel distribution facility with metal fabrication activities; (iii) the existence of 17 oil wells previously located on the Mortgaged Property; (iv) the existence of a 280 gallon diesel storage tank used by J.C. Penney previously located at the Mortgaged Property; and (v) the existence of a former auto repair facility. The environmental consultant estimated that remedial costs in connection with the identified RECs could range between $849,000 and $7,089,000. The borrower and guarantor have provided indemnities that would cover environmental cleanup costs and liabilities for the Mortgaged Property. Such environmental indemnity provisions with respect to the Whole Loan are contained in the related non-recourse carveout guaranty, which is subject to a cap of $117,000,000.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio - Hampton Inn Carlisle and Starwood Capital Group Hotel Portfolio – Hampton Inn Morehead, representing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the ESAs obtained at origination concluded that the Mortgaged Properties have recognized environmental conditions related to the former presence of underground storage tanks at the related Mortgaged Properties. With respect to the Hampton Inn Morehead Mortgaged Property, the ESA recommended that a ground penetrating radar survey and/or magnetometer survey be conducted to determine the nature, type and extent of a potential tank observed at the Mortgaged Property, and that the borrower conduct a limited subsurface investigation to characterize any impacts to soil and/or groundwater. The ESA provided an estimated cost of $12,000-$17,000 in connection with such recommendations. With respect to the Hampton Inn Carlisle Mortgaged Property, the ESA recommended that a file review be conducted at the applicable state agency in order to determine the current status of a leaking underground storage tank case associated with the Mortgaged Property due to the former presence of two gasoline service stations at the Mortgaged Property. The ESA provided an estimated cost of $1,000 to conduct the review. At origination, the borrowers were required to obtain an environmental insurance policy against claims for pollution and remediation in connection with the recognized environmental condition at the related Mortgaged Properties. The policy has individual and aggregate claim limits of $1.0 million and a $25,000 deductible. The current policy has an expiration date of May 24, 2030. The policy was prepaid at origination of the Mortgage Loan and was provided by Great American E&S Insurance Company, which is rated “A+” by S&P.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-2 to this prospectus as iStar Leased Fee Portfolio – DoubleTree Seattle Airport, representing 0.6% of the Initial Pool Balance by allocated loan amount, the ESA identified a group of RECs in connection with a review of the regulatory database, which contained incomplete information regarding four reports of releases of petroleum and other hazardous materials at the Mortgaged Property between 2001 to 2011. An environmental insurance policy in the amount of $2,000,000 per occurrence and in the aggregate and subject to a $25,000 self-insured retention, was obtained from Great American E&S Insurance Company in lieu of a Phase II Environmental Report. The insurance policy expires on March 30, 2030. Great American E&S Insurance Company has an S&P rating of “A+” and a Moody’s rating of “A1”.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Raley’s Towne Centre, representing approximately 1.5% of the Initial Pool Balance,

the Phase I ESA obtained at loan origination identified recognized environmental conditions at the Mortgaged Property related to prior and current on-site dry cleaning operations. A Phase II ESA was subsequently conducted that indicated PCE and TCE contamination levels in certain soil gas samples in excess of regulatory limits. Based on these findings, the Phase II engineer recommended further investigation to determine necessary remedial action and estimated a worst-case remediation cost of $500,000. The Mortgage Loan documents require that the borrower (i) deposit an upfront $625,000 environmental reserve (representing 125% of the estimated cost), (ii) within 90 days after the Mortgage Loan origination deliver a remediation plan for the Mortgaged Property to the lender, subject to extension for an additional 90 days for regulatory processing delays, and diligently use commercially reasonable efforts to remediate the Mortgaged Property in accordance with the remediation plan and applicable laws, and (iii) increase the environmental reserve upon lender’s notice that the environmental consultant has determined that the amount in the reserve is less than 125% of the cost to complete required remedial work. The Mortgage Loan documents provide that borrower and guarantor have springing recourse liability for (i) the Mortgage Loan in the event the amount required to be deposited in the environmental reserve equals or exceeds the outstanding Mortgage Loan amount or (ii) the amount required to be deposited in the environmental reserve in the event that the outstanding Mortgage Loan amount exceeds such required environmental reserve amount.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 1.4% of the Initial Pool Balance, several issues were noted in ESAs for certain Mortgaged Properties. As regards the Save Mart Portfolio - Lucky California - Daly City Mortgaged Property, the related Phase I ESA did not identify any environmental conditions at the related Mortgaged Property. As regards the Save Mart Portfolio -Lucky – Hayward I Mortgaged Property, the related Phase I ESA noted that such Mortgaged Property was used for industrial purposes from 1957 to 1989 and that former USTs were identified at the Mortgaged Property. Based on the redevelopment of the Save Mart Portfolio - Lucky – Hayward I Mortgaged Property, on the time elapsed since the previous industrial operations and on the likelihood of natural reduction of any potential residual impacts, the ESA concluded that the historical industrial use of the Mortgaged Property represented a business environmental risk (“BER”). As regards the Save Mart Portfolio – S-Mart – Lodi Mortgaged Property, the related Phase I ESA identified the site as being within a contaminated groundwater plume. The most recent groundwater monitoring report for the area from 2016 shows a decreasing trend in the level of contamination and a letter dated March 3, 2016 states that the nearby retail property requires no action regarding this listing. Based on the identification of the City of Lodi as the responsible party, the continued remediation of the western groundwater plume, and the no further action notice, this listing represents a BER for which the related Phase I considered no further action or investigation to be warranted at this time. With regards to the Save Mart Portfolio - Lucky - Hayward Mortgaged Property, the related Phase I ESA noted that the property was part of a cleanup program due to impacted soil from various closed USTs located at such property. The Regional Water Quality Control Board (RWQCB) provided a conditional letter of approval for such cleanup. On March 3, 2017, the RWQCB conditionally approved a work plan to assess vapor intrusion risk at the Save Mart Portfolio - Lucky - Hayward Mortgaged Property. At origination, An environmental escrow of $331,035 (representing 125% of the estimated cost $264,828) will be escrowed to address the conditions at the Save Mart Portfolio - Lucky - Hayward Mortgaged Property. The borrower has procured an environmental impairment liability (“EIL”) insurance policy covering the Save Mart Portfolio - Lucky California - Daly City Mortgaged Property, the Save Mart Portfolio - Lucky – Hayward I Mortgaged Property, the Save Mart Portfolio – S-Mart - Lodi Mortgaged Property and the Save Mart Portfolio - Lucky – Hayward Mortgaged Property. The EIL policy was issued by Beazley (rated “A” by A.M. Best) and has the borrower and its affiliates as the first named insured(s) and the lenders, with their successors, assigns, and/or affiliates named as additional named insureds. The EIL policy has a term of 120 months and 30 days with an automatic extended reporting period of 36 months. Under the policy, the per incident and aggregate limits will be $5,000,000 with a $50,000 deductible per incident and the premium was paid in full at origination.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fairlane Meadows, representing approximately 1.4% of the Initial Pool Balance, the related ESA did not identify any RECs. A former dry cleaner that ceased operations at the Mortgaged Property in 2003 was noted and qualified the Mortgaged Property for liability protection under the Natural Resources and Environmental Protection Act (“NREPA”), Act 451 of 1994, provided that a baseline environmental assessment (“BEA”) as outlined under Parts 201 and Part 213 of NREPA as overseen by the Michigan Department of Environmental Quality (“MDEQ”) was conducted. Such a BEA was done in 2016 protecting the borrower from potential liability for existing contamination. In addition, the borrower has chosen to install a vapor mitigation system to ensure that no adverse conditions related to the historical use of the Mortgaged Property arise. At origination, the lender escrowed 125% of the cost of such installation.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Alexander Hamilton Plaza, representing approximately 1.0% of the Initial Pool Balance, the related Phase I ESA identified a controlled recognized environmental condition. During the closure of two underground storage tanks on the Mortgaged Property, a discharge was identified and petroleum hydrocarbon concentrations were delineated. The borrower filed a deed notice with the Passaic County Office in July 2003, and according to a September 2016 report, soil concentrations at the Mortgaged Property did not exceed applicable state and federal criteria. Although the Phase I ESA does not recommend further action, the borrower has procured a storage tank liability insurance policy covering the Mortgaged Property from ACE American Insurance Company (rated “A++” by A.M. Best). The policy names the borrower as the first named insured, and has a term of 12 months and has a per incident limit of $1,000,000 with a $10,000 deductible and an aggregate limit of $2,000,000. The premium for the policy was paid in full at origination.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Orchards Market Center, Shoppes at Hunters Run, Park Village and Chapel Ridge Shoppes, representing approximately 1.0% of the Initial Pool Balance, in lieu of obtaining a Phase I ESA, the lender obtained a $5,110,000 group lender environmental collateral protection and liability-type environmental insurance policy with $5,110,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10-year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Allmark Plaza, representing approximately 0.3% of the Initial Pool Balance, the Phase I environmental site assessment (ESA) identified a recognized environmental condition related to an on-site dry cleaner that has been in operation since 1986. A Phase II ESA was required and identified contamination levels in certain soil gas samples that exceeded regulatory limits. The Phase II also determined that there was evidence of an on-site release and vapor intrusion, and recommended excavation of impacted soils and installation of a sub-slab depressurization system (SSDS) to mitigate vapor intrusion risks. The Phase II ESA included an “upper estimated cost” of remedial action of $183,750, but excluded regulatory oversight costs. The lender required an up-front environmental reserve in the amount of $367,500 (200% of estimated cost exclusive of regulatory oversight). Further, the loan documents require that the borrower (i) submit a remediation action plan and cost estimate within 180 days of the May 5, 2017 Mortgage Loan origination; (ii) within 10 business days after such submission, deposit with lender an amount equal to 125% of the amount by which such cost estimate exceeds the balance in the up-front environmental reserve; (iii) within 12 months of the Mortgage Loan origination (unless extended by lender) (A) complete the excavation of impacted soils and install the SSDS and (B) deliver lender regulatory approval of the plan and evidence that such depressurization system is working as designed. In addition, the Mortgage Loan documents provide that the borrower and guarantor have springing recourse liability for the loan if the borrower fails to make the required deposits to the environmental reserve, and that such liability will terminate when all such environmental conditions have been satisfied and lender has received evidence of regulatory case closure, including a no further action letter and proof of compliance with all applicable ongoing regulatory monitoring, soil management plans, and activity and use limitations.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Elsea MHP Portfolio - Rustic Ridge, securing approximately 0.1% of the Initial Pool Balance by allocated loan amount, a regulated community water supply system serves the Mortgaged Property with potable water obtained from an on-site private production well. According to an April 2016 “Action Required” letter, the Ohio Environmental Protection Agency (the “Ohio EPA”) identified multiple violations and deficiencies for the water system. The related borrower has informed the related mortgage loan seller that upgrades to the water system to resolve these violations and deficiencies have been completed, and the water system is fully operational. Although the Ohio EPA has acknowledged in a May 17, 2017 letter that the violations and deficiencies have been abated, such acknowledgement does not preclude the Ohio EPA from seeking administrative or civil penalties in connection with such violations and deficiencies.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the Initial Pool Balance, the borrowers were required to reserve approximately $5,883,991 at origination for PIPs or renovations required by the related franchise agreements in connection with 12 of the Mortgaged Properties.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Raleigh Marriott City Center, representing approximately 2.6% of the Initial Pool Balance, the Mortgaged Property is scheduled to undergo a renovation project, scheduled to end by April 2018, in connection with a PIP. The borrower sponsor is planning a $12.0 million PIP, which has been escrowed upfront.

●	With respect to the Mortgaged Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Garden Inn – Ames, representing approximately 1.3% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a PIP that has an estimated completion date of March 2019. The remaining work includes renovations to the guestrooms, corridors and meeting spaces. At origination, the lender escrowed approximately $1,756,374, representing the estimated cost to complete the PIP, including a 12.5% contingency. The borrower may obtain the release of $172,147 of the escrow by posting a letter of credit with the lender within 30 days of the Mortgage Loan origination.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Home2 Suites – San Antonio, representing approximately 0.9% of the Initial Pool Balance, the hotel was constructed in 2014 and a PIP was started in 2016. An additional $41,200 of PIP improvements are scheduled to be completed over the next 12 months. No up-front PIP reserve required in connection with the remaining PIP improvements in connection with origination, however, the Mortgage Loan documents provide for an escrow in connection with any future PIP in an amount equal to 125% of estimated PIP costs. The Mortgage Loan documents provide for personal liability to borrower and guarantor for (i) losses related to failure to comply with or complete any PIP work and (ii) springing recourse in the event of franchise agreement termination.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express & Suites - Charlotte-Arrowood, representing approximately 0.7% of the Initial Pool Balance, the related Mortgaged Property is currently undergoing a franchise-mandated PIP (which involves the replacement of furniture, fixtures and equipment, vinyl, soft goods and carpet for the entire Mortgaged Property). The total estimated cost of the PIP is approximately $1,896,800, of which the related borrower has reported spending approximately $115,454. Approximately $1,781,346 was escrowed at origination of the Mortgage Loan for the remainder of the PIP. Completion of the ongoing work associated with the PIP is tentative because of the related borrower’s potential sale of the related Mortgaged Property. Any such sale would be subject to the terms of the related loan documents, including assumption of the Mortgage Loan by an acceptable transferee. The related franchisor has mandated that the potential new borrower must complete the PIP within a year of taking ownership. The potential new borrower sponsor anticipates completing the PIP between the fourth quarter of 2017 and the first quarter 2018.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as La Quinta Florence KY, securing approximately 0.4% of the Initial Pool Balance, the related Mortgaged Property is currently undergoing a PIP with a total estimated cost of approximately $650,000. The PIP includes replacement of carpeting, soft goods and case goods in the guest rooms and replacement of bathroom fixtures. Approximately $238,000 was escrowed at origination of the Mortgage Loan for the remainder of the PIP. The ongoing work associated with the PIP is expected to be completed by August 2017.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than thirteen (13) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 123 William Street, representing approximately 2.4% of the Initial Pool Balance, Nicholas S. Schorsch is a key principal of AR Global Investments, LLC (formerly known as AR Capital, LLC) and is affiliated with the related borrower sponsor, American Realty Capital New York City REIT. Mr. Schorsch resigned from the boards of 13 companies following a disclosure that, during his time as chairman of American Realty Capital Properties (“ARCP”), an affiliate of AR Capital, LLC until January 2014, accounting errors were intentionally concealed and improper payments and equity awards were made to certain affiliates and key principals, respectively. In October 2014, ARCP issued a press release announcing that, based on the preliminary findings of ARCP’s audit committee, previously issued financial statements and other financial information contained in ARCP’s annual report on Form 10-K for the fiscal year ended December 31, 2013 and quarterly reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014 had accounting errors that were intentionally concealed. The audit committee also identified certain payments made to several affiliates that were not appropriately documented, and that equity awards made to Mr. Schorsch and another former executive contained provisions that were more favorable than those approved by the compensation committee of ARCP’s board of directors. In connection with such findings, ARCP has been the subject of various regulatory and criminal investigations, including by the SEC, the U.S. Attorney’s office for the Southern District of New York (the “USAO-SDNY”) and the Federal Bureau of Investigation, which may still be ongoing. Several officers and directors of ARCP, including the key principal of the borrower sponsor, have also been named as defendants in various securities class action complaints and in October 2015, an additional securities fraud action was filed by The Vanguard Funds against ARCP, Mr. Schorsch, and other principals of ARCP. In addition, the Secretary of the Commonwealth of Massachusetts, Securities Division filed suit against Realty Capital Securities, LLC (“RCS”), an affiliate of ARCP under common control of ARCP’s parent company, in connection with the fraudulent casting of shareholder proxy votes on various investment programs. In December 2015, RCS announced that it had settled with the Secretary of the Commonwealth of Massachusetts, Securities Division, which settlement includes the payment of a fine, revocation of RCS’s broker-dealer registration and the dissolution of RCS’s wholesale distribution business. In March 2016, RCS filed for Chapter 11 bankruptcy protection. In September 2016, the USAO-SDNY announced the filing of criminal charges and the SEC announced the filing of a civil complaint against the former chief financial officer and former chief accounting officer of ARCP. The chief financial officer pled guilty to the charges, and the SEC litigation has been stayed pending the conclusion of the criminal action.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 1.4% of the Initial Pool Balance, the sole tenant at the Mortgaged Properties, Save Mart Supermarkets, is subject to a class action lawsuit filed in 2014 that is currently pending in the Superior Court of California, County of San Mateo. The plaintiff alleges that in pay statements issued by Save Mart Companies, Save Mart Companies failed to list the beginning date for the pay period, the number of hours worked and the rate at which shift premiums were paid, all in violation of the California Labor Code. The court has certified a subclass of plaintiffs and a motion for rehearing seeking to certify an additional class is currently pending. The plaintiff is seeking penalties under the labor code, statutory damages, and attorneys’ fees and costs. Counsel for Save Mart Companies has indicated to the lender that the plaintiff is seeking damages of up to $140 million. Counsel for Save Mart Companies and the borrower cannot provide a likelihood of success on such litigation and have not estimated a likely financial result. The case is set for mediation in June 2017. The borrower has indicated that this litigation is not being covered by its insurance policies. We cannot assure you that the plaintiff would not prevail in the litigation, resulting in Save Mart Companies owing damages and potentially affecting cash flow of Save Mart Companies.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as StoreRight Ocala, StoreRight Tampa and StoreRight Jacksonville, collectively representing approximately 0.9% of the Initial Pool Balance, there is a pending lawsuit filed against one of the borrower sponsors and a former business associate. The action is a federal class action suit filed by some of the residents of the Lake Ashton Golf Club, who allege that the former business associate, in his role as the developer of Lake Ashton Golf Club and in his various management roles, unlawfully colluded with other defendants that include his business partners by incorporating certain deed restrictions in the homeowners’ association documents requiring residents to pay for security and cable services. The borrower sponsor was the attorney who drafted the homeowners’ association documents at issue. The borrower sponsor asserts that the deed restrictions at issue did not violate Florida law. A notice of settlement agreement was jointly filed by plaintiffs and defendants on May 17, 2017 and is pending court approval. If the settlement is approved, the borrower sponsor will not have any financial responsibility to contribute to the settlement payments and will be dismissed from the lawsuit with prejudice.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Fifty-eight (58) of the Mortgage Loans, representing approximately 72.0% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Seventeen (17) of the Mortgage Loans, representing approximately 24.5% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	One (1) of the Mortgage Loans, representing approximately 3.5% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to thirty (30) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Del Amo Fashion Center, Long Island Prime Portfolio – Melville, ExchangeRight Net Leased Portfolio #16, Banner Bank, AmberGlen Corporate Center, Highland Park Mixed Use, Fairlane Meadows, Hilton Garden Inn – Ames, Stemmons Office Portfolio, Stonebriar Commons on Legacy, Crossings at Hobart, Old Town, Lormax Stern Retail Development – Roseville, Alexander Hamilton Plaza, Uptown Row, Hughes Airport Center, Boardwalk Shopping Center, Clifton Park Self Storage Portfolio, North Towne Commons, Burt Estates MHP, Cardiff Plaza, Ravinia Estates, Sycamore Terrace, Wakefield Apartments, Orchards Market Center, 35 North Raymond Avenue, Rite Aid – Allentown, StoreRight Ocala, Maximus Self Storage and 300 Northern Pacific Avenue, representing approximately 35.3% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus Del Amo Fashion Center, representing approximately 5.2% of the Initial Pool Balance, Simon Property Group, L.P., one of the related borrower sponsors, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio - Melville, representing approximately 4.2% of the Initial Pool Balance, the Mortgage Loan paid off a prior loan secured by the Mortgaged Property that experienced a maturity default. The Mortgage Loan paid off the prior loan in full. In addition, the borrower sponsor reported three discounted loan payoffs and one deed-in-lieu of foreclosure, each unrelated to the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio #16, representing approximately 2.8% of the Initial Pool Balance, one of three guarantors and borrower sponsors reported that he guaranteed a prior loan secured by a property unrelated to the Mortgaged Property that in November 2009 became the subject of foreclosure proceedings, which were settled in May 2013.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Banner Bank, representing approximately 2.2% of the Initial Pool Balance, affiliates of the borrower sponsor (Gary Christensen) filed for bankruptcy in 2008 and 2010, in connection with a contractor dispute concerning two Boise, Idaho condominium conversions, to prevent foreclosure of mechanics’ liens and foreclosure of a mortgage loan on a separate property used to fund completion of the conversion construction and execute a business plan for the properties. The borrower sponsor worked with the lenders and the contractor to settle all claims and sell condominium units. Ultimately, two properties were transferred by deed in lieu of foreclosure pursuant to bankruptcy plans. A title company involved in the projects paid claims brought by the contractor and sued the borrower sponsor under an indemnity agreement for $1,250,000 which was settled by the borrower sponsor.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Fifty-eight (58) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Amazon Lakeland, ExchangeRight Net Leased Portfolio #16, 2851 Junction, AmberGlen Corporate Center – 1195 NW Compton Drive, Save Mart Portfolio, Stemmons Office Portfolio – 8001 Stemmons, Stemmons Office Portfolio – 8101 Stemmons, and Rite Aid – Allentown, securing approximately 11.1% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as General Motors Building, Del Amo Fashion Center, 245 Park Avenue, Long Island Prime Portfolio – Melville, 225 & 233 Park Avenue South, Market Street – The Woodlands, iStar Lease Fee Portfolio, Valley Creek Corporate Center, 123 William Street and Banner Bank.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity date or Anticipated Repayment Date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
ExchangeRight Net Leased Portfolio #16 – Walgreens – St. Louis, MO	0.4%	No	5/30/2028	6/6/2027
ExchangeRight Net Leased Portfolio #16 – Walgreens – Hammond, IN	0.2%	No	9/1/2026	6/6/2027
ExchangeRight Net Leased Portfolio #16 – Walgreens – Baytown, TX	0.2%	No	3/31/2027	6/6/2027
ExchangeRight Net Leased Portfolio #16 – Dollar General – Evansville, IN	0.1%	No	10/31/2026	6/6/2027
ExchangeRight Net Leased Portfolio #16 – Sherwin Williams – Peoria, IL	0.1%	No	5/31/2027	6/6/2027
ExchangeRight Net Leased Portfolio #16 – Advance Auto Parts – Normal, IL	0.1%	No	12/31/2026	6/6/2027
ExchangeRight Net Leased Portfolio #16 – Advance Auto Parts – Zion, IL	0.1%	No	12/31/2027	6/6/2027
ExchangeRight Net Leased Portfolio #16 – Advance Auto Parts – St. Louis, MO	0.0%	No	12/31/2026	6/6/2027
AmberGlen Corporate Center – 1195 NW Compton Drive	0.6%	No	1/31/2022	5/6/2027
Stemmons Office Portfolio - 8101 Stemmons	0.2%	No	6/7/2020	6/11/2022
Rite Aid - Allentown	0.3%	No	2/21/2027	6/11/2027

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Stemmons Office Portfolio - 7701 Stemmons	0.6%	GSA - Citizen and Immigration Service(1)	24.9%	22.8%
Stemmons Office Portfolio - 7701 Stemmons	0.6%	GSA - Immigration and Custom Enforcement(1)	22.7%	23.4%
Stemmons Office Portfolio - 8001 Stemmons	0.5%	GSA - Citizen and Immigration Service(2)	31.3%	35.9%
Stemmons Office Portfolio - 8101 Stemmons	0.2%	GSA - Immigration and Custom Enforcement(1)	17.0%	18.0%
Alexander Hamilton Plaza	1.0%	State of New Jersey(3)	43.2%	45.9%
Alexander Hamilton Plaza	1.0%	The County of Passaic(4)	8.1%	6.6%

(1)	Tenant may terminate with 120 days’ notice.

(2)	Tenant may terminate with 60 days’ notice.

(3)	The State of New Jersey may (i) terminate its lease if funds are not appropriated in the state budget to pay for all or any portion of the rent due under the lease or (ii) reduce the size of its leased space by up to 7,000 square feet at any time by giving at least 90 days written notice. With respect to any such reduction, the blocks of space returned must be a minimum of 1,000 square feet and have access to the elevator lobby.

(4)	The County of Passaic may terminate its lease for the second floor suite on June 30, 2018 or December 31, 2019 with at least 60 days’ notice.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as General Motors Building, Del Amo Fashion Center, 245 Park Avenue, Long Island Prime Portfolio – Melville – 48 South Service Road, 225 & 233 Park Avenue South, Market Street – The Woodlands, Valley Creek Corporate Center and 123 William Street.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example:

●	Fifty-five (55) of the Mortgaged Properties identified on Annex A-1 to this prospectus as General Motors Building, 245 Park Avenue, Long Island Prime Portfolio – Melville – 58 South Service Road, Long Island Prime Portfolio - Melville - 68 South Service Road, 225 & 233 Park Avenue South, Market Street – The Woodlands, Valley Creek Corporate Center, Save Mart Portfolio, ExchangeRight Net Leased Portfolio #16 - Tractor Supply - Kuna, ID, 123 William Street, AmberGlen Corporate Center, US Bank Building – Reno, Old Town, Alexander Hamilton Plaza, Hughes Airport Center, Boardwalk Shopping Center, 41725 Ford Road, Crystal Park Plaza, Sycamore Terrace, 35 North Raymond Avenue and 300 Northern Pacific Avenue, securing approximately 41.8% of the Initial Pool Balance by allocated loan amount, have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a build out phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as General Motors Building, representing approximately 9.96% of the Initial Pool Balance, the fourth largest tenant, Apple, is temporarily occupying the space expected to be occupied by Under Armor once its lease commences, while other space to be occupied by Apple is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 square feet through December 31, 2018 and 102,994 square feet through January 31, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 square feet of expansion space commencing in August 2017. In addition, Under Amour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armor has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armor is not currently in occupancy or paying rent. Borrower sponsor and carve-out guarantor, Boston Properties Limited Partnership, provided a payment guaranty with respect to Under Amour’s free rent reserves. Under Armor has 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus Del Amo Fashion Center, representing approximately 5.2% of the Initial Pool Balance, the borrower executed a 10 year master lease with the borrower sponsor with respect to three tenants (which, in the aggregate, represent approximately 4.5% of NRA and 5.3% of underwritten rent). Such tenants, set forth as follows, have executed leases but are not yet in occupancy or fully paying rent: (1) Dave & Buster’s (expected lease commencement date of May 2018), (2) Marshalls (expected lease commencement date of May 2018) and (3) EMC Seafood & Raw Bar (expected lease commencement date of January 2018). The master lease provides for annual rent equivalent to the tenants’ combined annual rent, provided that such obligations are reduced pro rata upon each of the tenants taking occupancy and commencing payment of unabated rent. The lenders included the master lease income in underwritten income.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Long Island Prime Portfolio – Melville – 58 South Service Road, representing approximately 1.7% of the Initial Pool Balance by allocated loan amount, the third largest tenant, UBS Financial Services Inc., representing approximately 7.6% of the net rentable square feet at the Mortgaged Property, has a free rent period from June 1, 2017 through April 30, 2018. The borrower reserved approximately $2,903,067 at origination in connection with tenant free rent periods and other unfunded obligations.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, representing approximately 3.9% of the Initial Pool Balance, the largest tenant, Facebook, representing approximately 39.4% of the gross leased area at the Mortgaged Property, is entitled to between 5 and 19 months of free rent, depending on the floor. The second largest tenant, Buzzfeed, representing approximately 28.7% of the gross leased area at the Mortgaged Property, is entitled to 16 months of free rent. The fourth largest tenant, T. Rowe Price, representing approximately 2.0% of the gross leased area at the Mortgaged Property, is entitled to 9 months of free rent. The borrower reserved approximately $14,864,252 at origination to cover the full amount of such free rent.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Market Street – The Woodlands, representing approximately 3.9% of the Initial Pool Balance, the third largest tenant, Regus, renewed its lease and is currently paying reduced rent for the first year at a 50% discounted rate. Gap rent for these tenants (as well as other non-Top 5 tenants with rent concessions) was reserved at origination in the form of a guaranty from the borrower sponsor.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio, representing approximately 3.5% of the Initial Pool Balance by allocated loan amount, the Mortgage Loan is secured by the borrower’s leased fee interest in the Mortgaged Properties, which are ground leased to multiple tenants. The underwriting includes the annualized present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Valley Creek Corporate Center, representing approximately 2.9% of the Initial Pool Balance, the largest tenant, Analytical Graphics, Inc., representing approximately 35.0% of the net rentable square feet at the Mortgaged Property, is only utilizing 25% of its space on the fourth floor, which is equal to 1/16th of its space. The tenant pays full rent on all of its space.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio #16 – Tractor Supply – Kuna, ID, representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the single tenant has a 3 month rent abatement. The borrower reserved the full amount of such rent abatement.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 245 Park Avenue, representing approximately 4.8% of the Initial Pool Balance, the third largest tenant, Major League Baseball (which accounts for approximately 12.8% of the net rentable square feet and approximately 21.8% of the underwritten base rent at the Mortgaged Property), executed a lease at another property and has declared its intention to move into such space in 2019 and will therefore be dark for the last three years of its lease ending in October 2022.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 123 William Street, representing approximately 2.4% of the Initial Pool Balance, the fourth largest tenant, NYC Department of Youth & Community Development (“DYCD”), representing approximately 7.4% of the net rentable area, currently leases its space under a month-to-month license agreement. According to the borrower sponsor, DYCD received approval from The City of New York to enter into a long term lease (20-year lease at a proposed annual base rent of $2,071,110 or $51.00 PSF) and the lease is currently being drafted. A holdback in the amount of $20,000,000 was taken at origination, which will be released to the borrower sponsor upon: (i) the execution of a lease with DYCD for the existing DYCD premises for an initial term of at least ten years with a net effective rent at least equal to the net effective rent under the month-to-month license agreement; or (ii) the execution of a lease with one or more replacement, third party tenants (not a borrower sponsor affiliate) for the existing DYCD premises for an initial term of at least five years and provided that the debt yield is at least 8.2%. In the event the borrower sponsor executes a replacement lease with an unaffiliated third party tenant and does not meet the debt yield requirements as described in clause (ii) of this paragraph, the borrower sponsor will be entitled to receive the $20,000,000 holdback, less an amount equal to the amount that the Mortgage Loan would have to be prepaid in order for the debt yield to equal at least 8.2%. Any remaining funds will serve as additional collateral for the Mortgage Loan until such time as the debt yield meets the 8.2% threshold. During the occurrence and continuance of an event of default under the Mortgage Loan documents, such excess funds will be treated as any other amount then on reserve and the lender may apply any such excess funds for any purpose as the lender may reasonably determine is necessary to perfect or protect its security interest or to exercise its rights and remedies under the Mortgage Loan documents, including applying such excess funds towards repayment of the Mortgage Loan, which will be considered a prepayment.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	One hundred twenty-three (123) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, Market Street – The Woodlands, iStar Leased Fee Portfolio – Hilton Salt Lake, iStar Leased Fee Portfolio – DoubleTree Seattle Airport, iStar Leased Fee Portfolio – DoubleTree Mission Valley, iStar Leased Fee Portfolio – One Ally Center, iStar Leased Fee Portfolio – DoubleTree Sonoma, iStar Leased Fee Portfolio – DoubleTree Durango, iStar Leased Fee Portfolio – Northside Forsyth Hospital Medical Center, iStar Leased Fee Portfolio – NASA/JPSS Headquarters, iStar Leased Fee Portfolio – The Buckler Apartments, Amazon Lakeland, ExchangeRight Net Leased Portfolio #16 – Walgreens – St. Louis, MO, ExchangeRight Net Leased Portfolio #16 – Walgreens – North Ridgeville, OH, ExchangeRight Net Leased Portfolio #16 – Walgreens – Hammond, IN, ExchangeRight Net Leased Portfolio #16 – Tractor Supply – Royse City, TX, ExchangeRight Net Leased Portfolio #16 – Tractor Supply – Kuna, ID, ExchangeRight Net Leased Portfolio #16 – Walgreens – Baytown, TX, Raleigh Marriott City Center, Save Mart Portfolio, TownePlace Suites - Boynton Beach, Fairlane Meadows, TownePlace Suites-VA, Imperial Clark Center – Downey CA and La Quinta Florence KY, securing approximately 30.2% of the Initial Pool Balance by allocated loan amount, are each subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus Del Amo Fashion Center, representing approximately 5.2% of the Initial Pool Balance, Charles Schwab, has a right of first offer (the “Schwab ROFO”) to purchase its portion of the Mortgaged Property if the borrower decides to market the Mortgaged Property for sale. The Schwab ROFO is not extinguished by foreclosure; however, the Schwab ROFO does not apply to a foreclosure or deed-in-lieu thereof.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio– Holiday Inn Express & Suites Terrell, representing approximately 0.04% of the Initial Pool Balance by allocated loan amount, Tanager Properties Limited Partnership, the developer, has the right to repurchase the Mortgaged Property in the event of a breach of the covenants, conditions and restriction of the related declaration (the “Declaration”), such as, among other defaults, the improvements and facilities on the Mortgaged Property are abandoned or permanently closed, the borrower fails to use the Mortgaged Property for its intended use for 60 days or more (other than due to a casualty to or remodeling) or the borrower otherwise violates the Declaration (including, among other things, (i) failing to comply with environmental laws, zoning laws, easements and other restrictions applicable to the Mortgaged Property, (ii)

encumbering, selling or otherwise conveying or subdividing the Mortgaged Property without the prior written consent of developer, or (iii) failing to maintain the Mortgaged Property in the manner consistent with the remainder of the related shopping center site). In the event the repurchase option is exercised, the borrower are required to release the Mortgaged Property in accordance with the Starwood Capital Group Hotel Portfolio Whole Loan documents (including, without limitation, payment of the applicable release price). See “—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus for additional information. In addition, with respect to each Mortgaged Property that is subject to a franchise agreement with Marriott International, Inc. or its affiliates, the franchisor has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property, the borrower’s interest in the franchise agreement, an ownership interest in the borrower or a controlling direct or indirect interest in the borrower to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “competitor” or an affiliate of a “competitor” as defined under the franchise agreement.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus Market Street – The Woodlands, representing approximately 3.9% of the Initial Pool Balance, The Woodlands Land Development Company, L.P., a former owner of the Mortgaged Property, has a right of first offer (the “Woodlands ROFO”) in connection with certain transfers of all or any portion of the Mortgaged Property in connection with development for additional office and/or professional or hotel use. Such right does not apply to any foreclosure sale or deed-in-lieu of foreclosure, but would apply to subsequent transfers. The Woodlands ROFO provides for certain deemed restrictions on office square footage and hotel rooms at the Mortgaged Property if parcels are offered for office or hotel development and the prior owner is not provided with the required notice under the Woodlands ROFO. The borrower has not provided a record as to whether prior sales and development of the Mortgaged Property, including to and by the borrower, were conducted in accordance with the Woodlands ROFO requirements. Accordingly, it is possible that the development of the Mortgaged Property may have triggered, and therefore may not be compliant with, any such deemed restrictions.

●	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio – One Ally Center and iStar Leased Fee Portfolio – Northside Forsyth Hospital Medical Center, representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, each tenant at the One Ally Center Mortgaged Property and the Northside Forsyth Hospital Medical Center Mortgaged Property has a right of first refusal in the event the borrower receives a bona fide offer from a third party to purchase the Mortgaged Property. With respect to the NASA/JPSS Headquarters Mortgaged Property, the tenant has a right of first offer in the event the borrower decides to sell the related Mortgaged Property. With respect to The Buckler Apartments Mortgaged Property, the tenant has a right of first offer and a right of first refusal with respect to the Mortgaged Property. In each case, such right of first refusal or right of first offer will not apply in connection with a foreclosure or deed-in-lieu of foreclosure (or in some cases, in connection with a sale of the related Mortgaged Property in a combined sale of at least three other real properties under a contract), but will apply to subsequent purchases.

●	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio – Hilton Salt Lake, iStar Leased Fee Portfolio – DoubleTree Seattle Airport, iStar Leased Fee Portfolio – DoubleTree Mission Valley, iStar Leased Fee Portfolio – DoubleTree Sonoma and iStar Leased Fee Portfolio – DoubleTree Durango, representing approximately 2.6% of the Initial Pool Balance by allocated loan amount, the tenant may terminate the lease with respect to an individual Mortgaged Property and offer to purchase any such individual Mortgaged Property that is materially and adversely affected by the borrower’s failure (after notice and expiration of cure periods) to provide applications to governmental authorities for any license, permit or approval necessary for the operation of such Mortgaged Property at a purchase price equal to the net present value of the base rent payable through the expiration of the then-current term. The borrower may accept or reject the tenant’s offer to purchase such individual Mortgaged Property. If the borrower rejects such offer to purchase the individual Mortgaged Property, the lease will terminate with respect to such individual Mortgaged Property and the tenant must vacate such individual Mortgaged Property in accordance with the lease. The borrower may, at all times prior to the closing date for the purchase of the individual Mortgaged Property or the termination of the lease with respect to such individual Mortgaged Property, cancel the tenant’s purchase right or termination right by obtaining the required applications to governmental authorities in sufficient time and manner so that the subject license, permit or approval is obtained or reinstated by a date that is prior to the related closing date or termination date.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Amazon Lakeland, representing approximately 2.9% of the Initial Pool Balance, single tenant (Amazon) has a Right of First Offer (“ROFO”) to purchase its premises if borrower decides to market the Mortgaged Property for sale, and a Right of First Refusal (“ROFR”) to purchase subject property if the tenant fails to exercise the ROOF within 30 days after receipt of notice of the borrower’s proposed terms of sale and borrower proceeds to market the Mortgaged Property. The ROFO and ROFR are not extinguished by foreclosure; however, the ROFO and ROFR do not apply to foreclosure or deed in lieu thereof.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Raleigh Marriott City Center, representing approximately 2.6% of the Initial Pool Balance, franchisor (Marriott International, Inc.) has ROFR to acquire related Mortgaged Property if there is transfer of hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. The franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the Mortgaged Property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases

That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Mortgaged Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Highland Park Mixed Use, representing approximately 1.7% of the Initial Pool Balance, the borrower sponsor owns the largest tenant, Equinox, which tenant leases approximately 40.2% of the net rentable area.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 1.4% of the Initial Pool Balance, the sole tenant at the Mortgaged Property, Save Mart Supermarkets, is an affiliate of the borrower sponsor.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Allmark Plaza, representing approximately 0.3% of the Initial Pool Balance, two tenants (Allmark Inc and The Terrace Apartments) that, in the aggregate, represent 26.5% of total net rentable area and 24.5% of underwritten income are sponsor-affiliated.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related

Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Sixty-four (64) of the Mortgaged Properties securing approximately 21.9% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 25% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●	With respect to One hundred forty-eight (148) Mortgaged Properties, securing approximately 42.6% of the Initial Pool Balance by allocated loan amount, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Property identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio, representing approximately 3.5% of the Initial Pool Balance, the Mortgage Loan is secured by the Mortgagor’s leased fee interest in the Mortgaged Property, and the Mortgage Loan documents permit the borrower to rely on insurance coverages provided by the tenants at each such Mortgaged Property. With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio – One Ally Center, iStar Leased Fee Portfolio – Northside Forsyth Hospital Medical Center, iStar Leased Fee Portfolio – NASA/JPSS Headquarters, iStar Leased Fee Portfolio – Dallas Market Center: Sheraton Suites, iStar Leased Fee Portfolio – Dallas Market Center: Marriott Courtyard, iStar Leased Fee Portfolio – The Buckler Apartments, and iStar Leased Fee Portfolio – Lock-Up Self Storage Facility, if the tenant at each such Mortgaged Property maintains the insurance coverage required under its related lease, the borrower is not required to maintain the following insurance coverages: (i) property insurance, (ii) business interruption insurance, (iii) insurances during times of structural construction, (iv) boiler and machinery insurance, (v) flood insurance and (vi) earthquake insurance.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio #16, Save Mart Portfolio, Crossings at Hobart, Lormax Stern Retail Development – Roseville and Rite Aid – Allentown, representing approximately 6.8% of the Initial Pool Balance, the related borrower may rely on the single tenant’s, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. The table below shows the LTV Ratio and appraised value for Mortgage Loans using values other than “as-is”, as well as the corresponding LTV Ratio and appraised value for such Mortgage Loans using “as-is” values.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Other than “As-Is” Appraised Value		Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Starwood Capital Group Hotel Portfolio	4.3%	60.4%	$956,000,000	(1)	64.9%	$884,700,000
Raleigh Marriott City Center	2.6%	63.0%	$108,000,000	(2)	71.6%	$95,000,000
Raley’s Towne Centre	1.5%	68.9%	$25,600,000	(3)	72.0%	$24,500,000
Hilton Garden Inn - Ames	1.3%	59.9%	$24,200,000	(4)	65.2%	$22,200,000
Holiday Inn Express & Suites – Charlotte – Arrowood	0.7%	62.9%	$13,000,000	(5)	74.4%	$11,000,000
Clifton Park Self Storage Portfolio	0.6%	66.1%	$11,050,000	(6)	71.2%	$10,250,000

(1)	Reflects a premium attributed to the aggregate value of the portfolio of Mortgaged Properties as a whole.

(2)	Reflects an appraisal on a hypothetical “as-complete” basis, subject to the anticipated completion of the currently ongoing work associated with a property improvement plan. A reserve in the amount of approximately $12,000,000 was established at, origination in connection with such improvements.

(3)	Reflects an appraisal on an other than “as-stabilized” basis, which assumes the completion of certain environmental and capital repairs.

(4)	Reflects an appraisal on an other than “as-is” basis, which assumes that the property improvement plan work that is expected to be completed by May 1, 2018 is on schedule. The $1,756,374 property improvement plan (of which 100% of the estimated cost was escrowed at origination) is scheduled to be fully completed by March 28, 2019.

(5)	Reflects an appraisal on a hypothetical “as-complete” basis, subject to the anticipated completion of the currently ongoing work associated with a property improvement plan that has an estimated cost of approximately $1,896,800 and as to which the related borrower reported spending approximately $115,454 as of, and a reserve in the amount of approximately $1,781,346 was established at, origination.

(6)	Reflects an appraisal on a “bulk portfolio value” basis, which includes a 7.8% premium over the value of the individual Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus Del Amo Fashion Center, representing approximately 5.2% of the Initial Pool Balance, for so long as Simon Property Group, L.P. (the current guarantor) or certain affiliates of JPMorgan Chase Bank, N.A. (none of whom are presently guarantors but one or more of which may become a replacement guarantor in accordance with the conditions set forth in the Whole Loan documents) is the guarantor, the liability of such guarantors under the related non-recourse carveout guaranty (which also covers environmental obligations) is capped at $117,000,000 in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the Initial Pool Balance, the aggregate liability of the non-recourse carveout guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the Mortgage Loan outstanding at the time of the occurrence of such event, plus reasonable third-party collection costs actually incurred by the lender in connection with the enforcement of its rights under the guaranty or any other Mortgage Loan document. In addition, in connection with any permitted transfer under the Mortgage Loan documents that results in (x) a change of control of the borrowers and/or (y) the transfer of more than 49% of the direct or indirect equity interests in the borrowers, the borrowers are permitted to provide a substitute guarantor to act as a replacement guarantor under the nonrecourse carve-out guaranty, the environmental indemnity and, if applicable as of such date, any guaranties related to new PIPs required by any franchise agreement upon certain terms and conditions set forth in the Mortgage Loan documents, which include, without limitation, delivery of evidence that (i) such new guarantor is owned and controlled by, or under common control with, (ii) the transferee and owns at least 10% of the equity interests in the borrower, and (iii) the replacement guarantor has a net worth of not less than $400,000,000 (excluding any interests in and liabilities attributable to the Mortgaged Properties) or an equity market capitalization not less than $500,000,000 (including any interests in the Mortgaged Properties).

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus Market Street – The Woodlands, representing approximately 3.9% of the Initial Pool Balance, the liability of the related non-recourse carveout guarantor under the related non-recourse carveout guaranty (which also covers environmental obligations) is capped with respect to full recourse items at an amount equal to $100,000,000, together with reasonable out-of-pocket costs relating to the enforcement of such guaranty. The Cut-off Date Balance of the related Whole Loan is $175,000,000.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio - Melville, representing approximately 4.2% of the Initial Pool Balance, the borrower provided the lender with an environmental insurance policy in lieu of an environmental recourse carveout. In the event the borrower fails to maintain the environmental insurance policy in accordance with the Mortgage Loan documents, the Mortgage Loan is full recourse to the borrower and the guarantor for any losses resulting from breaches of the environmental covenants in the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 225 & 233 Park Avenue South, representing approximately 3.9% of the Initial Pool Balance, the Mortgage Loan is full recourse to a guarantor which is a natural person that has assets other than equity in the related Mortgaged Property that are not de minimis only with respect to (i) a transfer by the borrower of ownership of all or any material portion of the real property comprising part of the Mortgaged Property, (ii) a sale, assignment, pledge or other encumbrance by borrower of the rents and (iii) bankruptcy related carveouts. All recourses for losses are recourse to another entity guarantor that does not have significant assets other than equity in the related Mortgaged Property.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as iStar Leased Fee Portfolio, representing approximately 3.5% of the Initial Pool Balance, upon the completion of Safety, Income and Growth Inc. (“SAFE”) becoming a public vehicle, the loan documents provide for SAFE to become the non-recourse carveout guarantor in lieu of the current guarantor, provided that SAFE has a market capitalization in excess of $500,000,000 or net worth in excess of $250,000,000. There can be no assurance as to whether, or when, any of these transactions will occur.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Market Street – The Woodlands, representing approximately 3.9% of the Initial Pool Balance, the borrower, as successor to the developer of the Mortgaged Property, is entitled pursuant to an agreement with Town Center Economic Development Zone No. 2 (an economic development zone created by Town Center Improvement District of Montgomery County, Texas (the “TCID”) pursuant to an act of the Texas legislature) to receive a portion of a tax assessed for the purpose of reimbursing the TCID and the developer for the cost of developing a parking garage and central plaza (such revenue, “TCID Revenue“). The “Appraised Value” of the Mortgaged Property includes $10,260,000, which is equal to the present value of projected TCID Revenue through 2027, as projected in the appraisal. The “as-is” Appraised Value and related Cut-off Date LTV Ratio and LTV Ratio at Maturity are set forth in the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” above. There is no assurance that TCID Revenue will be received in such amount or in any particular amount. In addition, the tax assessment may terminate prior to the full reimbursement of the amount reimbursable to the borrower. Further, there is no assurance that the Trust will be able to receive such income following a foreclosure. The obligations of the applicable government entities relating to such payments are subject to sovereign immunity defenses which would preclude enforcement of such obligations, and may be subject to other defenses. In addition, the Trust would be required to assume the obligations of the borrower under the agreement relating to such payments in order to have the right to receive such income. See also “Risk Factors—Other Risks Related to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure”.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as ExchangeRight Net Leased Portfolio #16 - Walgreens - North Ridgeville, OH, representing approximately 0.3% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property benefits from a tax incremental financing (“TIF”) program where the property owner makes “service payments” in lieu of taxes due to public improvements to utilities at the Mortgaged Property, traffic control devices at the adjacent property intersection and intersection improvements that will benefit the Mortgaged Property. Each semiannual “service payment” is the same amount that property taxes would have been if not for the TIF payment requirement. The exemption period when “service payments” are made in lieu of taxes expires December 31, 2028.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Lormax Stern Retail Development – Roseville, representing approximately 1.0% of the Initial Pool Balance, the Mortgaged Property benefits from two real estate tax reduction programs. Under a brownfield tax incremental financing (“TIF”) program, the borrower will receive reimbursements from the local authority for eligible activities relating to the brownfield remediation that occurred during the demolition and redevelopment of the former anchor store and movie theater. The remediation involved removal of lead and asbestos during the demolition of the former anchor store and movie theater. The related Phase I ESA did not note any soil contamination. In addition, the Mortgaged Property benefits from another tax abatement in connection with the construction of a new Dick’s Sporting Goods store. The borrower pays full taxes on the assessment of the Dick’s Sporting Goods store’s land parcel plus the former anchor store and pays reduced taxes on the assessment of the new Dick’s Sporting Goods store. The tax abatement is in effect through the end of 2023.

●	The Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn & Suites Elyria, representing approximately 0.6% of the Initial Pool Balance, is subject to a community reinvestment area agreement (“CRA”) which provides 100% real estate tax exemption and obligates the borrower to provide 11 full time and 14 part time jobs, pay a $100 administrative fee and pay 50% of school taxes. The CRA expires December 31, 2028 and is not freely transferable or assignable. The tax benefits of the CRA were excluded from the calculation of property taxes.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Seventeen (17) Mortgage Loans, representing approximately 53.0% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Forty-six (46) Mortgage Loans, representing approximately 30.1% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Twelve (12) Mortgage Loans, representing approximately 13.3% of the Initial Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

One (1) Mortgage Loan, representing approximately 3.5% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring approximately 10 years following the related origination date, interest will accrue at the related Revised Rate.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest-only, Balloon	17	$612,307,000	53.0%
Amortizing Balloon	46	347,997,487	30.1
Interest-only, Amortizing Balloon	12	153,745,500	13.3
Interest-only, ARD	1	40,600,000	3.5
Total:	76	$1,154,649,987	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
1	5	$240,000,000	20.8%
5	1	33,360,000	2.9
6	36	510,231,459	44.2
9	1	115,000,000	9.96
11	33	256,058,528	22.2
Total:	76	$1,154,649,987	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	75	$1,124,649,987	97.4%
5	1	30,000,000	2.6
Total:	76	$1,154,649,987	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

One (1) Mortgage Loan securing the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio (an “ARD Loan”), representing approximately 3.5% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for each ARD Loan.

The ARD Loans are interest-only; consequently, the repayment of the ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates and the Vertical RR Interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately one to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the

Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TownePlace Suites - Boynton Beach, representing approximately 1.4% of the Initial Pool Balance, a $1,450,000 performance reserve was escrowed at origination of the Mortgage Loan, subject to release on a quarterly basis in amounts no less than $250,000 upon the satisfaction of certain release conditions, including the related Mortgaged Property achieving a maximum loan-to-value ratio of 65.0% and a minimum net cash flow debt yield of 11.5% (which loan-to-value ratio and debt yield are to be calculated based upon the outstanding principal balance of the subject Mortgage Loan, net of the remaining amount on deposit in the performance reserve after the requested release). If any balance of the related performance reserve remains undisbursed to the related borrower upon expiration of the thirty-sixth (36th) monthly payment date for the Mortgage Loan, the balance is required to be applied to pay down the principal amount of the Mortgage Loan, in connection with which the related borrower will be obligated to pay an amount equal to the sum of (i) one percent (1%) of the principal amount of the Mortgage Loan being prepaid and (ii) the greater of (a) one percent (1%) of the principal amount of the Mortgage Loan being prepaid and (b) a Yield Maintenance Charge. The subject Mortgage Loan is otherwise a Defeasance Loan that only permits voluntary prepayment during the related prepayment open period.

In addition, certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Sixty-three (63) of the Mortgage Loans, representing approximately 81.2% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Eleven (11) of the Mortgage Loans, representing approximately 12.9% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 5.2% of the Initial Pool Balance, defeasance is permitted at any time after the earlier to occur of (a) the end of the two year period commencing on the closing date of the securitization of the last component note to be securitized (the “REMIC Prohibition Period”) and (b) May 2, 2020. If, however, the REMIC Prohibition Period occurs later than May 2, 2020, the borrower may, until the expiration of the REMIC Prohibition Period: (i) partially defease the Del Amo Fashion Center Whole Loan to the extent that the related promissory notes have been securitized more than 2 years prior to the closing of their respective securitizations, and (ii) partially prepay the balance of the Del Amo Fashion Center Whole Loan to the extent they have not been securitized for such time, together with a prepayment premium that is based on the greater of 1% of the outstanding balance or yield maintenance for the related amount.

●	With respect to the Mortgaged Property identified on Annex A-1 to this Prospectus as Market Street – The Woodlands, representing approximately 3.9% of the Initial Pool Balance, defeasance is permitted at any time after the earlier to occur of (a) the end of the two year period commencing on the closing date of the securitization of the last component note to be securitized (the “REMIC Prohibition Period”) and (b) July 1, 2020. If, however, the REMIC Prohibition Period occurs later than July 1, 2020, the borrower may, until the expiration of the REMIC Prohibition Period: (i) partially defease the Market Street—The Woodlands Whole Loan to the extent that the related promissory notes have been securitized more than 2 years prior to the closing of their respective securitizations, and (ii) partially prepay the balance of the Market Street—The Woodlands Whole Loan to the extent they have not been securitized for such time, together with a prepayment premium that is based on the greater of 1% of the outstanding balance or yield maintenance for the related amount.

●	One (1) Mortgage Loan, representing approximately 3.5% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans, representing approximately 2.4% of the Initial Pool Balance, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period, and thereafter for a specified period, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	13	11.2%
4-6	50	56.4
7-13	13	32.4
Total:	76	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not (i) prohibit transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of sixty-five (65) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 87.1% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be paid on the related Anticipated Repayment Date, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the Initial Pool Balance, the borrowers may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instruments by prepayment with yield maintenance (if applicable), subject to the satisfaction of certain conditions, including, among others, (i) payment of an amount equal to or exceeding the Release Price (as defined below) with respect to such individual Mortgaged Property, (ii) after giving effect to the release, the debt service coverage ratio (as calculated in the Mortgage Loan documents) of the Mortgaged Properties then remaining subject to the lien of the security instruments is equal to or greater than the greater of (a) 2.65x and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately preceding such release, provided that the borrowers are permitted to prepay a portion of the Whole Loan in an amount reasonably determined by the lender necessary to satisfy the debt service coverage ratio requirement (together with the yield maintenance premium, if applicable) or deposit cash with the lender in an amount determined by the lender necessary to, after giving effect to the release, satisfy the debt service coverage ratio requirement, and (iii) satisfaction of REMIC requirements. Notwithstanding the foregoing, in the event Tanger Properties Limited Partnership exercises its repurchase right under a recorded declaration and agreement affecting the Holiday Inn Express & Suites Terrell Mortgaged Property to purchase the applicable Mortgaged Property, the borrowers are required to promptly cause the Mortgaged Property to be released in compliance with the Mortgage Loan documents (including payment of the applicable Release Price) at such time, including, without limitation, during the lockout period. “Release Price” means the following amount: (1) if less than $57,727,000 of the Whole Loan has been prepaid in connection with prior releases, then 105% of the allocated loan amount of each such individual Mortgaged Property being released, (2) if less than $86,590,500 has been prepaid, then 110% of the allocated loan amount of each such individual Mortgaged Property being released, (3) if less than $115,454,000 has been prepaid, then 115% of the allocated loan amount of each such individual Mortgaged Property being released and (4) (A) after $115,454,000 has been prepaid or (B) if such individual Mortgaged Property being released are to be conveyed to an affiliate of the borrowers or certain of its affiliates, then the “Release Price” means in each case 120% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released. If the release of any individual Mortgaged Property causes the aggregate prepaid Whole Loan amount to exceed any of the prepayment release dollar thresholds set forth above, then the “Release Price” under the Mortgage Loan documents is required to equal the sum of (x) the portion of the allocated loan amount for such Mortgaged Property which is less than the first-applicable prepayment release dollar threshold set forth above multiplied by the corresponding percentage and (y) the portion of the allocated loan amount for such Mortgaged Property which is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage shown above.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio - Melville, representing approximately 4.2% of the Initial Pool Balance, the borrower may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instrument by defeasance, subject to the satisfaction of certain conditions, including, among others, (i) defeasance in an amount equal to 115% of the allocated loan amount of the individual Mortgaged Property being defeased, (ii) after giving effect to such defeasance, the debt yield must be no less than the greater of (a) 11.58% and (y) the debt yield immediately prior to such release and (iii) satisfaction of the REMIC requirements.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as iStar Leased Fee Portfolio, representing approximately 3.5% of the Initial Pool Balance, the borrower may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instruments either by prepayment or by defeasance, subject to the satisfaction of certain conditions, including, among others, (i) payment of a release price (or, in the event of a partial release by defeasance, defeasing a release price)

equal to 120% of the allocated loan amount with respect to such individual property or individual properties, (ii) satisfaction of certain loan-to-value ratio and debt service coverage ratio tests with respect to the remaining Mortgaged Properties, and (iii) satisfaction of REMIC requirements.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AmberGlen Corporate Center, securing approximately 1.7% of the Initial Pool Balance, the borrower may obtain the release of an individual Mortgaged Property from the lien of the applicable security instrument by defeasance, subject to the satisfaction of certain conditions, including, among others, (i) defeasance in an amount equal to a release price of the greater of (a) 120% of the allocated loan amount with respect to such individual Mortgaged Property being released and (b) the net sales proceeds applicable to such individual Mortgaged Property being released, (ii) satisfaction of certain loan-to-value ratio, debt service coverage ratio and debt yield tests with respect to the remaining Mortgaged Properties and (iii) satisfaction of REMIC requirements.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 1.4% of the Initial Pool Balance, provided no event of default under the Mortgage Loan is continuing, the borrower may obtain the release of any of the Mortgaged Properties at any time on or after the later of (x) January 6, 2018 and (y) the first payment date following the closing date of the securitization into which the last Save Mart Portfolio Pari Passu Companion Loan is deposited; provided, however, that if related Whole Loan has not been securitized on or prior to June 6, 2018, then June 6, 2018, subject to certain conditions including: (i) payment in an amount equal to the Adjusted Release Amount for such Mortgaged Property being released, (ii) payment of the applicable yield maintenance premium, (iii) the sale of the Mortgaged Property being released is to an unaffiliated third party, unless the lender consents to an arm’s length transaction with an affiliate of the borrower or the tenant, (iv) after giving effect to such release, the debt service coverage ratio and the debt yield for the remaining properties is equal to or greater than the greater of (x) the debt service coverage ratio and the debt yield for the Mortgaged Properties as of the origination date and (y) the debt service coverage ratio and the debt yield immediately prior to such release, (v) after giving effect to such release, the loan-to-value ratio for the remaining properties is not greater than the lesser of (x) the loan-to-value ratio for the Mortgaged Properties as of the origination date and (y) the loan-to-value ratio immediately prior to such release, (vi) delivery of a REMIC opinion and (vii) receipt of a Rating Agency Confirmation. The “Adjusted Release Amount” means the greater of (a)(i) to the extent that the aggregate of the Adjusted Release Amounts paid in connection with the properties released prior to such release is equal to or less than 25% of the original principal amount of the Whole Loan, 125% of the allocated loan amount with respect to such property until 25% of the original principal amount of the Whole Loan has been paid, and 115% of the remaining portion of the allocated loan amount with respect to such property and (ii) to the extent that the aggregate of the Adjusted Release Amounts paid in connection with all the properties released prior to such release is greater than 25% of the original principal amount of the Whole Loan, 115% of the allocated loan amount with respect to such property, and (b) 85% of the net sales proceeds with respect to such property being released.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 1.4% of the Initial Pool Balance, the borrower may substitute any of the Mortgaged Properties for any other property owned by the borrower or any affiliate thereof that satisfies certain conditions set forth in the Mortgage Loan documents including: (i) the conditions for release as described above (other than the payments of yield maintenance and an Adjusted Release Amount requirement and the requirement that the substitution be in connection with an arm’s length transaction), (ii) the amount of the Whole Loan allocated to the substitute property is equal to the allocated loan amount of the related substituted property, (iii) the substitute property is required to be used as a grocery store or other acceptable retail store pursuant to the related Mortgage Loan documents and (iv) after giving effect to such substitution, the aggregate allocated loan amounts of the properties substituted may not exceed 20% of the Whole Loan amount (provided that, if (a) the substituted property has “gone dark”, has been vacated by the Save Mart tenant or the Save Mart tenant at such substituted property has ceased to occupy or operate on a permanent basis, (b) the substituted property has been subleased by the Save Mart tenant, (c) the substituted property is subject to an event of loss purchase offer pursuant to the Save Mart lease, or (d) the substituted property is subject to purchase option pursuant to existing purchase option agreements, then the substitution of such substituted property will be ignored for purposes of such 20% cap).

●	With respect to the Mortgaged Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as TownePlace Suites – VA, representing approximately 1.3% of the Initial Pool Balance, following defeasance lockout period, the Mortgage Loan documents permit partial releases of an individual Mortgaged Property, subject to certain conditions, including: (i) prepayment of the loan in an amount equal to greater of (A) 125% of the allocated loan amount for the release property or (B) 100% of the of the net proceeds of the sale of an individual Mortgaged Property, together with yield maintenance premium therefor; (ii) the post-release debt service coverage ratio for the remaining property shall be at least 1.40x; (iii) the post-release loan-to-value ratio for the remaining property shall be no greater than 65%; and (iv) the post-release debt yield for the remaining property shall be at least 12.0%.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Fairlane Meadows, representing approximately 1.4% of the Initial Pool Balance, the borrower may obtain the release of a portion of the Mortgaged Property containing 19,738 square feet of in-line retail space (the “Release Parcel”) in connection with the exercise of a purchase option held by Ford Motor Land Development Company, subject to certain conditions, including: (i) a partial prepayment of 115% of the allocated loan amount for the Release Parcel and (ii) if after giving effect to the partial prepayment and release, the loan to value ratio (as determined by the lender), based solely on real property, equals or exceeds 125%, the borrower will be required to prepay an additional amount such that the loan to value ratio (as determined by the lender) after such release is less than 125%, unless the lender receives an opinion of counsel that if such additional amount is not paid, the WFCM 2017-C38 securitization will not fail to maintain its status as a REMIC trust as a result of such release.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Stemmons Office Portfolio, representing approximately 1.3% of the Initial Pool Balance, the related borrower may obtain a release of one or more Mortgaged Properties from the lien of the related security instrument upon the satisfaction of certain conditions, including, among others:

(i) partial defeasance of the Mortgage Loan in an amount equal to 125% of the allocated loan amount for the defeased Mortgaged Property; (ii) after giving effect to the partial release, (A) the related debt yield with respect to the remaining Mortgaged Property(ies) being greater than 16.5%, and (B) the related loan-to-value ratio with respect to the remaining Mortgaged Property(ies) being no greater than 40.0%; and (iii) the lender’s receipt of an opinion of counsel that such release will not cause the violation of any REMIC requirements.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Clifton Park Self Storage Portfolio, representing approximately 0.6% of the Initial Pool Balance, the borrower may obtain the release of either individual Mortgaged Property pursuant to a partial defeasance, subject to certain conditions, including: (i) after giving effect to such release, the debt service coverage ratio with respect to the remaining Mortgaged Property will not be less than the greater of (x) 1.43 and (y) the debt service coverage ratio as of the date immediately preceding the release, (ii) after giving effect to the release, the loan to value ratio will not be greater than the lesser of (x) 67.5%, and (y) the loan to value ratio as of the date immediately preceding such release, (iii) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount for such released Mortgaged Property and (iv) the lender’s receipt of a rating agency confirmation.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Candlewood Suites New Bern, representing approximately 0.5% of the Initial Pool Balance, the borrower may obtain the free release of a vacant, unimproved, non-income producing outparcel, provided, among other things, (i) no event of default has occurred and is continuing; (ii) the partial release will not result in a breach of any lease or material agreements; (iii) the release parcel is a separate tax parcel; and (iv) satisfaction of the REMIC release requirements.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Sixty-six (66) of the Mortgage Loans, representing approximately 63.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Sixty-six (66) of the Mortgage Loans, representing approximately 65.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-six (36) of the Mortgage Loans, representing approximately 56.1% of the portion of the Initial Pool Balance that is secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Forty-six (46) of the Mortgage Loans, representing approximately 34.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Nine (9) of the Mortgage Loans, representing approximately 11.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

One (1) of the Mortgage Loans, representing approximately 1.4% of the Initial Pool Balance, provides for monthly or upfront escrows to cover certain performance requirements.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	20	$633,182,496	54.8%
Springing	47	347,965,042	30.1
Hard/Upfront Cash Management	4	114,326,724	9.9
Soft/Springing Cash Management	1	50,000,000	4.3
None	4	9,175,726	0.8
Total:	76	$1,154,649,987	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS AG —UBS AG, New York Branch’s Underwriting Standards”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis” and “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes”.

Four (4) Mortgage Loans, representing approximately 4.3% of the Initial Pool Balance, were originated or acquired by C-III Commercial Mortgage LLC and Wells Fargo Bank, National Association with exceptions to the related mortgage loan seller’s underwriting guidelines as described in the following bullet points:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TownePlace Suites – Boynton Beach, representing approximately 1.4% of the Initial Pool Balance, such Mortgage Loan was underwritten at 80.6% occupancy, above the typical 80.0% underwritten occupancy for hospitality properties. However, the 80.6% underwritten occupancy is in-line with TTM occupancy which included lower occupancy ramp up months. For the TTM period ended April 2017, which incorporates the lease-up months from the prior year, occupancy was 86.1%. C-III Commercial Mortgage LLC’s underwritten occupancy is more than 5.0% below such level, which itself is not stabilized occupancy due to the lease-up. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. For the above specified reasons, C-III Commercial Mortgage LLC approved inclusion of such Mortgage Loan in this transaction.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties, identified on Annex A-1 to this prospectus as TownePlace Suites-VA, representing approximately 1.3% of the Initial Pool Balance, the underwritten occupancy (80.5%) is greater than 80.0%, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan has strong metrics with an U/W NOI Debt Yield of 13.1%, U/W NCF DSCR of 1.62x, a Cut-Off Date LTV Ratio and a balloon loan-to-value ratio of 69.9% and 53.0%, respectively, and amortizes on a 25-year schedule with no interest only period; (b) if the Mortgaged Properties were underwritten to an 80.0% occupancy, the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 13.0% and 1.61x, respectively; (c) the actual occupancy for the trailing 12-month period ending March 31, 2017 was 80.5%; (d) for the trailing 12-month period ending March 31, 2017, TownePlace Suites Stafford Quantico reported occupancy, ADR and RevPAR penetration rates of 115.3%, 106.1% and 122.4%, respectively, and TownePlace Suites Fredericksburg reported occupancy, ADR and RevPAR penetration rates of 113.1%, 91.3% and 103.3%, respectively; (e) the Mortgaged Properties are surrounded by various demand generators including the Marine Corps Base Quantico, Spotsylvania Towne Center Mall, the University of Mary Washington and Mary Washington Hospital; and (f) the sponsor, Nadir Gillani, developed the Mortgaged Properties and has more than 22 years of experience operating hotels. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Home2 Suites - San Antonio, representing approximately 0.9% of the Initial Pool Balance, the underwritten occupancy (85.5%) is greater than 80.0%, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan has strong metrics with an U/W NOI Debt Yield of 16.6%, U/W NCF DSCR of 2.38x, a Cut-Off Date LTV Ratio and a balloon loan-to-value ratio of 57.4% and 50.7%, respectively, and amortizes on a 30-year schedule with no interest only period; (b) if the Mortgaged Property was underwritten to an 80.0% occupancy, the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 15.0% and 2.15x, respectively; (c) the actual occupancy for the trailing 12-month period ending April 30, 2017 was 85.5%; (d) for the trailing 12-month period ending April 30, 2017, the Mortgaged Property reported occupancy, ADR and RevPAR penetration rates of 114.2%, 105.0% and 119.9%, respectively; (e) the Mortgaged Property is surrounded by various demand generators including the North Star Mall, the Henry B. Gonzalez Convention Center, the San Antonio River Walk and The Alamo; and (f) the sponsor, Andrew Chang, has more than 35 years of experience in the commercial real estate industry having bought, managed, and sold more than 100 properties. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express & Suites – Charlotte-Arrowood, representing approximately 0.7% of the Initial Pool Balance, such Mortgage Loan was originated with an exception to the related borrower’s single-purpose entity covenant, as the related borrower had owned a separate tax parcel prior to 2007 which was then sold. Such Mortgage Loan is full recourse to the non-recourse carveout guarantor for any losses or liability the related borrower incurs related to that parcel of land. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. For the above specified reasons, C-III Commercial Mortgage LLC approved inclusion of such Mortgage Loan in this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, two of the seventeen pari passu notes comprising the related whole loan, representing approximately 8.7% of such whole loan, are held by Starwood Mortgage Capital II LLC, an affiliate of the borrower. The related co-lender agreement provides that Starwood Mortgage Capital II LLC will have no rights as a non-controlling noteholder under such agreement and will not be permitted to receive any notices, reports, information or other deliverables otherwise required to be delivered to any non-controlling noteholder under the agreement.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Under- written NCF DSCR(1)
245 Park Avenue(2)	$55,000,000	4.8%	$568,000,000	$1,025,000,000	$120,000,000	4.3000%	48.9%	80.0%	2.73x	1.42x
Long Island Prime Portfolio - Melville	48,200,000	4.2	30,125,000	72,300,000	0	5.2700%	58.5%	73.1%	2.98x	1.99x
225 & 233 Park Avenue South(3)	45,000,000	3.9	195,000,000	190,000,000	0	4.1133%	31.3%	57.3%	3.27x	1.59x
Total	$148,200,000	12.8%	$793,125,000	$1,287,300,000	$120,000,000

(1)	Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)	The mezzanine debt is comprised of three mezzanine loans co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Société Générale, Deutsche Bank AG, New York Branch and Barclays Bank PLC: (i) a mezzanine A loan with an original principal balance of $236,500,000; (ii) a mezzanine B loan with the original principal balance of $221,000,000; and (iii) a mezzanine C loan with an original principal balance of $110,500,000. The mezzanine A loan has a fixed interest rate of 5.00000% per annum, the mezzanine B loan has a fixed interest rate of 5.70000% per annum and the mezzanine C loan has a fixed interest rate of 6.85000% per annum.

(3)	The mezzanine debt is expected to be split into three mezzanine loans and sold to unrelated third parties. The weighted average interest rate on the split mezzanine loans will not exceed the current interest rate on the mortgage loan.

Each of the mezzanine loans related to the Mortgage Loan secured by the Mortgaged Property identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)		Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Starwood Capital Group Hotel Portfolio(4)	$50,000,000	N/A	64.9%	2.65	x(5)	N/A	Yes	Yes
225 & 233 Park Avenue South	$45,000,000	N/A	54.46%	1.67	x	N/A	Yes	Yes
AmberGlen Corporate Center	$20,000,000	N/A	60.0%	1.30	x	N/A	Yes	Yes
Raley’s Towne Centre	$17,650,000	N/A	71,7%	1.30	x	8.0%	Yes	Yes
Save Mart Portfolio	$16,000,000	$40,000,000	58.1%	1.35	x	9.5%	Yes	Yes
Home2 Suites - San Antonio	$9,987,533	N/A	65.00%	2.12	x	13.10%	Yes	Yes
North Towne Commons(6)	$7,026,381	N/A	70.0%	1.35	x	N/A	Yes	Yes
Candlewood Suites New Bern	$5,986,947	N/A	59.4%	2.23	x	N/A	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	Future mezzanine debt is permitted only after the date that is the earlier of (i) May 24, 2018 and (ii) the date that the Starwood Capital Group Hotel Portfolio Whole Loan is securitized in full.

(5)	The Combined Minimum DSCR is required to be equal to or less than 1.75x if the mezzanine loan has a floating interest rate.

(6)	Mezzanine debt can only be incurred in the event the related Mortgaged Property is sold in the future.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

With respect to the Mortgaged Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Amazon Lakeland, representing approximately 2.9% of the Initial Pool Balance, the Mortgage Loan documents may not prohibit the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the mortgage property pursuant to Florida statue.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 1.4% of the Initial Pool Balance, the Robert M. Piccinini Living Trust (the “Piccinini Trust”) owns 100% of the membership interest in Standiford Partners, LLC (“Standiford”) (which in turn owns 100% of the borrower) and owns 71.4292% of the outstanding stock in Save Mart Supermarkets (“Save Mart”), the tenant at each of the Mortgaged Properties.

Robert M. Piccinini died in March 2015. The assets in the gross estate of Mr. Piccinini are subject to federal estate tax. The Robert M. Piccinini Estate (the “Estate”) filed a federal estate tax return to report the value of the assets in the gross estate and the estate tax due. The aggregate estate tax as set forth in the filed estate tax return, is $301,518,036. The Estate reported the total value of the assets in the gross estate to be approximately $814.3 million. The Internal Revenue Service (“IRS”) may examine an estate tax return within three years after the filing date. It is possible that the IRS may disagree with the valuation of one or more assets in the estate tax return and assess additional estate tax liability to the Estate. The Estate has a legal right to contest any proposed increase in valuation of an asset or additional estate tax in the U.S. Tax Court.

The estate tax return reported the assets of the Piccinini Trust as property included in the gross estate. In addition to other assets held by the Piccinini Trust, the estate tax return reported the Piccinini Trust’s 100% membership interest in Standiford and its ownership interest of stock in Save Mart. Under Code Section 6324(a)(1), a general estate tax lien attached to all of the assets included in the gross estate. Consequently, the Piccinini Trust’s 100% membership interest in Standiford and its 71.4292% ownership interest of Save Mart stock became subject to the general estate tax lien under Code Section 6324(a)(1) as of the date of Mr. Piccinini’s death. The general estate tax lien is automatic, and continues for a period of ten years after the decedent’s death. The estate tax return does not include, as assets of the gross estate or separately itemized, Standiford’s 100% membership interest in the borrower or the borrower’s assets (including the Mortgaged Properties). An argument can be made that the assets of the borrower that are collateral for the Mortgage Loan are not subject to the general estate tax lien and the Mortgaged Properties are able to be foreclosed on by lenders under the Mortgage Loan. However, we cannot assure you that the IRS would not argue that the general estate tax lien is not limited only to the LLC membership interest in Standiford held by the Piccinini Trust reported on the estate tax return and attempt to extend the lien to the assets of Standiford and the borrower including the Mortgaged Properties. The title insurance policy with respect to the Mortgages securing the Mortgage Loan, issued by Old Republic National Title Insurance Company, provides certain affirmative title insurance coverage covering the priority of the insured Mortgages over the statutory estate tax lien in the event it attaches or attached to the applicable Mortgaged Properties at any time. Certain other title insurance companies did not agree to provide such coverage.

In general, federal estate tax is due 9 months after a decedent’s death. Under Code Section 6166 an estate is permitted to elect to pay the estate tax over a 14-year period with interest only being due for the first four years and the first installment payable five years after the original due date for payment of the tax. Such deferral is limited to the portion of the tax attributable to the closely-held business interests included in the gross estate. According to information provided by the borrower, in December, 2015, the Estate paid $50,100,000, representing the estate tax attributable to non-closely held business assets. As part of the estate tax return, the Estate elected to defer the remaining amount of the estate tax ($251,418,036) under Code Section 6166 with respect to designated closely-held business interests, with interest only payable annually on the deferred estate tax until December 2020 at which time the tax is payable in 10 equal annual installments of the principal, plus interest. The borrower has indicated that the Estate has estimated that the annual principal payment installments of the tax starting in December 2020 through 2029 will be $25,141,804. The borrower has indicated that annual interest payments are estimated by the Estate at $4,528,685 beginning in 2016 (reduced beginning in 2021 as the total deferred estate tax is reduced by the annual tax payments). Although the borrower has stated that it believes the Estate satisfies the requirements allowing an estate to elect to defer a portion of the estate tax under Code Section 6166, there can be no assurance that the IRS will not challenge whether one or more of the designated closely-held businesses qualifies for the deferral or that the conditions to the deferral, or the continuation of the deferral, as discussed below, would be satisfied. If the IRS were to successfully challenge the deferral of the tax with respect to some or all of the designated closely-held business interests, or the conditions to the deferral with respect to some or all of the designated closely-held business interests are not satisfied, some or all of the estate tax that the Estate had intended to defer would become accelerated and immediately due. The Estate has a legal right to contest any proposed acceleration of the estate tax in the U.S. Tax Court. The consequences of such an acceleration are further discussed below.

Because the general estate tax lien is limited to a 10-year period, and the deferral provisions extend up to 14 years, there is a period of four years that is not covered by the general estate tax lien when a substantial portion of the estate tax may still be due. In the case of a deferral of estate tax under Code Section 6166, and as a condition to permitting such deferral the IRS may require security in the form of a bond or a special estate tax lien under Code Section 6324A on “section 6166 lien property” in lieu of a bond. The borrower has indicated that it would not be feasible for the Estate to provide a bond and that the Estate anticipates providing a special estate tax lien on “section 6166 lien property”. “Section 6166 lien property” means interests in real and other property to the extent such interests (i) can be expected to survive the 14-year deferral period, and (ii) are designated in a written agreement signed by each person in being who has an interest (whether or not in possession) in any property designated in such agreement. The maximum value of the property which the IRS may require as “section 6166 lien property” with respect to any estate is the value which is not greater than the sum of (i) the deferred tax amount, and (ii) the required interest amount (first four years of interest). The special estate tax lien under Code Section 6324A must be filed against the specific collateral. If at any time the value of the property covered by the agreement is less than the unpaid portion of the deferred tax amount and the required interest amount, the IRS may require the addition of property to the agreement (but the IRS may not require that the value all property covered by the agreement exceed the deferred tax amount and the required interest). Although the borrower has stated that the Estate expects to provide “section 6166 lien property” acceptable to the IRS, there can be no assurance that the Estate will in fact provide, and the IRS will accept, the “section 6166 lien property” in lieu of a bond, or if provided, that the value of the “section 6166 lien property” will remain sufficient to satisfy the conditions to and qualification for continued deferral.

The borrower has indicated that the Estate intends to offer the shares of stock in Save Mart in the gross estate as collateral under the special estate tax lien provisions of Code Section 6324A. The Mortgage Loan permits such pledge; however, the foreclosure of the pledge is a default under the Mortgage Loan. In addition, the Mortgage Loan prohibits the borrower from pledging any interest in the borrower or the Mortgaged Properties. The value of the Save Mart stock as set forth on the estate tax return is $436,700,000, which is in excess of the amount of the deferred estate tax plus the required interest amount. The IRS has sent a letter to the Estate dated July 27, 2016 acknowledging receipt of the estate tax return and an intent to request a bond or a special estate tax lien under Code Section 6324A for the deferred tax. However, the borrower has represented that no further contact with the IRS has occurred with respect to the Code Section 6324A special estate tax lien – though, a follow-up from the IRS is expected in due course.

Once the Code Section 6324A special estate tax lien is established on “section 6166 lien property”, the general estate tax lien does not automatically release from any of the other assets of the gross estate. The IRS has taken the position that the general estate tax lien continues to attach to all property of the gross estate except the property that is subject to the filed Code Section 6324A special estate tax lien.

The borrower has provided financial statements of Save Mart and Standiford that indicate current annual cash flow well in excess of the annual required estate tax principal and interest installments. However, we cannot assure you that the cash flow from these entities in the future will be sufficient to cover the required estate tax payments. The estate tax return listed other assets owned by the Estate or the Piccinini Trust that could be sold to cover the required estate tax payments, if necessary. However, there is no assurance that these assets will maintain the value set forth in the estate tax return or that these assets would be readily available to be sold. The proceeds of any transfer of any assets in the gross estate subject to the general estate tax lien become subject to a lien in the amount of the value of the asset listed on the estate tax return. In addition, as a mitigant to this concern, the loan documents require that the Estate use the proceeds from the sale of certain assets to partially prepay the estate tax.

Under Code Section 6166, payment of the deferred estate tax may be accelerated in part or entirety in certain circumstances. First, payment of the entire deferred estate tax may be accelerated if an installment or interest is not paid by its due date (including extensions), and such non-payment is uncured for more than 6 months. Second, if the Estate has undistributed net income for any taxable year ending on or after the due date for the first installment of the deferred estate tax, a payment of the deferred estate tax in an amount equal to the undistributed net income is required. Third, if the IRS requests additional property be offered for the Code Section 6324A special estate tax lien (subject to the limitation that the IRS cannot require that the aggregate value of the property covered by the lien exceed the unpaid estate tax and required interest), and the additional property is not supplied within 90 days following the demand by the IRS, the payment of the entire deferred estate tax may be accelerated. Fourth, the payment of the entire deferred estate tax may be accelerated if (1)(a) any portion of an interest in a closely held business which qualifies for deferral under Code Section 6166 is distributed, sold, exchanged, or otherwise disposed of, or (b) money and other property attributable to such an interest is withdrawn from such trade or business, and (2) the aggregate of such distributions, sales, exchanges, or other dispositions and withdrawals equals or exceeds 50% of the value of such interest. For purposes of this last situation, all of the Estate’s designated closely-held business interests are treated as one closely held business interest.

In the event the deferred estate tax is accelerated and not paid, the IRS could proceed to foreclose on the assets subject to the Code Section 6324A lien as well as the assets subject to the general estate tax lien. A foreclosure of the shares of Save Mart would allow the winning bidder to control the operations of Save Mart, which is the primary tenant of the Mortgaged Properties. A foreclosure of the membership interest in Standiford could result in a change of control of the borrower and guarantor under the Mortgage Loan. While such change of control would result in a due on sale violation and full recourse under the Mortgage Loan, we cannot assure you that such change of control will not adversely affect the Mortgage Loan.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Long Island Prime Portfolio - Melville, representing approximately 4.2% of the Initial Pool Balance, an investor (the “Preferred Equity Holder”) holds a preferred equity interest in the borrower sponsor with a balance allocable to the Mortgage Loan of approximately $27,110,470. The Preferred Equity Holder is entitled to a mandatory monthly preferred current return on its investment payable from cash flow from the Mortgaged Property equal to 7% per annum, compounded monthly and to the extent there is available cash flow after expenses are paid, an aggregate preferred return of 12% per annum, compounded monthly. Upon the occurrence of any material default under the preferred equity agreement (i) the aggregate preferred return will increase by an additional 3%, compounded monthly and (ii) among other remedies, the Preferred Equity Holder has the right to replace the managing member of the borrower and force a sale of the Mortgaged Properties.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as General Motors Building, Del Amo Fashion Center, 245 Park Avenue, Starwood Capital Group Hotel Portfolio, Long Island Prime Portfolio – Melville, 225 & 233 Park Avenue South, Market Street – The Woodlands, iStar Leased Fee Portfolio, Amazon Lakeland, Raleigh Marriott City Center, 2851 Junction, 123 William Street, Save Mart Portfolio, Crossings at Hobart and Lormax Stern Retail Development – Roseville is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“225 & 233 Park Avenue South PSA” means the pooling and servicing agreement relating to the securitization of the 225 & 233 Park Avenue South Controlling Companion Loan.

“245 Park Avenue Trust 2017-245P TSA” means the trust and servicing agreement relating to the securitization of the 245 Park Avenue Whole Loan Control Note.

“BANK 2017-BNK5 PSA” means the pooling and servicing agreement governing the servicing of the Market Street – The Woodlands Whole Loan and relating to the securitization of the Market Street – The Woodlands Whole Loan Control and certain of the Market Street – The Woodlands Companion Loans.

“BXP 2017-GM TSA” means the trust and servicing agreement governing the servicing of the General Motors Building Whole Loan and relating to the securitization of the General Motors Building Whole Loan Control Note and certain of the General Motors Building Companion Loans.

“CFCRE 2017-C8 PSA” means the pooling and servicing agreement relating to the securitization of the Crossings at Hobart Whole Loan Control Note.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Controlling Companion Loan” means, with respect to a Servicing Shift Whole Loan, the related Pari Passu Companion Loan which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. Goldman Sachs Mortgage Company is currently the holder of the “Controlling Companion Loan” with respect to the Long Island Prime Portfolio – Melville Whole Loan. Barclays Bank PLC is currently the holder of the “Controlling Companion Loan” with respect to the 225 & 233 Park Avenue South Whole Loan. Wells Fargo Bank, National Association is currently the holder of the “Controlling Companion Loan” with respect to the Raleigh Marriott City Center Whole Loan and the 2851 Junction Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“DAFC 2017-AMO TSA” means the trust and servicing agreement governing the servicing of the Del Amo Fashion Center Whole Loan and relating to the securitization of the Del Amo Fashion Center Whole Loan Control Note and certain of the Del Amo Fashion Center Companion Loans.

“DBJPM 2017-C6 PSA” means the pooling and servicing agreement relating to the securitization of the Starwood Capital Group Hotel Portfolio Control Note.

“MSC 2017-H1 PSA” means the pooling and servicing agreement relating to the securitization of the iStar Leased Fee Portfolio Control Note.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means with respect to (i) the General Motors Building Whole Loan, the certificate administrator under the BXP 2017-GM TSA, (ii) the Del Amo Fashion Center Whole Loan, the certificate administrator under the DAFC 2017-AMO TSA, (iii) the 245 Park Avenue Whole Loan, the certificate administrator under the 245 Park Avenue Trust 2017-245P TSA, (iv) the Starwood Capital Group Hotel Portfolio Whole Loan, the certificate administrator under the DBJPM 2017-C6 PSA, (v) the Market Street – The Woodlands Whole Loan, the certificate administrator under the BANK 2017-BNK5 PSA, (vi) the iStar Leased Fee Portfolio Whole Loan, the certificate administrator under the MSC 2017-H1 PSA, (vii) the Save Mart Portfolio Whole Loan and the Lormax Stern Retail

Development – Roseville Whole Loan, the certificate administrator under the UBS 2017-C1 PSA, (viii) the 123 William Street Whole Loan, the certificate administrator under the WFCM 2017-RB1 PSA, (ix) the Crossings at Hobart Whole Loan, the certificate administrator under the CFCRE 2017-C8 PSA and (x) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the General Motors Building Companion Loans, the Del Amo Fashion Center Companion Loans, the 245 Park Avenue Companion Loans, the Starwood Capital Group Hotel Portfolio Companion Loans, the Market Street – The Woodlands Companion Loans, the iStar Leased Fee Portfolio Companion Loans, the Save Mart Portfolio Companion Loans, the 123 William Street Companion Loans, the Crossings at Hobart Companion Loans, and the Lormax Stern Retail Development – Roseville Companion Loan and (ii) after the related Servicing Shift Securitization Date, each of the Long Island Prime Portfolio – Melville Companion Loan, the 225 & 233 Park Avenue Companion Loan, the Raleigh Marriott City Center Companion Loan and the 2851 Junction Companion Loan, each as defined in “—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” or “—The Servicing Shift Whole Loans”, as applicable.

“Non-Serviced Directing Certificateholder” means with respect to (i) the General Motors Building Whole Loan, the directing certificateholder or controlling class representative (or the equivalent) under the BXP 2017-GM TSA, (ii) the Del Amo Fashion Center Whole Loan, the directing certificateholder (or the equivalent) under the DAFC 2017-AMO TSA, (iii) the 245 Park Avenue Whole Loan, the directing certificateholder (or the equivalent) under the 245 Park Avenue Trust 2017-245P TSA, (iv) the Starwood Capital Group Hotel Portfolio Whole Loan, the directing certificateholder (or the equivalent) under DBJPM 2017-C6 PSA, (v) the Market Street – The Woodlands Whole Loan, the directing certificateholder (or the equivalent) under the BANK 2017-BNK5 PSA, (vi) the iStar Leased Fee Portfolio Whole Loan, the directing certificateholder (or the equivalent) under the MSC 2017-H1 PSA, (vii) the Save Mart Portfolio Whole Loan and the Lormax Stern Retail Development - Roseville, the directing certificateholder (or the equivalent) under the UBS 2017-C1 PSA, (viii) the 123 William Street Whole Loan, the directing certificateholder (or the equivalent) under the WFCM 2017-RB1 PSA, (ix) the Crossings at Hobart Whole Loan, the directing certificateholder (or the equivalent) under the CFCRE 2017-C8 PSA and (x) and any Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the directing certificateholder (or its equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) the General Motors Building Whole Loan, the master servicer under the BXP 2017-GM TSA, (ii) the Del Amo Fashion Center Whole Loan, the master servicer under the DAFC 2017-AMO TSA, (iii) the 245 Park Avenue Whole Loan, the master servicer under the 245 Park Avenue Trust 2017-245P TSA, (iv) the Starwood Capital Group Hotel Portfolio Whole Loan, the master servicer under the DBJPM 2017-C6 PSA, (v) the Market Street – The Woodlands Whole Loan, the master servicer under the BANK 2017-BNK5 PSA, (vi) the iStar Leased Fee Portfolio Whole Loan, the master servicer under the MSC 2017-H1, PSA, (vii) the Save Mart Portfolio Whole Loan and the Lormax Stern Retail Development – Roseville Whole Loan, the master servicer under the UBS 2017-C1 PSA, (viii) the 123 William Street Whole Loan, the master servicer under the WFCM 2017-RB1 PSA, (ix) the Crossings at Hobart Whole Loan, the master servicer under the CFCRE 2017-C8 PSA and (x) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the applicable master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of the General Motors Building Mortgage Loan, the Del Amo Fashion Center Mortgage Loan, the 245 Park Avenue Mortgage Loan, the Starwood Capital Group Hotel Portfolio Mortgage Loan, the Market Street – The Woodlands

Mortgage Loan, the iStar Leased Fee Portfolio Mortgage Loan, the Save Mart Portfolio Mortgage Loan, the 123 William Street Mortgage Loan, the Crossings at Hobart Mortgage Loan and the Lormax Stern Retail Development – Roseville Mortgage Loan, as defined in “—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. On and after the applicable Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Starwood Capital Group Hotel Portfolio Whole Loan, the Market Street – The Woodlands Whole Loan, the iStar Leased Fee Portfolio Whole Loan, the 123 William Street Whole Loan, the Crossings at Hobart Whole Loan and the Lormax Stern Retail Development – Roseville Whole Loan. On and after the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Non-Serviced Pari Passu Whole Loan related to the issuing entity.

“Non-Serviced PSA” means with respect to (i) the General Motors Building Whole Loan, the BXP 2017-GM TSA, (ii) the Del Amo Fashion Center Whole Loan, the DAFC 2017-AMO TSA, (iii) the 245 Park Avenue Whole Loan, the 245 Park Avenue Trust 2017-245P TSA, (iv) the Starwood Capital Group Hotel Portfolio Whole Loan, the DBJPM 2017-C6 PSA, (v) the Market Street – The Woodlands Whole Loan, the BANK 2017-BNK5 PSA, (vi) the iStar Leased Fee Portfolio Whole Loan, the MSC 2017-H1 PSA, (vii) the Save Mart Portfolio Whole Loan and the Lormax Stern Retail Development – Roseville Whole Loan, the UBS 2017-C1 PSA, (viii) the 123 William Street Whole Loan, the WFCM 2017-RB1 PSA, (ix) the Crossings at Hobart Whole Loan, the CFCRE 2017-C8 PSA and (x) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) the General Motors Building Whole Loan, the special servicer under the BXP 2017-GM TSA, (ii) the Del Amo Fashion Center Whole Loan, the special servicer under the DAFC 2017-AMO TSA, (iii) the 245 Park Avenue Whole Loan, the special servicer under the 245 Park Avenue Trust 2017-245P TSA, (iv) the Starwood Capital Group Hotel Portfolio Whole Loan, the special servicer under the DBJPM 2017-C6 PSA, (v) the Market Street – The Woodlands Whole Loan, the special servicer under the BANK 2017-BNK5 PSA, (vi) the iStar Leased Fee Portfolio Whole Loan, the special servicer under the MSC 2017-H1 PSA, (vii) the Save Mart Portfolio Whole Loan, the applicable special servicer under the UBS 2017-C1 PSA, (viii) the 123 William Street Whole Loan, the special servicer under the WFCM 2017-RB1 PSA, (ix) the Crossings at Hobart Whole Loan, the special servicer under the CFCRE 2017-C8 PSA, (x) the Lormax Stern Retail Development – Roseville Whole Loan, the applicable special servicer under the UBS 2017-C1 PSA and (xi) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Subordinate Companion Loan” means the General Motors Building Subordinate Companion Loans, the Del Amo Fashion Center Subordinate Companion Loans, the 245 Park Avenue Subordinate Companion Loans and the Save Mart Portfolio Subordinate Companion Loan.

“Non-Serviced Trustee” means with respect to (i) the General Motors Building Whole Loan, the trustee under the BXP 2017-GM TSA, (ii) the Del Amo Fashion Center Whole Loan, the trustee under the DAFC 2017-AMO TSA, (iii) the 245 Park Avenue Whole Loan, the trustee under the 245 Park Avenue Trust 2017-245P TSA, (iv) the Starwood Capital Group Hotel Portfolio Whole Loan, the trustee under the DBJPM 2017-C6 PSA, (v) the Market Street – The Woodlands Whole Loan, the trustee under the BANK 2017-BNK5 PSA, (vi) the iStar Leased Fee Portfolio Whole Loan, the trustee under the MSC 2017-H1 PSA, (vii) the Save Mart Portfolio Whole Loan and the Lormax Stern Retail Development – Roseville, the trustee under the UBS 2017-C1 PSA, (viii) the 123 William Street Whole Loan, the trustee under the WFCM 2017-RB1 PSA, (ix) the Crossings at Hobart Whole Loan, the trustee under the CFCRE 2017-C8 PSA and (x) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of the General Motors Building Whole Loan, the Del Amo Fashion Center Whole Loan, the 245 Park Avenue Whole Loan, the Starwood Capital Group Hotel Portfolio Whole Loan, the Market Street – The Woodlands Whole Loan, the iStar Leased Fee Portfolio Whole Loan, the Save Mart Portfolio Whole Loan, the 123 William Street Whole Loan, the Crossings at Hobart Whole Loan and the Lormax Stern Retail Development – Roseville Whole Loan. On and after the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Long Island Prime Portfolio – Melville PSA” means the pooling and servicing agreement relating to the securitization of the Long Island Prime Portfolio – Melville Controlling Companion Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means the Amazon Lakeland Mortgage Loan. Prior to the applicable Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means the Amazon Lakeland Companion Loan. Prior to the applicable Servicing Shift Securitization Date, the Long Island Prime Portfolio – Melville Companion Loan, the 225 & 233 Park Avenue South Companion Loan, the Raleigh Marriott City Center Companion Loan and the 2851 Junction Companion Loan will be Serviced Pari Passu Companion Loans.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means the Amazon Lakeland Whole Loan.

“Serviced Whole Loan” means the Amazon Lakeland Whole Loan. Prior to the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Long Island Prime Portfolio – Melville Mortgage Loan, the 225 & 233 Park Avenue South Mortgage Loan, the Raleigh Marriott City Center Mortgage Loan and the 2851 Junction Mortgage Loan will be a Servicing Shift Mortgage Loan.

“Servicing Shift PSA” means each of the Long Island Prime Portfolio – Melville PSA, the 225 & 233 Park Avenue South PSA, the Raleigh Marriott City Center PSA and the 2851 Junction PSA.

“Servicing Shift Securitization Date” means each of the Long Island Prime Portfolio – Melville Control Note Securitization Date, the 225 & 233 Park Avenue South Control Note Securitization Date, the Raleigh Marriott City Center Control Note Securitization Date and the 2851 Junction Control Note Securitization Date.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Long Island Prime Portfolio – Melville Whole Loan, the 225 & 233 Park Avenue South Whole Loan, the Raleigh Marriott City Center Whole Loan and the 2851 Junction Whole Loan will be a Servicing Shift Whole Loan.

“Subordinate Companion Loan” means each Non-Serviced Subordinate Companion Loan.

“UBS 2017-C1 PSA” means the pooling and servicing agreement relating to the securitization of the Save Mart Portfolio Control Note and the Lormax Stern Retail Development – Roseville Lead Companion Loan.

“WFCM 2017-RB1 PSA” means the pooling and servicing agreement relating to the securitization of the 123 William Street Control Note.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
General Motors Building	$115,000,000	9.96%	$1,355,000,000	$830,000,000	30.6%	47.9%	4.33x	2.77x
Del Amo Fashion Center	$60,000,000	5.2%	$399,300,000	$125,700,000	39.8%	50.6%	3.34x	2.63x
245 Park Avenue	$55,000,000	4.8%	$1,025,000,000	$120,000,000	48.9%	54.3%	2.73x	2.45x
Starwood Capital Group Hotel Portfolio	$50,000,000	4.3%	$527,270,000	N/A	60.4%	60.4%	2.72x	2.72x
Long Island Prime Portfolio – Melville	$48,200,000	4.2%	$72,300,000	N/A	58.5%	58.5%	2.98x	2.98x
225 & 233 Park Avenue South	$45,000,000	3.9%	$190,000,000	N/A	31.3%	31.3%	3.27x	3.27x
Market Street – The Woodlands	$45,000,000	3.9%	$130,000,000	N/A	53.6%	53.6%	2.04x	2.04x
iStar Leased Fee Portfolio	$40,600,000	3.5%	$186,400,000	N/A	65.6%	65.6%	2.12x	2.12x
Amazon Lakeland	$33,360,000	2.9%	$30,000,000	N/A	72.0%	72.0%	1.65x	1.65x
Raleigh Marriott City Center	$30,000,000	2.6%	$38,000,000	N/A	63.0%	63.0%	1.91x	1.91x
2851 Junction	$28,000,000	2.4%	$30,065,000	N/A	70.0%	70.0%	1.96x	1.96x
123 William Street	$27,500,000	2.4%	$112,500,000	N/A	48.3%	48.3%	1.56x	1.56x
Save Mart Portfolio	$16,000,000	1.4%	$122,000,000	$31,778,160	38.1%	46.9%	3.02x	1.79x
Crossings at Hobart	$13,921,894	1.2%	$42,760,103	N/A	61.7%	61.7%	1.40x	1.40x
Lormax Stern Retail Development - Roseville	$11,986,297	1.0%	$17,979,446	N/A	48.2%	48.2%	2.06x	2.06x

(1)	Calculated including any related Companion Loans but excluding any related mezzanine debt and Subordinate Companion Loan.

(2)	Calculated including any related Companion Loans and any related Subordinate Companion Loan excluding mezzanine debt.

Set forth below is the identity of the initial Non-Serviced Directing Certificateholder (or equivalent entity) for each Non-Serviced Whole Loan, the securitization trust or other entity holding the controlling note in such Non-Serviced Whole Loan and the related Non-Serviced PSA under which it is being serviced.

Whole Loan(1)	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(2)
General Motors Building	BXP 2017-GM	BXP 2017-GM(3)	[__]
Del Amo Fashion Center	DAFC 2017-AMO	DAFC 2017-AMO(3)	Core Credit Partners A LLC
245 Park Avenue	245 Park Avenue Trust 2017-245	245 Park Avenue Trust 2017-245	Prima Capital Advisors LLC
Starwood Capital Group Hotel Portfolio	DBJPM 2017-C6	DBJPM 2017-C6(3)	KKR Real Estate Credit Opportunity Partners Aggregate I L.P.
Market Street – The Woodlands	BANK 2017-BNK5	BANK 2017-BNK5(3)	Eightfold Real Estate Capital Fund V, L.P.
iStar Leased Fee Portfolio	MSC 2017-H1	MSC 2017-H1	Argentic Securities Income USA LLC
Save Mart Portfolio	UBS 2017-C1	UBS 2017-C1	Prima Mortgage Investment Trust, LLC
123 William Street	WFCM 2017-RB1	WFCM 2017-RB1	C-III Collateral Management
Crossings at Hobart	CFCRE 2017-C8	CFCRE 2017-C8	RREF III-D CF 2017-C8, LLC
Lormax Stern Retail Development - Roseville	UBS 2017-C1	UBS 2017-C1	NRFC Income Opportunity Securities Holdings, LLC

(1)	Does not include the Long Island Prime Portfolio – Melville Whole Loan, the 225 & 233 Park Avenue South Whole Loan, the Raleigh Marriott City Center Whole Loan and the 2851 Junction Whole Loan, for each of which servicing will be transferred on the related Servicing Shift Securitization Date. The initial controlling noteholder of the Long Island Prime Portfolio – Melville Whole Loan will be Goldman Sachs Mortgage Company or an affiliate, the initial controlling noteholder of the 225 & 233 Park Avenue South Whole Loan will be Barclays Bank PLC or an affiliate, the initial controlling noteholder of the Raleigh Marriott City Center Whole Loan will be Wells Fargo Bank, National Association and the initial controlling noteholder of the 2851 Junction Whole Loan will be Wells Fargo Bank, National Association, in each case as holder of the related Controlling Companion Loan. With respect to each such Whole Loan, after the related Servicing Shift Securitization Date, the controlling noteholder of such Whole Loan will be the securitization trust into which the related Controlling Companion Loan is deposited. The initial directing certificateholder after such Servicing Shift Securitization Date is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related Controlling Companion Loan was deposited.

(2)	As of the closing date of the related securitization.

(3)	The General Motors Building Mortgage Loan, the Del Amo Fashion Center Mortgage Loan, the Starwood Capital Group Hotel Mortgage Loan and the Market Street – The Woodlands Mortgage Loan are expected to be serviced and administered pursuant to the BXP 2017-GM TSA, DAFC 2017-AMO TSA, DBJPM 2017-C6 PSA and the BANK 2017-BNK5 PSA, respectively. The BXP 2017-GM, DAFC 2017-AMO, DBJPM 2017-C6 and the BANK 2017-BNK5 securitizations have not closed yet, however, they are expected to close prior to the closing date for this transaction.

See “Risk Factors— Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
General Motors Building

Note A-1-S

Note A-1-C1

Note A-1-C2

Note A-1-C3

Note A-1-C4

Note A-1-A1

Note A-1-A2

Note A-1-A3

Note A-2-S

Note A-2-C1

Note A-2-C2

Note A-2-C3

Note A-2-A1

Note A-2-A2

Note A-2-A3

Note A-3-S

Note A-3-C1

Note A-3-C2

Note A-3-C3

Note A-3-A1

Note A-3-A2

Note A-3-A3

Note A-4-S

Note A-4-C1

Note A-4-C2

Note A-4-C3

Note A-4-A1

Note A-4-A2

Note A-4-A3

Note B-1-S

Note B-2-S

Note B-3-S

Note B-4-S

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$176,800,000

$69,700,000

$37,500,000

$37,500,000

$74,400,000

$28,900,000

$37,500,000

$37,500,000

$114,400,000

$45,100,000

$75,000,000

$30,000,000

$18,700,000

$10,200,000

$30,000,000

$114,400,000

$45,100,000

$37,500,000

$37,500,000

$18,700,000

$37,500,000

$32,700,000

$114,400,000

$45,100,000

$37,500,000

$37,500,000

$18,700,000

$37,500,000

$32,700,000

$282,200,000

$182,600,000

$182,600,000

$182,600,000

BXP 2017-GM(2)

Morgan Stanley Bank, National Association

Morgan Stanley Bank, National Association

Morgan Stanley Bank, National Association

Morgan Stanley Bank, National Association

Morgan Stanley Bank, National Association

Morgan Stanley Bank, National Association

Morgan Stanley Bank, National Association

BXP 2017-GM(2)

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

BXP 2017-GM(2)

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp.

BXP 2017-GM(2)

Wells Fargo Bank, National Association(3)

Wells Fargo Bank, National Association(3)

Wells Fargo Bank, National Association(3)

Wells Fargo Bank, National Association(3)

Wells Fargo Bank, National Association(3)

Wells Fargo Bank, National Association(3)

BXP 2017-GM(2)

BXP 2017-GM(2)

BXP 2017-GM(2)

BXP 2017-GM(2)

		Control Note/
		Non-Control	Note Cut-off
Mortgage Loan	Note Name	Note	Date Balance	Note Holder(1)
Del Amo Fashion	Note A-1-1	Control Note	$12,125,000	DAFC 2017-AMO(4)
Center	Note A-1-2	Non-Control Note	$36,821,000	BANK 2017-BNK5(5)
	Note A-1-3	Non-Control Note	$24,547,000	Bank of America, N. A.
	Note A-1-4	Non-Control Note	$20,457,000	Bank of America, N. A.
	Note A-2-1	Non-Control Note	$12,125,000	DAFC 2017-AMO(4)
	Note A-2-2	Non-Control Note	$36,821,000	Barclays Bank PLC
	Note A-2-3	Non-Control Note	$24,547,000	WFCM 2017-C38
	Note A-2-4	Non-Control Note	$20,457,000	Barclays Bank PLC
	Note A-3-1	Non-Control Note	$12,125,000	DAFC 2017-AMO(4)
	Note A-3-2	Non-Control Note	$32,730,000	Société Générale
	Note A-3-3	Non-Control Note	$28,638,000	Société Générale
	Note A-3-4	Non-Control Note	$20,457,000	Société Générale
	Note A-4-1	Non-Control Note	$12,125,000	DAFC 2017-AMO(4)
	Note A-4-2	Non-Control Note	$36,821,000	BANK 2017-BNK5(5)
	Note A-4-3	Non-Control Note	$24,547,000	WFCM 2017-C38
	Note A-4-4	Non-Control Note	$20,457,000	Wells Fargo Bank, National Association
	Note B-1-1	Non-Control Note	$2,700,000	DAFC 2017-AMO(4)
	Note B-1-2	Non-Control Note	$8,179,000	BANK 2017-BNK5(5)
	Note B-1-3	Non-Control Note	$5,453,000	Bank of America, N. A.
	Note B-1-4	Non-Control Note	$4,543,000	Bank of America, N. A.
	Note B-2-1	Non-Control Note	$2,700,000	DAFC 2017-AMO(3)
	Note B-2-2	Non-Control Note	$8,179,000	Barclays Bank PLC
	Note B-2-3	Non-Control Note	$5,453,000	WFCM 2017-C38
	Note B-2-4	Non-Control Note	$4,543,000	Barclays Bank PLC
	Note B-3-1	Non-Control Note	$2,700,000	DAFC 2017-AMO(4)
	Note B-3-2	Non-Control Note	$7,270,000	Société Générale
	Note B-3-3	Non-Control Note	$6,362,000	Société Générale
	Note B-3-4	Non-Control Note	$4,543,000	Société Générale
	Note B-4-1	Non-Control Note	$2,700,000	DAFC 2017-AMO(4)
	Note B-4-2	Non-Control Note	$8,179,000	BANK 2017-BNK5(5)
	Note B-4-3	Non-Control Note	$5,453,000	WFCM 2017-C38
	Note B-4-4	Non-Control Note	$4,543,000	Wells Fargo Bank, National Association
	Note C-1	Non-Control Note	$15,650,000	DAFC 2017-AMO(4)
	Note C-2	Non-Control Note	$15,650,000	DAFC 2017-AMO(4)
	Note C-3	Non-Control Note	$15,650,000	DAFC 2017-AMO(4)
	Note C-4	Non-Control Note	$15,650,000	DAFC 2017-AMO(4)
	Note D-1	Non-Control Note	$10,775,000	DAFC 2017-AMO(4)
	Note D-2	Non-Control Note	$10,775,000	DAFC 2017-AMO(4)
	Note D-3	Non-Control Note	$10,775,000	DAFC 2017-AMO(4)
	Note D-4	Non-Control Note	$10,775,000	DAFC 2017-AMO(4)
	Note E-1	Non-Control Note	$5,000,000	DAFC 2017-AMO(4)
	Note E-2	Non-Control Note	$5,000,000	DAFC 2017-AMO(4)
	Note E-3	Non-Control Note	$5,000,000	DAFC 2017-AMO(4)
	Note E-4	Non-Control Note	$5,000,000	DAFC 2017-AMO(4)

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
245 Park Avenue

Note A-1-A

Note A-1-B

Note A-1-C

Note A-1-D

Note A-1-E

Note A-2-A-1

Note A-2-A-2

Note A-2-C-1-A

Note A-2-A-3

Note A-2-A-4

Note A-2-B-1

Note A-2-B-2

Note A-2-B-3

Note A-2-C-1-B

Note A-2-C-2

Note A-2-D-1

Note A-2-D-2

Note A-2-D-3

Note A-2-E-1

Note A-2-E-2

Note B-1

Note B-2

Note B-3

Note B-4

Note B-5

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$152,000,000

$114,000,000

$38,000,000

$38,000,000

$38,000,000

$98,000,000

$75,000,000

$18,750,000

$75,000,000

$32,000,000

$80,000,000

$70,000,000

$60,000,000

$6,250,000

$45,000,000

$30,000,000

$25,000,000

$15,000,000

$55,000,000

$15,000,000

$48,000,000

$36,000,000

$12,000,000

$12,000,000

$12,000,000

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

JPMCC 2017-JP6

DBJPM 2017-C6(6)

DBJPM 2017-C6(6)

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association

CSAIL 2017-C8(7)

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Société Générale

Société Générale

Société Générale

WFCM 2017-C38

Barclays Bank PLC

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

245 Park Avenue Trust 2017-245P

Starwood Capital Group Hotel Portfolio	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8 Note A-9 Note A-10 Note A-11 Note A-12 Note A-13 Note A-14 Note A-15 Note A-16-1 Note A-16-2 Note A-17

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

$40,000,000

$60,000,000

$72,500,000

$59,317,500

$50,000,000

$50,000,000

$40,000,000

$20,000,000

$20,000,000

$20,000,000

$15,000,000

$15,000,000

$21,817,500

$11,817,500

$25,000,000

$15,000,000

$10,000,000

$31,817,500

DBJPM 2017-C6(6)

JPMorgan Chase Bank, National Association

BANK 2017-BNK5(5)

Bank of America, N. A.

WFCM 2017-C38

Barclays Bank PLC

DBJPM 2017-C6(6)

Deutsche Bank AG, New York Branch

JPMorgan Chase Bank, National Association

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

JPMorgan Chase Bank, National Association

Starwood Mortgage Capital LLC

Starwood Mortgage Capital LLC

Starwood Mortgage Capital LLC

Barclays Bank PLC

Long Island Prime Portfolio – Melville	Note A-1 Note A-2	Control Note Non-Control Note	$72,300,000 $48,200,000	Goldman Sachs Mortgage Company WFCM 2017-C38
225 & 233 Park Avenue South	Note A-1 Note A-2 Note A-3 Note A-4	Control Note Non-Control Note Non-Control Note Non-Control Note	$70,000,000 $60,000,000 $60,000,000 $45,000,000	Barclays Bank PLC Barclays Bank PLC Barclays Bank PLC WFCM 2017-C38

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder(1)
Market Street – The Woodlands	Note A-1 Note A-2 Note A-3 Note A-4	Non-Control Note Control Note Non-Control Note Non-Control Note	$65,000,000 $22,500,000 $42,500,000 $45,000,000	MSC 2017-H1 BANK 2017-BNK5(5) BANK 2017-BNK5(5) WFCM 2017-C38
iStar Leased Fee Portfolio	Note A-1-1 Note A-1-2 Note A-1-3 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$55,000,000 $40,600,000 $40,600,000 $45,400,000 $45,400,000	MSC 2017-H1 WFCM 2017-C38 Barclays Bank PLC JPMorgan Chase Bank, National Association BANK 2017-BNK5(5)
Amazon Lakeland	Note A-1 Note A-2	Control Note Non-Control Note	$33,360,000 $30,000,000	WFCM 2017-C38 Wells Fargo Bank, National Association
Save Mart Portfolio	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Subordinate Companion Loan	Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Control Note	$50,000,000 $16,000,000 $14,000,000 $3,000,000 $40,000,000 $15,000,000 $32,000,000	UBS 2017-C1 WFCM 2017-C38 UBS AG, New York Branch UBS AG, New York Branch Deutsche Bank AG, New York Branch Cantor Commercial Real Estate Lending, L.P. Prima Mortgage Investment Trust, LLC
Raleigh Marriott City Center	Note A-1 Note A-2	Control Note Non-Control Note	$38,000,000 $30,000,000	Wells Fargo Bank, National Association WFCM 2017-C38
2851 Junction	Note A-1 Note A-2	Control Note Non-Control Note	$30,065,000 $28,000,000	Wells Fargo Bank, National Association WFCM 2017-C38
123 William Street	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	$62,500,000 $50,000,000 $27,500,000	WFCM 2017-RB1 MSC 2017-H1 WFCM 2017-C38
Crossings at Hobart	Note A-1 Note A-2-A Note A-2-B	Control Note Non-Control Note Non-Control Note	$40,000,000 $14,000,000 $3,000,000	CFCRE 2017-C8 WFCM 2017-C38 CFCRE 2017-C8
Lormax Stern Retail Development – Roseville	Note A-1 Note A-2	Control Note Non-Control Note	$18,000,000 $12,000,000	UBS 2017-C1 WFCM 2017-C38

(1)	The lender provides no assurances that any non-securitized notes will not be split further.

(2)	The BXP 2017-GM securitization transaction is scheduled to close on or about June 30, 2017.

(3)	Wells Fargo Bank, National Association is contributing $115,000,000 of its interest in the General Motors Building Whole Loan to the WFCM 2017-C38 securitization. Such contribution will be comprised of a portion of the related notes.

(4)	The DAFC 2017-AMO securitization transaction is scheduled to close on or about June 20, 2017.

(5)	The BANK 2017-BNK5 securitization transaction is scheduled to close on or about June 29, 2017.

(6)	The DBJPM 2017-C6 securitization transaction is scheduled to close on or about June 29, 2017.

(7)	The CSAIL 2017-C8 securitization transaction is scheduled to close on or about June 29, 2017.

The Serviced Whole Loans

The Serviced Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicers, the special servicers or the trustees will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder hereunder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related

Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not (or, with respect to the Raleigh Marriott City Center Whole Loan and the 2851 Junction Whole Loan, unless) such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

General Motors Building Whole Loan

General

The General Motors Building Mortgage Loan, representing approximately 9.96% of the Initial Pool Balance, is part of a Whole Loan that is part of a split loan structure comprised of twenty-nine (29) senior promissory notes and four (4) subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $2,300,000,000. One such senior promissory note with an initial principal balance of $115,000,000 (the “General Motors Building Mortgage Loan”), will be deposited into this securitization.

The General Motors Building Whole Loan (as defined below), is evidenced by (i) the General Motors Building Mortgage Loan, (ii) four (4) senior promissory notes designated as Note A-1-S, Note A-2-S, Note A-3-S and Note A-4-S (the “General Motors Building Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $520,000,000; (iii) twenty-four (24) senior promissory notes (the “General Motors Building Non-Standalone Pari Passu Companion Loans” and, together with the General Motors Building Standalone Pari Passu Companion Loans, the “General Motors Building Pari Passu Companion Loans”), which have an aggregate initial principal balance of $835,000,000; and (iv) four (4) subordinate promissory notes designated as Note B-1-S, Note B-2-S, Note B-3-S and Note B-4-S (the “General Motors Building Subordinate Companion Loans” and, together with the General Motors Building Standalone Pari Passu Companion Loans, the “General Motors Building Standalone Companion Loans”), which have an aggregate initial principal balance of $830,000,000.

The General Motors Building Mortgage Loan, the General Motors Building Pari Passu Companion Loans and the General Motors Building Subordinate Companion Loans are referred to herein, collectively, as the “General Motors Building Whole Loan”, and the General Motors Building Pari Passu Companion Loans and the General Motors Building Subordinate Companion Loans are referred to herein as the “General Motors Building Companion Loans”. The General Motors Building Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the General Motors Building Mortgage Loan. The General Motors Building Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the General Motors Building Mortgage Loan and General Motors Building Pari Passu Companion Loans.

Only the General Motors Building Mortgage Loan is included in the issuing entity. The General Motors Building Standalone Companion Loans are expected to be contributed to a securitization trust governed by the BXP 2017-GM TSA (the “BXP 2017-GM Securitization”).

The remaining General Motors Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related promissory notes, including Wells Fargo Bank, National Association as current holder of certain of the General Motors Pari Passu Companion Loans, are under no obligation to do so. The BXP 2017-GM Securitization is expected to close on or about June 30, 2017. Prior to the closing of the BXP 2017-GM securitization, the number and dollar amounts of promissory notes comprising the General Motors Building Pari Passu Companion Loans and General Motors Building Mortgage Loan may change or be re-allocated, however, the initial aggregate principal balance of the General Motors Building Pari Passu Companion Loans ($1,355,000,000), the initial aggregate principal balance of the General Motors Building Subordinate Companion Loans ($830,000,000) and the initial principal balance of the General Motors Building Mortgage Loan ($115,000,000) will not change prior to such closing.

The rights of the holders of the promissory notes evidencing the General Motors Building Whole Loan (the “General Motors Building Noteholders”) are subject to an Intercreditor Agreement (the “General Motors Building Intercreditor Agreement”). The following summaries describe certain provisions of the General Motors Building Intercreditor Agreement.

Servicing

The General Motors Building Whole Loan (including the General Motors Building Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the BXP 2017-GM TSA by Wells Fargo Bank, National Association as servicer (the “General Motors Building Servicer”), and, if necessary, AEGON USA Realty Advisors, LLC, an Iowa limited liability company, as special servicer (the “General Motors Building Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”, but subject to the terms of the General Motors Building Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the General Motors Building Mortgage Loan (but not on the General Motors Building Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the General Motors Building Mortgage Loan. Principal and interest advances in respect of the General Motors Building Companion Loans and property protection advances in respect of the General Motors Building Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”.

Application of Payments Prior to a General Motors Building Triggering Event of Default

Generally, as long as no (i) event of default with respect to an obligation of the General Motors Building Whole Loan borrower to pay money due under the General Motors Building Whole Loan or (ii) non-monetary event of default as a result of which the General Motors Building Whole Loan becomes a specially serviced mortgage loan under the BXP 2017-GM TSA (a “General Motors Building Triggering Event of Default”) has occurred and is continuing, all amounts available for payment on the General Motors Building Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the General Motors Building Whole Loan borrower in accordance with the terms of the related loan documents, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the trustee under the BXP 2017-GM TSA (the “General Motors Building Trustee”), the General Motors Building Servicer or the General Motors Building Special Servicer, and (iii) certain amounts payable or reimbursable to the General Motors Building Servicer or the General Motors Building Special Servicer including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the General Motors Building Intercreditor Agreement, as follows:

●	first, to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the General Motors Building Servicer, the General Motors Building Special Servicer or the General Motors Building Trustee, as applicable) with respect to the General Motors Building Whole Loan pursuant to the terms of the General Motors Building Intercreditor Agreement or the BXP 2017-GM TSA;

●	second, to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective notes;

●	third, to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of its respective note;

●	fourth, pro rata, to the holders of the General Motors Building Pari Passu Companion Loans and to the issuing entity, as holder of the General Motors Building Mortgage Loan, in an amount equal to their respective principal entitlement allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the General Motors Building Pari Passu Companion Loans and General Motors Building Mortgage Loan;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of General Motors Building Mortgage Loan and General Motors Building Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the terms of the BXP 2017-GM TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the General Motors Building Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the General Motors Building Whole Loan;

●	sixth, to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of the General Motors Building Subordinate Companion Loans (or paid or advanced by the General Motors Building Servicer, the General Motors Building Special Servicer or the General Motors Building Trustee, as applicable) with respect to the General Motors Building Whole Loan pursuant to the terms of the General Motors Building Intercreditor Agreement or the BXP 2017-GM TSA;

●	seventh, to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis in an amount equal to their respective principal entitlement allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balance of the General Motors Building Subordinate Companion Loans;

●	eighth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of the General Motors Building Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the General Motors Building Subordinate Companion Loans as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the General Motors Building Whole Loan;

●	ninth, to the holders of the General Motors Building Pari Passu Companion Loans, the General Motors Building Subordinate Companion Loans and, the issuing entity, as holder of the General Motors Building Mortgage Loan, pro rata, any prepayment premium, to the extent paid by the General Motors Building Whole Loan borrower;

●	tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment premium) actually paid by the General Motors Building Whole Loan borrower are not required to be otherwise applied under the BXP 2017-GM TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the General Motors Building Servicer or the General Motors Building Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the General Motors Building Whole Loan), any such fees or expenses, to the extent actually paid by the General Motors Building borrower, will be paid to the holders of the General Motors Building Pari Passu Companion Loans, the holders of the General Motors Building Subordinate Companion Loans and, the issuing entity, as holder of the General Motors Building Mortgage Loan, pro rata; and

●	eleventh, if any excess amount is available to be distributed in respect of the General Motors Building Whole Loan, and not otherwise applied in accordance with the foregoing clause first through tenth, any remaining amounts will be paid pro rata to the holders of the General Motors Building Pari Passu Companion Loans, the holders of the General Motors Building Subordinate Companion Loans and, the issuing entity, as holder of the General Motors Building Mortgage Loan;

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the General Motors Building Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balance of the General Motors Building Pari Passu Companion Loans, the General Motors Building Subordinate Companion Loans and, the General Motors Building Mortgage Loan in the manner permitted by such REMIC provisions.

Application of Payments After a General Motors Building Triggering Event of Default

Generally, for so long as a General Motors Building Triggering Event of Default has occurred and is continuing, all amounts available for payment on the General Motors Building Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the General Motors Building Whole Loan borrower in accordance with the terms of the related loan documents, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the General Motors Building Trustee, the General Motors Building Servicer or the General Motors Building Special Servicer, and (iii) certain amounts payable or reimbursable to the General Motors Building Servicer or the General Motors Building Special Servicer including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the General Motors Building Intercreditor Agreement, as follows:

●	first, to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the General Motors Building Servicer, the General Motors Building Special Servicer or the General Motors Building Trustee, as applicable) with respect to the General Motors Building Whole Loan pursuant to the terms of the General Motors Building Intercreditor Agreement or the BXP 2017-GM TSA;

●	second, to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective notes;

●	third, to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective notes;

●	fourth, to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis, until the principal balances of the General Motors Building Pari Passu Companion Loan and the General Motors Building Mortgage Loan have been reduced to zero;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of General Motors Building Mortgage Loan and General Motors Building Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the terms of the BXP 2017-GM TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the General Motors Building Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the General Motors Building Pari Passu Companion Loans and the issuing entity, as holder of the General Motors Building Mortgage Loan, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the General Motors Building Whole Loan;

●	sixth, to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of the General Motors Building Subordinate Companion Loans (or paid or advanced by the General Motors Building Servicer, the General Motors Building Special Servicer or the General Motors Building Trustee, as applicable) with respect to the General Motors Building Whole Loan pursuant to the terms of the General Motors Building Intercreditor Agreement or the BXP 2017-GM TSA;

●	seventh to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis until the principal balances of the General Motors Building Subordinate Companion Loans has been reduced to zero;

●	eighth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of the General Motors Building Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the General Motors Building Subordinate Companion Loans on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balances of the General Motors Building Subordinate Companion Loans as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the General Motors Building Whole Loan;

●	ninth, to the holders of the General Motors Building Pari Passu Companion Loans, the General Motors Building Subordinate Companion Loans and, the issuing entity, as holder of the General Motors Building Mortgage Loan, pro rata, any prepayment premium, to the extent paid by the General Motors Building Whole Loan borrower;

●	tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment premium) actually paid by the General Motors Building Whole Loan borrower are not required to be otherwise applied under the BXP 2017-GM TSA, including, without limitation, to provide reimbursement for any interest on any Advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the General Motors Building Servicer or the General Motors Building Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the General Motors Building Servicer or the General Motors Building Special Servicer), any such fees or expenses, to the extent actually paid by the General Motors Building borrower, will be paid to the holders of the General Motors Building Pari Passu Companion Loans, the holders of the General Motors Building Subordinate Companion Loans and, the issuing entity, as holder of the General Motors Building Mortgage Loan, pro rata; and

●	eleventh, if any excess amount is available to be distributed in respect of the General Motors Building Whole Loan, and not otherwise applied in accordance with the foregoing clause first through tenth, any remaining amounts will be paid pro rata to the holders of the General Motors Building Pari Passu Companion Loans, the holders of the General Motors Building Subordinate Companion Loans and, the issuing entity, as holder of the General Motors Building Mortgage Loan, provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the General Motors Building Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balance of the General Motors Building Pari Passu Companion Loans, the General Motors Building Subordinate Companion Loans and the General Motors Building Mortgage Loan in the manner permitted by such REMIC provisions.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the General Motors Building Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the General Motors Building Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the General Motors Building Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the General Motors Building Whole Loan in accordance with the BXP 2017-GM TSA and the General Motors Building Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the General Motors Building Subordinate Companion Loans have been applied to pay such amounts (it being understood that the pro rata share payable by the issuing entity under this paragraph would be determined by allocating such unanticipated trust expenses, as the case may be, first to the General Motors Building Subordinate Companion Loans).

To the extent collections received after the final liquidation of the General Motors Building Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the General Motors Building Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the General Motors Building Subordinate Companion Loans) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the General Motors Building Intercreditor Agreement will be the securitization trust created pursuant to the terms of the BXP 2017-GM TSA. Pursuant to the terms of the BXP 2017-GM TSA, the related controlling class representative (the “General Motors Building Directing Certificateholder”) will have consent and/or consultation rights with respect to the General Motors Building Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”.

In addition, pursuant to the terms of the General Motors Building Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the General Motors Building Servicer or the General Motors Building Special Servicer, as applicable, is required to provide to the General Motors Building Directing Certificateholder (within the same time frame such notices, information and reports to the General Motors Building Directing Certificateholder without regard to whether or not the General Motors Building Directing Certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the BXP 2017-GM TSA) with respect to any major decisions to be taken with respect to the General Motors Building Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the General Motors Building Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the General Motors Building Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the General Motors Building Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the General Motors Building Servicer or the General Motors Building Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the General Motors Building Servicer or the General Motors Building Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the General Motors Building Mortgage Loan, the related the General Motors Building Pari Passu Companion Loans and the related the General Motors Building Subordinate Companion Loans. Neither the General Motors Building Servicer nor the General Motors Building Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the General Motors Building Mortgage Loan (or its representative). The operating advisor will generally have no obligations or consultation rights under the PSA with respect to the General Motors Building Whole Loan or any related REO Property.

Sale of Defaulted General Motors Building Whole Loan

Pursuant to the terms of the General Motors Building Intercreditor Agreement, if the General Motors Building Whole Loan becomes a defaulted loan pursuant to the terms of the BXP 2017-GM TSA, and if the General Motors Building Special Servicer determines to sell the General Motors Building Pari Passu Companion Loans in accordance with the DAFC 2017-AMO TSA, then the General Motors Building Special Servicer will be required to sell the General Motors Building Mortgage Loan together with the General Motors Building Pari Passu Companion Loans and the General Motors Building Subordinate Companion Loans as one whole loan. In connection with any such sale, the General Motors Building Special Servicer will be required to follow the procedures set forth under the DAFC 2017-AMO TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”. Proceeds of the sale of the General Motors Building Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After a General Motors Building Triggering Event of Default” above.

Notwithstanding the foregoing, the General Motors Building Special Servicer will not be permitted to sell the General Motors Building Pari Passu Companion Loans together with the General Motors Building Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the General Motors Building Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the General Motors Building Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the General Motors Building Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the General Motors Building Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the General Motors Building Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the General Motors Building Servicer or the General Motors Building Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the DAFC 2017-AMO TSA, the holder of the General Motors Building Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant to the terms of the General Motors Building Intercreditor Agreement and the BXP 2017-GM TSA, the securitization trust created pursuant to the BXP 2017-GM TSA, as the controlling noteholder, will have the right, with or without cause, to replace the General Motors Building Special Servicer then acting with respect to the General Motors Building Whole Loan and appoint a replacement special servicer in accordance with the BXP 2017-GM TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the General Motors Building Mortgage Loan”.

Del Amo Fashion Center Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Del Amo Fashion Center, representing approximately 5.2% of the Initial Pool Balance (the “Del Amo Fashion Center Mortgage Loan”), is part of a Whole Loan that is comprised of forty-four (44) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Del Amo Fashion Center Mortgage Loan is evidenced by two (2) tranches of debt, each comprised of two (2) promissory notes (promissory notes A-2-3 and A-4-3 (the “Trust A Note”) and promissory notes B-2-3 and B-4-3 (the “Trust B Note”)) with an aggregate Cut-off Date Balance of $60,000,000. The two tranches of debt comprising the Del Amo Fashion Center Mortgage Loan are senior/subordinate tranches with identical interest rates as set forth in Annex A-1. The notes comprising the “Del Amo Fashion Center Pari Passu Companion Loans” are also senior/subordinate debt (but are each pari passu with the related tranche of debt comprising the Del Amo Fashion Center Mortgage Loan) with identical interest rates as set forth in Annex A-1. Each Del Amo Fashion Center Pari Passu Companion Loan is comprised of one or more promissory notes, which together aggregate to twenty-eight (28) promissory notes (promissory notes A-1-1, A-1-2, A-1-3, A-1-4, A-2-1, A-2-2, A-2-4, A-3-1, A-3-2, A-3-3, A-3-4, A-4-1, A-4-2 and A-4-4 (collectively, the “Companion A Notes” and, together with the Trust A Note, the “A Notes”) with an aggregate Cut-off Date Balance of $326,706,000, and promissory notes B-1-1, B-1-2, B-1-3, B-1-4, B-2-1, B-2-2, B-2-4, B-3-1, B-3-2, B-3-3, B-3-4, B-4-1, B-4-2 and B-4-4 (collectively, the “Companion B Notes” and, together with the Trust B Note, the “B Notes”) with an aggregate Cut-off Date Balance of $72,594,000, that are not included in the issuing entity. Only the Del Amo Fashion Center Mortgage Loan is included in the issuing entity. The notes comprising the “Del Amo Fashion Center Subordinate Companion Loans” are evidenced by three (3) subordinate companion loans, each of which is subordinate to the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans, and which are subordinate to each more senior subordinate companion loan, each such subordinate companion loan being comprised of four (4) pari passu promissory notes (promissory notes C-1, C-2, C-3 and C-4 (collectively, the “C Notes”), promissory notes D-1, D-2, D-3 and D-4 (collectively, the “D Notes”) and promissory notes E-1, E-2, E-3 and E-4 (collectively, the “E Notes”)), with a collective Cut-off Date Balance of $125,700,000 that are not included in the issuing entity. Each tranche of the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans are pari passu with each other in terms of priority. The Del Amo Fashion Center Subordinate Companion Loans are subordinate to the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans in terms of priority and subordinate to each Del Amo Fashion Center Subordinate Companion Loan that is more senior thereto to the extent described below. The Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans are collectively referred to in this prospectus as the “Del Amo Fashion Center Whole Loan”. The Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans are referred to herein as the “Del Amo Fashion Center Companion Loans”.The rights of the holders of the promissory notes evidencing the Del Amo Fashion Center Whole Loan (the “Del Amo Fashion Center Noteholders”) are subject to an Intercreditor Agreement (the “Del Amo Fashion Center Intercreditor Agreement”). The Del Amo Fashion Center Whole Loan will be serviced and administered pursuant to the DAFC 2017-AMO TSA and the Del Amo Fashion Center Intercreditor Agreement. The following summaries describe certain provisions of the Del Amo Fashion Center Intercreditor Agreement.

Servicing

The Del Amo Fashion Center Whole Loan (including the Del Amo Fashion Center Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the DAFC 2017-AMO TSA by the related servicer (the “Del Amo Fashion Center Servicer”) and, if necessary, the related special servicer (the “Del Amo Fashion Center Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”, but subject to the terms of the Del Amo Fashion Center Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”.

Application of Payments Prior to an Event of Default

The Del Amo Fashion Center Intercreditor Agreement sets forth the respective rights of the Del Amo Fashion Center Noteholders with respect to distributions of funds received in respect of the Del Amo Fashion Center Whole Loan, and provides, in general, as follows.

Prior to the occurrence and continuance of an event of default with respect to the Del Amo Fashion Center Whole Loan, any collections received in respect of the Del Amo Fashion Center Whole Loan or Mortgaged Property will be applied to the Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans in accordance with the DAFC 2017-AMO TSA and the Del Amo Fashion Center Intercreditor Agreement. Accordingly, subject to the right of the Del Amo Fashion Center Servicer, the Del Amo Fashion Center Special Servicer, the trustee, the certificate administrator and the operating advisor under the DAFC 2017-AMO TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the DAFC 2017-AMO TSA, the monthly interest payment on the Del Amo Fashion Center Whole Loan will be applied: (i) first, to the payment of interest due and payable on each of the A Notes, pro rata and pari passu; (ii) second, to the payment of interest due and payable on each of the B Notes, pro rata and pari passu; (iii) third, to the payment of interest due and payable on each of the C Notes, pro rata and pari passu; (iv) fourth, to the payment of interest due and payable on each of the D Notes, pro rata and pari passu and (v) fifth, to the payment of interest due and payable on each of the E Notes, pro rata and pari passu; and any prepayment or repayment of the principal of the Del Amo Fashion Center Whole Loan will be applied: (a) first, to the reduction of the outstanding principal balance of each of the A Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (b) second, to the reduction of the outstanding principal balance of each of the B Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (c) third, to the reduction of the outstanding principal balance of each of the C Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (d) fourth, to the reduction of the outstanding principal balance of the D Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; and (e) fifth, to the reduction of the outstanding principal balance of each of the E Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the Del Amo Fashion Center Whole Loan, payments and proceeds with respect to the Del

Amo Fashion Center Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to provide reimbursement to the Del Amo Fashion Center Servicer and the trustee under the DAFC 2017-AMO TSA (the “Del Amo Fashion Center Trustee”) for any nonrecoverable servicing advances and administrative advances and any interest thereon;

●	second, to provide reimbursement to holders of the A Notes for any nonrecoverable monthly debt service advances and interest thereon on the A Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the B Notes for any nonrecoverable monthly debt service advances and interest thereon on the B Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the C Notes for any nonrecoverable monthly debt service advances and interest thereon on the C Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the D Notes for any nonrecoverable monthly debt service advances and interest thereon on the D Notes, on a pari passu and pro rata basis and then to provide reimbursement to holders of the E Notes for any nonrecoverable monthly debt service advances on the E Notes, on a pari passu and pro rata basis;

●	third, to provide reimbursement to the Del Amo Fashion Center Servicer and Del Amo Fashion Center Trustee, as applicable, for any servicing advances and administrative advances plus any interest thereon and any trust fund expenses;

●	fourth, to the holders of the A Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	fifth, to the holders of the A Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;

●	sixth, to the holders of the A Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	seventh, to the holders of the B Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	eighth, to the holders of the B Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt services advances on the B Notes;

●	ninth, to the holders of the B Notes, payments of principal on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	tenth, to the holders of the C Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	eleventh, to the holders of the C Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the C Notes;

●	twelfth, to the holders of the C Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	thirteenth, to the holders of the D Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	fourteenth, to the holders of the D Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the D Notes;

●	fifteenth, to the holders of the D Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	sixteenth, to the holders of the E Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	seventeenth, to the holders of the E Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the E Notes;

●	eighteenth, to the holders of the E Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	nineteenth, to pay the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

●	twentieth, to fund any other reserves to the extent then required to be held in escrow;

●	twenty-first, to pay to the holders of the A Notes any yield maintenance or other prepayment premium then due and payable to the holders of the A Notes, on a pro rata and pari passu basis, then to the holders of the B Notes any yield maintenance or other prepayment premium then due and payable to the holders of the B Notes, on a pro rata and pari passu basis, then to the holders of the C Notes any yield maintenance or other prepayment premium then due and payable to the holders of the C Notes, on a pro rata and pari passu basis, then the holders of the D Notes any yield maintenance or other prepayment premium then due and payable to the holders of the D Notes, on a pro rata and pari passu basis, and then the holders of the E Notes any yield maintenance or other prepayment premium then due and payable to the holders of the E Notes, on a pro rata and pari passu basis;

●	twenty-second, to pay the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer default interest and late fees then due and payable under the Del Amo Fashion Center Whole Loan documents, all of which will be applied in accordance with the DAFC 2017-AMO TSA;

●	twenty-third, to pay any additional servicing compensation that the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer is entitled to receive under the DAFC 2017-AMO TSA; and

●	twenty-fourth, any remaining amount will be paid pro rata to the holders of the Del Amo Fashion Center Companion Loans and the issuing entity as holder of the Del Amo Fashion Center Mortgage Loan, based on the original principal balance of the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Companion Loans.

If a P&I Advance is made with respect to the Del Amo Fashion Center Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Del Amo Fashion Center Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the Del Amo Fashion Center Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Del Amo Fashion Center Whole Loan in accordance with the DAFC 2017-AMO TSA and the Del Amo Fashion Center Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the E Notes, D Notes and C Notes have been applied to pay such amounts (it being understood that the pro rata share payable by the issuing entity under this paragraph would be determined by allocating such unanticipated trust expenses, as the case may be, first to the E Notes, then to the D Notes, then to the C Notes, then to the B Notes and then to the Class A Notes, in that order).

To the extent collections received after the final liquidation of the Del Amo Fashion Center Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Del Amo Fashion Center Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the E Notes, then to the D Notes, then to the C Notes, then to the B Notes and then to the A Notes, in that order) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Del Amo Fashion Center Intercreditor Agreement will be the securitization trust created pursuant to the terms of the DAFC 2017-AMO TSA. Pursuant to the terms of the DAFC 2017-AMO TSA, the related directing certificateholder (the “Del Amo Fashion Center Directing Certificateholder”) will have consent and/or consultation rights with respect to the Del Amo Fashion Center Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”.

In addition, pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, is required to provide to the Del Amo Fashion Center Directing Certificateholder (within the same time frame such notices, information and reports to the Del Amo Fashion Center Directing Certificateholder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the DAFC 2017-AMO TSA) with respect to any major decisions to be taken with respect to the Del Amo Fashion Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Del Amo Fashion Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Del Amo Fashion Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Del Amo Fashion Center Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Del Amo Fashion Center Mortgage Loan, the related the Del Amo Fashion Center Pari Passu Companion Loans and the related the Del Amo Fashion Center Subordinate Companion Loans. Neither the Del Amo Fashion Center Servicer nor the Del Amo Fashion Center Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Del Amo Fashion Center Mortgage Loan (or its representative). The operating advisor will generally have no obligations or consultation rights under the PSA with respect to the Del Amo Fashion Center Whole Loan or any related REO Property.

Sale of Defaulted Del Amo Fashion Center Whole Loan

Pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement, if the Del Amo Fashion Center Whole Loan becomes a specially serviced loan pursuant to the terms of the DAFC 2017-AMO TSA, and if the Del Amo Fashion Center Special Servicer determines to sell the Del Amo Fashion Center Pari Passu Companion Loans in accordance with the DAFC 2017-AMO TSA, then the Del Amo Fashion Center Special Servicer will be required to sell the Del Amo Fashion Center Mortgage Loan together with the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans as one whole loan. In connection with any such sale, the Del Amo Fashion Center Special Servicer will be required to follow the procedures set forth under the DAFC 2017-AMO TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”. Proceeds of the sale of the Del Amo Fashion Center Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After an Event of Default” above.

Notwithstanding the foregoing, the Del Amo Fashion Center Special Servicer will not be permitted to sell the Del Amo Fashion Center Pari Passu Companion Loans together with the Del Amo Fashion Center Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Del Amo Fashion Center Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the Del Amo Fashion Center Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Del Amo Fashion Center Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Del Amo Fashion Center Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Del Amo Fashion Center Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the DAFC 2017-AMO TSA, the holder of the Del Amo Fashion Center Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement and the DAFC 2017-AMO TSA, the securitization trust created pursuant to the DAFC 2017-AMO TSA, as the controlling noteholder, will have the right, with or without cause, to replace the Del Amo Fashion Center Special Servicer then acting with respect to the Del Amo Fashion Center Whole Loan and appoint a replacement special servicer in accordance with the DAFC 2017-AMO TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Del Amo Fashion Center Mortgage Loan”.

245 Park Avenue Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 245 Park Avenue, representing approximately 4.8% of the Initial Pool Balance (the “245 Park Avenue Mortgage Loan”), is part of a whole loan structure comprised of twenty-five (25) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 245 Park Avenue Mortgage Loan is evidenced by one (1) promissory note A-2-E-1 having an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000. The “245 Park Avenue Whole Loan” consists of (i) the 245 Park Avenue Mortgage Loan (ii) nineteen pari passu companion loans (evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2, A-2-B-3, A-2-C-1-A, A-2-C-1-B, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3 and A-2-E-2) (the “245 Park Avenue Pari Passu Companion Loans”) that are pari passu with the 245 Park Avenue Mortgage Loan and (ii) five subordinate companion loans (evidenced by promissory notes B-1, B-2, B-3, B-4 and B-5) (the “245 Park Avenue Subordinate Companion Loans” and together with the 245 Park Avenue Pari Passu Companion Loans, the “245 Park Avenue Companion Loans”) that are subordinate to the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans. None of the 245 Park Avenue Companion Loans is included in the issuing entity. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-

1-A, A-1-B, A-1-C, A-1-D, A-1-E (with an aggregate Cut-off Date balance of $380,000,000) and the 245 Park Avenue Subordinate Companion Loans (with an aggregate Cut-off Date balance of $120,000,000) (together, the “245 Park Avenue Lead Securitization Companion Loans”) were securitized in the 245 Park Avenue Trust 2017-245P transaction. The 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-2-A-1 was sold into the JPMCC 2017-JP6 securitization. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-2-B-1, A-2-B-2 and A-2-B-3 are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to one or more future securitization transactions. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-2-C-1 and A-2-C-2 are currently held by Deutsche Bank, AG, New York Branch and are expected to be contributed to one or more future securitization transactions. The 245 Park Avenue Pari Passu Companion Loans evidenced by promissory notes A-2-D-1, A-2-D-2 and A-2-D-3 are currently held by Société Générale and are expected to be contributed to one or more future securitization transactions. The 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-2-E-2 is currently held by Barclays Bank PLC and is expected to a future securitization transaction.

The rights of the holders of the promissory notes evidencing the 245 Park Avenue Whole Loan (the “245 Park Avenue Noteholders”) are subject to an Intercreditor Agreement (the “245 Park Avenue Intercreditor Agreement”). The following summaries describe certain provisions of the 245 Park Avenue Intercreditor Agreement.

Servicing

The 245 Park Avenue Whole Loan and any related REO Property are serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of May 30, 2017 (the “245 Park Avenue Trust 2017-245P TSA”) among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “245 Park Avenue Trust 2017-245P Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “245 Park Avenue Trust 2017-245P Master Servicer”), AEGON USA Realty Advisors, LLC, an Iowa limited liability company, as special servicer (the “245 Park Avenue Trust 2017-245P Special Servicer”), Wilmington Trust, National Association, as trustee (the “245 Park Avenue Trust 2017-245P Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “245 Park Avenue Trust 2017-245P Certificate Administrator”) and Trimont Real Estate Advisors, LLC, as operating advisor (in such capacity, the “245 Park Avenue Trust 2017-245P Operating Advisor”). For a summary of certain provisions of the 245 Park Avenue Trust 2017-245P TSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 245 Park Avenue Mortgage Loan”.

The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the 245 Park Avenue Mortgage Loan (but not any advances of principal and/or interest on the 245 Park Avenue Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 245 Park Avenue Mortgage Loan. The 245 Park Avenue Trust 2017-245P Master Servicer or 245 Park Avenue Trust 2017-245P Trustee, as applicable, is responsible for making (A) any required principal and interest advances on the 245 Park Avenue Lead Securitization Companion Loans if and to the extent provided in the 245 Park Avenue Trust 2017-245P TSA and the 245 Park Avenue Intercreditor Agreement (but not on the 245 Park Avenue Mortgage Loan) and (B) any required property protection advances with respect to the 245 Park Avenue Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the 245 Park Avenue Trust 2017-245P TSA.

Application of Payments

The 245 Park Avenue Intercreditor Agreement sets forth the respective rights of the 245 Park Avenue Noteholders with respect to distributions of funds received in respect of the 245 Park Avenue Whole Loan, and provides, in general, that

●	each of the 245 Park Avenue Subordinate Companion Loans and the rights of each holder thereof to receive payments of interest, principal and other amounts with respect to its respective 245 Park Avenue Subordinate Companion Loan will, at all times, be junior, subject and subordinate to the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans and the rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, and the holders of the 245 Park Avenue Pari Passu Companion Loans to receive payments with respect to the 245 Park Avenue Mortgage Loan and their respective 245 Park Avenue Pari Passu Companion Loans.

●	all payments, proceeds and other recoveries on or in respect of the 245 Park Avenue Whole Loan (other than amounts for reserves or escrows required by the 245 Park Avenue Whole Loan documents and certain payments and expenses including the payment and reimbursement rights of certain parties to the 245 Park Avenue Trust 2017-245P TSA) will be applied in the following order of priority:

○	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans (other than default interest) to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principle balances at the applicable net note rate;

○	second, on a pro rata and pari passu basis, to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

○	third, on a pro rata and pari passu basis, to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Intercreditor Agreement, plus interest thereon at the net note rate for the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans compounded monthly from the date the related realized loss was allocated to 245 Park Avenue Mortgage Loan and each 245 Park Avenue Pari Passu Companion Loans, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

○	fourth, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Subordinate Companion Loans (other than default interest) to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principal balances at the applicable net note rate;

○	fifth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

○	sixth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Intercreditor Agreement, plus interest thereon at the net note rate for the 245 Park Avenue Subordinate Companion Loans compounded monthly from the date the related realized loss was allocated to each 245 Park Avenue Subordinate Companion Loan, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such Holder;

○	seventh, to pay any yield maintenance premium (as defined in the related Mortgage Loan documents) and yield maintenance default premium (as defined in the related Mortgage Loan documents) then due and payable in respect of the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans, on a pro rata and pari passu basis, then to the 245 Park Avenue Subordinate Companion Loans, on a pro rata and pari passu basis;

○	eighth, to pay default interest and late payment charges then due and owing under the 245 Park Avenue Whole Loan, all of which will be applied in accordance with the 245 Park Avenue Trust 2017-245P TSA; and

○	ninth, if any excess amount is available to be distributed in respect of the 245 Park Avenue Whole Loan, and not otherwise applied in accordance with the foregoing clauses first to eighth), any remaining amount shall be paid pro rata to the issuing entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan and each holder of a 245 Park Avenue Subordinate Companion Loan based on their initial principal balances.

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or property protection advances) allocable to the 245 Park Avenue Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the 245 Park Avenue Subordinate Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the 245 Park Avenue Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the related Intercreditor Agreement, the controlling noteholder of the 245 Park Avenue Whole Loan (the “245 Park Avenue Controlling Noteholder”) will be the holder of the 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-1-A, provided that the rights of the controlling noteholder are exercised by holders of the majority of the class of securities issued in the 245 Park Avenue Trust 2017-245P securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the controlling noteholder. Certain decisions to be made with respect to the 245 Park Avenue Whole Loan, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the 245 Park Avenue Whole Loan or any related REO property pursuant to the 245 Park Avenue 2017-245P Trust and Servicing Agreement will require the approval of the 245 Park Avenue Controlling Noteholder.

Pursuant to the terms of the 245 Park Avenue Intercreditor Agreement, the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative), will (i) have the right to receive (1) notices, information and reports with respect to any “major decisions” (as defined in the 245 Park Avenue Intercreditor Agreement) to be taken with respect to the 245 Park Avenue Whole Loan (similar to such notice, information or report the 245 Park Avenue Trust 2017-245P Special Servicer is required to deliver to the directing certificateholder under the 245 Park Avenue Trust 2017-245P TSA) (without regard to whether such items are actually required to be provided to the directing certificateholder under the 245 Park Avenue Trust 2017-245P TSA due to the occurrence of a control event or a consultation termination event (in each case as defined in the 245 Park Avenue Trust 2017-245P TSA) and (2) a summary of the asset status report relating to the 245 Park Avenue Whole Loan (at the same time as it is required to deliver to the directing certificateholder under the 245 Park Avenue Trust 2017-245P TSA) and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the related Mortgage Loan requests consultation with respect to any such major decisions to be taken with respect to the 245 Park Avenue Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 245 Park Avenue Whole Loan (and the 245 Park Avenue Trust 2017-245P Special Servicer will be required to consider alternative actions recommended by the holder of the 245 Park Avenue Mortgage Loan). The consultation rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required thereto (unless the 245 Park Avenue Trust 2017-245P Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case the 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the issuing entity, as the holder of the 245 Park Avenue Mortgage Loan, described above, the 245 Park Avenue Trust 2017-245P Special Servicer is permitted to make any “major decision” (as defined in the 245 Park Avenue Intercreditor Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the 245 Park Avenue Noteholders; and the 245 Park Avenue Trust 2017-245P Special Servicer will not be obligated at any time to follow or take any alternative actions recommended by the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative).

In addition to the consultation rights described above, the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative), will have the right to attend annual meetings (either telephonically or in person, in the discretion of the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable) with the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer at the offices of the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special

Servicer, as applicable, in which servicing issues related to the 245 Park Avenue Whole Loan are discussed, provided that the issuing entity (or its representative) executes a confidentiality agreement in form and substance reasonably satisfactory to it, the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable, and the 245 Park Avenue Controlling Noteholder.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 245 Park Avenue Intercreditor Agreement, if the 245 Park Avenue Whole Loan becomes a defaulted loan under the 245 Park Avenue Trust 2017-245P TSA, and if the 245 Park Avenue Trust 2017-245P Special Servicer determines to sell the 245 Park Avenue Controlling Pari Passu Companion Loan in accordance with the 245 Park Avenue Trust 2017-245P TSA, then the 245 Park Avenue Trust 2017-245P Special Servicer will be required to sell the 245 Park Avenue Companion Loans together with the 245 Park Avenue Mortgage Loan as one whole loan in accordance with the servicing standard as set forth in the 245 Park Avenue Trust 2017-245P TSA.

Notwithstanding the foregoing, the 245 Park Avenue Trust 2017-245P Special Servicer will not be permitted to sell the 245 Park Avenue Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity, as holder of the 245 Park Avenue Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower affiliate (as defined in the 245 Park Avenue Trust 2017-245P TSA)) unless the 245 Park Avenue Trust 2017-245P Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 245 Park Avenue Trust 2017-245P Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 245 Park Avenue Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the 245 Park Avenue Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the 245 Park Avenue Trust 2017-245P TSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan unless it is a borrower affiliate (as defined in the 245 Park Avenue Trust 2017-245P TSA).

Special Servicer Appointment Rights

Pursuant to the 245 Park Avenue Intercreditor Agreement, subject to the terms of the 245 Park Avenue Trust 2017-245P TSA, the 245 Park Avenue Controlling Noteholder will have the right at any time and from time to time, with or without cause, to replace the 245 Park Avenue Trust 2017-245P Special Servicer then acting with respect to the 245 Park Avenue Whole Loan and appoint a replacement special servicer in lieu of such special servicer in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

Save Mart Portfolio Whole Loan

General

The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Save Mart Portfolio (the “Save Mart Portfolio Mortgage Loan”), representing approximately 1.4% of the Initial Pool Balance, is part of a split loan structure comprised of seven (7) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “Save Mart Portfolio Mortgaged Properties”).

The Save Mart Portfolio Mortgage Loan is evidenced by one (1) pari passu promissory note designated as Note A-2, with a Cut-off Date Balance of $16,000,000. The related Companion Loans are evidenced by (i) one promissory note designated as Note A-1 (the “Save Mart Portfolio Control Note”), with a Cut-off Date Balance of $50,000,000, which was contributed to the UBS Commercial Mortgage Trust 2017-C1 (the “UBS 2017-C1 Trust”), (ii) two promissory notes designated as Note A-3 and Note A-4, with an aggregate Cut-off Date Balance of $17,000,000, which are currently held by UBS AG, New York Branch and are expected to be contributed to one or more future securitization trusts, (iii) one promissory note designated as Note A-5, with a Cut-off Date Balance of $40,000,000, which is currently held by Deutsche Bank AG, New York Branch and is expected to be contributed to the DBJPM 2017-C6 Mortgage Trust, (iv) one promissory note designated as Note A-6, with a Cut-off Date Balance of $15,000,000, which is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to one or more future securitization trusts (collectively with the Save Mart Portfolio Control Note, the “Save Mart Portfolio Pari Passu Companion Loans”); and (v) one promissory note designated as the B Note, with a Cut-off Date Balance of $32,000,000, which is currently held by Prima Mortgage Investment Trust, LLC (the “Save Mart Portfolio Subordinate Companion Loan”, together with the Save Mart Portfolio Pari Passu Companion Loans and the Save Mart Portfolio Mortgage Loan, the “Save Mart Portfolio Whole Loan”) and is subordinate in right of payment to the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans (collectively, the “Save Mart Portfolio Senior Loans”). The Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Companion Loans (except for the Save Mart Portfolio Control Note) are referred to in this prospectus as the “Save Mart Portfolio Non-Control Notes”.

The Save Mart Portfolio Pari Passu Companion Loans and the Save Mart Portfolio Subordinate Companion Loan will not be transferred to the issuing entity. The holders of the Save Mart Portfolio Whole Loan (the “Save Mart Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Save Mart Portfolio Noteholder (the “Save Mart Portfolio Intercreditor Agreement”).

Servicing

The Save Mart Portfolio Whole Loan will be serviced and administered pursuant to the UBS 2017-C1 PSA, among UBS Commercial Mortgage Securitization Corp., as depositor (the “UBS 2017-C1 Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “UBS 2017-C1 Master Servicer”), CWCapital Asset Management LLC, as special servicer (the “UBS 2017-C1 Special Servicer”), AEGON USA Realty Advisors, LLC, an Iowa limited liability company, as Save Mart Portfolio special servicer (the “UBS 2017-C1 Save Mart Portfolio Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “UBS 2017-C1 Operating Advisor”) and as asset representations reviewer (in such capacity, the “UBS 2017-C1 Asset Representations Reviewer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “UBS 2017-C1 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “UBS 2017-C1 Trustee”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus, but subject to the terms of the Save Mart Portfolio Intercreditor Agreement. In servicing the Save Mart Portfolio Whole Loan, the UBS 2017-C1 PSA will require the UBS 2017-C1 Master Servicer and the UBS 2017-C1 Save Mart Portfolio Special Servicer to take into account the interests of the certificateholders, the holders of the notes evidencing the Save Mart Portfolio Pari Passu Companion Loans (the “Save Mart Portfolio Pari Passu Companion Noteholders”) and the holder of the note evidencing the Save Mart Portfolio Subordinate Companion Loan (the “Save Mart Portfolio Subordinate Companion Noteholder”), as a collective whole, taking into account the pari passu or subordinate nature of the Save Mart Portfolio Pari Passu Companion Loans and the Save Mart Portfolio Subordinate Companion Loan.

Prior to the occurrence and continuance of a Save Mart Portfolio Control Appraisal Period, and for so long as the Save Mart Portfolio Subordinate Companion Noteholder holding greater than 50% of the aggregate principal balance of the Save Mart Portfolio Subordinate Companion Loan (the “Save Mart Portfolio Controlling Subordinate Companion Noteholder”) will be the Save Mart Portfolio Whole Loan Directing Holder (as defined below), and the Save Mart Portfolio Controlling Subordinate Companion Noteholder will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Save Mart Portfolio Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Save Mart Portfolio Intercreditor Agreement, the Save Mart Portfolio Subordinate Companion Noteholder will have the right to cure certain defaults by the related borrower, as more fully described below.

Advancing

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Save Mart Portfolio Mortgage Loan (but not on the Save Mart Portfolio Pari Passu Companion Loans or the Save Mart Portfolio Subordinate Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Save Mart Portfolio Mortgage Loan. Servicing advances in respect of the Save Mart Portfolio Mortgaged Properties will be made by the UBS 2017-C1 Master Servicer and the UBS 2017-C1 Save Mart Portfolio Special Servicer according to the terms of the UBS 2017-C1 PSA. Recovery of any such advances will be according to the terms of the UBS 2017-C1 PSA.

Distributions

Pursuant to the Save Mart Portfolio Intercreditor Agreement, prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Save Mart Portfolio Whole Loan, (ii) any other event of default for which the Save Mart Portfolio Whole Loan is accelerated, (iii) any other event of default which causes the Save Mart Portfolio Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Save Mart Portfolio Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the Save Mart Portfolio Whole Loan Directing Holder or the default cure period has not yet expired and the Save Mart Portfolio Whole Loan Directing Holder is diligently exercising its cure rights under the Save Mart Portfolio Intercreditor Agreement), after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable with respect to the Save Mart Portfolio Whole Loan (including any penalty charges) under the UBS 2017-C1 PSA to the UBS 2017-C1 Master Servicer, the UBS 2017-C1 Save Mart Portfolio Special Servicer, the UBS 2017-C1 Operating Advisor, the UBS 2017-C1 Asset Representations Reviewer, the UBS 2017-C1 Certificate Administrator or the UBS 2017-C1 Trustee, payments and proceeds received with respect to the Save Mart Portfolio Whole Loan will generally be applied in the following order:

(a)  first, to the holders of the Save Mart Portfolio Senior Loans, in an amount equal to the interest then due and payable on the outstanding principal of their respective notes at their net interest rate;

(b)  second, (i) to the holders of the Save Mart Portfolio Senior Loans on a pro rata and pari passu basis in an amount equal to their respective percentage interests in the Save Mart Portfolio Whole Loan of principal payments received, if any, until their principal balances have been reduced to zero and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Save Mart Portfolio Whole Loan pursuant to the Save Mart Portfolio Intercreditor Agreement, 100% of such insurance and condemnation proceeds will be distributed to the Save Mart Portfolio Senior Loans on a pro rata and pari passu basis until their respective principal balances have been reduced to zero;

(c)  third, up to the amount of any unreimbursed costs and expenses paid by the holders of the Save Mart Portfolio Senior Loans, including any recovered costs not previously reimbursed to such holders (or paid or advanced by the applicable master servicer or the applicable special servicer on their behalf and not previously paid or reimbursed);

(d)  fourth, to the holders of the Save Mart Portfolio Senior Loans on a pro rata and pari passu basis in an amount equal to the aggregate of any prepayment premium payable to the holders of the Save Mart Portfolio Senior Loans to the extent paid by the related borrower;

(e)  fifth, if as a result of a workout, the balance of the Save Mart Portfolio Mortgage Loan or Save Mart Portfolio Pari Passu Companion Loans has been reduced, to the holders of the Save Mart Portfolio Senior Loans in an amount up to the reduction of the principal balances of their respective notes as a result of such workout, plus interest on such amount at the applicable net interest rate;

(f)  sixth, to the holder of the Save Mart Portfolio Subordinate Companion Loan in an amount equal to the interest then due and payable on the outstanding principal of its note at its net interest rate;

(g)  seventh, (i) to the holder of the Save Mart Portfolio Subordinate Companion Loan in an amount equal to its respective percentage interest in the Save Mart Portfolio Whole Loan of principal payments received, if any, until the principal balance of the Save Mart Portfolio Subordinate Companion Loan is reduced to zero and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Save Mart Portfolio Whole Loan pursuant to the Save Mart Portfolio Intercreditor Agreement, the portion of such insurance and condemnation proceeds remaining after distribution to the Save Mart Portfolio Senior Loans pursuant to clause (first) above will be distributed to the holder of the Save Mart Portfolio Subordinate Companion Loan until its principal balance has been reduced to zero;

(h)  eighth, to the holder of the Save Mart Portfolio Subordinate Companion Loan in an amount equal to any prepayment premium payable on its note to the extent paid by the related borrower;

(i)   ninth, to the extent any Save Mart Portfolio Subordinate Companion Noteholder has made any payments or advances to cure defaults pursuant to “—Cure Rights” below, to reimburse such Save Mart Portfolio Subordinate Companion Noteholder for all such cure payments;

(j)   tenth, if the proceeds of any foreclosure sale or any liquidation of the Save Mart Portfolio Whole Loan or the Save Mart Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(ninth) and, as a result of a workout, the balance of the Save Mart Portfolio Subordinate Companion Loan has been reduced, to the Save Mart Portfolio Subordinate Companion Noteholders in an amount up to the reduction, if any, of the principal balance of the Save Mart Portfolio Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable net interest rate;

(k)  eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the UBS 2017-C1 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the UBS 2017-C1 Master Servicer or the UBS 2017-C1 Save Mart Portfolio Special Servicer (in each case provided that such reimbursements or payments relate to the Save Mart Portfolio Whole Loan or the Save Mart Portfolio Mortgaged Properties), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Pari Passu Companion Noteholders and the Save Mart Portfolio Subordinate Companion Noteholder, pro rata, based on their respective percentage interests in the Save Mart Portfolio Whole Loan; and

(l)   lastly, if any excess amount is available to be distributed in respect of the Save Mart Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount is required to be paid to the holders of the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Pari Passu Companion Loans and the Save Mart Portfolio Subordinate Companion Loan, pro rata based on their respective initial percentage interests in the Save Mart Portfolio Whole Loan.

Following the occurrence and during the continuance of a Save Mart Portfolio Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the mortgage loan documents and amounts then payable or reimbursable under the UBS 2017-C1 PSA to the UBS 2017-C1 Master Servicer, the UBS 2017-C1 Save Mart Portfolio Special Servicer, the UBS 2017-C1 Operating Advisor, the UBS 2017-C1 Asset Representations

Reviewer, the UBS 2017-C1 Certificate Administrator or the UBS 2017-C1 Trustee, payments and proceeds with respect to the Save Mart Portfolio Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

(a)  first, to the holders of the Save Mart Portfolio Senior Loans in an amount equal to the interest then due and payable on the outstanding principal of their respective notes at their net interest rate;

(b)  second, to the holders of the Save Mart Portfolio Senior Loans on a pro rata and pari passu basis in an amount equal to the principal balances of the Save Mart Portfolio Senior Loans until their principal balances have been reduced to zero;

(c)  third, up to the amount of any unreimbursed costs and expenses paid by each holder of the Save Mart Portfolio Senior Loans, including ay recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or the applicable special servicer on their behalf and not previously paid or reimbursed);

(d)  fourth, to the holders of the Save Mart Portfolio Senior Loans on a pro rata and pari passu basis in an amount equal to the aggregate of any prepayment premium payable on the Save Mart Portfolio Senior Loans to the extent paid by the related borrower;

(e)  fifth, if as the result of a workout, the principal balance of the Save Mart Portfolio Mortgage Loan or the Save Mart Portfolio Pari Passu Companion Loans has been reduced, to the holders of the Save Mart Portfolio Senior Loans in an amount up to the reduction of the principal balances of their respective notes as a result of such workout, plus interest on such amount at the applicable net interest rate;

(f)  sixth, to the Save Mart Portfolio Subordinate Companion Noteholder in an amount equal to the interest then due and payable on the note at its net interest rate;

(g)  seventh, to the Save Mart Portfolio Subordinate Companion Noteholder in an amount equal to the outstanding principal balance of its note until its principal balance has been reduced to zero;

(h)  eighth, to the Save Mart Portfolio Subordinate Companion Noteholder in an amount equal to any prepayment premium payable on its note to the extent paid by the related borrower;

(i)   ninth, to the extent any Save Mart Portfolio Subordinate Companion Noteholder has made any payments or advances to cure defaults pursuant to “—Cure Rights” below, to reimburse such Save Mart Portfolio Subordinate Companion Noteholder for all such cure payments;

(j)   tenth, if the proceeds of any foreclosure sale or any liquidation of the Save Mart Portfolio Whole Loan or Save Mart Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the Save Mart Portfolio Subordinate Companion Loan has been reduced, to the Save Mart Portfolio Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the Save Mart Portfolio Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

(k)  eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the UBS 2017-C1 PSA,

including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the UBS 2017-C1 Master Servicer or the UBS 2017-C1 Save Mart Portfolio Special Servicer (in each case provided that such reimbursements or payments relate to the Save Mart Portfolio Whole Loan or the Save Mart Portfolio Mortgaged Properties), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Pari Passu Companion Noteholders and the Save Mart Portfolio Subordinate Companion Noteholder, pro rata, based on their respective percentage interests in the Save Mart Portfolio Whole Loan; and

(l)   lastly, if any excess amount is available to be distributed in respect of the Save Mart Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount is required to be paid the holders of the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Pari Passu Companion Loans and the Save Mart Portfolio Subordinate Companion Loan, pro rata, based on their respective initial percentage interests in the Save Mart Portfolio Whole Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Save Mart Portfolio Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Save Mart Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the Save Mart Portfolio Pari Passu Companion Loans or any loans included in any future securitization trust related to such Companion Loans.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Save Mart Portfolio Pari Passu Companion Loans or the Save Mart Portfolio Mortgage Loan, as applicable, may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right, if any, to reimbursement from future payments and other collections on the Save Mart Portfolio Pari Passu Companion Loans or from general collections of the securitization trusts holding the Save Mart Portfolio Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of the Certificates.

Consultation and Control

Prior to the occurrence and continuance of a Save Mart Portfolio Control Appraisal Period (as defined below) with respect to the Save Mart Portfolio Subordinate Companion Loan, neither the “directing holder” under the UBS 2017-C1 PSA (the “UBS 2017-C1 Directing Holder” ) nor the UBS 2017-C1 Operating Advisor will have any consent and/or consultation rights with respect to Save Mart Portfolio Whole Loan. After the occurrence and during the continuance of a Save Mart Portfolio Control Appraisal Period with respect to the Save Mart Portfolio Subordinate Companion Loan, the UBS 2017-C1 Directing Holder and the UBS 2017-C1 Operating Advisor will each have the same consent and/or consultation rights with respect to the Save Mart Portfolio Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the UBS 2017-C1 Trust.

In addition, prior to the occurrence and continuance of a Save Mart Portfolio Control Appraisal Period, the consent of the Save Mart Portfolio Controlling Subordinate Companion Noteholder as the Save Mart Portfolio Whole Loan Directing Holder, which will be obtained by the UBS 2017-C1 Save Mart Portfolio Special Servicer, is required for any Save Mart Portfolio Major Decision; provided that the foregoing does not relieve the UBS 2017-C1

Master Servicer or the UBS 2017-C1 Save Mart Portfolio Special Servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC Provisions.

“Save Mart Portfolio Major Decision” means:

(a)  any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the related REO Property) of the ownership of the Save Mart Portfolio Mortgaged Properties;

(b)  any modification, consent to a modification or waiver of any monetary term (other than penalty charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of penalty charges) of the Save Mart Portfolio Whole Loan or any extension of the maturity date of the Save Mart Portfolio Whole Loan;

(c)  any modification of, or waiver with respect to, the Save Mart Portfolio Whole Loan that would result in a discounted pay-off of the Save Mart Portfolio Subordinate Companion Loan;

(d)  any determination to bring the related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related REO Property;

(e)  any release of collateral or any acceptance of substitute or additional collateral for the Save Mart Portfolio Whole Loan, or any consent to either of the foregoing, other than if otherwise required pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion;

(f)  any (1) waiver of a “due on sale” or “due on encumbrance” clause with respect to the Save Mart Portfolio Whole Loan, (2) consent to such a waiver, (3) consent to a transfer of the Save Mart Portfolio Mortgaged Properties or interests in the applicable borrower or (4) consent or approval related to the incurrence of additional debt by the applicable borrower, in each case other than any such transfer or incurrence of debt as may be effected as-of-right without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(g)  any property management company changes (to the extent the lender is required to consent or approve under the mortgage loan documents);

(h)  releases of any escrow amounts, reserve accounts or letters of credit held as performance or “earn out” escrows or reserves other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion (the determination of whether the conditions precedent to releasing or reducing any such escrow accounts, reserve accounts or letters of credit have been satisfied will not constitute matters of lender discretion for purposes of this clause (viii));

(i)   any acceptance of an assumption agreement (or any other agreement permitting transfers of interests in the Save Mart Portfolio Whole Loan borrower or any guarantor or indemnitor) releasing a Save Mart Portfolio Whole Loan borrower or any guarantor or indemnitor from liability under the mortgage loan documents (other than pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion);

(j)   the determination of the UBS 2017-C1 Save Mart Portfolio Special Servicer pursuant to a servicing transfer event;

(k)  following an event of default under the Save Mart Portfolio Whole Loan, any exercise of a material remedy on the Save Mart Portfolio Whole Loan or any acceleration of the Save Mart Portfolio Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the mortgage loan documents or with respect to the related borrower or the Save Mart Portfolio Mortgaged Properties;

(l)   any modification, waiver or amendment of any material term of any intercreditor agreement, co-lender agreement or similar agreement (other than the Save Mart Portfolio Intercreditor Agreement) with any mezzanine lender or subordinate debt holder related to the Save Mart Portfolio Whole Loan;

(m)  any determination of an Acceptable Insurance Default;

(n)  any proposed modification or waiver of any material provision in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the applicable borrower;

(o)  the granting of any consents or approvals related to the incurrence of additional debt or mezzanine debt by a direct or indirect parent of the applicable borrower, to the extent the lender’s consent or approval is required under the mortgage loan documents;

(p)  any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Save Mart Portfolio Mortgaged Properties, in each case to the extent the lender’s consent or approval is required under the mortgage loan documents;

(q)  any approval of a major lease or any modification, amendment or renewal thereof (to the extent lender’s approval is required by the mortgage loan documents); and

(r)  the voting of any claim or on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower unless any option to purchase the Save Mart Portfolio Senior Loans has expired or been waived.

The holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Master Servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the UBS 2017-C1 Directing Holder pursuant to the UBS 2017-C1 PSA with respect to any Save Mart Portfolio Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Save Mart Portfolio Whole Loan, to the holder of each Save Mart Portfolio Senior Loan (or its controlling class representative), within the same time frame it is required to provide to the UBS 2017-C1 Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to the UBS 2017-C1 Directing Holder under the UBS 2017-C1 PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

The holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Save Mart Portfolio Special Servicer on its behalf) will be required to consult with the holder of each Save Mart Portfolio Senior Loan (or its controlling class representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, the holder of such Save Mart Portfolio Senior Loan (or its controlling class representative)

requests consultation with respect to any Save Mart Portfolio Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Save Mart Portfolio Whole Loan, and consider alternative actions recommended by the holder of such Save Mart Portfolio Senior Loan (or its controlling class representative); provided that after the expiration of a period of 10 Business Days from the delivery to the holders of the Save Mart Portfolio Senior Loans (or their respective controlling class representatives) by the holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Master Servicer acting on its behalf) of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the UBS 2017-C1 Directing Holder, the holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Master Servicer acting on its behalf) will no longer be obligated to consult with the holders of the Save Mart Portfolio Senior Loans (or their respective controlling class representatives), whether or not the holders of the Save Mart Portfolio Senior Loans (or their respective controlling class representatives) have responded within such 10 Business Day period (unless, the holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Master Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such 10 Business Day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the holders of the Save Mart Portfolio Senior Loans (or their respective controlling class representatives) set forth in the immediately preceding sentence, the holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Master Servicer acting on its behalf) may make any Save Mart Portfolio Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 Business Day period if the holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Master Servicer acting on its behalf) reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to consultation would materially and adversely affect the interests of the Save Mart Portfolio Noteholders. In no event may the holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Master Servicer acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by the holder of a Save Mart Portfolio Senior Loan (or its controlling class representative).

In addition to the consultation rights of the holders of the Save Mart Portfolio Senior Loans (or their respective controlling class representatives) provided in the immediately preceding paragraph, the holders of the Save Mart Portfolio Senior Loans will have the right to attend annual meetings (either telephonically or in person, in the discretion of the UBS 2017-C1 Master Servicer) with the holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Master Servicer acting on its behalf) at the offices of the UBS 2017-C1 Master Servicer, upon reasonable notice and at times reasonably acceptable to the UBS 2017-C1 Master Servicer, during which servicing issues related to the Save Mart Portfolio Whole Loan are discussed.

The holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Master Servicer acting on its behalf) may not follow any advice, consultation, decision or direction provided by the holder of a Save Mart Portfolio Senior Loan (or the operating advisor for the applicable Securitization) that would require or cause the holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Master Servicer acting on its behalf) to violate any applicable law (including the REMIC Regulations), be inconsistent with the Servicing Standard, require or cause the holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Master Servicer acting on its behalf) to violate provisions of the Save Mart Portfolio Intercreditor Agreement or the UBS 2017-C1 PSA, require or cause the holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Master Servicer acting on its behalf) to violate the terms of the Save Mart Portfolio Whole Loan, or materially expand the scope of any holder of the Save Mart Portfolio Control Note’ (or the UBS 2017-C1 Master Servicer’s) responsibilities under the Save Mart Portfolio Intercreditor Agreement or the UBS 2017-C1 PSA.

Pursuant to the Save Mart Portfolio Intercreditor Agreement, the directing holder (the “Save Mart Portfolio Whole Loan Directing Holder”) with respect to the Save Mart Portfolio Whole Loan, as of any date of determination, will be:

●	the Save Mart Portfolio Controlling Subordinate Companion Noteholder, unless a Save Mart Portfolio Control Appraisal Period has occurred and is continuing; and

●	the UBS 2017-C1 Trust or its designee if a Save Mart Portfolio Control Appraisal Period has occurred and is continuing.

A “Save Mart Portfolio Control Appraisal Period” will mean a period that exists with respect to the Save Mart Portfolio Subordinate Companion Loan, if and for so long as: (a)(i) the initial unpaid principal balance of the Save Mart Portfolio Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Save Mart Portfolio Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Save Mart Portfolio Whole Loan that is allocated to the Save Mart Portfolio Subordinate Companion Loan and (z) any losses realized with respect to the Save Mart Portfolio Mortgaged Properties or the Save Mart Portfolio Whole Loan that are allocated to the Save Mart Portfolio Subordinate Companion Loan, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the Save Mart Portfolio Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Save Mart Portfolio Subordinate Companion Noteholder.

The Save Mart Portfolio Controlling Subordinate Companion Noteholder is entitled to avoid its applicable Save Mart Portfolio Control Appraisal Period caused by the application of an Appraisal Reduction Amount (as opposed to a Save Mart Portfolio Control Appraisal Period that is deemed to have occurred as a result of any borrower related party holding an interest in the Save Mart Portfolio Subordinate Companion Loan or the existence of any circumstances that would otherwise permit any borrower related party to exercise the rights of the Save Mart Portfolio Subordinate Companion Loan as Save Mart Portfolio Whole Loan Directing Holder) upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the form of either (x) cash collateral acceptable to the UBS 2017-C1 Master Servicer or the UBS 2017-C1 Save Mart Portfolio Special Servicer or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution in a form acceptable to the master servicer or special servicer that meets the rating requirements as described in the Save Mart Portfolio Intercreditor Agreement (either (x) or (y), the “Save Mart Portfolio Threshold Event Collateral”) in an amount that, when added to the appraised value of the Save Mart Portfolio Mortgaged Properties as used to calculate any Appraisal Reduction Amount for the Save Mart Portfolio Whole Loan pursuant to the UBS 2017-C1 PSA, would reduce such Appraisal Reduction Amount enough to cause the applicable Save Mart Portfolio Control Appraisal Period not to exist.

If the UBS 2017-C1 Trust is the Save Mart Portfolio Whole Loan Directing Holder, then, unless a control termination event exists, the UBS 2017-C1 Directing Holder will be entitled to exercise the rights of the Save Mart Portfolio Whole Loan Directing Holder with respect to the Save Mart Portfolio Whole Loan. In its capacity as representative of the Save Mart Portfolio Whole Loan Directing Holder under the Save Mart Portfolio Intercreditor Agreement, the UBS 2017-C1 Directing Holder will be entitled to exercise all of the rights of the Save Mart Portfolio Whole Loan Directing Holder under the Save Mart Portfolio Intercreditor Agreement as well as the rights set forth under the terms of the UBS 2017-C1 PSA with respect to the Save Mart Portfolio Whole Loan unless a control termination event exists, and the implementation of any recommended actions outlined in an asset status report with respect to the Save Mart Portfolio Whole Loan will require the approval of the Controlling Class Representative as and to the extent set forth under the terms of the UBS 2017-C1 PSA.

In no event will the holder of the Save Mart Portfolio Control Note (or the UBS 2017-C1 Master Servicer or the UBS 2017-C1 Save Mart Portfolio Special Servicer, as applicable, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by the holder of a Save Mart Portfolio Senior Loan (or its controlling class representative).

Cure Rights

In the event that the Save Mart Portfolio borrower fails to make any payment of a liquidated sum of money due on the Save Mart Portfolio Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the Save Mart Portfolio Whole Loan, the Save Mart Portfolio Subordinate Companion Noteholder will have the right to cure such event of default subject to certain limitations set forth in the Save Mart Portfolio Intercreditor Agreement. The Save Mart Portfolio Subordinate Companion Noteholder will be limited to, in the aggregate, six cure payments over the life of the Save Mart Portfolio Whole Loan, and, with respect to monetary events of default, no more than three of which may be consecutive. So long as the Save Mart Portfolio Subordinate Companion Noteholder is permitted to make a cure payment with respect to a non-monetary event of default, and are diligently prosecuting the cure of same, under the Save Mart Portfolio Intercreditor Agreement, neither the UBS 2017-C1 Master Servicer nor the UBS 2017-C1 Save Mart Portfolio Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Save Mart Portfolio Whole Loan to special servicing or exercising remedies.

Purchase Option

If an event of default with respect to the Save Mart Portfolio Whole Loan has occurred and is continuing, the Save Mart Portfolio Subordinate Companion Noteholder will have the option to purchase the Save Mart Portfolio Senior Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Save Mart Portfolio Senior Loans, (b) accrued and unpaid interest on the Save Mart Portfolio Senior Loans through the end of the related interest accrual period, (c) any other amounts due under the Save Mart Portfolio Mortgage Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed servicing advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, servicing Advances payable or reimbursable to any servicer, and earned and unreimbursed special servicing fees not in excess of the limitations set forth in the Save Mart Portfolio Intercreditor Agreement), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on Advances, (f) (i) if the borrower or borrower related party is the purchaser or (ii) if the Save Mart Portfolio Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Save Mart Portfolio Intercreditor Agreement, and (g) certain additional amounts to the extent provided for in the Save Mart Portfolio Intercreditor Agreement.

Sale of Defaulted Save Mart Portfolio Whole Loan

Pursuant to the terms of the Save Mart Portfolio Intercreditor Agreement, if the Save Mart Portfolio Whole Loan becomes a defaulted mortgage loan, and if the UBS 2017-C1 Save Mart Portfolio Special Servicer determines to sell the Save Mart Portfolio Mortgage Loan in accordance with the UBS 2017-C1 PSA, then the UBS 2017-C1 Save Mart Portfolio Special Servicer will be required to sell the Save Mart Portfolio Pari Passu Companion Loans (but not the Save Mart Portfolio Subordinate Companion Loan) together with the Save Mart Portfolio Mortgage Loan as one whole loan. Notwithstanding the foregoing, if the Save Mart Portfolio Whole Loan becomes a defaulted mortgage loan, the UBS 2017-C1 Save Mart Portfolio Special Servicer will not be permitted to sell the Save Mart Portfolio Whole Loan without the written consent of the holder of each Save Mart Portfolio Non-Control Note (provided that such consent is not required if the holder of such Save Mart Portfolio Non-Control Note is the borrower or an affiliate of the borrower) unless the UBS 2017-C1 Save Mart Portfolio Special Servicer has delivered to the holder of each Save Mart Portfolio Non-Control Note: (a) at least 15 business days prior written notice of any decision to attempt to sell the Save Mart Portfolio Senior Loans; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the UBS 2017-C1 Save Mart Portfolio Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Save Mart Portfolio Mortgaged Properties, and any documents in the servicing file reasonably requested by the holder of a Save Mart Portfolio Non-Control Note that are material to the price of the Save Mart Portfolio Senior Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Save Mart Portfolio Whole Loan Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the UBS 2017-C1 Master Servicer or the UBS 2017-C1 Save Mart Portfolio Special Servicer in connection with the proposed sale; provided that the holder of a Save Mart Portfolio Non-Control Note may waive any of the delivery or timing requirements set forth in this sentence only for itself. Subject to the terms of the UBS 2017-C1 PSA, each holder of a Save Mart Portfolio Non-Control Note (or its representative), will be permitted to submit an offer at any sale of the Save Mart Portfolio Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant to the Save Mart Portfolio Intercreditor Agreement, the Save Mart Portfolio Controlling Subordinate Companion Noteholder (other than during a Save Mart Portfolio Control Appraisal Period) will have the right, with or without cause, to replace the UBS 2017-C1 Save Mart Portfolio Special Servicer then acting with respect to the Save Mart Portfolio Whole Loan and appoint a replacement special servicer in lieu of the UBS 2017-C1 Save Mart Portfolio Special Servicer. During a Save Mart Portfolio Control Appraisal Period, the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing), or the applicable certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will have the right, with or without cause (subject to the limitations described herein) to replace the UBS 2017-C1 Save Mart Portfolio Special Servicer then acting with respect to the Save Mart Portfolio Whole Loan and appoint a replacement special servicer in lieu of the UBS 2017-C1 Save Mart Portfolio Special Servicer, subject to the terms of the UBS 2017-C1 PSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an

individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in June 2017 and ending on the hypothetical Determination Date in July 2017. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Bank PLC, Wells Fargo Bank, National Association, UBS AG, Rialto Mortgage Finance, LLC, C-III Commercial Mortgage LLC and Union Capital Investments, LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Bank PLC, Wells Fargo Bank, National Association, UBS AG, Rialto Mortgage Finance, LLC and C-III Commercial Mortgage LLC on or about July 13, 2017 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays’ affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on June 8, 2017, Barclays’ affiliates were the loan sellers in approximately 82 commercial mortgage-backed securitization transactions. Approximately $25 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016 and through June 8, 2017.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2017	$ 1,123,325,355
2016	$ 3,031,242,500
2015	$ 5,276,099,519
2014	$ 3,351,106,750
2013	$ 2,723,393,594
2012	$ 2,056,096,250
2011	$ 0
2010	$ 0
2009	$ 0
2008	$ 196,399,012
2007	$ 2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Barclays, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays’ professionals. These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this prospectus. In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property), (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (v) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated, (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on May 12, 2017 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0000312070. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization.

Neither Barclays Bank PLC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Barclays Bank PLC will retain 37.3% of the Vertical RR Interest. However, Barclays Bank PLC or its affiliates may retain or own in the future certain classes. Any such party will have the right to dispose of such certificates (other than the Vertical RR Interest) at any time. Barclays Bank PLC will be required to retain its portion of the Vertical RR Interest (or any portion thereof) for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its securitization business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it in its capacity as sponsor or mortgage loan seller, and intends to defend actively each such case.

The information set forth under “—Barclays Bank PLC” has been provided by Barclays.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2016, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.63 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,617 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $29.1 billion, which were included in 84 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as General Motors Building, representing approximately 9.96% of the Initial Pool Balance, was co-originated by Wells Fargo Bank, Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp. and Deutsche Bank AG, New York Branch. The Mortgage Loan secured by the

Mortgaged Property identified on Annex A-1 as Del Amo Fashion Center, representing approximately 5.2% of the Initial Pool Balance, was co-originated by Wells Fargo Bank, Barclays Bank PLC, Bank of America, N. A. and Société Générale. Additionally, The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Market Street – The Woodlands, representing approximately 3.9% of the Initial Pool Balance, was co-originated by Wells Fargo Bank and Morgan Stanley Bank, N.A.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2014 to March 31, 2017 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	3.75	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	3.75	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	6.97
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	6.97

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.54	0	0.00	0.00	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.54	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			555	8,111,681,827.61		1	23,000,000.00		0	0.00		0	0.00		1	23,000,000.00		1	13,687,005.00		1	87,085,982.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.

(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer is continuing to pursue its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2017 through March 31, 2017 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 12, 2017, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 12, 2017, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain 62.7% of the Vertical RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates (other than the Vertical RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the Vertical RR Interest (or any portion thereof) for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Wells Fargo Bank is the purchaser under a repurchase agreement with Rialto Mortgage Finance, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $103,072,019. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the Rialto Mortgage Loans.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated or co-originated by Rialto Mortgage. This is the forty-first (41st) commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million, $1.49 billion, $2.41 billion and $1.93 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015 and 2016 respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage and one officer of Lennar Corporation. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the mortgage loan seller with respect to twelve (12) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Rialto Mortgage and relating to information in this prospectus regarding the Rialto Mortgage Loans. These procedures included:

●	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

●	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Rialto Mortgage Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Rialto Mortgage will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 1, 2017. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including April 1, 2014 to and including March 31, 2017, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Rialto Mortgage nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto

Mortgage or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

C-III Commercial Mortgage LLC

General

C-III Commercial Mortgage LLC (“C3CM”) is a sponsor of, and a seller of certain Mortgage Loans (the “C3CM Mortgage Loans”) into, the securitization described in this prospectus. C3CM is a limited liability company organized under the laws of the State of Delaware on June 9, 2010. C-III Capital Partners LLC (“C-III Parent”), a Delaware limited liability company, is the sole member of C3CM.

C-III Parent is a privately-held commercial real estate company that commenced operations in March of 2010. C-III Parent, together with its direct and indirect subsidiaries, including C3CM, are collectively referred to herein as the “C-III Capital Group”. The C-III Capital Group is engaged in a broad range of activities, including principal investment, loan origination, CDO management, fund management and primary and special loan servicing. The principal place of business of the C-III Capital Group is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

C3CM originates, and acquires from unaffiliated third party originators, multifamily, manufactured housing community and commercial mortgage loans and mezzanine loans throughout the United States. Acquired loans may have been originated using underwriting guidelines not established by C3CM.

The following tables set forth information with respect to originations and securitizations of fixed-rate multifamily, manufactured housing community and commercial mortgage loans by C3CM during the calendar years 2010, 2011, 2012, 2013, 2014, 2015 and 2016 and the first calendar quarter of 2017.

Originations and Securitizations of Fixed-Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	Originations(1)		Securitizations(2)
	No. of Loans	Approximate Aggregate Principal Balance at Origination	No. of Loans	Approximate Aggregate Principal Balance at Securitization

2010(3)	5	$30,090,000	0	$0
2011	35	$195,668,500	30	$181,834,330
2012	79	$365,601,000	72	$326,672,918
2013	117	$505,529,000	122	$540,435,224
2014	114	$539,760,700	97	$508,254,819
2015	138	$679,606,000	139	$629,232,102
2016	57	$254,050,500	68	$367,678,223
2017(4)	5	$26,721,000	7	$28,452,006

(1)	Includes mortgage loans that were originated by a correspondent, re-underwritten by C3CM and acquired by C3CM at or about the time of origination.

(2)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.

(3)	C3CM was organized on June 9, 2010.

(4)	Only for the period through March 31, 2017.

C-III Asset Management LLC, a wholly-owned subsidiary of C-III Parent, acts as the servicer of the multifamily, manufactured housing community and commercial mortgage loans that C3CM and C3MF (as defined below) own pending the securitization or other disposition of those loans.

Wells Fargo Central Pacific Holdings, Inc. (which is an affiliate of Wells Fargo Bank, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC) is an investor in C-III Parent and, as such, holds a less than 10% indirect equity interest in C3CM. In addition, Wells Fargo Bank provides short-term warehousing of mortgage loans originated or acquired by C3CM, indirectly through a repurchase facility between Wells Fargo Bank and a wholly-owned subsidiary of C3CM, C-III Mortgage Funding LLC (“C3MF”). C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. All of the C3CM Mortgage Loans are currently (or, as of the Closing Date for this securitization, are expected to be) subject to such repurchase facility. C3CM intends to use the proceeds from its sale of the C3CM Mortgage Loans to the depositor to, among other things, reacquire the warehoused C3CM Mortgage Loans through its wholly-owned subsidiary from Wells Fargo Bank, free and clear of any liens. Wells Fargo Bank acts (or, as of the Closing Date, is expected to act) as interim custodian for the loan files with respect to all of the C3CM Mortgage Loans prior to securitization.

In addition, C3CM or C3MF is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to all of the C3CM Mortgage Loans. Those hedging arrangements will terminate upon the pricing of such Mortgage Loans in connection with the transfer thereof to this securitization transaction.

Based on an unaudited Statement of Assets, Liabilities and Member’s Equity – GAAP Basis, as of March 31, 2017, C3CM and its wholly-owned subsidiaries had combined total assets of approximately $448.9 million, combined total liabilities of approximately $290.4 million and combined total member’s equity of approximately $158.5 million.

In connection with commercial mortgage securitization transactions, C3CM will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, C3CM works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria. In connection with contributing mortgage loans to a securitization, C3CM will make certain loan-level representations and warranties, will undertake certain loan document delivery requirements and will undertake certain obligations to repurchase or replace mortgage loans affected by uncured material breaches of those representations and warranties and/or document delivery requirements or make loss of value payments in connection therewith.

C3CM’s Underwriting Guidelines and Processes

Set forth below is a discussion of general underwriting guidelines and processes with respect to multifamily, manufactured housing community and commercial mortgage loans originated by C3CM for securitization.

Notwithstanding the discussion below, given the unique nature of multifamily, manufactured housing community and commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily, manufactured housing community or commercial mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily, manufactured housing community or commercial mortgage loan originated by C3CM will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus. In certain circumstances, due diligence reports and assessments of the type described below that were obtained with respect to any C3CM Mortgage Loan may have been prepared by an affiliate of C3CM (e.g., an affiliate that is in the business of being a title agent or a zoning consultant).

A.  Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each multifamily, manufactured housing community and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B.  Loan Approval. Prior to commitment, each multifamily, manufactured housing community and commercial mortgage loan to be originated must be approved by a loan committee that includes senior executives of C-III Parent. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.  Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, C3CM’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by C3CM and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily, manufactured housing community or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

D.  Additional Debt. Certain mortgage loans originated by C3CM may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the C-III Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

E.  Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective multifamily, manufactured housing community or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily, manufactured housing community or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, the repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by C3CM in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F.  Title Insurance. The borrower is required to provide, and C3CM or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan,

(iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey. In some cases, the title insurance agent may be an affiliate of C3CM.

G.  Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), C3CM typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements on the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), each mortgage instrument typically also requires the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months; and (iii) insurance coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance).

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material borrower-owned improvements and the seismic report indicates that the probable maximum loss (“PML”) is greater than 20%.

H.  Zoning and Building Code Compliance. In connection with the origination of a multifamily, manufactured housing community or commercial mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some circumstances, zoning reports may be provided by an affiliate of C3CM.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, C3CM may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, C3CM does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, C3CM may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

I.   Escrow Requirements. Generally, C3CM requires most borrowers to fund escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily, manufactured housing community and commercial mortgage loan originated by C3CM. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the mortgage loan documents which may include, but not be limited to, achieving of leasing goals, achieving a specified debt service coverage ratio or satisfying other conditions.

Furthermore, C3CM may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by C3CM are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the borrower for the payment of taxes, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy that covers the related mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, franchisor or unaffiliated property manager, if applicable) is obligated to maintain the insurance, (v) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager, or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence or during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the C3CM Mortgage Loans, please see Annex A-1 to this prospectus.

C3CM Mortgage Loan Originated by Parties Other Than C3CM

The C3CM Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Elsea MHP Portfolio, representing approximately 0.2% of the Initial Pool Balance, was originated by Union Capital Investments, LLC, a Florida limited liability company, and was acquired by C3CM from the originator at or about the time of origination. In connection with its acquisition of such Mortgage Loan, C3CM re-underwrote such Mortgage Loan to confirm whether it complied with the underwriting guidelines described above.

C3CM originated each of the other C3CM Mortgage Loans.

Exceptions

Notwithstanding the discussion under “—C3CM’s Underwriting Guidelines and Processes” above, one or more of the C3CM Mortgage Loans may vary from, or do not comply with, C3CM’s underwriting guidelines described above. In addition, in the case of one or more of the C3CM Mortgage Loans, C3CM or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. For any material exceptions to C3CM’s underwriting guidelines described above in respect of the C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which C3CM is the Sponsor

A.  Overview. C3CM has conducted a review of the C3CM Mortgage Loans in connection with the securitization described in this prospectus. C3CM determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the C3CM Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of C3CM with the assistance of certain third parties. C3CM has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the C3CM Mortgage Loans that are being sold to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the C3CM Mortgage Loans (rather than relying on sampling procedures).

B.  Data Tape. To prepare for securitization, C3CM created a data tape of loan-level and property-level information, and prepared an asset summary report, relating to each C3CM Mortgage Loan. The data tape and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by C3CM or a third party originator during the underwriting process. After origination of each C3CM Mortgage Loan, C3CM may have updated the information in the data tape and the related asset summary report with respect to such C3CM Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of C3CM. Such updates were not intended to be, and do not serve as, a re-underwriting of any C3CM Mortgage Loan. The C3CM data tape was used by C3CM to provide the numerical information regarding the C3CM Mortgage Loans in this prospectus.

C.  Data Comparisons and Recalculation. The depositor, on behalf of C3CM, engaged a third party accounting firm to perform certain data comparison and recalculation procedures that were designed or provided by C3CM, relating to information in this prospectus regarding the C3CM Mortgage Loans. These procedures included:

●	comparing the information in the C3CM data tape against various source documents obtained or provided by C3CM;

●	comparing numerical information regarding the C3CM Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the C3CM data tape; and

●	recalculating certain percentages, ratios and other formulae relating to the C3CM Mortgage Loans disclosed in this prospectus.

D.  Legal Review. C3CM engaged various law firms to conduct certain legal reviews of the C3CM Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization, lender’s origination counsel for each C3CM Mortgage Loan reviewed a set of securitization representations and warranties provided by C3CM and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the C3CM Mortgage Loans. Such assistance included, among other things, a review of (i) the C3CM data tape, (ii) C3CM’s asset summary report or credit memorandum for each C3CM Mortgage Loan, (iii) certain reports or other written confirmations from origination or other counsel identifying the existence, or confirming the absence, of representation and warranty exceptions relating to certain C3CM Mortgage Loans, (iv) a due diligence questionnaire completed by C3CM with respect to the C3CM Mortgage Loans, and (v) select provisions in certain mortgage loan documents with respect to certain of the C3CM Mortgage Loans.

E.  Other Review Procedures. With respect to any material pending litigation of which C3CM was aware at the origination or acquisition, as applicable, of any C3CM Mortgage Loan, C3CM requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If C3CM became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any C3CM Mortgage Loan, C3CM obtained information on the status of the related Mortgaged Property from the related borrower to confirm no material damage to the related Mortgaged Property.

C3CM also reviewed the C3CM Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any C3CM Mortgage Loan materially deviated from the underwriting guidelines set forth under “—C3CM’s Underwriting Guidelines and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

F.  Findings and Conclusions. C3CM found and concluded with reasonable assurance that the disclosure regarding the C3CM Mortgage Loans in this prospectus is accurate in all material respects. C3CM also found and concluded with reasonable assurance that, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus, none of the C3CM Mortgage Loans were originated with any material exceptions to C3CM’s origination procedures and underwriting criteria described above.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, C3CM filed its most recent Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on January 20, 2017. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of C3CM is 0001541214. For the period from and including April 1, 2014 to and including March 31, 2017, C3CM does not have any activity to report as required by Rule 15Ga-1, with respect to the repurchase and replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the date of this prospectus, neither C3CM nor any of its affiliates has committed or is required to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, C3CM and its affiliates are not restricted from retaining any certificates and may, prior to the Closing Date, determine that they wish to acquire certificates in connection with the initial issuance thereof. In addition, C3CM and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates, whether acquired on or after the Closing Date, at any time.

The information set forth under this “—C-III Commercial Mortgage LLC” subsection has been provided by C3CM.

UBS AG

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated or acquired certain Mortgage Loans sold to the depositor by it. The Save Mart Portfolio Whole Loan for which UBS AG, New York Branch is the mortgage loan seller for the related Mortgage Loan was co originated with Deutsche Bank AG, New York Branch and Cantor Commercial Real Estate Lending, L.P., and purchased by UBS AG, New York Branch. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch has recently commenced originating commercial mortgage loans primarily for securitization or resale. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to this securitization, UBS Real Estate Securities Inc. (“UBSRES”), an indirect subsidiary of UBS AG, New York Branch, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York

Branch’s has previously securitized an aggregate of approximately $1,790,841,182 of multifamily and commercial mortgage loans.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as Mortgage Loan Seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch

Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth in Annex A-3 to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated and in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan to value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan to value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan to value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Litigation

UBS AG, New York Branch and UBSRES are currently engaged in litigation with respect to various legacy residential mortgage backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBS AG, New York Branch.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2017. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including March 31, 2017, UBS AG, New York Branch has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither UBS AG nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—UBS AG” has been provided by UBS AG.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2017-C38 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2016, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $200 billion, of which approximately 227 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $144 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations,

WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 269,000 employees as of September 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.

Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $410 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2016, Wells Fargo Bank was acting as custodian of more than 202,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage-backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). Motions to dismiss all of the actions are pending except for the recently filed State Court Complaint.

There can be no assurances as to the outcome of the litigations, or the possible impact of the litigations on the trustee or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain 62.7% of the Vertical RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than the Vertical RR Interest) at any time. Wells Fargo Bank will be required to retain the Vertical RR Interest (or any portion thereof) for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund and as the primary servicer for the Serviced Companion Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia Bank acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia Bank integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia Bank managers.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator, the custodian and is expected to be the initial risk retention consultation party under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is (i) the servicer, certificate administrator and custodian under the BXP 2017-GM TSA, which governs the servicing and administration of the General Motors Building Whole Loan, (ii) the certificate administrator and custodian under the DAFC 2017-AMO TSA, which governs the servicing and administration of the Del Amo Fashion Center Whole Loan, (iii) the servicer, certificate administrator and custodian under the 245 Park Avenue Trust 2017-245P TSA, which governs the servicing and administration of the 245 Park Avenue Whole Loan, (iv) the trustee, certificate administrator and custodian under the DBJPM 2017-C6 PSA, which governs the servicing and administration of the Starwood Capital Group Hotel Portfolio Whole Loan, (v) the master servicer, certificate administrator and custodian under the BANK 2017-BNK5 PSA, which governs the servicing and administration of the Market Street – The Woodlands Whole Loan, (vi) the trustee, certificate administrator and the custodian under the MSC 2017-H1 PSA, which governs the servicing and administration of the iStar Leased Fee Portfolio Whole Loan, (vii) the master servicer, certificate administrator and custodian under the UBS 2017-C1 PSA, which governs the servicing and administration of the Save Mart Portfolio Whole Loan and the Lormax Stern Retail Development - Roseville Whole Loan, (viii) the master servicer, certificate administrator and custodian under the WFCM 2017-RB1 PSA, which governs the servicing and administration of the 123 William Street Whole Loan, (ix) the master servicer, certificate administrator and custodian under the CFCRE 2017-C8 PSA, which governs the servicing and administration of the Crossings at Hobart Whole Loan, and (x) currently the holder of the Controlling Companion Loan with respect to the Raleigh Marriott City Center

Whole Loan and the 2851 Junction Whole Loan. Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage and C3CM, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of Rialto Mortgage and C3CM, respectively, or in any such case by its respective affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above in this paragraph), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Rialto Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including prior to their inclusion in the trust fund, some or all of the Barclays Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Barclays Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank expects to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 3/31/2017
By Approximate Number:	33,605	32,716	31,128	30,325

By Approximate Aggregate Unpaid Principal Balance (in billions):	$475.39	$503.34	$506.83	$502.11

Within this portfolio, as of March 31, 2017, are approximately 21,243 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $386.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-

backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of March 31, 2017, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo Bank services in Europe through its London Branch. Wells Fargo Bank has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of March 31, 2017, its European third party servicing portfolio, which is included in the above table, is approximately $1.4 billion.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$1,113,577,583	0.29%
YTD Q1 2017	$376,961,069,050	$1,423,418,677	0.38%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans in the US, and by Fitch and S&P as a primary servicer and a special servicer of commercial loans in the UK. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average

The long-term issuer ratings of Wells Fargo Bank are “AA-” by S&P, “Aa2” by Moody’s Investors Service Inc. (“Moody’s”) and “AA” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in mortgage loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as the master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial subservicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.00250% with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo Bank as master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain 62.7% of the Vertical RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than the Vertical RR Interest) at any time. Wells Fargo Bank will be required to retain the Vertical RR Interest (or any portion thereof) for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

KeyBank National Association, a national banking association (“KeyBank”), will be appointed as the special servicer. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, the trustee, the custodian, the certificate administrator, the sponsors, any originator, the master servicer, the operating advisor, the asset representations reviewer, or any sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2014	12/31/2015	12/31/2016	3/31/2017
By Approximate Number	16,772	16,876	17,866	17,296
By Approximate Aggregate Principal Balance (in billions)	$174.6	$185.2	$189.3	185.9

Within this servicing portfolio are, as of March 31, 2017, approximately 8,316 loans with a total principal balance of approximately $142.6 billion that are included in approximately 488 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2016, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of March 31, 2017, KeyBank was named as special servicer with respect to commercial mortgage loans in 126 commercial mortgaged-backed securities transactions totaling approximately $59.8 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 52 commercial mortgage loans with an aggregate outstanding principal balance of approximately $293.7 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	12/31/2014	12/31/2015	12/31/2016	3/31/2017
By Approximate Number of Transactions	102	111	132	126

By Approximate Aggregate Principal Balance (in billions)	$47.3	$56.2	$60.5	59.8

KeyBank has resolved over $15 billion of U.S. commercial mortgage loans over the past 10 years, $16 million of U.S. commercial mortgage loans during 2007, $1.32 billion of U.S. commercial mortgage loans during 2008, $1.74 billion of U.S. commercial mortgage loans during 2009, $2.9 billion of U.S. commercial mortgage loans during 2010, $2.27 billion of U.S. commercial mortgage loans during 2011, and $1.89 billion of U.S. commercial mortgage loans during 2012 and $2.69 billion U.S. commercial mortgage loans during 2013, $628.5 million of U.S. commercial mortgage loans during 2014, $1.4 billion of U.S. commercial mortgage loans during 2015, and $263.6 million of U.S. commercial mortgage loans during 2016.

KeyBank is approved as the master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch and Morningstar. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS2” as a primary servicer and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	Aa3
Short-Term Deposits	A-2	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the pooling and servicing agreement for assets of the same type included in the issuing entity are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the special servicer, KeyBank is generally responsible for the special servicing functions with respect to the underlying mortgage loans and any REO Properties. KeyBank may from time to time perform some of its servicing obligations under the pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO Properties. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the pooling and servicing agreement as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loans are to be maintained is described in this information circular under “Pooling and Servicing Agreement—Accounts.” Generally, all amounts received by KeyBank on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement. All amounts received by KeyBank in connection with any REO Property held by the issuing entity are deposited into an REO account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as special servicer, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. One such action was brought by a certificateholder of the J.P. Morgan Chase Commercial Mortgage Securities Trust, Series 2007-CIBC18 in the Supreme Court of New York, County of New York, in connection with KeyBank’s determination of the fair value of a loan secured by the Bryant Park Hotel in New York City. KeyBank denies liability in such action, and KeyBank does not believe that such action or any other lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the underlying mortgage loans pursuant to the pooling and servicing agreement.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under this sub-heading “—The Special Servicer” has been provided by KeyBank.

The Affiliated Servicer

C-III Asset Management LLC, a Delaware limited liability company (“C-III AM”), acts as the special servicer under the WFCM 2017-RB1 PSA (the “WFCM 2017-RB1 Special Servicer”). In such capacity, the WFCM 2017-RB1 Special Servicer will initially be responsible for the servicing and administration of the 123 William Street Whole Loan and REO Property pursuant to the WFCM 2017-RB1 PSA. The principal place of business of C-III AM is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

C-III AM, a wholly owned subsidiary of C-III Capital Partners LLC, a Delaware limited liability company, provides primary and special loan servicing for third party portfolio owners, CMBS trusts, CDOs, government agencies and C-III Capital Partners LLC and its affiliates. C-III AM has a special servicer rating of CSS1- from Fitch and a rating of MOR CS1 from Morningstar. C-III AM is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P. As of May 31, 2017, C-III AM was the named special servicer for approximately 138 transactions representing approximately 3,079 first mortgage loans, with an aggregate stated principal balance of approximately $39,719,071,087.23. Of those 138 transactions, 133 are commercial mortgage-backed securities transactions representing approximately 3,054 first mortgage loans, with an aggregate stated principal balance of approximately $39,326,100,990.47. The remaining five transactions are made up of three CDOs and two clients, which are third-

party noteholders. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 516 assets with a stated principal balance of approximately $9,605,582,591.02. Each of these specially serviced assets is serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since its (including predecessors’) inception in 2002 and through May 31, 2017, C-III AM has resolved 4,167 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of approximately $49,894,055,933.

C-III AM has detailed policies and operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under C-III AM servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed and updated, as needed, annually. C-III AM also has a formal disaster recovery and business continuity plan, which is reviewed annually. In the past three years there have not been any material changes to C-III AM’s policies and procedures relating to the servicing function C-III AM will perform under the WFCM 2017-RB1 PSA for assets of the same types as are included in that transaction.

In its capacity as the WFCM 2017-RB1 Special Servicer, C-III AM will not have primary responsibility for custody services of original documents evidencing the 123 William Street Whole Loan. C-III AM may from time to time have custody of certain of such documents as necessary for enforcement actions involving the 123 William Street Whole Loan. To the extent that C-III AM has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the WFCM 2017-RB1 PSA and the servicing standard under the WFCM 2017-RB1 PSA.

There are, to the current actual knowledge of C-III AM, no special or unique factors of a material nature involved in special servicing the particular types of assets governed by the WFCM 2017-RB1 PSA, and C-III AM’s processes and procedures for the special servicing of such assets do not materially differ from the processes and procedures employed by C-III AM in connection with special servicing of commercial mortgage–backed securitization pools generally.

C-III AM has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving commercial or multifamily mortgage loans in which C-III AM was acting as special servicer as a result of any action or inaction of C-III AM as special servicer, including as a result of C-III AM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. C-III AM does not believe that its financial condition will have any adverse effect on the performance of its duties under the WFCM 2017-RB1 PSA, and, therefore C-III AM believes its financial condition will not have a material adverse impact on pool performance or performance of the Certificates.

From time to time, C-III AM is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. C-III AM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the WFCM 2017-RB1 PSA.

C-III AM (including predecessors) has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 2002. The table below contains information on the aggregate balances as of the respective calendar year ends of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that were serviced by C-III AM as special servicer in CMBS transactions from 2013 through May 31, 2017.

Portfolio Size – CMBS Special Servicing	2013	2014	2015	2016	YTD 5/31/2017
Total	$7.3	$6.4	$6.3	$9.4	$9.3

C-III AM may enter into one or more arrangements with any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, C-III AM’s appointment as special servicer under the WFCM 2017-RB1 PSA and any related Co-Lender Agreement and limitations on such person’s right to replace the special servicer.

C-III AM does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances C-III AM may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

C-III AM occasionally engages consultants to perform property inspections on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to the transaction relating to the WFCM 2017-RB1 PSA.

There are currently no legal proceedings pending against C-III AM, or to which any property of C-III AM is subject, that are material to the Certificateholders other than the litigation described in the following paragraph, and C-III AM has no actual knowledge of any such proceedings of this type contemplated by governmental authorities.

On May 12, 2016, certain holders of certificates issued by Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Series 2007-C5 Trust (the “2007-C5 Trust”) filed suit in the Supreme Court of the State of New York, County of New York derivatively for the 2007-C5 Trust (M.H. Davidson & Co, et. al. against C-III Asset Management, LLC, Supreme Court of New York County of New York Index No. 652571/2016) alleging, among other things, that C-III AM as special servicer for the 2007-C5 Trust breached its duties to the 2007-C5 Trust by undervaluing a mortgage loan which was purchased by the third party directing certificateholder for the 2007-C5 Trust pursuant to the governing pooling and servicing agreement. The plaintiffs have alleged damages in an amount no less than $25,000,000. On July 1, 2016, C-III AM filed a motion to dismiss. A hearing on the motion occurred on March 6, 2017 and a ruling is pending. There can be no assurances as to the outcome of this motion or the proceeding or the possible impact on C-III AM. However, C-III AM believes that it performed its obligations under the related pooling and servicing agreement in good faith, and that its actions were proper. C-III AM believes the plaintiffs’ claims are unfounded and intends to vigorously defend itself and contest the claims.

C-III AM is an affiliate of C-III Commercial Mortgage LLC, a sponsor, mortgage loan seller and originator.

As of the Closing Date, neither C-III AM nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However,

C-III AM or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions.  Any such party will have the right to dispose of any such certificates at any time.

The information set forth under this sub-heading “—The Affiliated Servicer” regarding C-III AM has been provided by C-III AM.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor” in this prospectus. Park Bridge Lender Services: (a) is an operating advisor on other commercial mortgage-backed securities transactions rated by any of the Rating Agencies and none of those rating agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or a material factor in such rating action; (b) can and will make the representations and warranties of the operating advisor set forth in the PSA; (c) is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, any mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, any “significant obligor” or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans or otherwise have any financial interest in the securitization transaction to which the PSA relates, any Companion Loan or securities backed by a Companion Loan other than its fees from its role as operating advisor and asset representations reviewer.

As of March 31, 2017, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $110.8 billion issued in 113 transactions.

As of March 31, 2017, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $33.67 billion issued in 40 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. Wells Fargo Bank will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement through a combination of the following:

●	the Vertical RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules) and will be retained as described herein by Wells Fargo Bank or its MOA. The Vertical RR Interest will have an effective interest rate equal to the WAC Rate and an aggregate Certificate Balance as of the Closing Date of approximately $31,175,549.65, representing approximately 2.70% (the “Vertical Retained Percentage”) of all “ABS Interests” (as defined in the Credit Risk Retention Rules) in the Trust (which consists of the Regular Certificates). The Retaining Sponsor is expected to offset a portion of its risk retention requirement by the portion of the Vertical RR Interest acquired on the Closing Date and retained by Barclays Bank PLC, as the originator of the Barclays Bank PLC Mortgage Loans (Barclays Banks PLC will acquire $11,631,979 of the Vertical RR Interest, representing approximately 37.31% of the Vertical RR Interest on the Closing Date).

●	the “third party purchaser” (as defined in the Credit Risk Retention Rules, the “Third Party Purchaser”, which is expected to be Prime Finance CMBS B-Piece Holdco VIII, L.P., is expected to purchase the Class E, Class F and Class G certificates (collectively, the “Horizontal Risk Retention Certificates”), with an aggregate initial Certificate Balance of $73,026,437, representing between approximately 2.31% and 2.43% (the “Horizontal Risk Retention Percentage”) of the aggregate fair value of the certificates (other than the Class R certificates) and the Vertical RR Interest. The Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

Wells Fargo Bank and Barclays Bank PLC are collectively referred herein as the “Vertical Retaining Parties”. The Vertical Retaining Parties and the Third Party Purchaser are collectively referred herein as the “Retaining Parties.”

The Vertical Retained Percentage and the Horizontal Risk Retention Percentage, as noted in the preceding bullets, will together equal at least 5.0% as of the Closing Date. If the sum of the Vertical Retained Percentage and the Horizontal Risk Retention Percentage would be less than 5.0% as a result of the fair value of the Horizontal Risk Retention Certificates being less than estimated under any scenario described in “—Horizontal Risk Retention Certificates—Determination of Amount of Required Credit Risk Retention” below, the Vertical Retained Percentage may be increased until such sum is greater than or equal to 5.0%.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §___.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Vertical RR Interest

Vertical Retained Certificate Available Funds

The amount available for distribution to the holders of the Vertical RR Interest on each Distribution Date will, in general, equal the sum of (i) the Vertical Retained Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Available Funds”) for such Distribution Date and (ii) the Vertical Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Vertical Retained Certificate Available Funds”).

The “Vertical Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Vertical Retained

Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Vertical Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the Vertical RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Vertical Retained Certificate Available Funds, in the following order of priority:

First, to the Vertical RR Interest, in respect of interest, up to an amount equal to the Vertical Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the Vertical RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Vertical Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Vertical RR Interest has been reduced to zero; and

Third, to the Vertical RR Interest, up to an amount equal to the unreimbursed Vertical Retained Certificate Realized Losses previously allocated to such class, plus interest in an amount equal to the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest on reimbursed Realized Losses distributed to the holders of the Regular Certificates (other than the Vertical RR Interest) pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first and Twenty-fourth in “Description of the Certificates—Available Funds—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Vertical Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the Vertical RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Sponsor Retained Percentage” is 97.30%.

The “Vertical Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the Vertical RR Interest will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the Vertical RR Interest) according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth and Twenty-second in “Description of the Certificates—Available Funds—Priority of Distributions” in this prospectus.

The “Vertical Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the Vertical RR Interest will equal the product of (a) the Vertical Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the Vertical RR Interest) according to clauses Second,

Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth and Twenty-third in “Description of the Certificates—Available Funds—Priority of Distributions” in this prospectus.

The “Vertical Risk Retention Allocation Percentage” will equal the Vertical Retained Percentage divided by the Non-Sponsor Retained Percentage.

Allocation of Vertical Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Vertical Retained Certificate Realized Losses to the Vertical RR Interest.

The “Vertical Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Vertical Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) expected to be outstanding immediately following such Distribution Date, is less than (ii) the Certificate Balance of the Vertical RR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Vertical RR Interest in an amount equal to the Vertical Retained Percentage of such Excess Interest distributable to all Certificates (including the Vertical RR Interest). Excess Interest will not be available to make distributions to any other class of certificates (other than the Class V certificates as described in “Description of the Certificates—Available Funds—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Retaining Third-Party Purchaser

Prime Finance CMBS B-Piece Holdco VIII, a Delaware limited liability company (“Holdco”) is expected, on the Closing Date, (i) to purchase for cash the Class E, Class F, Class G and Class V Certificates and (ii) to act as the initial retaining Third Party Purchaser (the “Retaining Third Party Purchaser”) .

Prime Holdco is a subsidiary of Prime Finance CMBS B-Piece Fund I, L.P., a Delaware limited partnership (the “Fund”) formed primarily to acquire or invest in unrated or below investment-grade commercial mortgage backed securities and certain other investments. The Fund commenced operations on May 23, 2017 and has total investor capital commitments of $282.18 million. This will represent the Fund’s ninth purchase of CMBS B-Piece Securities.

The Fund is advised by Prime Finance Advisor, L.P. (“Prime Finance”). Prime Finance is an experienced commercial real estate debt investor. The six members of Prime Finance’s investment committee had an average of more than 24 years of real estate experience as of May 31, 2017. Funds advised by Prime Finance have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of May 31, 2017, funds advised by Prime Finance own 170 separate real estate credit investments, including leading or participating in the purchase of nine CMBS B-Piece Securities.

As of May 31, 2017, Prime Finance affiliates have originated or acquired over $9 billion of commercial real debt investments. Prime is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Horizontal Risk Retention Certificates

General

The Third-Party Purchaser is expected to purchase the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

Class of Horizontal Risk Retention Certificates	Expected Initial Certificate Balance	Estimated Fair Value of the Horizontal Risk Retention Certificates (in $ and %)(1)	Expected Purchase Price(2)
Class E	$22,470,000	$8,742,933 / 0.71% - 0.75%	38.9094%
Class F	$11,234,000	$4,371,077 / 0.36% - 0.37%	38.9094%
Class G	$39,322,437	$15,300,108 / 1.24% - 1.31%	38.9094%

(1)	The estimated fair value (expressed as a dollar amount) and estimated range of fair value (expressed as a percentage of the aggregate fair value of all of the certificates and the Vertical RR Interest) of the Horizontal Risk Retention Certificates. The fair value of the Horizontal Risk Retention Certificates is not subject to a range and has been determined as described under “—Yield-Priced Principal Balance Certificates—Retaining Third-Party Purchaser Assumed Certificate Characteristics”. The fair value of the other Certificates and the Retained Interest is unknown and has been determined by the sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(2)	Expressed as a percentage of the expected initial Certificate Balance of each class of the Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Third-Party Purchaser is approximately $28,414,119, excluding accrued interest.

The sponsors estimate that, if they had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of between $58,431,876 and $61,552,447, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates) and the Vertical RR Interest.

A reasonable time after the Closing Date, the sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Third-Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice from the sponsor of such disclosures are expected to be posted on the certificate administrator’s website on the “Risk Retention” tab.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, allocated to the Non-Sponsor Retained Certificates will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Available Funds—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Available Funds—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Holder”.

For a description of other material payment terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class E, Class F and Class G certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The sponsors made their determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices may tighten in the direction of the low estimate provided.

Swap-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% CPR prepayment rate, the sponsors calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced Principal Balance Certificates would be over the course of this securitization based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The sponsors utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The sponsors identified the range presented in the table below at each maturity on the swap yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor		Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2	YR	1.439%	1.554%	1.760%
3	YR	1.509%	1.672%	1.932%
4	YR	1.571%	1.765%	2.046%
5	YR	1.639%	1.849%	2.137%
6	YR	1.691%	1.919%	2.205%
7	YR	1.750%	1.985%	2.267%
8	YR	1.801%	2.045%	2.325%
9	YR	1.849%	2.096%	2.371%
10	YR	1.902%	2.152%	2.423%

Based on the swap yield curve, the sponsors will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The sponsors determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates based on the sponsors’ observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.25%	0.28%	0.35%
Class A-2	0.42%	0.52%	0.60%
Class A-3	0.89%	0.91%	0.98%
Class A-SB	0.71%	0.76%	0.85%
Class A-4	0.89%	0.91%	0.98%
Class A-5	0.91%	0.93%	1.00%
Class A-S	1.10%	1.15%	1.30%
Class B	1.25%	1.35%	1.65%
Class C	1.65%	1.80%	2.25%
Class D	3.25%	3.75%	4.75%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The sponsors identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.736%	1.912%	2.224%
Class A-2	2.054%	2.362%	2.730%
Class A-3	2.635%	2.890%	3.242%
Class A-SB	2.461%	2.746%	3.118%
Class A-4	2.776%	3.045%	3.387%
Class A-5	2.808%	3.077%	3.419%
Class A-S	2.998%	3.298%	3.719%
Class B	3.148%	3.498%	4.069%
Class C	3.548%	3.948%	4.669%
Class D	5.148%	5.898%	7.169%

Determination of Class Sizes

The sponsors were provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of

Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates (the “Constraining Level”). In certain circumstances the sponsors may have elected not to engage an NRSRO for particular Classes of Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The aggregate Certificate Balance for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates was determined by multiplying the Non-Sponsor Retained Percentage of the Initial Pool Balance by a percentage equal to 1.0 minus 0.30. The Certificate Balance for the Class A-S certificates was determined by multiplying the Non-Sponsor Retained Percentage of the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level, minus the percentage of the Initial Pool Balance represented by the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Non-Sponsor Retained Percentage of the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The sponsors determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates (other than the Class D Certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings, similar average lives, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price was utilized for each class of Swap-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the sponsors have not changed materially during the prior year.

Class of Certificates	Target Price
Class A-1	100%
Class A-2	103%
Class A-3	101%
Class A-SB	103%
Class A-4	101%
Class A-5	103%
Class A-S	103%
Class B(1)	103%
Class C(1)	103%

(1)	The Target Price may not be realized for the Class B and Class C Certificates if such class accrues interest at the WAC Rate.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class D Certificates, the sponsors determined the Assumed Certificate Coupon to be 3.0%, which was set based on expected market demand for the Class D and Class X-D Certificates. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon		High Estimate of Assumed Certificate Coupon
Class A-1	1.755%	1.934%		2.248%
Class A-2	2.708%	3.022%		3.394%
Class A-3	2.796%	3.051%		3.403%
Class A-SB	2.932%	3.221%		3.597%
Class A-4	2.890%	3.159%		3.500%
Class A-5	3.152%	3.424%		3.768%
Class A-S	3.344%	3.646%		4.071%
Class B	3.495%	3.848%		4.493	%(2)
Class C	3.898%	4.414	%(1)	4.493	%(2)
Class D	3.000%	3.000%		3.000%

(1)	Expected to accrue interest at the WAC Rate less a specified percentage.

(2)	Expected to accrue interest at the WAC Rate.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the sponsors calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents and the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the sponsors calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The sponsors utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor		Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7	YR	1.739%	1.977%	2.251%
10	YR	1.912%	2.160%	2.423%

Based on the treasury yield curve, the sponsors will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The sponsors determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which is the sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates based on the sponsors’ experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.10%	1.35%	1.50%
Class X-B	1.10%	1.20%	1.50%
Class X-D	2.50%	3.00%	4.00%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the

Interest-Only Certificates” below. The sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.939%	3.433%	3.850%
Class X-B	2.993%	3.340%	3.904%
Class X-D	4.393%	5.140%	6.404%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the sponsors determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The sponsors determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each such class of Yield-Priced Principal Balance Certificates. The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Third Party Purchaser based on a targeted discount yield of 17.87992% (inclusive of agreed upon price adjustments, if applicable) for each class of Yield-Priced Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Principal Balance Certificates, the Structuring Assumptions and 0% CPY, each as agreed to among the sponsors and the Third Party Purchaser.

Determination of Class Size

The sponsors determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the sponsors determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Fair Value

The sponsor determined that the Class V Certificates have a fair value equal to zero based on the fact that no Excess Interest is expected to be received and, accordingly, there is no market for the Class V Certificates.

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the sponsors determined the estimated fair value of each class of certificates (other than the Class V Certificates and the Vertical RR Interest) by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The sponsors determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of Expected Prices.

The sponsors determined the fair value of the Vertical RR Interest by (i) calculating the aggregate fair value of all of the certificates (other than the Class R certificates) and (ii) multiplying such aggregate fair value by the Vertical Risk Retention Allocation Percentage. The sponsor determined the range of fair values for the Vertical RR Interest based on the low estimate and high estimate of the calculation set forth in clause (i) of this paragraph.

Range of Fair Value

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$32,898,879	$32,898,995	$32,898,437
Class A-2	$43,776,155	$43,777,603	$43,776,752
Class A-3	$8,660,645	$8,660,744	$8,660,550
Class A-SB	$37,219,630	$37,219,967	$37,219,313
Class A-4	$302,980,807	$302,991,464	$302,984,377
Class A-5	$377,285,358	$377,292,776	$377,302,809
Class A-S	$122,949,291	$122,944,886	$122,949,161
Class B	$51,894,342	$52,072,131	$52,070,724
Class C	$43,992,099	$46,285,517	$46,284,368
Class D	$34,874,919	$38,644,811	$41,092,865
Class E	$8,742,933	$8,742,933	$8,742,933
Class F	$4,371,077	$4,371,077	$4,371,077
Class G	$15,300,108	$15,300,108	$15,300,108
Class X-A	$44,234,874	$65,216,607	$82,845,200
Class X-B	$3,007,429	$9,780,428	$15,970,358
Class X-D	$4,895,758	$5,169,180	$5,341,601
Class V	$0	$0	$0
Vertical RR Interest	$31,553,210	$32,504,595	$33,238,311

The estimated range of fair value for all the Certificates and the Vertical RR Interest is approximately $1,168,637,514 to $1,231,048,944.

Hedging, Transfer and Financing Restrictions

The Retaining Parties will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Horizontal Risk Retention Certificates until July 13, 2022. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

Operating Advisor

The operating advisor for the transaction is Park Bridge Lender Services LLC (“Park Bridge”), a New York limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer; and

●	issue an annual report generally setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer and Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E, Class F and Class G certificates in the aggregate (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Park Bridge’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Park Bridge under the PSA and satisfaction that no payments have been paid by any special servicer to Park Bridge of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Park Bridge qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of UBS AG, New York Branch, Rialto Mortgage, Barclays, Wells Fargo Bank and C3CM will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”).

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, Rialto Mortgage, C3CM and UBS AG, New York Branch determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, Rialto Mortgage, C3CM or UBS AG, New York Branch, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, Rialto Mortgage, C3CM or UBS AG, New York Branch, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, Rialto Mortgage, C3CM and UBS AG, New York Branch based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the Wells Fargo Bank, National Association Mortgage Loans in this transaction, Wells Fargo Bank, National Association, determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank, National Association based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2017-C38 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class V and Class R certificates and an interest in certificated form representing the Vertical RR Interest (the “Vertical RR Interest”).

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates and the Vertical RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates) and the Subordinate Certificates and the Vertical RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Non-Sponsor Retained Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class or Interest	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$32,899,000
A-2	$42,503,000
A-3	$8,575,000
A-SB	$36,137,000
A-4	$300,000,000
A-5	$366,318,000
A-S	$119,369,000
X-A	$786,432,000
X-B	$214,864,000
B	$50,556,000
C	$44,939,000
Non-Offered Certificates
X-D	$49,152,000
D	$49,152,000
E	$22,470,000
F	$11,234,000
G	$39,322,437
V	NAP
R	NAP
Non-Offered Eligible Vertical Interest Vertical RR Interest	$31,175,549.65

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses or Vertical Retained

Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or Vertical Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Available Funds—Priority of Distributions” below and “Credit Risk Retention—Vertical RR Interest—Priority of Distributions”.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $786,432,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $214,864,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $49,152,000.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Available Funds—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates and the rights of the Vertical RR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in August 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Vertical Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the Vertical RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)      the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the Vertical RR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)      if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)      all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)      with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Regular Certificates (other than the Vertical RR Interest) on each Distribution Date will, in general, equal the sum of (i) the Non-Sponsor Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates (other than the Vertical RR Interest) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Sponsor Retained Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Sponsor Retained Percentage, and (ii) any Realized Losses and Vertical Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Vertical Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Vertical Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Sponsor Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates (other than the Vertical RR Interest) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)          prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a)

above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)  to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)  to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero; and

(g)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Vertical Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Vertical Retained Percentage of the amount of such recovery will be added to the Certificate Balance of the Vertical RR Interest, up to the lesser of (A) the Vertical Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed Vertical Retained Certificate Realized Loss previously allocated to the Vertical RR Interest; (ii) the Non-Sponsor Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Sponsor Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-Sponsor Retained Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the Retained Certificate Interest Distribution Account will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the Vertical RR Interest is so increased, the amount of unreimbursed Realized Losses or Vertical Retained Certificate Realized Loss, as applicable, of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates (other than the Vertical RR Interest) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-Sponsor Retained Percentage of Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the Vertical RR Interest) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the Vertical RR Interest) will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the Vertical RR Interest) will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)      the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)      the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)          Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)          Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the Vertical RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Sponsor Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)          the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)         all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)        any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)          the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)         the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Vertical Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO

Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class V Certificates, the Non-Sponsor Retained Percentage of any Excess Interest received by the issuing entity with respect to an ARD Loan on or prior to the related Determination Date, and (ii) to the holders of the Vertical RR Interest, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class V certificates and the Vertical RR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related

P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates, the product of (a) the Non-Sponsor Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Vertical RR Interest) for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Sponsor Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB , Class A-4 and Class A-5 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Vertical RR Interest) for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates as described above, and (3) to the Class X-B certificates, any remaining portion of the Non-Sponsor Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and (y) to the Vertical RR Interest, the Vertical Retained Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment

Premium, and with respect to any class of Principal Balance Certificates (other than the Vertical RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class E, Class F, Class G, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	June 2022
Class A-2	June 2022
Class A-3	June 2024
Class A-SB	July 2026
Class A-4	May 2027
Class A-5	June 2027
Class A-S	June 2027
Class X-A	NAP
Class X-B	NAP
Class B	June 2027
Class C	June 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”.

Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan (as to the Directing Certificateholder) or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. The master servicer will not be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Sponsor Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among each class of Regular Certificates (other than the Vertical RR Interest), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Sponsor Retained Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class G certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class G certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class G certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Sponsor Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Sponsor Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Available Funds—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Sponsor Retained Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Sponsor Retained Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned

Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates, until their Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Available Funds—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, and the Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class G certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Vertical Retained Certificate Realized Loss for such Distribution Date. The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Sponsor Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (other than the Vertical RR Interest) after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the

Vertical RR Interest) in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Vertical RR Interest, the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and Vertical Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Vertical Retained Certificate Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates (other than the Vertical RR Interest) in accordance with the payment priorities set forth in “—Available Funds—Priority of Distributions” above, and to the Vertical RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—Vertical RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)           a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)           a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)           a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)           a CREFC® advance recovery report;

(5)           a CREFC® total loan report;

(6)           a CREFC® operating statement analysis report;

(7)           a CREFC® comparative financial status report;

(8)           a CREFC® net operating income adjustment worksheet;

(9)           a CREFC® real estate owned status report;

(10)         a CREFC® servicer watch list;

(11)         a CREFC® loan level reserve and letter of credit report;

(12)         a CREFC® property file;

(13)         a CREFC® financial file;

(14)         a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)         a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file; and

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer)

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder and the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the Vertical RR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the Vertical RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Wells Fargo Bank, National Association.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the Vertical RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the Vertical RR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any

Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the Vertical RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the Vertical RR Interest) registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including the master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	any annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

○	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that Wells Fargo Bank in its capacity as the retaining sponsor determines that the Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send a notice in writing of such non-compliance to the Certificate Administrator who will post such notice on its website under the Risk Retention Special Notices tab. Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates and the Vertical RR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, the operating advisor or the asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates and the Vertical RR Interest, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class V and Class R certificates nor the Vertical RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class E, Class F and Class G certificates may only be issued as Definitive Certificates and held by a custodian on behalf of the related investor pursuant to the PSA. Any request for release of a Class E, Class F and Class G certificate must be consented to by the Retaining Sponsor and may be subject to any additional requirements pursuant to the PSA.

The Vertical RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the Vertical RR Interest for so long as the Retaining Sponsor requires and in accordance with the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2017-C38

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)        the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)      an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)      the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)     originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)      any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)      the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)     the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)     the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)    the original or a copy of any related mezzanine intercreditor agreement;

(xviii)   the original or a copy of all related environmental insurance policies; and

(xix)    a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the applicable Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)        A copy of each of the following documents:

(i)        the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)      all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)     any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)      any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)       any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)      any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)     any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports; and

(xiv)    all related environmental insurance policies;

(b)        a copy of any engineering reports or property condition reports;

(c)        other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)        for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)        a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)        a copy of the appraisal for the related Mortgaged Property(ies);

(h)        for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)         a copy of the applicable mortgage loan seller’s asset summary;

(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)        a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)        a copy of all UCC searches;

(o)        a copy of all litigation searches;

(p)        a copy of all bankruptcy searches;

(q)        a copy of any origination settlement statement;

(r)         a copy of the insurance summary report;

(s)        a copy of organizational documents of the related mortgagor and any guarantor;

(t)         a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)        a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)        a copy of any closure letter (environmental); and

(w)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)	cure such Material Defect in all material respects, at its own expense,

(B)	repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such failure to provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the master servicer or the special servicer, as applicable, (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or a Servicing Shift Mortgage Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)      have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)      have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)      have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)      accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)      have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)      have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)      comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)      have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)       have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)       constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)      not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)       have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)     not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)      have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)      prohibit defeasance within two years of the Closing Date;

(p)      not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)      have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)      be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)         any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)         the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)         the obligation, if any, of the master servicer to make advances;

(D)         the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)         the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)         any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)         any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)         any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans”, “—The Servicing Shift Whole Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”)

in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the Vertical RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates (other than the Vertical RR Interest) and to make distributions of interest and principal from Vertical Retained Certificate Available Funds to the holders of the Vertical RR Interest, as described under “Description of the Certificates—Available Funds—Priority of Distributions” and “Credit Risk Retention—Vertical RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class V certificates and the Vertical RR Interest. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Vertical Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Sponsor Retained Certificate and of the Vertical RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Sponsor Retained Percentage multiplied by such gains and into the Vertical Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Vertical Retained Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (other than the Vertical RR Interest)(including to reimburse for Realized Losses previously allocated to such certificates), and, amounts in the Vertical Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of the Vertical Retained Certificate Available Funds to all amounts due and payable on the Vertical RR Interest (including to reimburse for Vertical Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and the Vertical Retained Certificate Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Vertical Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the applicable Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)      to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)     to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)     to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of

Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)      to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)     to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)     to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)      to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)     to recoup any amounts deposited in the Collection Account in error;

(xii)    to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)   to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)   to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)  to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)   to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)    to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Liquidation Fee /Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other similar fees actually collected	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.

Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly

Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, the sum of: (i) $15,000, plus (ii) $2,000 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $2,000 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,000 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of	First, out of default interest and late payment charges on the related Mortgage Loan and	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	days the related Advance remains unreimbursed.	then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.

Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.08250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions; provided that if any such matter involves a Major Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided that if any such matter involves a Major Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, (A) the master servicer shall be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event and (B) if the related Special Servicer has partially waived any penalty charge (part of which accrued prior to the related servicing transfer event), any collections in respect of such penalty charge shall be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.00125% per annum with respect to the General Motors Building Mortgage Loan (ii) 0.00125% per annum with respect to the Del Amo Fashion Center Mortgage Loan, (iii) 0.00125% per annum with respect to the 245 Park Avenue Mortgage Loan, (iv) 0.00250% per annum with respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, (v) 0.0025% per annum with respect to the Market Street – The Woodlands Mortgage Loan, (vi) 0.00250% per annum with respect to the iStar Leased Fee Portfolio Mortgage Loan, (vii) 0.0025% per annum with respect to the Save Mart Portfolio Mortgage Loan, (viii) 0.00250% per annum with respect to the 123 William Street Mortgage Loan, (ix) 0.00250% per annum with respect to the Crossings at Hobart Mortgage Loan and (x) 0.0025% per annum with respect to the Lormax Stern Retail Development - Roseville

Mortgage Loan. With respect to the Servicing Shift Mortgage Loans, the master servicer (prior to the related Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the related Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.0025% per annum. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The

Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Pari Passu Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)      the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)     the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)     with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)      the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)     if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)      100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)     100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)     100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans, and

(v)      50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision.

Notwithstanding anything to the contrary, (A) the special servicer shall be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the related master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge shall be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

For the avoidance of doubt, with respect to any fee split (other than a fee split with regard to penalty charges) between the master servicer and the special servicer pursuant to the terms of the PSA, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however, that (x) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee will not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the master servicer decides not to charge any fee (other than penalty charges), the special servicer will still be entitled to charge the portion of the related fee the special servicer would have been entitled to if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will still be entitled to charge the portion of the related fee the master servicer would have been entitled to if the special servicer had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

The special servicer will also be entitled to 100% of any late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00610% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of (1) with respect to each Mortgage Loan other than the Amazon Lakeland Mortgage Loan, 0.00259% per annum and the Stated Principal Balance of each such Mortgage Loan or any successor REO Loan and (2) with respect to the Amazon Lakeland Mortgage Loan, 0.00559% per annum and the Stated Principal Balance of such Mortgage Loan or any successor REO Loan (each such rate specified in clauses (1) and (2) above, the related “Operating Advisor Fee Rate”), which Operating Advisor Fee will, in each case, be calculated in the same manner as interest is calculated on the related Mortgage Loan or REO Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00035% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to (i) $15,000, plus (ii) $2,000 per additional Mortgaged Property in excess of one Mortgaged Property with respect to such Delinquent Loan, plus (iii) $2,000 per Mortgaged Property subject to a ground lease with respect to such Delinquent Loan, plus (iv) $1,000 per Mortgaged Property with respect to such Delinquent Loan subject to a franchise, hotel management or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the special servicer (in the case of a Specially Serviced Loan) or the master servicer (in the case of a non-Specially Serviced Loan) will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)          120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)          the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)          30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)          30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)          60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)          90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)          immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)      the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)      the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means the Non-Sponsor Retained Percentage of the Appraisal Reduction Amount. The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced

Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the Vertical RR Interest.

For purposes of determining the Controlling Class, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the

Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

“Allocated Cumulative Appraisal Reduction Amount” means an amount equal to the Non-Sponsor Retained Percentage of the Cumulative Appraisal Reduction Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The special servicer or the master servicer, as the case may be, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s or the special servicer’s, as the case may be, calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the Vertical RR Interest) in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X Certificates)).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the special servicer or the master servicer, as the case may be, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Allocated Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Allocated Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the Vertical RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the special servicer will use commercially reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer shall use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of the Risk Retention Consultation Party, the special servicer (with respect to a Specially Serviced Loan) will be required to consult on a non-binding basis with the Risk Retention Consultation Party (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party) in connection with any determination, by such special servicer, of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder or consultation with the Risk Retention Consultation Party (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder) within 10 business days of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus; and provided, further, that upon the request of the Risk Retention Consultation Party, the special servicer will be required to consult (on a non-binding basis) with the Risk Retention Consultation Party regarding any such matter within such 10-day period.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless otherwise agreed, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision.

In connection with the processing by the master servicer of the matters described in the second preceding paragraph, the master servicer will deliver notice thereof to the special servicer after completion (and the special servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan with respect to the Directing Certificateholder, deliver notice thereof to the Directing Certificateholder), except to the extent that the special servicer notifies the master servicer that such special servicer does not desire to receive copies of such items). With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer or the Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) shall be required to grant waivers of more than three consecutive late deliveries of financial statements; (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to such party, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due); (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) shall be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000); (vii) approve annual operating budgets for Mortgage Loans; (viii) consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) shall be required for earnout or performance reserve releases specifically scheduled in the PSA; (ix) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (x) any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, except that (other than with respect to any Excluded Loan and other than with respect to amendments to split or resize notes consistent with the terms of such Intercreditor Agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an Intercreditor Agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the master servicer or special servicer, such modification or amendment will additionally require the consent of the master servicer or the special servicer, as applicable, as a condition to its effectiveness; (xi) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) shall be required in accordance with the terms of the PSA for any such determination; (xii) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xiii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder, to the consent (or deemed consent) of the Directing Certificateholder, (xiv) any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied and (xv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party), non-binding consultation with the Risk Retention Consultation Party, in each case, as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)          extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, and (b) upon the request of the Risk Retention Consultation Party, after non-binding consultation with the Risk Retention Consultation Party (in either case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)          provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Specially Serviced Loan, the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred and is continuing, the special servicer will be required to forward any such notice to the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), the Risk Retention Consultation Party (other than with respect to the Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or, (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer has consulted with the Directing Certificateholder after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder and other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or, (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer has consulted with the Directing Certificateholder, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the related master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

For the avoidance of doubt, with respect to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to the above described “due-on-sale” and “due-on-encumbrance” matters in relation to (i) prior to the occurrence and continuance of a Consultation Termination Event, Specially Serviced Loans; and (ii) following the occurrence and during the continuance of a Consultation Termination Event, all Mortgage Loans (for the avoidance of doubt, other than with respect to any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” or any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof).

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 (and each Mortgaged Property shall be inspected on or prior to December 31, 2019 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2017 and the calendar year ending on December 31, 2017. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)          the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the master servicer, on or before the date on which the subject payment was due, documentation reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such a refinancing or sale, a special servicing transfer event will occur immediately);

(2)          the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)          the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the

Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered, on or prior to the date on which the balloon payment will become due, documentation reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)          a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to the Directing Certificateholder), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)          the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)          the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)          the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)          the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially

Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of an Operating Advisor Consultation Event and, with respect to a Serviced AB Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)      such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)      there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) and such special servicer attempts to sell such Defaulted Loan and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to any Excluded Loan as to such party) and the Risk Retention Consultation Party (other than with respect to any Excluded Loan as to such party)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for Specially Serviced Loans (other than any Excluded Loan with respect to the Directing Certificateholder), and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below, (2) the special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan with respect to the Directing Certificateholder or Servicing Shift Mortgage Loan), as to all Major Decisions and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by clauses (i), (iii), (iv), (v), (vi), (viii), (x), (xi) and (xiii) of the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan as to such party), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

“Loan Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Controlling Companion Loan, which, in the case of the Long Island Prime Portfolio – Melville Whole Loan is currently Goldman Sachs Mortgage Company, in the case of the 225 & 233 Park Avenue South Whole Loan is currently Barclays Bank PLC, in the case of the Raleigh Marriott City Center Whole Loan is currently Wells Fargo Bank, National Association, and in the case of the 2851 Junction Whole Loan is currently Wells Fargo Bank, National Association. On and after the related Servicing Shift Securitization Date, there will be no Loan Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans) is expected to be Prime Finance CMBS B-Piece Holdco VIII, L.P. or an affiliate thereof.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the Vertical RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G certificates.

The “Control Eligible Certificates” will be the Class E, Class F and Class G certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to such party; and provided, further, that upon request within such 10 business day period, the special servicer (other than with respect to an Excluded Loan as to the Risk Retention Consultation Party) will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision (1) prior to the occurrence and continuance of a Consultation Termination Event, in respect of a Specially Serviced Loan, and (2) after the occurrence and during the continuance of a Consultation Termination Event, in respect of any Mortgage Loan.

Each of the following is a “Major Decision”:

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)      any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)     following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)     any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”), in each case, for less than the applicable Purchase Price;

(v)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)     any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents;

(vii)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan (III) for which there is no lender discretion;

(viii)    any consent to a property management company change with respect to a Mortgage Loan for which the proposed replacement property manager is a Borrower Party, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

(ix)     any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)      other than in the case of any non-Specially Serviced Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(xi)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)    other than in the case of any Non-Specially Serviced Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)   any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower;

(xiv)    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)    determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvi)    other than in the case of any non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreements in connection with any lease at a Mortgaged Property or REO Property, if the lease affects an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property;

(xvii)   other than in the case of any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xviii)  other than in the case of any Non-Specially Serviced Loan, any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan or subordination of the lien of the Mortgage Loan to such easement or right of way.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all

Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan with respect to the Directing Certificateholder), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision as to which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the Vertical RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to the

Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the Vertical RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates, and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E certificates, the successor certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E, Class F and Class G certificates in the aggregate (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to such party, prior to the occurrence and continuance of a Control

Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)      may act solely in the interests of the holders of the Controlling Class;

(c)      does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)      may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan, Servicing Shift Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA or Servicing Shift PSA, as applicable) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs (except for the BXP 2017-GM TSA) have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan (excluding the General Motors Building Whole Loan), which are substantially similar to those of the operating advisor under the PSA for this transaction. The BXP 2017-GM TSA does not provide for an operating advisor or equivalent party.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), the operating advisor’s obligations will generally consist of the following:

(a)      reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)      reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)      recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency

Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)      preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan) was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)   after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any assessment of compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year that are relevant to the operating advisor’s obligations under the PSA, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan; provided, however, that in the event the special servicer is replaced, the Operating Advisor’s Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the Operating Advisor’s Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report, Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the special servicer.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)       that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)       that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)       that is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective Risk Retention Affiliates;

(iv)       that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)       that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)       that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the special servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)     any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other than the Vertical RR Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)     any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)     any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)     the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)     the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such

Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 82 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2007 (excluding nine of such 79 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and March 31, 2017, was 28.6%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 2.1%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 15.2% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 1.6%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans) will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)      a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)     a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)    copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not Risk Retention Affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)      any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)     any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)      the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)     the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any

Allocated Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the Vertical RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the Vertical RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)      may act solely in the interests of the holders of the Vertical RR Interest;

(c)      does not have any liability or duties to the holders of any class of certificates other than the Vertical RR Interest;

(d)      may take actions that favor the interests of the holders of one or more classes including the Vertical RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)      will have no liability whatsoever (other than to a holder of the Vertical RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the Vertical RR Interest) requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer; provided that if the resigning special servicer fails to appoint an Excluded Special Servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage

Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, and (viii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer and Investor Vote”, the Directing Holder may not subsequently reappoint as special servicer such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loans: (i) prior to the related Servicing Shift Securitization Date, the holder of the related Controlling Companion Loan will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)      any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)      any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or special servicer, as the case may be, by any other party to the PSA, or to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a

Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)      any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)       either Moody’s or KBRA (or, in the case of a Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)      the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) the master servicer, the certificate administrator or the trustee becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third-Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent,

certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the special servicer (in the case of Specially Serviced Loans) will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the special servicer (in the case of Specially Serviced Loans) will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the master servicer or the special servicer, as applicable, determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer, as applicable, with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer or the special servicer, as applicable, and such party will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than of the Vertical RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the special servicer (in the case of Specially Serviced Loans) (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting

Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the

Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case, other than of the Vertical RR Interest)(each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other

Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the WFCM 2017-C38 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the WFCM 2017-C38 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicers, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the General Motors Building Mortgage Loan

The General Motors Building Mortgage Loan will be serviced pursuant to the BXP 2017-GM TSA. The servicing terms of the BXP 2017-GM TSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The General Motors Building Servicer earns a servicing fee with respect to the General Motors Building Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the General Motors Building Whole Loan becoming a specially serviced loan under the BXP 2017-GM TSA, the General Motors Building Special Servicer will earn a special servicing fee payable monthly with respect to the General Motors Building Mortgage Loan accruing at a rate equal to 0.05% per annum, until such time as the General Motors Building Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The General Motors Building Special Servicer will be entitled to a workout fee equal to 0.15% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the General Motors Building Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The General Motors Building Special Servicer will be entitled to a liquidation fee equal to 0.15% of net liquidation proceeds received in connection with the liquidation of the General Motors Building Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The BXP 2017-GM TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to BXP 2017-GM TSA.

●	The BXP 2017-GM TSA does not provide for an operating advisor (or equivalent party) with respect to the General Motors Building Whole Loan.

●	The BXP 2017-GM TSA does not require the General Motors Building Servicer to make the equivalent of compensating interest payments in respect of the General Motors Building Whole Loan.

Prospective investors are encouraged to review the full provisions of the BXP 2017-GM TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Non-Serviced AB Whole Loans—General Motors Building Whole Loan” in this prospectus.

Servicing of the Del Amo Fashion Center Mortgage Loan

The Del Amo Fashion Center Mortgage Loan will be serviced pursuant to the DAFC 2017-AMO TSA. The servicing terms of the DAFC 2017-AMO TSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The Del Amo Fashion Center Servicer earns a servicing fee with respect to the Del Amo Fashion Center Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the Del Amo Fashion Center Whole Loan becoming a specially serviced loan under the DAFC 2017-AMO TSA, the Del Amo Fashion Center Special Servicer will earn a special servicing fee payable monthly with respect to the Del Amo Fashion Center Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Del Amo Fashion Center Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The Del Amo Fashion Center Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Del Amo Fashion Center Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The Del Amo Fashion Center Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Del Amo Fashion Center Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The DAFC 2017-AMO TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to DAFC 2017-AMO TSA.

●	The DAFC 2017-AMO TSA does not require the Del Amo Fashion Center Servicer to make the equivalent of compensating interest payments in respect of the Del Amo Fashion Center Whole Loan.

Prospective investors are encouraged to review the full provisions of the DAFC 2017-AMO TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Non-Serviced AB Whole Loans—Del Amo Fashion Center Whole Loan” in this prospectus.

Servicing of the 245 Park Avenue Mortgage Loan

The 245 Park Avenue Whole Loan, which includes the 245 Park Avenue Mortgage Loan and any related REO Property, is serviced and administered under the 245 Park Avenue Trust 2017-245P TSA. Accordingly, the 245 Park Avenue Trust 2017-245P Master Servicer (or, if it fails to do so, the trustee under the 245 Park Avenue Trust 2017-245P TSA) will generally make property protection advances, unless it is determined in accordance with the 245 Park Avenue Trust 2017-245P TSA that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the 245 Park Avenue Mortgage Loan. The 245 Park Avenue Trust 2017-245P Master Servicer will generally also remit collections on the 245 Park Avenue Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the 245 Park Avenue Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the 245 Park Avenue Mortgage Loan under the terms of the related co-lender agreement and make P&I Advances with respect to the 245 Park Avenue Mortgage Loan, subject to any non-recoverability determination. The 245 Park Avenue Trust 2017-245P TSA and the PSA are both expected to address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation, servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. Nonetheless, the servicing arrangements under the 245 Park Avenue Trust 2017-245P TSA are expected to differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the 245 Park Avenue Trust 2017-245P TSA and the PSA are expected to differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the 245 Park Avenue Mortgage Loan for your consideration:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the actions of the 245 Park Avenue Trust 2017-245P Master Servicer, the 245 Park Avenue Trust 2017-245P Special Servicer or the trustee or the certificate administrator under the 245 Park Avenue Trust 2017-245P TSA or (b) make Servicing Advances with respect to the 245 Park Avenue Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 245 Park Avenue Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer.

●	The 245 Park Avenue Trust 2017-245P Master Servicer will earn a primary servicing fee with respect to the 245 Park Avenue Mortgage Loan at a rate equal to 0.00125% per annum.

●	Pursuant to the 245 Park Avenue Trust 2017-245P TSA, the liquidation fee, the special servicing fee and the workout fee with respect to the 245 Park Avenue Mortgage Loan are expected to be generally similar to the corresponding fee payable under the PSA, except that (i) the special servicing fee is not subject to a $3,500 minimum fee and (ii) the liquidation fee and the workout fee payable under the 245 Park Avenue Trust 2017-245P TSA each have a fixed fee rate of 0.50% and neither is subject to a $1,000,000 aggregate cap or a $25,000 minimum fee.

●	The 245 Park Avenue Trust 2017-245P TSA and the PSA may vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

●	Property protection advances with respect to the 245 Park Avenue Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the 245 Park Avenue Trust 2017-245P Master Servicer determines that a property protection advance it made with respect to the 245 Park Avenue Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the 245 Park Avenue Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the 245 Park Avenue Whole Loan. In the event that collections received after the final liquidation of the 245 Park Avenue Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses as described above.

●	In the event that the 245 Park Avenue Trust 2017-245P Master Servicer determines that the monthly debt service advances on the 245 Park Avenue Companion Loans are nonrecoverable, and the master servicer also determines that any P&I Advances on the 245 Park Avenue Mortgage Loan are nonrecoverable, such advances will be reimbursed first in the following order before any amounts are allocated or distributed in respect of the interest or principal payment on the 245 Park Avenue Mortgage Loan or the 245 Park Avenue Pari Passu Companion Loans: first such advances on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans will be reimbursed on a pro rata and pari passu basis, and then such advances on the 245 Park Avenue Subordinate Companion Loans will be reimbursed.

●	The 245 Park Avenue Trust 2017-245P Master Servicer is generally responsible for servicing and administration of the 245 Park Avenue Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the 245 Park Avenue Mortgage Loan, and the 245 Park Avenue Trust 2017-245P Special Servicer is generally responsible for servicing and administration of the 245 Park Avenue Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. However, the consent (or deemed consent) of the 245 Park Avenue Trust 2017-245P Special Servicer (subject to the rights of the 245 Park Avenue Trust 2017-245P Directing Certificateholder) will generally be required for all major decisions with respect to the 245 Park Avenue Whole Loan even if no special servicing loan event exists with respect thereto. The major decisions and special servicing loan events under the 245 Park Avenue Trust 2017-245P TSA vary, in some respects, from Major Decisions and servicing transfer events under the PSA.

●	The trustee under the 245 Park Avenue Trust 2017-245P TSA is the mortgagee of record with respect to the 245 Park Avenue Whole Loan.

●	The custodian under the 245 Park Avenue Trust 2017-245P TSA is generally responsible for holding the loan documents with respect to the 245 Park Avenue Whole Loan (other than the original promissory note for the 245 Park Avenue Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the 245 Park Avenue Whole Loan, related loan documents will be released to the 245 Park Avenue Trust 2017-245P Master Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer.

●	The 245 Park Avenue Trust 2017-245P Master Servicer (if the 245 Park Avenue Whole Loan is not subject to special servicing) or the 245 Park Avenue Trust 2017-

245P Special Servicer (if the 245 Park Avenue Whole Loan is subject to servicing) (subject to, if and when applicable, the consent/consultation rights of the 245 Park Avenue Trust 2017-245P Directing Certificateholder and the 245 Park Avenue Trust 2017-245P Operating Advisor), are able agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the 245 Park Avenue Trust 2017-245P TSA to fail to qualify as a REMIC under the Code or (B) result in the imposition of a tax upon any such REMIC. However, neither the 245 Park Avenue Trust 2017-245P Master Servicer nor the 245 Park Avenue Trust 2017-245P Special Servicer may extend the maturity date of the 245 Park Avenue Whole Loan beyond the date that is the earlier of (a) 5 years prior to the latest rated final distribution date and (b) 20 years, or, to the extent consistent with accepted servicing practices, giving due consideration to the remaining term of the ground lease, 10 years, prior to the current term of the ground lease plus any options to extend the ground lease exercisable unilaterally by the related borrower.

●	The 245 Park Avenue Trust 2017-245P Special Servicer is required to take actions with respect to the 245 Park Avenue Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	The 245 Park Avenue Trust 2017-245P Master Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer are each permitted to resign from their respective obligations and duties imposed on them pursuant to the 245 Park Avenue Trust 2017-245P TSA upon a determination that such duties are no longer permissible under applicable law or to the extent the 245 Park Avenue Trust 2017-245P Special Servicer becomes a borrower affiliate.

●	The servicing transfer events of the 245 Park Avenue Trust 2017-245P TSA that would cause the 245 Park Avenue Whole Loan to become specially serviced are similar, but not identical, to those of the PSA.

●	Each of the 245 Park Avenue Trust 2017-245P Master Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer are liable in accordance with the 245 Park Avenue Trust 2017-245P TSA only to the extent of their obligations specifically imposed by that agreement. Accordingly, in general, each of the 245 Park Avenue Trust 2017-245P Master Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer will not be liable for any action taken, or for refraining from the taking of any action in good faith pursuant to the 245 Park Avenue Trust 2017-245P TSA or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the 245 Park Avenue Trust 2017-245P TSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the 245 Park Avenue Trust 2017-245P TSA.

The 245 Park Avenue Trust 2017-245P Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 245 Park Avenue Whole Loan” in this prospectus.

The 245 Park Avenue Trust 2017-245P TSA provides that each of the 245 Park Avenue Trust 2017-245P Master Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, reclosures, judgments or liabilities relating to the 245 Park Avenue Trust 2017-245P TSA, the 245 Park Avenue Whole Loan, the 245 Park Avenue Intercreditor Agreement, the related Mortgaged Property or certificates issued under the 245 Park Avenue Trust 2017-245P TSA (other than any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith or negligence by it in the performance of its duties or by reason of negligent disregard of its obligations and duties under the 245 Park Avenue Trust 2017-245P TSA). The 245 Park Avenue Intercreditor Agreement requires that the PSA provide that any master servicer, special servicer, certificate administrator, trustee, operating advisor or depositor under the 245 Park Avenue Trust 2017-245P TSA and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the 245 Park Avenue Whole Loan or the related Mortgaged Property (or with respect to such operating advisor, incurred in connection with the provision of services for the 245 Park Avenue Whole Loan).

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 245 Park Avenue Whole Loan”.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Controlling Companion Loan. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under the such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.25% per annum, 1.00% and 1.00%, respectively (subject to any market minimum special servicing fees and fee offsets).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or replacement special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Kroll Bond Rating Agency, Inc. (“KBRA”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency

Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Sponsor Retained Certificates (other than the Class V and Class R certificates) and the deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Vertical Retained Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the Vertical RR Interest in exchange for the surrender of the Vertical RR Interest, and (b) an amount equal to the product of (i) the Non-Sponsor Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for then-outstanding Non-Sponsor Retained Certificates (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Non-Sponsor Retained Certificates (other than the Class V and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information

Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class V and Class R certificates and the Vertical RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Available Funds—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)      to correct any defect or ambiguity in the PSA;

(b)      to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)      to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)      to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the Vertical RR Interest) or holder of a Companion Loan;

(e)      to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)       to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the Vertical RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)      to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the Vertical RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)      to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)       to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the Vertical RR Interest, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)       to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)      to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

Texas

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor)

may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.

Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals.

The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller and the holder of the Amazon Lakeland Companion Loan, Raleigh Marriott City Center Companion Loan and the 2851 Junction Companion Loan, is also the master servicer, the certificate administrator, the custodian, and is expected to be the initial holder of a portion of the Vertical RR Interest and the initial Risk Retention Consultation Party under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the servicer, certificate administrator and custodian under the BXP 2017-GM TSA, which governs the servicing and administration of the General Motors Building Whole Loan, (ii) the certificate administrator and custodian under the DAFC 2017-AMO TSA, which governs the servicing and administration of the Del Amo Fashion Center Whole Loan, (iii) the servicer, certificate administrator and custodian under the 245 Park Avenue Trust 2017-245P TSA, which governs the servicing and administration of the 245 Park Avenue Whole Loan, (iv) the trustee, certificate administrator and custodian under the DBJPM 2017-C6 PSA, which governs the servicing and administration of the Starwood Capital Group Hotel Portfolio Whole Loan, (v) the master servicer, certificate administrator and custodian under the BANK 2017-BNK5 PSA, which governs the servicing and administration of the Market Street - The Woodlands Whole Loan, (vi) the trustee, certificate administrator and the custodian under the MSC 2017-H1 PSA, which governs the servicing and administration of the iStar Leased Fee Portfolio Whole Loan, (vii) the master servicer, certificate administrator and custodian under the UBS 2017-C1 PSA, which governs the servicing and administration of the Save Mart Portfolio Whole Loan and the Lormax Stern Retail Development - Roseville Whole Loan, (viii) the master servicer, certificate administrator and custodian under the WFCM 2017-RB1

PSA, which governs the servicing and administration of the 123 William Street Whole Loan and (ix) the master servicer, certificate administrator and custodian under the CFCRE 2017-C8 PSA, which governs the servicing and administration of the Crossings at Hobart Whole Loan.

In the case of the repurchase facility provided to C3CM, for which C3CM’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis. C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. The aggregate Cut-off Date Balance of the C3CM Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $117,053,835. Proceeds received by C3CM in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, each of the C3CM Mortgage Loans subject to such repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds a less than 10% indirect equity interest in C3CM, which is a sponsor and mortgage loan seller.

Additionally, C3CM or a wholly-owned subsidiary or other affiliate of C3CM, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the Mortgage Loans that C3CM will transfer to the depositor. This hedging arrangement will terminate in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Rialto Mortgage and C3CM, respectively, to the depositor.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans, the Rialto Mortgage Loans and the C3CM Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including prior to their inclusion in the trust fund, some or all of the Barclays Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Barclays Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto

Mortgage, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Rialto Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Barclays, a sponsor, an originator, and a mortgage loan seller is the current holder of a portion of the Del Amo Fashion Center Companion Loans, 245 Park Avenue Companion Loans, Starwood Capital Group Hotel Portfolio Companion Loans, 225 & 233 Park Avenue South Companion Loans, iStar Leased Fee Portfolio Companion Loans, an affiliate of Barclays Capital Inc., one of the underwriters and an initial holder of the Vertical RR Interest.

In the case of the repurchase facility provided by Wells Fargo Bank to Rialto Mortgage, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage on a revolving basis. The aggregate Cut-off Date Balance of the Rialto Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $103,072,019. Proceeds received by Rialto Mortgage in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Rialto Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

UBS AG, New York Branch, a sponsor, an originator, and a mortgage loan seller is the current holder of the Save Mart Portfolio Companion Loans, and is an affiliate of UBS Securities LLC, one of the underwriters.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

It is expected that Prime Finance CMBS B-Piece Holdco VIII, L.P., and/or an affiliate will purchase the Class E, Class F, Class G and Class V certificates (and may purchase certain other classes of certificates). Additionally, Prime Finance CMBS B-Piece Holdco VIII, L.P. is an affiliate of the entity expected to be appointed as the initial Directing Certificateholder.

Wilmington Trust, National Association, the trustee, is also the trustee under (i) the BXP 2017-GM trust and servicing agreement, which governs the servicing of the General Motors Building Whole Loan, (ii) the DAFC 2017-AMO TSA, which governs the servicing of the Del Amo Fashion Center Whole Loan, (iii) 245 Park Avenue Trust 2017-245P TSA, which governs the servicing of the 245 Park Avenue Whole Loan, (iv) the BANK 2017-BNK5 PSA, which governs the servicing of the Market Street-The Woodlands Whole Loan, (v) the WFCM 2017-RB1 PSA, which governs the servicing of the 123 William Street Whole Loan, (vi) the UBS 2017-C1 PSA, which governs the servicing of the Save Mart Portfolio Whole Loan and the Lormax Stern Retail Development – Roseville Whole Loan and (vii) the CFCRE 2017-C8 PSA, which governs the servicing of the Crossings at Hobart Whole Loan.

KeyBank National Association, the special servicer, is also the special servicer under the DAFC 2017-AMO TSA, which governs the servicing of the Del Amo Fashion Center Whole Loan.

Park Bridge Lender Services LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under (i) the DAFC 2017-AMO TSA, which governs the servicing of the Del Amo Fashion Center Whole Loan and (ii) the CFCRE 2017-C8 PSA, which governs the servicing of the Crossings at Hobart Whole Loan.

C-III Commercial Mortgage LLC, a sponsor, a mortgage loan seller and an originator, is an affiliate of C-III Asset Management LLC, the special servicer under the WFCM 2017-RB1 PSA, which governs the servicing of the 123 William Street Whole Loan.  C-III Commercial Mortgage LLC and C-III Asset Management LLC are also affiliates of the entity that was appointed as the initial directing certificateholder under the WFCM 2017-RB1 PSA.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or

Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Sponsor Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Sponsor Retained Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Sponsor Retained Certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Sponsor Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Sponsor Retained Certificates, on the one hand, and the Vertical RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and

Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$786,432,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$214,864,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage

Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Sponsor Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$786,432,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$214,864,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Available Funds—Priority of Distributions” and “Credit Risk Retention—Vertical RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in August 2017; and

●	the Offered Certificates are settled with investors on July 13, 2017.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2018	83%	83%	83%	83%	83%
July 2019	65%	65%	65%	65%	65%
July 2020	44%	44%	44%	44%	44%
July 2021	20%	20%	20%	20%	20%
July 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.66	2.66	2.66	2.66	2.66

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.92	4.91	4.90	4.88	4.68

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	95%	89%	79%	0%
July 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.92	6.78	6.62	6.43	5.92

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	98%	98%	98%	98%	98%
July 2023	74%	74%	74%	74%	74%
July 2024	50%	50%	50%	50%	50%
July 2025	24%	24%	24%	24%	25%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.02	7.02	7.02	7.02	7.03

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	89%	89%	89%	89%	89%
July 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.69	9.63	9.56	9.49	9.32

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.90	9.88	9.83	9.50

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2017 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates and the Vertical RR Interest (in the case of the Vertical RR Interest, excluding the right to receive Excess Interest) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under chapter 1, subpart J, part I, subchapter E of the Code and the Vertical RR Interest and the Class V certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, three (3) of the Mortgaged Properties securing three (3) Mortgage Loans representing 1.4% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the Vertical RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the Vertical RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class       certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) ”interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of a Vertical RR Interest, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the sale, exchange, redemption, receipt of principal on or other disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required.

Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and

(ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-SB
Wells Fargo Securities, LLC	$	$	$	$
Barclays Capital Inc.	$	$	$	$
UBS Securities LLC	$	$	$	$
Deutsche Bank Securities Inc.	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Total	$ 32,899,000	$ 42,503,000	$ 8,575,000	$ 36,137,000

Underwriter	Class A-4	Class A-5	Class A-S	Class X-A
Wells Fargo Securities, LLC	$	$	$	$
Barclays Capital Inc.	$	$	$	$
UBS Securities LLC	$	$	$	$
Deutsche Bank Securities Inc.	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Total	$ 300,000,000	$ 366,318,000	$ 119,369,000]	$ 786,432,000

Underwriter	Class X-B	Class B	Class C
Wells Fargo Securities, LLC	$	$	$
Barclays Capital Inc.	$	$	$
UBS Securities LLC	$	$	$
Deutsche Bank Securities Inc.	$	$	$
Academy Securities, Inc.	$	$	$
Total	$ 214,864,000	$ 50,556,000	$ 44,939,000_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2017, before deducting expenses payable by the depositor (estimated at $[__], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, a mortgage loan seller, the holder of the Amazon Lakeland Companion Loan, the Raleigh Marriott City Center Companion Loan and 2851 Junction Companion Loan, the master servicer, the certificate administrator, the custodian, the certificate registrar, an initial holder of the Vertical RR Interest and the initial the Risk Retention Consultation Party under this securitization. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays, which is a sponsor and mortgage loan seller, the current holder of a portion of the Del Amo Fashion Center Companion Loans, 245 Park Avenue Companion Loans, Starwood Capital Group Hotel Portfolio Companion Loans, 225 & 233 Park Avenue South Companion Loans, iStar Leased Fee Portfolio Companion Loans and an initial holder of the Vertical RR Interest. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor and mortgage loan seller and the current holder of Save Mart Portfolio Companion Loans.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner and affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)      the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)     the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Barclays;

(3)      the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG, New York Branch; and

(4)     the payment by each of Rialto Mortgage and C3CM or, in each case, an affiliate thereof, to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller, or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Wells Fargo Securities, LLC, Barclays Capital Inc. and UBS Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the Issuing Entity (file number 333-206677-16)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206677) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports

on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE

2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,091 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”), will be deemed to have represented by its acquisition of such Offered Certificates that:

(1)     none of the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor or the asset representations reviewer, or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Offered Certificates by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, and at all times that the Plan is invested in the Offered Certificates will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Plan investing in the Offered Certificates in such capacity);

(2)      the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of Offered Certificates;

(3)      the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Offered Certificates;

(4)      none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Offered Certificates or to negotiate the terms of the Plan’s investment in the Offered Certificates; and

(5)      the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Offered Certificates; and (b) of the existence and nature of the Transaction Parties financial interests in the Plan’s acquisition of the Offered Certificates as described in this prospectus.

The above representations in this paragraph are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any Offered Certificates by any Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in July 2050. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three (3) NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two (2) NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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INDEX OF DEFINED TERMS

1
17g-5 Information Provider	407
1986 Act	588
1996 Act	565
2
2007-C5 Trust	353
2015 Budget Act	596
225 & 233 Park Avenue South PSA	242
245 Park Avenue Companion Loans	275
245 Park Avenue Controlling Noteholder	278
245 Park Avenue Intercreditor Agreement	276
245 Park Avenue Lead Securitization Companion Loans	276
245 Park Avenue Mortgage Loan	275
245 Park Avenue Noteholders	276
245 Park Avenue Pari Passu Companion Loans	275
245 Park Avenue Subordinate Companion Loans	275
245 Park Avenue Trust 2017-245P Certificate Administrator	276
245 Park Avenue Trust 2017-245P Depositor	276
245 Park Avenue Trust 2017-245P Master Servicer	276
245 Park Avenue Trust 2017-245P Operating Advisor	276
245 Park Avenue Trust 2017-245P Special Servicer	276
245 Park Avenue Trust 2017-245P Trustee	276
245 Park Avenue Trust 2017-245P TSA	276
3
30/360 Basis	445
4
401(c) Regulations	609
A
A Notes	269
AB Modified Loan	458
Accelerated Mezzanine Loan Lender	400
Acceptable Insurance Default	462
Acting General Counsel’s Letter	154
Actual/360 Basis	220
Actual/360 Loans	434
ADA	567
Additional Exclusions	462
Adjusted Release Amount	227
Administrative Cost Rate	382
ADR	161
Advances	429
Advisers Act	608
Affirmative Asset Review Vote	505
Aggregate Available Funds	374
Aggregate Excess Prepayment Interest Shortfall	393
Aggregate Gain-on-Sale Entitlement Amount	375
Aggregate Principal Distribution Amount	382
Allocated Appraisal Reduction Amount	455
Allocated Cumulative Appraisal Reduction Amount	458
Annual Debt Service	161
Anticipated Repayment Date	220
Appraisal Institute	304
Appraisal Reduction Amount	454
Appraisal Reduction Event	453
Appraised Value	162
Appraised-Out Class	459
ARCP	200
ARD Loan	220
ASR Consultation Process	478
Assessment of Compliance	543
Asset Representations Reviewer Asset Review Fee	452
Asset Representations Reviewer Fee	452
Asset Representations Reviewer Fee Rate	452
Asset Representations Reviewer Termination Event	510
Asset Representations Reviewer Upfront Fee	452
Asset Review	507
Asset Review Notice	506
Asset Review Quorum	505
Asset Review Report	508
Asset Review Report Summary	508
Asset Review Standard	507

Asset Review Trigger	504
Asset Review Vote Election	505
Asset Status Report	475
Assumed Certificate Coupon	364
Assumed Final Distribution Date	391
Assumed Scheduled Payment	384
Attestation Report	543
Available Funds	375
B
B Notes	269
Balloon Balance	162
Balloon or ARD LTV Ratio	167
Balloon or ARD Payment	167
BANK 2017-BNK5 PSA	242
Banking Act	154
Bankruptcy Code	558
Barclays	293
Barclays Data Tape	295
Barclays Mortgage Loans	295
Barclays Review Team	295
Barclays’ Qualification Criteria	296
Base Interest Fraction	389
BEA	196
BER	195
Borrower Party	399
Borrower Party Affiliate	399
Breach Notice	418
BRRD	134, 155
BXP 2017-GM Securitization	260
BXP 2017-GM TSA	242
C
C Notes	269
C(WUMP)O	20
C3CM	320
C3CM Mortgage Loans	320
C3MF	321
Cash Flow Analysis	162
CERCLA	565
Certificate Administrator/Trustee Fee	451
Certificate Administrator/Trustee Fee Rate	451
Certificate Balance	372
Certificate Owners	410
Certificateholder	401
Certificateholder Quorum	514
Certificateholder Repurchase Request	525
Certifying Certificateholder	412
C-III AM	351
C-III Capital Group	320
C-III Parent	320
Class A Certificates	372
Class A-SB Planned Principal Balance	384
Class X Certificates	372
Clearstream	409
Clearstream Participants	411
Closing Date	161, 293
CMBS	65
Code	585
Collateral Deficiency Amount	459
Collection Account	432
Collection Period	376
Communication Request	413
Companion A Notes	269
Companion B Notes	269
Companion Distribution Account	433
Companion Holder	242
Companion Holders	242
companion loan	51
Companion Loan Rating Agency	242
Companion Loans	158
Compensating Interest Payment	392
Constant Prepayment Rate	577
Constraining Level	363
Consultation Termination Event	491
Control Eligible Certificates	486
Control Note	243
Control Termination Event	491
Controlling Class	485
Controlling Class Certificateholder	485
Controlling Companion Loan	243
Controlling Holder	243
Corrected Loan	475
CPP	577
CPR	577
CPY	577
CRA	218
CRE Loans	309
Credit Risk Retention Rules	355
CREFC®	396
CREFC® Intellectual Property Royalty License Fee	453
CREFC® Intellectual Property Royalty License Fee Rate	453
CREFC® Reports	396
Cross-Over Date	379
Cumulative Appraisal Reduction Amount	458
Cure/Contest Period	508
Custodian	341

Cut-off Date	158
Cut-off Date Balance	164
Cut-off Date Loan-to-Value Ratio	165
Cut-off Date LTV Ratio	165
D
D Notes	269
D or @%(#)	169
D or GRTR of @% or YM(#)	169
D or YM(#)	169
D(#)	168
DAFC 2017-AMO TSA	243
DBJPM 2017-C6 PSA	243
Debt Service Coverage Ratio	165
Declaration	209
Defaulted Loan	482
Defeasance Deposit	225
Defeasance Loans	224
Defeasance Lock-Out Period	224
Defeasance Option	224
Definitive Certificate	408
Del Amo Fashion Center Companion Loans	269
Del Amo Fashion Center Directing Certificateholder	273
Del Amo Fashion Center Intercreditor Agreement	269
Del Amo Fashion Center Mortgage Loan	269
Del Amo Fashion Center Noteholders	269
Del Amo Fashion Center Pari Passu Companion Loans	269
Del Amo Fashion Center Servicer	270
Del Amo Fashion Center Special Servicer	270
Del Amo Fashion Center Subordinate Companion Loans	269
Del Amo Fashion Center Trustee	271
Del Amo Fashion Center Whole Loan	269
Delinquent Loan	505
Depositories	409
Determination Date	373
Dexia	311
Diligence File	416
Directing Certificateholder	485
Directing Certificateholder Asset Status Report Approval Process	477
Disclosable Special Servicer Fees	450
Discount Rate	390
Discount Yield	362
Dispute Resolution Consultation	528
Dispute Resolution Cut-off Date	527
Distribution Accounts	433
Distribution Date	373
Distribution Date Statement	396
District Court	342
Dodd-Frank Act	134
DOL	605
Draft CRR Amendment Regulation	134
DSCR	165
DTC	408
DTC Participants	409
DTC Rules	410
Due Date	219, 376
DYCD	178, 208
E
E Notes	269
EDGAR	604
Effective Gross Income	163
EIL	196
Eligible Asset Representations Reviewer	509
Eligible Operating Advisor	499
Enforcing Party	526
Enforcing Servicer	526
Environmental Condition	16
ESA	193
Escrow/Reserve Mitigating Circumstances	299
Estate	238
EU Risk Retention and Due Diligence Requirements	133
Euroclear	409
Euroclear Operator	411
Euroclear Participants	411
Exception Schedules	370
Excess Interest	373
Excess Interest Distribution Account	434
Excess Modification Fee Amount	446
Excess Modification Fees	444
Excess Prepayment Interest Shortfall	393
Exchange Act	293
Excluded Controlling Class Holder	399
Excluded Controlling Class Loan	400
Excluded Information	400
Excluded Loan	400
Excluded Plan	607
Excluded Special Servicer	514
Excluded Special Servicer Loan	514

Exemption	606
Exemption Rating Agency	606
F
FATCA	598
FDIA	152
FDIC	153
Federal Court Complaint	342
FIEL	22
Final Asset Status Report	477
Final Dispute Resolution Election Notice	528
Financial Promotion Order	19
FINRA	603
FIRREA	156
Fitch	345, 541
FPO Persons	19
FSMA	20
Fund	358
G
Gain-on-Sale Remittance Amount	376
Gain-on-Sale Reserve Account	434
Garn Act	566
General Motors Building Companion Loans	260
General Motors Building Directing Certificateholder	267
General Motors Building Intercreditor Agreement	261
General Motors Building Mortgage Loan	260
General Motors Building Non-Standalone Pari Passu Companion Loans	260
General Motors Building Noteholders	261
General Motors Building Pari Passu Companion Loans	260
General Motors Building Servicer	261
General Motors Building Special Servicer	261
General Motors Building Standalone Companion Loans	260
General Motors Building Standalone Pari Passu Companion Loans	260
General Motors Building Subordinate Companion Loans	260
General Motors Building Triggering Event of Default	261
General Motors Building Trustee	262
General Motors Building Whole Loan	260
GLA	166
Government Securities	222
Grantor Trust	373, 586
GRTR of @% or YM(#)	169
H
HIGH NET WORTH COMPANIES	19
High Net Worth Companies, Unincorporated Associations, Etc.	19
Holdco	358
horizontal risk retention certificates	59
Horizontal Risk Retention Certificates	355
Horizontal Risk Retention Percentage	355
I
Impermissible Risk Retention Affiliate	521
Impermissible TPP Affiliate	521
Indirect Participants	409
Initial Delivery Date	475
Initial Pool Balance	158
Initial Rate	220
Initial Requesting Certificateholder	525
In-Place Cash Management	166
Insolvency Act	154
Insurance and Condemnation Proceeds	433
Intercreditor Agreement	242
Interest Accrual Amount	382
Interest Accrual Period	382
Interest Distribution Amount	382
Interest Reserve Account	434
Interest Shortfall	382
Interested Person	483
Interest-Only Certificates	360
Interest-Only Expected Price	366
Interpolated Yield	361, 365
Investor Certification	400
IRS	238
K
KBRA	541
KeyBank	348

L
L(#)	168
Liquidation Fee	447
Liquidation Fee Rate	447
Liquidation Proceeds	433
Loan #58	311
Loan Per Unit	166
Loan Specific Directing Certificateholder	485
Lock-out Period	222
Long Island Prime Portfolio – Melville PSA	246
Loss of Value Payment	420
Lower-Tier Regular Interests	585
Lower-Tier REMIC	373, 585
LTV Ratio	164
LTV Ratio at Maturity or Anticipated Repayment Date	167
LTV Ratio at Maturity or ARD	167
M
MAI	421
Major Decision	487
Major Decision Reporting Package	486
MAS	21
Master Servicer Decision	465
Material Defect	418
Maturity Date Balloon or ARD Payment	167
MDEQ	196
MLPA	414
Modification Fees	445
Moody’s	346, 541
Morningstar	345
Mortgage	159
Mortgage File	414
Mortgage Loan	51
Mortgage Loans	158
Mortgage Note	159
Mortgage Pool	158
Mortgage Rate	382
Mortgaged Property	159
MSC 2017-H1 PSA	243
N
Net Mortgage Rate	381
Net Operating Income	167
NFA	603
NI 33-105	23
NOI Date	167
Non-Control Note	243
Non-Controlling Holder	243
Nonrecoverable Advance	430
Non-Serviced Certificate Administrator	243
Non-Serviced Companion Loan	244
Non-Serviced Companion Loans	52
Non-Serviced Directing Certificateholder	244
Non-Serviced Master Servicer	244
Non-Serviced Mortgage Loan	52, 244
Non-Serviced Pari Passu Whole Loan	245
Non-Serviced PSA	245
Non-Serviced Special Servicer	245
Non-Serviced Subordinate Companion Loan	245
Non-Serviced Trustee	245
Non-Serviced Whole Loan	52, 246
non-sponsor retained certificates	42
Non-Sponsor Retained Certificates	372
Non-Sponsor Retained Percentage	357
Non-U.S. Person	598
Notional Amount	373
NRA	167
NREPA	196
NRSRO	398
NRSRO Certification	401
NXS2 Special Servicer	311
O
O(#)	168
OCC	301
Occupancy As Of Date	168
Occupancy Rate	168
Offered Certificates	372
Ohio EPA	197
OID Regulations	589
OLA	154
Operating Advisor Annual Report	497
Operating Advisor Consultation Event	369, 492
Operating Advisor Consulting Fee	451
Operating Advisor Expenses	452
Operating Advisor Fee	451
Operating Advisor Fee Rate	451
Operating Advisor Standard	496
Operating Advisor Termination Event	501
Other Master Servicer	246
Other PSA	246

P
P&I Advance	428
P&I Advance Date	428
PACE	238
Pads	174
Par Purchase Price	481
pari passu companion loan	51
Pari Passu Companion Loans	158
Pari Passu Mortgage Loan	246
Park Bridge	369
Park Bridge Financial	354
Park Bridge Lender Services	354
Participants	409
Parties in Interest	605
Pass-Through Rate	380
Patriot Act	569
PCIS Persons	19
percentage allocation entitlement	42
Percentage Interest	374
Periodic Payments	374
Permitted Investments	374, 435
Permitted Special Servicer/Affiliate Fees	450
Piccinini Trust	238
PIPs	197
PL	304
Plan Fiduciary	608
Plans	604
PML	304, 326, 6
PRC	20
Preferred Equity Holder	241
Preliminary Dispute Resolution Election Notice	527
Prepayment Assumption	590
Prepayment Interest Excess	391
Prepayment Interest Shortfall	392
Prepayment Premium	390
Prepayment Provisions	168
Prime Finance	358
Prime Rate	432
Principal Balance Certificates	372
Principal Distribution Amount	383
Principal Shortfall	384
Privileged Information	500
Privileged Information Exception	500
Privileged Person	398
Professional Investors	21
Prohibited Prepayment	392
Promotion of Collective Investment Schemes Exemptions Order	19
Proposed Course of Action	527
Proposed Course of Action Notice	526
Prospectus	20
Prospectus Directive	18
PSA	371
PSA Party Repurchase Request	526
PTCE	609
Purchase Price	420
Q
Qualification Criteria	309, 319
Qualified Investor	18
Qualified Investors	18
Qualified Replacement Special Servicer	515
Qualified Substitute Mortgage Loan	421
Qualifying CRE Loan Percentage	356
R
RAC No-Response Scenario	540
Rated Final Distribution Date	391
Rating Agencies	541
Rating Agency Confirmation	541
RCS	200
REA	76
Realized Loss	394
REC	193
Record Date	374
Registration Statement	603
Regular Certificates	372
Regular Interestholder	589
Regular Interests	586
Regulation AB	543
Reimbursement Rate	432
Related Proceeds	431
Release Date	224
Release Parcel	228
Relevant Institutions	155
Relevant Member State	18
Relevant Persons	19
Relief Act	568
Remaining Term to Maturity or ARD	169
REMIC	585
REMIC Prohibition Period	222
REMIC Regulations	585
REO Account	435
REO Loan	386
REO Property	474
Repurchase Request	526
Requesting Certificateholder	528
Requesting Holders	460
Requesting Investor	413

Requesting Party	540
Required Credit Risk Retention Percentage	356
Requirements	568
Residual Certificates	372
Resolution Authorities	155
Resolution Authority	134
Resolution Failure	526
Resolved	526
Restricted Group	606
Restricted Party	500
Retaining Parties	356
Retaining Sponsor	355
Retaining Third Party Purchaser	358
Review Materials	506
Revised Rate	220
RevPAR	169
Rialto Mortgage	312
Rialto Mortgage Data Tape	318
Rialto Mortgage Loans	313
Rialto Mortgage Review Team	318
Risk Retention Affiliate	499
Risk Retention Affiliated	499
Risk Retention Consultation Party	399
RMBS	342
ROFO	211
ROFR	211
Rooms	174
Rule 15Ga-1 Reporting Period	309
Rule 17g-5	402
S
S&P	345
Save Mart	238
Save Mart Portfolio Control Appraisal Period	290
Save Mart Portfolio Control Note	281
Save Mart Portfolio Controlling Subordinate Companion Noteholder	282
Save Mart Portfolio Intercreditor Agreement	281
Save Mart Portfolio Major Decision	287
Save Mart Portfolio Mortgage Loan	281
Save Mart Portfolio Mortgaged Properties	281
Save Mart Portfolio Non-Control Notes	281
Save Mart Portfolio Noteholders	281
Save Mart Portfolio Pari Passu Companion Loans	281
Save Mart Portfolio Pari Passu Companion Noteholders	282
Save Mart Portfolio Senior Loans	281
Save Mart Portfolio Sequential Pay Event	283
Save Mart Portfolio Subordinate Companion Loan	281
Save Mart Portfolio Subordinate Companion Noteholder	282
Save Mart Portfolio Threshold Event Collateral	290
Save Mart Portfolio Whole Loan	281
Save Mart Portfolio Whole Loan Directing Holder	290
Scheduled Certificate Interest Payments	364
Scheduled Certificate Principal Payments	360
Scheduled Principal Distribution Amount	383
Schwab ROFO	209
SEC	293
Securities Act	543
Securitization Accounts	371, 435
Securitization Framework	134
Securitization Regulation	134
SEL	304
Senior Certificates	372
Serviced Companion Loan	246
serviced mortgage loan	52
Serviced Mortgage Loan	246
Serviced Pari Passu Companion Loan	246
Serviced Pari Passu Companion Loan Securities	518
Serviced Pari Passu Mortgage Loan	246
serviced whole loan	51, 52
Serviced Whole Loan	246
Servicer Termination Event	517
Servicing Advances	429
Servicing Fee	443
Servicing Fee Rate	443
Servicing Shift Master Servicer	52
Servicing Shift Mortgage Loan	51, 246
Servicing Shift Pooling and Servicing Agreement	52
Servicing Shift PSA	247
Servicing Shift Securitization Date	52, 247
Servicing Shift Special Servicer	52
Servicing Shift Whole Loan	51, 247
Servicing Standard	426
SF	169
SFA	21

SFO	20
Similar Law	604
SIPC	603
SMMEA	610
Special Servicing Fee	446
Special Servicing Fee Rate	446
Specially Serviced Loans	472
Sq. Ft.	169
Square Feet	169
SRB	156
SSM	156
Standiford	238
Startup Day	586
State Court Complaint	342
Stated Principal Balance	384
Structured Product	20
Structuring Assumptions	577
Subordinate Certificates	372
Subordinate Companion Loan	247
Subordinate Companion Loans	158
Subsequent Asset Status Report	475
Sub-Servicing Agreement	427
Swap-Priced Expected Price	364
Swap-Priced Principal Balance Certificates	360
T
T-12	169
Target Price	363
tax matters persons	596
TCID	217
TCID Revenue	217
Term to Maturity	169
Termination Purchase Amount	545
Terms and Conditions	411
Tests	507
Third Party Purchaser	355
TIF	218
Title V	567
TMPs	596
Total Operating Expenses	163
Transaction Parties	608
TRIPRA	97
Trust	338
Trust A Note	269
Trust B Note	269
Trust REMICs	373, 585
TTM	169
U
U.S. Bank	311
U.S. Person	598
U/W DSCR	165
U/W Expenses	169
U/W NCF	170
U/W NCF Debt Yield	172
U/W NCF DSCR	165
U/W NOI	172
U/W NOI Debt Yield	173
U/W NOI DSCR	173
U/W Revenues	173
UBS 2017-C1 Asset Representations Reviewer	282
UBS 2017-C1 Certificate Administrator	282
UBS 2017-C1 Depositor	282
UBS 2017-C1 Directing Holder	286
UBS 2017-C1 Master Servicer	282
UBS 2017-C1 Operating Advisor	282
UBS 2017-C1 PSA	247
UBS 2017-C1 Save Mart Portfolio Special Servicer	282
UBS 2017-C1 Special Servicer	282
UBS 2017-C1 Trust	281
UBS 2017-C1 Trustee	282
UBS AG, New York Branch	331
UBS AG, New York Branch Data Tape	333
UBS AG, New York Branch Deal Team	332
UBS AG, New York Branch Mortgage Loans	332
UBS Qualification Criteria	334
UBSRES	331
UCC	346, 553
UK Bank	154
Underwriter Entities	121
Underwriting Agreement	600
Underwritten Debt Service Coverage Ratio	165
Underwritten Expenses	169
Underwritten NCF	170
Underwritten NCF Debt Yield	172
Underwritten Net Cash Flow	170
Underwritten Net Cash Flow Debt Service Coverage Ratio	165
Underwritten Net Operating Income	172
Underwritten Net Operating Income Debt Service Coverage Ratio	173
Underwritten NOI	172
Underwritten NOI Debt Yield	173
Underwritten Revenues	173

UNINCORPORATED ASSOCIATIONS	19
Units	174
Unscheduled Principal Distribution Amount	383
Unsolicited Information	507
Upper-Tier REMIC	373, 585
USAO-SDNY	200
V
Vertical Retained Certificate Available Funds	356
Vertical Retained Certificate Gain-on-Sale Remittance Amount	356
Vertical Retained Certificate Gain-on-Sale Reserve Account	434
Vertical Retained Certificate Interest Distribution Amount	357
Vertical Retained Certificate Principal Distribution Amount	357
Vertical Retained Certificate Realized Loss	358
Vertical Retained Percentage	355
Vertical Retaining Parties	356
Vertical Risk Retention Allocation Percentage	358
Vertical RR Interest	372
Volcker Rule	135
Voting Rights	408
W
WAC Rate	381
Wachovia Bank	301
Walgreens	179
Weighted Average Mortgage Rate	174
weighted averages	174
Wells Fargo Bank	300
Wells Fargo Bank Data Tape	307
Wells Fargo Bank Deal Team	307
WFCM 2017-RB1 Special Servicer	351
whole loan	51
Whole Loan	158
Withheld Amounts	434
Woodlands ROFO	210
Workout Fee	446
Workout Fee Rate	446
Workout-Delayed Reimbursement Amount	432
WTNA	339
Y
Yield Maintenance Charge	390
Yield-Priced Expected Price	367
Yield-Priced Principal Balance Certificates	360
YM(#)	168

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units (2)	Unit of Measure (2)
1	General Motors Building	WFB		767 Fifth Avenue	New York	NY	10153	Office	CBD	1968	2005	1,989,983	Sq. Ft.
2	Del Amo Fashion Center	WFB/Barclays		3525 West Carson Street	Torrance	CA	90503	Retail	Super Regional Mall	1961	2017	1,769,525	Sq. Ft.
3	245 Park Avenue	Barclays		245 Park Avenue	New York	NY	10167	Office	CBD	1965	2006	1,723,993	Sq. Ft.
4	Starwood Capital Group Hotel Portfolio	Barclays		Various	Various	Various	Various	Hospitality	Various	Various	Various	6,366	Rooms
4.01	Larkspur Landing Sunnyvale	Barclays		748 North Mathilda Avenue	Sunnyvale	CA	94085	Hospitality	Extended Stay	2000		126	Rooms
4.02	Larkspur Landing Milpitas	Barclays		40 Ranch Drive	Milpitas	CA	95035	Hospitality	Extended Stay	1998		124	Rooms
4.03	Larkspur Landing Campbell	Barclays		550 West Hamilton Avenue	Campbell	CA	95008	Hospitality	Extended Stay	2000		117	Rooms
4.04	Larkspur Landing San Francisco	Barclays		690 Gateway Boulevard	South San Francisco	CA	94080	Hospitality	Extended Stay	1999		111	Rooms
4.05	Larkspur Landing Pleasanton	Barclays		5535 Johnson Drive	Pleasanton	CA	94588	Hospitality	Extended Stay	1997		124	Rooms
4.06	Larkspur Landing Bellevue	Barclays		15805 Southeast 37th Street	Bellevue	WA	98006	Hospitality	Extended Stay	1998		126	Rooms
4.07	Larkspur Landing Sacramento	Barclays		555 Howe Avenue	Sacramento	CA	95825	Hospitality	Extended Stay	1998		124	Rooms
4.08	Hampton Inn Ann Arbor North	Barclays		2300 Green Road	Ann Arbor	MI	48105	Hospitality	Limited Service	1988	2015	129	Rooms
4.09	Larkspur Landing Hillsboro	Barclays		3133 Northeast Shute Road	Hillsboro	OR	97124	Hospitality	Extended Stay	1997		124	Rooms
4.10	Larkspur Landing Renton	Barclays		1701 East Valley Road	Renton	WA	98057	Hospitality	Extended Stay	1998		127	Rooms
4.11	Holiday Inn Arlington Northeast Rangers Ballpark	Barclays		1311 Wet ’n Wild Way	Arlington	TX	76011	Hospitality	Full Service	2008	2013	147	Rooms
4.12	Residence Inn Toledo Maumee	Barclays		1370 Arrowhead Drive	Maumee	OH	43537	Hospitality	Extended Stay	2008	2016	108	Rooms
4.13	Residence Inn Williamsburg	Barclays		1648 Richmond Road	Williamsburg	VA	23185	Hospitality	Extended Stay	1999	2012	108	Rooms
4.14	Hampton Inn Suites Waco South	Barclays		2501 Marketplace Drive	Waco	TX	76711	Hospitality	Limited Service	2008	2013	123	Rooms
4.15	Holiday Inn Louisville Airport Fair Expo	Barclays		447 Farmington Avenue	Louisville	KY	40209	Hospitality	Full Service	2008		106	Rooms
4.16	Courtyard Tyler	Barclays		7424 South Broadway Avenue	Tyler	TX	75703	Hospitality	Limited Service	2010	2016	121	Rooms
4.17	Hilton Garden Inn Edison Raritan Center	Barclays		50 Raritan Center Parkway	Edison	NJ	08837	Hospitality	Limited Service	2002	2014	132	Rooms
4.18	Hilton Garden Inn St Paul Oakdale	Barclays		420 Inwood Avenue North	Oakdale	MN	55128	Hospitality	Limited Service	2005	2013	116	Rooms
4.19	Residence Inn Grand Rapids West	Barclays		3451 Rivertown Point Court Southwest	Grandville	MI	49418	Hospitality	Extended Stay	2000	2017	90	Rooms
4.20	Peoria, AZ Residence Inn	Barclays		8435 West Paradise Lane	Peoria	AZ	85382	Hospitality	Extended Stay	1998	2013	90	Rooms
4.21	Hampton Inn Suites Bloomington Normal	Barclays		320 South Towanda Avenue	Normal	IL	61761	Hospitality	Limited Service	2007	2015	128	Rooms
4.22	Courtyard Chico	Barclays		2481 Carmichael Drive	Chico	CA	95928	Hospitality	Limited Service	2005	2015	90	Rooms
4.23	Hampton Inn Suites South Bend	Barclays		52709 Indiana State Road 933	South Bend	IN	46637	Hospitality	Limited Service	1997	2014	117	Rooms
4.24	Hampton Inn Suites Kokomo	Barclays		2920 South Reed Road	Kokomo	IN	46902	Hospitality	Limited Service	1997	2013	105	Rooms
4.25	Courtyard Wichita Falls	Barclays		3800 Tarry Street	Wichita Falls	TX	76308	Hospitality	Limited Service	2009	2017	93	Rooms
4.26	Hampton Inn Morehead	Barclays		4035 Arendell Street	Morehead City	NC	28557	Hospitality	Limited Service	1991	2017	118	Rooms
4.27	Residence Inn Chico	Barclays		2485 Carmichael Drive	Chico	CA	95928	Hospitality	Extended Stay	2005	2014	78	Rooms
4.28	Courtyard Lufkin	Barclays		2130 South First Street	Lufkin	TX	75901	Hospitality	Limited Service	2009	2017	101	Rooms
4.29	Hampton Inn Carlisle	Barclays		1164 Harrisburg Pike	Carlisle	PA	17013	Hospitality	Limited Service	1997	2014	97	Rooms
4.30	Springhill Suites Williamsburg	Barclays		1644 Richmond Road	Williamsburg	VA	23185	Hospitality	Limited Service	2002	2012	120	Rooms
4.31	Fairfield Inn Bloomington	Barclays		120 South Fairfield Drive	Bloomington	IN	47404	Hospitality	Limited Service	1995	2015	105	Rooms
4.32	Waco Residence Inn	Barclays		501 South University Parks Drive	Waco	TX	76706	Hospitality	Extended Stay	1997	2012	78	Rooms
4.33	Holiday Inn Express Fishers	Barclays		9791 North by Northeast Boulevard	Fishers	IN	46037	Hospitality	Limited Service	2000	2012	115	Rooms
4.34	Larkspur Landing Folsom	Barclays		121 Iron Point Road	Folsom	CA	95630	Hospitality	Extended Stay	2000		84	Rooms
4.35	Springhill Suites Chicago Naperville Warrenville	Barclays		4305 Weaver Parkway	Warrenville	IL	60555	Hospitality	Limited Service	1997	2013	128	Rooms
4.36	Holiday Inn Express & Suites Paris	Barclays		3025 Northeast Loop 286	Paris	TX	75460	Hospitality	Limited Service	2009		84	Rooms
4.37	Toledo Homewood Suites	Barclays		1410 Arrowhead Road	Maumee	OH	43537	Hospitality	Extended Stay	1997	2014	78	Rooms
4.38	Grand Rapids Homewood Suites	Barclays		3920 Stahl Drive Southeast	Grand Rapids	MI	49546	Hospitality	Extended Stay	1997	2013	78	Rooms
4.39	Fairfield Inn Laurel	Barclays		13700 Baltimore Avenue	Laurel	MD	20707	Hospitality	Limited Service	1988	2013	109	Rooms
4.40	Cheyenne Fairfield Inn and Suites	Barclays		1415 Stillwater Avenue	Cheyenne	WY	82009	Hospitality	Limited Service	1994	2013	60	Rooms
4.41	Courtyard Akron Stow	Barclays		4047 Bridgewater Parkway	Stow	OH	44224	Hospitality	Limited Service	2005	2014	101	Rooms
4.42	Towneplace Suites Bloomington	Barclays		105 South Franklin Road	Bloomington	IN	47404	Hospitality	Extended Stay	2000	2013	83	Rooms
4.43	Larkspur Landing Roseville	Barclays		1931 Taylor Road	Roseville	CA	95661	Hospitality	Extended Stay	1999		90	Rooms
4.44	Hampton Inn Danville	Barclays		97 Old Valley School Road	Danville	PA	17821	Hospitality	Limited Service	1998	2013	71	Rooms
4.45	Holiday Inn Norwich	Barclays		10 Laura Boulevard	Norwich	CT	06360	Hospitality	Full Service	1975	2013	135	Rooms
4.46	Hampton Inn Suites Longview North	Barclays		3044 North Eastman Road	Longview	TX	75605	Hospitality	Limited Service	2008	2013	91	Rooms
4.47	Springhill Suites Peoria Westlake	Barclays		2701 West Lake Avenue	Peoria	IL	61615	Hospitality	Limited Service	2000	2013	124	Rooms
4.48	Hampton Inn Suites Buda	Barclays		1201 Cabelas Drive	Buda	TX	78610	Hospitality	Limited Service	2008		74	Rooms
4.49	Shawnee Hampton Inn	Barclays		4851 North Kickapoo	Shawnee	OK	74804	Hospitality	Limited Service	1996	2013	63	Rooms
4.50	Racine Fairfield Inn	Barclays		6421 Washington Avenue	Racine	WI	53406	Hospitality	Limited Service	1991	2016	62	Rooms
4.51	Hampton Inn Selinsgrove Shamokin Dam	Barclays		3 Stetler Avenue	Shamokin Dam	PA	17876	Hospitality	Limited Service	1996	2013	75	Rooms
4.52	Holiday Inn Express & Suites Terrell	Barclays		300 Tanger Drive	Terrell	TX	75160	Hospitality	Limited Service	2007	2013	68	Rooms
4.53	Westchase Homewood Suites	Barclays		2424 Rogerdale Road	Houston	TX	77042	Hospitality	Extended Stay	1998	2016	96	Rooms
4.54	Holiday Inn Express & Suites Tyler South	Barclays		2421 East Southeast Loop 323	Tyler	TX	75701	Hospitality	Limited Service	2000	2015	88	Rooms
4.55	Holiday Inn Express & Suites Huntsville	Barclays		148 Interstate 45 South	Huntsville	TX	77340	Hospitality	Limited Service	2008	2013	87	Rooms
4.56	Hampton Inn Sweetwater	Barclays		302 Southeast Georgia Avenue	Sweetwater	TX	79556	Hospitality	Limited Service	2009		72	Rooms
4.57	Comfort Suites Buda Austin South	Barclays		15295 South Interstate 35 Building 800	Buda	TX	78610	Hospitality	Limited Service	2009		72	Rooms
4.58	Fairfield Inn & Suites Weatherford	Barclays		175 Alford Drive	Weatherford	TX	76086	Hospitality	Limited Service	2009	2016	86	Rooms
4.59	Holiday Inn Express & Suites Altus	Barclays		2812 East Broadway Street	Altus	OK	73521	Hospitality	Limited Service	2008	2013	68	Rooms
4.60	Comfort Inn & Suites Paris	Barclays		3035 Northeast Loop 286	Paris	TX	75460	Hospitality	Limited Service	2009		56	Rooms
4.61	Hampton Inn Suites Decatur	Barclays		110 US-287	Decatur	TX	76234	Hospitality	Limited Service	2008	2013	74	Rooms
4.62	Holiday Inn Express & Suites Texarkana East	Barclays		5210 Crossroads Parkway	Texarkana	AR	71854	Hospitality	Limited Service	2009		88	Rooms
4.63	Mankato Fairfield Inn	Barclays		141 Apache Place	Mankato	MN	56001	Hospitality	Limited Service	1997	2016	61	Rooms
4.64	Candlewood Suites Texarkana	Barclays		2901 South Cowhorn Creek Loop	Texarkana	TX	75503	Hospitality	Extended Stay	2009	2014	80	Rooms
4.65	Country Inn & Suites Houston Intercontinental Airport East	Barclays		20611 Highway 59	Humble	TX	77338	Hospitality	Limited Service	2001	2017	62	Rooms
5	Long Island Prime Portfolio - Melville	Barclays		Various	Melville	NY	11747	Office	Suburban	Various	Various	776,720	Sq. Ft.
5.01	68 South Service Road	Barclays		68 South Service Road	Melville	NY	11747	Office	Suburban	2006		323,292	Sq. Ft.
5.02	58 South Service Road	Barclays		58 South Service Road	Melville	NY	11747	Office	Suburban	2002		309,262	Sq. Ft.
5.03	48 South Service Road	Barclays		48 South Service Road	Melville	NY	11747	Office	Suburban	1986	1998	144,166	Sq. Ft.
6	225 & 233 Park Avenue South	Barclays		225 & 233 Park Avenue South	New York	NY	10003	Office	CBD	1909	2017	675,756	Sq. Ft.
7	Market Street -The Woodlands	WFB		9595 Six Pines Drive	The Woodlands	TX	77380	Retail	Lifestyle Center	2004	2012	492,082	Sq. Ft.
8	iStar Leased Fee Portfolio	Barclays		Various	Various	Various	Various	Other	Leased Fee	Various	Various	Various	Various
8.01	Hilton Salt Lake	Barclays		255 South West Temple	Salt Lake City	UT	84101	Other	Leased Fee	1983	2012	499	Rooms
8.02	DoubleTree Seattle Airport	Barclays		18740 International Boulevard	Seattle	WA	98188	Other	Leased Fee	1969	2011	850	Rooms
8.03	DoubleTree Mission Valley	Barclays		7450 Hazard Center Drive	San Diego	CA	92108	Other	Leased Fee	1991	2012	300	Rooms
8.04	One Ally Center	Barclays		500 Woodward Avenue	Detroit	MI	48226	Other	Leased Fee	1992		957,355	Sq. Ft.
8.05	DoubleTree Sonoma	Barclays		1 Doubletree Drive	Rohnert Park	CA	94928	Other	Leased Fee	1987	2016	245	Rooms
8.06	DoubleTree Durango	Barclays		501 Camino Del Rio	Durango	CO	81301	Other	Leased Fee	1986	2009	159	Rooms
8.07	Northside Forsyth Hospital Medical Center	Barclays		4150 Deputy Bill Cantrell Memorial Road	Cumming	GA	30040	Other	Leased Fee	2017		92,573	Sq. Ft.
8.08	NASA/JPSS Headquarters	Barclays		7700 and 7720 Hubble Drive	Lanham	MD	20706	Other	Leased Fee	1994		120,000	Sq. Ft.
8.09	Dallas Market Center: Sheraton Suites	Barclays		2101 North Stemmons Freeway	Dallas	TX	75207	Other	Leased Fee	1989	2017	251	Rooms
8.10	Dallas Market Center: Marriott Courtyard	Barclays		2150 Market Center Boulevard	Dallas	TX	75207	Other	Leased Fee	1989	2015	184	Rooms
8.11	The Buckler Apartments	Barclays		401 West Michigan Street	Milwaukee	WI	53203	Other	Leased Fee	1977	2016	207	Units
8.12	Lock-Up Self Storage Facility	Barclays		221 American Boulevard West	Bloomington	MN	55420	Other	Leased Fee	2008		104,000	Sq. Ft.
9	Valley Creek Corporate Center	Barclays		220, 222 and 224 Valley Creek Boulevard	Exton	PA	19341	Office	Suburban	2002		259,497	Sq. Ft.
10	Amazon Lakeland	WFB		1760 County Line Road	Lakeland	FL	33811	Industrial	Warehouse	2014		1,016,080	Sq. Ft.
11	ExchangeRight Net Leased Portfolio #16	Barclays		Various	Various	Various	Various	Retail	Single Tenant	Various	Various	260,099	Sq. Ft.
11.01	Walgreens - St. Louis, MO	Barclays		11590 Gravois Road	Saint Louis	MO	63126	Retail	Single Tenant	2001		15,120	Sq. Ft.
11.02	Hobby Lobby - Mansfield, TX	Barclays		120 South US Highway 287	Mansfield	TX	76063	Retail	Single Tenant	2017		55,000	Sq. Ft.
11.03	Walgreens - North Ridgeville, OH	Barclays		33760 Center Ridge Road	North Ridgeville	OH	44039	Retail	Single Tenant	2005		14,490	Sq. Ft.
11.04	Walgreens - Hammond, IN	Barclays		6510 Columbia Avenue	Hammond	IN	46320	Retail	Single Tenant	1998		13,905	Sq. Ft.
11.05	Tractor Supply - Royse City, TX	Barclays		772 Interstate Highway 30	Royse City	TX	75189	Retail	Single Tenant	2017		21,930	Sq. Ft.

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units (2)	Unit of Measure (2)
11.06	Tractor Supply - Kuna, ID	Barclays		817 North Meridian Road	Kuna	ID	83634	Retail	Single Tenant	2016		21,999	Sq. Ft.
11.07	Walgreens - Baytown, TX	Barclays		2000 Garth Road	Baytown	TX	77520	Retail	Single Tenant	1999		13,905	Sq. Ft.
11.08	Dollar General - Washington, PA	Barclays		710 Jefferson Avenue	Washington	PA	15301	Retail	Single Tenant	2017		10,542	Sq. Ft.
11.09	Dollar General - Tampa, FL	Barclays		3005 West Columbus Drive	Tampa	FL	33706	Retail	Single Tenant	2013		9,100	Sq. Ft.
11.10	Dollar General - Butler, PA	Barclays		521 Evans City Road	Butler	PA	16001	Retail	Single Tenant	2015		9,100	Sq. Ft.
11.11	Dollar General - Jermyn, PA	Barclays		203 South Washington Avenue	Jermyn	PA	18433	Retail	Single Tenant	2015		9,002	Sq. Ft.
11.12	Dollar General - Leesport, PA	Barclays		15 North Centre Avenue	Leesport	PA	19533	Retail	Single Tenant	2015		9,026	Sq. Ft.
11.13	Dollar General - Evansville, IN	Barclays		3220 Mariner Drive	Evansville	IN	47711	Retail	Single Tenant	2009		9,014	Sq. Ft.
11.14	Family Dollar - Baton Rouge, LA	Barclays		6910 Mickens Road	Baton Rouge	LA	70811	Retail	Single Tenant	2017		8,320	Sq. Ft.
11.15	Sherwin Williams - Peoria, IL	Barclays		1022 West Pioneer Parkway	Peoria	IL	61615	Retail	Single Tenant	1987		9,520	Sq. Ft.
11.16	Dollar General - Baton Rouge, LA	Barclays		8228 Hooper Road	Baton Rouge	LA	70811	Retail	Single Tenant	2017		9,026	Sq. Ft.
11.17	Advance Auto Parts - Normal, IL	Barclays		1309 South Main Street	Normal	IL	61761	Retail	Single Tenant	2003		7,000	Sq. Ft.
11.18	Advance Auto Parts - Zion, IL	Barclays		2024 Sheridan Road	Zion	IL	60099	Retail	Single Tenant	1992		6,500	Sq. Ft.
11.19	Advance Auto Parts - St. Louis, MO	Barclays		6212 Morganford Road	Saint Louis	MO	63116	Retail	Single Tenant	1946	1997	7,600	Sq. Ft.
12	Raleigh Marriott City Center	WFB		500 Fayetteville Street	Raleigh	NC	27601	Hospitality	Full Service	2008	2017	400	Rooms
13	2851 Junction	WFB		2851 Junction Avenue	San Jose	CA	95134	Office	Suburban	2002	2014	155,613	Sq. Ft.
14	123 William Street	Barclays		123 William Street	New York	NY	10038	Office	CBD	1912	2016	545,216	Sq. Ft.
15	Banner Bank	WFB		950 West Bannock Street	Boise	ID	83702	Office	Suburban	2006		176,149	Sq. Ft.
16	AmberGlen Corporate Center	Barclays		Various	Hillsboro	OR	97006	Office	Suburban	Various		198,726	Sq. Ft.
16.01	2430 NW 206th	Barclays		2430 Northwest 206th Avenue	Hillsboro	OR	97006	Office	Suburban	1998		61,814	Sq. Ft.
16.02	1195 NW Compton Drive	Barclays		1195 North West Compton Drive	Hillsboro	OR	97006	Office	Suburban	2002		72,242	Sq. Ft.
16.03	2345 NW Amberbrook	Barclays		2345 Northwest Amberbrook Drive	Hillsboro	OR	97006	Office	Suburban	1998		64,670	Sq. Ft.
17	Highland Park Mixed Use	RMF		799 Central Avenue	Highland Park	IL	60035	Mixed Use	Retail/Office	2003	2016	57,728	Sq. Ft.
18	Raley’s Towne Centre	WFB		10-190, 310-400, 450, 500-540, 590 and 600-640 Raley’s Town Center	Rohnert Park	CA	94928	Retail	Anchored	1980	2016	142,591	Sq. Ft.
19	Save Mart Portfolio	UBSAG		Various	Various	CA	Various	Retail	Single Tenant	Various	Various	1,733,239	Sq. Ft.
19.01	Lucky - San Francisco	UBSAG		1515 Sloat Boulevard	San Francisco	CA	94132	Retail	Single Tenant	1993		49,188	Sq. Ft.
19.02	Lucky - San Bruno	UBSAG		1322 El Camino Real	San Bruno	CA	94066	Retail	Single Tenant	1989		56,280	Sq. Ft.
19.03	Lucky California - Daly City	UBSAG		6843 Mission Street	Daly City	CA	94015	Retail	Single Tenant	1996		61,881	Sq. Ft.
19.04	Lucky - San Jose I	UBSAG		3270 South White Road	San Jose	CA	95148	Retail	Single Tenant	1985		52,659	Sq. Ft.
19.05	Lucky - San Jose II	UBSAG		565 West Capitol Expressway	San Jose	CA	95136	Retail	Single Tenant	1996		59,907	Sq. Ft.
19.06	Lucky - San Leandro	UBSAG		1300 Fairmont Drive	San Leandro	CA	94578	Retail	Single Tenant	1982		58,526	Sq. Ft.
19.07	Dick’s Sporting Goods - Folsom	UBSAG		1003 East Bidwell Street	Folsom	CA	95630	Retail	Single Tenant	1990		49,517	Sq. Ft.
19.08	Lucky - Concord	UBSAG		5190 Clayton Road	Concord	CA	94521	Retail	Single Tenant	2000		61,447	Sq. Ft.
19.09	FoodMaxx - Antioch	UBSAG		4500 Lone Tree Way	Antioch	CA	94531	Retail	Single Tenant	1996		60,154	Sq. Ft.
19.10	Lucky - Hollister	UBSAG		291 McCray Street	Hollister	CA	95023	Retail	Single Tenant	1995		62,078	Sq. Ft.
19.11	Save Mart - Modesto	UBSAG		801 Oakdale Road	Modesto	CA	95355	Retail	Single Tenant	2001		54,605	Sq. Ft.
19.12	Dick’s Sporting Goods - Salinas	UBSAG		1223 North Davis Road	Salinas	CA	93907	Retail	Single Tenant	1997	2012	62,246	Sq. Ft.
19.13	Save Mart - Clovis	UBSAG		1157 North Willow Street	Clovis	CA	93611	Retail	Single Tenant	2002		50,918	Sq. Ft.
19.14	Save Mart - Grass Valley	UBSAG		2054 Nevada City Highway	Grass Valley	CA	95945	Retail	Single Tenant	1990		43,737	Sq. Ft.
19.15	FoodMaxx - Sacramento	UBSAG		3291 Truxel Road	Sacramento	CA	95833	Retail	Single Tenant	1987	2012	51,316	Sq. Ft.
19.16	Lucky - Hayward I	UBSAG		25151 Santa Clara Street	Hayward	CA	94544	Retail	Single Tenant	1990		45,579	Sq. Ft.
19.17	Save Mart - Auburn	UBSAG		386 Elm Avenue	Auburn	CA	95603	Retail	Single Tenant	1980	1996	43,768	Sq. Ft.
19.18	Save Mart - Tracy	UBSAG		875 South Tracy Boulevard	Tracy	CA	95376	Retail	Single Tenant	1997		62,236	Sq. Ft.
19.19	S-Mart - Lodi	UBSAG		530 West Lodi Avenue	Lodi	CA	95240	Retail	Single Tenant	1996		50,342	Sq. Ft.
19.20	Save Mart - Chico	UBSAG		146 West East Avenue	Chico	CA	95926	Retail	Single Tenant	1989	2001	42,294	Sq. Ft.
19.21	Save Mart - Fresno I	UBSAG		5750 North First Street	Fresno	CA	93710	Retail	Single Tenant	1994		58,360	Sq. Ft.
19.22	Lucky - San Jose III	UBSAG		2027 Camden Avenue	San Jose	CA	95124	Retail	Single Tenant	1990		49,103	Sq. Ft.
19.23	Save Mart - Roseville	UBSAG		5060 Foothills Boulevard	Roseville	CA	95678	Retail	Single Tenant	1995		53,248	Sq. Ft.
19.24	Lucky - Vacaville I	UBSAG		777 East Monte Vista Avenue	Vacaville	CA	95688	Retail	Single Tenant	1988		42,630	Sq. Ft.
19.25	Save Mart - Elk Grove	UBSAG		9160 Elk Grove Florin Road	Elk Grove	CA	95624	Retail	Single Tenant	1994		45,641	Sq. Ft.
19.26	Save Mart - Fresno II	UBSAG		4043 West Clinton Avenue	Fresno	CA	93722	Retail	Single Tenant	1996		50,245	Sq. Ft.
19.27	Lucky - Sand City	UBSAG		2000 California Avenue	Sand City	CA	93955	Retail	Single Tenant	1996		62,501	Sq. Ft.
19.28	Lucky - Vacaville II	UBSAG		1979 Peabody Road	Vacaville	CA	95687	Retail	Single Tenant	2003		44,745	Sq. Ft.
19.29	Lucky - Hayward	UBSAG		22555 Mission Boulevard	Hayward	CA	94541	Retail	Single Tenant	2001		61,454	Sq. Ft.
19.30	Save Mart - Kingsburg	UBSAG		909 Sierra Street	Kingsburg	CA	93631	Retail	Single Tenant	1999		41,368	Sq. Ft.
19.31	Save Mart - Sacramento	UBSAG		7960 Gerber Road	Sacramento	CA	95828	Retail	Single Tenant	1990		49,629	Sq. Ft.
19.32	Lucky - Santa Rosa	UBSAG		150 Bicentennial Way	Santa Rosa	CA	95403	Retail	Single Tenant	1998		55,044	Sq. Ft.
19.33	Save Mart - Jackson	UBSAG		11980 State Highway 88	Jackson	CA	95642	Retail	Single Tenant	1994		40,593	Sq. Ft.
20	TownePlace Suites - Boynton Beach	CIIICM		2450 Quantum Boulevard	Boynton Beach	FL	33426	Hospitality	Extended Stay	2016		116	Rooms
21	Fairlane Meadows	RMF		16201 Ford Road	Dearborn	MI	48126	Retail	Anchored	1987	2015	157,225	Sq. Ft.
22	TownePlace Suites-VA	WFB		Various	Various	VA	Various	Hospitality	Extended Stay	Various	2015	186	Rooms
22.01	TownePlace Suites Stafford Quantico	WFB		2772 Jefferson Davis Highway	Stafford	VA	22554	Hospitality	Extended Stay	2007	2015	93	Rooms
22.02	TownePlace Suites Fredericksburg	WFB		4700 Market Street	Fredericksburg	VA	22408	Hospitality	Extended Stay	2004	2015	93	Rooms
23	Hilton Garden Inn - Ames	RMF		1325 Dickinson Avenue	Ames	IA	50014	Hospitality	Select Service	2008		112	Rooms
24	Stemmons Office Portfolio	CIIICM		Various	Dallas	TX	75247	Office	Suburban	Various	Various	334,840	Sq. Ft.
24.01	7701 Stemmons	CIIICM		7701 North Stemmons Freeway	Dallas	TX	75247	Office	Suburban	1968	2014	173,299	Sq. Ft.
24.02	8001 Stemmons	CIIICM		8001 Stemmons Freeway	Dallas	TX	75247	Office	Suburban	1959	2014	104,728	Sq. Ft.
24.03	8101 Stemmons	CIIICM		8101 Stemmons Freeway	Dallas	TX	75247	Office	Suburban	1958	2015	56,813	Sq. Ft.
25	Stonebriar Commons on Legacy	RMF		1125 and 1303-1415 Legacy Drive; 5490 State Highway 121	Frisco	TX	75034	Mixed Use	Retail/Office	2005		63,103	Sq. Ft.
26	Residence Inn Carlsbad	RMF		2000 Faraday Avenue	Carlsbad	CA	92008	Hospitality	Extended Stay	1999	2013	121	Rooms
27	Crossings at Hobart	RMF		1939-3101 East 80th Avenue	Merrillville	IN	46410	Retail	Anchored	1988	2016	772,383	Sq. Ft.
28	US Bank Building - Reno	UBSAG		1 East Liberty Street	Reno	NV	89501	Office	CBD	1974	2016	84,821	Sq. Ft.
29	Old Town	UBSAG		78100 Main Street	La Quinta	CA	92253	Mixed Use	Retail/Office	2004		80,414	Sq. Ft.
30	Lormax Stern Retail Development – Roseville	UBSAG		32233 Gratiot Avenue	Roseville	MI	48066	Retail	Anchored	1964	2015	410,354	Sq. Ft.
31	Alexander Hamilton Plaza	UBSAG		100 Hamilton Plaza	Paterson	NJ	07505	Office	CBD	1976		182,441	Sq. Ft.
32	Cooper Street Retail	CIIICM		1520-1540 West Interstate 20	Arlington	TX	76017	Retail	Anchored	1994	2002	87,857	Sq. Ft.
33	Uptown Row	Barclays		1221 West Lake Street	Minneapolis	MN	55408	Mixed Use	Office/Retail	2004		36,946	Sq. Ft.
34	Home2 Suites - San Antonio	WFB		94 Northeast Loop 410	San Antonio	TX	78216	Hospitality	Extended Stay	2014		111	Rooms
35	Hampton Inn Northlake	UBSAG		3400 Northlake Parkway	Atlanta	GA	30345	Hospitality	Limited Service	1988	2015	121	Rooms
36	Holiday Inn Express & Suites - Charlotte-Arrowood	CIIICM		805 West Arrowood Road	Charlotte	NC	28217	Hospitality	Limited Service	2007	2017	97	Rooms
37	Hughes Airport Center	Barclays		250 Pilot Road	Las Vegas	NV	89119	Office	Suburban	1999		70,122	Sq. Ft.
38	Boardwalk Shopping Center	WFB		23535 West Interstate 10	San Antonio	TX	78257	Retail	Unanchored	2004		40,182	Sq. Ft.
39	41725 Ford Road	UBSAG		41725-41865 Ford Road	Canton	MI	48187	Retail	Unanchored	2010		20,902	Sq. Ft.
40	Mini Self Storage & RV	WFB		15311 Hesperian Boulevard	San Leandro	CA	94578	Self Storage	Self Storage	1978		100,157	Sq. Ft.
41	Crystal Park Plaza	Barclays		101 East Old Settlers Boulevard	Round Rock	TX	78664	Office	Suburban	1998	2013	58,613	Sq. Ft.
42	Clifton Park Self Storage Portfolio	RMF		Various	Clifton Park	NY	12065	Self Storage	Self Storage	Various		87,132	Sq. Ft.
42.01	1772 Route 9	RMF		1772 Route 9	Clifton Park	NY	12065	Self Storage	Self Storage	2000		38,091	Sq. Ft.
42.02	261 Ushers Road - CP	RMF		261 Ushers Road	Clifton Park	NY	12065	Self Storage	Self Storage	1986		49,041	Sq. Ft.
43	Hampton Inn & Suites Elyria	RMF		1795 Lorain Boulevard	Elyria	OH	44036	Hospitality	Limited Service	2013		97	Rooms
44	North Towne Commons	CIIICM		821 Alexis Road	Toledo	OH	43612	Retail	Anchored	1990		98,268	Sq. Ft.
45	Burt Estates MHP	CIIICM		300 North Daley Street	Diamond	IL	60416	Manufactured Housing Community	Manufactured Housing Community	1972	2016	187	Pads
46	Cardiff Plaza	CIIICM		6701 Black Horse Pike	Egg Harbor	NJ	08234	Retail	Anchored	1963	1994	139,506	Sq. Ft.
47	Candlewood Suites New Bern	RMF		3465 Dr. Martin Luther King Junior Boulevard	New Bern	NC	28562	Hospitality	Extended Stay	2010		81	Rooms
48	Hampton Inn - Anderson	CIIICM		120 Interstate Boulevard	Anderson	SC	29621	Hospitality	Limited Service	1995	2014	71	Rooms
49	Fairfield Inn & Suites - Greenwood	CIIICM		527 Bypass 76 Northwest	Greenwood	SC	29649	Hospitality	Limited Service	2002	2016	76	Rooms
50	Oakbridge Apartments	Barclays		1875 West Pine Street	West Baraboo	WI	53913	Multifamily	Garden	2014		120	Units
51	Valley High & San Pedro MHC	CIIICM		1110 South Highway 80	Benson	AZ	85602	Manufactured Housing Community	Manufactured Housing Community	1973	2016	330	Pads
A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units (2)	Unit of Measure (2)
52	Valley View Estates MHP	CIIICM		100 Julius Drive	Shiloh	IL	62269	Manufactured Housing Community	Manufactured Housing Community	1981	2016	233	Pads
53	Ravinia Estates	CIIICM		1103 Ravinia Way	Fenton	MO	63026	Manufactured Housing Community	Manufactured Housing Community	1985	2016	217	Pads
54	Sycamore Terrace	Barclays		2191 State Road 46	Terre Haute	IN	47803	Retail	Shadow Anchored	2006		47,672	Sq. Ft.
55	Wakefield Apartments	CIIICM		29090 Tiffany Drive East	Southfield	MI	48034	Multifamily	Garden	1976	2014	67	Units
56	Stonefield Place Apartments	Barclays		1510 West Pine Street	West Baraboo	WI	53913	Multifamily	Garden	2006		96	Units
57	Imperial Clark Center - Downey CA	WFB		9125 Columbia Way	Downey	CA	90242	Retail	Anchored	2006		20,697	Sq. Ft.
58	La Quinta Florence KY	Barclays		350 Meijer Drive	Florence	KY	41042	Hospitality	Limited Service	2006		74	Rooms
59	Orchards Market Center	WFB		11505 Northeast Fourth Plain Boulevard	Vancouver	WA	98662	Retail	Shadow Anchored	1994	2004	45,495	Sq. Ft.
60	35 North Raymond Avenue	WFB		35 North Raymond Avenue	Pasadena	CA	91103	Retail	Unanchored	1904	2006	11,664	Sq. Ft.
61	Pin Oak Crossing	RMF		1302-1344 Pin Oak Road	Katy	TX	77494	Retail	Unanchored	1995	2008	32,845	Sq. Ft.
62	Rite Aid - Allentown	CIIICM		1401 West Tilghman Street	Allentown	PA	18102	Retail	Single Tenant	2006		14,564	Sq. Ft.
63	StoreRight Ocala	UBSAG		2401 Southwest 17th Road	Ocala	FL	34471	Self Storage	Self Storage	1987		76,895	Sq. Ft.
64	Maximus Self Storage	RMF		1075 South Range Road	Saint Clair	MI	48079	Self Storage	Self Storage	2000		68,640	Sq. Ft.
65	StoreRight Jacksonville	UBSAG		8285 Western Way Circle	Jacksonville	FL	32256	Self Storage	Self Storage	1996		49,506	Sq. Ft.
66	StoreRight Tampa	UBSAG		4120 East 10th Avenue	Tampa	FL	33605	Self Storage	Self Storage	1972		60,760	Sq. Ft.
67	Allmark Plaza	WFB		10060 & 10080 Arrow Route	Rancho Cucamonga	CA	91730	Retail	Unanchored	1986	2007	16,991	Sq. Ft.
68	Shoppes at Hunters Run	WFB		10503 Blacklick-Eastern Road Northwest	Pickerington	OH	43147	Retail	Unanchored	2006		21,514	Sq. Ft.
69	Macon Plaza	RMF		1640 Eisenhower Parkway	Macon	GA	31206	Retail	Anchored	1970	Multiple	114,982	Sq. Ft.
70	Out O’ Space Storage North Charleston	CIIICM		2170 Greenridge Road	North Charleston	SC	29406	Self Storage	Self Storage	1989		45,700	Sq. Ft.
71	Elsea MHP Portfolio	CIIICM		Various	Various	OH	Various	Manufactured Housing Community	Manufactured Housing Community	Various		247	Pads
71.01	Rustic Ridge	CIIICM		1121 Tarklin Road	Lancaster	OH	43130	Manufactured Housing Community	Manufactured Housing Community	1975		140	Pads
71.02	Carousel Court	CIIICM		20544 US 23	Chillicothe	OH	45601	Manufactured Housing Community	Manufactured Housing Community	1966		107	Pads
72	300 Northern Pacific Avenue	WFB		300 Northern Pacific Avenue North Unit C1	Fargo	ND	58102	Office	Suburban	1921	2002	34,517	Sq. Ft.
73	Mobile City MHC	CIIICM		2322 Highway 6 and 50	Grand Junction	CO	81505	Manufactured Housing Community	Manufactured Housing Community	1955	2016	106	Pads
74	Park Village	WFB		431 Park Village Road	Knoxville	TN	37923	Office	Medical	1984	2013	42,300	Sq. Ft.
75	Chapel Ridge Shoppes	WFB		5409-5421 Meijer Drive	Fort Wayne	IN	46835	Retail	Shadow Anchored	2005		11,231	Sq. Ft.
76	Streetside at Thomas Crossroads	CIIICM		3219 East Highway 34	Newnan	GA	30265	Retail	Unanchored	2000		12,600	Sq. Ft.

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF (6)	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method
1	General Motors Building	739	115,000,000	115,000,000	10.0%	115,000,000	N	6/7/2017	7/9/2017	6/9/2027		6/9/2027		3.43000%	0.00000%	0.00610%	0.00375%	0.00050%	0.00035%	3.41930%	Actual/360
2	Del Amo Fashion Center	260	60,000,000	60,000,000	5.2%	60,000,000	N	5/12/2017	7/1/2017	6/1/2027		6/1/2027		3.65750%	0.00000%	0.00610%	0.00375%	0.00050%	0.00035%	3.64680%	Actual/360
3	245 Park Avenue	626	55,000,000	55,000,000	4.8%	55,000,000	N	5/5/2017	7/1/2017	6/1/2027		6/1/2027		3.66940%	0.00000%	0.00610%	0.00375%	0.00050%	0.00035%	3.65870%	Actual/360
4	Starwood Capital Group Hotel Portfolio	90,680	50,000,000	50,000,000	4.3%	50,000,000	N	5/24/2017	7/1/2017	6/1/2027		6/1/2027		4.48600%	0.00000%	0.00610%	0.00500%	0.00050%	0.00035%	4.47405%	Actual/360
4.01	Larkspur Landing Sunnyvale		2,950,791	2,950,791	0.3%
4.02	Larkspur Landing Milpitas		2,486,367	2,486,367	0.2%
4.03	Larkspur Landing Campbell		2,186,191	2,186,191	0.2%
4.04	Larkspur Landing San Francisco		1,801,059	1,801,059	0.2%
4.05	Larkspur Landing Pleasanton		1,761,413	1,761,413	0.2%
4.06	Larkspur Landing Bellevue		1,568,847	1,568,847	0.1%
4.07	Larkspur Landing Sacramento		1,172,387	1,172,387	0.1%
4.08	Hampton Inn Ann Arbor North		1,144,069	1,144,069	0.1%
4.09	Larkspur Landing Hillsboro		1,144,069	1,144,069	0.1%
4.10	Larkspur Landing Renton		1,132,741	1,132,741	0.1%
4.11	Holiday Inn Arlington Northeast Rangers Ballpark		1,087,432	1,087,432	0.1%
4.12	Residence Inn Toledo Maumee		1,076,104	1,076,104	0.1%
4.13	Residence Inn Williamsburg		1,030,795	1,030,795	0.1%
4.14	Hampton Inn Suites Waco South		951,503	951,503	0.1%
4.15	Holiday Inn Louisville Airport Fair Expo		934,512	934,512	0.1%
4.16	Courtyard Tyler		917,520	917,520	0.1%
4.17	Hilton Garden Inn Edison Raritan Center		917,520	917,520	0.1%
4.18	Hilton Garden Inn St Paul Oakdale		906,193	906,193	0.1%
4.19	Residence Inn Grand Rapids West		894,866	894,866	0.1%
4.20	Peoria, AZ Residence Inn		889,202	889,202	0.1%
4.21	Hampton Inn Suites Bloomington Normal		883,538	883,538	0.1%
4.22	Courtyard Chico		866,547	866,547	0.1%
4.23	Hampton Inn Suites South Bend		838,229	838,229	0.1%
4.24	Hampton Inn Suites Kokomo		838,229	838,229	0.1%
4.25	Courtyard Wichita Falls		798,583	798,583	0.1%
4.26	Hampton Inn Morehead		775,928	775,928	0.1%
4.27	Residence Inn Chico		753,273	753,273	0.1%
4.28	Courtyard Lufkin		719,291	719,291	0.1%
4.29	Hampton Inn Carlisle		713,627	713,627	0.1%
4.30	Springhill Suites Williamsburg		713,627	713,627	0.1%
4.31	Fairfield Inn Bloomington		707,963	707,963	0.1%
4.32	Waco Residence Inn		690,972	690,972	0.1%
4.33	Holiday Inn Express Fishers		645,663	645,663	0.1%
4.34	Larkspur Landing Folsom		628,671	628,671	0.1%
4.35	Springhill Suites Chicago Naperville Warrenville		594,689	594,689	0.1%
4.36	Holiday Inn Express & Suites Paris		589,026	589,026	0.1%
4.37	Toledo Homewood Suites		589,026	589,026	0.1%
4.38	Grand Rapids Homewood Suites		572,034	572,034	0.0%
4.39	Fairfield Inn Laurel		532,388	532,388	0.0%
4.40	Cheyenne Fairfield Inn and Suites		532,388	532,388	0.0%
4.41	Courtyard Akron Stow		521,061	521,061	0.0%
4.42	Towneplace Suites Bloomington		492,742	492,742	0.0%
4.43	Larkspur Landing Roseville		492,742	492,742	0.0%
4.44	Hampton Inn Danville		487,079	487,079	0.0%
4.45	Holiday Inn Norwich		481,415	481,415	0.0%
4.46	Hampton Inn Suites Longview North		475,751	475,751	0.0%
4.47	Springhill Suites Peoria Westlake		475,751	475,751	0.0%
4.48	Hampton Inn Suites Buda		470,088	470,088	0.0%
4.49	Shawnee Hampton Inn		470,088	470,088	0.0%
4.50	Racine Fairfield Inn		458,760	458,760	0.0%
4.51	Hampton Inn Selinsgrove Shamokin Dam		447,433	447,433	0.0%
4.52	Holiday Inn Express & Suites Terrell		424,778	424,778	0.0%
4.53	Westchase Homewood Suites		411,140	411,140	0.0%
4.54	Holiday Inn Express & Suites Tyler South		407,787	407,787	0.0%
4.55	Holiday Inn Express & Suites Huntsville		390,796	390,796	0.0%
4.56	Hampton Inn Sweetwater		356,814	356,814	0.0%
4.57	Comfort Suites Buda Austin South		300,176	300,176	0.0%
4.58	Fairfield Inn & Suites Weatherford		283,185	283,185	0.0%
4.59	Holiday Inn Express & Suites Altus		229,473	229,473	0.0%
4.60	Comfort Inn & Suites Paris		203,893	203,893	0.0%
4.61	Hampton Inn Suites Decatur		195,112	195,112	0.0%
4.62	Holiday Inn Express & Suites Texarkana East		180,681	180,681	0.0%
4.63	Mankato Fairfield Inn		161,913	161,913	0.0%
4.64	Candlewood Suites Texarkana		125,184	125,184	0.0%
4.65	Country Inn & Suites Houston Intercontinental Airport East		118,886	118,886	0.0%
5	Long Island Prime Portfolio - Melville	155	48,200,000	48,200,000	4.2%	48,200,000	N	6/6/2017	7/6/2017	6/6/2027		6/6/2027		4.40000%	0.00000%	0.00610%	0.01000%	0.00050%	0.00035%	4.38305%	Actual/360
5.01	68 South Service Road		23,400,000	23,400,000	2.0%
5.02	58 South Service Road		19,880,000	19,880,000	1.7%
5.03	48 South Service Road		4,920,000	4,920,000	0.4%
6	225 & 233 Park Avenue South	348	45,000,000	45,000,000	3.9%	45,000,000	N	5/31/2017	7/6/2017	6/6/2027		6/6/2027		3.65140%	0.00000%	0.00610%	0.00500%	0.00050%	0.00035%	3.63945%	Actual/360
7	Market Street -The Woodlands	356	45,000,000	45,000,000	3.9%	45,000,000	N	5/3/2017	7/1/2017	6/1/2027		6/1/2027		4.08500%	0.00000%	0.00610%	0.00500%	0.00050%	0.00035%	4.07305%	Actual/360
8	iStar Leased Fee Portfolio	NAP	40,600,000	40,600,000	3.5%	40,600,000	Y	3/30/2017	5/5/2017	4/5/2027		4/6/2027	4/6/2028	3.79500%	0.00000%	0.00610%	0.00500%	0.00050%	0.00035%	3.78305%	Actual/360
8.01	Hilton Salt Lake		9,892,807	9,892,807	0.9%
8.02	DoubleTree Seattle Airport		7,154,185	7,154,185	0.6%
8.03	DoubleTree Mission Valley		6,811,500	6,811,500	0.6%
8.04	One Ally Center		5,716,373	5,716,373	0.5%
8.05	DoubleTree Sonoma		3,451,894	3,451,894	0.3%
8.06	DoubleTree Durango		2,969,702	2,969,702	0.3%
8.07	Northside Forsyth Hospital Medical Center		1,355,181	1,355,181	0.1%
8.08	NASA/JPSS Headquarters		928,256	928,256	0.1%
8.09	Dallas Market Center: Sheraton Suites		742,426	742,426	0.1%
8.10	Dallas Market Center: Marriott Courtyard		668,201	668,201	0.1%
8.11	The Buckler Apartments		649,779	649,779	0.1%
8.12	Lock-Up Self Storage Facility		259,697	259,697	0.0%
9	Valley Creek Corporate Center	131	34,000,000	34,000,000	2.9%	31,012,144	N	6/2/2017	7/6/2017	6/6/2022	7/6/2022	6/6/2027		4.30000%	0.00259%	0.00610%	0.02500%	0.00050%	0.00035%	4.26546%	Actual/360
10	Amazon Lakeland	62	33,360,000	33,360,000	2.9%	33,360,000	N	6/6/2017	8/5/2017	7/5/2026		7/5/2026		4.57000%	0.00559%	0.00610%	0.01500%	0.00050%	0.00035%	4.54246%	Actual/360
11	ExchangeRight Net Leased Portfolio #16	126	32,722,000	32,722,000	2.8%	32,722,000	N	5/30/2017	7/6/2017	6/6/2027		6/6/2027		3.97790%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	3.96336%	Actual/360
11.01	Walgreens - St. Louis, MO		4,175,000	4,175,000	0.4%
11.02	Hobby Lobby - Mansfield, TX		3,850,250	3,850,250	0.3%
11.03	Walgreens - North Ridgeville, OH		3,500,000	3,500,000	0.3%
11.04	Walgreens - Hammond, IN		2,835,000	2,835,000	0.2%
11.05	Tractor Supply - Royse City, TX		2,550,000	2,550,000	0.2%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF (6)	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method
11.06	Tractor Supply - Kuna, ID		2,400,000	2,400,000	0.2%
11.07	Walgreens - Baytown, TX		2,100,000	2,100,000	0.2%
11.08	Dollar General - Washington, PA		1,490,000	1,490,000	0.1%
11.09	Dollar General - Tampa, FL		1,450,000	1,450,000	0.1%
11.10	Dollar General - Butler, PA		1,175,000	1,175,000	0.1%
11.11	Dollar General - Jermyn, PA		1,121,750	1,121,750	0.1%
11.12	Dollar General - Leesport, PA		875,000	875,000	0.1%
11.13	Dollar General - Evansville, IN		850,000	850,000	0.1%
11.14	Family Dollar - Baton Rouge, LA		850,000	850,000	0.1%
11.15	Sherwin Williams - Peoria, IL		775,000	775,000	0.1%
11.16	Dollar General - Baton Rouge, LA		750,000	750,000	0.1%
11.17	Advance Auto Parts - Normal, IL		725,000	725,000	0.1%
11.18	Advance Auto Parts - Zion, IL		725,000	725,000	0.1%
11.19	Advance Auto Parts - St. Louis, MO		525,000	525,000	0.0%
12	Raleigh Marriott City Center	170,000	30,000,000	30,000,000	2.6%	28,658,616	N	5/25/2017	7/1/2017	6/1/2019	7/1/2019	6/1/2022		4.94000%	0.00000%	0.00610%	0.00500%	0.00050%	0.00035%	4.92805%	Actual/360
13	2851 Junction	373	28,000,000	28,000,000	2.4%	28,000,000	N	5/9/2017	6/11/2017	5/11/2027		5/11/2027		4.14000%	0.00000%	0.00610%	0.00500%	0.00050%	0.00035%	4.12805%	Actual/360
14	123 William Street	257	27,500,000	27,500,000	2.4%	27,500,000	N	3/6/2017	4/6/2017	3/6/2027		3/6/2027		4.66600%	0.00000%	0.00610%	0.00500%	0.00050%	0.00035%	4.65405%	Actual/360
15	Banner Bank	145	25,500,000	25,466,724	2.2%	20,650,971	N	6/8/2017	7/11/2017		7/11/2017	6/11/2027		4.55000%	0.00259%	0.00610%	0.02500%	0.00050%	0.00035%	4.51546%	Actual/360
16	AmberGlen Corporate Center	101	20,000,000	20,000,000	1.7%	20,000,000	N	5/2/2017	6/6/2017	5/6/2027		5/6/2027		3.68800%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	3.67346%	Actual/360
16.01	2430 NW 206th		7,750,000	7,750,000	0.7%
16.02	1195 NW Compton Drive		6,900,000	6,900,000	0.6%
16.03	2345 NW Amberbrook		5,350,000	5,350,000	0.5%
17	Highland Park Mixed Use	333	19,200,000	19,200,000	1.7%	19,200,000	N	5/11/2017	6/6/2017	5/6/2027		5/6/2027		5.27000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.25546%	Actual/360
18	Raley’s Towne Centre	124	17,650,000	17,650,000	1.5%	16,133,178	N	5/26/2017	7/11/2017	6/11/2022	7/11/2022	6/11/2027		4.43000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.41546%	Actual/360
19	Save Mart Portfolio	80	16,000,000	16,000,000	1.4%	16,000,000	N	5/16/2017	7/6/2017	6/6/2027		6/6/2027		4.41538%	0.00000%	0.00610%	0.00500%	0.00050%	0.00035%	4.40343%	Actual/360
19.01	Lucky - San Francisco		1,127,085	1,127,085	0.1%
19.02	Lucky - San Bruno		1,094,119	1,094,119	0.1%
19.03	Lucky California - Daly City		1,089,664	1,089,664	0.1%
19.04	Lucky - San Jose I		685,606	685,606	0.1%
19.05	Lucky - San Jose II		656,649	656,649	0.1%
19.06	Lucky - San Leandro		653,086	653,086	0.1%
19.07	Dick’s Sporting Goods - Folsom		618,783	618,783	0.1%
19.08	Lucky - Concord		591,608	591,608	0.1%
19.09	FoodMaxx - Antioch		535,922	535,922	0.0%
19.10	Lucky - Hollister		525,230	525,230	0.0%
19.11	Save Mart - Modesto		507,856	507,856	0.0%
19.12	Dick’s Sporting Goods - Salinas		502,511	502,511	0.0%
19.13	Save Mart - Clovis		494,937	494,937	0.0%
19.14	Save Mart - Grass Valley		491,373	491,373	0.0%
19.15	FoodMaxx - Sacramento		457,071	457,071	0.0%
19.16	Lucky - Hayward I		452,170	452,170	0.0%
19.17	Save Mart - Auburn		441,033	441,033	0.0%
19.18	Save Mart - Tracy		416,086	416,086	0.0%
19.19	S-Mart - Lodi		394,702	394,702	0.0%
19.20	Save Mart - Chico		392,030	392,030	0.0%
19.21	Save Mart - Fresno I		389,802	389,802	0.0%
19.22	Lucky - San Jose III		379,556	379,556	0.0%
19.23	Save Mart - Roseville		364,855	364,855	0.0%
19.24	Lucky - Vacaville I		360,845	360,845	0.0%
19.25	Save Mart - Elk Grove		347,481	347,481	0.0%
19.26	Save Mart - Fresno II		335,898	335,898	0.0%
19.27	Lucky - Sand City		310,060	310,060	0.0%
19.28	Lucky - Vacaville II		294,468	294,468	0.0%
19.29	Lucky - Hayward		292,240	292,240	0.0%
19.30	Save Mart - Kingsburg		288,231	288,231	0.0%
19.31	Save Mart - Sacramento		228,090	228,090	0.0%
19.32	Lucky - Santa Rosa		216,953	216,953	0.0%
19.33	Save Mart - Jackson		64,000	64,000	0.0%
20	TownePlace Suites - Boynton Beach	137,625	16,000,000	15,964,452	1.4%	13,197,780	N	5/11/2017	6/11/2017		6/11/2017	5/11/2027		5.10000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.08546%	Actual/360
21	Fairlane Meadows	101	15,900,000	15,900,000	1.4%	14,466,647	N	6/2/2017	7/6/2017	6/6/2022	7/6/2022	6/6/2027		4.15000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.13546%	Actual/360
22	TownePlace Suites-VA	83,791	15,610,000	15,585,129	1.3%	11,818,796	N	6/8/2017	7/11/2017		7/11/2017	6/11/2027		5.35000%	0.00259%	0.00610%	0.03250%	0.00050%	0.00035%	5.30796%	Actual/360
22.01	TownePlace Suites Stafford Quantico		8,500,000	8,486,457	0.7%
22.02	TownePlace Suites Fredericksburg		7,110,000	7,098,672	0.6%
23	Hilton Garden Inn - Ames	129,322	14,500,000	14,484,099	1.3%	12,108,237	N	6/2/2017	7/6/2017		7/6/2017	6/6/2027		5.49000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.47546%	Actual/360
24	Stemmons Office Portfolio	43	14,500,000	14,464,396	1.3%	12,137,859	N	6/2/2017	7/11/2017		7/11/2017	6/11/2022		4.92000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.90546%	Actual/360
24.01	7701 Stemmons		6,800,000	6,783,303	0.6%
24.02	8001 Stemmons		5,700,000	5,686,004	0.5%
24.03	8101 Stemmons		2,000,000	1,995,089	0.2%
25	Stonebriar Commons on Legacy	226	14,250,000	14,250,000	1.2%	12,629,717	N	6/2/2017	7/6/2017	6/6/2020	7/6/2020	6/6/2027		5.06000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.04546%	Actual/360
26	Residence Inn Carlsbad	115,396	14,000,000	13,962,940	1.2%	11,217,016	N	5/8/2017	6/6/2017		6/6/2017	5/6/2027		4.24000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.22546%	Actual/360
27	Crossings at Hobart	73	14,000,000	13,921,894	1.2%	10,982,774	N	3/3/2017	4/6/2017		4/6/2017	3/6/2027		4.84000%	0.00000%	0.00610%	0.00500%	0.00050%	0.00035%	4.82805%	Actual/360
28	US Bank Building - Reno	149	12,680,000	12,663,442	1.1%	10,267,496	N	5/17/2017	7/6/2017		7/6/2017	6/6/2027		4.54630%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.53176%	Actual/360
29	Old Town	154	12,400,000	12,375,543	1.1%	10,409,028	N	5/10/2017	6/6/2017		6/6/2017	5/6/2027		5.65700%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.64246%	Actual/360
30	Lormax Stern Retail Development – Roseville	73	12,000,000	11,986,297	1.0%	9,952,863	N	5/16/2017	7/6/2017		7/6/2017	6/6/2027		5.27400%	0.00000%	0.00610%	0.00500%	0.00050%	0.00035%	5.26205%	Actual/360
31	Alexander Hamilton Plaza	61	11,100,000	11,086,908	1.0%	9,155,207	N	5/30/2017	7/6/2017		7/6/2017	6/6/2027		5.10000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.08546%	Actual/360
32	Cooper Street Retail	125	11,000,000	10,974,257	1.0%	8,999,423	N	5/11/2017	6/11/2017		6/11/2017	5/11/2027		4.85000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.83546%	Actual/360
33	Uptown Row	290	10,700,000	10,700,000	0.9%	9,473,846	N	12/12/2016	2/6/2017	1/6/2020	2/6/2020	1/6/2027		5.00800%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.99346%	Actual/360
34	Home2 Suites - San Antonio	89,978	10,000,000	9,987,533	0.9%	8,813,749	N	5/15/2017	7/11/2017		7/11/2017	6/11/2024		4.80000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.78546%	Actual/360
35	Hampton Inn Northlake	76,627	9,300,000	9,271,817	0.8%	7,048,929	N	5/10/2017	6/6/2017		6/6/2017	5/6/2027		5.37750%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.36296%	Actual/360
36	Holiday Inn Express & Suites - Charlotte-Arrowood	84,355	8,200,000	8,182,460	0.7%	6,803,012	N	4/21/2017	6/11/2017		6/11/2017	5/11/2027		5.28000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.26546%	Actual/360
37	Hughes Airport Center	114	8,025,000	8,025,000	0.7%	8,025,000	N	5/9/2017	7/6/2017	6/6/2027		6/6/2027		4.28300%	0.00259%	0.00610%	0.05250%	0.00050%	0.00035%	4.22096%	Actual/360
38	Boardwalk Shopping Center	192	7,725,000	7,715,475	0.7%	6,321,667	N	6/1/2017	7/11/2017		7/11/2017	6/11/2027		4.86000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.84546%	Actual/360
39	41725 Ford Road	368	7,700,000	7,690,704	0.7%	6,324,920	N	5/15/2017	7/6/2017		7/6/2017	6/6/2027		4.97400%	0.00259%	0.00610%	0.05500%	0.00050%	0.00035%	4.90946%	Actual/360
40	Mini Self Storage & RV	77	7,700,000	7,689,952	0.7%	6,235,783	N	6/1/2017	7/11/2017		7/11/2017	6/11/2027		4.55000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.53546%	Actual/360
41	Crystal Park Plaza	131	7,687,500	7,670,776	0.7%	6,361,569	N	4/28/2017	6/6/2017		6/6/2017	5/6/2027		5.20000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.18546%	Actual/360
42	Clifton Park Self Storage Portfolio	84	7,300,000	7,300,000	0.6%	6,440,249	N	6/8/2017	7/6/2017	6/6/2020	7/6/2020	6/6/2027		4.85000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.83546%	Actual/360
42.01	1772 Route 9		3,950,000	3,950,000	0.3%
42.02	261 Ushers Road - CP		3,350,000	3,350,000	0.3%
43	Hampton Inn & Suites Elyria	74,047	7,200,000	7,182,604	0.6%	4,548,345	N	6/1/2017	7/6/2017		7/6/2017	6/6/2027		5.06000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.04546%	Actual/360
44	North Towne Commons	72	7,050,000	7,026,381	0.6%	5,831,772	N	3/15/2017	5/11/2017		5/11/2017	4/11/2027		5.19000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.17546%	Actual/360
45	Burt Estates MHP	37,349	7,000,000	6,984,317	0.6%	5,766,544	N	5/4/2017	6/11/2017		6/11/2017	5/11/2027		5.06000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.04546%	Actual/360
46	Cardiff Plaza	48	6,750,000	6,741,585	0.6%	5,512,781	N	6/9/2017	7/11/2017		7/11/2017	6/11/2027		4.80000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.78546%	Actual/360
47	Candlewood Suites New Bern	73,913	6,000,000	5,986,947	0.5%	4,965,127	N	5/5/2017	6/6/2017		6/6/2017	5/6/2027		5.20000%	0.00259%	0.00610%	0.06250%	0.00050%	0.00035%	5.12796%	Actual/360
48	Hampton Inn - Anderson	83,901	6,000,000	5,956,964	0.5%	3,784,260	N	4/3/2017	5/11/2017		5/11/2017	4/11/2027		5.02000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.00546%	Actual/360
49	Fairfield Inn & Suites - Greenwood	78,381	6,000,000	5,956,964	0.5%	3,784,260	N	4/3/2017	5/11/2017		5/11/2017	4/11/2027		5.02000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.00546%	Actual/360
50	Oakbridge Apartments	47,957	5,770,000	5,754,847	0.5%	4,629,534	N	4/28/2017	6/6/2017		6/6/2017	5/6/2027		4.28000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.26546%	Actual/360
51	Valley High & San Pedro MHC	17,024	5,625,000	5,618,064	0.5%	4,603,156	N	5/31/2017	7/11/2017		7/11/2017	6/11/2027		4.86000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.84546%	Actual/360
A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF (6)	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method
52	Valley View Estates MHP	23,820	5,550,000	5,550,000	0.5%	4,788,124	N	4/28/2017	6/11/2017	5/11/2019	6/11/2019	5/11/2027		4.88000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.86546%	Actual/360
53	Ravinia Estates	24,829	5,400,000	5,387,876	0.5%	4,447,032	N	5/10/2017	6/11/2017		6/11/2017	5/11/2027		5.05000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.03546%	Actual/360
54	Sycamore Terrace	113	5,363,000	5,363,000	0.5%	4,623,460	N	5/4/2017	6/6/2017	5/6/2019	6/6/2019	5/6/2027		4.85200%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.83746%	Actual/360
55	Wakefield Apartments	80,000	5,360,000	5,360,000	0.5%	4,472,047	N	6/2/2017	7/11/2017	6/11/2018	7/11/2018	6/11/2027		4.60000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.58546%	Actual/360
56	Stonefield Place Apartments	55,060	5,300,000	5,285,775	0.5%	4,235,923	N	4/28/2017	6/6/2017		6/6/2017	5/6/2027		4.17000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.15546%	Actual/360
57	Imperial Clark Center - Downey CA	246	5,100,000	5,100,000	0.4%	5,100,000	N	4/26/2017	6/11/2017	5/11/2027		5/11/2027		4.63000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.61546%	Actual/360
58	La Quinta Florence KY	67,468	5,000,000	4,992,645	0.4%	3,902,158	N	5/23/2017	7/6/2017		7/6/2017	6/6/2027		4.97000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.95546%	Actual/360
59	Orchards Market Center	107	4,860,000	4,860,000	0.4%	4,256,905	N	4/26/2017	6/11/2017	5/11/2020	6/11/2020	5/11/2027		4.53000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.51546%	Actual/360
60	35 North Raymond Avenue	384	4,487,000	4,481,609	0.4%	3,688,839	N	6/1/2017	7/11/2017		7/11/2017	6/11/2027		5.00000%	0.00259%	0.00610%	0.08250%	0.00050%	0.00035%	4.90796%	Actual/360
61	Pin Oak Crossing	128	4,200,000	4,200,000	0.4%	4,200,000	N	6/2/2017	7/6/2017	6/6/2027		6/6/2027		4.15000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.13546%	Actual/360
62	Rite Aid - Allentown	274	4,000,000	3,995,059	0.3%	3,272,270	N	6/9/2017	7/11/2017		7/11/2017	6/11/2027		4.85000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.83546%	Actual/360
63	StoreRight Ocala	46	3,525,000	3,520,531	0.3%	2,870,037	N	6/2/2017	7/6/2017		7/6/2017	6/6/2027		4.70800%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.69346%	Actual/360
64	Maximus Self Storage	51	3,500,000	3,496,198	0.3%	2,927,208	N	5/15/2017	7/6/2017		7/6/2017	6/6/2027		5.54000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.52546%	Actual/360
65	StoreRight Jacksonville	71	3,500,000	3,495,563	0.3%	2,849,683	N	6/2/2017	7/6/2017		7/6/2017	6/6/2027		4.70800%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.69346%	Actual/360
66	StoreRight Tampa	55	3,350,000	3,345,753	0.3%	2,727,553	N	6/2/2017	7/6/2017		7/6/2017	6/6/2027		4.70800%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.69346%	Actual/360
67	Allmark Plaza	194	3,300,000	3,292,545	0.3%	2,714,976	N	5/5/2017	6/11/2017		6/11/2017	5/11/2027		5.02000%	0.00259%	0.00610%	0.08250%	0.00050%	0.00035%	4.92796%	Actual/360
68	Shoppes at Hunters Run	153	3,300,000	3,288,237	0.3%	2,702,353	N	4/6/2017	5/11/2017		5/11/2017	4/11/2027		4.88000%	0.00259%	0.00610%	0.06250%	0.00050%	0.00035%	4.80796%	Actual/360
69	Macon Plaza	27	3,100,000	3,096,178	0.3%	2,536,851	N	6/2/2017	7/6/2017		7/6/2017	6/6/2027		4.86000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.84546%	Actual/360
70	Out O’ Space Storage North Charleston	62	2,812,500	2,812,500	0.2%	2,423,784	N	5/18/2017	7/11/2017	6/11/2019	7/11/2019	6/11/2027		4.84000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.82546%	Actual/360
71	Elsea MHP Portfolio	10,292	2,550,000	2,542,198	0.2%	1,928,827	N	5/2/2017	6/11/2017		6/11/2017	5/11/2027		5.32000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.30546%	Actual/360
71.01	Rustic Ridge		1,541,000	1,536,285	0.1%
71.02	Carousel Court		1,009,000	1,005,913	0.1%
72	300 Northern Pacific Avenue	69	2,400,000	2,397,090	0.2%	2,211,719	N	5/31/2017	7/11/2017		7/11/2017	6/11/2022		4.95000%	0.00259%	0.00610%	0.08250%	0.00050%	0.00035%	4.85796%	Actual/360
73	Mobile City MHC	20,730	2,200,000	2,197,342	0.2%	1,806,884	N	6/1/2017	7/11/2017		7/11/2017	6/11/2027		4.97000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.95546%	Actual/360
74	Park Village	50	2,100,000	2,095,126	0.2%	1,720,350	N	5/2/2017	6/11/2017		6/11/2017	5/11/2027		4.89000%	0.00259%	0.00610%	0.07250%	0.00050%	0.00035%	4.80796%	Actual/360
75	Chapel Ridge Shoppes	124	1,400,000	1,395,273	0.1%	1,036,065	N	5/1/2017	6/11/2017		6/11/2017	5/11/2027		4.72000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	4.70546%	Actual/360
76	Streetside at Thomas Crossroads	106	1,342,000	1,339,018	0.1%	1,106,963	N	4/21/2017	6/11/2017		6/11/2017	5/11/2027		5.10000%	0.00259%	0.00610%	0.00500%	0.00050%	0.00035%	5.08546%	Actual/360

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days) (3)	Grace Period Late (Days) (3)	Appraised Value ($) (4)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
1	General Motors Building	333,273.73	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)	0	0	4,800,000,000	5/8/2017
2	Del Amo Fashion Center	185,414.93	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)	0	0	1,155,000,000	4/23/2017
3	245 Park Avenue	170,516.68	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	2,210,000,000	4/1/2017
4	Starwood Capital Group Hotel Portfolio	189,512.73	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(12),GRTR 1% or YM(105),O(3)	0	0	956,000,000	4/23/2017
4.01	Larkspur Landing Sunnyvale														52,100,000	4/23/2017
4.02	Larkspur Landing Milpitas														43,900,000	4/23/2017
4.03	Larkspur Landing Campbell														38,600,000	4/23/2017
4.04	Larkspur Landing San Francisco														31,800,000	4/23/2017
4.05	Larkspur Landing Pleasanton														31,100,000	4/23/2017
4.06	Larkspur Landing Bellevue														27,700,000	4/23/2017
4.07	Larkspur Landing Sacramento														20,700,000	4/23/2017
4.08	Hampton Inn Ann Arbor North														20,200,000	4/23/2017
4.09	Larkspur Landing Hillsboro														20,200,000	4/23/2017
4.10	Larkspur Landing Renton														20,000,000	4/23/2017
4.11	Holiday Inn Arlington Northeast Rangers Ballpark														19,200,000	4/23/2017
4.12	Residence Inn Toledo Maumee														19,000,000	4/23/2017
4.13	Residence Inn Williamsburg														18,200,000	4/23/2017
4.14	Hampton Inn Suites Waco South														16,800,000	4/23/2017
4.15	Holiday Inn Louisville Airport Fair Expo														16,500,000	4/23/2017
4.16	Courtyard Tyler														16,200,000	4/23/2017
4.17	Hilton Garden Inn Edison Raritan Center														16,200,000	4/23/2017
4.18	Hilton Garden Inn St Paul Oakdale														16,000,000	4/23/2017
4.19	Residence Inn Grand Rapids West														15,800,000	4/23/2017
4.20	Peoria, AZ Residence Inn														15,700,000	4/23/2017
4.21	Hampton Inn Suites Bloomington Normal														15,600,000	4/23/2017
4.22	Courtyard Chico														15,300,000	4/23/2017
4.23	Hampton Inn Suites South Bend														14,800,000	4/23/2017
4.24	Hampton Inn Suites Kokomo														14,800,000	4/23/2017
4.25	Courtyard Wichita Falls														14,100,000	4/23/2017
4.26	Hampton Inn Morehead														13,700,000	4/23/2017
4.27	Residence Inn Chico														13,300,000	4/23/2017
4.28	Courtyard Lufkin														12,700,000	4/23/2017
4.29	Hampton Inn Carlisle														12,600,000	4/23/2017
4.30	Springhill Suites Williamsburg														12,600,000	4/23/2017
4.31	Fairfield Inn Bloomington														12,500,000	4/23/2017
4.32	Waco Residence Inn														12,200,000	4/23/2017
4.33	Holiday Inn Express Fishers														11,400,000	4/23/2017
4.34	Larkspur Landing Folsom														11,100,000	4/23/2017
4.35	Springhill Suites Chicago Naperville Warrenville														10,500,000	4/23/2017
4.36	Holiday Inn Express & Suites Paris														10,400,000	4/23/2017
4.37	Toledo Homewood Suites														10,400,000	4/23/2017
4.38	Grand Rapids Homewood Suites														10,100,000	4/23/2017
4.39	Fairfield Inn Laurel														9,400,000	4/23/2017
4.40	Cheyenne Fairfield Inn and Suites														9,400,000	4/23/2017
4.41	Courtyard Akron Stow														9,200,000	4/23/2017
4.42	Towneplace Suites Bloomington														8,700,000	4/23/2017
4.43	Larkspur Landing Roseville														8,700,000	4/23/2017
4.44	Hampton Inn Danville														8,600,000	4/23/2017
4.45	Holiday Inn Norwich														8,500,000	4/23/2017
4.46	Hampton Inn Suites Longview North														8,400,000	4/23/2017
4.47	Springhill Suites Peoria Westlake														8,400,000	4/23/2017
4.48	Hampton Inn Suites Buda														8,300,000	4/23/2017
4.49	Shawnee Hampton Inn														8,300,000	4/23/2017
4.50	Racine Fairfield Inn														8,100,000	4/23/2017
4.51	Hampton Inn Selinsgrove Shamokin Dam														7,900,000	4/23/2017
4.52	Holiday Inn Express & Suites Terrell														7,500,000	4/23/2017
4.53	Westchase Homewood Suites														9,800,000	4/23/2017
4.54	Holiday Inn Express & Suites Tyler South														7,200,000	4/23/2017
4.55	Holiday Inn Express & Suites Huntsville														6,900,000	4/23/2017
4.56	Hampton Inn Sweetwater														6,300,000	4/23/2017
4.57	Comfort Suites Buda Austin South														5,300,000	4/23/2017
4.58	Fairfield Inn & Suites Weatherford														5,000,000	4/23/2017
4.59	Holiday Inn Express & Suites Altus														4,600,000	4/23/2017
4.60	Comfort Inn & Suites Paris														3,600,000	4/23/2017
4.61	Hampton Inn Suites Decatur														3,600,000	4/23/2017
4.62	Holiday Inn Express & Suites Texarkana East														4,100,000	4/23/2017
4.63	Mankato Fairfield Inn														3,600,000	4/23/2017
4.64	Candlewood Suites Texarkana														2,600,000	4/23/2017
4.65	Country Inn & Suites Houston Intercontinental Airport East														3,200,000	4/23/2017
5	Long Island Prime Portfolio - Melville	179,187.96	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)	0	0	206,000,000	3/24/2017
5.01	68 South Service Road														100,000,000	3/24/2017
5.02	58 South Service Road														85,000,000	3/24/2017
5.03	48 South Service Road														21,000,000	3/24/2017
6	225 & 233 Park Avenue South	138,829.27	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)	0	0	750,000,000	4/1/2017
7	Market Street -The Woodlands	155,315.10	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)	0	0	326,190,000	4/11/2017
8	iStar Leased Fee Portfolio	130,180.80	Interest-only, ARD	Actual/360	120	117	120	117	0	0	3	L(27),GRTR 1% or YM or D(88),O(5)	0	0	346,160,000	Various
8.01	Hilton Salt Lake														79,900,000	2/20/2017
8.02	DoubleTree Seattle Airport														75,700,000	2/27/2017
8.03	DoubleTree Mission Valley														55,000,000	2/16/2017
8.04	One Ally Center														46,140,000	2/23/2017
8.05	DoubleTree Sonoma														27,700,000	2/15/2017
8.06	DoubleTree Durango														24,400,000	2/17/2017
8.07	Northside Forsyth Hospital Medical Center														11,000,000	2/22/2017
8.08	NASA/JPSS Headquarters														7,550,000	2/15/2017
8.09	Dallas Market Center: Sheraton Suites														6,000,000	2/20/2017
8.10	Dallas Market Center: Marriott Courtyard														5,400,000	2/20/2017
8.11	The Buckler Apartments														5,300,000	2/17/2017
8.12	Lock-Up Self Storage Facility														2,070,000	2/21/2017
9	Valley Creek Corporate Center	168,256.29	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(90),O(5)	0	0	49,100,000	2/17/2017
10	Amazon Lakeland	128,810.53	Interest-only, Balloon	Actual/360	108	108	108	108	0	0	0	L(24),D(80),O(4)	0	0	88,000,000	8/31/2016
11	ExchangeRight Net Leased Portfolio #16	109,977.24	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	55,240,000	Various
11.01	Walgreens - St. Louis, MO														7,100,000	4/15/2017
11.02	Hobby Lobby - Mansfield, TX														7,500,000	4/18/2017
11.03	Walgreens - North Ridgeville, OH														5,600,000	4/15/2017
11.04	Walgreens - Hammond, IN														5,125,000	4/24/2017
11.05	Tractor Supply - Royse City, TX														4,600,000	4/18/2017

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days) (3)	Grace Period Late (Days) (3)	Appraised Value ($) (4)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
11.06	Tractor Supply - Kuna, ID														3,900,000	4/12/2017
11.07	Walgreens - Baytown, TX														3,840,000	4/15/2017
11.08	Dollar General - Washington, PA														2,135,000	3/26/2017
11.09	Dollar General - Tampa, FL														2,160,000	4/21/2017
11.10	Dollar General - Butler, PA														1,675,000	3/26/2017
11.11	Dollar General - Jermyn, PA														1,575,000	4/17/2017
11.12	Dollar General - Leesport, PA														1,450,000	4/17/2017
11.13	Dollar General - Evansville, IN														1,285,000	3/2/2017
11.14	Family Dollar - Baton Rouge, LA														1,200,000	5/1/2017
11.15	Sherwin Williams - Peoria, IL														1,475,000	4/10/2017
11.16	Dollar General - Baton Rouge, LA														1,350,000	4/15/2017
11.17	Advance Auto Parts - Normal, IL														1,200,000	4/10/2017
11.18	Advance Auto Parts - Zion, IL														1,200,000	4/24/2017
11.19	Advance Auto Parts - St. Louis, MO														870,000	4/22/2017
12	Raleigh Marriott City Center	159,948.20	Interest-only, Amortizing Balloon	Actual/360	60	59	24	23	360	360	1	L(25),D(31),O(4)	5	5	108,000,000	3/30/2017
13	2851 Junction	97,941.67	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(87),O(7)	0	0	83,000,000	4/24/2017
14	123 William Street	108,414.29	Interest-only, Balloon	Actual/360	120	116	120	116	0	0	4	GRTR 1% or YM(28),GRTR 1% or YM or D(88),O(4)	0	0	290,000,000	2/1/2017
15	Banner Bank	129,963.43	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	42,500,000	4/6/2017
16	AmberGlen Corporate Center	62,320.37	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	0	44,300,000	4/18/2017
16.01	2430 NW 206th														15,690,000	4/18/2017
16.02	1195 NW Compton Drive														15,740,000	4/18/2017
16.03	2345 NW Amberbrook														12,870,000	4/18/2017
17	Highland Park Mixed Use	85,491.11	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(87),O(7)	0	5	27,150,000	4/1/2017
18	Raley’s Towne Centre	88,697.35	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	5	25,600,000	4/1/2017
19	Save Mart Portfolio	59,689.34	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(6),GRTR 1% or YM(107),O(7)	0	0	361,740,000	Various
19.01	Lucky - San Francisco														25,300,000	2/10/2017
19.02	Lucky - San Bruno														24,560,000	2/10/2017
19.03	Lucky California - Daly City														24,460,000	2/10/2017
19.04	Lucky - San Jose I														15,390,000	2/8/2017
19.05	Lucky - San Jose II														14,740,000	2/8/2017
19.06	Lucky - San Leandro														14,660,000	2/10/2017
19.07	Dick’s Sporting Goods - Folsom														13,890,000	2/10/2017
19.08	Lucky - Concord														13,280,000	2/10/2017
19.09	FoodMaxx - Antioch														12,030,000	2/10/2017
19.10	Lucky - Hollister														11,790,000	2/8/2017
19.11	Save Mart - Modesto														11,400,000	2/10/2017
19.12	Dick’s Sporting Goods - Salinas														11,280,000	2/8/2017
19.13	Save Mart - Clovis														11,110,000	2/10/2017
19.14	Save Mart - Grass Valley														11,030,000	2/10/2017
19.15	FoodMaxx - Sacramento														10,260,000	2/10/2017
19.16	Lucky - Hayward I														10,150,000	2/10/2017
19.17	Save Mart - Auburn														9,900,000	2/10/2017
19.18	Save Mart - Tracy														9,340,000	2/10/2017
19.19	S-Mart - Lodi														8,860,000	2/10/2017
19.20	Save Mart - Chico														8,800,000	2/10/2017
19.21	Save Mart - Fresno I														8,750,000	2/10/2017
19.22	Lucky - San Jose III														8,520,000	2/8/2017
19.23	Save Mart - Roseville														8,190,000	2/10/2017
19.24	Lucky - Vacaville I														8,100,000	2/10/2017
19.25	Save Mart - Elk Grove														7,800,000	2/10/2017
19.26	Save Mart - Fresno II														7,540,000	2/10/2017
19.27	Lucky - Sand City														6,960,000	2/8/2017
19.28	Lucky - Vacaville II														6,610,000	2/10/2017
19.29	Lucky - Hayward														6,560,000	2/10/2017
19.30	Save Mart - Kingsburg														6,470,000	2/10/2017
19.31	Save Mart - Sacramento														5,120,000	2/10/2017
19.32	Lucky - Santa Rosa														4,870,000	2/10/2017
19.33	Save Mart - Jackson														4,020,000	2/10/2017
20	TownePlace Suites - Boynton Beach	86,871.96	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0	22,000,000	3/31/2017
21	Fairlane Meadows	77,290.43	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0	30,000,000	4/4/2017
22	TownePlace Suites-VA	94,465.78	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	22,300,000	3/15/2017
22.01	TownePlace Suites Stafford Quantico														12,100,000	3/15/2017
22.02	TownePlace Suites Fredericksburg														10,200,000	3/15/2017
23	Hilton Garden Inn - Ames	82,238.45	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	24,200,000	5/1/2018
24	Stemmons Office Portfolio	95,053.94	Amortizing Balloon		60	59	0	0	240	239	1	L(25),D(31),O(4)	0	0	41,100,000	5/8/2017
24.01	7701 Stemmons														18,500,000	5/8/2017
24.02	8001 Stemmons														16,050,000	5/8/2017
24.03	8101 Stemmons														6,550,000	5/8/2017
25	Stonebriar Commons on Legacy	77,020.47	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0	25,000,000	2/23/2017
26	Residence Inn Carlsbad	68,789.65	Amortizing Balloon		120	118	0	0	360	358	2	L(24),GRTR 1% or YM(90),O(6)	0	0	27,600,000	3/20/2017
27	Crossings at Hobart	76,817.16	Amortizing Balloon		120	116	0	0	330	326	4	L(28),GRTR 1% or YM(87),O(5)	0	0	91,800,000	4/24/2017
28	US Bank Building - Reno	64,597.00	Amortizing Balloon		120	119	0	0	360	359	1	L(24),GRTR 1% or YM(92),O(4)	0	0	18,300,000	4/17/2017
29	Old Town	71,632.12	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	21,800,000	4/4/2017
30	Lormax Stern Retail Development – Roseville	66,442.94	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(88),O(7)	0	0	62,200,000	2/20/2017
31	Alexander Hamilton Plaza	60,267.42	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(90),O(5)	0	0	16,900,000	3/9/2017
32	Cooper Street Retail	58,046.10	Amortizing Balloon		120	118	0	0	360	358	2	L(26),GRTR 1% or YM(91),O(3)	0	0	16,000,000	3/31/2017
33	Uptown Row	57,492.24	Interest-only, Amortizing Balloon	Actual/360	120	114	36	30	360	360	6	L(30),D(86),O(4)	0	0	15,950,000	11/8/2016
34	Home2 Suites - San Antonio	52,466.54	Amortizing Balloon		84	83	0	0	360	359	1	L(25),GRTR 1% or YM(46),O(13)	0	0	17,400,000	3/15/2017
35	Hampton Inn Northlake	56,431.79	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0	13,300,000	3/7/2017
36	Holiday Inn Express & Suites - Charlotte-Arrowood	45,433.19	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0	13,000,000	2/6/2017
37	Hughes Airport Center	29,040.38	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(24),GRTR 1% or YM(91),O(5)	0	0	14,540,000	3/29/2017
38	Boardwalk Shopping Center	40,811.03	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	11,500,000	2/23/2017
39	41725 Ford Road	41,213.00	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	11,850,000	4/21/2017
40	Mini Self Storage & RV	39,243.86	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	11,550,000	4/4/2017
41	Crystal Park Plaza	42,212.90	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	10,500,000	4/7/2017
42	Clifton Park Self Storage Portfolio	38,521.50	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0	11,050,000	3/27/2017
42.01	1772 Route 9														5,470,000	3/27/2017
42.02	261 Ushers Road - CP														4,780,000	3/27/2017
43	Hampton Inn & Suites Elyria	47,755.78	Amortizing Balloon		120	119	0	0	240	239	1	L(25),D(91),O(4)	0	0	13,300,000	4/1/2017
44	North Towne Commons	38,668.78	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(90),O(3)	0	0	10,040,000	2/3/2017
45	Burt Estates MHP	37,834.62	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0	10,550,000	3/8/2017
46	Cardiff Plaza	35,414.91	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	0	10,500,000	3/28/2017
47	Candlewood Suites New Bern	32,946.65	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	10,100,000	3/14/2017
48	Hampton Inn - Anderson	39,663.66	Amortizing Balloon		120	117	0	0	240	237	3	L(27),D(90),O(3)	0	0	10,000,000	3/1/2017
49	Fairfield Inn & Suites - Greenwood	39,663.66	Amortizing Balloon		120	117	0	0	240	237	3	L(27),D(90),O(3)	0	0	9,200,000	3/1/2017
50	Oakbridge Apartments	28,486.36	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	8,450,000	4/4/2017
51	Valley High & San Pedro MHC	29,716.77	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	7,500,000	4/4/2017

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days) (3)	Grace Period Late (Days) (3)	Appraised Value ($) (4)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent
52	Valley View Estates MHP	29,387.90	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(87),O(7)	0	0	8,400,000	3/15/2017
53	Ravinia Estates	29,153.60	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(87),O(7)	0	0	8,170,000	3/5/2017
54	Sycamore Terrace	28,306.61	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(89),O(5)	0	0	7,400,000	3/18/2017
55	Wakefield Apartments	27,477.74	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(92),O(3)	0	0	7,290,000	4/27/2017
56	Stonefield Place Apartments	25,825.19	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	8,200,000	4/4/2017
57	Imperial Clark Center - Downey CA	19,950.80	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(87),O(7)	0	0	8,920,000	3/15/2017
58	La Quinta Florence KY	28,062.88	Amortizing Balloon		120	119	0	0	324	323	1	L(25),D(91),O(4)	0	0	9,100,000	4/7/2017
59	Orchards Market Center	24,711.61	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)	0	0	8,300,000	3/10/2017
60	35 North Raymond Avenue	24,087.19	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(88),O(7)	0	0	8,000,000	4/10/2017
61	Pin Oak Crossing	14,726.74	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(23),GRTR 1% or YM(93),O(4)	0	0	8,400,000	5/2/2017
62	Rite Aid - Allentown	21,107.67	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	5,740,000	3/15/2017
63	StoreRight Ocala	18,298.94	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	6,200,000	3/27/2017
64	Maximus Self Storage	19,960.54	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	5,420,000	3/10/2017
65	StoreRight Jacksonville	18,169.16	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	5,400,000	3/23/2017
66	StoreRight Tampa	17,390.48	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	5,740,000	3/24/2017
67	Allmark Plaza	17,755.47	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	5,600,000	2/16/2017
68	Shoppes at Hunters Run	17,473.89	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)	0	0	4,640,000	3/3/2017
69	Macon Plaza	16,377.24	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	6,100,000	4/15/2017
70	Out O’ Space Storage North Charleston	14,824.29	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM(89),O(6)	0	0	4,100,000	4/17/2017
71	Elsea MHP Portfolio	15,386.31	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0	4,600,000	11/9/2016
71.01	Rustic Ridge														2,780,000	11/9/2016
71.02	Carousel Court														1,820,000	11/9/2016
72	300 Northern Pacific Avenue	12,810.48	Amortizing Balloon		60	59	0	0	360	359	1	L(25),D(31),O(4)	0	0	4,050,000	2/21/2017
73	Mobile City MHC	11,769.77	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	3,460,000	5/5/2017
74	Park Village	11,132.50	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	3,225,000	3/31/2017
75	Chapel Ridge Shoppes	7,957.50	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0	2,600,000	3/10/2017
76	Streetside at Thomas Crossroads	7,286.39	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0	2,140,000	2/20/2017
A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x) (5) (6)	U/W NCF DSCR (x) (5) (6)	Cut-off Date LTV Ratio (4) (5) (6)	LTV Ratio at Maturity or ARD (4) (5) (6)	Cut-off Date U/W NOI Debt Yield (5) (6)	Cut-off Date U/W NCF Debt Yield (5) (6)	U/W Revenues ($) (2) (7)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate (2) (7)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period
1	General Motors Building						4.45	4.33	30.6%	30.6%	15.5%	15.1%	334,764,418	107,458,009	227,306,409	397,997	5,363,618	221,544,794	95.0%	6/1/2017			Actual 2016
2	Del Amo Fashion Center						3.48	3.34	39.8%	39.8%	12.9%	12.4%	81,259,520	21,915,628	59,343,892	223,460	2,154,999	56,965,434	85.2%	5/15/2017			TTM 3/31/2017
3	245 Park Avenue						2.87	2.73	48.9%	48.9%	10.7%	10.1%	177,756,680	62,448,738	115,307,942	551,678	5,191,362	109,564,903	91.1%	2/28/2017			TTM 3/31/2017
4	Starwood Capital Group Hotel Portfolio						3.05	2.72	60.4%	60.4%	13.9%	12.4%	213,600,210	133,537,987	80,062,224	8,732,831	0	71,329,392	74.6%	3/31/2017	119	89	TTM 3/31/2017
4.01	Larkspur Landing Sunnyvale												7,774,225	3,291,296	4,482,930	310,969	0	4,171,961	83.8%	3/31/2017	200	167	TTM 3/31/2017
4.02	Larkspur Landing Milpitas												6,764,028	2,931,310	3,832,718	270,561	0	3,562,157	85.7%	3/31/2017	173	148	TTM 3/31/2017
4.03	Larkspur Landing Campbell												6,059,570	2,617,761	3,441,809	242,383	0	3,199,426	84.3%	3/31/2017	166	140	TTM 3/31/2017
4.04	Larkspur Landing San Francisco												5,697,514	3,043,028	2,654,485	227,901	0	2,426,585	84.9%	3/31/2017	164	140	TTM 3/31/2017
4.05	Larkspur Landing Pleasanton												5,193,352	2,547,257	2,646,096	207,734	0	2,438,362	82.9%	3/31/2017	137	114	TTM 3/31/2017
4.06	Larkspur Landing Bellevue												4,692,425	2,331,202	2,361,223	187,697	0	2,173,526	78.8%	3/31/2017	128	101	TTM 3/31/2017
4.07	Larkspur Landing Sacramento												4,214,257	2,228,775	1,985,482	168,570	0	1,816,912	83.0%	3/31/2017	111	92	TTM 3/31/2017
4.08	Hampton Inn Ann Arbor North												4,826,301	2,797,123	2,029,178	193,052	0	1,836,126	73.9%	3/31/2017	137	101	TTM 3/31/2017
4.09	Larkspur Landing Hillsboro												3,941,272	2,074,859	1,866,414	157,651	0	1,708,763	74.1%	3/31/2017	116	86	TTM 3/31/2017
4.10	Larkspur Landing Renton												4,423,020	2,551,967	1,871,053	176,921	0	1,694,132	80.3%	3/31/2017	117	94	TTM 3/31/2017
4.11	Holiday Inn Arlington Northeast Rangers Ballpark												5,568,856	3,808,855	1,760,001	222,754	0	1,537,247	78.3%	3/31/2017	115	90	TTM 3/31/2017
4.12	Residence Inn Toledo Maumee												4,066,425	2,394,233	1,672,192	203,321	0	1,468,871	81.7%	3/31/2017	124	101	TTM 3/31/2017
4.13	Residence Inn Williamsburg												3,955,706	2,438,734	1,516,972	158,228	0	1,358,744	73.0%	3/31/2017	134	98	TTM 3/31/2017
4.14	Hampton Inn Suites Waco South												4,293,844	2,707,299	1,586,545	171,754	0	1,414,791	77.7%	3/31/2017	121	94	TTM 3/31/2017
4.15	Holiday Inn Louisville Airport Fair Expo												4,185,314	2,629,134	1,556,179	167,413	0	1,388,767	72.9%	3/31/2017	136	99	TTM 3/31/2017
4.16	Courtyard Tyler												3,341,364	1,954,349	1,387,014	133,655	0	1,253,360	58.8%	3/31/2017	107	63	TTM 3/31/2017
4.17	Hilton Garden Inn Edison Raritan Center												5,848,958	4,297,603	1,551,356	233,958	0	1,317,397	78.1%	3/31/2017	126	99	TTM 3/31/2017
4.18	Hilton Garden Inn St Paul Oakdale												4,891,094	3,005,604	1,885,490	195,644	0	1,689,847	80.0%	3/31/2017	134	107	TTM 3/31/2017
4.19	Residence Inn Grand Rapids West												3,115,120	1,853,237	1,261,883	155,756	0	1,106,127	72.6%	3/31/2017	129	94	TTM 3/31/2017
4.20	Peoria, AZ Residence Inn												3,248,248	1,960,291	1,287,957	129,930	0	1,158,027	80.8%	3/31/2017	121	98	TTM 3/31/2017
4.21	Hampton Inn Suites Bloomington Normal												3,738,690	2,192,200	1,546,490	149,548	0	1,396,943	70.8%	3/31/2017	112	79	TTM 3/31/2017
4.22	Courtyard Chico												3,850,184	2,256,991	1,593,193	154,007	0	1,439,185	84.6%	3/31/2017	130	110	TTM 3/31/2017
4.23	Hampton Inn Suites South Bend												3,810,167	2,425,550	1,384,616	152,407	0	1,232,210	69.9%	3/31/2017	126	88	TTM 3/31/2017
4.24	Hampton Inn Suites Kokomo												3,680,915	2,278,112	1,402,802	147,237	0	1,255,566	77.9%	3/31/2017	122	95	TTM 3/31/2017
4.25	Courtyard Wichita Falls												3,121,444	1,900,976	1,220,468	124,858	0	1,095,610	77.4%	3/31/2017	110	85	TTM 3/31/2017
4.26	Hampton Inn Morehead												3,154,358	1,934,119	1,220,240	126,174	0	1,094,065	66.6%	3/31/2017	108	72	TTM 3/31/2017
4.27	Residence Inn Chico												3,273,835	1,934,702	1,339,133	130,953	0	1,208,180	88.0%	3/31/2017	129	114	TTM 3/31/2017
4.28	Courtyard Lufkin												2,752,597	1,904,207	848,389	110,104	0	738,285	64.9%	3/31/2017	105	68	TTM 3/31/2017
4.29	Hampton Inn Carlisle												3,439,196	2,184,723	1,254,473	137,568	0	1,116,905	76.1%	3/31/2017	127	96	TTM 3/31/2017
4.30	Springhill Suites Williamsburg												3,361,902	2,351,318	1,010,584	134,476	0	876,108	71.7%	3/31/2017	106	76	TTM 3/31/2017
4.31	Fairfield Inn Bloomington												3,018,966	1,596,788	1,422,178	150,948	0	1,271,230	87.1%	3/31/2017	90	78	TTM 3/31/2017
4.32	Waco Residence Inn												3,136,682	2,098,980	1,037,702	125,467	0	912,234	82.0%	3/31/2017	133	109	TTM 3/31/2017
4.33	Holiday Inn Express Fishers												3,176,451	2,097,965	1,078,486	127,058	0	951,428	67.1%	3/31/2017	111	75	TTM 3/31/2017
4.34	Larkspur Landing Folsom												2,902,483	1,927,519	974,964	116,099	0	858,864	86.4%	3/31/2017	108	93	TTM 3/31/2017
4.35	Springhill Suites Chicago Naperville Warrenville												3,321,573	2,487,672	833,901	166,079	0	667,822	67.1%	3/31/2017	103	69	TTM 3/31/2017
4.36	Holiday Inn Express & Suites Paris												2,343,673	1,451,447	892,227	93,747	0	798,480	72.6%	3/31/2017	104	76	TTM 3/31/2017
4.37	Toledo Homewood Suites												2,929,714	1,868,320	1,061,394	117,189	0	944,205	82.2%	3/31/2017	123	101	TTM 3/31/2017
4.38	Grand Rapids Homewood Suites												3,009,146	2,149,208	859,938	120,366	0	739,572	84.1%	3/31/2017	125	105	TTM 3/31/2017
4.39	Fairfield Inn Laurel												3,127,939	2,345,351	782,588	125,118	0	657,471	79.9%	3/31/2017	97	78	TTM 3/31/2017
4.40	Cheyenne Fairfield Inn and Suites												1,961,942	1,129,873	832,069	78,478	0	753,591	74.6%	3/31/2017	119	89	TTM 3/31/2017
4.41	Courtyard Akron Stow												3,168,035	2,155,198	1,012,837	126,721	0	886,115	65.9%	3/31/2017	118	78	TTM 3/31/2017
4.42	Towneplace Suites Bloomington												2,441,633	1,469,446	972,187	122,082	0	850,105	89.1%	3/31/2017	90	80	TTM 3/31/2017
4.43	Larkspur Landing Roseville												2,851,065	1,950,874	900,191	114,043	0	786,149	79.5%	3/31/2017	106	85	TTM 3/31/2017
4.44	Hampton Inn Danville												2,591,371	1,759,107	832,264	103,655	0	728,609	80.0%	3/31/2017	124	99	TTM 3/31/2017
4.45	Holiday Inn Norwich												4,801,904	3,857,696	944,209	192,076	0	752,132	56.7%	3/31/2017	131	74	TTM 3/31/2017
4.46	Hampton Inn Suites Longview North												2,322,688	1,579,337	743,351	92,908	0	650,443	63.8%	3/31/2017	107	68	TTM 3/31/2017
4.47	Springhill Suites Peoria Westlake												2,918,586	2,302,611	615,975	145,929	0	470,046	63.3%	3/31/2017	100	63	TTM 3/31/2017
4.48	Hampton Inn Suites Buda												2,627,746	1,669,033	958,713	105,110	0	853,603	74.5%	3/31/2017	129	96	TTM 3/31/2017
4.49	Shawnee Hampton Inn												1,892,474	1,198,000	694,474	75,699	0	618,775	77.6%	3/31/2017	106	82	TTM 3/31/2017
4.50	Racine Fairfield Inn												1,812,261	1,135,948	676,314	72,490	0	603,823	68.6%	3/31/2017	116	79	TTM 3/31/2017
4.51	Hampton Inn Selinsgrove Shamokin Dam												2,433,055	1,648,454	784,601	97,322	0	687,279	75.6%	3/31/2017	117	89	TTM 3/31/2017
4.52	Holiday Inn Express & Suites Terrell												2,149,392	1,457,931	691,461	85,976	0	605,485	84.0%	3/31/2017	102	86	TTM 3/31/2017
4.53	Westchase Homewood Suites												2,958,058	2,459,994	498,064	118,322	0	379,742	63.4%	3/31/2017	131	83	TTM 3/31/2017
4.54	Holiday Inn Express & Suites Tyler South												2,128,673	1,443,645	685,027	85,147	0	599,880	65.9%	3/31/2017	98	65	TTM 3/31/2017
4.55	Holiday Inn Express & Suites Huntsville												2,360,887	1,577,065	783,822	94,435	0	689,387	65.5%	3/31/2017	112	73	TTM 3/31/2017
4.56	Hampton Inn Sweetwater												1,585,686	1,121,890	463,796	63,427	0	400,369	62.9%	3/31/2017	95	60	TTM 3/31/2017
4.57	Comfort Suites Buda Austin South												2,082,208	1,457,351	624,857	83,288	0	541,569	76.8%	3/31/2017	98	75	TTM 3/31/2017
4.58	Fairfield Inn & Suites Weatherford												1,659,116	1,281,033	378,083	66,365	0	311,718	63.4%	3/31/2017	82	52	TTM 3/31/2017
4.59	Holiday Inn Express & Suites Altus												1,417,147	1,148,513	268,634	56,686	0	211,948	67.4%	3/31/2017	84	56	TTM 3/31/2017
4.60	Comfort Inn & Suites Paris												1,157,262	859,912	297,350	46,290	0	251,060	67.4%	3/31/2017	84	56	TTM 3/31/2017
4.61	Hampton Inn Suites Decatur												1,550,317	1,308,093	242,224	62,013	0	180,212	64.6%	3/31/2017	88	57	TTM 3/31/2017
4.62	Holiday Inn Express & Suites Texarkana East												1,638,961	1,406,520	232,441	65,558	0	166,883	66.5%	3/31/2017	76	50	TTM 3/31/2017
4.63	Mankato Fairfield Inn												1,236,472	1,037,465	199,007	49,459	0	149,548	58.0%	3/31/2017	94	54	TTM 3/31/2017
4.64	Candlewood Suites Texarkana												1,239,140	1,073,951	165,190	49,566	0	115,624	75.0%	3/31/2017	55	41	TTM 3/31/2017
4.65	Country Inn & Suites Houston Intercontinental Airport East												1,363,324	1,198,984	164,340	54,533	0	109,807	54.1%	3/31/2017	84	59	TTM 3/31/2017
5	Long Island Prime Portfolio - Melville						3.21	2.98	58.5%	58.5%	14.3%	13.3%	26,717,722	9,448,015	17,269,707	194,180	1,047,719	16,027,807	93.5%	4/20/2017			TTM 3/31/2017
5.01	68 South Service Road												11,740,501	3,734,451	8,006,051	80,823	460,685	7,464,542	98.9%	4/20/2017			TTM 3/31/2017
5.02	58 South Service Road												11,019,136	3,765,076	7,254,060	77,316	393,334	6,783,410	88.3%	4/20/2017			TTM 3/31/2017
5.03	48 South Service Road												3,958,084	1,948,488	2,009,596	36,042	193,700	1,779,855	92.4%	4/20/2017			TTM 3/31/2017
6	225 & 233 Park Avenue South						3.39	3.27	31.3%	31.3%	12.6%	12.1%	48,106,942	18,601,103	29,505,839	74,333	991,923	28,439,583	97.9%	5/24/2017			TTM 3/31/2017
7	Market Street -The Woodlands						2.20	2.04	53.6%	53.6%	9.1%	8.4%	24,779,479	8,827,590	15,951,889	78,733	1,120,268	14,752,888	92.5%	5/1/2017			Actual 2016
8	iStar Leased Fee Portfolio						2.12	2.12	65.6%	65.6%	8.2%	8.2%	NAV	NAV	18,511,396	0	0	18,511,396	NAP	NAP	Various	Various	NAV
8.01	Hilton Salt Lake												NAV	NAV	3,300,706	0	0	3,300,706	NAP	NAP	NAV	NAV	NAV
8.02	DoubleTree Seattle Airport												NAV	NAV	5,374,280	0	0	5,374,280	NAP	NAP	NAV	NAV	NAV
8.03	DoubleTree Mission Valley												NAV	NAV	1,776,034	0	0	1,776,034	NAP	NAP	NAV	NAV	NAV
8.04	One Ally Center												NAV	NAV	3,353,970	0	0	3,353,970	NAP	NAP			NAV
8.05	DoubleTree Sonoma												NAV	NAV	1,157,870	0	0	1,157,870	NAP	NAP	NAV	NAV	NAV
8.06	DoubleTree Durango												NAV	NAV	1,155,514	0	0	1,155,514	NAP	NAP	NAV	NAV	NAV
8.07	Northside Forsyth Hospital Medical Center												NAV	NAV	654,595	0	0	654,595	NAP	NAP			NAV
8.08	NASA/JPSS Headquarters												NAV	NAV	472,292	0	0	472,292	NAP	NAP			NAV
8.09	Dallas Market Center: Sheraton Suites												NAV	NAV	524,334	0	0	524,334	NAP	NAP	NAV	NAV	NAV
8.10	Dallas Market Center: Marriott Courtyard												NAV	NAV	297,000	0	0	297,000	NAP	NAP	NAV	NAV	NAV
8.11	The Buckler Apartments												NAV	NAV	312,186	0	0	312,186	NAP	NAP			NAV
8.12	Lock-Up Self Storage Facility												NAV	NAV	132,615	0	0	132,615	NAP	NAP			NAV
9	Valley Creek Corporate Center						2.02	1.78	69.2%	63.2%	12.0%	10.6%	6,784,305	2,706,626	4,077,679	51,899	438,086	3,587,694	93.4%	2/14/2017			TTM 3/31/2017
10	Amazon Lakeland						1.69	1.65	72.0%	72.0%	7.8%	7.7%	6,742,925	1,784,404	4,958,522	101,608	0	4,856,914	100.0%	7/1/2017			TTM 3/31/2017
11	ExchangeRight Net Leased Portfolio #16						2.43	2.38	59.2%	59.2%	9.8%	9.6%	3,584,008	370,974	3,213,034	27,675	41,737	3,143,621	100.0%	7/1/2017			NAV
11.01	Walgreens - St. Louis, MO												408,000	8,160	399,840	0	0	399,840	100.0%	7/1/2017			NAV
11.02	Hobby Lobby - Mansfield, TX												510,008	105,950	404,057	8,250	14,686	381,121	100.0%	7/1/2017			NAV
11.03	Walgreens - North Ridgeville, OH												336,000	6,720	329,280	0	0	329,280	100.0%	7/1/2017			NAV
11.04	Walgreens - Hammond, IN												279,386	5,588	273,799	2,086	1,909	269,804	100.0%	7/1/2017			NAV
11.05	Tractor Supply - Royse City, TX												255,551	5,111	250,440	3,290	4,977	242,173	100.0%	7/1/2017			NAV

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x) (5) (6)	U/W NCF DSCR (x) (5) (6)	Cut-off Date LTV Ratio (4) (5) (6)	LTV Ratio at Maturity or ARD (4) (5) (6)	Cut-off Date U/W NOI Debt Yield (5) (6)	Cut-off Date U/W NCF Debt Yield (5) (6)	U/W Revenues ($) (2) (7)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate (2) (7)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period
11.06	Tractor Supply - Kuna, ID												242,250	4,845	237,405	3,300	5,154	228,950	100.0%	7/1/2017			NAV
11.07	Walgreens - Baytown, TX												209,749	4,195	205,554	2,086	2,866	200,601	100.0%	7/1/2017			NAV
11.08	Dollar General - Washington, PA												139,946	2,897	137,049	0	0	137,049	100.0%	7/1/2017			NAV
11.09	Dollar General - Tampa, FL												167,912	30,625	137,287	1,365	0	135,922	100.0%	7/1/2017			NAV
11.10	Dollar General - Butler, PA												114,172	6,256	107,917	0	0	107,917	100.0%	7/1/2017			NAV
11.11	Dollar General - Jermyn, PA												136,080	33,077	103,002	0	0	103,002	100.0%	7/1/2017			NAV
11.12	Dollar General - Leesport, PA												117,605	22,326	95,279	1,354	0	93,925	100.0%	7/1/2017			NAV
11.13	Dollar General - Evansville, IN												104,839	20,054	84,785	1,352	2,212	81,221	100.0%	7/1/2017			NAV
11.14	Family Dollar - Baton Rouge, LA												75,037	1,501	73,536	0	1,664	71,873	100.0%	7/1/2017			NAV
11.15	Sherwin Williams - Peoria, IL												110,050	23,993	86,057	1,428	2,922	81,707	100.0%	7/1/2017			NAV
11.16	Dollar General - Baton Rouge, LA												90,177	2,595	87,581	0	0	87,581	100.0%	7/1/2017			NAV
11.17	Advance Auto Parts - Normal, IL												99,151	22,352	76,799	1,050	1,822	73,927	100.0%	7/1/2017			NAV
11.18	Advance Auto Parts - Zion, IL												132,328	63,614	68,714	975	1,521	66,218	100.0%	7/1/2017			NAV
11.19	Advance Auto Parts - St. Louis, MO												55,769	1,115	54,653	1,140	2,003	51,510	100.0%	7/1/2017			NAV
12	Raleigh Marriott City Center						2.15	1.91	63.0%	60.1%	13.8%	12.2%	26,770,637	17,395,651	9,374,986	1,070,825	0	8,304,161	75.5%	3/31/2017	161	122	TTM 3/31/2017
13	2851 Junction						1.97	1.96	70.0%	70.0%	8.3%	8.2%	6,414,224	1,611,174	4,803,050	31,123	0	4,771,927	100.0%	7/1/2017			Actual 2016
14	123 William Street						1.77	1.56	48.3%	48.3%	8.4%	7.4%	22,111,086	10,391,444	11,719,642	109,043	1,269,897	10,340,702	91.7%	1/31/2017			Actual 2016
15	Banner Bank						1.51	1.47	59.9%	48.6%	9.2%	9.0%	3,447,069	1,094,017	2,353,052	35,230	30,800	2,287,022	83.7%	5/1/2017			TTM 2/28/2017
16	AmberGlen Corporate Center						3.83	3.36	45.1%	45.1%	14.3%	12.6%	4,279,821	1,413,286	2,866,536	45,811	308,716	2,512,008	97.2%	Various			TTM 2/28/2017
16.01	2430 NW 206th												1,557,349	474,224	1,083,125	13,599	86,137	983,388	99.2%	4/7/2017			TTM 2/28/2017
16.02	1195 NW Compton Drive												1,555,989	521,744	1,034,245	17,338	92,650	924,256	100.0%	2/28/2017			TTM 2/28/2017
16.03	2345 NW Amberbrook												1,166,484	417,318	749,166	14,874	129,928	604,364	92.1%	4/27/2017			TTM 2/28/2017
17	Highland Park Mixed Use						1.47	1.44	70.7%	70.7%	7.9%	7.7%	2,227,052	716,499	1,510,554	5,773	28,864	1,475,917	100.0%	12/31/2016			TTM 3/31/2017
18	Raley’s Towne Centre						1.39	1.33	68.9%	63.0%	8.4%	8.0%	2,114,967	635,470	1,479,497	23,024	44,973	1,411,499	97.3%	3/1/2017			TTM 3/31/2017
19	Save Mart Portfolio						3.23	3.02	38.1%	38.1%	14.4%	13.5%	20,551,888	623,612	19,928,276	391,254	910,798	18,626,224	100.0%	7/1/2017			NAV
19.01	Lucky - San Francisco												1,298,685	38,961	1,259,724	11,103	29,697	1,218,923	100.0%	7/1/2017			NAV
19.02	Lucky - San Bruno												1,320,828	39,625	1,281,203	12,704	33,979	1,234,519	100.0%	7/1/2017			NAV
19.03	Lucky California - Daly City												1,315,412	39,462	1,275,949	13,969	37,361	1,224,620	100.0%	7/1/2017			NAV
19.04	Lucky - San Jose I												865,093	25,953	839,140	11,887	31,793	795,460	100.0%	7/1/2017			NAV
19.05	Lucky - San Jose II												828,734	24,862	803,872	13,523	36,169	754,180	100.0%	7/1/2017			NAV
19.06	Lucky - San Leandro												824,123	24,724	799,399	13,211	16,855	769,333	100.0%	7/1/2017			NAV
19.07	Dick’s Sporting Goods - Folsom												848,637	25,459	823,177	11,178	29,896	782,104	100.0%	7/1/2017			NAV
19.08	Lucky - Concord												746,772	22,403	724,369	13,871	17,696	692,802	100.0%	7/1/2017			NAV
19.09	FoodMaxx - Antioch												705,873	21,176	684,697	13,579	17,324	653,794	100.0%	7/1/2017			NAV
19.10	Lucky - Hollister												692,028	21,102	670,925	14,013	37,480	619,433	100.0%	7/1/2017			NAV
19.11	Save Mart - Modesto												640,759	19,223	621,536	12,326	32,968	576,242	100.0%	7/1/2017			NAV
19.12	Dick’s Sporting Goods - Salinas												661,609	19,848	641,761	14,051	37,581	590,129	100.0%	7/1/2017			NAV
19.13	Save Mart - Clovis												597,494	17,925	579,569	11,494	30,742	537,333	100.0%	7/1/2017			NAV
19.14	Save Mart - Grass Valley												620,151	18,605	601,547	9,873	26,406	565,268	100.0%	7/1/2017			NAV
19.15	FoodMaxx - Sacramento												602,164	18,065	584,099	11,584	30,982	541,533	100.0%	7/1/2017			NAV
19.16	Lucky - Hayward I												570,583	17,118	553,466	10,289	13,126	530,051	100.0%	7/1/2017			NAV
19.17	Save Mart - Auburn												556,392	16,692	539,700	9,880	26,425	503,395	100.0%	7/1/2017			NAV
19.18	Save Mart - Tracy												547,728	16,432	531,296	14,049	37,575	479,672	100.0%	7/1/2017			NAV
19.19	S-Mart - Lodi												541,507	17,850	523,657	11,364	30,394	481,899	100.0%	7/1/2017			NAV
19.20	Save Mart - Chico												537,654	16,130	521,524	9,547	25,535	486,442	100.0%	7/1/2017			NAV
19.21	Save Mart - Fresno I												513,616	15,408	498,208	13,174	35,235	449,799	100.0%	7/1/2017			NAV
19.22	Lucky - San Jose III												478,843	14,365	464,478	11,084	29,646	423,748	100.0%	7/1/2017			NAV
19.23	Save Mart - Roseville												500,836	15,025	485,811	12,020	32,148	441,642	100.0%	7/1/2017			NAV
19.24	Lucky - Vacaville I												475,227	14,257	460,970	9,623	12,277	439,070	100.0%	7/1/2017			NAV
19.25	Save Mart - Elk Grove												457,715	17,377	440,338	10,303	27,556	402,479	100.0%	7/1/2017			NAV
19.26	Save Mart - Fresno II												442,197	13,266	428,931	11,342	30,335	387,254	100.0%	7/1/2017			NAV
19.27	Lucky - Sand City												408,216	12,246	395,970	14,109	37,735	344,126	100.0%	7/1/2017			NAV
19.28	Lucky - Vacaville II												388,049	11,641	376,408	10,101	12,886	353,421	100.0%	7/1/2017			NAV
19.29	Lucky - Hayward												368,958	12,532	356,426	13,872	17,698	324,856	100.0%	7/1/2017			NAV
19.30	Save Mart - Kingsburg												364,072	10,922	353,150	9,338	24,976	318,836	100.0%	7/1/2017			NAV
19.31	Save Mart - Sacramento												300,397	9,012	291,385	11,203	29,963	250,219	100.0%	7/1/2017			NAV
19.32	Lucky - Santa Rosa												285,971	8,579	277,392	12,425	15,852	249,114	100.0%	7/1/2017			NAV
19.33	Save Mart - Jackson												245,565	7,367	238,198	9,163	24,508	204,527	100.0%	7/1/2017			NAV
20	TownePlace Suites - Boynton Beach						2.02	1.83	66.0%	53.4%	13.2%	11.9%	4,513,000	2,600,651	1,912,349	180,520	0	1,731,829	80.6%	4/30/2017	129	104	TTM 4/30/2017
21	Fairlane Meadows						2.18	2.07	53.0%	48.2%	12.7%	12.1%	2,976,474	954,767	2,021,707	28,301	74,475	1,918,931	98.7%	2/28/2017			Annualized 7 4/30/2017
22	TownePlace Suites-VA						1.80	1.62	69.9%	53.0%	13.1%	11.8%	5,012,793	2,970,341	2,042,452	200,512	0	1,841,940	80.5%	3/31/2017	90	73	TTM 3/31/2017
22.01	TownePlace Suites Stafford Quantico												2,472,607	1,368,237	1,104,370	98,904	0	1,005,465	77.2%	3/31/2017	93	72	TTM 3/31/2017
22.02	TownePlace Suites Fredericksburg												2,540,186	1,602,104	938,082	101,607	0	836,475	83.9%	3/31/2017	87	73	TTM 3/31/2017
23	Hilton Garden Inn - Ames						1.90	1.71	59.9%	50.0%	12.9%	11.7%	4,597,633	2,724,588	1,873,044	183,905	0	1,689,139	74.0%	4/30/2017	133	98	TTM 4/30/2017
24	Stemmons Office Portfolio						2.52	2.07	35.2%	29.5%	19.8%	16.3%	5,612,126	2,742,698	2,869,428	66,969	437,756	2,364,703	95.8%	1/1/2017			TTM 3/31/2017
24.01	7701 Stemmons												2,669,795	1,282,818	1,386,977	34,660	218,776	1,133,541	91.9%	1/1/2017			TTM 3/31/2017
24.02	8001 Stemmons												1,961,451	838,921	1,122,530	20,946	141,966	959,618	100.0%	7/1/2017			TTM 3/31/2017
24.03	8101 Stemmons												980,880	620,959	359,921	11,363	77,014	271,544	100.0%	7/1/2017			TTM 3/31/2017
25	Stonebriar Commons on Legacy						1.53	1.39	57.0%	50.5%	9.9%	9.0%	2,192,701	782,608	1,410,093	15,776	110,430	1,283,887	96.4%	5/4/2017			TTM 3/31/2017
26	Residence Inn Carlsbad						2.74	2.47	50.6%	40.6%	16.2%	14.6%	5,621,804	3,356,861	2,264,943	224,872	0	2,040,071	81.3%	2/28/2017	154	125	TTM 2/28/2017
27	Crossings at Hobart						1.53	1.40	61.7%	48.7%	10.1%	9.2%	9,202,949	3,466,333	5,736,616	110,724	386,192	5,239,701	98.7%	2/15/2017			Actual 2016
28	US Bank Building - Reno						1.59	1.45	69.2%	56.1%	9.7%	8.9%	1,816,316	583,951	1,232,364	21,205	88,837	1,122,322	96.9%	4/27/2017			TTM 03/31/2017
29	Old Town						1.62	1.57	56.8%	47.7%	11.3%	10.9%	2,252,342	856,968	1,395,374	16,083	29,151	1,350,140	82.9%	4/28/2017			TTM 04/30/2017
30	Lormax Stern Retail Development – Roseville						2.14	2.06	48.2%	40.0%	14.2%	13.7%	7,177,470	2,917,763	4,259,707	82,071	63,092	4,114,544	89.0%	5/1/2017			TTM 02/28/2017
31	Alexander Hamilton Plaza						1.88	1.52	65.6%	54.2%	12.2%	9.9%	3,352,974	1,995,570	1,357,403	34,554	226,404	1,096,445	96.7%	5/22/2017			TTM 5/22/2017
32	Cooper Street Retail						1.44	1.35	68.6%	56.2%	9.1%	8.6%	1,456,748	456,177	1,000,571	13,179	43,929	943,463	100.0%	3/31/2017			Actual 2016
33	Uptown Row						1.48	1.40	67.1%	59.4%	9.5%	9.0%	1,632,246	612,679	1,019,567	7,389	45,816	966,363	95.4%	12/1/2016			TTM 3/31/2017
34	Home2 Suites - San Antonio						2.63	2.38	57.4%	50.7%	16.6%	15.0%	3,850,289	2,195,115	1,655,174	154,012	0	1,501,163	85.5%	4/30/2017	109	93	TTM 4/30/2017
35	Hampton Inn Northlake						2.11	1.90	69.7%	53.0%	15.4%	13.9%	3,622,507	2,190,557	1,431,950	144,900	0	1,287,050	77.7%	3/31/2017	104	81	TTM 03/31/2017
36	Holiday Inn Express & Suites - Charlotte-Arrowood						1.99	1.78	62.9%	52.3%	13.3%	11.8%	2,912,607	1,826,799	1,085,808	116,504	0	969,304	70.2%	2/28/2017	115	80	TTM 2/28/2017
37	Hughes Airport Center						3.13	2.72	55.2%	55.2%	13.6%	11.8%	1,653,868	561,426	1,092,442	14,024	129,023	949,394	100.0%	3/31/2017			Actual 2016
38	Boardwalk Shopping Center						1.43	1.30	67.1%	55.0%	9.1%	8.3%	1,075,645	376,809	698,836	8,036	53,675	637,125	100.0%	3/24/2017			TTM 4/30/2017
39	41725 Ford Road						1.46	1.38	64.9%	53.4%	9.4%	8.9%	895,924	176,193	719,730	3,135	33,235	683,360	100.0%	4/24/2017			NAV
40	Mini Self Storage & RV						1.58	1.52	66.6%	54.0%	9.7%	9.3%	1,263,970	520,604	743,366	28,910	0	714,456	81.8%	4/4/2017			TTM 2/28/2017
41	Crystal Park Plaza						1.72	1.43	73.1%	60.6%	11.3%	9.5%	1,642,127	772,258	869,869	15,239	128,975	725,655	97.8%	1/31/2017			TTM 2/28/2017
42	Clifton Park Self Storage Portfolio						1.46	1.43	66.1%	58.3%	9.3%	9.1%	985,490	309,966	675,524	12,875	0	662,649	91.6%	4/17/2017			TTM 3/31/2017
42.01	1772 Route 9												534,718	167,945	366,773	5,714	0	361,059	92.8%	4/17/2017			TTM 3/31/2017
42.02	261 Ushers Road - CP												450,772	142,021	308,751	7,162	0	301,590	90.6%	4/17/2017			TTM 3/31/2017
43	Hampton Inn & Suites Elyria						2.00	1.78	54.0%	34.2%	15.9%	14.2%	3,108,882	1,964,735	1,144,147	124,355	0	1,019,791	70.2%	2/28/2017	123	87	TTM 2/28/2017
44	North Towne Commons						1.57	1.39	70.0%	58.1%	10.4%	9.2%	1,243,653	515,757	727,896	13,945	67,212	646,739	100.0%	12/31/2016			Actual 2016
45	Burt Estates MHP						1.36	1.34	66.2%	54.7%	8.9%	8.7%	1,179,231	560,319	618,912	9,350	0	609,562	95.2%	2/2/2017			TTM 3/31/2017
46	Cardiff Plaza						1.66	1.36	64.2%	52.5%	10.4%	8.6%	1,310,496	606,066	704,430	27,901	99,714	576,815	86.8%	5/5/2017			TTM 3/31/2017
47	Candlewood Suites New Bern						2.44	2.23	59.3%	49.2%	16.1%	14.7%	2,029,747	1,066,496	963,252	81,190	0	882,062	81.6%	2/28/2017	83	66	TTM 2/28/2017
48	Hampton Inn - Anderson						2.04	1.85	59.6%	37.8%	16.3%	14.8%	2,268,259	1,297,881	970,378	90,730	0	879,648	77.7%	2/28/2017	119	87	TTM 2/28/2017
49	Fairfield Inn & Suites - Greenwood						1.73	1.56	64.7%	41.1%	13.8%	12.4%	2,071,555	1,247,917	823,638	82,862	0	740,776	73.2%	2/28/2017	104	74	TTM 2/28/2017
50	Oakbridge Apartments						1.72	1.64	68.1%	54.8%	10.2%	9.7%	987,479	398,274	589,205	30,000	0	559,205	99.2%	3/31/2017			TTM 3/31/2017
51	Valley High & San Pedro MHC						1.46	1.41	74.9%	61.4%	9.3%	9.0%	848,171	327,053	521,118	16,700	0	504,418	83.3%	3/1/2017			TTM 3/31/2017

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x) (5) (6)	U/W NCF DSCR (x) (5) (6)	Cut-off Date LTV Ratio (4) (5) (6)	LTV Ratio at Maturity or ARD (4) (5) (6)	Cut-off Date U/W NOI Debt Yield (5) (6)	Cut-off Date U/W NCF Debt Yield (5) (6)	U/W Revenues ($) (2) (7)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate (2) (7)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period
52	Valley View Estates MHP						1.51	1.48	66.1%	57.0%	9.6%	9.4%	909,763	377,565	532,198	11,700	0	520,498	82.8%	4/2/2017			TTM 2/28/2017
53	Ravinia Estates						1.41	1.38	65.9%	54.4%	9.1%	8.9%	834,174	341,216	492,958	10,850	0	482,108	87.1%	3/14/2017			TTM 3/31/2017
54	Sycamore Terrace						1.84	1.64	72.5%	62.5%	11.6%	10.4%	897,522	273,582	623,939	9,056	59,315	555,568	96.6%	3/9/2017			TTM 3/31/2017
55	Wakefield Apartments						1.53	1.47	73.5%	61.3%	9.4%	9.0%	932,185	428,316	503,869	20,167	0	483,702	91.0%	4/19/2017			TTM 3/31/2017
56	Stonefield Place Apartments						1.90	1.82	64.5%	51.7%	11.1%	10.7%	869,180	281,448	587,732	24,192	0	563,540	100.0%	4/25/2017			TTM 3/31/2017
57	Imperial Clark Center - Downey CA						2.18	2.04	57.2%	57.2%	10.2%	9.6%	678,779	156,696	522,083	6,623	27,966	487,494	100.0%	2/27/2017			Actual 2016
58	La Quinta Florence KY						2.16	1.90	54.9%	42.9%	14.5%	12.8%	2,148,828	1,422,399	726,429	85,953	0	640,476	91.2%	2/28/2017	92	79	TTM 2/28/2017
59	Orchards Market Center						1.74	1.66	58.6%	51.3%	10.6%	10.1%	689,382	172,841	516,541	9,099	14,242	493,200	86.8%	4/1/2017			Actual 2016
60	35 North Raymond Avenue						1.41	1.34	56.0%	46.1%	9.1%	8.7%	604,008	196,367	407,640	2,333	16,659	388,648	100.0%	3/31/2017			TTM 2/28/2017
61	Pin Oak Crossing						3.21	2.99	50.0%	50.0%	13.5%	12.6%	786,047	219,495	566,552	4,927	32,846	528,780	98.2%	5/31/2017			TTM 4/30/2017
62	Rite Aid - Allentown						1.49	1.44	69.6%	57.0%	9.4%	9.1%	398,871	21,490	377,381	2,198	11,155	364,028	100.0%	7/1/2017			Actual 2016
63	StoreRight Ocala						1.51	1.48	56.8%	46.3%	9.4%	9.2%	615,757	283,431	332,326	7,690	0	324,636	70.0%	4/30/2017			TTM 04/30/2017
64	Maximus Self Storage						1.43	1.39	64.5%	54.0%	9.8%	9.5%	565,340	222,739	342,601	10,296	0	332,305	95.3%	3/23/2017			TTM 2/28/2017
65	StoreRight Jacksonville						1.51	1.48	64.7%	52.8%	9.4%	9.3%	534,690	206,159	328,531	4,951	0	323,581	80.5%	4/30/2017			TTM 04/30/2017
66	StoreRight Tampa						1.45	1.42	58.3%	47.5%	9.1%	8.9%	511,393	208,148	303,245	6,076	0	297,169	81.5%	4/30/2017			TTM 04/30/2017
67	Allmark Plaza						1.39	1.31	58.8%	48.5%	9.0%	8.5%	397,028	100,493	296,536	3,554	13,402	279,579	100.0%	3/1/2017			TTM 3/31/2017
68	Shoppes at Hunters Run						1.54	1.43	70.9%	58.2%	9.8%	9.1%	523,074	199,374	323,700	4,303	18,880	300,518	100.0%	4/3/2017			Actual 2016
69	Macon Plaza						2.38	2.04	50.8%	41.6%	15.1%	12.9%	610,685	141,985	468,700	17,247	50,748	400,705	95.6%	5/1/2017			TTM 3/31/2017
70	Out O’ Space Storage North Charleston						1.43	1.39	68.6%	59.1%	9.0%	8.8%	443,201	189,514	253,687	6,855	0	246,832	88.0%	4/10/2017			TTM 3/31/2017
71	Elsea MHP Portfolio						1.75	1.68	55.3%	41.9%	12.7%	12.2%	689,190	366,161	323,029	12,300	0	310,729	92.3%	4/1/2017			TTM 1/31/2017
71.01	Rustic Ridge												385,410	188,057	197,353	7,000	0	190,353	91.4%	4/1/2017			TTM 1/31/2017
71.02	Carousel Court												303,780	178,104	125,676	5,300	0	120,376	93.5%	4/1/2017			TTM 1/31/2017
72	300 Northern Pacific Avenue						1.77	1.59	59.2%	54.6%	11.4%	10.2%	476,042	203,369	272,673	6,903	21,958	243,812	95.1%	5/18/2017			TTM 4/30/2017
73	Mobile City MHC						1.63	1.59	63.5%	52.2%	10.5%	10.2%	438,940	209,022	229,917	5,300	0	224,617	98.9%	5/5/2017			TTM 4/30/2017
74	Park Village						2.00	1.73	65.0%	53.3%	12.7%	11.0%	416,355	149,569	266,785	8,460	26,992	231,334	95.3%	3/1/2017			TTM 2/28/2017
75	Chapel Ridge Shoppes						2.00	1.76	53.7%	39.8%	13.7%	12.0%	294,923	103,932	190,991	6,289	17,054	167,648	100.0%	4/1/2017			TTM 3/31/2017
76	Streetside at Thomas Crossroads						1.52	1.38	62.6%	51.7%	10.0%	9.0%	181,022	47,774	133,248	4,536	7,896	120,816	88.9%	2/28/2017			Actual 2016
A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures
1	General Motors Building	256,349,455	104,924,109	151,425,346	0	151,425,346			Actual 2015	249,768,162	99,256,499	150,511,664	0	150,511,664			Actual 2014	257,318,784	92,003,166	165,315,617	0
2	Del Amo Fashion Center	77,175,155	23,956,448	53,218,707	0	53,218,707			Actual 2016	75,673,675	24,572,583	51,101,092	0	51,101,092			Actual 2015	51,645,131	16,605,695	35,039,436	0
3	245 Park Avenue	168,887,445	61,210,770	107,676,675	0	107,676,675			Actual 2016	167,638,950	60,922,988	106,715,962	0	106,715,962			Actual 2015	160,661,056	57,993,351	102,667,705	0
4	Starwood Capital Group Hotel Portfolio	212,650,616	131,381,993	81,268,623	8,693,699	72,574,924	119	89	Actual 2016	214,236,030	131,010,137	83,225,892	8,756,495	74,469,398	119	89	Actual 2015	210,181,276	127,591,123	82,590,153	8,583,513
4.01	Larkspur Landing Sunnyvale	7,774,225	2,871,627	4,902,599	310,969	4,591,630	200	167	Actual 2016	7,817,367	2,883,537	4,933,830	312,695	4,621,136	198	168	Actual 2015	7,402,221	2,747,753	4,654,468	296,089
4.02	Larkspur Landing Milpitas	6,764,028	2,664,437	4,099,591	270,561	3,829,030	173	148	Actual 2016	6,748,863	2,649,268	4,099,595	269,955	3,829,640	172	148	Actual 2015	6,284,848	2,514,300	3,770,548	251,394
4.03	Larkspur Landing Campbell	6,059,570	2,515,114	3,544,456	242,383	3,302,074	166	140	Actual 2016	6,251,271	2,587,620	3,663,651	250,051	3,413,600	167	145	Actual 2015	5,892,933	2,378,409	3,514,524	235,717
4.04	Larkspur Landing San Francisco	5,697,514	3,015,128	2,682,386	227,901	2,454,486	164	140	Actual 2016	5,905,601	2,925,917	2,979,685	236,224	2,743,461	167	144	Actual 2015	5,806,373	2,810,816	2,995,558	232,255
4.05	Larkspur Landing Pleasanton	5,193,352	2,521,540	2,671,812	207,734	2,464,078	137	114	Actual 2016	5,319,602	2,551,761	2,767,841	212,784	2,555,057	138	116	Actual 2015	4,880,674	2,372,092	2,508,582	195,227
4.06	Larkspur Landing Bellevue	4,692,425	2,307,876	2,384,549	187,697	2,196,852	128	101	Actual 2016	4,726,484	2,312,314	2,414,170	189,059	2,225,110	130	102	Actual 2015	4,615,653	2,355,292	2,260,361	184,626
4.07	Larkspur Landing Sacramento	4,214,257	2,208,014	2,006,244	168,570	1,837,673	111	92	Actual 2016	4,200,451	2,201,153	1,999,298	168,018	1,831,280	111	91	Actual 2015	4,176,563	2,151,269	2,025,295	167,063
4.08	Hampton Inn Ann Arbor North	4,826,301	2,738,457	2,087,843	193,052	1,894,791	137	101	Actual 2016	4,956,425	2,798,152	2,158,273	198,257	1,960,016	136	103	Actual 2015	4,678,954	2,587,074	2,091,879	187,158
4.09	Larkspur Landing Hillsboro	3,941,272	2,055,158	1,886,114	157,651	1,728,463	116	86	Actual 2016	4,016,848	2,029,273	1,987,576	160,674	1,826,902	115	87	Actual 2015	3,915,128	1,870,518	2,044,610	156,605
4.10	Larkspur Landing Renton	4,423,020	2,530,182	1,892,838	176,921	1,715,917	117	94	Actual 2016	4,349,218	2,485,494	1,863,723	173,969	1,689,754	116	92	Actual 2015	4,324,596	2,397,904	1,926,692	172,984
4.11	Holiday Inn Arlington Northeast Rangers Ballpark	5,568,856	3,780,287	1,788,569	222,754	1,565,815	115	90	Actual 2016	5,505,741	3,764,358	1,741,383	220,230	1,521,153	117	89	Actual 2015	5,424,474	3,782,113	1,642,361	216,979
4.12	Residence Inn Toledo Maumee	4,066,425	2,373,963	1,692,462	203,321	1,489,141	124	101	Actual 2016	3,998,051	2,369,947	1,628,104	199,903	1,428,201	123	99	Actual 2015	3,874,115	2,385,465	1,488,651	193,706
4.13	Residence Inn Williamsburg	3,955,706	2,419,030	1,536,676	158,228	1,378,448	134	98	Actual 2016	4,098,296	2,481,946	1,616,351	163,932	1,452,419	135	101	Actual 2015	3,685,293	2,250,970	1,434,323	147,412
4.14	Hampton Inn Suites Waco South	4,293,844	2,685,829	1,608,015	171,754	1,436,261	121	94	Actual 2016	4,293,352	2,661,189	1,632,164	171,734	1,460,429	119	94	Actual 2015	4,247,264	2,584,709	1,662,555	169,891
4.15	Holiday Inn Louisville Airport Fair Expo	4,185,314	2,608,205	1,577,109	166,778	1,410,331	136	99	Actual 2016	4,308,290	2,638,604	1,669,685	172,332	1,497,354	137	102	Actual 2015	4,124,662	2,494,315	1,630,347	164,986
4.16	Courtyard Tyler	3,341,364	1,937,578	1,403,786	133,655	1,270,131	107	63	Actual 2016	3,429,564	1,952,446	1,477,118	137,183	1,339,935	108	65	Actual 2015	3,919,126	2,063,389	1,855,736	156,765
4.17	Hilton Garden Inn Edison Raritan Center	5,848,958	4,267,536	1,581,423	233,958	1,347,464	126	99	Actual 2016	5,761,789	4,223,546	1,538,244	230,472	1,307,772	128	97	Actual 2015	5,493,273	4,219,650	1,273,624	219,731
4.18	Hilton Garden Inn St Paul Oakdale	4,891,094	2,981,182	1,909,912	195,644	1,714,268	134	107	Actual 2016	4,983,720	2,993,120	1,990,600	199,349	1,791,252	135	109	Actual 2015	4,711,861	2,919,955	1,791,907	188,474
4.19	Residence Inn Grand Rapids West	3,115,120	1,837,807	1,277,313	155,756	1,121,557	129	94	Actual 2016	3,310,952	1,852,714	1,458,239	165,548	1,292,691	128	100	Actual 2015	3,062,200	1,769,939	1,292,261	153,110
4.20	Peoria, AZ Residence Inn	3,248,248	1,944,049	1,304,198	129,930	1,174,268	121	98	Actual 2016	3,292,301	1,922,040	1,370,261	131,692	1,238,569	121	98	Actual 2015	3,187,787	1,884,958	1,302,829	127,511
4.21	Hampton Inn Suites Bloomington Normal	3,738,690	2,173,520	1,565,170	149,548	1,415,623	112	79	Actual 2016	3,759,689	2,190,385	1,569,304	150,388	1,418,917	112	79	Actual 2015	4,022,171	2,297,239	1,724,931	160,887
4.22	Courtyard Chico	3,850,184	2,255,777	1,594,407	154,007	1,440,399	130	110	Actual 2016	3,812,434	2,228,761	1,583,673	152,497	1,431,176	127	108	Actual 2015	3,178,650	1,960,096	1,218,554	127,146
4.23	Hampton Inn Suites South Bend	3,810,167	2,407,885	1,402,281	152,407	1,249,874	126	88	Actual 2016	3,779,982	2,384,057	1,395,925	151,199	1,244,725	126	87	Actual 2015	3,424,014	2,192,947	1,231,066	136,961
4.24	Hampton Inn Suites Kokomo	3,680,915	2,259,704	1,421,210	147,237	1,273,974	122	95	Actual 2016	3,744,550	2,281,313	1,463,236	149,782	1,313,454	122	96	Actual 2015	3,524,349	2,216,867	1,307,482	140,974
4.25	Courtyard Wichita Falls	3,121,444	1,885,172	1,236,272	124,858	1,111,414	110	85	Actual 2016	3,055,163	1,845,332	1,209,831	122,207	1,087,624	111	82	Actual 2015	2,944,157	1,831,305	1,112,852	117,766
4.26	Hampton Inn Morehead	3,154,358	1,918,294	1,236,065	126,174	1,109,890	108	72	Actual 2016	3,140,885	1,903,562	1,237,323	125,635	1,111,688	110	72	Actual 2015	2,908,105	1,778,565	1,129,540	116,324
4.27	Residence Inn Chico	3,273,835	1,939,036	1,334,799	130,953	1,203,846	129	114	Actual 2016	3,230,070	1,874,651	1,355,419	129,203	1,226,216	129	112	Actual 2015	3,017,201	1,775,051	1,242,150	120,688
4.28	Courtyard Lufkin	2,752,597	1,890,154	862,442	110,104	752,338	105	68	Actual 2016	2,938,698	1,947,900	990,797	117,548	873,250	106	72	Actual 2015	3,391,091	2,043,961	1,347,129	135,644
4.29	Hampton Inn Carlisle	3,439,196	2,167,567	1,271,628	137,568	1,134,061	127	96	Actual 2016	3,524,239	2,222,178	1,302,061	140,970	1,161,091	127	98	Actual 2015	3,477,412	2,119,272	1,358,140	139,096
4.30	Springhill Suites Williamsburg	3,361,902	2,334,582	1,027,319	134,476	892,843	106	76	Actual 2016	3,440,078	2,325,087	1,114,991	137,603	977,388	108	77	Actual 2015	3,204,858	2,176,411	1,028,446	128,194
4.31	Fairfield Inn Bloomington	3,018,966	1,560,262	1,458,704	150,948	1,307,756	90	78	Actual 2016	2,956,451	1,547,816	1,408,635	147,823	1,260,812	91	77	Actual 2015	2,237,500	1,541,274	696,227	111,875
4.32	Waco Residence Inn	3,136,682	2,083,296	1,053,385	125,467	927,918	133	109	Actual 2016	3,115,712	2,004,788	1,110,924	124,628	986,296	130	108	Actual 2015	2,926,457	1,924,264	1,002,193	117,058
4.33	Holiday Inn Express Fishers	3,176,451	2,082,079	1,094,372	127,058	967,314	111	75	Actual 2016	3,132,794	2,059,645	1,073,149	125,312	947,837	112	74	Actual 2015	2,880,638	1,820,094	1,060,544	115,226
4.34	Larkspur Landing Folsom	2,902,483	1,913,175	989,308	116,099	873,208	108	93	Actual 2016	2,893,984	1,906,370	987,614	115,759	871,854	109	93	Actual 2015	2,842,366	1,800,822	1,041,544	113,695
4.35	Springhill Suites Chicago Naperville Warrenville	3,321,573	2,447,769	873,804	166,079	707,725	103	69	Actual 2016	3,229,904	2,406,308	823,596	161,495	662,101	102	67	Actual 2015	3,334,536	2,448,695	885,840	166,727
4.36	Holiday Inn Express & Suites Paris	2,343,673	1,439,747	903,926	93,747	810,179	104	76	Actual 2016	2,339,461	1,421,821	917,639	93,578	824,061	104	75	Actual 2015	2,256,662	1,366,196	890,466	90,266
4.37	Toledo Homewood Suites	2,929,714	1,853,671	1,076,042	117,189	958,854	123	101	Actual 2016	2,879,994	1,884,358	995,636	115,200	880,436	121	99	Actual 2015	2,585,574	1,776,990	808,584	103,423
4.38	Grand Rapids Homewood Suites	3,009,146	2,134,162	874,984	120,366	754,618	125	105	Actual 2016	3,082,919	2,082,919	1,000,000	123,317	876,683	123	107	Actual 2015	3,044,043	2,020,091	1,023,952	121,762
4.39	Fairfield Inn Laurel	3,127,939	2,329,748	798,192	125,118	673,074	97	78	Actual 2016	3,060,436	2,307,996	752,440	122,417	630,022	97	76	Actual 2015	2,980,035	2,200,084	779,951	119,201
4.40	Cheyenne Fairfield Inn and Suites	1,961,942	1,120,064	841,879	78,478	763,401	119	89	Actual 2016	2,069,004	1,150,552	918,452	82,760	835,692	121	93	Actual 2015	2,184,113	1,186,663	997,451	87,365
4.41	Courtyard Akron Stow	3,168,035	2,139,241	1,028,793	126,207	902,586	118	78	Actual 2016	3,339,430	2,176,862	1,162,568	133,577	1,028,990	119	82	Actual 2015	3,378,668	2,032,822	1,345,847	135,147
4.42	Towneplace Suites Bloomington	2,441,633	1,457,251	984,382	122,082	862,300	90	80	Actual 2016	2,355,692	1,397,666	958,026	117,785	840,241	90	77	Actual 2015	1,990,897	1,278,946	711,951	99,545
4.43	Larkspur Landing Roseville	2,851,065	1,936,930	914,135	114,043	800,092	106	85	Actual 2016	2,791,909	1,916,526	875,383	111,676	763,707	105	82	Actual 2015	2,792,081	1,875,555	916,526	111,683
4.44	Hampton Inn Danville	2,591,371	1,746,161	845,210	103,655	741,555	124	99	Actual 2016	2,521,595	1,699,299	822,297	100,864	721,433	124	96	Actual 2015	2,301,578	1,596,568	705,009	92,063
4.45	Holiday Inn Norwich	4,801,904	3,831,142	970,763	192,076	778,687	131	74	Actual 2016	4,825,972	3,841,316	984,656	193,039	791,617	131	75	Actual 2015	4,347,308	3,567,286	780,022	173,892
4.46	Hampton Inn Suites Longview North	2,322,688	1,567,732	754,956	92,908	662,049	107	68	Actual 2016	2,373,357	1,599,432	773,925	94,934	678,991	110	69	Actual 2015	3,058,158	1,744,990	1,313,168	122,326
4.47	Springhill Suites Peoria Westlake	2,918,586	2,275,817	642,768	145,929	496,839	100	63	Actual 2016	2,854,364	2,241,897	612,467	142,718	469,749	102	62	Actual 2015	3,126,977	2,335,684	791,292	156,349
4.48	Hampton Inn Suites Buda	2,627,746	1,655,917	971,829	105,110	866,719	129	96	Actual 2016	2,680,752	1,673,589	1,007,162	107,230	899,932	131	98	Actual 2015	2,802,930	1,693,104	1,109,826	112,117
4.49	Shawnee Hampton Inn	1,892,474	1,188,538	703,936	75,699	628,237	106	82	Actual 2016	1,890,630	1,179,047	711,582	75,625	635,957	106	82	Actual 2015	1,834,041	1,189,348	644,692	73,362
4.50	Racine Fairfield Inn	1,812,261	1,126,886	685,375	72,490	612,885	116	79	Actual 2016	1,800,048	1,131,876	668,172	72,002	596,170	115	78	Actual 2015	1,757,437	1,089,693	667,743	70,297
4.51	Hampton Inn Selinsgrove Shamokin Dam	2,433,055	1,636,332	796,723	97,322	699,401	117	89	Actual 2016	2,342,011	1,597,998	744,013	93,680	650,333	116	85	Actual 2015	2,166,585	1,424,703	741,881	86,663
4.52	Holiday Inn Express & Suites Terrell	2,149,392	1,447,295	702,096	85,976	616,121	102	86	Actual 2016	2,116,706	1,409,632	707,074	84,668	622,406	103	84	Actual 2015	2,004,889	1,331,720	673,170	80,196
4.53	Westchase Homewood Suites	2,958,058	2,445,196	512,862	118,322	394,540	131	83	Actual 2016	3,210,256	2,539,999	670,257	128,410	541,847	132	90	Actual 2015	4,364,744	2,879,354	1,485,391	174,590
4.54	Holiday Inn Express & Suites Tyler South	2,128,673	1,433,018	695,654	85,147	610,507	98	65	Actual 2016	2,077,217	1,417,416	659,801	83,089	576,713	100	63	Actual 2015	2,201,486	1,454,109	747,377	88,059
4.55	Holiday Inn Express & Suites Huntsville	2,360,887	1,565,291	795,596	94,435	701,160	112	73	Actual 2016	2,407,786	1,577,861	829,925	96,311	733,614	115	75	Actual 2015	3,196,798	1,732,411	1,464,387	127,872
4.56	Hampton Inn Sweetwater	1,585,686	1,113,974	471,712	63,427	408,284	95	60	Actual 2016	1,725,603	1,156,237	569,366	69,024	500,342	96	65	Actual 2015	2,002,056	1,321,638	680,418	80,082
4.57	Comfort Suites Buda Austin South	2,082,208	1,446,864	635,344	83,288	552,056	98	75	Actual 2016	2,074,254	1,436,582	637,672	82,970	554,702	99	75	Actual 2015	2,032,396	1,420,251	612,145	81,296
4.58	Fairfield Inn & Suites Weatherford	1,659,116	1,272,735	386,381	66,365	320,016	82	52	Actual 2016	1,543,315	1,214,836	328,479	61,733	266,746	82	48	Actual 2015	1,465,030	1,118,625	346,406	58,601
4.59	Holiday Inn Express & Suites Altus	1,417,147	1,141,477	275,670	56,686	218,984	84	56	Actual 2016	1,422,396	1,125,216	297,180	56,896	240,285	83	57	Actual 2015	1,322,219	1,070,758	251,461	52,889
4.60	Comfort Inn & Suites Paris	1,157,262	854,150	303,112	46,290	256,821	84	56	Actual 2016	1,161,068	837,815	323,253	46,443	276,810	83	56	Actual 2015	1,058,458	770,256	288,202	42,338
4.61	Hampton Inn Suites Decatur	1,550,317	1,300,353	249,964	62,013	187,952	88	57	Actual 2016	1,547,032	1,268,842	278,191	61,881	216,309	89	57	Actual 2015	1,669,635	1,274,496	395,139	66,785
4.62	Holiday Inn Express & Suites Texarkana East	1,638,961	1,398,374	240,588	65,558	175,029	76	50	Actual 2016	1,621,549	1,375,953	245,596	64,862	180,734	75	50	Actual 2015	1,496,353	1,287,565	208,788	59,854
4.63	Mankato Fairfield Inn	1,236,472	1,031,283	205,190	49,459	155,731	94	54	Actual 2016	1,222,539	994,407	228,133	48,902	179,231	92	53	Actual 2015	1,247,365	971,872	275,494	49,895
4.64	Candlewood Suites Texarkana	1,239,140	1,067,770	171,371	49,566	121,805	55	41	Actual 2016	1,270,187	1,053,956	216,231	50,807	165,424	54	42	Actual 2015	1,127,933	919,430	208,504	45,117
4.65	Country Inn & Suites Houston Intercontinental Airport East	413,730	843,600	-429,870	16,549	-446,419	88	47	Actual 2016	599,729	885,679	-285,950	23,989	-309,940	92	65	Actual 2015	1,363,324	1,192,163	171,162	54,533
5	Long Island Prime Portfolio - Melville	24,684,301	9,159,065	15,525,236	0	15,525,236			Actual 2016	24,700,076	9,135,252	15,564,824	0	15,564,824			Actual 2015	23,901,040	8,945,053	14,955,987	0
5.01	68 South Service Road	11,896,604	3,610,599	8,286,005	0	8,286,005			Actual 2016	11,848,224	3,580,219	8,268,005	0	8,268,005			Actual 2015	11,722,817	3,487,725	8,235,092	0
5.02	58 South Service Road	9,053,763	3,644,212	5,409,551	0	5,409,551			Actual 2016	9,245,113	3,641,534	5,603,579	0	5,603,579			Actual 2015	8,705,992	3,636,030	5,069,962	0
5.03	48 South Service Road	3,733,934	1,904,254	1,829,680	0	1,829,680			Actual 2016	3,606,739	1,913,499	1,693,240	0	1,693,240			Actual 2015	3,472,231	1,821,298	1,650,933	0
6	225 & 233 Park Avenue South	35,043,673	19,795,518	15,248,156	0	15,248,156			Actual 2016	35,494,619	19,250,259	16,244,360	0	16,244,360			Actual 2015	41,882,063	19,132,092	22,749,971	0
7	Market Street -The Woodlands	24,050,575	8,831,551	15,219,024	0	15,219,024			Actual 2015	23,041,449	8,428,986	14,612,463	0	14,612,463			Actual 2014	22,613,560	8,087,850	14,525,710	0
8	iStar Leased Fee Portfolio	NAV	NAV	NAV	NAV	NAV	Various	Various	NAV	NAV	NAV	NAV	NAV	NAV	Various	Various	NAV	NAV	NAV	NAV	NAV
8.01	Hilton Salt Lake	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.02	DoubleTree Seattle Airport	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.03	DoubleTree Mission Valley	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.04	One Ally Center	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
8.05	DoubleTree Sonoma	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.06	DoubleTree Durango	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.07	Northside Forsyth Hospital Medical Center	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
8.08	NASA/JPSS Headquarters	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
8.09	Dallas Market Center: Sheraton Suites	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.10	Dallas Market Center: Marriott Courtyard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.11	The Buckler Apartments	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
8.12	Lock-Up Self Storage Facility	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
9	Valley Creek Corporate Center	6,285,182	2,396,484	3,888,698	0	3,888,698			Actual 2016	5,414,167	2,515,441	2,898,726	0	2,898,726			Actual 2015	4,703,860	2,520,085	2,183,776	0
10	Amazon Lakeland	5,437,040	1,285,720	4,151,320	0	4,151,320			Actual 2016	5,642,195	1,266,370	4,375,825	0	4,375,825			Actual 2015	6,243,155	1,233,556	5,009,600	0
11	ExchangeRight Net Leased Portfolio #16	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.01	Walgreens - St. Louis, MO	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.02	Hobby Lobby - Mansfield, TX	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.03	Walgreens - North Ridgeville, OH	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.04	Walgreens - Hammond, IN	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.05	Tractor Supply - Royse City, TX	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures
11.06	Tractor Supply - Kuna, ID	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.07	Walgreens - Baytown, TX	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.08	Dollar General - Washington, PA	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.09	Dollar General - Tampa, FL	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.10	Dollar General - Butler, PA	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.11	Dollar General - Jermyn, PA	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.12	Dollar General - Leesport, PA	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.13	Dollar General - Evansville, IN	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.14	Family Dollar - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.15	Sherwin Williams - Peoria, IL	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.16	Dollar General - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.17	Advance Auto Parts - Normal, IL	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.18	Advance Auto Parts - Zion, IL	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11.19	Advance Auto Parts - St. Louis, MO	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
12	Raleigh Marriott City Center	26,770,637	17,342,471	9,428,166	0	9,428,166	161	122	Actual 2016	26,773,991	17,272,586	9,501,406	0	9,501,406	160	121	Actual 2015	25,890,265	16,995,264	8,895,001	0
13	2851 Junction	6,073,753	1,597,851	4,475,902	0	4,475,902			Annualized 7 12/31/2015	3,338,585	1,601,794	1,736,791	0	1,736,791			NAV	NAV	NAV	NAV	NAV
14	123 William Street	19,744,372	10,265,603	9,478,769	0	9,478,769			Actual 2015	13,841,425	8,896,462	4,944,963	0	4,944,963			Actual 2014	11,300,309	7,852,958	3,447,351	0
15	Banner Bank	3,511,503	1,166,320	2,345,182	0	2,345,182			Actual 2016	3,510,505	1,172,235	2,338,271	0	2,338,271			Actual 2015	3,360,305	1,089,344	2,270,961	0
16	AmberGlen Corporate Center	3,514,500	1,311,236	2,203,264	0	2,203,264			Actual 2016	3,264,284	1,254,886	2,009,398	0	2,009,398			Actual 2015	3,908,938	1,168,029	2,740,909	0
16.01	2430 NW 206th	893,444	390,989	502,456	0	502,456			Actual 2016	670,561	353,013	317,547	0	317,547			Actual 2015	1,369,597	309,269	1,060,328	0
16.02	1195 NW Compton Drive	1,488,625	490,906	997,719	0	997,719			Actual 2016	1,452,885	480,615	972,270	0	972,270			Actual 2015	1,353,606	466,434	887,173	0
16.03	2345 NW Amberbrook	1,132,431	429,342	703,090	0	703,090			Actual 2016	1,140,839	421,258	719,580	0	719,580			Actual 2015	1,185,735	392,326	793,408	0
17	Highland Park Mixed Use	2,387,429	734,134	1,653,296	0	1,653,296			Actual 2016	2,348,821	752,843	1,595,977	0	1,595,977			Actual 2015	2,323,695	818,247	1,505,448	0
18	Raley’s Towne Centre	1,996,724	409,766	1,586,958	0	1,586,958			Actual 2016	1,971,812	482,365	1,489,447	0	1,489,447			Actual 2015	1,914,528	462,028	1,452,500	0
19	Save Mart Portfolio	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.01	Lucky - San Francisco	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.02	Lucky - San Bruno	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.03	Lucky California - Daly City	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.04	Lucky - San Jose I	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.05	Lucky - San Jose II	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.06	Lucky - San Leandro	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.07	Dick’s Sporting Goods - Folsom	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.08	Lucky - Concord	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.09	FoodMaxx - Antioch	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.10	Lucky - Hollister	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.11	Save Mart - Modesto	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.12	Dick’s Sporting Goods - Salinas	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.13	Save Mart - Clovis	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.14	Save Mart - Grass Valley	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.15	FoodMaxx - Sacramento	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.16	Lucky - Hayward I	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.17	Save Mart - Auburn	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.18	Save Mart - Tracy	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.19	S-Mart - Lodi	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.20	Save Mart - Chico	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.21	Save Mart - Fresno I	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.22	Lucky - San Jose III	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.23	Save Mart - Roseville	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.24	Lucky - Vacaville I	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.25	Save Mart - Elk Grove	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.26	Save Mart - Fresno II	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.27	Lucky - Sand City	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.28	Lucky - Vacaville II	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.29	Lucky - Hayward	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.30	Save Mart - Kingsburg	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.31	Save Mart - Sacramento	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.32	Lucky - Santa Rosa	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19.33	Save Mart - Jackson	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
20	TownePlace Suites - Boynton Beach	4,543,597	2,115,881	2,427,716	0	2,427,716	130	105	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21	Fairlane Meadows	3,050,964	999,678	2,051,285	0	2,051,285			TTM 6/30/2016	2,934,475	936,422	1,998,053	0	1,998,053			Actual 2015	2,857,515	954,259	1,903,257	0
22	TownePlace Suites-VA	5,012,793	2,796,856	2,215,937	0	2,215,937	90	73	Actual 2016	5,065,606	2,791,830	2,273,776	0	2,273,776	91	73	Actual 2015	4,526,351	2,756,186	1,770,165	0
22.01	TownePlace Suites Stafford Quantico	2,472,607	1,328,423	1,144,184	0	1,144,184	93	72	Actual 2016	2,489,181	1,346,759	1,142,422	0	1,142,422	93	72	Actual 2015	2,317,087	1,325,872	991,215	0
22.02	TownePlace Suites Fredericksburg	2,540,186	1,468,433	1,071,753	0	1,071,753	87	73	Actual 2016	2,576,425	1,445,071	1,131,354	0	1,131,354	89	74	Actual 2015	2,209,264	1,430,314	778,950	0
23	Hilton Garden Inn - Ames	4,597,633	2,716,877	1,880,755	0	1,880,755	133	98	Actual 2016	4,716,233	2,797,755	1,918,479	0	1,918,479	132	100	Actual 2015	4,801,823	2,879,864	1,921,959	0
24	Stemmons Office Portfolio	6,698,622	2,734,349	3,964,273	0	3,964,273			Actual 2016	6,139,258	2,520,240	3,619,018	0	3,619,018			Actual 2015	6,006,976	2,470,939	3,536,037	0
24.01	7701 Stemmons	2,831,123	1,244,146	1,586,977	0	1,586,977			Actual 2016	2,595,403	1,146,864	1,448,539	0	1,448,539			Actual 2015	2,878,133	1,184,500	1,693,633	0
24.02	8001 Stemmons	2,815,521	845,863	1,969,658	0	1,969,658			Actual 2016	2,580,854	785,670	1,795,184	0	1,795,184			Actual 2015	2,179,390	766,940	1,412,450	0
24.03	8101 Stemmons	1,051,978	644,340	407,638	0	407,638			Actual 2016	963,001	587,706	375,295	0	375,295			Actual 2015	949,453	519,499	429,954	0
25	Stonebriar Commons on Legacy	2,125,760	792,788	1,332,972	0	1,332,972			Actual 2016	1,961,094	790,799	1,170,295	0	1,170,295			Actual 2015	1,669,854	806,843	863,011	0
26	Residence Inn Carlsbad	5,621,804	3,351,386	2,270,418	224,872	2,045,546	154	125	Actual 2016	5,611,542	3,375,886	2,235,656	224,462	2,011,194	154	125	Actual 2015	5,785,565	3,350,293	2,435,272	231,423
27	Crossings at Hobart	9,391,290	3,537,352	5,853,938	0	5,853,938			Actual 2015	9,148,350	3,671,439	5,476,911	0	5,476,911			Actual 2014	9,346,160	4,053,251	5,292,909	0
28	US Bank Building - Reno	1,482,857	566,923	915,934	0	915,934			Actual 2016	1,467,563	558,088	909,475	0	909,475			Actual 2015	1,431,620	578,511	853,109	0
29	Old Town	2,150,289	852,176	1,298,114	0	1,298,114			Actual 2016	2,012,594	726,146	1,286,448	0	1,286,448			Actual 2015	1,868,931	663,594	1,205,337	0
30	Lormax Stern Retail Development – Roseville	6,687,483	2,896,333	3,791,150	0	3,791,150			Actual 2016	6,631,495	2,905,408	3,726,087	0	3,726,087			Actual 2015	5,712,265	2,916,661	2,795,604	0
31	Alexander Hamilton Plaza	3,294,622	2,072,319	1,222,303	0	1,222,303			Actual 2016	3,270,651	2,227,921	1,042,730	0	1,042,730			Actual 2015	3,129,563	2,197,721	931,842	0
32	Cooper Street Retail	1,447,282	365,002	1,082,280	0	1,082,280			Actual 2015	1,399,576	342,880	1,056,697	0	1,056,697			Actual 2014	1,374,510	351,822	1,022,688	0
33	Uptown Row	1,617,506	611,580	1,005,926	0	1,005,926			Actual 2016	1,604,590	622,261	982,329	0	982,329			Actual 2015	1,621,155	580,628	1,040,527	0
34	Home2 Suites - San Antonio	3,850,289	2,080,866	1,769,423	0	1,769,423	109	93	Actual 2016	3,813,685	2,058,075	1,755,610	0	1,755,610	107	92	Actual 2015	3,620,829	1,860,285	1,760,544	0
35	Hampton Inn Northlake	3,622,507	2,245,859	1,376,648	144,900	1,231,748	104	81	Actual 2016	3,455,629	2,180,164	1,275,465	138,225	1,137,240	104	77	Actual 2015	3,033,021	2,061,794	971,228	121,321
36	Holiday Inn Express & Suites - Charlotte-Arrowood	2,912,607	1,801,871	1,110,736	134,979	975,757	115	80	Actual 2016	3,028,656	1,817,764	1,210,892	136,242	1,074,650	117	84	Actual 2015	3,034,329	1,779,449	1,254,880	121,353
37	Hughes Airport Center	1,464,698	557,761	906,937	0	906,937			Actual 2015	1,529,093	578,230	950,863	0	950,863			Actual 2014	1,434,686	568,667	866,019	0
38	Boardwalk Shopping Center	1,075,536	421,307	654,229	0	654,229			Actual 2016	1,078,459	339,382	739,077	0	739,077			Actual 2015	922,121	291,229	630,892	0
39	41725 Ford Road	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
40	Mini Self Storage & RV	1,249,306	448,457	800,849	0	800,849			Actual 2016	1,247,037	452,311	794,726	0	794,726			Actual 2015	1,153,007	434,161	718,846	0
41	Crystal Park Plaza	1,546,716	665,657	881,059	0	881,059			Actual 2016	1,503,763	650,371	853,392	0	853,392			Actual 2015	1,214,799	630,580	584,219	0
42	Clifton Park Self Storage Portfolio	1,003,928	300,001	703,927	0	703,927			Actual 2016	996,572	301,873	694,699	0	694,699			Actual 2015	941,651	280,569	661,082	0
42.01	1772 Route 9	534,718	164,884	369,834	0	369,834			Actual 2016	534,910	165,372	369,538	0	369,538			Actual 2015	513,602	155,436	358,166	0
42.02	261 Ushers Road - CP	469,210	135,116	334,094	0	334,094			Actual 2016	461,662	136,501	325,161	0	325,161			Actual 2015	428,049	125,133	302,916	0
43	Hampton Inn & Suites Elyria	3,117,399	1,762,968	1,354,431	0	1,354,431	123	87	Actual 2016	3,181,672	1,804,439	1,377,233	0	1,377,233	124	88	Actual 2015	3,372,283	1,958,613	1,413,670	0
44	North Towne Commons	1,343,331	491,141	852,190	5,000	847,190			Actual 2015	1,288,373	479,194	809,179	3,600	805,579			Actual 2014	1,204,977	443,511	761,466	0
45	Burt Estates MHP	1,161,427	567,785	593,642	0	593,642			Actual 2016	1,114,965	564,726	550,239	0	550,239			Actual 2015	917,456	522,863	394,592	0
46	Cardiff Plaza	1,277,680	592,253	685,427	0	685,427			Actual 2016	1,275,252	595,127	680,126	0	680,126			Actual 2015	1,309,049	582,142	726,907	0
47	Candlewood Suites New Bern	2,071,283	1,084,077	987,206	0	987,206	83	68	Actual 2016	2,052,770	1,085,338	967,432	0	967,432	81	67	Actual 2015	1,879,206	1,038,952	840,255	0
48	Hampton Inn - Anderson	2,395,770	1,363,898	1,031,872	0	1,031,872	119	92	Actual 2016	2,351,903	1,347,221	1,004,682	0	1,004,682	118	90	Actual 2015	2,061,114	1,173,759	887,355	0
49	Fairfield Inn & Suites - Greenwood	2,164,489	1,241,524	922,965	0	922,965	104	76	Actual 2016	2,014,425	1,174,854	839,571	0	839,571	102	71	Actual 2015	2,079,058	1,124,635	954,423	0
50	Oakbridge Apartments	926,033	290,944	635,089	0	635,089			Actual 2016	866,705	288,075	578,630	0	578,630			Actual 2015	670,952	201,003	469,949	0
51	Valley High & San Pedro MHC	823,654	317,479	506,175	0	506,175			Actual 2016	791,181	314,534	476,647	0	476,647			Actual 2015	779,548	347,755	431,793	0

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures
52	Valley View Estates MHP	909,763	370,618	539,145	0	539,145			Actual 2016	908,216	388,241	519,975	0	519,975			Actual 2015	893,566	383,020	510,546	0
53	Ravinia Estates	834,174	336,735	497,439	0	497,439			Actual 2016	814,789	338,482	476,307	0	476,307			Actual 2015	728,390	327,148	401,242	0
54	Sycamore Terrace	683,899	266,090	417,809	0	417,809			Actual 2016	692,182	255,456	436,726	0	436,726			Actual 2015	730,037	297,383	432,654	0
55	Wakefield Apartments	942,897	421,135	521,762	0	521,762			Actual 2016	927,830	429,230	498,600	0	498,600			Actual 2015	906,338	432,612	473,726	0
56	Stonefield Place Apartments	910,706	276,133	634,573	0	634,573			Actual 2016	901,138	274,645	626,493	0	626,493			Actual 2015	873,236	281,373	591,863	0
57	Imperial Clark Center - Downey CA	698,650	155,253	543,397	0	543,397			Actual 2015	672,898	149,793	523,105	0	523,105			Actual 2014	638,410	142,340	496,070	0
58	La Quinta Florence KY	2,259,499	1,514,764	744,736	90,380	654,356	91	83	Actual 2016	2,233,489	1,500,441	733,048	89,340	643,709	89	82	Actual 2015	2,002,485	1,360,953	641,532	80,099
59	Orchards Market Center	586,652	212,253	374,400	0	374,400			Actual 2015	576,439	280,092	296,347	0	296,347			Actual 2014	289,958	88,153	201,806	0
60	35 North Raymond Avenue	367,789	157,708	210,080	0	210,080			Actual 2016	431,847	176,537	255,310	0	255,310			Actual 2015	359,995	168,797	191,198	0
61	Pin Oak Crossing	784,169	226,366	557,803	29,035	528,769			Actual 2016	759,651	224,654	534,997	22,817	512,181			Actual 2015	654,886	179,615	475,272	31,422
62	Rite Aid - Allentown	419,864	8,783	411,081	0	411,081			Actual 2015	416,115	13,328	402,787	0	402,787			NAV	NAV	NAV	NAV	NAV
63	StoreRight Ocala	594,070	277,527	316,543	0	316,543			Actual 2016	569,000	273,711	295,289	0	295,289			Actual 2015	419,778	261,482	158,296	0
64	Maximus Self Storage	565,340	212,027	353,312	0	353,312			Actual 2016	549,241	217,963	331,278	0	331,278			Actual 2015	494,617	222,527	272,090	0
65	StoreRight Jacksonville	511,726	208,184	303,542	0	303,542			Actual 2016	506,284	201,332	304,952	0	304,952			Actual 2015	287,544	125,675	161,869	0
66	StoreRight Tampa	499,977	211,507	288,470	0	288,470			Actual 2016	483,313	211,812	271,501	0	271,501			Actual 2015	380,130	195,727	184,402	0
67	Allmark Plaza	410,576	93,159	317,416	0	317,416			Actual 2016	411,110	92,135	318,975	0	318,975			Actual 2015	400,462	94,214	306,249	0
68	Shoppes at Hunters Run	537,978	210,772	327,206	0	327,206			Actual 2015	490,326	167,317	323,009	0	323,009			Actual 2014	519,907	170,914	348,993	0
69	Macon Plaza	456,691	136,053	320,638	0	320,638			Actual 2016	455,649	135,420	320,229	0	320,229			Actual 2015	488,294	130,357	357,937	0
70	Out O’ Space Storage North Charleston	437,820	210,909	226,911	0	226,911			Actual 2016	431,603	200,313	231,290	0	231,290			Actual 2015	425,612	184,635	240,977	0
71	Elsea MHP Portfolio	703,514	360,008	343,506	0	343,506			Actual 2016	696,853	360,679	336,174	0	336,174			Actual 2015	681,338	378,795	302,544	0
71.01	Rustic Ridge	395,989	181,492	214,497	0	214,497			Actual 2016	390,313	182,115	208,198	0	208,198			Actual 2015	370,608	204,187	166,421	0
71.02	Carousel Court	307,525	178,516	129,009	0	129,009			Actual 2016	306,540	178,563	127,976	0	127,976			Actual 2015	310,730	174,607	136,123	0
72	300 Northern Pacific Avenue	480,970	207,955	273,014	0	273,014			Actual 2016	493,423	198,140	295,283	0	295,283			Actual 2015	482,293	189,236	293,057	0
73	Mobile City MHC	474,715	203,154	271,561	0	271,561			Actual 2016	460,267	194,456	265,811	0	265,811			Actual 2015	462,270	189,299	272,971	0
74	Park Village	364,091	123,641	240,450	0	240,450			Actual 2016	352,033	123,454	228,578	0	228,578			Actual 2015	316,402	128,179	188,223	0
75	Chapel Ridge Shoppes	294,360	104,337	190,023	0	190,023			Actual 2016	293,065	102,184	190,881	0	190,881			Actual 2015	300,392	95,724	204,668	0
76	Streetside at Thomas Crossroads	144,915	37,504	107,411	7,150	100,261			Actual 2015	199,181	37,730	161,451	0	161,451			NAV	NAV	NAV	NAV	NAV
A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name (7) (8) (9) (10)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name (7) (8) (9) (11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name (7) (8) (9)
1	General Motors Building	165,315,617			N	Weil, Gotshal & Manges	489,867	24.6%	8/31/2034	Aramis	299,895	15.1%	3/31/2020	Perella Weinberg
2	Del Amo Fashion Center	35,039,436			Y	J.C. Penney	163,346	9.2%	12/31/2018	Nordstrom	138,000	7.8%	2/28/2031	Dick’s Sporting Goods
3	245 Park Avenue	102,667,705			N	Société Générale	562,347	32.6%	10/31/2032	JPMorgan Chase Bank, N.A.	225,438	13.1%	10/31/2022	Major League Baseball
4	Starwood Capital Group Hotel Portfolio	74,006,640	117	87	N
4.01	Larkspur Landing Sunnyvale	4,358,379	180	159	N
4.02	Larkspur Landing Milpitas	3,519,154	157	138	N
4.03	Larkspur Landing Campbell	3,278,807	155	137	N
4.04	Larkspur Landing San Francisco	2,763,303	159	143	N
4.05	Larkspur Landing Pleasanton	2,313,355	125	107	N
4.06	Larkspur Landing Bellevue	2,075,735	122	100	N
4.07	Larkspur Landing Sacramento	1,858,232	111	91	N
4.08	Hampton Inn Ann Arbor North	1,904,721	130	98	N
4.09	Larkspur Landing Hillsboro	1,888,005	110	85	N
4.10	Larkspur Landing Renton	1,753,708	114	92	N
4.11	Holiday Inn Arlington Northeast Rangers Ballpark	1,425,382	115	87	N
4.12	Residence Inn Toledo Maumee	1,294,945	120	96	N
4.13	Residence Inn Williamsburg	1,286,911	127	91	N
4.14	Hampton Inn Suites Waco South	1,492,665	116	92	N
4.15	Holiday Inn Louisville Airport Fair Expo	1,465,361	126	98	N
4.16	Courtyard Tyler	1,698,971	119	77	N
4.17	Hilton Garden Inn Edison Raritan Center	1,053,893	122	93	N
4.18	Hilton Garden Inn St Paul Oakdale	1,603,432	128	103	N
4.19	Residence Inn Grand Rapids West	1,139,151	122	92	N
4.20	Peoria, AZ Residence Inn	1,175,318	113	96	N
4.21	Hampton Inn Suites Bloomington Normal	1,564,044	116	85	N
4.22	Courtyard Chico	1,091,408	122	92	N
4.23	Hampton Inn Suites South Bend	1,094,106	125	80	N
4.24	Hampton Inn Suites Kokomo	1,166,508	117	91	N
4.25	Courtyard Wichita Falls	995,086	109	79	N
4.26	Hampton Inn Morehead	1,013,216	111	68	N
4.27	Residence Inn Chico	1,121,462	121	105	N
4.28	Courtyard Lufkin	1,211,486	111	83	N
4.29	Hampton Inn Carlisle	1,219,043	125	97	N
4.30	Springhill Suites Williamsburg	900,252	104	72	N
4.31	Fairfield Inn Bloomington	584,352	94	58	N
4.32	Waco Residence Inn	885,135	119	101	N
4.33	Holiday Inn Express Fishers	945,318	109	67	N
4.34	Larkspur Landing Folsom	927,850	108	92	N
4.35	Springhill Suites Chicago Naperville Warrenville	719,114	101	70	N
4.36	Holiday Inn Express & Suites Paris	800,200	105	73	N
4.37	Toledo Homewood Suites	705,161	112	90	N
4.38	Grand Rapids Homewood Suites	902,190	120	106	N
4.39	Fairfield Inn Laurel	660,749	98	74	N
4.40	Cheyenne Fairfield Inn and Suites	910,086	123	99	N
4.41	Courtyard Akron Stow	1,210,700	117	85	N
4.42	Towneplace Suites Bloomington	612,406	90	65	N
4.43	Larkspur Landing Roseville	804,842	103	83	N
4.44	Hampton Inn Danville	612,946	122	88	N
4.45	Holiday Inn Norwich	606,130	123	66	N
4.46	Hampton Inn Suites Longview North	1,190,842	122	90	N
4.47	Springhill Suites Peoria Westlake	634,944	106	68	N
4.48	Hampton Inn Suites Buda	997,709	126	102	N
4.49	Shawnee Hampton Inn	571,331	105	79	N
4.50	Racine Fairfield Inn	597,446	105	76	N
4.51	Hampton Inn Selinsgrove Shamokin Dam	655,218	114	79	N
4.52	Holiday Inn Express & Suites Terrell	592,974	98	80	N
4.53	Westchase Homewood Suites	1,310,801	150	123	N
4.54	Holiday Inn Express & Suites Tyler South	659,318	108	67	N
4.55	Holiday Inn Express & Suites Huntsville	1,336,515	129	99	N
4.56	Hampton Inn Sweetwater	600,336	101	75	N
4.57	Comfort Suites Buda Austin South	530,849	96	74	N
4.58	Fairfield Inn & Suites Weatherford	287,804	78	46	N
4.59	Holiday Inn Express & Suites Altus	198,572	79	53	N
4.60	Comfort Inn & Suites Paris	245,864	82	52	N
4.61	Hampton Inn Suites Decatur	328,354	89	61	N
4.62	Holiday Inn Express & Suites Texarkana East	148,934	72	46	N
4.63	Mankato Fairfield Inn	225,599	84	53	N
4.64	Candlewood Suites Texarkana	163,387	58	38	N
4.65	Country Inn & Suites Houston Intercontinental Airport East	116,629	84	59	N
5	Long Island Prime Portfolio - Melville	14,955,987			N	Various	Various	Various	Various	Various	Various	Various	Various	Various
5.01	68 South Service Road	8,235,092			N	Citibank N.A.	202,930	62.8%	3/31/2022	HQ Global Workplaces LLC.	35,522	11.0%	1/31/2019	Signature Bank
5.02	58 South Service Road	5,069,962			N	Morgan Stanley Smith Barney	50,359	16.3%	11/30/2023	Jackson Lewis P.C.	29,385	9.5%	12/31/2025	UBS Financial Services Inc.
5.03	48 South Service Road	1,650,933			N	Massachusetts Mutual Life Insurance	15,603	10.8%	6/30/2021	Mercer Inc.	14,171	9.8%	8/31/2021	Citizens Bank N.A.
6	225 & 233 Park Avenue South	22,749,971			N	Facebook	266,460	39.4%	10/31/2027	Buzzfeed	194,123	28.7%	5/31/2026	STV
7	Market Street -The Woodlands	14,525,710			N	H-E-B Woodlands Market	82,525	16.8%	7/1/2024	Merrill Lynch	23,682	4.8%	1/1/2020	Regus
8	iStar Leased Fee Portfolio	NAV	Various	Various	Various
8.01	Hilton Salt Lake	NAV	NAV	NAV	Y
8.02	DoubleTree Seattle Airport	NAV	NAV	NAV	Y
8.03	DoubleTree Mission Valley	NAV	NAV	NAV	Y
8.04	One Ally Center	NAV			N
8.05	DoubleTree Sonoma	NAV	NAV	NAV	Y
8.06	DoubleTree Durango	NAV	NAV	NAV	Y
8.07	Northside Forsyth Hospital Medical Center	NAV			N
8.08	NASA/JPSS Headquarters	NAV			N
8.09	Dallas Market Center: Sheraton Suites	NAV	NAV	NAV	N
8.10	Dallas Market Center: Marriott Courtyard	NAV	NAV	NAV	N
8.11	The Buckler Apartments	NAV			N
8.12	Lock-Up Self Storage Facility	NAV			N
9	Valley Creek Corporate Center	2,183,776			N	Analytical Graphics, Inc.	90,917	35.0%	05/31/2022	Internet Pipeline, Inc.	46,848	18.1%	5/31/2025	Autotrader.Com, Inc.
10	Amazon Lakeland	5,009,600			N	Amazon.com.dedc, LLC	1,016,080	100.0%	7/31/2029
11	ExchangeRight Net Leased Portfolio #16	NAV			N	Various	Various	Various	Various
11.01	Walgreens - St. Louis, MO	NAV			N	Walgreens	15,120	100.0%	5/30/2028
11.02	Hobby Lobby - Mansfield, TX	NAV			N	Hobby Lobby	55,000	100.0%	5/1/2032
11.03	Walgreens - North Ridgeville, OH	NAV			N	Walgreens	14,490	100.0%	11/30/2030
11.04	Walgreens - Hammond, IN	NAV			N	Walgreens	13,905	100.0%	9/1/2026
11.05	Tractor Supply - Royse City, TX	NAV			N	Tractor Supply	21,930	100.0%	10/14/2031

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name (7) (8) (9) (10)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name (7) (8) (9) (11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name (7) (8) (9)
11.06	Tractor Supply - Kuna, ID	NAV			N	Tractor Supply	21,999	100.0%	3/31/2032
11.07	Walgreens - Baytown, TX	NAV			N	Walgreens	13,905	100.0%	3/31/2027
11.08	Dollar General - Washington, PA	NAV			N	Dollar General	10,542	100.0%	3/17/2032
11.09	Dollar General - Tampa, FL	NAV			N	Dollar General	9,100	100.0%	8/31/2028
11.10	Dollar General - Butler, PA	NAV			N	Dollar General	9,100	100.0%	8/31/2030
11.11	Dollar General - Jermyn, PA	NAV			N	Dollar General	9,002	100.0%	1/31/2031
11.12	Dollar General - Leesport, PA	NAV			N	Dollar General	9,026	100.0%	5/31/2030
11.13	Dollar General - Evansville, IN	NAV			N	Dollar General	9,014	100.0%	10/31/2026
11.14	Family Dollar - Baton Rouge, LA	NAV			N	Family Dollar	8,320	100.0%	3/31/2032
11.15	Sherwin Williams - Peoria, IL	NAV			N	Sherwin Williams	9,520	100.0%	5/31/2027
11.16	Dollar General - Baton Rouge, LA	NAV			N	Dollar General	9,026	100.0%	3/31/2032
11.17	Advance Auto Parts - Normal, IL	NAV			N	Advance Auto Parts	7,000	100.0%	12/31/2026
11.18	Advance Auto Parts - Zion, IL	NAV			N	Advance Auto Parts	6,500	100.0%	12/31/2027
11.19	Advance Auto Parts - St. Louis, MO	NAV			N	Advance Auto Parts	7,600	100.0%	12/31/2026
12	Raleigh Marriott City Center	8,895,001	154	115	N
13	2851 Junction	NAV			N	TSMC North America	155,613	100.0%	9/18/2029
14	123 William Street	3,447,351			N	Planned Parenthood (Corporate)	65,242	12.0%	7/31/2031	U.S. Social Security Administration	48,221	8.8%	6/28/2022	NYS Licensing
15	Banner Bank	2,270,961			N	Regus	16,570	9.4%	4/30/2023	NYK Lines, North America	16,570	9.4%	8/31/2018	Banner Bank
16	AmberGlen Corporate Center	2,740,909			N	Various	Various	Various	Various	Various	Various	Various	Various	Various
16.01	2430 NW 206th	1,060,328			N	Kaiser Foundation Health Plan, Inc.	33,424	54.1%	3/31/2026	KLA - Tencor Corporation	21,852	35.4%	10/31/2026	WFG National Title Insurance Company
16.02	1195 NW Compton Drive	887,173			N	Planar Systems, Inc.	72,242	100.0%	1/31/2022
16.03	2345 NW Amberbrook	793,408			N	Serena Software, Inc.	33,352	51.6%	11/30/2018	LAM Research Corporation	14,476	22.4%	4/30/2018	DiabetOmics, Inc.
17	Highland Park Mixed Use	1,505,448			N	Equinox	23,200	40.2%	12/31/2024	Soul 2 Sole	7,724	13.4%	12/31/2018	Tucker Development Corporation
18	Raley’s Towne Centre	1,452,500			N	Raley’s	55,826	39.2%	2/28/2025	Ross	25,000	17.5%	1/31/2022	U.S. Post Office
19	Save Mart Portfolio	NAV			Y	Save Mart Supermarkets	1,733,239	100.0%	4/30/2032
19.01	Lucky - San Francisco	NAV			Y	Save Mart Supermarkets	49,188	100.0%	4/30/2032
19.02	Lucky - San Bruno	NAV			Y	Save Mart Supermarkets	56,280	100.0%	4/30/2032
19.03	Lucky California - Daly City	NAV			Y	Save Mart Supermarkets	61,881	100.0%	4/30/2032
19.04	Lucky - San Jose I	NAV			Y	Save Mart Supermarkets	52,659	100.0%	4/30/2032
19.05	Lucky - San Jose II	NAV			Y	Save Mart Supermarkets	59,907	100.0%	4/30/2032
19.06	Lucky - San Leandro	NAV			Y	Save Mart Supermarkets	58,526	100.0%	4/30/2032
19.07	Dick’s Sporting Goods - Folsom	NAV			Y	Save Mart Supermarkets	49,517	100.0%	4/30/2032
19.08	Lucky - Concord	NAV			Y	Save Mart Supermarkets	61,447	100.0%	4/30/2032
19.09	FoodMaxx - Antioch	NAV			Y	Save Mart Supermarkets	60,154	100.0%	4/30/2032
19.10	Lucky - Hollister	NAV			Y	Save Mart Supermarkets	62,078	100.0%	4/30/2032
19.11	Save Mart - Modesto	NAV			Y	Save Mart Supermarkets	54,605	100.0%	4/30/2032
19.12	Dick’s Sporting Goods - Salinas	NAV			Y	Save Mart Supermarkets	62,246	100.0%	4/30/2032
19.13	Save Mart - Clovis	NAV			Y	Save Mart Supermarkets	50,918	100.0%	4/30/2032
19.14	Save Mart - Grass Valley	NAV			Y	Save Mart Supermarkets	43,737	100.0%	4/30/2032
19.15	FoodMaxx - Sacramento	NAV			Y	Save Mart Supermarkets	51,316	100.0%	4/30/2032
19.16	Lucky - Hayward I	NAV			Y	Save Mart Supermarkets	45,579	100.0%	4/30/2032
19.17	Save Mart - Auburn	NAV			Y	Save Mart Supermarkets	43,768	100.0%	4/30/2032
19.18	Save Mart - Tracy	NAV			Y	Save Mart Supermarkets	62,236	100.0%	4/30/2032
19.19	S-Mart - Lodi	NAV			Y	Save Mart Supermarkets	50,342	100.0%	4/30/2032
19.20	Save Mart - Chico	NAV			Y	Save Mart Supermarkets	42,294	100.0%	4/30/2032
19.21	Save Mart - Fresno I	NAV			Y	Save Mart Supermarkets	58,360	100.0%	4/30/2032
19.22	Lucky - San Jose III	NAV			Y	Save Mart Supermarkets	49,103	100.0%	4/30/2032
19.23	Save Mart - Roseville	NAV			Y	Save Mart Supermarkets	53,248	100.0%	4/30/2032
19.24	Lucky - Vacaville I	NAV			Y	Save Mart Supermarkets	42,630	100.0%	4/30/2032
19.25	Save Mart - Elk Grove	NAV			Y	Save Mart Supermarkets	45,641	100.0%	4/30/2032
19.26	Save Mart - Fresno II	NAV			Y	Save Mart Supermarkets	50,245	100.0%	4/30/2032
19.27	Lucky - Sand City	NAV			Y	Save Mart Supermarkets	62,501	100.0%	4/30/2032
19.28	Lucky - Vacaville II	NAV			Y	Save Mart Supermarkets	44,745	100.0%	4/30/2032
19.29	Lucky - Hayward	NAV			Y	Save Mart Supermarkets	61,454	100.0%	4/30/2032
19.30	Save Mart - Kingsburg	NAV			Y	Save Mart Supermarkets	41,368	100.0%	4/30/2032
19.31	Save Mart - Sacramento	NAV			Y	Save Mart Supermarkets	49,629	100.0%	4/30/2032
19.32	Lucky - Santa Rosa	NAV			Y	Save Mart Supermarkets	55,044	100.0%	4/30/2032
19.33	Save Mart - Jackson	NAV			Y	Save Mart Supermarkets	40,593	100.0%	4/30/2032
20	TownePlace Suites - Boynton Beach	NAV	NAV	NAV	N
21	Fairlane Meadows	1,903,257			N	Best Buy	36,586	23.3%	3/31/2023	Citi Trends	20,000	12.7%	11/30/2018	Dollar Tree
22	TownePlace Suites-VA	1,770,165	91	65	N
22.01	TownePlace Suites Stafford Quantico	991,215	92	67	N
22.02	TownePlace Suites Fredericksburg	778,950	89	64	N
23	Hilton Garden Inn - Ames	1,921,959	126	100	N
24	Stemmons Office Portfolio	3,536,037			N	Various	Various	Various	Various	Various	Various	Various	Various
24.01	7701 Stemmons	1,693,633			N	GSA - Citizenship and Immigration Service	83,470	48.2%	5/1/2021	GSA - Immigration and Customs Enforcement	75,855	43.8%	4/30/2021
24.02	8001 Stemmons	1,412,450			N	GSA - Citizenship and Immigration Service	104,728	100.0%	3/15/2024
24.03	8101 Stemmons	429,954			N	GSA - Immigration and Customs Enforcement	56,813	100.0%	6/7/2020
25	Stonebriar Commons on Legacy	863,011			N	Catina Laredo	8,165	12.9%	1/31/2027	Silver Fox	6,437	10.2%	2/11/2022	Starcrest
26	Residence Inn Carlsbad	2,203,849	152	129	N
27	Crossings at Hobart	5,292,909			N	Wal-Mart Real Estate Business Trust dba WalMart	206,408	26.7%	3/31/2023	Burlington Coat Factory of Indiana, LLC dba Burlington Coat Factory	102,788	13.3%	1/31/2021	HobLob, Limited Partnership dba Hobby Lobby
28	US Bank Building - Reno	853,109			N	US Bank	30,039	35.4%	4/1/2023	PBC Reno, LLC	13,127	15.5%	10/1/2023	LRRC
29	Old Town	1,205,337			N	Solis Wealth Management	4,186	5.2%	12/31/2017	Solano’s Food Group	4,000	5.0%	11/30/2019	HK Lane
30	Lormax Stern Retail Development – Roseville	2,795,604			N	Kohl’s	83,473	20.3%	1/31/2025	Dick’s Sporting Goods	50,000	12.2%	1/31/2025	Babies R Us
31	Alexander Hamilton Plaza	931,842			N	State of New Jersey	78,807	43.2%	9/30/2023	Pat-Fit LLC d/b/a: Planet Fitness	18,028	9.9%	4/7/2028	The County of Passaic
32	Cooper Street Retail	1,022,688			N	Ashley Furniture	50,000	56.9%	3/31/2021	Lamps Plus	14,990	17.1%	12/27/2018	Party City
33	Uptown Row	1,040,527			N	Allina Health Care	6,578	17.8%	12/31/2020	Uptown Dermatology and Skinspa	3,967	10.7%	09/30/2020	Re-Max Results
34	Home2 Suites - San Antonio	1,760,544	106	88	N
35	Hampton Inn Northlake	849,907	94	68	N
36	Holiday Inn Express & Suites - Charlotte-Arrowood	1,133,527	109	84	N
37	Hughes Airport Center	866,019			N	NOSVA, L.P.	24,551	35.0%	3/31/2021	American Western Homes	23,288	33.2%	12/31/2021	OpenEdge Payments
38	Boardwalk Shopping Center	630,892			N	Massage Heights	5,093	12.7%	6/30/2018	Angry Elephant	4,314	10.7%	10/31/2018	In Balance Fitness
39	41725 Ford Road	NAV			N	Sleep Number	3,650	17.5%	7/31/2027	Olga’s Kitchen	3,314	15.9%	10/31/2021	Dental One, Inc.
40	Mini Self Storage & RV	718,846			N
41	Crystal Park Plaza	584,219			N	Seagate Technology	12,068	20.6%	6/30/2019	Advanced 1 LTD	10,881	18.6%	6/30/2018	Facility Solutions Group
42	Clifton Park Self Storage Portfolio	661,082			N
42.01	1772 Route 9	358,166			N
42.02	261 Ushers Road - CP	302,916			N
43	Hampton Inn & Suites Elyria	1,413,670	124	94	N
44	North Towne Commons	761,466			N	The TJX Companies, Inc.	29,625	30.1%	4/30/2023	PSP Stores, LLC	11,440	11.6%	1/31/2028	Aaron Rents, Inc.
45	Burt Estates MHP	394,592			N
46	Cardiff Plaza	726,907			N	Goodwill Industries	20,170	14.5%	6/30/2022	Harbor Freight Tools	15,064	10.8%	11/30/2020	Sav A Lot
47	Candlewood Suites New Bern	840,255	82	61	N
48	Hampton Inn - Anderson	887,355	114	79	N
49	Fairfield Inn & Suites - Greenwood	954,423	104	74	N
50	Oakbridge Apartments	469,949			N
51	Valley High & San Pedro MHC	431,793			N

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name (7) (8) (9) (10)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name (7) (8) (9) (11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name (7) (8) (9)
52	Valley View Estates MHP	510,546			N
53	Ravinia Estates	401,242			N
54	Sycamore Terrace	432,654			N	Dollar Tree Stores, Inc.	10,000	21.0%	3/31/2022	HSN Enterprises, Inc.	5,989	12.6%	6/30/2027	Rent-A-Center East, Inc.
55	Wakefield Apartments	473,726			N
56	Stonefield Place Apartments	591,863			N
57	Imperial Clark Center - Downey CA	496,070			N	Goodwill Industries	12,090	58.4%	3/31/2022	Schools First Federal Credit Union (SFFCU)	2,851	13.8%	5/31/2022	Narvaez Enterprise, LLC
58	La Quinta Florence KY	561,432	84	73	N
59	Orchards Market Center	201,806			N	Aaron’s Sales&Lease	8,060	17.7%	8/31/2020	Tropics Jewelry & Loan	6,000	13.2%	2/28/2019	Cycle Gear
60	35 North Raymond Avenue	191,198			N	Speakeasy Pasadena LLC	3,500	30.0%	6/30/2020	Calif Chutney Tandoori Kitchen	2,955	25.3%	3/31/2020	SOH Grill House
61	Pin Oak Crossing	443,850			N	Katy Pain & Spine	5,365	16.3%	10/31/2018	Total Renal Care (Davita)	4,665	14.2%	3/31/2020	Cazadores
62	Rite Aid - Allentown	NAV			N	Rite Aid of Pennsylvania, Inc.	14,564	100.0%	2/21/2027
63	StoreRight Ocala	158,296			N
64	Maximus Self Storage	272,090			N
65	StoreRight Jacksonville	161,869			N
66	StoreRight Tampa	184,402			N
67	Allmark Plaza	306,249			N	Allmark Inc	3,167	18.6%	5/30/2030	Continental Cleaners	2,375	14.0%	3/31/2022	Mobilia Dental
68	Shoppes at Hunters Run	348,993			N	Rude Dog Bar & Grill	4,800	22.3%	3/31/2020	Salon Lofts, LLC	3,600	16.7%	10/31/2026	El Vaquero
69	Macon Plaza	357,937			N	Save-A-Lot	31,455	27.4%	11/30/2021	Barton’s surplus Warehouse	29,295	25.5%	4/30/2022	Metro CATO
70	Out O’ Space Storage North Charleston	240,977			N
71	Elsea MHP Portfolio	302,544			N
71.01	Rustic Ridge	166,421			N
71.02	Carousel Court	136,123			N
72	300 Northern Pacific Avenue	293,057			N	Rodenburg llp	7,389	21.4%	5/31/2020	FDT of North Dakota, llc	3,521	10.2%	8/31/2019	* 81dESIGNS, Inc.
73	Mobile City MHC	272,971			N
74	Park Village	188,223			N	Team Health, Inc.	20,000	47.3%	4/30/2023	Guardian Pharmacy of Tennessee One, LLC	10,250	24.2%	9/30/2020	Sun Tan City
75	Chapel Ridge Shoppes	204,668			N	Sherwin Wms-Ft Wayne	5,000	44.5%	8/31/2019	Ear, Nose and Throat Assoc.	2,800	24.9%	6/30/2018	B.Antonio’s Pizza, LLC
76	Streetside at Thomas Crossroads	NAV			N	Advance Auto Parts	7,000	55.6%	12/31/2022	Sherwin Williams Automotive Finishes	2,800	22.2%	7/31/2022	Little Caesar’s

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name (7) (8) (9)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name (7) (8) (9)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)
1	General Motors Building	130,155	6.5%	1/31/2022	Apple	105,748	5.3%	1/31/2034	BAMCO	105,579	5.3%	5/31/2035	5/9/2017	5/9/2017
2	Del Amo Fashion Center	83,210	4.7%	4/30/2027	AMC Theatres	76,800	4.3%	9/30/2021	Burlington Coat Factory	60,000	3.4%	1/31/2025	4/20/2017	4/17/2017
3	245 Park Avenue	220,565	12.8%	10/31/2022	Angelo, Gordon & Co., L.P.	113,405	6.6%	5/31/2026	Rabobank Nederland	109,657	6.4%	9/30/2026	4/20/2017	4/19/2017
4	Starwood Capital Group Hotel Portfolio												Various	Various
4.01	Larkspur Landing Sunnyvale												4/28/2017	4/26/2017
4.02	Larkspur Landing Milpitas												4/28/2017	4/19/2017
4.03	Larkspur Landing Campbell												4/28/2017	4/19/2017
4.04	Larkspur Landing San Francisco												4/28/2017	4/26/2017
4.05	Larkspur Landing Pleasanton												4/28/2017	4/27/2017
4.06	Larkspur Landing Bellevue												4/28/2017	4/21/2017
4.07	Larkspur Landing Sacramento												4/28/2017	4/21/2017
4.08	Hampton Inn Ann Arbor North												4/28/2017	4/14/2017
4.09	Larkspur Landing Hillsboro												4/28/2017	4/19/2017
4.10	Larkspur Landing Renton												4/28/2017	4/26/2017
4.11	Holiday Inn Arlington Northeast Rangers Ballpark												4/7/2017	4/4/2017
4.12	Residence Inn Toledo Maumee												4/28/2017	4/20/2017
4.13	Residence Inn Williamsburg												4/24/2017	4/28/2017
4.14	Hampton Inn Suites Waco South												4/7/2017	4/5/2017
4.15	Holiday Inn Louisville Airport Fair Expo												4/28/2017	4/25/2017
4.16	Courtyard Tyler												4/7/2017	3/29/2017
4.17	Hilton Garden Inn Edison Raritan Center												4/28/2017	4/20/2017
4.18	Hilton Garden Inn St Paul Oakdale												4/28/2017	4/18/2017
4.19	Residence Inn Grand Rapids West												4/28/2017	4/19/2017
4.20	Peoria, AZ Residence Inn												4/7/2017	4/8/2017
4.21	Hampton Inn Suites Bloomington Normal												4/28/2017	4/28/2017
4.22	Courtyard Chico												4/28/2017	4/21/2017
4.23	Hampton Inn Suites South Bend												4/28/2017	4/21/2017
4.24	Hampton Inn Suites Kokomo												4/28/2017	4/17/2017
4.25	Courtyard Wichita Falls												4/7/2017	4/2/2017
4.26	Hampton Inn Morehead												4/28/2017	4/19/2017
4.27	Residence Inn Chico												4/28/2017	4/19/2017
4.28	Courtyard Lufkin												4/7/2017	4/3/2017
4.29	Hampton Inn Carlisle												4/28/2017	4/25/2017
4.30	Springhill Suites Williamsburg												4/25/2017	4/21/2017
4.31	Fairfield Inn Bloomington												4/28/2017	4/20/2017
4.32	Waco Residence Inn												4/7/2017	4/11/2017
4.33	Holiday Inn Express Fishers												4/28/2017	4/26/2017
4.34	Larkspur Landing Folsom												4/28/2017	4/28/2017
4.35	Springhill Suites Chicago Naperville Warrenville												4/28/2017	4/27/2017
4.36	Holiday Inn Express & Suites Paris												4/7/2017	4/7/2017
4.37	Toledo Homewood Suites												4/7/2017	4/3/2017
4.38	Grand Rapids Homewood Suites												4/7/2017	4/4/2017
4.39	Fairfield Inn Laurel												4/28/2017	4/19/2017
4.40	Cheyenne Fairfield Inn and Suites												4/7/2017	4/7/2017
4.41	Courtyard Akron Stow												4/28/2017	4/15/2017
4.42	Towneplace Suites Bloomington												4/28/2017	4/25/2017
4.43	Larkspur Landing Roseville												4/25/2017	4/28/2017
4.44	Hampton Inn Danville												4/28/2017	4/20/2017
4.45	Holiday Inn Norwich												4/28/2017	4/21/2017
4.46	Hampton Inn Suites Longview North												4/7/2017	4/3/2017
4.47	Springhill Suites Peoria Westlake												4/28/2017	4/28/2017
4.48	Hampton Inn Suites Buda												4/7/2017	4/5/2017
4.49	Shawnee Hampton Inn												4/7/2017	4/10/2017
4.50	Racine Fairfield Inn												4/7/2017	3/31/2017
4.51	Hampton Inn Selinsgrove Shamokin Dam												4/25/2017	4/21/2017
4.52	Holiday Inn Express & Suites Terrell												4/7/2017	4/7/2017
4.53	Westchase Homewood Suites												4/10/2017	4/10/2017
4.54	Holiday Inn Express & Suites Tyler South												4/7/2017	4/4/2017
4.55	Holiday Inn Express & Suites Huntsville												4/7/2017	4/7/2017
4.56	Hampton Inn Sweetwater												4/7/2017	4/7/2017
4.57	Comfort Suites Buda Austin South												4/7/2017	3/30/2017
4.58	Fairfield Inn & Suites Weatherford												4/7/2017	4/6/2017
4.59	Holiday Inn Express & Suites Altus												4/7/2017	4/5/2017
4.60	Comfort Inn & Suites Paris												4/7/2017	4/7/2017
4.61	Hampton Inn Suites Decatur												4/7/2017	4/5/2017
4.62	Holiday Inn Express & Suites Texarkana East												4/7/2017	4/3/2017
4.63	Mankato Fairfield Inn												4/7/2017	4/7/2017
4.64	Candlewood Suites Texarkana												4/7/2017	4/4/2017
4.65	Country Inn & Suites Houston Intercontinental Airport East												4/7/2017	4/7/2017
5	Long Island Prime Portfolio - Melville	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	4/6/2017
5.01	68 South Service Road	24,332	7.5%	2/29/2024	World Wide Specialty Programs	17,771	5.5%	6/30/2026	Comtech Telecommunications	10,036	3.1%	6/30/2017	4/6/2017	4/6/2017
5.02	58 South Service Road	23,493	7.6%	3/31/2028	RGRD New York Leasing Corp	21,793	7.0%	12/31/2019	Bouchard Transportation Co.	19,732	6.4%	10/31/2018	4/6/2017	4/6/2017
5.03	48 South Service Road	12,068	8.4%	9/30/2021	Principal Life Insurance Co	11,668	8.1%	4/30/2018	Park Electrochemical Corporation	9,736	6.8%	4/30/2018	4/10/2017	4/6/2017
6	225 & 233 Park Avenue South	133,200	19.7%	5/31/2024	T. Rowe Price	13,450	2.0%	3/31/2028	WB Wood	13,397	2.0%	12/31/2022	4/12/2017	4/13/2017
7	Market Street -The Woodlands	23,495	4.8%	3/1/2027	Cinemark	20,664	4.2%	5/1/2020	Tommy Bahama	12,358	2.5%	3/1/2020	4/14/2017	4/14/2017
8	iStar Leased Fee Portfolio												Various	Various
8.01	Hilton Salt Lake												2/22/2017	2/23/2017
8.02	DoubleTree Seattle Airport												2/23/2017	2/23/2017
8.03	DoubleTree Mission Valley												2/22/2017	2/22/2017
8.04	One Ally Center												2/22/2017	2/22/2017
8.05	DoubleTree Sonoma												2/22/2017	2/28/2017
8.06	DoubleTree Durango												2/22/2017	2/22/2017
8.07	Northside Forsyth Hospital Medical Center												2/23/2017	2/23/2017
8.08	NASA/JPSS Headquarters												2/23/2017	2/21/2017
8.09	Dallas Market Center: Sheraton Suites												2/22/2017	1/23/2017
8.10	Dallas Market Center: Marriott Courtyard												2/23/2017	2/21/2017
8.11	The Buckler Apartments												2/22/2017	2/23/2017
8.12	Lock-Up Self Storage Facility												2/21/2017	2/23/2017
9	Valley Creek Corporate Center	44,498	17.1%	12/31/2022	Titanium Metals Corporation	23,626	9.1%	09/30/2018	People 2.0 Global, LLC	11,670	4.5%	06/30/2024	3/1/2017	2/28/2017
10	Amazon Lakeland												9/14/2016	9/14/2016
11	ExchangeRight Net Leased Portfolio #16												Various	Various	Various
11.01	Walgreens - St. Louis, MO												4/12/2017	4/20/2017
11.02	Hobby Lobby - Mansfield, TX												4/27/2017	3/27/2017
11.03	Walgreens - North Ridgeville, OH												4/18/2017	4/18/2017
11.04	Walgreens - Hammond, IN												4/26/2017	4/26/2017
11.05	Tractor Supply - Royse City, TX												4/11/2017	4/11/2017
A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name (7) (8) (9)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name (7) (8) (9)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)
11.06	Tractor Supply - Kuna, ID												4/5/2017	4/4/2017
11.07	Walgreens - Baytown, TX												4/4/2017	4/7/2017
11.08	Dollar General - Washington, PA												4/4/2017	3/30/2017
11.09	Dollar General - Tampa, FL												3/6/2017	3/8/2017
11.10	Dollar General - Butler, PA												4/11/2017	4/12/2017
11.11	Dollar General - Jermyn, PA												4/14/2017	4/13/2017
11.12	Dollar General - Leesport, PA												4/14/2017	4/17/2017
11.13	Dollar General - Evansville, IN												2/22/2017	2/28/2017
11.14	Family Dollar - Baton Rouge, LA												4/5/2017	4/4/2017
11.15	Sherwin Williams - Peoria, IL												4/3/2017	3/28/2017
11.16	Dollar General - Baton Rouge, LA												4/10/2017	4/11/2017
11.17	Advance Auto Parts - Normal, IL												4/3/2017	4/10/2017	4/27/2017
11.18	Advance Auto Parts - Zion, IL												4/20/2017	4/21/2017
11.19	Advance Auto Parts - St. Louis, MO												4/14/2017	4/17/2017
12	Raleigh Marriott City Center												4/6/2017	3/23/2017
13	2851 Junction												5/1/2017	3/28/2017
14	123 William Street	45,313	8.3%	7/31/2022	NYC Department of Youth & Community Development (“DYCD”)	40,610	7.4%	MTM	Securities Training Corporation	32,356	5.9%	6/30/2025	2/3/2017	1/31/2017
15	Banner Bank	14,641	8.3%	9/30/2021	Little Morris	11,079	6.3%	10/31/2023	Brown and Caldwell	10,766	6.1%	6/30/2020	4/11/2017	4/12/2017
16	AmberGlen Corporate Center	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	4/27/2017	4/14/2017
16.01	2430 NW 206th	6,030	9.8%	5/31/2024									4/27/2017	4/14/2017
16.02	1195 NW Compton Drive												4/27/2017	4/14/2017
16.03	2345 NW Amberbrook	5,129	7.9%	10/31/2018	Northwest Farm Credit Services	4,244	6.6%	12/31/2019	Statebridge Company, LLC	2,392	3.7%	06/30/2019	4/27/2017	4/14/2017
17	Highland Park Mixed Use	7,327	12.7%	12/31/2019	Fifth Third	5,900	10.2%	12/31/2024	SF Investment, Inc.	5,402	9.4%	12/31/2019	4/20/2017	4/19/2017
18	Raley’s Towne Centre	13,093	9.2%	5/31/2021	Kragen Auto Supply	6,000	4.2%	12/31/2023	Round Table Pizza	4,080	2.9%	5/31/2025	4/3/2017	2/7/2017	2/3/2017
19	Save Mart Portfolio												11/1/2016	Various
19.01	Lucky - San Francisco												11/1/2016	11/1/2016
19.02	Lucky - San Bruno												11/1/2016	11/1/2016
19.03	Lucky California - Daly City												11/1/2016	3/3/2017
19.04	Lucky - San Jose I												11/1/2016	11/1/2016
19.05	Lucky - San Jose II												11/1/2016	11/1/2016
19.06	Lucky - San Leandro												11/1/2016	11/1/2016
19.07	Dick’s Sporting Goods - Folsom												11/1/2016	11/1/2016
19.08	Lucky - Concord												11/1/2016	11/1/2016
19.09	FoodMaxx - Antioch												11/1/2016	11/1/2016
19.10	Lucky - Hollister												11/1/2016	11/1/2016
19.11	Save Mart - Modesto												11/1/2016	11/1/2016
19.12	Dick’s Sporting Goods - Salinas												11/1/2016	11/1/2016
19.13	Save Mart - Clovis												11/1/2016	11/1/2016
19.14	Save Mart - Grass Valley												11/1/2016	11/1/2016
19.15	FoodMaxx - Sacramento												11/1/2016	11/1/2016
19.16	Lucky - Hayward I												11/1/2016	3/3/2017
19.17	Save Mart - Auburn												11/1/2016	11/1/2016
19.18	Save Mart - Tracy												11/1/2016	11/1/2016
19.19	S-Mart - Lodi												11/1/2016	3/3/2017
19.20	Save Mart - Chico												11/1/2016	11/1/2016
19.21	Save Mart - Fresno I												11/1/2016	11/1/2016
19.22	Lucky - San Jose III												11/1/2016	11/1/2016
19.23	Save Mart - Roseville												11/1/2016	11/1/2016
19.24	Lucky - Vacaville I												11/1/2016	11/1/2016
19.25	Save Mart - Elk Grove												11/1/2016	11/1/2016
19.26	Save Mart - Fresno II												11/1/2016	11/1/2016
19.27	Lucky - Sand City												11/1/2016	11/1/2016
19.28	Lucky - Vacaville II												11/1/2016	11/1/2016
19.29	Lucky - Hayward												11/1/2016	3/9/2017
19.30	Save Mart - Kingsburg												11/1/2016	11/1/2016
19.31	Save Mart - Sacramento												11/1/2016	11/1/2016
19.32	Lucky - Santa Rosa												11/1/2016	11/1/2016
19.33	Save Mart - Jackson												11/1/2016	11/1/2016
20	TownePlace Suites - Boynton Beach												4/11/2017	4/17/2017
21	Fairlane Meadows	13,720	8.7%	1/31/2020	David’s Bridal	11,567	7.4%	11/30/2018	Five Below	8,942	5.7%	1/31/2025	4/7/2017	4/7/2017
22	TownePlace Suites-VA												4/28/2017	4/28/2017
22.01	TownePlace Suites Stafford Quantico												4/28/2017	4/28/2017
22.02	TownePlace Suites Fredericksburg												4/28/2017	4/28/2017
23	Hilton Garden Inn - Ames												1/31/2017	1/28/2017
24	Stemmons Office Portfolio												5/12/2017	5/12/2017
24.01	7701 Stemmons												5/12/2017	5/12/2017
24.02	8001 Stemmons												5/12/2017	5/12/2017
24.03	8101 Stemmons												5/12/2017	5/12/2017
25	Stonebriar Commons on Legacy	4,465	7.1%	8/31/2020	Grupo Seis	4,298	6.8%	5/31/2018	VF Corp.	3,991	6.3%	3/31/2019	3/10/2017	3/8/2017
26	Residence Inn Carlsbad												3/24/2017	3/27/2017
27	Crossings at Hobart	60,000	7.8%	8/31/2019	American Signature, Inc. dba Value City Furniture	48,230	6.2%	1/31/2020	Best Buy Stores, L.P. dba Best Buy	44,997	5.8%	1/31/2023	2/9/2017	2/7/2017
28	US Bank Building - Reno	12,855	15.2%	10/1/2027	Navellier	5,483	6.5%	12/1/2018	Bombora	5,091	6.0%	6/1/2022	4/27/2017	4/26/2017
29	Old Town	4,000	5.0%	12/31/2019	The Grill on Main, Inc	2,648	3.3%	12/31/2018	Dudek	2,435	3.0%	2/28/2020	4/12/2017	4/12/2017
30	Lormax Stern Retail Development – Roseville	37,216	9.1%	1/31/2023	Extreme Fun Family Entertainment	24,633	6.0%	1/31/2018	H & M Hennes & Mauritz L.P.	19,816	4.8%	1/31/2026	2/14/2017	2/14/2017
31	Alexander Hamilton Plaza	14,710	8.1%	12/31/2020	Sall-Myers Medical Associates	13,068	7.2%	9/30/2022	Second Home, L.L.C.	11,530	6.3%	12/31/2019	3/14/2017	3/14/2017
32	Cooper Street Retail	11,629	13.2%	12/31/2021	Carpet One (Floors Inc.)	11,238	12.8%	12/31/2019					4/7/2017	4/7/2017
33	Uptown Row	3,506	9.5%	11/30/2020	Tum Rup Thai	2,994	8.1%	3/31/2020	Darbar India Grill, Inc.	2,946	8.0%	8/31/2020	11/8/2016	11/8/2016
34	Home2 Suites - San Antonio												3/22/2017	3/23/2017
35	Hampton Inn Northlake												3/22/2017	3/22/2017
36	Holiday Inn Express & Suites - Charlotte-Arrowood												2/15/2017	2/15/2017
37	Hughes Airport Center	6,411	9.1%	7/31/2022	Jacob Engineering Group	5,383	7.7%	9/30/2022	Zip Reality	2,896	4.1%	3/31/2020	4/3/2017	4/3/2017
38	Boardwalk Shopping Center	4,246	10.6%	7/31/2018	Mooney Family Dental	3,082	7.7%	4/30/2019	Costa Pacifica	3,080	7.7%	8/31/2022	3/9/2017	3/9/2017
39	41725 Ford Road	3,200	15.3%	8/31/2027	Mod Pizza	2,600	12.4%	1/31/2027	Tom + Chee	2,400	11.5%	2/28/2027	3/31/2017	3/3/2017
40	Mini Self Storage & RV												4/13/2017	4/13/2017
41	Crystal Park Plaza	10,741	18.3%	6/30/2021	World Wide Technology	9,431	16.1%	1/31/2021	ITCOA, LLC	5,632	9.6%	3/31/2020	11/23/2016	11/8/2016
42	Clifton Park Self Storage Portfolio												4/7/2017	4/6/2017
42.01	1772 Route 9												4/7/2017	4/6/2017
42.02	261 Ushers Road - CP												4/7/2017	4/6/2017
43	Hampton Inn & Suites Elyria												1/20/2017	5/22/2017
44	North Towne Commons	10,065	10.2%	6/28/2019	Ocean Garden Buffet Alexis, Inc.	9,360	9.5%	2/28/2021	Shoe Show Inc.	8,698	8.9%	6/30/2020	2/9/2017	2/9/2017
45	Burt Estates MHP												3/9/2017	3/9/2017
46	Cardiff Plaza	15,000	10.8%	6/30/2022	Dollar General	9,488	6.8%	3/31/2025	Renal Care Group	8,741	6.3%	4/30/2020	4/4/2017	4/5/2017
47	Candlewood Suites New Bern												3/31/2017	3/29/2017
48	Hampton Inn - Anderson												3/9/2017	3/9/2017
49	Fairfield Inn & Suites - Greenwood												3/9/2017	3/9/2017
50	Oakbridge Apartments												4/6/2017	4/12/2017
51	Valley High & San Pedro MHC												4/6/2017	4/6/2017

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name (7) (8) (9)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name (7) (8) (9)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)
52	Valley View Estates MHP												3/14/2017	3/14/2017
53	Ravinia Estates												3/1/2017	3/1/2017
54	Sycamore Terrace	5,000	10.5%	6/30/2022	GRIF Corporation	5,000	10.5%	2/28/2027	Maurices Incorporated #1005	4,000	8.4%	1/31/2020	3/24/2017	3/24/2017
55	Wakefield Apartments												5/5/2017	5/5/2017
56	Stonefield Place Apartments												4/5/2017	4/12/2017
57	Imperial Clark Center - Downey CA	1,629	7.9%	3/31/2025	Subway	1,610	7.8%	5/31/2022	Royal China Express	1,405	6.8%	1/31/2018	3/20/2017	3/20/2017
58	La Quinta Florence KY												4/17/2017	4/18/2017
59	Orchards Market Center	5,958	13.1%	5/31/2022	Once Upon A Child	4,956	10.9%	2/28/2021	Taqueria y Market	4,803	10.6%	10/31/2025	3/15/2017
60	35 North Raymond Avenue	2,771	23.8%	4/14/2021	Wheat Shop	2,438	20.9%	2/28/2022					4/5/2017	4/5/2017
61	Pin Oak Crossing	4,200	12.8%	2/28/2020	DRH Associates	2,885	8.8%	3/31/2022	CARTZ	2,000	6.1%	2/28/2018	5/8/2017	5/8/2017
62	Rite Aid - Allentown												3/22/2017	3/23/2017
63	StoreRight Ocala												4/3/2017	4/3/2017
64	Maximus Self Storage												3/17/2017	3/17/2017
65	StoreRight Jacksonville												4/3/2017	4/3/2017
66	StoreRight Tampa												4/3/2017	4/3/2017
67	Allmark Plaza	2,165	12.7%	4/30/2023	The Brother’s Liquor Store	2,100	12.4%	12/31/2020	Slam Donuts	1,458	8.6%	6/30/2022	2/17/2017	2/17/2017	3/31/2017
68	Shoppes at Hunters Run	3,514	16.3%	4/30/2024	Fugu Japanese	2,400	11.2%	2/28/2024	Accuquest Hearing Center	1,200	5.6%	9/30/2018	3/9/2017
69	Macon Plaza	14,996	13.0%	1/31/2020	Dollar Tree	12,500	10.9%	1/31/2022	Small Smiles Dentist	10,146	8.8%	12/31/2019	4/24/2017	4/24/2017
70	Out O’ Space Storage North Charleston												4/20/2017	4/20/2017
71	Elsea MHP Portfolio												Various	Various
71.01	Rustic Ridge												7/7/2016	10/19/2016
71.02	Carousel Court												7/6/2016	7/8/2016
72	300 Northern Pacific Avenue	3,207	9.3%	9/30/2020	Sterling Companies, Inc.	3,128	9.1%	8/6/2018	Steffes Group, Inc.	3,119	9.0%	3/31/2019	2/28/2017	2/28/2017
73	Mobile City MHC												5/16/2017	5/16/2017
74	Park Village	4,000	9.5%	8/31/2020	Affordable Moves	2,050	4.8%	4/30/2020	Grigore’s Hardwood Flooring	2,000	4.7%	5/31/2019	4/5/2017
75	Chapel Ridge Shoppes	2,100	18.7%	3/31/2021	New Cingular Wireless-AT&T	1,331	11.9%	9/30/2018					3/15/2017
76	Streetside at Thomas Crossroads	1,400	11.1%	1/31/2028									3/2/2017	3/2/2017

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
1	General Motors Building			N	Y	Refinance	0	0	Springing			0	Springing			0
2	Del Amo Fashion Center	4/14/2017	12.0%	N	Y	Refinance	0	0	Springing			0	Springing			0
3	245 Park Avenue			N	Y	Acquisition	0	0	3,878,518	Cash		227,000	113,500	Cash		47,738
4	Starwood Capital Group Hotel Portfolio	Various	Various	N	Y	Refinance	0	0	Springing			0	Springing			0
4.01	Larkspur Landing Sunnyvale	4/26/2017	5.0%	N	Y
4.02	Larkspur Landing Milpitas	4/19/2017	13.0%	N	Y
4.03	Larkspur Landing Campbell	4/28/2017	5.0%	N	Y
4.04	Larkspur Landing San Francisco	4/21/2017	7.0%	N	Y
4.05	Larkspur Landing Pleasanton	4/27/2017	13.0%	N	Y
4.06	Larkspur Landing Bellevue	4/20/2017	7.0%	N	Y
4.07	Larkspur Landing Sacramento	4/20/2017	2.0%	N	Y
4.08	Hampton Inn Ann Arbor North			N	Y
4.09	Larkspur Landing Hillsboro	4/24/2017	3.0%	N	Y
4.10	Larkspur Landing Renton	4/20/2017	5.0%	N	Y
4.11	Holiday Inn Arlington Northeast Rangers Ballpark			N	Y
4.12	Residence Inn Toledo Maumee			N	Y
4.13	Residence Inn Williamsburg			N	Y
4.14	Hampton Inn Suites Waco South			N	Y
4.15	Holiday Inn Louisville Airport Fair Expo			N	Y
4.16	Courtyard Tyler			N	Y
4.17	Hilton Garden Inn Edison Raritan Center			N	Y
4.18	Hilton Garden Inn St Paul Oakdale			N	Y
4.19	Residence Inn Grand Rapids West			N	Y
4.20	Peoria, AZ Residence Inn			N	Y
4.21	Hampton Inn Suites Bloomington Normal			N	Y
4.22	Courtyard Chico	4/21/2017	5.0%	N	Y
4.23	Hampton Inn Suites South Bend			N	Y
4.24	Hampton Inn Suites Kokomo			N	Y
4.25	Courtyard Wichita Falls			N	Y
4.26	Hampton Inn Morehead			N	Y
4.27	Residence Inn Chico	4/21/2017	5.0%	N	Y
4.28	Courtyard Lufkin			N	Y
4.29	Hampton Inn Carlisle			N	Y
4.30	Springhill Suites Williamsburg			N	Y
4.31	Fairfield Inn Bloomington			N	Y
4.32	Waco Residence Inn			N	Y
4.33	Holiday Inn Express Fishers			N	Y
4.34	Larkspur Landing Folsom	4/27/2017	5.0%	N	Y
4.35	Springhill Suites Chicago Naperville Warrenville			N	Y
4.36	Holiday Inn Express & Suites Paris			N	Y
4.37	Toledo Homewood Suites			N	Y
4.38	Grand Rapids Homewood Suites			N	Y
4.39	Fairfield Inn Laurel			N	Y
4.40	Cheyenne Fairfield Inn and Suites			N	Y
4.41	Courtyard Akron Stow			N	Y
4.42	Towneplace Suites Bloomington			N	Y
4.43	Larkspur Landing Roseville	4/27/2017	5.0%	N	Y
4.44	Hampton Inn Danville			N	Y
4.45	Holiday Inn Norwich			N	Y
4.46	Hampton Inn Suites Longview North			N	Y
4.47	Springhill Suites Peoria Westlake			N	Y
4.48	Hampton Inn Suites Buda			N	Y
4.49	Shawnee Hampton Inn			N	Y
4.50	Racine Fairfield Inn			N	Y
4.51	Hampton Inn Selinsgrove Shamokin Dam			N	Y
4.52	Holiday Inn Express & Suites Terrell			N	Y
4.53	Westchase Homewood Suites			N	Y
4.54	Holiday Inn Express & Suites Tyler South			N	Y
4.55	Holiday Inn Express & Suites Huntsville			N	Y
4.56	Hampton Inn Sweetwater			N	Y
4.57	Comfort Suites Buda Austin South			N	Y
4.58	Fairfield Inn & Suites Weatherford			N	Y
4.59	Holiday Inn Express & Suites Altus			N	Y
4.60	Comfort Inn & Suites Paris			N	Y
4.61	Hampton Inn Suites Decatur			N	Y
4.62	Holiday Inn Express & Suites Texarkana East			N	Y
4.63	Mankato Fairfield Inn			N	Y
4.64	Candlewood Suites Texarkana			N	Y
4.65	Country Inn & Suites Houston Intercontinental Airport East			N	Y
5	Long Island Prime Portfolio - Melville			N	Y	Refinance	0	537,224	268,612	Cash		0	Springing			0
5.01	68 South Service Road			N	Y
5.02	58 South Service Road			N	Y
5.03	48 South Service Road			N	Y
6	225 & 233 Park Avenue South			N	Y	Refinance	0	0	Springing			0	Springing			0
7	Market Street -The Woodlands			N	Y	Refinance	0	0	Springing			0	Springing			0
8	iStar Leased Fee Portfolio	Various	Various	N	Y	Recapitalization	0	0	Springing			0	Springing			0
8.01	Hilton Salt Lake	2/22/2017	10.0%	N	Y
8.02	DoubleTree Seattle Airport	2/23/2017	12.0%	N	Y
8.03	DoubleTree Mission Valley	2/22/2017	8.0%	N	Y
8.04	One Ally Center			N	Y
8.05	DoubleTree Sonoma	2/22/2017	6.0%	N	Y
8.06	DoubleTree Durango			N	Y
8.07	Northside Forsyth Hospital Medical Center			N	Y
8.08	NASA/JPSS Headquarters			N	Y
8.09	Dallas Market Center: Sheraton Suites			N	Y
8.10	Dallas Market Center: Marriott Courtyard			N	Y
8.11	The Buckler Apartments			N	Y
8.12	Lock-Up Self Storage Facility			N	Y
9	Valley Creek Corporate Center			N	Y	Acquisition	0	402,070	48,234	Cash		0	Springing			0
10	Amazon Lakeland			N	Y	Acquisition	0	614,503	68,070	Cash		164,696	54,921	Cash		101,608
11	ExchangeRight Net Leased Portfolio #16			N	Y	Acquisition	68,679	97,996	21,391	Cash		0	Springing			207,686
11.01	Walgreens - St. Louis, MO			N	Y
11.02	Hobby Lobby - Mansfield, TX			N	Y
11.03	Walgreens - North Ridgeville, OH			N	Y
11.04	Walgreens - Hammond, IN			N	Y
11.05	Tractor Supply - Royse City, TX			N	Y

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
11.06	Tractor Supply - Kuna, ID			N	Y
11.07	Walgreens - Baytown, TX			N	Y
11.08	Dollar General - Washington, PA			N	Y
11.09	Dollar General - Tampa, FL			N	Y
11.10	Dollar General - Butler, PA			N	Y
11.11	Dollar General - Jermyn, PA			N	Y
11.12	Dollar General - Leesport, PA			N	Y
11.13	Dollar General - Evansville, IN			N	Y
11.14	Family Dollar - Baton Rouge, LA			N	Y
11.15	Sherwin Williams - Peoria, IL			N	Y
11.16	Dollar General - Baton Rouge, LA			N	Y
11.17	Advance Auto Parts - Normal, IL			N	Y
11.18	Advance Auto Parts - Zion, IL			N	Y
11.19	Advance Auto Parts - St. Louis, MO			N	Y
12	Raleigh Marriott City Center			N	Y	Refinance	0	372,351	62,059	Cash		0	Springing			0
13	2851 Junction	4/6/2017	7.0%	N	Y	Acquisition	0	273,525	91,175	Cash		0	Springing			0
14	123 William Street			N	Y	Refinance	0	0	Springing			0	Springing			0
15	Banner Bank			N	Y	Refinance	0	63,742	31,871	Cash		0	Springing			0
16	AmberGlen Corporate Center	4/12/2017	Various	N	Y	Refinance	0	163,455	27,243	Cash		0	Springing			0
16.01	2430 NW 206th	4/12/2017	9.0%	N	Y
16.02	1195 NW Compton Drive	4/12/2017	8.0%	N	Y
16.03	2345 NW Amberbrook	4/12/2017	9.0%	N	Y
17	Highland Park Mixed Use			N	Y	Refinance	51,250	87,790	29,263	Cash		0	Springing			0
18	Raley’s Towne Centre	3/29/2017	13.0%	N	Y	Acquisition	116,250	24,425	24,425	Cash		0	Springing			0
19	Save Mart Portfolio	Various	Various	N	Y	Refinance	746,551	0	Springing			0	Springing			0
19.01	Lucky - San Francisco	11/1/2016	14.0%	N	Y
19.02	Lucky - San Bruno	11/4/2016	14.0%	N	Y
19.03	Lucky California - Daly City	11/1/2016	14.0%	N	Y
19.04	Lucky - San Jose I	11/1/2016	12.0%	N	Y
19.05	Lucky - San Jose II	11/4/2016	7.0%	N	Y
19.06	Lucky - San Leandro	11/4/2016	19.0%	N	Y
19.07	Dick’s Sporting Goods - Folsom	11/1/2016	4.0%	N	Y
19.08	Lucky - Concord	11/1/2016	11.0%	N	Y
19.09	FoodMaxx - Antioch	11/1/2016	7.0%	N	Y
19.10	Lucky - Hollister	11/4/2016	13.0%	N	Y
19.11	Save Mart - Modesto	11/1/2016	6.0%	N	Y
19.12	Dick’s Sporting Goods - Salinas	11/1/2016	9.0%	N	Y
19.13	Save Mart - Clovis	11/1/2016	5.0%	N	Y
19.14	Save Mart - Grass Valley	11/1/2016	4.0%	N	Y
19.15	FoodMaxx - Sacramento	11/1/2016	6.0%	N	Y
19.16	Lucky - Hayward I	11/1/2016	17.0%	N	Y
19.17	Save Mart - Auburn	11/1/2016	5.0%	N	Y
19.18	Save Mart - Tracy	11/4/2016	9.0%	N	Y
19.19	S-Mart - Lodi	11/1/2016	9.0%	N	Y
19.20	Save Mart - Chico	11/1/2016	7.0%	N	Y
19.21	Save Mart - Fresno I	11/1/2016	4.0%	N	Y
19.22	Lucky - San Jose III	11/4/2016	11.0%	N	Y
19.23	Save Mart - Roseville	11/4/2016	4.0%	N	Y
19.24	Lucky - Vacaville I	11/1/2016	9.0%	N	Y
19.25	Save Mart - Elk Grove	11/1/2016	7.0%	N	Y
19.26	Save Mart - Fresno II	11/1/2016	5.0%	N	Y
19.27	Lucky - Sand City	11/4/2016	7.0%	N	Y
19.28	Lucky - Vacaville II	11/1/2016	9.0%	N	Y
19.29	Lucky - Hayward	11/1/2016	12.0%	N	Y
19.30	Save Mart - Kingsburg	11/1/2016	5.0%	N	Y
19.31	Save Mart - Sacramento	11/4/2016	8.0%	N	Y
19.32	Lucky - Santa Rosa	11/4/2016	13.0%	N	Y
19.33	Save Mart - Jackson	11/1/2016	4.0%	N	Y
20	TownePlace Suites - Boynton Beach			N	Y	Refinance	0	201,833	28,833	Cash		10,206	10,206	Cash		257,522
21	Fairlane Meadows			N	Y	Acquisition	20,975	262,377	31,235	Cash		0	Springing			0
22	TownePlace Suites-VA			N	Y	Refinance	0	12,700	12,700	Cash		12,793	6,396	Cash		0
22.01	TownePlace Suites Stafford Quantico			N	Y
22.02	TownePlace Suites Fredericksburg			N	Y
23	Hilton Garden Inn - Ames			N	Y	Refinance	0	53,086	17,695	Cash		3,963	3,963	Cash		0
24	Stemmons Office Portfolio			N	Y	Refinance	0	77,821	38,910	Cash		15,025	3,756	Cash		5,581
24.01	7701 Stemmons			N	Y
24.02	8001 Stemmons			N	Y
24.03	8101 Stemmons			N	Y
25	Stonebriar Commons on Legacy			N	Y	Refinance	41,875	148,701	28,324	Cash		29,892	4,067	Cash		0
26	Residence Inn Carlsbad	3/24/2017	9.0%	N	Y	Refinance	0	35,557	11,852	Cash		0	Springing			0
27	Crossings at Hobart			N	Y	Refinance	0	0	Springing			0	Springing			0
28	US Bank Building - Reno	4/25/2017	11.0%	N	Y	Acquisition	59,900	21,403	7,134	Cash		5,539	2,130	Cash		0
29	Old Town	4/11/2017	7.0%	N	Y	Refinance	0	18,700	18,700	Cash		13,556	1,784	Cash		0
30	Lormax Stern Retail Development – Roseville			N	Y	Refinance	37,500	341,323	53,667	Cash		25,155	5,468	Cash		0
31	Alexander Hamilton Plaza			N	Y	Refinance	7,288	78,877	21,910	Cash		25,830	3,399	Cash		0
32	Cooper Street Retail			N	Y	Refinance	0	138,487	23,081	Cash		5,088	2,544	Cash		200,000
33	Uptown Row			N	Y	Refinance	0	57,225	19,075	Cash		0	Springing			0
34	Home2 Suites - San Antonio			N	Y	Acquisition	0	47,666	23,833	Cash		0	Springing			0
35	Hampton Inn Northlake			N	Y	Acquisition	0	77,082	10,142	Cash		6,724	4,203	Cash		0
36	Holiday Inn Express & Suites - Charlotte-Arrowood			N	Y	Refinance	5,063	71,667	7,167	Cash		13,574	1,508	Cash		9,709
37	Hughes Airport Center			N	Y	Refinance	0	5,498	5,498	Cash		0	Springing			200,000
38	Boardwalk Shopping Center			N	Y	Refinance	0	119,838	19,973	Cash		1,496	1,496	Cash		0
39	41725 Ford Road			N	Y	Refinance	0	38,544	6,883	Cash		7,235	841	Cash		0
40	Mini Self Storage & RV	4/12/2017	Leasing Office: 11%; Building A, L & M: 16%; Others: 25%	Y	Y	Refinance	113,125	12,675	4,225	Cash		37,390	3,739; Springing	Cash		120,000
41	Crystal Park Plaza			N	Y	Acquisition	10,000	104,280	26,880	Cash		0	Springing			402,510
42	Clifton Park Self Storage Portfolio			N	Y	Acquisition	47,650	58,872	7,009	Cash		7,660	1,216	Cash		100,000
42.01	1772 Route 9			N	Y
42.02	261 Ushers Road - CP			N	Y
43	Hampton Inn & Suites Elyria			N	Y	Refinance	0	10,821	10,306	Cash		9,821	1,871	Cash		0
44	North Towne Commons			N	Y	Refinance	12,313	64,952	21,651	Cash		15,857	2,265	Cash		1,228
45	Burt Estates MHP			N	Y	Refinance	16,875	2,706	2,706	Cash		9,311	1,164	Cash		779
46	Cardiff Plaza			N	Y	Refinance	160,000	20,887	20,887	Cash		24,283	4,047	Cash		20,985
47	Candlewood Suites New Bern			N	Y	Refinance	0	16,092	2,554	Cash		9,566	1,822	Cash		0
48	Hampton Inn - Anderson			N	Y	Refinance	3,125	29,477	7,369	Cash		1,665	1,665	Cash		7,561
49	Fairfield Inn & Suites - Greenwood			N	Y	Refinance	0	43,434	10,859	Cash		1,534	1,534	Cash		7,215
50	Oakbridge Apartments			N	Y	Refinance	0	0	14,170	Cash		7,903	2,512	Cash		0
51	Valley High & San Pedro MHC			N	Y	Refinance	10,250	19,635	3,273	Cash		5,180	1,036	Cash		1,392
A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
52	Valley View Estates MHP			N	Y	Refinance	0	51,644	5,738	Cash		2,372	593	Cash		971
53	Ravinia Estates			N	Y	Refinance	0	20,979	3,497	Cash		4,193	1,398	Cash		904
54	Sycamore Terrace			N	Y	Acquisition	7,575	0	7,230	Cash		0	Springing			0
55	Wakefield Apartments			N	Y	Acquisition	7,500	71,007	7,101	Cash		2,237	2,237	Cash		1,683
56	Stonefield Place Apartments			N	Y	Refinance	0	0	8,490	Cash		8,273	1,940	Cash		0
57	Imperial Clark Center - Downey CA	3/20/2017	11.0%	N	Y	Refinance	0	11,894	5,947	Cash		2,148	537	Cash		0
58	La Quinta Florence KY			N	Y	Refinance	0	18,102	3,017	Cash		31,450	Springing	Cash		0
59	Orchards Market Center	3/15/2017	9.0%	N	Y	Acquisition	166,420	9,034	4,517	Cash		0	Springing			0
60	35 North Raymond Avenue	4/5/2017	18.0%	N	Y	Refinance	0	5,259	1,753	Cash		5,466	910	Cash		0
61	Pin Oak Crossing			N	Y	Refinance	0	54,888	8,712	Cash		12,945	1,370	Cash		0
62	Rite Aid - Allentown			N	Y	Refinance	0	0	Springing			2,895	579	Cash		183
63	StoreRight Ocala			N	Y	Refinance	17,063	29,825	3,468	Cash		0	Springing	Cash		0
64	Maximus Self Storage			N	Y	Refinance	2,125	6,430	2,041	Cash		6,891	547	Cash		0
65	StoreRight Jacksonville			N	Y	Refinance	0	20,226	4,397	Cash		0	Springing	Cash		0
66	StoreRight Tampa			N	Y	Refinance	0	33,778	3,928	Cash		0	Springing	Cash		0
67	Allmark Plaza	2/17/2017	13.0%	N	Y	Refinance	0	6,370	3,185	Cash		706	353	Cash		0
68	Shoppes at Hunters Run			N	Y	Refinance	0	17,552	4,388	Cash		0	651	Cash		0
69	Macon Plaza			N	Y	Refinance	19,125	24,912	2,966	Cash		11,534	1,831	Cash		0
70	Out O’ Space Storage North Charleston			N	Y	Acquisition	5,000	19,146	3,191	Cash		2,860	953	Cash		571
71	Elsea MHP Portfolio			N	Y	Refinance	0	12,269	2,454	Cash		1,759	220	Cash		1,025
71.01	Rustic Ridge			N	Y
71.02	Carousel Court			N	Y
72	300 Northern Pacific Avenue			N	Y	Refinance	0	15,822	2,637	Cash		16,260	1,355	Cash		0
73	Mobile City MHC			N	Y	Refinance	11,000	801	801	Cash		1,798	599	Cash		442
74	Park Village			N	Y	Refinance	0	28,371	4,053	Cash		3,864	644	Cash		0
75	Chapel Ridge Shoppes			N	Y	Refinance	0	4,012	4,012	Cash		0	Springing			0
76	Streetside at Thomas Crossroads			N	Y	Acquisition	8,350	8,296	1,383	Cash		306	306	Cash		452

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Replacement Reserve ($) (12)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($) (13)
1	General Motors Building	0	0			0	0
2	Del Amo Fashion Center	Springing	0			0	Springing
3	245 Park Avenue	47,738	0	Cash		0	Springing
4	Starwood Capital Group Hotel Portfolio	Amount equal to greater of: (i) 1/12 th of four 4% of the projected annual gross income from operations of the property (ii) amount required by Franchisor.	0	Cash		0	0
4.01	Larkspur Landing Sunnyvale
4.02	Larkspur Landing Milpitas
4.03	Larkspur Landing Campbell
4.04	Larkspur Landing San Francisco
4.05	Larkspur Landing Pleasanton
4.06	Larkspur Landing Bellevue
4.07	Larkspur Landing Sacramento
4.08	Hampton Inn Ann Arbor North
4.09	Larkspur Landing Hillsboro
4.10	Larkspur Landing Renton
4.11	Holiday Inn Arlington Northeast Rangers Ballpark
4.12	Residence Inn Toledo Maumee
4.13	Residence Inn Williamsburg
4.14	Hampton Inn Suites Waco South
4.15	Holiday Inn Louisville Airport Fair Expo
4.16	Courtyard Tyler
4.17	Hilton Garden Inn Edison Raritan Center
4.18	Hilton Garden Inn St Paul Oakdale
4.19	Residence Inn Grand Rapids West
4.20	Peoria, AZ Residence Inn
4.21	Hampton Inn Suites Bloomington Normal
4.22	Courtyard Chico
4.23	Hampton Inn Suites South Bend
4.24	Hampton Inn Suites Kokomo
4.25	Courtyard Wichita Falls
4.26	Hampton Inn Morehead
4.27	Residence Inn Chico
4.28	Courtyard Lufkin
4.29	Hampton Inn Carlisle
4.30	Springhill Suites Williamsburg
4.31	Fairfield Inn Bloomington
4.32	Waco Residence Inn
4.33	Holiday Inn Express Fishers
4.34	Larkspur Landing Folsom
4.35	Springhill Suites Chicago Naperville Warrenville
4.36	Holiday Inn Express & Suites Paris
4.37	Toledo Homewood Suites
4.38	Grand Rapids Homewood Suites
4.39	Fairfield Inn Laurel
4.40	Cheyenne Fairfield Inn and Suites
4.41	Courtyard Akron Stow
4.42	Towneplace Suites Bloomington
4.43	Larkspur Landing Roseville
4.44	Hampton Inn Danville
4.45	Holiday Inn Norwich
4.46	Hampton Inn Suites Longview North
4.47	Springhill Suites Peoria Westlake
4.48	Hampton Inn Suites Buda
4.49	Shawnee Hampton Inn
4.50	Racine Fairfield Inn
4.51	Hampton Inn Selinsgrove Shamokin Dam
4.52	Holiday Inn Express & Suites Terrell
4.53	Westchase Homewood Suites
4.54	Holiday Inn Express & Suites Tyler South
4.55	Holiday Inn Express & Suites Huntsville
4.56	Hampton Inn Sweetwater
4.57	Comfort Suites Buda Austin South
4.58	Fairfield Inn & Suites Weatherford
4.59	Holiday Inn Express & Suites Altus
4.60	Comfort Inn & Suites Paris
4.61	Hampton Inn Suites Decatur
4.62	Holiday Inn Express & Suites Texarkana East
4.63	Mankato Fairfield Inn
4.64	Candlewood Suites Texarkana
4.65	Country Inn & Suites Houston Intercontinental Airport East
5	Long Island Prime Portfolio - Melville	14,871	0	Cash		4,200,000	89,229
5.01	68 South Service Road
5.02	58 South Service Road
5.03	48 South Service Road
6	225 & 233 Park Avenue South	Springing	0			8,106,455	Springing
7	Market Street -The Woodlands	Springing	143,136			2,433,834	Springing
8	iStar Leased Fee Portfolio	0	0			0	0
8.01	Hilton Salt Lake
8.02	DoubleTree Seattle Airport
8.03	DoubleTree Mission Valley
8.04	One Ally Center
8.05	DoubleTree Sonoma
8.06	DoubleTree Durango
8.07	Northside Forsyth Hospital Medical Center
8.08	NASA/JPSS Headquarters
8.09	Dallas Market Center: Sheraton Suites
8.10	Dallas Market Center: Marriott Courtyard
8.11	The Buckler Apartments
8.12	Lock-Up Self Storage Facility
9	Valley Creek Corporate Center	4,325	0	Cash		0	54,062
10	Amazon Lakeland	8,467; Springing	304,824	Cash		0	0
11	ExchangeRight Net Leased Portfolio #16	2,306	0	Cash		600,000	Springing
11.01	Walgreens - St. Louis, MO
11.02	Hobby Lobby - Mansfield, TX
11.03	Walgreens - North Ridgeville, OH
11.04	Walgreens - Hammond, IN
11.05	Tractor Supply - Royse City, TX

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Replacement Reserve ($) (12)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($) (13)
11.06	Tractor Supply - Kuna, ID
11.07	Walgreens - Baytown, TX
11.08	Dollar General - Washington, PA
11.09	Dollar General - Tampa, FL
11.10	Dollar General - Butler, PA
11.11	Dollar General - Jermyn, PA
11.12	Dollar General - Leesport, PA
11.13	Dollar General - Evansville, IN
11.14	Family Dollar - Baton Rouge, LA
11.15	Sherwin Williams - Peoria, IL
11.16	Dollar General - Baton Rouge, LA
11.17	Advance Auto Parts - Normal, IL
11.18	Advance Auto Parts - Zion, IL
11.19	Advance Auto Parts - St. Louis, MO
12	Raleigh Marriott City Center	89,235	0	Cash		0	0
13	2851 Junction	0	0			0	0
14	123 William Street	Springing	0			0	Springing
15	Banner Bank	3,679	132,444	Cash		1,000,000	22,073
16	AmberGlen Corporate Center	0	0			0	0
16.01	2430 NW 206th
16.02	1195 NW Compton Drive
16.03	2345 NW Amberbrook
17	Highland Park Mixed Use	481	0	Cash		0	2,405
18	Raley’s Towne Centre	1,919; Springing	46,048	Cash		220,000	5,581
19	Save Mart Portfolio	Springing	0			0	Springing
19.01	Lucky - San Francisco
19.02	Lucky - San Bruno
19.03	Lucky California - Daly City
19.04	Lucky - San Jose I
19.05	Lucky - San Jose II
19.06	Lucky - San Leandro
19.07	Dick’s Sporting Goods - Folsom
19.08	Lucky - Concord
19.09	FoodMaxx - Antioch
19.10	Lucky - Hollister
19.11	Save Mart - Modesto
19.12	Dick’s Sporting Goods - Salinas
19.13	Save Mart - Clovis
19.14	Save Mart - Grass Valley
19.15	FoodMaxx - Sacramento
19.16	Lucky - Hayward I
19.17	Save Mart - Auburn
19.18	Save Mart - Tracy
19.19	S-Mart - Lodi
19.20	Save Mart - Chico
19.21	Save Mart - Fresno I
19.22	Lucky - San Jose III
19.23	Save Mart - Roseville
19.24	Lucky - Vacaville I
19.25	Save Mart - Elk Grove
19.26	Save Mart - Fresno II
19.27	Lucky - Sand City
19.28	Lucky - Vacaville II
19.29	Lucky - Hayward
19.30	Save Mart - Kingsburg
19.31	Save Mart - Sacramento
19.32	Lucky - Santa Rosa
19.33	Save Mart - Jackson
20	TownePlace Suites - Boynton Beach	7,522	500,000	Cash		0	0
21	Fairlane Meadows	2,358	0	Cash		0	11,137
22	TownePlace Suites-VA	16,709	0	Cash		0	0
22.01	TownePlace Suites Stafford Quantico
22.02	TownePlace Suites Fredericksburg
23	Hilton Garden Inn - Ames	15,325	0	Cash		0	0
24	Stemmons Office Portfolio	5,581	300,000	Cash		1,341,717	36,480
24.01	7701 Stemmons
24.02	8001 Stemmons
24.03	8101 Stemmons
25	Stonebriar Commons on Legacy	1,315	0	Cash		372,000	9,203
26	Residence Inn Carlsbad	18,739	674,604	Cash		0	0
27	Crossings at Hobart	0	0			0	0
28	US Bank Building - Reno	1,767	50,000	Cash		220,000	5,301
29	Old Town	1,340	0	Cash		600,000	8,376
30	Lormax Stern Retail Development – Roseville	6,839	0	Cash		0	13,620; Springing
31	Alexander Hamilton Plaza	2,881	110,000	Cash		0	15,164
32	Cooper Street Retail	1,464	0	Cash		500,000	3,661
33	Uptown Row	616	0	Cash		0	3,079
34	Home2 Suites - San Antonio	12,698	0	Cash		0	0
35	Hampton Inn Northlake	Springing	0			0	0
36	Holiday Inn Express & Suites - Charlotte-Arrowood	9,709	0	Cash		0	0
37	Hughes Airport Center	1,169	0	Cash		159,843	8,765
38	Boardwalk Shopping Center	670	24,109	Cash		50,000	4,490
39	41725 Ford Road	261	0	Cash		0	2,177
40	Mini Self Storage & RV	2,504	317,800	Cash		0	0
41	Crystal Park Plaza	1,270	0	Cash		76,508	7,327
42	Clifton Park Self Storage Portfolio	1,073	50,000	Cash		0	0
42.01	1772 Route 9
42.02	261 Ushers Road - CP
43	Hampton Inn & Suites Elyria	10,038	0	Cash		0	0
44	North Towne Commons	1,228	0	Cash		5,000	5,000
45	Burt Estates MHP	779	0	Cash		0	0
46	Cardiff Plaza	2,325	0	Cash		150,000	8,310
47	Candlewood Suites New Bern	6,766	0	Cash		0	0
48	Hampton Inn - Anderson	7,561	0	Cash		0	0
49	Fairfield Inn & Suites - Greenwood	7,215	0	Cash		0	0
50	Oakbridge Apartments	2,500	30,000	Cash		0	0
51	Valley High & San Pedro MHC	1,392	0	Cash		0	0

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Replacement Reserve ($) (12)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($) (13)
52	Valley View Estates MHP	971	0	Cash		0	0
53	Ravinia Estates	904	0	Cash		0	0
54	Sycamore Terrace	595	0	Cash		140,742	3,178
55	Wakefield Apartments	1,683	0	Cash		0	0
56	Stonefield Place Apartments	2,016	72,000	Cash		0	0
57	Imperial Clark Center - Downey CA	552	0	Cash		0	2,330
58	La Quinta Florence KY	7,163	0	Cash		0	0
59	Orchards Market Center	758	0	Cash		60,000	2,410
60	35 North Raymond Avenue	194	7,052	Cash		59,000	1,740
61	Pin Oak Crossing	411	0	Cash		100,000	2,737
62	Rite Aid - Allentown	183	0	Cash		930	930
63	StoreRight Ocala	961	0	Cash		0	0
64	Maximus Self Storage	858	0	Cash		0	0
65	StoreRight Jacksonville	619	0	Cash		0	0
66	StoreRight Tampa	760	0	Cash		0	0
67	Allmark Plaza	296	10,662	Cash		45,000	1,411
68	Shoppes at Hunters Run	359	0	Cash		25,000	1,793
69	Macon Plaza	1,916	0	Cash		0	4,791
70	Out O’ Space Storage North Charleston	571	0	Cash		0	0
71	Elsea MHP Portfolio	1,025	0	Cash		0	0
71.01	Rustic Ridge
71.02	Carousel Court
72	300 Northern Pacific Avenue	575	20,700	Cash		50,000	2,245
73	Mobile City MHC	442	21,200	Cash		0	0
74	Park Village	705	0	Cash		0	2,750; Springing
75	Chapel Ridge Shoppes	524	22,000	Cash		33,500	936; Springing
76	Streetside at Thomas Crossroads	452	0	Cash		658	658

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
1	General Motors Building	0			0	0			Tenant Specific TILC Reserve
2	Del Amo Fashion Center	0			0	0			Tenant Specific TILC Reserve
3	245 Park Avenue	0			0	0			Outstanding Rollover Reserve
4	Starwood Capital Group Hotel Portfolio	0			0	0			Capital Work Reserve (5,883,991); Larkspur Capital Work Reserve (6,385,000)
4.01	Larkspur Landing Sunnyvale
4.02	Larkspur Landing Milpitas
4.03	Larkspur Landing Campbell
4.04	Larkspur Landing San Francisco
4.05	Larkspur Landing Pleasanton
4.06	Larkspur Landing Bellevue
4.07	Larkspur Landing Sacramento
4.08	Hampton Inn Ann Arbor North
4.09	Larkspur Landing Hillsboro
4.10	Larkspur Landing Renton
4.11	Holiday Inn Arlington Northeast Rangers Ballpark
4.12	Residence Inn Toledo Maumee
4.13	Residence Inn Williamsburg
4.14	Hampton Inn Suites Waco South
4.15	Holiday Inn Louisville Airport Fair Expo
4.16	Courtyard Tyler
4.17	Hilton Garden Inn Edison Raritan Center
4.18	Hilton Garden Inn St Paul Oakdale
4.19	Residence Inn Grand Rapids West
4.20	Peoria, AZ Residence Inn
4.21	Hampton Inn Suites Bloomington Normal
4.22	Courtyard Chico
4.23	Hampton Inn Suites South Bend
4.24	Hampton Inn Suites Kokomo
4.25	Courtyard Wichita Falls
4.26	Hampton Inn Morehead
4.27	Residence Inn Chico
4.28	Courtyard Lufkin
4.29	Hampton Inn Carlisle
4.30	Springhill Suites Williamsburg
4.31	Fairfield Inn Bloomington
4.32	Waco Residence Inn
4.33	Holiday Inn Express Fishers
4.34	Larkspur Landing Folsom
4.35	Springhill Suites Chicago Naperville Warrenville
4.36	Holiday Inn Express & Suites Paris
4.37	Toledo Homewood Suites
4.38	Grand Rapids Homewood Suites
4.39	Fairfield Inn Laurel
4.40	Cheyenne Fairfield Inn and Suites
4.41	Courtyard Akron Stow
4.42	Towneplace Suites Bloomington
4.43	Larkspur Landing Roseville
4.44	Hampton Inn Danville
4.45	Holiday Inn Norwich
4.46	Hampton Inn Suites Longview North
4.47	Springhill Suites Peoria Westlake
4.48	Hampton Inn Suites Buda
4.49	Shawnee Hampton Inn
4.50	Racine Fairfield Inn
4.51	Hampton Inn Selinsgrove Shamokin Dam
4.52	Holiday Inn Express & Suites Terrell
4.53	Westchase Homewood Suites
4.54	Holiday Inn Express & Suites Tyler South
4.55	Holiday Inn Express & Suites Huntsville
4.56	Hampton Inn Sweetwater
4.57	Comfort Suites Buda Austin South
4.58	Fairfield Inn & Suites Weatherford
4.59	Holiday Inn Express & Suites Altus
4.60	Comfort Inn & Suites Paris
4.61	Hampton Inn Suites Decatur
4.62	Holiday Inn Express & Suites Texarkana East
4.63	Mankato Fairfield Inn
4.64	Candlewood Suites Texarkana
4.65	Country Inn & Suites Houston Intercontinental Airport East
5	Long Island Prime Portfolio - Melville	0	Cash		0	0			Unfunded Obligations Reserve
5.01	68 South Service Road
5.02	58 South Service Road
5.03	48 South Service Road
6	225 & 233 Park Avenue South	0	Cash		0	0			TI/LC/Tenant Concessions Reserve (14,864,252);Remaining Base Costs & Fees Reserve (11,529,288)
7	Market Street -The Woodlands	1,192,896	Guaranty		0	0			Rent Concession Reserve
8	iStar Leased Fee Portfolio	0			0	0			Ground Rent Funds
8.01	Hilton Salt Lake
8.02	DoubleTree Seattle Airport
8.03	DoubleTree Mission Valley
8.04	One Ally Center
8.05	DoubleTree Sonoma
8.06	DoubleTree Durango
8.07	Northside Forsyth Hospital Medical Center
8.08	NASA/JPSS Headquarters
8.09	Dallas Market Center: Sheraton Suites
8.10	Dallas Market Center: Marriott Courtyard
8.11	The Buckler Apartments
8.12	Lock-Up Self Storage Facility
9	Valley Creek Corporate Center	2,600,000	Cash		0	0			Common Charges Reserve
10	Amazon Lakeland	0			0	0
11	ExchangeRight Net Leased Portfolio #16	0	Cash		0	0
11.01	Walgreens - St. Louis, MO
11.02	Hobby Lobby - Mansfield, TX
11.03	Walgreens - North Ridgeville, OH
11.04	Walgreens - Hammond, IN
11.05	Tractor Supply - Royse City, TX

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
11.06	Tractor Supply - Kuna, ID
11.07	Walgreens - Baytown, TX
11.08	Dollar General - Washington, PA
11.09	Dollar General - Tampa, FL
11.10	Dollar General - Butler, PA
11.11	Dollar General - Jermyn, PA
11.12	Dollar General - Leesport, PA
11.13	Dollar General - Evansville, IN
11.14	Family Dollar - Baton Rouge, LA
11.15	Sherwin Williams - Peoria, IL
11.16	Dollar General - Baton Rouge, LA
11.17	Advance Auto Parts - Normal, IL
11.18	Advance Auto Parts - Zion, IL
11.19	Advance Auto Parts - St. Louis, MO
12	Raleigh Marriott City Center	0			0	0			PIP Reserve
13	2851 Junction	0			0	0			TSMC Rent Concession Reserve
14	123 William Street	0			0	0			TI/LC and Free Rent Reserve
15	Banner Bank	700,000	Cash		0	0			Tenant Specific TILC Reserve
16	AmberGlen Corporate Center	0			0	0			Kaiser TI Reserve
16.01	2430 NW 206th
16.02	1195 NW Compton Drive
16.03	2345 NW Amberbrook
17	Highland Park Mixed Use	0	Cash		0	0
18	Raley’s Towne Centre	220,000	Cash		0	0			Raley’s TILC / Springing Raley’s Renewal Reserve
19	Save Mart Portfolio	0			0	0			Environmental Insurance Funds
19.01	Lucky - San Francisco
19.02	Lucky - San Bruno
19.03	Lucky California - Daly City
19.04	Lucky - San Jose I
19.05	Lucky - San Jose II
19.06	Lucky - San Leandro
19.07	Dick’s Sporting Goods - Folsom
19.08	Lucky - Concord
19.09	FoodMaxx - Antioch
19.10	Lucky - Hollister
19.11	Save Mart - Modesto
19.12	Dick’s Sporting Goods - Salinas
19.13	Save Mart - Clovis
19.14	Save Mart - Grass Valley
19.15	FoodMaxx - Sacramento
19.16	Lucky - Hayward I
19.17	Save Mart - Auburn
19.18	Save Mart - Tracy
19.19	S-Mart - Lodi
19.20	Save Mart - Chico
19.21	Save Mart - Fresno I
19.22	Lucky - San Jose III
19.23	Save Mart - Roseville
19.24	Lucky - Vacaville I
19.25	Save Mart - Elk Grove
19.26	Save Mart - Fresno II
19.27	Lucky - Sand City
19.28	Lucky - Vacaville II
19.29	Lucky - Hayward
19.30	Save Mart - Kingsburg
19.31	Save Mart - Sacramento
19.32	Lucky - Santa Rosa
19.33	Save Mart - Jackson
20	TownePlace Suites - Boynton Beach	0			0	0			Seasonality Reserve
21	Fairlane Meadows	400,000	Cash		0	0			Outstanding TI Reserve - Best Buy
22	TownePlace Suites-VA	0			0	0
22.01	TownePlace Suites Stafford Quantico
22.02	TownePlace Suites Fredericksburg
23	Hilton Garden Inn - Ames	0			0	0			PIP Reserve
24	Stemmons Office Portfolio	1,341,717	LOC	IDB	0	0			7701/8101 Stemmons Reserve
24.01	7701 Stemmons
24.02	8001 Stemmons
24.03	8101 Stemmons
25	Stonebriar Commons on Legacy	0	Cash		0	0			Outstanding Tenant Improvement Funds
26	Residence Inn Carlsbad	0			0	0
27	Crossings at Hobart	0			0	0			Critical Tenant Funds
28	US Bank Building - Reno	220,000	Cash		0	0			Rent Concession Funds
29	Old Town	0	Cash		0	0			Seasonality Reserve
30	Lormax Stern Retail Development – Roseville	0	Cash		0	0			Leasing and Improvement Reserve
31	Alexander Hamilton Plaza	0	Cash		0	0			CAM Reimbursement Reserve Funds
32	Cooper Street Retail	0	Cash		0	0
33	Uptown Row	0	Cash		0	0
34	Home2 Suites - San Antonio	0			0	0			PIP Reserve
35	Hampton Inn Northlake	0			0	0			PIP Reserve
36	Holiday Inn Express & Suites - Charlotte-Arrowood	0			0	0			PIP Reserve
37	Hughes Airport Center	250,000	Cash		0	0			Rent Commencement Funds
38	Boardwalk Shopping Center	161,685	Cash		0	0
39	41725 Ford Road	Capped for the first five years at $52,255 and for the last five years capped at $104,510.	Cash		0	0			Rent Concession Funds ($85,623.16); Tenant Allowance Funds ($194,054)
40	Mini Self Storage & RV	0			0	0
41	Crystal Park Plaza	351,678	Cash		0	0
42	Clifton Park Self Storage Portfolio	0			0	0
42.01	1772 Route 9
42.02	261 Ushers Road - CP
43	Hampton Inn & Suites Elyria	0			0	0			Seasonality Reserve
44	North Towne Commons	200,000	Cash		0	0
45	Burt Estates MHP	0			0	0
46	Cardiff Plaza	250,000	Cash		0	0
47	Candlewood Suites New Bern	0			0	0			PIP Reserve
48	Hampton Inn - Anderson	0			0	0			Future PIP reserve
49	Fairfield Inn & Suites - Greenwood	0			0	0			Future PIP reserve
50	Oakbridge Apartments	0			0	0
51	Valley High & San Pedro MHC	0			0	0

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
52	Valley View Estates MHP	0			0	0
53	Ravinia Estates	0			0	0
54	Sycamore Terrace	114,391	Cash		0	0			Rent Abatement Reserve
55	Wakefield Apartments	0			0	0
56	Stonefield Place Apartments	0			0	0
57	Imperial Clark Center - Downey CA	$60,000 if Goodwill extends its lease beyond the loan maturity date on terms and conditions acceptable to the lender	Cash		0	0
58	La Quinta Florence KY	0			0	0			PIP Reserve Fund
59	Orchards Market Center	120,000	Cash		0	0
60	35 North Raymond Avenue	125,000	Cash		0	0			SOH Grill House TILC Reserve
61	Pin Oak Crossing	100,000	Cash		0	0
62	Rite Aid - Allentown	0	Cash		0	0
63	StoreRight Ocala	0			0	0
64	Maximus Self Storage	0			0	0
65	StoreRight Jacksonville	0			0	0
66	StoreRight Tampa	0			0	0
67	Allmark Plaza	45,000	Cash		0	0
68	Shoppes at Hunters Run	75,000	Cash		0	0
69	Macon Plaza	229,694	Cash		0	0
70	Out O’ Space Storage North Charleston	0			0	0
71	Elsea MHP Portfolio	0			0	0			Water Treatment Plant Reserve
71.01	Rustic Ridge
71.02	Carousel Court
72	300 Northern Pacific Avenue	150,000	Cash		0	0			Springing Rodenburg Reserve
73	Mobile City MHC	0			0	0
74	Park Village	0	Cash		0	0
75	Chapel Ridge Shoppes	33,500	Cash		0	0
76	Streetside at Thomas Crossroads	50,000	Cash		0	0			Little Caesar’s Reserve
A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($) (14)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($) (14)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty
1	General Motors Building	107,946,183	0	0	Guaranty		Free Rent Reserves	161,161,013	0	0	Guaranty
2	Del Amo Fashion Center	7,242,346	0	0	Guaranty		Gap Rent Reserve	828,894	0	0	Guaranty
3	245 Park Avenue	10,298,441	0	0	Cash		MIO Partners Free Rent Reserve	1,133,167	0	0	Cash
4	Starwood Capital Group Hotel Portfolio	12,268,991	Springing	0	Cash		Ground Rent Reserve Funds	0	Springing	0
4.01	Larkspur Landing Sunnyvale
4.02	Larkspur Landing Milpitas
4.03	Larkspur Landing Campbell
4.04	Larkspur Landing San Francisco
4.05	Larkspur Landing Pleasanton
4.06	Larkspur Landing Bellevue
4.07	Larkspur Landing Sacramento
4.08	Hampton Inn Ann Arbor North
4.09	Larkspur Landing Hillsboro
4.10	Larkspur Landing Renton
4.11	Holiday Inn Arlington Northeast Rangers Ballpark
4.12	Residence Inn Toledo Maumee
4.13	Residence Inn Williamsburg
4.14	Hampton Inn Suites Waco South
4.15	Holiday Inn Louisville Airport Fair Expo
4.16	Courtyard Tyler
4.17	Hilton Garden Inn Edison Raritan Center
4.18	Hilton Garden Inn St Paul Oakdale
4.19	Residence Inn Grand Rapids West
4.20	Peoria, AZ Residence Inn
4.21	Hampton Inn Suites Bloomington Normal
4.22	Courtyard Chico
4.23	Hampton Inn Suites South Bend
4.24	Hampton Inn Suites Kokomo
4.25	Courtyard Wichita Falls
4.26	Hampton Inn Morehead
4.27	Residence Inn Chico
4.28	Courtyard Lufkin
4.29	Hampton Inn Carlisle
4.30	Springhill Suites Williamsburg
4.31	Fairfield Inn Bloomington
4.32	Waco Residence Inn
4.33	Holiday Inn Express Fishers
4.34	Larkspur Landing Folsom
4.35	Springhill Suites Chicago Naperville Warrenville
4.36	Holiday Inn Express & Suites Paris
4.37	Toledo Homewood Suites
4.38	Grand Rapids Homewood Suites
4.39	Fairfield Inn Laurel
4.40	Cheyenne Fairfield Inn and Suites
4.41	Courtyard Akron Stow
4.42	Towneplace Suites Bloomington
4.43	Larkspur Landing Roseville
4.44	Hampton Inn Danville
4.45	Holiday Inn Norwich
4.46	Hampton Inn Suites Longview North
4.47	Springhill Suites Peoria Westlake
4.48	Hampton Inn Suites Buda
4.49	Shawnee Hampton Inn
4.50	Racine Fairfield Inn
4.51	Hampton Inn Selinsgrove Shamokin Dam
4.52	Holiday Inn Express & Suites Terrell
4.53	Westchase Homewood Suites
4.54	Holiday Inn Express & Suites Tyler South
4.55	Holiday Inn Express & Suites Huntsville
4.56	Hampton Inn Sweetwater
4.57	Comfort Suites Buda Austin South
4.58	Fairfield Inn & Suites Weatherford
4.59	Holiday Inn Express & Suites Altus
4.60	Comfort Inn & Suites Paris
4.61	Hampton Inn Suites Decatur
4.62	Holiday Inn Express & Suites Texarkana East
4.63	Mankato Fairfield Inn
4.64	Candlewood Suites Texarkana
4.65	Country Inn & Suites Houston Intercontinental Airport East
5	Long Island Prime Portfolio - Melville	2,903,067	0	0	Cash			0	0	0
5.01	68 South Service Road
5.02	58 South Service Road
5.03	48 South Service Road
6	225 & 233 Park Avenue South	26,393,540	0	0	Cash		Buzzfeed Rollover Reserve Account	0	Springing	0
7	Market Street -The Woodlands	399,264	0	0	Guaranty			0	0	0
8	iStar Leased Fee Portfolio	0	Springing	0				0	0	0
8.01	Hilton Salt Lake
8.02	DoubleTree Seattle Airport
8.03	DoubleTree Mission Valley
8.04	One Ally Center
8.05	DoubleTree Sonoma
8.06	DoubleTree Durango
8.07	Northside Forsyth Hospital Medical Center
8.08	NASA/JPSS Headquarters
8.09	Dallas Market Center: Sheraton Suites
8.10	Dallas Market Center: Marriott Courtyard
8.11	The Buckler Apartments
8.12	Lock-Up Self Storage Facility
9	Valley Creek Corporate Center	0	1,310	0	Cash			0	0	0
10	Amazon Lakeland	0	0	0				0	0	0
11	ExchangeRight Net Leased Portfolio #16	0	0	0				0	0	0
11.01	Walgreens - St. Louis, MO
11.02	Hobby Lobby - Mansfield, TX
11.03	Walgreens - North Ridgeville, OH
11.04	Walgreens - Hammond, IN
11.05	Tractor Supply - Royse City, TX

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($) (14)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($) (14)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty
11.06	Tractor Supply - Kuna, ID
11.07	Walgreens - Baytown, TX
11.08	Dollar General - Washington, PA
11.09	Dollar General - Tampa, FL
11.10	Dollar General - Butler, PA
11.11	Dollar General - Jermyn, PA
11.12	Dollar General - Leesport, PA
11.13	Dollar General - Evansville, IN
11.14	Family Dollar - Baton Rouge, LA
11.15	Sherwin Williams - Peoria, IL
11.16	Dollar General - Baton Rouge, LA
11.17	Advance Auto Parts - Normal, IL
11.18	Advance Auto Parts - Zion, IL
11.19	Advance Auto Parts - St. Louis, MO
12	Raleigh Marriott City Center	12,000,000	0	0	Cash			0	0	0
13	2851 Junction	0	Springing	0			TSMC LoC	2,000,000	0	0	LoC	Bank of Taiwan
14	123 William Street	4,819,755	0	0	Cash		DYCD Reserve	20,000,000	0	0	Cash
15	Banner Bank	456,175	0	0	Cash			0	0	0
16	AmberGlen Corporate Center	501,360	0	0	Cash		WFG Rent Reserve	13,586	0	0	Cash
16.01	2430 NW 206th
16.02	1195 NW Compton Drive
16.03	2345 NW Amberbrook
17	Highland Park Mixed Use	0	0	0				0	0	0
18	Raley’s Towne Centre	198,720	Springing	0	Cash		Roof Replacement Reserve	106,500	0	0	Cash
19	Save Mart Portfolio	38,401	0	0	Cash			0	0	0
19.01	Lucky - San Francisco
19.02	Lucky - San Bruno
19.03	Lucky California - Daly City
19.04	Lucky - San Jose I
19.05	Lucky - San Jose II
19.06	Lucky - San Leandro
19.07	Dick’s Sporting Goods - Folsom
19.08	Lucky - Concord
19.09	FoodMaxx - Antioch
19.10	Lucky - Hollister
19.11	Save Mart - Modesto
19.12	Dick’s Sporting Goods - Salinas
19.13	Save Mart - Clovis
19.14	Save Mart - Grass Valley
19.15	FoodMaxx - Sacramento
19.16	Lucky - Hayward I
19.17	Save Mart - Auburn
19.18	Save Mart - Tracy
19.19	S-Mart - Lodi
19.20	Save Mart - Chico
19.21	Save Mart - Fresno I
19.22	Lucky - San Jose III
19.23	Save Mart - Roseville
19.24	Lucky - Vacaville I
19.25	Save Mart - Elk Grove
19.26	Save Mart - Fresno II
19.27	Lucky - Sand City
19.28	Lucky - Vacaville II
19.29	Lucky - Hayward
19.30	Save Mart - Kingsburg
19.31	Save Mart - Sacramento
19.32	Lucky - Santa Rosa
19.33	Save Mart - Jackson
20	TownePlace Suites - Boynton Beach	50,000	5,555	50,000	Cash			0	0	0
21	Fairlane Meadows	35,000	0	0	Cash			0	0	0
22	TownePlace Suites-VA	0	0	0				0	0	0
22.01	TownePlace Suites Stafford Quantico
22.02	TownePlace Suites Fredericksburg
23	Hilton Garden Inn - Ames	1,756,374	0	0	Cash		Seasonality Reserve	0	12,291	0	Cash
24	Stemmons Office Portfolio	0	Springing	6,000,000				0	0	0
24.01	7701 Stemmons
24.02	8001 Stemmons
24.03	8101 Stemmons
25	Stonebriar Commons on Legacy	0	$41,854.17 until June 2018	874,250	Cash			0	0	0
26	Residence Inn Carlsbad	0	0	0				0	0	0
27	Crossings at Hobart	0	Springing	0				0	0	0
28	US Bank Building - Reno	123,003	0	0	Cash		Tenant Allowance Funds	643,204	0	0	Cash
29	Old Town	100,000	Springing	0	Cash		Unfunded Tenant Oblligations Reserve Funds	9,984	0	0
30	Lormax Stern Retail Development – Roseville	1,875,022	0	0	Cash		Unfunded Obligations Reserve	870,000	0	0
31	Alexander Hamilton Plaza	236,331	0	0	Cash		Free Rent Reserve Funds	1,700	0	0	Cash
32	Cooper Street Retail	0	0	0				0	0	0
33	Uptown Row	0	0	0				0	0	0
34	Home2 Suites - San Antonio	0	Springing	0				0	0	0
35	Hampton Inn Northlake	212,500	0	0	Cash		Seasonality Reserve	0	Springing	0	Cash
36	Holiday Inn Express & Suites - Charlotte-Arrowood	1,781,346	0	0	Cash		Seasonality Reserve	0	7,143	50,000	Cash
37	Hughes Airport Center	64,908	0	0	Cash			0	0	0
38	Boardwalk Shopping Center	0	0	0				0	0	0
39	41725 Ford Road	279,677	0	0	Cash		Dental One Reserve Funds ($145,501); Sports Clips Reserve Funds ($68,551); Dental One Springing Reserve Funds	214,052	Springing	64,000	Cash
40	Mini Self Storage & RV	0	0	0				0	0	0
41	Crystal Park Plaza	0	0	0				0	0	0
42	Clifton Park Self Storage Portfolio	0	0	0				0	0	0
42.01	1772 Route 9
42.02	261 Ushers Road - CP
43	Hampton Inn & Suites Elyria	0	18,333	0	Cash			0	0	0
44	North Towne Commons	0	0	0				0	0	0
45	Burt Estates MHP	0	0	0				0	0	0
46	Cardiff Plaza	0	0	0				0	0	0
47	Candlewood Suites New Bern	300,000	0	0	Cash			0	0	0
48	Hampton Inn - Anderson	200,000	0	0	Cash		Seasonality Reserve	100,000	7,561	100,000	Cash
49	Fairfield Inn & Suites - Greenwood	200,000	0	0	Cash			0	0	0
50	Oakbridge Apartments	0	0	0				0	0	0
51	Valley High & San Pedro MHC	0	0	0				0	0	0

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($) (14)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($) (14)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty
52	Valley View Estates MHP	0	0	0				0	0	0
53	Ravinia Estates	0	0	0				0	0	0
54	Sycamore Terrace	22,860	0	0	Cash			0	0	0
55	Wakefield Apartments	0	0	0				0	0	0
56	Stonefield Place Apartments	0	0	0				0	0	0
57	Imperial Clark Center - Downey CA	0	0	0				0	0	0
58	La Quinta Florence KY	238,000	0	0				0	0	0
59	Orchards Market Center	0	0	0				0	0	0
60	35 North Raymond Avenue	60,000	0	0	Cash		Wheat Shop Occupancy Reserve	425,000	0	0	Cash
61	Pin Oak Crossing	0	0	0				0	0	0
62	Rite Aid - Allentown	0	0	0				0	0	0
63	StoreRight Ocala	0	0	0				0	0	0
64	Maximus Self Storage	0	0	0				0	0	0
65	StoreRight Jacksonville	0	0	0				0	0	0
66	StoreRight Tampa	0	0	0				0	0	0
67	Allmark Plaza	0	0	0				0	0	0
68	Shoppes at Hunters Run	0	0	0				0	0	0
69	Macon Plaza	0	0	0				0	0	0
70	Out O’ Space Storage North Charleston	0	0	0				0	0	0
71	Elsea MHP Portfolio	250,000	0	0	Cash			0	0	0
71.01	Rustic Ridge
71.02	Carousel Court
72	300 Northern Pacific Avenue	0	Springing	0			Rent Concession Reserve	51,636	0	0	Cash
73	Mobile City MHC	0	0	0				0	0	0
74	Park Village	0	0	0				0	0	0
75	Chapel Ridge Shoppes	0	0	0				0	0	0
76	Streetside at Thomas Crossroads	53,400	0	0	Cash			0	0	0

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Holdback (5)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
1	General Motors Building		Fee				Hard/Springing Cash Management	2,300,000,000	6,665,475	830,000,000	830,000,000	2.84	2.77	47.9%	9.9%
2	Del Amo Fashion Center		Fee				Hard/Springing Cash Management	585,000,000	1,807,796	125,700,000	125,700,000	2.74	2.63	50.6%	10.1%
3	245 Park Avenue		Fee				Hard/Springing Cash Management	1,200,000,000	3,720,364	120,000,000	120,000,000	2.58	2.45	54.3%	9.6%
4	Starwood Capital Group Hotel Portfolio		Various	Various	Various	Various	Soft/Springing Cash Management
4.01	Larkspur Landing Sunnyvale		Fee
4.02	Larkspur Landing Milpitas		Fee
4.03	Larkspur Landing Campbell		Fee
4.04	Larkspur Landing San Francisco		Fee
4.05	Larkspur Landing Pleasanton		Fee
4.06	Larkspur Landing Bellevue		Fee
4.07	Larkspur Landing Sacramento		Fee
4.08	Hampton Inn Ann Arbor North		Fee
4.09	Larkspur Landing Hillsboro		Fee
4.10	Larkspur Landing Renton		Fee
4.11	Holiday Inn Arlington Northeast Rangers Ballpark		Fee
4.12	Residence Inn Toledo Maumee		Fee
4.13	Residence Inn Williamsburg		Fee
4.14	Hampton Inn Suites Waco South		Fee
4.15	Holiday Inn Louisville Airport Fair Expo		Fee
4.16	Courtyard Tyler		Fee
4.17	Hilton Garden Inn Edison Raritan Center		Leasehold	9/30/2076	$275,517	Fixed escalations every 5 years
4.18	Hilton Garden Inn St Paul Oakdale		Fee
4.19	Residence Inn Grand Rapids West		Fee
4.20	Peoria, AZ Residence Inn		Fee
4.21	Hampton Inn Suites Bloomington Normal		Fee
4.22	Courtyard Chico		Fee
4.23	Hampton Inn Suites South Bend		Fee
4.24	Hampton Inn Suites Kokomo		Fee
4.25	Courtyard Wichita Falls		Fee
4.26	Hampton Inn Morehead		Fee
4.27	Residence Inn Chico		Fee
4.28	Courtyard Lufkin		Fee
4.29	Hampton Inn Carlisle		Fee
4.30	Springhill Suites Williamsburg		Fee
4.31	Fairfield Inn Bloomington		Fee
4.32	Waco Residence Inn		Fee
4.33	Holiday Inn Express Fishers		Fee
4.34	Larkspur Landing Folsom		Fee
4.35	Springhill Suites Chicago Naperville Warrenville		Fee
4.36	Holiday Inn Express & Suites Paris		Fee
4.37	Toledo Homewood Suites		Fee
4.38	Grand Rapids Homewood Suites		Fee
4.39	Fairfield Inn Laurel		Fee
4.40	Cheyenne Fairfield Inn and Suites		Fee
4.41	Courtyard Akron Stow		Fee
4.42	Towneplace Suites Bloomington		Fee
4.43	Larkspur Landing Roseville		Fee
4.44	Hampton Inn Danville		Fee
4.45	Holiday Inn Norwich		Fee
4.46	Hampton Inn Suites Longview North		Fee
4.47	Springhill Suites Peoria Westlake		Fee
4.48	Hampton Inn Suites Buda		Fee
4.49	Shawnee Hampton Inn		Fee
4.50	Racine Fairfield Inn		Fee
4.51	Hampton Inn Selinsgrove Shamokin Dam		Fee
4.52	Holiday Inn Express & Suites Terrell		Fee
4.53	Westchase Homewood Suites		Fee
4.54	Holiday Inn Express & Suites Tyler South		Fee
4.55	Holiday Inn Express & Suites Huntsville		Fee
4.56	Hampton Inn Sweetwater		Fee
4.57	Comfort Suites Buda Austin South		Fee
4.58	Fairfield Inn & Suites Weatherford		Fee
4.59	Holiday Inn Express & Suites Altus		Fee
4.60	Comfort Inn & Suites Paris		Fee
4.61	Hampton Inn Suites Decatur		Fee
4.62	Holiday Inn Express & Suites Texarkana East		Fee
4.63	Mankato Fairfield Inn		Fee
4.64	Candlewood Suites Texarkana		Fee
4.65	Country Inn & Suites Houston Intercontinental Airport East		Fee
5	Long Island Prime Portfolio - Melville		Fee				Hard/Springing Cash Management
5.01	68 South Service Road		Fee
5.02	58 South Service Road		Fee
5.03	48 South Service Road		Fee
6	225 & 233 Park Avenue South		Fee				Hard/Springing Cash Management
7	Market Street -The Woodlands		Fee				Hard/Springing Cash Management
8	iStar Leased Fee Portfolio		Various	Various	Various	Various	Hard/Springing Cash Management
8.01	Hilton Salt Lake		Fee
8.02	DoubleTree Seattle Airport		Fee and Leasehold	1/31/2044	$391,132	Increased by CPI every 5 years
8.03	DoubleTree Mission Valley		Fee
8.04	One Ally Center		Fee
8.05	DoubleTree Sonoma		Fee
8.06	DoubleTree Durango		Fee
8.07	Northside Forsyth Hospital Medical Center		Fee
8.08	NASA/JPSS Headquarters		Fee
8.09	Dallas Market Center: Sheraton Suites		Fee
8.10	Dallas Market Center: Marriott Courtyard		Fee
8.11	The Buckler Apartments		Fee
8.12	Lock-Up Self Storage Facility		Fee
9	Valley Creek Corporate Center		Fee				Hard/Springing Cash Management
10	Amazon Lakeland		Fee				Hard/Upfront Cash Management
11	ExchangeRight Net Leased Portfolio #16		Fee				Hard/Springing Cash Management
11.01	Walgreens - St. Louis, MO		Fee
11.02	Hobby Lobby - Mansfield, TX		Fee
11.03	Walgreens - North Ridgeville, OH		Fee
11.04	Walgreens - Hammond, IN		Fee
11.05	Tractor Supply - Royse City, TX		Fee

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Holdback (5)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
11.06	Tractor Supply - Kuna, ID		Fee
11.07	Walgreens - Baytown, TX		Fee
11.08	Dollar General - Washington, PA		Fee
11.09	Dollar General - Tampa, FL		Fee
11.10	Dollar General - Butler, PA		Fee
11.11	Dollar General - Jermyn, PA		Fee
11.12	Dollar General - Leesport, PA		Fee
11.13	Dollar General - Evansville, IN		Fee
11.14	Family Dollar - Baton Rouge, LA		Fee
11.15	Sherwin Williams - Peoria, IL		Fee
11.16	Dollar General - Baton Rouge, LA		Fee
11.17	Advance Auto Parts - Normal, IL		Fee
11.18	Advance Auto Parts - Zion, IL		Fee
11.19	Advance Auto Parts - St. Louis, MO		Fee
12	Raleigh Marriott City Center		Fee and Leasehold	7/31/2107	$75,000		Hard/Springing Cash Management
13	2851 Junction		Fee				Hard/Upfront Cash Management
14	123 William Street		Fee				Hard/Upfront Cash Management
15	Banner Bank		Fee				Hard/Upfront Cash Management
16	AmberGlen Corporate Center		Fee				Springing
16.01	2430 NW 206th		Fee
16.02	1195 NW Compton Drive		Fee
16.03	2345 NW Amberbrook		Fee
17	Highland Park Mixed Use		Fee				Hard/Springing Cash Management
18	Raley’s Towne Centre		Fee				Springing
19	Save Mart Portfolio		Fee				Hard/Springing Cash Management	169,778,160	866,423	32,000,000	31,778,160	1.92	1.79	46.9%	11.7%
19.01	Lucky - San Francisco		Fee
19.02	Lucky - San Bruno		Fee
19.03	Lucky California - Daly City		Fee
19.04	Lucky - San Jose I		Fee
19.05	Lucky - San Jose II		Fee
19.06	Lucky - San Leandro		Fee
19.07	Dick’s Sporting Goods - Folsom		Fee
19.08	Lucky - Concord		Fee
19.09	FoodMaxx - Antioch		Fee
19.10	Lucky - Hollister		Fee
19.11	Save Mart - Modesto		Fee
19.12	Dick’s Sporting Goods - Salinas		Fee
19.13	Save Mart - Clovis		Fee
19.14	Save Mart - Grass Valley		Fee
19.15	FoodMaxx - Sacramento		Fee
19.16	Lucky - Hayward I		Fee
19.17	Save Mart - Auburn		Fee
19.18	Save Mart - Tracy		Fee
19.19	S-Mart - Lodi		Fee
19.20	Save Mart - Chico		Fee
19.21	Save Mart - Fresno I		Fee
19.22	Lucky - San Jose III		Fee
19.23	Save Mart - Roseville		Fee
19.24	Lucky - Vacaville I		Fee
19.25	Save Mart - Elk Grove		Fee
19.26	Save Mart - Fresno II		Fee
19.27	Lucky - Sand City		Fee
19.28	Lucky - Vacaville II		Fee
19.29	Lucky - Hayward		Fee
19.30	Save Mart - Kingsburg		Fee
19.31	Save Mart - Sacramento		Fee
19.32	Lucky - Santa Rosa		Fee
19.33	Save Mart - Jackson		Fee
20	TownePlace Suites - Boynton Beach	1,450,000	Fee				Springing
21	Fairlane Meadows		Fee				Hard/Springing Cash Management
22	TownePlace Suites-VA		Fee				Hard/Springing Cash Management
22.01	TownePlace Suites Stafford Quantico		Fee
22.02	TownePlace Suites Fredericksburg		Fee
23	Hilton Garden Inn - Ames		Fee				Springing
24	Stemmons Office Portfolio		Fee				Springing
24.01	7701 Stemmons		Fee
24.02	8001 Stemmons		Fee
24.03	8101 Stemmons		Fee
25	Stonebriar Commons on Legacy		Fee				Springing
26	Residence Inn Carlsbad		Fee				Springing
27	Crossings at Hobart		Fee				Springing
28	US Bank Building - Reno		Fee				Hard/Springing Cash Management
29	Old Town		Fee				Springing
30	Lormax Stern Retail Development – Roseville		Fee				Hard/Springing Cash Management
31	Alexander Hamilton Plaza		Fee				Hard/Springing Cash Management
32	Cooper Street Retail		Fee				Hard/Springing Cash Management
33	Uptown Row		Fee				Springing
34	Home2 Suites - San Antonio		Fee				Springing
35	Hampton Inn Northlake		Fee				Hard/Springing Cash Management
36	Holiday Inn Express & Suites - Charlotte-Arrowood		Fee				Springing
37	Hughes Airport Center		Fee				Springing
38	Boardwalk Shopping Center		Fee				Springing
39	41725 Ford Road		Fee				Springing
40	Mini Self Storage & RV		Fee				Springing
41	Crystal Park Plaza		Fee				Springing
42	Clifton Park Self Storage Portfolio		Fee				Springing
42.01	1772 Route 9		Fee
42.02	261 Ushers Road - CP		Fee
43	Hampton Inn & Suites Elyria		Fee				Springing
44	North Towne Commons		Fee				Springing
45	Burt Estates MHP		Fee				Springing
46	Cardiff Plaza		Fee				Springing
47	Candlewood Suites New Bern		Fee				Springing
48	Hampton Inn - Anderson		Fee				Springing
49	Fairfield Inn & Suites - Greenwood		Fee				Springing
50	Oakbridge Apartments		Fee				Springing
51	Valley High & San Pedro MHC		Fee				Springing
A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Holdback (5)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
52	Valley View Estates MHP		Fee				Springing
53	Ravinia Estates		Fee				Springing
54	Sycamore Terrace		Fee				Springing
55	Wakefield Apartments		Fee				Springing
56	Stonefield Place Apartments		Fee				Springing
57	Imperial Clark Center - Downey CA		Fee				Springing
58	La Quinta Florence KY		Fee				Hard/Springing Cash Management
59	Orchards Market Center		Fee				Springing
60	35 North Raymond Avenue		Fee				Springing
61	Pin Oak Crossing		Fee				Springing
62	Rite Aid - Allentown		Fee				Springing
63	StoreRight Ocala		Fee				Springing
64	Maximus Self Storage		Fee				Springing
65	StoreRight Jacksonville		Fee				Springing
66	StoreRight Tampa		Fee				Springing
67	Allmark Plaza		Fee				Springing
68	Shoppes at Hunters Run		Fee				None
69	Macon Plaza		Fee				Springing
70	Out O’ Space Storage North Charleston		Fee				Springing
71	Elsea MHP Portfolio		Fee				Springing
71.01	Rustic Ridge		Fee
71.02	Carousel Court		Fee
72	300 Northern Pacific Avenue		Fee				None
73	Mobile City MHC		Fee				Springing
74	Park Village		Fee				None
75	Chapel Ridge Shoppes		Fee				None
76	Streetside at Thomas Crossroads		Fee				Springing

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor (10)	Affiliated Sponsors	Mortgage Loan Number
1	General Motors Building	9.6%		Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC		1
2	Del Amo Fashion Center	9.7%		Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.		2
3	245 Park Avenue	9.1%	568,000,000	HNA Group		3
4	Starwood Capital Group Hotel Portfolio			Starwood Capital Group Global, L.P.		4
4.01	Larkspur Landing Sunnyvale					4.01
4.02	Larkspur Landing Milpitas					4.02
4.03	Larkspur Landing Campbell					4.03
4.04	Larkspur Landing San Francisco					4.04
4.05	Larkspur Landing Pleasanton					4.05
4.06	Larkspur Landing Bellevue					4.06
4.07	Larkspur Landing Sacramento					4.07
4.08	Hampton Inn Ann Arbor North					4.08
4.09	Larkspur Landing Hillsboro					4.09
4.10	Larkspur Landing Renton					4.10
4.11	Holiday Inn Arlington Northeast Rangers Ballpark					4.11
4.12	Residence Inn Toledo Maumee					4.12
4.13	Residence Inn Williamsburg					4.13
4.14	Hampton Inn Suites Waco South					4.14
4.15	Holiday Inn Louisville Airport Fair Expo					4.15
4.16	Courtyard Tyler					4.16
4.17	Hilton Garden Inn Edison Raritan Center					4.17
4.18	Hilton Garden Inn St Paul Oakdale					4.18
4.19	Residence Inn Grand Rapids West					4.19
4.20	Peoria, AZ Residence Inn					4.20
4.21	Hampton Inn Suites Bloomington Normal					4.21
4.22	Courtyard Chico					4.22
4.23	Hampton Inn Suites South Bend					4.23
4.24	Hampton Inn Suites Kokomo					4.24
4.25	Courtyard Wichita Falls					4.25
4.26	Hampton Inn Morehead					4.26
4.27	Residence Inn Chico					4.27
4.28	Courtyard Lufkin					4.28
4.29	Hampton Inn Carlisle					4.29
4.30	Springhill Suites Williamsburg					4.30
4.31	Fairfield Inn Bloomington					4.31
4.32	Waco Residence Inn					4.32
4.33	Holiday Inn Express Fishers					4.33
4.34	Larkspur Landing Folsom					4.34
4.35	Springhill Suites Chicago Naperville Warrenville					4.35
4.36	Holiday Inn Express & Suites Paris					4.36
4.37	Toledo Homewood Suites					4.37
4.38	Grand Rapids Homewood Suites					4.38
4.39	Fairfield Inn Laurel					4.39
4.40	Cheyenne Fairfield Inn and Suites					4.40
4.41	Courtyard Akron Stow					4.41
4.42	Towneplace Suites Bloomington					4.42
4.43	Larkspur Landing Roseville					4.43
4.44	Hampton Inn Danville					4.44
4.45	Holiday Inn Norwich					4.45
4.46	Hampton Inn Suites Longview North					4.46
4.47	Springhill Suites Peoria Westlake					4.47
4.48	Hampton Inn Suites Buda					4.48
4.49	Shawnee Hampton Inn					4.49
4.50	Racine Fairfield Inn					4.50
4.51	Hampton Inn Selinsgrove Shamokin Dam					4.51
4.52	Holiday Inn Express & Suites Terrell					4.52
4.53	Westchase Homewood Suites					4.53
4.54	Holiday Inn Express & Suites Tyler South					4.54
4.55	Holiday Inn Express & Suites Huntsville					4.55
4.56	Hampton Inn Sweetwater					4.56
4.57	Comfort Suites Buda Austin South					4.57
4.58	Fairfield Inn & Suites Weatherford					4.58
4.59	Holiday Inn Express & Suites Altus					4.59
4.60	Comfort Inn & Suites Paris					4.60
4.61	Hampton Inn Suites Decatur					4.61
4.62	Holiday Inn Express & Suites Texarkana East					4.62
4.63	Mankato Fairfield Inn					4.63
4.64	Candlewood Suites Texarkana					4.64
4.65	Country Inn & Suites Houston Intercontinental Airport East					4.65
5	Long Island Prime Portfolio - Melville		30,125,000	RXR Realty LLC		5
5.01	68 South Service Road					5.01
5.02	58 South Service Road					5.02
5.03	48 South Service Road					5.03
6	225 & 233 Park Avenue South		195,000,000	Orda Management Corporation		6
7	Market Street -The Woodlands			Institutional Mall Investors LLC		7
8	iStar Leased Fee Portfolio			iStar Inc.		8
8.01	Hilton Salt Lake					8.01
8.02	DoubleTree Seattle Airport					8.02
8.03	DoubleTree Mission Valley					8.03
8.04	One Ally Center					8.04
8.05	DoubleTree Sonoma					8.05
8.06	DoubleTree Durango					8.06
8.07	Northside Forsyth Hospital Medical Center					8.07
8.08	NASA/JPSS Headquarters					8.08
8.09	Dallas Market Center: Sheraton Suites					8.09
8.10	Dallas Market Center: Marriott Courtyard					8.10
8.11	The Buckler Apartments					8.11
8.12	Lock-Up Self Storage Facility					8.12
9	Valley Creek Corporate Center			Ten Capital Management; Pembroke IV LLC		9
10	Amazon Lakeland			Jonathan Tratt		10
11	ExchangeRight Net Leased Portfolio #16			ExchangeRight Real Estate, LLC		11
11.01	Walgreens - St. Louis, MO					11.01
11.02	Hobby Lobby - Mansfield, TX					11.02
11.03	Walgreens - North Ridgeville, OH					11.03
11.04	Walgreens - Hammond, IN					11.04
11.05	Tractor Supply - Royse City, TX					11.05

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor (10)	Affiliated Sponsors	Mortgage Loan Number
11.06	Tractor Supply - Kuna, ID					11.06
11.07	Walgreens - Baytown, TX					11.07
11.08	Dollar General - Washington, PA					11.08
11.09	Dollar General - Tampa, FL					11.09
11.10	Dollar General - Butler, PA					11.10
11.11	Dollar General - Jermyn, PA					11.11
11.12	Dollar General - Leesport, PA					11.12
11.13	Dollar General - Evansville, IN					11.13
11.14	Family Dollar - Baton Rouge, LA					11.14
11.15	Sherwin Williams - Peoria, IL					11.15
11.16	Dollar General - Baton Rouge, LA					11.16
11.17	Advance Auto Parts - Normal, IL					11.17
11.18	Advance Auto Parts - Zion, IL					11.18
11.19	Advance Auto Parts - St. Louis, MO					11.19
12	Raleigh Marriott City Center			Carey Watermark Investors Incorporated		12
13	2851 Junction			Farshid Steve Shokouhi; Brett Michael Lipman		13
14	123 William Street			American Realty Capital New York City REIT		14
15	Banner Bank			Gary F. Christensen; Nancy A. Christensen; William Beck; Michael R. Lindstrom; The Gary Christensen Descendants’ Trust; The Nancy Christensen Descendants’ Trust		15
16	AmberGlen Corporate Center			Felton Properties, Inc; City Office REIT, Inc		16
16.01	2430 NW 206th					16.01
16.02	1195 NW Compton Drive					16.02
16.03	2345 NW Amberbrook					16.03
17	Highland Park Mixed Use			The Related Companies, L.P.		17
18	Raley’s Towne Centre			Argonaut Investments, LLC		18
19	Save Mart Portfolio	11.0%		Standiford Partners, LLC		19
19.01	Lucky - San Francisco					19.01
19.02	Lucky - San Bruno					19.02
19.03	Lucky California - Daly City					19.03
19.04	Lucky - San Jose I					19.04
19.05	Lucky - San Jose II					19.05
19.06	Lucky - San Leandro					19.06
19.07	Dick’s Sporting Goods - Folsom					19.07
19.08	Lucky - Concord					19.08
19.09	FoodMaxx - Antioch					19.09
19.10	Lucky - Hollister					19.10
19.11	Save Mart - Modesto					19.11
19.12	Dick’s Sporting Goods - Salinas					19.12
19.13	Save Mart - Clovis					19.13
19.14	Save Mart - Grass Valley					19.14
19.15	FoodMaxx - Sacramento					19.15
19.16	Lucky - Hayward I					19.16
19.17	Save Mart - Auburn					19.17
19.18	Save Mart - Tracy					19.18
19.19	S-Mart - Lodi					19.19
19.20	Save Mart - Chico					19.20
19.21	Save Mart - Fresno I					19.21
19.22	Lucky - San Jose III					19.22
19.23	Save Mart - Roseville					19.23
19.24	Lucky - Vacaville I					19.24
19.25	Save Mart - Elk Grove					19.25
19.26	Save Mart - Fresno II					19.26
19.27	Lucky - Sand City					19.27
19.28	Lucky - Vacaville II					19.28
19.29	Lucky - Hayward					19.29
19.30	Save Mart - Kingsburg					19.30
19.31	Save Mart - Sacramento					19.31
19.32	Lucky - Santa Rosa					19.32
19.33	Save Mart - Jackson					19.33
20	TownePlace Suites - Boynton Beach			John S. Costas; Robert Guarini		20
21	Fairlane Meadows			Francis Greenburger		21
22	TownePlace Suites-VA			Ned Gillani		22
22.01	TownePlace Suites Stafford Quantico					22.01
22.02	TownePlace Suites Fredericksburg					22.02
23	Hilton Garden Inn - Ames			Ronald C. Hickman; Kenneth Golder; Matthew R. Eller		23
24	Stemmons Office Portfolio			Lee M. Elman		24
24.01	7701 Stemmons					24.01
24.02	8001 Stemmons					24.02
24.03	8101 Stemmons					24.03
25	Stonebriar Commons on Legacy			Peter F. Streit; Ernest Blank; Raymond R. Fernandez, Jr.		25
26	Residence Inn Carlsbad			Huntington Hotel Group, LP		26
27	Crossings at Hobart			Schottenstein Realty LLC		27
28	US Bank Building - Reno			Jeffrey Kirby		28
29	Old Town			Wells L. Marvin		29
30	Lormax Stern Retail Development – Roseville			Christopher G. Brochert; Daniel L. Stern		30
31	Alexander Hamilton Plaza			Michael Allen Seeve; L. Robert Lieb		31
32	Cooper Street Retail			Riccardo Riva		32
33	Uptown Row			The Estate of Ross Fefercorn; Sally M. Ferfecorn-Hyslop		33
34	Home2 Suites - San Antonio			Andrew Chang		34
35	Hampton Inn Northlake			Mehul B. Patel; Bharat M. Patel; Dineshkumar Patel		35
36	Holiday Inn Express & Suites - Charlotte-Arrowood			Kartar Singh		36
37	Hughes Airport Center			Del Mar Partnership		37
38	Boardwalk Shopping Center			Morton Forshpan; Sharon Forshpan		38
39	41725 Ford Road			Fawwaz Y. Jarbou; Nawaf Y. Jarbou; Haitham Y. Jarbou		39
40	Mini Self Storage & RV			Barbara A. Lee		40
41	Crystal Park Plaza			Hayman Properties, LLC		41
42	Clifton Park Self Storage Portfolio			Robert Moser; Robert Morgan		42
42.01	1772 Route 9					42.01
42.02	261 Ushers Road - CP					42.02
43	Hampton Inn & Suites Elyria			Ramesh B. Patel; Raj R. Chandat; Aashish B. Patel; Himanshu B. Patel		43
44	North Towne Commons			Daniel Abramson		44
45	Burt Estates MHP			James W. Soboleski		45
46	Cardiff Plaza			Richard F. Lubkin; George R. Ackerman		46
47	Candlewood Suites New Bern			Atulkumar Parmar; Harshvadan Parmar		47
48	Hampton Inn - Anderson			Ricky S. Patel (a/k/a Ramesh S. Patel)	Y - Group 1	48
49	Fairfield Inn & Suites - Greenwood			Ricky S. Patel (a/k/a Ramesh S. Patel)	Y - Group 1	49
50	Oakbridge Apartments			Lucas J. Pelton; Mark J. Pelton	Y - Group 2	50
51	Valley High & San Pedro MHC			Thomas A. McGavin, Jr.		51

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor (10)	Affiliated Sponsors	Mortgage Loan Number
52	Valley View Estates MHP			Donald C. Boatman		52
53	Ravinia Estates			David Worth; Robert Weil; Ari Golson; The Wolcott Group Inc.		53
54	Sycamore Terrace			Yale I. Paprin		54
55	Wakefield Apartments			Richard Wolfe		55
56	Stonefield Place Apartments			Lucas J. Pelton; Mark J. Pelton	Y - Group 2	56
57	Imperial Clark Center - Downey CA			Morad Shophet; Abraham Shofet		57
58	La Quinta Florence KY			Rolling Hills Hospitality		58
59	Orchards Market Center			Ronald R. Dodge; Russell A. Dodge		59
60	35 North Raymond Avenue			Joel Leebove; Doug Huberman; Patrick Chraghchia		60
61	Pin Oak Crossing			Richard R. Nelson III; John C. Duffie		61
62	Rite Aid - Allentown			Aleksander Goldin		62
63	StoreRight Ocala			Ronald Lyle Clark; Matthew Ronald Clark; Thomas Francis Anderson	Y - Group 3	63
64	Maximus Self Storage			Frank J. Ferlito II; Noralisa Ferlito		64
65	StoreRight Jacksonville			Ronald Lyle Clark; Matthew Ronald Clark; Thomas Francis Anderson	Y - Group 3	65
66	StoreRight Tampa			Ronald Lyle Clark; Matthew Ronald Clark; Thomas Francis Anderson	Y - Group 3	66
67	Allmark Plaza			Pat Calvin Price		67
68	Shoppes at Hunters Run			Laurence G. Ruben; Bernard R. Ruben Irrevocable Trust		68
69	Macon Plaza			Rafat U. Shaikh		69
70	Out O’ Space Storage North Charleston			Richard J. O’Brien		70
71	Elsea MHP Portfolio			Asa James Elsea		71
71.01	Rustic Ridge					71.01
71.02	Carousel Court					71.02
72	300 Northern Pacific Avenue			Netreit, Inc.		72
73	Mobile City MHC			Kimberly Neckers; John Victor		73
74	Park Village			William C. Allen		74
75	Chapel Ridge Shoppes			John G. Thompson; Paul M. Thrift; John G. Thompson Revocable Trust; Paul M. Thrift Revocable Trust		75
76	Streetside at Thomas Crossroads			Taib Elkettani		76

A-1-39

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“Barclays” denotes Barclays Bank PLC, “WFB” denotes Wells Fargo Bank, National Association, “RMF” denotes Rialto Mortgage Finance, LLC, “CIIICM” denotes C-III Commercial Mortgage LLC and “UBSAG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York.

(2)	For mortgage loan #3 (245 Park Avenue), the Number of Units is based on 1,723,993 contractual square feet for the mortgaged property. In accordance with current Real Estate Board of New York standards, the remeasured net rentable square feet for the mortgaged property is 1,779,515 remeasured square feet consisting of 1,720,136 remeasured square feet of office space, 57,799 remeasured square feet of retail space and 1,580 remeasured square feet of lobby retail space. The 1,779,515 remeasured square feet is the basis for future leasing at the mortgaged property.

For mortgage loan #7 (Market Street – The Woodlands), the Number of Units includes 114,970 square feet of office space.

For mortgage loan #17 (Highland Park Mixed Use), the Number of Units includes 44,999 square feet of retail space and 12,729 square feet of office space.

For mortgage loan #25 (Stonebriar Commons on Legacy), the Number of Units includes 35,985 square feet of retail space and 27,118 square feet of office space.

For mortgage loan #29 (Old Town), the Number of Units includes 34,374 square feet of office space, 31,913 square feet of retail space and 14,127 square feet of restaurant space.

For mortgage loan #51 (Valley High & San Pedro MHC), the Number of Units and U/W Revenues include 150 recreational vehicle sites. The Occupancy Rate reflects the occupancy excluding the recreational vehicle sites.

For mortgage loan #61 (Pin Oak Crossing), Number of Units includes 12,915 square feet of medical office space, representing 39.3% of net rentable square feet.

For mortgage loan #73 (Mobile City MHC), the Number of Units and U/W Revenues include 44 recreational vehicle sites (30 long-term and 14 short-term), three apartment units and one single family residence. The Occupancy Rate reflects the occupancy excluding the 14 short-term recreational vehicle sites.

(3)	For mortgage loan #1 (General Motors Building), the Grace Period Default (Days) is two business days once in any trailing twelve month period.

For mortgage loan #5 (Long Island Prime Portfolio – Melville), the Grace Period Late (Days) is five days once per calendar year for late payments, excluding the maturity date payment.

(4)	For mortgage loan #4 (Starwood Capital Group Hotel Portfolio), the Appraised Value reflects a portfolio premium attributed to the aggregate value of the Starwood Capital Group Hotel Portfolio as a whole. The sum of the Appraised Value of each of the mortgaged properties individually is $889.2 million. The Cut-off Date LTV and LTV Ratio at Maturity or ARD based on the $889.2 million mortgaged properties Appraised Value is 64.9%. In addition, the Appraised Value for the Residence Inn Grand Rapids West, Hampton Inn Morehead, Courtyard Lufkin, Waco Residence Inn, Toledo Homewood Suites, Grand Rapids Homewood Suites, Westchase Homewood Suites, Shawnee Hampton Inn and Racine Fairfield Inn mortgaged properties are “As Renovated”, which assumes that all amounts required for outstanding capital improvements at such properties is deposited into escrow on the origination date. A $5,883,991 escrow for, among other things, the outstanding capital improvements to the aforementioned nine mortgaged properties, was deposited at origination. The sum of the as is appraised values of the mortgaged properties individually is $884.7 million. The Cut-off Date LTV and LTV Ratio at Maturity or ARD based on the $884.7 million as is appraised value is 65.3%, based on the Starwood Capital Group Hotel Portfolio Whole Loan.

For mortgage loan #6 (225 & 233 Park Avenue South), the Appraised Value represents the as-is value assuming that the remaining contractual obligations of $32,435,604 have been escrowed for upfront and that the largest tenant has signed an letter of intent to expand on the 6th and 7th floors. The remaining contractual obligations have been reserved for and the largest tenant has signed a lease amendment to expand on the 6th and 7th floors. Based on the as-is value of $720,000,000, the Cut-off Date LTV Ratio for the 225 & 233 Park Avenue South Whole Loan is 32.6% and the Cut-off Date LTV Ratio for the total debt including the $195,000,000 mezzanine loan is 59.7%.

A-1-40

For mortgage loan #12 (Raleigh Marriott City Center), the Appraised Value assumes the performance improvement plan, schedule to be completed, has been completed. A $12,000,000 reserve was taken at closing, representing the outstanding performance improvement plan. The appraised value assuming the performance improvement plan has not been completed is $95,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $95,000,000 appraised value are 71.6% and 68.4%, respectively.

For mortgage loan #18 (Raley’s Towne Centre), the Appraised Value assumes environmental and capital repairs scheduled to be completed, have been completed. A $1,046,470 reserve was taken at closing, representing the outstanding environmental and capital repairs. The appraised value assuming environmental and capital repairs are not completed is $24,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $24,500,000 appraised value are 72.0% and 65.8%, respectively.

For mortgage loan #23 (Hilton Garden Inn - Ames), the Appraised Value assumes that renovation, expected to be completed within 24 months has begun. At origination, the lender escrowed $1,756,374 for such renovations. The appraised value assuming the renovation has not been completed is $22,200,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming an appraised value of $22,200,000 are 65.2% and 54.5%, respectively.

For mortgage loan #36 (Holiday Inn Express & Suites – Charlotte-Arrowood), the Appraised Value assumes the anticipated completion of the currently ongoing work associated with a property improvement plan (“PIP”). At origination, the lender escrowed $1,781,346, which is the estimated remaining cost of such PIP. The appraised value assuming the PIP has not been completed is $11,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming an appraised value of $11,000,000 are 74.4% and 61.8%, respectively. The mortgaged property is currently under contract for sale. InterContinental Hotels Group has mandated that the potential new sponsor must complete the PIP within a year of taking ownership. The potential new sponsor anticipates completing the PIP between the fourth quarter of 2017 and the first quarter of 2018.

For mortgage loan #42 (Clifton Park Self Storage Portfolio), the Appraised Value reflects a portfolio level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. The Appraised Value assuming no portfolio level diversity premium is $10,250,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the $10,250,000 value are 71.2% and 62.8%, respectively.

(5)	For mortgage loan #20 (TownePlace Suites – Boynton Beach), all LTVs, DSCRs, and Debt Yields are calculated on (or on debt service based on) the applicable principal balance net of the Holdback of $1,450,000. The Holdback can be disbursed in whole, or in part, if and to the extent that (taking into account the unreleased proceeds) the following conditions are satisfied: the net cash flow debt yield is not less than 11.5% and the loan-to-value ratio is no greater than 65%. If the Holdback has not been released by June 11, 2020, the lender must apply the unreleased proceeds to pay down the mortgage loan, accompanied by the applicable prepayment premium to be paid by the borrower. Any such paydown will not result in a reamortization of the mortgage loan. Without regard to the Holdback, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Cut-off Date UW NOI DSCR, Cut-off Date UW NCF DSCR, Cut-off Date UW NOI Debt Yield and Cut-off Date UW NCF Debt Yield would be 72.6%, 60.0%, 1.83x, 1.66x, 12.0%, and 10.8%, respectively.

(6)	For mortgage loan #1 (General Motors Building), the mortgage loan represents $115,000,000 in pari passu notes, which in the aggregate have a combined Cut-off Date Balance of $1,470,000,000. The other Notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all Notes in the aggregate (the “General Motors Whole Loan”). Notes included in the trust represent non-controlling interests in the General Motors Whole Loan.

For mortgage loan #2 (Del Amo Fashion Center), the mortgage loan represents Notes A-2-3, B-2-3, A-4-3 and B-4-3 of 32 pari passu notes, which have a combined Cut-off Date Balance of $459,300,000. The other notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all notes in the aggregate (the “Del Amo Fashion Center Whole Loan”). Notes A-2-3, B-2-3, A-4-3 and B-4-3 represent non-controlling interests in the Del Amo Fashion Center Whole Loan.

For mortgage loan #3 (245 Park Avenue), the mortgage loan represents Note A-2-E-1 of 20 pari passu notes and five subordinate companion loans, which have a combined Cut-off Date Balance of $1,200,000,000 (the “245 Park Avenue Whole Loan”). The other pari passu and subordinate notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on all pari passu notes in the aggregate. Note A-2-E-1 represents a non-controlling interest in the 245 Park Avenue Whole Loan.

For mortgage loan #4 (Starwood Capital Group Hotel Portfolio), the mortgage loan represents Note A-5 of 17 pari passu notes, which have a combined Cut-off Date Balance of $577,270,000. The other pari passu notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based

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on the pari passu notes in the aggregate (the “Starwood Capital Group Hotel Portfolio Loan”). Note A-5 represents a non-controlling interest in the Starwood Capital Group Hotel Portfolio Whole Loan.

For mortgage loan #5 (Long Island Prime Portfolio - Melville), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $120,500,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Long Island Prime Portfolio - Melville Whole Loan”). Note A-2 represents the non-controlling interest in the Long Island Prime Portfolio - Melville Whole Loan.

For mortgage loan #6 (225 & 233 Park Avenue South), the mortgage loan represents Note A-4 of four pari passu notes, which have a combined Cut-off Date Balance of $235,000,000. Notes A-1, A-2, and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “225 & 233 Park Avenue South Whole Loan”). Note A-4 represents the non-controlling interest in the 225 & 233 Park Avenue South Whole Loan.

For mortgage loan #7 (Market Street – The Woodlands), the mortgage loan represents Note A-4 of four pari passu notes, which have a combined Cut-off Date Balance of $175,000,000. Notes A-1, A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all Notes in the aggregate (the “Market Street – The Woodlands Whole Loan”). Note A-4 represents a non-controlling interest in the Market Street – The Woodlands Whole Loan.

For mortgage loan #8 (iStar Leased Fee Portfolio), the mortgage loan represents Note A-1-2 of five pari passu notes, which have a combined Cut-off Date Balance of $227,000,000. Notes A-1-1, A-1-3, A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1-1, A-1-2, A-1-3, A-2 and A-3 in the aggregate (the “iStar Leased Fee Portfolio Whole Loan”). Note A-1-2 represents the non-controlling interest in the iStar Leased Fee Portfolio Whole Loan.

For mortgage loan #10 (Amazon Lakeland), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date Balance of $63,360,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all Notes in the aggregate (the “Amazon Lakeland Whole Loan”). Note A-1 represents the controlling interest in the Amazon Lakeland Whole Loan.

For mortgage loan #12 (Raleigh Marriott City Center), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $68,000,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all Notes in the aggregate (the “Raleigh Marriott City Center Whole Loan”). Note A-2 represents the non-controlling interest in the Raleigh Marriott City Center Whole Loan.

For mortgage loan #13 (2851 Junction), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $58,065,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all Notes in the aggregate (the “2851 Junction Whole Loan”). Note A-2 represents the non-controlling interest in the 2851 Junction Whole Loan.

For mortgage loan #14 (123 William Street), the mortgage loan represents Note A-3 of three pari passu notes, which have a combined Cut-off Date Balance of $140,000,000. Notes A-1 and A-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the “123 William Street Whole Loan”). Note A-3 represents the non-controlling interest in the 123 William Street Whole Loan.

For mortgage loan #19 (Save Mart Portfolio) the mortgage loan is evidenced by Note A-2. The whole loan is comprised of six pari passu notes and one subordinate note, which have a combined Cut-off Date Balance of $170,000,000. Notes A-1, A-3, A-4, A-5 and A-6 are not included in the trust. All LTV, DSCR, Debt Yield, and Cut-off Date Balance per unit of measure presented are based on Notes A-1, A-2, A-3, A-4, A-5, A-6 and the subordinate companion loan in the aggregate (the “Save Mart Portfolio Whole Loan”). Note A-2 represents non-controlling interests in the Save Mart Portfolio Whole Loan.

For mortgage loan #27 (Crossings at Hobart), the mortgage loan represents Note A-2-A of three pari passu notes, which have a combined Cut-off Date Balance of $57,000,000. Notes A-1 and A-2-B are not included in the Trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit figures presented are based on Notes A-1, A-2-A, and A-2-B in the aggregate (the “Crossings at Hobart Whole Loan”). Note A-1 represents a controlling interest in the Crossings at Hobart Whole Loan.

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For mortgage loan #30 (Lormax Stern Retail Development – Roseville) the mortgage loan is evidenced by Note A-2. The whole loan is comprised of two pari passu companion loans, which have a combined Cut-off Date Balance of $30,000,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield, and Cut-off Date Balance per Unit/SF presented are based on Notes A-1 and A-2 in the aggregate (the “Lormax Stern Retail Development – Roseville Whole Loan”). The Note A-2 represents the non-controlling interest in the Lormax Stern Retail Development – Roseville Whole Loan.

(7)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #1 (General Motors Building), the largest tenant (489,867 square feet), representing 24.6% of net rentable square feet, has rent abatements through June 2020. The fourth largest tenant (105,748 square feet), representing 5.3% of net rentable square feet, has rent abatements on its 21,907 square feet of expansion space through June 2019. The fifth largest tenant (105,579 square feet), representing 5.3% of net rentable square feet, has rent abatements through June 2024. A Borrower Sponsor guaranty was provided at closing for the outstanding rent abatements.

For mortgage loan #3 (245 Park Avenue), the largest tenant (562,347 contractual square feet), representing 32.6% of net rentable square feet, subleases 72,850 contractual square feet to two subtenants. The second largest tenant (225,438 contractual square feet), representing 13.1% of contractual net rentable square feet subleases 189,686 square feet to four subtenants. The Number of Units for the second largest tenant does not include the 562,347 square feet subleased to Societe Generale. The third largest tenant (220,565 contractual square feet), representing 12.8% of net rentable square feet, subleases 72,750 square feet to three subtenants. The third largest tenant also announced plans to vacate its space at the mortgaged property upon lease expiration, October 31, 2022 and executed a lease at another location with an intended move-in date in 2019. U/W Revenues include the third largest tenant.

For mortgage loan #5 (Long Island Prime Portfolio - Melville), the largest tenant at the 68 South Service Road mortgaged property (202,930 square feet), representing 26.1% of net rentable square feet of the portfolio, subleases 131,092 square feet of its space to six tenants at an average annual base rent of approximately $32.78 per square foot through March 31, 2022.

For mortgage loan #6 (225 & 233 Park Avenue South), the largest tenant (266,460 square feet), representing 39.4% of net rentable square feet, recently expanded to the 6th and 7th floors (67,011 square feet). The largest tenant is currently in the process of building their space out and such expansion space has an expected lease commencement date of July 1, 2018. All free rent amounts were deposited into escrow by the borrower on the origination date.

For mortgage loan #7 (Market Street – The Woodlands), the third largest tenant (23,495 square feet), representing 4.8% of net rentable square feet, is paying reduced rent through March 2018. A $334,419 reserve was taken at closing in connection with the free rent period.

For mortgage loan #13 (2851 Junction), the sole tenant (155,613 square foot), representing 100.0% of net rentable square feet, is subleasing 45,402 square feet to three tenants as follows: 36,771 square feet for an annual base rent of $1,259,940 ($34.26 per square foot, expiring September 18, 2029); 6,878 square feet, for an annual base rent of $161,523 ($23.48 per square foot, expiring March 18, 2020); and 1,753 square feet for zero base rent, expiring September 18, 2029.

For mortgage loan #16 (AmberGlen Corporate Center), the second largest tenant at the 2430 NW 206th mortgaged property (6,030 square feet) representing 3.0% of net rentable square feet of the portfolio has executed a lease, but is not yet in place as they are in the process of building out their space, but is expected to take occupancy in June 2017. All free rent amounts were deposited into escrow by the borrower on the origination date.

For mortgage loan #19 (Save Mart Portfolio), the sole tenant at the Dick’s Sporting Goods - Salinas mortgaged property (62,246 square feet), subleases 45,870 square feet of its space, representing 2.6% of net rentable square feet of the portfolio, for an annual base rent of $676,583 ($14.75 per square foot, expiring January 31, 2023). The sole tenant at the Dick’s Sporting Goods - Folsom mortgaged property (49,517 square feet), representing 2.9% of net rentable square feet of the portfolio, subleases its space for an annual base rent of $868,033 ($17.53 per square foot, expiring April 30, 2027).

For mortgage loan #28 (US Bank Building - Reno), the third largest tenant (12,855 square feet), representing 15.2% of net rentable square feet, has a lease commencement date of October 1, 2017 with rent commencing on November 1, 2017. A $762,387 reserve was taken at origination representing outstanding tenant improvements and free rent.

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For mortgage loan #38 (Boardwalk Shopping Center), the fifth largest tenant (3,080 square feet), representing 7.7% of net rentable square feet, is currently dark, but plans on reopening in June 2017. The fifth largest tenant was underwritten as vacant.

For mortgage loan #39 (41725 Ford Road), the third largest tenant (3,200 square feet), representing 15.3% of net rentable square feet, will begin paying rent on August 17, 2017. The tenant currently has a temporary certificate of occupancy and is expected to obtain a permanent certificate of occupancy when all inspections are passed. A $145,501 reserve was taken at origination, representing one year of base rent and recoveries for the tenant.

For mortgage loan #41 (Crystal Park Plaza), the largest tenant (12,068 square feet), representing 20.6% of the net rentable square feet has gone dark on 4,725 square feet of its total space; however, the largest tenant is still paying rent on the dark space. U/W Revenues exclude rent attributed to the dark space.

For mortgage loan #54 (Sycamore Terrace), the second largest tenant (5,989 square feet), representing 12.6% of net rentable square feet has executed a lease, but is not yet in place as they are in the process of building out their space, but is expected to take occupancy in June 2017. All free rent amounts were deposited into escrow by the borrower on the origination date.

For mortgage loan #60 (35 North Raymond Avenue), the fourth largest tenant (2,438 square feet), representing 20.9% of net rentable square feet, has executed a lease and is paying rent, but is not open for business. A $425,000 occupancy reserve was taken at closing.

For mortgage loan #72 (300 Northern Pacific Avenue), the largest tenant (7,389 square feet), representing 21.4% of net rentable square feet, has not taken occupancy of its expansion space and has free rent through September 2017. The third largest tenant (3,207 square feet), representing 9.3% of net rentable square feet, has executed a lease but has not taken occupancy of its space and has free rent through September 2017. A $51,636 reserve was taken at closing, representing the outstanding rent abatements.

(8)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (General Motors Building), the largest tenant (489,867 square feet), representing 24.6% of net rentable square feet, may terminate its lease on: i) 20,791 square feet at any time; and ii) 38,900 square feet on the 22nd floor or 39,900 square feet on the 32nd floor, on or after August 31, 2022. The fourth largest tenant (105,748 square feet), representing 5.3% of net rentable square feet, may terminate its lease if its expansion space is not delivered by February 2020.

For mortgage loan #2 (Del Amo Fashion Center), the fifth largest tenant (60,000 square feet), representing 3.4% of net rentable square feet, may terminate its lease at any time upon providing at least 270 days’ written notice.

For mortgage loan #3 (245 Park Avenue) the largest tenant (562,347 square feet), representing 32.6% of the net rentable square feet, may terminate its lease on October 31, 2022, with written notice on or before May 1, 2021. The terminable space is limited to the highest full floor or the two highest full floors, as long as both floors are contiguous, pursuant to the lease.

For mortgage loan #5 (Long Island Prime Portfolio - Melville), the largest tenant at the 58 South Service Road mortgage property (50,359 square feet), representing 6.5% of net rentable square feet of the portfolio may terminate its lease on November 30, 2020 with written notice no later than November 30, 2019 with a termination fee of all unamortized tenant improvements and leasing commissions and $890,448, delivered no later than 60 days prior to the cancellation date. The third largest tenant at the 58 South Service Road mortgage property (23,493 square feet), representing 3.0% of net rentable square feet of the portfolio may terminate its lease on March 31, 2025 with written notice no later than March 31, 2024 and payment of a termination fee of $690,666, delivered no later than 30 days following the cancellation notice. For the largest tenant at the 48 South Service Road mortgaged property, (15,603 square feet), representing 2.0% of net rentable square feet of the portfolio may terminate its lease on March 31, 2020 with written notice on or before July 1, 2019 and a termination fee of $267,644.

For mortgage loan #6 (225 & 233 Park Avenue South) the largest tenant (266,460 square feet), representing 39.4% of net rentable square feet, has the one-time right to terminate its lease effective March 31, 2024 by providing the landlord with written notice on or before September 30, 2022 and a termination payment of $25,695,872.

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For mortgage loan #7 (Market Street – The Woodlands), the third largest tenant (23,495 square feet), representing 4.8% of net rentable square feet, may terminate its lease at any time on or after March 1, 2025, upon providing six months’ written notice.

For mortgage loan #9 (Valley Creek Corporate Center) the largest tenant (90,917 square feet), representing 35.0% of net rentable square feet, has the one time right to terminate the lease on May 31, 2020 if the landlord receives written notice no later than August 31, 2019 and an initial termination fee of $750,000, plus an additional $350,000, if the fourth floor space remains unimproved as of the date of the termination notice. If the fourth floor has been improved in accordance with the lease, then the termination payment will be less any money the tenant has spent improving the fourth floor. The fifth largest tenant (11,670 square feet), representing 4.5% of net rentable square feet, has the one time right to terminate the lease on December 31, 2021, with written notice on or before March 31, 2021 and a termination fee equal to the unamortized tenant improvements and leasing costs.

For mortgage loan #16 (AmberGlen Corporate Center) the second largest tenant at the 2430 NW 206th mortgaged property (21,852 square feet) representing 11.0% of net rentable square feet of the entire portfolio, may terminate its lease on October 31, 2021, with written notice by November 1, 2020 and payment of a termination fee equal to four months base rent and unamortized tenant improvements and leasing commissions. In the event the tenant exercises its option to expand the premises pursuant to the lease, the termination date shall be extended to the last day of the month that is sixty months after the commencement of the tenant’s lease of the offered expansion space.

For mortgage loan #21 (Fairlane Meadows), the fifth largest tenant (8,942 square feet), representing 5.7% of net rentable square feet, may terminate its lease after January 31, 2020 upon providing written notice prior to August 31, 2019. The termination fee shall equal all unamortized tenant improvements.

For mortgage loan #24 (Stemmons Office Portfolio), the sole tenant at the 8101 Stemmons mortgaged property (56,813 square feet), the largest and second largest tenants at the 7701 Stemmons mortgaged property (83,470 and 75,855 square feet, respectively), and the sole tenant at the 8001 Stemmons mortgaged property (104,728 square feet), collectively representing 100.0% of the net rentable square feet of the portfolio, may each terminate its lease at any time with 120 days’ (or, in the case of the sole tenant at the 8001 Stemmons mortgaged property, 60 days’) notice.

For mortgage loan #28 (US Bank Building – Reno), the third largest tenant (12,855 square feet), representing 15.2% of net rentable square feet, has a one-time option at any time after October 1, 2023 to terminate its lease or to reduce the size of its premises by up to 50% by providing twelve months’ notice and paying an amount equal to the unamortized portion of tenant improvements and leasing commissions.

For mortgage loan #30 (Lormax Stern Retail Development – Roseville) the fifth largest tenant (19,816 square feet), representing 4.8% of net rentable square feet, may terminate its lease within 180 days following October 22, 2020, upon providing 180 days’ written notice if gross sales for the trailing 12 month period ending October 2020 do not equal or exceed $150.00 per square foot. If the tenant terminates, it must pay 50% of the unamortized amount of tenant improvement allowance.

For mortgage loan #31 (Alexander Hamilton Plaza), the largest tenant (78,807 square feet), representing 43.2% of net rentable square feet, has an annual appropriations clause allowing termination of the lease if funds are not appropriated in the state budget. The largest tenant also has the right to reduce the size of the premises by up to 7,000 square feet, in blocks of 1,000 square feet or more, at any time upon 90 days’ notice. The third largest tenant (14,710 square feet), representing 8.1% of net rentable square feet, has the right to terminate 11,635 square feet of its space in the second floor suite on June 30, 2018 or December 31, 2019, with no less than 60 days’ notice.

For mortgage loan #38 (Boardwalk Shopping Center), the fifth largest tenant (3,080 square feet), representing 7.7% of net rentable square feet, may terminate its lease at any time after June 30, 2020, upon providing notice by November 30, 2019 and payment of a termination fee equal to all unamortized free rent, tenant improvements and leasing commissions.

For mortgage loan #44 (North Towne Commons), the fifth largest tenant (8,698 square feet), representing 8.9% of the net rentable square feet, may terminate its lease if the tenant’s gross sales are less than $795,000 for any 12 consecutive months. The tenant may terminate on 30 days’ notice within 60 days after the end of any such 12 month period.

For mortgage loan #61 (Pin Oak Crossing), the second largest tenant (4,665 square feet), representing 14.2% of net rentable square feet, may terminate the lease after March 31, 2019 with written notice on or before October 2,

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2018. The termination fee shall equal to the unamortized portion of the allowance, amortized on a straight line basis over the initial term.

For mortgage loan #74 (Park Village), the largest tenant (20,000 square feet), representing 47.3% of net rentable square feet, may terminate its lease as of December 31, 2018 upon providing 180 days’ written notice and paying a termination fee equal to six months of base rent and unamortized cost of the largest tenant’s parking. The largest tenant may terminate its lease as of December 31, 2020 upon providing 180 days’ written notice and paying a termination fee equal to four months of base rent and unamortized cost of the largest tenant’s parking.

For mortgage loan #75 (Chapel Ridge Shoppes), the largest tenant (5,000 square feet), representing 44.5% of net rentable square feet, may terminate its lease at any time upon providing 30 days’ written notice and payment of a termination fee equal to $141,000.

(9)	For mortgage loan #1 (General Motors Building), the largest tenant (489,867 square feet), representing 24.6% of net rentable square feet, has multiple leases that expire as follows: 100,024 square feet, expiring August 31, 2019; and 389,843 square feet, expiring August 31, 2034. The second largest tenant (299,895 square feet), representing 15.1% of net rentable square feet, subleases 9,725 square feet ($107.00 per square foot). The fourth largest tenant (105,748 square feet), representing 5.3% of net rentable square feet, has multiple leases that expire as follows: 2,754 square feet expiring December 31, 2018; and 102,994 square feet expiring January 31, 2034.

For mortgaged loan #5 (Long Island Prime Portfolio - Melville), the third largest tenant at the 68 South Service Road mortgaged property (24,332 square feet), representing 3.1% of net rentable square feet of the portfolio, has multiple leases expiring as follows: 24,032 square feet expiring February 29, 2024; and 300 square feet, expiring September 30, 2018. The fourth largest tenant at the 68 South Service Road mortgaged property (17,771 square feet), representing 2.3% of net rentable square feet of the portfolio, has multiple leases expiring as follows: 17,291 square feet expiring June 30, 2026; and 480 square feet, expiring December 31, 2017.

For mortgage loan #7 (Market Street – The Woodlands), the fifth largest tenant (12,358 square feet), representing 2.5% of net rentable square feet, has multiple leases expiring as follows: 372 square feet expiring November 30, 2019; and 11,986 square feet, expiring March 1, 2020.

For mortgage loan #31 (Alexander Hamilton Plaza), the third largest tenant (14,710 square feet), representing 8.1% of net rentable square feet, has multiple leases which expire as follows: 11,635 square feet expire in December 2020 and 3,075 square feet are month to month.

For mortgage loan #41 (Crystal Park Plaza), the second largest tenant (10,881 square feet), representing 18.6% of net rentable square feet, has multiple leases that expire as follows: 7,509 square feet expiring on June 30, 2018 and 3,372 square feet expiring on June 30, 2019.

(10)	For mortgage loan #17 (Highland Park Mixed Use), the largest tenant (23,200 square feet), representing 40.2% of net rentable square feet, is affiliated with the Sponsor.

For mortgage loan #19 (Save Mart Portfolio), the sole tenant is an affiliate of the Sponsor.

For mortgage loan #36 (Holiday Inn Express & Suites – Charlotte-Arrowood), the mortgaged property is currently under contract for sale. If the sale were to be finalized, the buyer would assume the mortgage loan (in which case there would be a new borrower) and the proposed new sponsors, Kevin Kornegay and Stephanie Kornegay, would step in as carveout guarantors and environmental carveout indemnitors.

For mortgage loan #67 (Allmark Plaza), the largest tenant (3,167 square feet), representing 18.6% of net rentable square feet, is affiliated with the Sponsor.

(11)	For mortgage loan #2 (Del Amo Fashion Center), the second largest tenant (138,000 square feet), representing 7.8% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

(12)	For mortgage loan #4 (Starwood Capital Group Hotel Portfolio), on each payment date commencing on the payment date occurring in July 2017, the Monthly Replacement Reserve will be equal to 1/12th of the greater of (i) 4% of the gross income from operations for the calendar month which is two months prior to the applicable payment date and (ii) the amount of the deposit required under the Franchise Agreement for the applicable individual property.

For mortgage loan #5 (Long Island Prime Portfolio - Melville), the Monthly Replacement Reserve will be equal to (x)(i) $14,871, plus (ii) the amount of any accumulated capital expenditure shortfall, minus (y) the product of (a) the square footage of each property released from the lien of the mortgage, and (b) $0.020833333

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For mortgage loan #12 (Raleigh Marriott City Center), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the existing Monthly Replacement Reserve and 4% of operating income for the prior calendar month.

For mortgage loan #20 (TownePlace Suites – Boynton Beach), the Monthly Replacement Reserve will be 1/12 of 2.0% of gross income of the prior calendar year until the cap is reached. After the cap is reached, if drawn upon, the Monthly Replacement Reserve will be 1/12 of 4.0% of gross income of the prior calendar year for each year thereafter.

For mortgage loan #22 (TownePlace Suites – VA), the Monthly Replacement Reserve will be adjusted to 4% of gross revenue from the prior calendar month.

For mortgage loan #34 (Home2 Suites – San Antonio), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the existing Monthly Replacement Reserve and 1/12th of 4% of underwritten revenue for the prior fiscal year.

For mortgage loan #35 (Hampton Inn Northlake), the Monthly Replacement Reserve is waived for the first 24 months of the loan term.

For mortgage loan #36 (Holiday Inn Express & Suites – Charlotte-Arrowood), the Monthly Replacement Reserve, to be adjusted each January, is equal to 1/12th of 4.0% of the actual annual gross income from the prior year.

For mortgage loan #48 (Hampton Inn - Anderson), the Monthly Replacement Reserve, to be adjusted each January, is equal to 1/12th of 4.0% of the actual annual gross income from the prior year.

For mortgage loan #49 (Fairfield Inn & Suites - Greenwood), the Monthly Replacement Reserve, to be adjusted each January, is equal to 1/12th of 4.0% of the actual annual gross income from the prior year.

For mortgage loan #58 (La Quinta Florence KY), commencing on the payment date occurring in July 2017, the Monthly Replacement Reserve will be equal to $7,163. On each subsequent payment date, the Monthly Replacement Reserve will equal 1/12th of 4% of the projected annual gross income from operations of the property as set forth in the approved annual budget. At no time will the Monthly Replacement Reserve be less than $7,163.

(13)	For mortgage loan #3 (245 Park Avenue), the borrower will be required to deposit $446,775 into the Monthly TI/LC Reserve beginning on the payment date in May 2025. The borrower is permitted to deliver a letter of credit in accordance with the mortgage loan documents in lieu of any cash reserve.

For mortgage loan #5 (Long Island Prime Portfolio - Melville), the Monthly TI/LC Reserve will be equal to (x)(i) $89,229, plus (ii) the amount of any accumulated tenant improvements and leasing commissions shortfall, minus (y) the product of (a) the square footage of each property released from the lien of the mortgage, and (b) $0.125

For mortgage loan #9 (Valley Creek Corporate Center), beginning on the payment date in July 2017 through and including the payment date in June 2021, the Monthly TI/LC Reserve will equal $54,062. On each subsequent payment date, the Monthly TI/LC Reserve will equal $32,437.13.

(14)	For mortgage loan #20 (TownePlace Suites – Boynton Beach), the Other Escrow I (Monthly) deposit is only required to be made from January through July and during November and December of each calendar year.

For mortgage loan #23 (Hilton Garden Inn - Ames), the Other Escrow II (Monthly) is equal to (i) from July through November of 2017, $11,819 on each payment date; (ii) commencing in 2018 during the months of January through November, an amount equal to the quotient by dividing the seasonality reserve aggregate shortfall amount by eleven.

For mortgage loan #35 (Hampton Inn Northlake), the Other Escrow II (Monthly) will be collected from July to November (excluding October) to cover the shortfall in the months December through February, which amount will be adjusted annually based off of the trailing 12 months’ financial statements.

For mortgage loan #36 (Holiday Inn Express & Suites – Charlotte-Arrowood), the Other Escrow II (Monthly) deposit is only required to be made from January through November of any calendar year. The Other Escrow II (Monthly) will be capped at $50,000.

For mortgage loan #43 (Hampton Inn & Suites Elyria), the Other Escrow I (Monthly) is equal to (i) for the period starting on July 6, 2017 and ending on November 6, 2017, $18,333; (ii) from and after December 6, 2017, the quotient obtained by dividing the seasonality reserve aggregate shortfall amount by nine; provided, however, the monthly seasonality deposit is always greater than or equal to $5,556.

For mortgage loan #48 (Hampton Inn - Anderson), the Other Escrow II (Monthly) will be capped at $100,000.

A-1-47

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Wells Fargo Commercial Mortgage Trust 2017-C38

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Barclays Bank PLC	16	$400,814,043	34.7%	4.143%	118	357	2.49	x	11.6%	10.8%	55.5%	53.9%
Wells Fargo Bank, National Association	19	362,364,693	31.4	4.200	111	352	2.57		11.8	11.2	53.1	49.7
Rialto Mortgage Finance, LLC	12	122,980,860	10.7	4.880	118	346	1.78		11.9	11.0	59.1	51.3
C-III Commercial Mortgage LLC	18	117,053,835	10.1	4.985	111	330	1.60		12.2	11.0	62.6	50.5
UBSAG	10	91,436,556	7.9	4.975	119	351	1.87		12.1	11.3	57.5	48.1
Wells Fargo Bank, National Association / Barclays Bank PLC	1	60,000,000	5.2	3.658	119	0	3.34		12.9	12.4	39.8	39.8
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Office	22	$456,569,461	39.5%	4.018%	116	343	2.86	x	12.7%	11.9%	48.0%	45.8%
CBD	6	266,250,350	23.1	3.767	119	359	3.28		12.9	12.3	39.6	38.5
Suburban	15	188,223,986	16.3	4.362	113	339	2.29		12.5	11.4	59.6	56.0
Medical	1	2,095,126	0.2	4.890	118	358	1.73		12.7	11.0	65.0	53.3
Retail	74	293,739,512	25.4	4.319	119	355	2.19		11.0	10.3	54.4	50.1
Anchored	9	92,396,592	8.0	4.713	118	354	1.63		10.9	10.1	60.8	52.3
Super Regional Mall	1	60,000,000	5.2	3.658	119	0	3.34		12.9	12.4	39.8	39.8
Single Tenant	53	52,717,059	4.6	4.177	119	359	2.50		11.2	10.7	53.6	52.6
Lifestyle Center	1	45,000,000	3.9	4.085	119	0	2.04		9.1	8.4	53.6	53.6
Unanchored	7	32,007,588	2.8	4.842	119	359	1.56		9.8	9.2	62.1	52.2
Shadow Anchored	3	11,618,273	1.0	4.701	118	353	1.66		11.4	10.5	64.4	55.1
Hospitality	79	197,514,556	17.1	4.907	108	332	2.12		14.3	12.8	61.4	52.9
Extended Stay	28	86,337,618	7.5	4.802	114	343	2.24		14.5	13.0	61.1	52.7
Limited Service	46	64,189,481	5.6	4.917	118	285	2.12		14.5	13.0	61.2	50.1
Full Service	4	32,503,358	2.8	4.905	64	360	1.97		13.8	12.2	62.8	60.1
Select Service	1	14,484,099	1.3	5.490	119	359	1.71		12.9	11.7	59.9	50.0
Mixed Use	4	56,525,543	4.9	5.252	117	359	1.45		9.5	9.0	63.5	58.4
Retail/Office	3	45,825,543	4.0	5.309	118	359	1.46		9.4	9.0	62.7	58.2
Office/Retail	1	10,700,000	0.9	5.008	114	360	1.40		9.5	9.0	67.1	59.4
Other	12	40,600,000	3.5	3.795	117	0	2.12		8.2	8.2	65.6	65.6
Leased Fee	12	40,600,000	3.5	3.795	117	0	2.12		8.2	8.2	65.6	65.6
Industrial	1	33,360,000	2.9	4.570	108	0	1.65		7.8	7.7	72.0	72.0
Warehouse	1	33,360,000	2.9	4.570	108	0	1.65		7.8	7.7	72.0	72.0
Self Storage	8	31,660,496	2.7	4.806	119	359	1.45		9.4	9.2	64.3	53.8
Self Storage	8	31,660,496	2.7	4.806	119	359	1.45		9.4	9.2	64.3	53.8
Manufactured Housing Community	7	28,279,798	2.4	4.999	118	353	1.44		9.6	9.4	66.7	55.1
Manufactured Housing Community	7	28,279,798	2.4	4.999	118	353	1.44		9.6	9.4	66.7	55.1
Multifamily	3	16,400,622	1.4	4.349	118	359	1.64		10.2	9.8	68.7	55.9
Garden	3	16,400,622	1.4	4.349	118	359	1.64		10.2	9.8	68.7	55.9
Total/Weighted Average:	210	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

Wells Fargo Commercial Mortgage Trust 2017-C38

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
New York	9	$298,000,000	25.8%	3.813%	119	360	3.33	x	13.2%	12.6%	41.1%	40.9%
California	54	193,915,424	16.8	4.216	119	359	2.46		11.6	11.0	53.7	51.0
Southern	7	106,024,136	9.2	4.122	119	358	2.73		12.4	11.8	47.0	43.9
Northern	47	87,891,288	7.6	4.330	119	360	2.12		10.5	9.9	61.9	59.6
Texas	35	134,091,231	11.6	4.525	110	332	1.97		11.6	10.4	56.3	52.0
Florida	6	61,136,298	5.3	4.718	113	358	1.68		9.5	9.1	68.1	62.9
Michigan	9	52,760,540	4.6	4.641	119	359	1.90		11.6	11.1	58.2	51.3
North Carolina	4	44,945,335	3.9	5.029	79	359	1.94		14.0	12.5	62.4	57.2
Pennsylvania	9	44,304,948	3.8	4.323	119	360	1.85		11.6	10.4	67.9	62.1
Illinois	9	35,913,296	3.1	5.046	118	359	1.55		8.8	8.5	67.8	64.2
Indiana	10	27,887,992	2.4	4.678	117	333	1.76		11.0	10.0	62.9	53.8
Idaho	2	27,866,724	2.4	4.501	119	359	1.55		9.3	9.1	59.8	49.5
Ohio	9	25,725,611	2.2	4.902	118	307	1.78		12.3	11.2	61.9	50.2
Oregon	4	21,144,069	1.8	3.731	118	0	3.33		14.3	12.6	45.9	45.9
Nevada	2	20,688,442	1.8	4.444	119	359	1.94		11.2	10.0	63.8	55.8
New Jersey	3	18,746,013	1.6	4.962	119	359	1.52		11.6	9.6	64.8	53.9
Virginia	4	17,329,550	1.5	5.263	119	299	1.73		13.2	11.9	68.9	53.7
Georgia	4	15,062,195	1.3	5.104	118	318	1.90		14.2	12.7	64.8	51.7
South Carolina	3	14,726,428	1.3	4.986	117	260	1.64		13.9	12.7	63.4	43.2
Washington	4	14,715,773	1.3	4.165	118	360	2.08		10.0	9.6	62.3	59.9
Iowa	1	14,484,099	1.3	5.490	119	359	1.71		12.9	11.7	59.9	50.0
Wisconsin	4	12,149,161	1.1	4.214	118	358	1.78		10.6	10.2	66.1	54.2
Minnesota	4	12,027,803	1.0	4.935	115	360	1.53		9.9	9.3	66.5	59.6
Missouri	3	10,087,876	0.9	4.551	118	358	1.85		9.4	9.2	62.8	56.6
Utah	1	9,892,807	0.9	3.795	117	0	2.12		8.2	8.2	65.6	65.6
Arizona	2	6,507,266	0.6	4.809	119	359	1.59		9.9	9.5	72.9	61.3
Kentucky	2	5,927,157	0.5	4.894	119	323	2.03		14.4	12.7	55.8	45.7
Colorado	2	5,167,044	0.4	4.295	118	359	1.89		9.2	9.1	64.7	59.9
North Dakota	1	2,397,090	0.2	4.950	59	359	1.59		11.4	10.2	59.2	54.6
Tennessee	1	2,095,126	0.2	4.890	118	358	1.73		12.7	11.0	65.0	53.3
Louisiana	2	1,600,000	0.1	3.978	119	0	2.38		9.8	9.6	59.2	59.2
Maryland	2	1,460,644	0.1	4.047	118	0	2.34		10.3	9.7	63.7	63.7
Oklahoma	2	699,560	0.1	4.486	119	0	2.72		13.9	12.4	60.4	60.4
Wyoming	1	532,388	0.0	4.486	119	0	2.72		13.9	12.4	60.4	60.4
Connecticut	1	481,415	0.0	4.486	119	0	2.72		13.9	12.4	60.4	60.4
Arkansas	1	180,681	0.0	4.486	119	0	2.72		13.9	12.4	60.4	60.4
Total/Weighted Average:	210	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1,339,018 - 2,000,000	2	$2,734,291	0.2%	4.906%	118	327	1.57	x	11.9%	10.5%	58.1%	45.6%
2,000,001 - 3,000,000	5	12,044,255	1.0	4.996	107	346	1.59		11.2	10.4	62.4	52.3
3,000,001 - 4,000,000	8	27,530,063	2.4	4.909	119	359	1.49		10.1	9.5	62.1	51.0
4,000,001 - 5,000,000	4	18,534,254	1.6	4.676	119	347	1.95		11.9	11.1	55.0	47.5
5,000,001 - 6,000,000	11	61,320,438	5.3	4.786	118	333	1.69		11.6	10.9	66.0	53.2
6,000,001 - 7,000,000	2	13,725,902	1.2	4.932	118	358	1.35		9.6	8.7	65.2	53.6
7,000,001 - 8,000,000	7	52,275,892	4.5	4.951	119	342	1.46		10.7	9.8	66.0	53.5
8,000,001 - 9,000,000	2	16,207,460	1.4	4.786	118	358	2.25		13.4	11.8	59.1	53.7
9,000,001 - 10,000,000	2	19,259,350	1.7	5.078	100	330	2.15		16.0	14.5	63.3	51.8
10,000,001 - 15,000,000	11	140,869,777	12.2	4.994	112	343	1.69		12.4	11.2	57.6	47.9
15,000,001 - 20,000,000	7	120,299,581	10.4	4.610	119	345	2.11		11.9	11.0	58.8	53.4
20,000,001 - 30,000,000	4	110,966,724	9.6	4.581	102	360	1.73		10.0	9.3	60.4	57.0
30,000,001 - 50,000,000	8	328,882,000	28.5	4.158	118	360	2.43		11.2	10.5	57.8	57.2
50,000,001 - 100,000,000	2	115,000,000	10.0	3.663	119	0	3.05		11.8	11.3	44.2	44.2
100,000,001 - 115,000,000	1	115,000,000	10.0	3.430	119	0	4.33		15.5	15.1	30.6	30.6
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

A-2-2

Wells Fargo Commercial Mortgage Trust 2017-C38

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1.30	1	$7,715,475	0.7%	4.860%	119	359	1.30	x	9.1%	8.3%	67.1%	55.0%
1.31 - 1.40	15	116,748,884	10.1	4.907	118	355	1.37		9.4	8.8	64.6	54.8
1.41 - 1.50	13	106,474,149	9.2	4.820	119	359	1.45		9.3	8.8	66.8	57.4
1.51 - 1.75	15	153,248,196	13.3	4.922	115	339	1.61		10.4	9.6	62.9	55.4
1.76 - 2.00	11	150,231,991	13.0	4.689	106	339	1.86		12.5	11.3	65.6	57.9
2.01 - 2.25	8	142,133,818	12.3	4.278	112	325	2.08		11.2	10.4	54.9	52.5
2.26 - 2.50	3	56,672,474	4.9	4.187	112	358	2.40		12.6	11.8	56.8	53.1
2.51 - 2.75	3	113,025,000	9.8	4.074	119	0	2.72		12.3	11.2	54.4	54.4
2.76 - 3.00	2	52,400,000	4.5	4.380	119	0	2.98		14.2	13.2	57.8	57.8
3.01 - 4.33	5	256,000,000	22.2	3.604	119	0	3.75		14.2	13.6	34.5	34.5
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
7.8 - 8.0	2	$52,560,000	4.6%	4.826%	112	0	1.57	x	7.8%	7.7%	71.5%	71.5%
8.1 - 9.0	7	126,839,362	11.0	4.273	117	359	1.77		8.4	8.0	63.2	61.3
9.1 - 10.0	23	231,050,463	20.0	4.551	119	359	1.68		9.4	8.9	61.8	54.6
10.1 - 11.0	8	100,602,048	8.7	4.167	118	347	2.19		10.5	9.8	55.5	50.7
11.1 - 12.0	6	67,092,183	5.8	4.710	116	359	1.69		11.7	10.5	66.9	58.8
12.1 - 13.0	7	151,108,330	13.1	4.034	119	356	2.85		12.7	12.0	43.1	40.4
13.1 - 14.0	9	139,309,278	12.1	4.801	106	336	2.21		13.6	12.2	62.3	56.6
14.1 - 15.0	5	101,178,943	8.8	4.393	119	348	2.90		14.3	13.2	51.2	49.7
15.1 - 16.0	4	134,550,599	11.7	3.684	119	286	3.97		15.5	14.9	35.0	32.6
16.1 - 19.0	4	35,894,385	3.1	4.685	108	338	2.30		16.3	14.8	55.4	44.4
19.1 - 19.8	1	14,464,396	1.3	4.920	59	239	2.07		19.8	16.3	35.2	29.5
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
Range of Underwritten NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
7.4 - 8.0	4	$97,710,000	8.5%	4.709%	114	360	1.53	x	8.1%	7.7%	64.5%	63.4%
8.1 - 9.0	20	248,423,870	21.5	4.444	118	359	1.70		9.0	8.6	63.3	57.4
9.1 - 10.0	15	121,618,344	10.5	4.637	118	353	1.73		10.1	9.4	64.0	56.0
10.1 - 11.0	9	123,573,875	10.7	4.217	118	359	2.16		11.2	10.4	58.1	53.8
11.1 - 12.0	6	63,636,413	5.5	5.162	119	340	1.86		13.2	11.8	63.5	52.3
12.1 - 13.0	11	241,687,985	20.9	4.124	111	343	2.83		13.4	12.3	48.1	46.3
13.1 - 14.0	4	85,458,114	7.4	4.632	119	332	2.74		14.4	13.5	54.5	51.5
14.1 - 15.0	5	43,076,989	3.7	4.748	110	322	2.21		16.2	14.7	55.2	42.7
15.1 - 16.0	1	115,000,000	10.0	3.430	119	0	4.33		15.5	15.1	30.6	30.6
16.1 - 16.3	1	14,464,396	1.3	4.920	59	239	2.07		19.8	16.3	35.2	29.5
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

A-2-3

Wells Fargo Commercial Mortgage Trust 2017-C38

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
30.6 - 35.0	2	$160,000,000	13.9%	3.492%	119	0	4.03	x	14.7%	14.3%	30.8%	30.8%
35.1 - 45.0	3	90,464,396	7.8	3.993	109	239	3.08		14.3	13.2	38.8	37.9
45.1 - 50.0	5	118,686,297	10.3	4.083	118	359	2.51		11.2	10.3	48.1	47.3
50.1 - 55.0	7	91,529,641	7.9	4.281	119	335	2.08		11.9	10.9	53.0	48.0
55.1 - 60.0	18	206,994,534	17.9	4.664	116	351	2.12		12.0	11.2	58.4	53.0
60.1 - 65.0	13	140,402,628	12.2	4.768	106	346	2.03		12.6	11.3	62.3	56.1
65.1 - 70.0	21	266,712,413	23.1	4.580	118	352	1.68		10.2	9.5	67.9	60.0
70.1 - 74.9	7	79,860,078	6.9	4.853	114	359	1.54		8.7	8.3	72.1	67.9
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
29.5 - 30.0	1	$14,464,396	1.3%	4.920%	59	239	2.07	x	19.8%	16.3%	35.2%	29.5%
30.1 - 35.0	3	167,182,604	14.5	3.560	119	239	3.94		14.7	14.3	31.8	30.9
35.1 - 40.0	5	95,338,534	8.3	4.089	119	317	3.01		13.5	12.9	42.0	39.4
40.1 - 45.0	5	30,550,926	2.6	4.664	118	324	2.09		15.1	13.5	54.5	41.3
45.1 - 50.0	14	209,475,643	18.1	4.404	118	354	2.10		11.0	10.2	53.1	48.3
50.1 - 55.0	23	202,459,167	17.5	4.783	116	349	1.71		11.1	10.1	62.1	53.1
55.1 - 60.0	13	158,356,877	13.7	4.500	118	359	2.18		11.3	10.6	62.4	58.0
60.1 - 65.0	8	155,661,840	13.5	4.592	107	360	2.01		12.3	11.0	65.8	61.4
65.1 - 70.0	2	68,600,000	5.9	3.936	117	0	2.05		8.2	8.2	67.4	67.4
70.1 - 72.0	2	52,560,000	4.6	4.826	112	0	1.57		7.8	7.7	71.5	71.5
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

Range of Mortgage Rates

				Weighted Average
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
3.430 - 3.500	1	$115,000,000	10.0%	3.430%	119	0	4.33	x	15.5%	15.1%	30.6%	30.6%
3.501 - 3.750	4	180,000,000	15.6	3.663	119	0	3.14		12.3	11.6	41.0	41.0
3.751 - 4.000	2	73,322,000	6.4	3.877	118	0	2.24		8.9	8.8	62.7	62.7
4.001 - 4.250	6	112,348,715	9.7	4.134	119	359	2.10		10.6	9.9	57.6	55.1
4.251 - 4.500	7	179,629,847	15.6	4.400	119	360	2.47		13.0	11.9	60.4	58.3
4.501 - 4.750	12	133,757,237	11.6	4.597	116	358	1.57		8.9	8.5	62.1	56.3
4.751 - 5.000	21	154,682,695	13.4	4.889	98	344	1.67		12.2	10.9	61.4	52.6
5.001 - 5.250	14	108,785,752	9.4	5.085	118	337	1.57		11.9	10.7	63.8	51.4
5.251 - 5.500	7	81,252,000	7.0	5.340	119	332	1.71		12.3	11.3	63.9	54.3
5.501 - 5.657	2	15,871,740	1.4	5.631	118	358	1.53		11.0	10.6	58.5	49.1
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

A-2-4

Wells Fargo Commercial Mortgage Trust 2017-C38

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Term to Maturity or ARD

				Weighted Average
Original Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
60	3	$46,861,486	4.1%	4.934%	59	323	1.94	x	15.5%	13.4%	54.2%	50.4%
84	1	9,987,533	0.9	4.800	83	359	2.38		16.6	15.0	57.4	50.7
108	1	33,360,000	2.9	4.570	108	0	1.65		7.8	7.7	72.0	72.0
120	71	1,064,440,968	92.2	4.330	119	348	2.38		11.8	11.1	54.7	50.1
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
Range of Remaining Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
59	3	$46,861,486	4.1%	4.934%	59	323	1.94	x	15.5%	13.4%	54.2%	50.4%
60 - 84	1	9,987,533	0.9	4.800	83	359	2.38		16.6	15.0	57.4	50.7
85 - 119	72	1,097,800,968	95.1	4.337	118	348	2.36		11.7	11.0	55.2	50.8
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

Mortgage Loans by Original Amortization Term

				Weighted Average
Original Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	18	$652,907,000	56.5%	3.986%	118	0	2.87	x	11.9%	11.3%	49.6%	49.6%
240	4	33,560,929	2.9	4.985	92	238	1.88		17.3	14.9	48.8	34.0
300	4	28,794,417	2.5	5.326	119	299	1.72		13.8	12.5	67.8	51.4
324	1	4,992,645	0.4	4.970	119	323	1.90		14.5	12.8	54.9	42.9
330	1	13,921,894	1.2	4.840	116	326	1.40		10.1	9.2	61.7	48.7
360	48	420,473,103	36.4	4.817	113	359	1.65		11.3	10.4	63.3	54.1
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

A-2-5

Wells Fargo Commercial Mortgage Trust 2017-C38

Annex A-2: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
Range of Remaining Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	18	$652,907,000	56.5%	3.986%	118	0	2.87	x	11.9%	11.3%	49.6%	49.6%
237 - 240	4	33,560,929	2.9	4.985	92	238	1.88		17.3	14.9	48.8	34.0
241 - 300	4	28,794,417	2.5	5.326	119	299	1.72		13.8	12.5	67.8	51.4
301 - 360	50	439,387,642	38.1	4.819	113	358	1.65		11.3	10.4	63.2	53.8
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Interest-only, Balloon	17	$612,307,000	53.0%	3.998%	118	0	2.92	x	12.1%	11.5%	48.5%	48.5%
Amortizing Balloon	46	347,997,487	30.1	4.957	114	340	1.66		12.1	11.1	61.5	49.6
Interest-only, Amortizing Balloon	12	153,745,500	13.3	4.638	107	360	1.67		11.2	10.3	64.7	58.6
Interest-only, ARD	1	40,600,000	3.5	3.795	117	0	2.12		8.2	8.2	65.6	65.6
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

Mortgage Loans by Loan Purpose

				Weighted Average
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Refinance	58	$830,789,900	72.0%	4.420%	115	343	2.47	x	12.6%	11.7%	51.9%	47.2%
Acquisition	17	283,260,087	24.5	4.288	116	355	2.00		10.4	9.8	63.1	59.2
Recapitalization	1	40,600,000	3.5	3.795	117	0	2.12		8.2	8.2	65.6	65.6
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

Mortgage Loans by Lockbox Type

				Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Hard/Springing Cash Management	20	$633,182,496	54.8%	4.076%	116	349	2.76	x	12.3%	11.7%	50.3%	48.1%
Springing	47	347,965,042	30.1	4.822	115	344	1.78		11.9	10.9	60.5	50.9
Hard/Upfront Cash Management	4	114,326,724	9.9	4.483	115	359	1.66		8.4	8.0	63.1	60.6
Soft/Springing Cash Management	1	50,000,000	4.3	4.486	119	0	2.72		13.9	12.4	60.4	60.4
None	4	9,175,726	0.8	4.876	102	349	1.59		11.5	10.3	63.9	53.3
Total/Weighted Average:	76	$1,154,649,987	100.0%	4.365%	115	346	2.34	x	11.9%	11.1%	55.2%	50.8%

A-2-6

Wells Fargo Commercial Mortgage Trust 2017-C38

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Tax Escrow	62	$666,229,413	57.7%	66	$737,633,034	63.9%	10	$417,016,953	36.1%
Insurance Escrow	45	$394,874,763	34.2%	45	$393,170,355	34.1%	32	$769,169,584	66.6%
Replacement Reserve	25	$268,821,563	23.3%	65	$734,356,276	63.6%	8	$253,781,817	22.0%
TI/LC Reserve(1)	26	$350,557,410	41.7%	33	$348,690,622	41.5%	10	$296,698,696	35.3%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-7

Wells Fargo Commercial Mortgage Trust 2017-C38

Annex A-2: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

Prepayment Restriction	July 2017	July 2018	July 2019	July 2020	July 2021	July 2022	July 2023	July 2024	July 2025	July 2026	June 2027
Locked Out	97.62%	91.86%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	81.17	81.16	81.14	80.37	80.34	80.98	80.93	80.25	0.00
Yield Maintenance	2.38	8.14	18.83	18.84	18.86	19.63	18.82	19.02	19.07	19.75	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.84	0.00	0.00	0.00	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$1,154.65	$1,148.93	$1,142.77	$1,135.68	$1,127.76	$1,076.42	$1,067.66	$1,049.72	$1,040.27	$996.98	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.50%	98.97%	98.36%	97.67%	93.22%	92.47%	90.91%	90.09%	86.34%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-8

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

GENERAL MOTORS BUILDING

A-3-2

GENERAL MOTORS BUILDING

A-3-3

GENERAL MOTORS BUILDING

General Motors Building
767 Fifth Avenue
New York, NY 10153
MANHATTAN
Upper East Side
Midtown
East Side
Sutton Place
Murray Hill
CENTRAL PARK
The Lake
Boat House
Conservatory Pond
Bethesda Fountain
Strawberry Fields
Rumsey Playfield
The Mall
Sheep Meadow
East Green
The Dairy
Central Park Zoo
Wollman Rink
Heckscher Playground
The Pond
Central Park South
Whitney Museum of American Art
Emerging Image
Frick Collection
Asia Society
Hunter College
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Mt. Vernon Hotel Museum and Garden
Bloomingdale's
Bloomberg
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
Forum Gallery
The War Museum
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
Museum of Modern Art
Lever House
399 Park
Citigroup Center
Lipstick Building
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
AXA Center
75 Rockefeller Plaza
Time-Life Building
345 Park
Gershwin Theatre
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Exxon Building
ITT-American Building
Palmolive Building
GE Building
ROCKEFELLER CENTER
Saks Fifth Avenue
Paramount Plaza
1 Rockefeller Plaza
Tower 49
US Plywood Building
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
Japan Society
245 Park Avenue
485 Lexington
747 Third Avenue
Imperial Theatre
TIMES SQUARE
Viacom Intl.
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
UNITED NATIONS HEADQUARTERS
Bank of America Tower
Grand Central Terminal (Metro North)
Winstar Building
Condé Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Chrysler Building
QUEENS MIDTOWN TUNNEL
Bryant Park
New York Public Library
Daily News
New York Times Building
Republic Bank Tower
QUEENSBORO BRIDGE
East River
FDR Drive
METRO NORTH
Broadway
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
6th Ave.
7th Ave.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 58th St.
W. 57th St.
W. 55th St.
W. 53rd St.
W. 52nd St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
68TH ST/ HUNTER COLLEGE
63RD ST/ LEXINGTON
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH STREET
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
495
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
Long Island City
East Side
West Side
Midtown
Union City
Chelsea
Williamsburg
MANHATTAN
Greenwich Village
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope
Liberty State Park

A-3-4

No. 1 – General Motors Building

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$115,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$115,000,000			Location:	New York, NY
% of Initial Pool Balance:	9.96%			Size:	1,989,983 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$738.70
Borrower Name:	767 Fifth Partners LLC			Year Built/Renovated:	1968/2005
Borrower Sponsors:	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC			Title Vesting:	Fee
Mortgage Rate:	3.430%			Property Manager:	Self-managed
Note Date:	June 7, 2017			4th Most Recent Occupancy (As of):	96.9% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	98.5% (12/31/2014)
Maturity Date:	June 9, 2027			2nd Most Recent Occupancy (As of):	96.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	96.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	95.0% (6/1/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	$168,011,596 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of)(3):	$165,315,617 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(3):	$150,511,664 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(3):	$151,425,346 (12/31/2016)
Additional Debt Type(1):	Pari Passu; Subordinate Secured Debt
				U/W Revenues:	$334,764,418
				U/W Expenses:	$107,458,009
				U/W NOI:	$227,306,409
Escrows and Reserves(2):				U/W NCF:	$221,544,794
				U/W NOI DSCR(1):	4.45x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	4.33x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	15.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	15.1%
TI/LC Reserve	$0	$0	NAP	As-Is Appraised Value:	$4,800,000,000
Replacement Reserve	$0	$0	NAP	As-Is Appraisal Valuation Date:	May 8, 2017
Tenant Specific TI/LC Reserve	$107,946,183	$0	NAP	Cut-off Date LTV Ratio(1):	30.6%
Free Rent Reserve	$161,161,013	$0	NAP	LTV Ratio at Maturity(1):	30.6%

(1)	The General Motors Building Whole Loan (as defined below), totaling $2,300,000,000, is comprised of the General Motors Building Senior Loan Combination (as defined below) totaling $1,470,000,000 and the General Motors Building Junior Notes (as defined below) totaling $830,000,000. The non-controlling General Motors Building Mortgage Loan (as defined below) had an original principal balance of $115,000,000, has an outstanding principal balance of $115,000,000 as of the Cut-off Date and will be contributed to the WFCM 2017-C38 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the General Motors Building Senior Loan Combination. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NCF DY based on the General Motors Building Whole Loan are 47.9%, 2.77x and 9.6%, respectively.

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “General Motors Building Mortgage Loan”) is part of a whole loan (the “General Motors Building Whole Loan”) evidenced by (i) a senior loan tranche (the “General Motors Building Senior Loan Combination”), and (ii) a subordinate loan tranche (the “General Motors Building Junior Notes”), secured by the fee interest in an office building located in New York, New York (the “General Motors Building Property”). The General Motors Building Whole Loan was co-originated on June 7, 2017 by Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp., Deutsche Bank AG, New York Branch and Wells Fargo Bank, National Association (the “General Motors Building Whole Loan Origination Syndicate”). The General Motors Building Whole Loan had an original principal balance of $2,300,000,000, has an outstanding principal balance as of the Cut-off Date of $2,300,000,000 and accrues interest at an interest rate of 3.430% per annum. The General Motors Building Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the General Motors Building Whole Loan. The General Motors Building Whole Loan matures on June 9, 2027.

The General Motors Building Mortgage Loan, evidenced by certain notes of the General Motors Building Senior Loan Combination, which will be contributed to the WFCM 2017-C38 Trust, had an original aggregate principal balance of $115,000,000, has an outstanding aggregate principal balance as of the Cut-off Date of $115,000,000 and represents a senior pari passu non-controlling interest in the General Motors Building Whole Loan. Certain notes of the General Motors Building Senior Loan Combination (totaling

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$520,000,000) and the General Motors Building Junior Notes (totaling $830,000,000) are expected to be contributed to the BXP 2017-GM Trust and represent the controlling interest in the General Motors Building Whole Loan. The remaining notes from the General Motors Building Senior Loan Combination, which had an aggregate original principal balance of $835,000,000, are expected to be contributed to future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further or otherwise sold outside of the General Motors Building Whole Loan Origination Syndicate. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—General Motors Building Whole Loan” in the Preliminary Prospectus.

General Motors Building Whole Loan ($2,300,000,000)

(1)	Balances are subject to change.

Following the lockout period, on any date before December 9, 2026, the borrower has the right to defease the General Motors Building Whole Loan in whole, but not in part. In addition, the General Motors Building Whole Loan is prepayable without penalty on or after December 9, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 7, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$2,300,000,000	100.0%	Loan payoff	$1,606,000,000	69.8%
			Closing costs	41,107,676	1.8
			Return of equity	652,892,324	28.4
Total Sources	$2,300,000,000	100.0%	Total Uses	$2,300,000,000	100.0%

The Property. The General Motors Building Property is a 50-story office building comprised of approximately 1,989,983 total square feet, including approximately 187,954 square feet of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property net rentable area (“NRA”) is leased by investment grade or Am Law 100 law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten gross rent. The General Motors Building Property serves as the global headquarters for Weil, Gotshal & Manges (24.6% of NRA, 19.3% of underwritten base rent), which has been in occupancy since the building was constructed in 1968, headquarters for Aramis, an Estée Lauder company and another original tenant at the General Motors Building, (15.1% of NRA, 10.3% of underwritten base rent), a flagship retail location for Under Armour (2.5% of NRA, 11.3% of underwritten base rent), BAMCO (5.3% of NRA, 8.0% of underwritten base rent) and Apple’s flagship retail store (5.3% of NRA, 6.8% of underwritten base rent). The top five tenants by underwritten base rent at the General Motors Building Property occupy 52.8% of NRA and comprise 55.6% of the underwritten base rent. The weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years. The General Motors Building Property has a nine year average historical occupancy of 97.4% dating back to 2008.

According to the borrower sponsor, since acquiring the General Motors Building Property in 2008 and through 2016, Boston Properties has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property and is budgeted to spend approximately $79.5 million in 2017. As part of the 2017 renovations, Apple is expected to expand its space by approximately 34,000 square feet, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Under Armour’s space is currently occupied by Apple while the Apple cube space and expansion is under construction. Under Armour is not currently in occupancy or paying rent.

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The following table presents certain information relating to the tenancies at the General Motors Building Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Weil, Gotshal & Manges	NR/NR/NR	489,867	24.6%	$104.68	$51,278,352	19.3%	Various(3)
Under Armour(4)	NR/Baa2/BB+	49,582	2.5%	$605.06	$29,999,945	11.3%	6/30/2034
Aramis(5)	NR/A2/A+	299,895	15.1%	$91.80	$27,530,236	10.3%	3/31/2020
BAMCO	NR/NR/NR	105,579	5.3%	$201.65	$21,290,010	8.0%	5/31/2035
Apple(6)	NR/Aa1/AA+	105,748	5.3%	$170.76	$18,057,615	6.8%	Various
Perella Weinberg	NR/NR/NR	130,155	6.5%	$95.21	$12,392,687	4.7%	1/31/2022
JP Morgan Chase	A+/A3/A-	7,500	0.4%	$1,464.10	$10,980,750	4.1%	5/31/2021
Cartier	NR/NR/NR	11,745	0.6%	$757.05	$8,891,545	3.3%	12/31/2018
Balyasny Asset Management	NR/NR/NR	63,606	3.2%	$128.14	$8,150,250	3.1%	12/31/2027(7)
GM(8)	BBB/Baa3/BBB	76,200	3.8%	$92.00	$7,010,400	2.6%	3/31/2020
Total Major Tenants		1,339,877	67.3%	$145.97	$195,581,790	73.4%

Non-Major Tenants		550,242	27.7%	$128.55	$70,735,275	26.6%

Occupied Collateral Total		1,890,119	95.0%	$140.90	$266,317,065	100.0%

Vacant Space		99,864	5.0%

Collateral Total		1,989,983	100.0%

(1)	Certain ratings provided are for the parent company of the tenant whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent excludes $11,269,632 ($5.66 PSF) of total underwritten straight line rents through the tenants’ respective lease terms associated with Weil, Gotshal & Manges ($6,010,916) and Apple ($4,107,800), as well as other tenants.
(3)	Weil, Gotshal & Manges leases 100,024 square feet of space through August 31, 2019 and 389,843 square feet through August 31, 2034. Weil, Gotshal & Manges has the right to terminate (a) its 20,791 square feet of below grade storage space, at any time, and (b) either (i) its 38,900 square feet of space on the 22nd floor or (ii) its 39,900 square feet space on the 32nd floor, on or after August 31, 2022.
(4)	Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple cube space and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s rent. Under Armour has 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.
(5)	Aramis subleases 9,725 square feet of its space on the 46th floor to GF Capital Management & Advisors, LLC at $107.00 PSF.
(6)	Apple is temporarily occupying the space expected to be occupied by Under Armour once its lease commences while the Apple cube space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 square feet through December 31, 2018 and 102,994 square feet through January 31, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 square feet of expansion space commencing in August 2017.
(7)	Balyasny Asset Management may terminate its lease effective December 31, 2022 with a minimum of one year’s notice and payment of a termination fee. Balyasny Asset Management has six months of free rent on its 34th floor space, totaling $1,481,625.
(8)	GM subleases 38,100 square feet on the 14th floor to Grosvenor Capital Management Holdings, LLLP at $80.00 per square foot and 38,100 square feet on the 16th floor to Reservoir Operations, L.P. at $85.00 PSF.

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The following table presents certain information relating to the lease rollover schedule at the General Motors Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	11,226	0.6%	11,226	0.6%	$993,600	0.4%	$88.51
2018	6	52,373	2.6%	63,599	3.2%	$15,456,871	5.8%	$295.13
2019	9	106,096	5.3%	169,695	8.5%	$9,123,113	3.4%	$85.99
2020	22	532,016	26.7%	701,711	35.3%	$50,741,831	19.1%	$95.38
2021	4	35,486	1.8%	737,197	37.0%	$16,570,250	6.2%	$466.95
2022	8	144,898	7.3%	882,095	44.3%	$14,412,478	5.4%	$99.47
2023	2	2,747	0.1%	884,842	44.5%	$1,870,937	0.7%	$681.08
2024	1	38,100	1.9%	922,942	46.4%	$3,429,000	1.3%	$90.00
2025	3	66,347	3.3%	989,289	49.7%	$6,783,128	2.5%	$102.24
2026	6	48,201	2.4%	1,037,490	52.1%	$9,096,994	3.4%	$188.73
2027	6	99,324	5.0%	1,136,814	57.1%	$12,273,236	4.6%	$123.57
Thereafter	38	753,305	37.9%	1,890,119	95.0%	$125,565,627	47.1%	$166.69
Vacant	0	99,864	5.0%	1,989,983	100.0%	$0	0.0%	$0.00
Total/Weighted Average	106	1,989,983	100.0%			$266,317,065	100.0%	$140.90

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent excludes $11,269,632 ($5.66 PSF) of total underwritten straight line rents through the tenants’ respective lease terms associated with Weil, Gotshal & Manges ($6,010,916) and Apple ($4,107,800), as well as other tenants.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the General Motors Building Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	6/1/2017(2)
98.5%	98.2%	95.5%	96.9%	98.5%	96.7%	96.3%	95.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the General Motors Building Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$266,317,065(1)	79.6%	$133.83
Straight Line Rent	0	0	0	0	11,269,632(2)	3.4	5.66
Grossed Up Vacant Space	0	0	0	0	16,547,756(3)	4.9	8.32
Percentage Rent	13,435,678	11,075,213	9,266,920	5,301,583	4,921,916(4)	1.5	2.47
Mark to Market	0	0	0	0	17,100,676	5.1	8.59
Total Reimbursables	29,544,790	35,800,858	38,501,366	39,027,298	27,629,542	8.3	13.88
Other Income(5)	20,814,262	13,270,276	8,240,130	5,169,082	7,525,587	2.2	3.78
Less Vacancy & Credit Loss	0	0	0	0	(16,547,756)(3)	(4.9)	(8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$334,764,418	100.0%	$168.22

Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$107,458,009	32.1%	$54.00

Net Operating Income	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$227,306,409	67.9%	$114.23
TI/LC	0	0	0	0	5,363,618	1.6	2.70
Capital Expenditures	0	0	0	0	397,997	0.1	0.20
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$221,544,794	66.2%	$111.33

NOI DSCR(6)	3.29x	3.23x	2.94x	2.96x	4.45x
NCF DSCR(6)	3.29x	3.23x	2.94x	2.96x	4.33x
NOI DY(6)	11.4%	11.2%	10.2%	10.3%	15.5%
NCF DY(6)	11.4%	11.2%	10.2%	10.3%	15.1%

(1)	U/W Base Rent is based on the rent roll as of June 1, 2017, and includes rent steps through June 2018. Lenders have made various adjustments to the in place rents which are detailed below.
i.	Apple is currently undergoing a major renovation to their Apple cube space. During the renovations, Apple is occupying the former FAO Schwarz space as temporary space until the earlier of the completion of their renovations or the outside kick out date of December 31, 2018. The Lenders have underwritten to base rent as of January 2019 in conjunction with the Under Armour lease commencement date. Apple is currently paying annual contractual rent of $12,500,004 on the temporary space, which steps up to $24,000,000 annually in August 2018 in addition to their existing lease for the Apple cube space. Lenders are underwriting $18,057,615 in base rent and $19,429,881 in gross rent for Apple.

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ii.	Under Armour has executed a lease commencing in January 2019 for the space that is currently occupied by Apple as temporary space. Lenders have underwritten to the contractual rent in January 2019 when the lease commences. BPLP provided a payment guarantee for the gap rent between what Apple is currently paying to occupy its temporary space and what Under Armour will pay once its lease commences.
iii.	Weil, Gotshal & Manges has executed a renewal for 389,843 square feet of its space through August 2034, commencing in September 2019. For these spaces Lenders have underwritten September 2019 rents. For the space not extended, Lenders have underwritten contractual in-place rent inclusive of 12 months’ rent steps and existing recoveries. BPLP provided a payment guarantee for the gap rent between Weil, Gotshal & Manges’ current rent and their underwritten rent which commences in September 2019.
iv.	BAMCO has executed a renewal to extend their lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 PSF. BAMCO’s in place weighted average base rent is approximately $147.77 PSF. The gap rent between closing and the renewal rent commencing in January 2024 is guaranteed by BPLP. After the expiry of the BPLP guaranty, the Lenders have underwritten to the lower of market or in place rent.
v.	Continental Grain is currently subleasing from GM and has executed a direct lease commencing in April 2020 on the expiration of their existing sublease. GM is currently paying $92.00 per square foot in base rent. The Lenders have underwritten the tenant’s direct rent in 2020 of $110.00 PSF. BPLP provided a guaranty for the gap rent until 2020.
(2)	Net present value step rent credit for investment grade and AmLaw 100 law firm tenants through the tenants lease expirations. Tenants with U/W straight line rents include $11,269,632 ($5.66 PSF) of total underwritten straight line rents through the tenants’ respective lease terms associated with Weil, Gotshal & Manges ($6,010,916) and Apple ($4,107,800), as well as other tenants.
(3)	Vacancy is underwritten to current physical vacancy of 5.0%.
(4)	Apple has an abatement period for its percentage rent component that commences in October 2017. Once Apple has moved back into its space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent. U/W Percentage Rent is equal to the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint and the 2.25% percentage rent.
(5)	Other income consists of primarily antenna income, direct utilities income and service income.
(6)	The debt service coverage ratios and debt yields are based on the General Motors Building Whole Loan.

Appraisal. As of the appraisal valuation date of May 8, 2017, the General Motors Building Property had an “as-is” appraised value of $4,800,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 9, 2017, there are no recognized environmental conditions at the General Motors Building Property.

Market Overview and Competition. The General Motors Building Property is located on the entire city block bounded by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several major transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million square feet of Class A office space, 6.4 million square feet of Class B office space and 481,485 square feet of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 per square foot, above the direct primary Midtown Manhattan average of $88.93 per square foot. As of first quarter 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million square feet of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 per square foot.

The appraisal identified 29 comparable office properties totaling approximately 20.0 million square feet that exhibited a gross rental range of $75.00 per square foot to $200.00 per square foot and a weighted average occupancy rate of approximately 90.5% for direct space. Of the 29 buildings surveyed, seven are considered directly competitive with the General Motors Building Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $85.00 per square foot to $200.00 per square foot and a weighted average direct occupancy of approximately 86.0%, and excluding 9 West 57th Street, whose ownership has been historically very selective in its leasing, the average direct occupancy rate for these buildings is 94.0%, compared to 90.5% for all the competitive buildings compared with the General Motors Building Property, and 91.3% for Class A space within Midtown as a whole.

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The following tables present certain information relating to comparable leases for the General Motors Building Property:

Comparable Office Leases(1)

Property Location	Year Built	Stories	Total Office GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
590 Madison Avenue New York, New York	1982	43	1,016,413	Cemex	February 2017 / 15.0 Yrs.	5,903	$145.00	Gross
520 Madison Avenue New York, New York	1982	43	849,600	CIC Union	January 2017 / 10.0 Yrs.	46,822	$127.00	Gross
375 Park Avenue New York, New York	1958	38	830,009	Servcorp NYC	January 2017 / 10.0 Yrs.	9,572	$173.00	Gross
9 West 57th Street New York, New York	1971	50	1,500,000	Qatar Investment Authority	January 2017 / 10.0 Yrs	14,000	$180.00	Gross
650 Madison Avenue New York, New York	1987	27	521,544	Carson Family Trust	January 2017 / 10.0 Yrs	4,002	$120.00	Gross
450 Park Avenue New York, New York	1972/2003	33	247,242	Banco Bradesco	December 2016 / 13.0 Yrs	21,822	$149.00	Gross
399 Park Avenue New York, New York	1961	39	1,250,000	Morgan Stanley	July 2016 / 15.0 Yrs	110,025	$108.50	Gross
9 West 57th Street New York, New York	1971	50	1,500,000	Zimmer Partners	July 2016 / 10.0 Yrs	20,100	$155.00	Gross
375 Park Avenue New York, New York	1958	38	830,009	Fried Frank	June 2016 / 6.0 Yrs	11,703	$167.00	Gross
375 Park Avenue New York, New York	1958	38	830,009	Strategic Asset Services	May 2016 / 7.0 Yrs	16,000	$165.00	Gross

(1)	Information obtained from the appraisal.

Comparable Retail Leases(1)

Property Location	Tenant Name	Lease Date/Term	Lease Area (SF)	Level	Annual Base Rent PSF	Lease Type
723 Madison Avenue New York, New York	Paule Ka	December 2016 / 10.0 Yrs	1,661	Lower, Ground, Second	(2)	Gross
650 Fifth Avenue New York, New York	Nike	December 2016 / 15.5 Yrs	69,214	Lower – Sixth	(3)	Gross
680 Madison Avenue New York, New York	Tom Ford	August 2016 / 10.0 Yrs	8,470	Ground, Second	(4)	Gross
683 Fifth Avenue New York, New York	Stuart Weitzman	June 2016 / 10.0 Yrs	1,281	Ground	$3,903.20	Gross
685 Fifth Avenue New York, New York	Coach	February 2016 / 10.0 Yrs	24,149	Lower, Ground, Mezz, Second, Third	(5)	Gross
683 Madison Avenue New York, New York	Bally’s	January 2016 / 10.0 Yrs	3,013	Ground	$1,660.00	Gross
730 Fifth Avenue New York, New York	Zegna	February 2016 / 15.0 Yrs	11,580	Lower, Ground, Mezz, Second	(6)	Gross
650 Madison Avenue New York, New York	Moncler	September 2015 / 10.0 Yrs	3,000	Ground	$1,500.00	Gross
(1)	Information obtained from the appraisal and a third party market report.

(2)	Paule Ka has a blended Annual Base Rent PSF of $874.31, which represents $50.00 per square foot on its lower level space (415 square feet), $1,600 per square foot on its ground floor space (867 square feet) and $125.00 per square foot on its second floor space (379 square feet).

(3)	Nike has a blended Annual Base Rent PSF of $479.53, which represents $50.00 per square foot on its lower level space (4,706 square feet), $3,500.00 per square foot on its ground floor space (7,008 square feet), $350.00 per square foot on its second floor space (9,500 square feet), $200.00 per square foot on its third floor space (12,000 square feet), $75.00 per square foot on its fourth floor space (12,000 square feet), $75.00 per square foot on its fifth floor space (12,000 square feet), and $75.00 per square foot on its sixth floor space (12,000 square feet).

(4)	Tom Ford has a blended Annual Base Rent PSF of $743.80, which represents $1,650.00 per square foot on its ground floor space (3,470 square feet), $115.00 per square foot on its second floor space (5,000 square feet).

(5)	Coach has a blended Annual Base Rent PSF of $869.60, which represents $150.00 per square foot on its lower level space (5,247 square feet), $3,550.00 per square foot on its ground floor space (4,627 square feet), $200.00 per square foot on its mezzanine level space (1,601 square feet), $400.00 per square foot on its second floor space (6,337 square feet) and $150.00 per square foot on its third floor space (6,337 square feet).

(6)	Zegna has a blended Annual Base Rent PSF of $621.76, which represents $150.00 per square foot on its lower level space (850 square feet), $3,515 per square foot on its ground floor space (1,600 square feet), $200.00 per square foot on its mezzanine level space (1,600 square feet) and $150.00 per square foot on its second floor space (7,530 square feet).

A-3-10

GENERAL MOTORS BUILDING

The Borrower. The borrower is 767 Fifth Partners LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the General Motors Building Whole Loan. Boston Properties Limited Partnership is the guarantor of certain nonrecourse carveouts under the General Motors Building Whole Loan.

The Borrower Sponsor. The borrower sponsors are Boston Properties Limited Partnership (“BPLP”), 767 LLC and Sungate Fifth Avenue LLC. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable square feet. New York is Boston Properties’ largest market by net operating income, generating annualized net operating income of approximately $452 million as of the first quarter 2017. For the same time period, its New York CBD portfolio was 94.3% leased at an average rental rate of $102.50 PSF.

Escrows. The General Motors Building Whole Loan documents provide for upfront escrows at origination in the amount of $107,946,183 for existing tenant improvement and leasing commissions costs (TI/LCs) and $161,161,013 for in existing gap rent and free rent obligations. At origination, BPLP provided a BPLP Guaranty in lieu of depositing $107,946,183 for existing TI/LCs and $161,161,013 in existing gap rent and free rent obligations. The loan documents do not require ongoing monthly reserve deposits for TI/LCs and replacement reserves. The General Motors Building Whole Loan documents do not require ongoing monthly deposits for real estate taxes and insurance premiums so long as (i) no event of default has occurred or is continuing; (ii) the debt service coverage ratio being at least 1.20x. During a Cash Management Sweep Period (as defined below), monthly reserves for real estate taxes and insurance (unless the General Motors Building Property is insured as part of a “blanket” policy reasonably acceptable to the lenders) equal to one-twelfth of the amount that the lenders reasonably estimate will be collected. All excess cash flow will be swept and held as additional collateral for the General Motors Building Whole Loan during a Cash Management Sweep Period and disbursed pursuant to the General Motors Building Whole Loan documents.

Lockbox and Cash Management. The General Motors Building Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs all tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of Cash Management Sweep Period, all funds are required to be distributed to the borrower. During a Cash Management Sweep Period, all rents are required to be swept to a lender-controlled cash management account.

A “Cash Management Sweep Period” will commence upon the occurrence of (i) an event of default under the General Motors Building Whole Loan documents or (ii) debt service coverage ratio (“DSCR”) being less than 1.20x at the end of any calendar quarter. A Cash Management Sweep Period will end, with respect to clause (i) upon the cure of such event of default; or, with respect to clause (ii), upon (a) the DSCR being 1.20x or greater for one calendar quarter or (b) the borrower’s delivery of (x) cash to be held as an additional reserve fund, (y) a letter of credit in accordance with the loan documents or (z) so long as BPLP’s senior unsecured credit rating “BBB” or higher by S&P and “Baa3” or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the DSCR to equal at least 1.20x for one calendar quarter.

Property Management. The General Motors Building Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the General Motors Building Property, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates and similar confirmations from each rating agency rating any securities backed by any portion of the General Motors Building Whole Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The General Motors Building Whole Loan includes the General Motors Building Junior Notes with an aggregate original principal balance of $830,000,000 that are expected to be contributed to the BXP 2017-GM transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—General Motors Building Whole Loan” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The General Motors Building Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the General Motors Building Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity and subject to a cap equal to two times the premium for the casualty coverage on a stand-alone basis.

Windstorm Insurance. The General Motors Building Whole Loan documents require windstorm insurance covering the full replacement cost of General Motors Building Property during the General Motors Building Whole Loan term. At the time of origination, the General Motors Building Property has windstorm insurance coverage.

A-3-11

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A-3-12

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A-3-13

DEL AMO FASHION CENTER

A-3-14

DEL AMO FASHION CENTER

A-3-15

DEL AMO FASHION CENTER

Los Angeles International Airport
El Segundo
Dockweiler State Beach
Inglewood
Hawthorne
Hawthorne Municipal Airport
Del Aire
Compton
Gardena
Lawndale
Alondra Park
Manhattan Beach
Manhattan Beach County Park
Hermosa Beach
Redondo Beach
Torrance
Pacific Ocean
Redondo Beach State Park
LOS ANGELES COUNTY
Carson
LOS ANGELES
Lomita
Palos Verdes Estates
Rolling Hills Estates
Rolling Hills
Rancho Palos Verdes
San Pedro
Wilmington
Terminal Island
PORT OF LOS ANGELES
Downtown Los Angeles 11 miles
Downtown Long Beach 4 miles
Del Amo Fashion Center
3525 West Carson Street
Torrance, CA 90503
Torrance Memorial Medical Center
Torrance Airport
South Bay Galleria
El Camino College
Cal. State University - Dominguez Hills
Harbor UCLA Medical Center
Los Angeles Harbor College
South Coast Botanic Garden
San Diego Fwy
Harbor Fwy
Pacific Coast Hwy
Carson St
Artesia Blvd
Hawthorne Blvd
Crenshaw Blvd

A-3-16

No. 2 – Del Amo Fashion Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association; Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$60,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$60,000,000			Location:	Torrance, CA
% of Initial Pool Balance:	5.2%			Size:	1,769,525 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$259.56
Borrower Names:	Del Amo Fashion Center Operating Company, L.L.C.; Del Amo Residual Operating Company, L.L.C.			Year Built/Renovated:	1961/2017
Borrower Sponsor:	Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.			Title Vesting:	Fee
Mortgage Rate:	3.6575%			Property Manager:	Self-managed
Note Date:	May 12, 2017			4th Most Recent Occupancy (As of)(3):	93.5% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	86.1% (12/31/2015)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of):	91.5% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of):	85.2% (5/15/2017)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	85.2% (5/15/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$28,984,156 (12/31/2014)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$35,039,436 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$51,101,092 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$53,218,707 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu; Subordinate Secured Debt
				U/W Revenues:	$81,259,520
				U/W Expenses:	$21,915,628
				U/W NOI:	$59,343,892
				U/W NCF:	$56,965,434
Escrows and Reserves(2):				U/W NOI DSCR(1):	3.48x
				U/W NCF DSCR(1):	3.34x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	12.9%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$1,155,000,000
Replacement Reserves	$0	Springing	$446,400	As-Is Appraisal Valuation Date:	April 23, 2017
TI/LC Reserve	$0	Springing	$6,465,600	Cut-off Date LTV Ratio(1):	39.8%
Other	$8,071,240	$0	NAP	LTV Ratio at Maturity or ARD(1):	39.8%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Del Amo Fashion Center Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Del Amo Fashion Center Mortgage Loan”) is part of a whole loan (the “Del Amo Fashion Center Whole Loan”) that is evidenced by 16 pari passu promissory A-notes in the aggregate original principal amount of $375,800,000, which are pari passu with each other, 16 promissory B-Notes in the aggregate original amount of $83,500,000, which are subordinate to the A-Notes and pari passu with each other (such A-Notes and B-Notes, collectively, the “Del Amo Fashion Center Senior Loan”) and twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000, which are evidenced by four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation (collectively, the “Del Amo Fashion Center Subordinate Loan”), which are secured by a first priority fee mortgage encumbering 1,769,525 square feet of a super regional mall in Torrance, California (the “Del Amo Fashion Center Property”). Promissory Notes A-2-3 and B-2-3 (contributed by Barclays Bank PLC), and A-4-3 and B-4-3 (contributed by Wells Fargo Bank, National Association), in the aggregate principal amount of $60,000,000, are from each of the A and B tranches of pari passu components that comprise the Del Amo Fashion Center Senior Loan and represent the Del Amo Fashion Center Mortgage Loan and will be included in the WFCM 2017-C38 securitization trust.

A-3-17

DEL AMO FASHION CENTER

The Del Amo Fashion Center Whole Loan was co-originated on May 12, 2017 by Wells Fargo Bank, National Association, Bank of America, N.A., Barclays Bank PLC, and Société Générale. The Del Amo Fashion Center Whole Loan had an original principal balance of $585,000,000, has an outstanding principal balance as of the Cut-off Date of $585,000,000 and accrues interest at an interest rate of 3.6575% per annum. The Del Amo Fashion Center Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the Del Amo Fashion Center Whole Loan. The Del Amo Fashion Center Whole Loan matures on June 1, 2027.

Notes A-2-3, B-2-3, A-4-3 and B-4-3, which will be contributed to the WFCM 2017-C38 Trust, had an aggregate original principal balance of $60,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 and represent a non-controlling interest in the Del Amo Fashion Center Whole Loan. The following table presents a summary of the promissory notes comprising the Del Amo Fashion Center Whole Loan. The Del Amo Fashion Center Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the DAFC 2017-AMO transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Del Amo Fashion Center Whole Loan” in the Preliminary Prospectus.

Note Summary(1)(2)

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$12,125,000	DAFC 2017-AMO(3)	Yes
A-1-2	$36,821,000	BANK 2017-BNK5(4)	No
A-1-3	$24,547,000	Bank of America, NA	No
A-1-4	$20,457,000	Bank of America, NA	No
A-2-1	$12,125,000	DAFC 2017-AMO(3)	No
A-2-2	$36,821,000	Barclays Bank PLC	No
A-2-3	$24,547,000	WFCM 2017-C38	No
A-2-4	$20,457,000	Barclays Bank PLC	No
A-3-1	$12,125,000	DAFC 2017-AMO(3)	No
A-3-2	$32,730,000	Société Générale	No
A-3-3	$28,638,000	Société Générale	No
A-3-4	$20,457,000	Société Générale	No
A-4-1	$12,125,000	DAFC 2017-AMO(3)	No
A-4-2	$36,821,000	BANK 2017-BNK5(4)	No
A-4-3	$24,547,000	WFCM 2017-C38	No
A-4-4	$20,457,000	Wells Fargo Bank, NA	No
B-1-1	$2,700,000	DAFC 2017-AMO(3)	No
B-1-2	$8,179,000	BANK 2017-BNK5(4)	No
B-1-3	$5,453,000	Bank of America, NA	No
B-1-4	$4,543,000	Bank of America, NA	No
B-2-1	$2,700,000	DAFC 2017-AMO(3)	No
B-2-2	$8,179,000	Barclays Bank PLC	No
B-2-3	$5,453,000	WFCM 2017-C38	No
B-2-4	$4,543,000	Barclays Bank PLC	No
B-3-1	$2,700,000	DAFC 2017-AMO(3)	No
B-3-2	$7,270,000	Société Générale	No
B-3-3	$6,362,000	Société Générale	No
B-3-4	$4,543,000	Société Générale	No
B-4-1	$2,700,000	DAFC 2017-AMO(3)	No
B-4-2	$8,179,000	BANK 2017-BNK5(4)	No
B-4-3	$5,453,000	WFCM 2017-C38	No
B-4-4	$4,543,000	Wells Fargo Bank, NA	No
Subordinate Loan	$125,700,000	DAFC 2017-AMO(3)	No
Total	$585,000,000
(1)	The promissory notes currently held by Wells Fargo Bank, National Association, Bank of America, N.A., Barclays Bank PLC, and Société Générale and are expected to be contributed to future securitization transactions or may be otherwise transferred at any time. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	The B-Notes are subordinate to the A-Notes.

(3)	Notes A-1-1, A-2-1, A-3-1, A-4-1, B-1-1, B-2-1, B-3-1, B-4-1 and the Subordinate Loan are expected to be contributed to the DAFC 2017-AMO transaction.

(4)	Notes A-1-2, A-4-2, B-1-2, B-4-2 are expected to be contributed to the BANK 2017-BNK5 transaction.

Following the lockout period, the borrower has the right to defease the Del Amo Fashion Center Whole Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Del Amo Fashion Center Whole Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 2, 2020.

A-3-18

DEL AMO FASHION CENTER

Sources and Uses

Sources			Uses
Original whole loan amount(1)	$585,000,000	100.0%	Loan Payoff:	$511,127,344	87.4%
			Closing Costs:	3,288,487	0.6
			Return of Equity:	70,584,168	12.1
Total Sources	$585,000,000	100.0%	Total Uses	$585,000,000	100.0%
(1)	The Del Amo Fashion Center Mortgage Loan is part of the Del Amo Fashion Center Whole Loan, which is comprised of sixteen promissory A-Notes (which are pari passu with each other) with an aggregate principal balance of $375,800,000, sixteen promissory B-Notes (which are subordinate to the A-Notes and pari passu with each other) with an aggregate principal balance of $83,500,000, and twelve subordinate mortgage notes with an aggregate principal balance of $125,700,000.

The Property. The Del Amo Fashion Center Property consists of 1,769,525 square feet of traditional mall, open air lifestyle and entertainment space which together with the non-collateral Macy’s and Sears anchors comprise the 2.51 million square feet Del Amo Fashion Center mall, the largest shopping center in the western United States. The Del Amo Fashion Center Property is located in the suburban community of Torrance, California, at the intersection of Hawthorne and Sepulveda Boulevards. Hawthorne Boulevard is a ten-lane arterial providing access to the Pacific Coast Highway to the south and I-105 to the north. Sepulveda Boulevard is an eight-lane thoroughfare that provides access between Redondo Beach and I-110.

The Del Amo Fashion Center Property is a two-level super regional mall with a diverse tenancy including large chain stores such as Dick’s Sporting Goods, H&M, XXI Forever and Crate & Barrel, restaurants including P.F. Chang’s China Bistro, Lazy Dog Cafe, Great Maple and Din Tai Fung (a Michelin-starred restaurant), entertainment options including the 18-screen AMC Theatres and Dave & Buster’s (not yet open), as well as over 100 in-line retailers and brands including 25 first-to-market brands including Arhaus Furniture, Kate Spade New York, Hugo Boss, J. Crew, Lululemon and Michael Kors. Collateral anchors include J.C. Penney and Nordstrom. The Del Amo Fashion Center Property was 85.2% leased as of May 15, 2017 to 208 retail and restaurant tenants. Included in the collateral are 11,892 parking spaces (approximately 6.7 spaces per 1,000 square feet).

The Del Amo Fashion Center Property is currently undergoing a $423 million redevelopment that started in 2013. The multi-phased project includes (i) the renovation of the north mall area and creation of the new Patio Café Dining Pavilion which opened in 2014 and includes ten eateries, seating for 700, floor to ceiling living plant walls, skylights and lounge areas with complimentary Wi-Fi, (ii) the addition of approximately 350,000 square feet of in-line shops, the Nordstrom anchor and a multi-level parking deck, delivered in 2015, (iii) the renovation of the south mall area, completed in November 2016, (iv) the construction of the Dick’s Sporting Goods store, which opened in June 2017, and additional adjacent in-line stores and renovation of neighboring in-line stores, which construction and renovation was expected to have been completed in May 2017, (v) the build-out of two restaurant pads, BRIO Tuscan Grille and EMC Seafood & Raw Bar (which is expected to be completed in 2017), and (vi) the construction of the Marshalls and Dave & Buster’s which is expected to be completed in May 2018. The remaining cost of the redevelopment has not been reserved for under the Del Amo Fashion Center Whole Loan documents and such redevelopment is not required to be completed by the Del Amo Fashion Center Borrower.

A-3-19

DEL AMO FASHION CENTER

The following table presents certain information relating to the tenancy at the Del Amo Fashion Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB-	423,307		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CC/Caa2/CCC+	313,495

Anchor Tenants
J.C. Penney	B+/B1/B+	163,346	9.2%	$2.80	$457,325	0.9%	$129	N/A	12/31/2018
Nordstrom	BBB+/Baa1/BBB+	138,000	7.8%	$0(4)	$0(4)	0.0%(4)	$373	N/A	2/28/2031
AMC Theaters	NR/B1/NR	76,800	4.3%	$39.93	$3,066,624	6.1%	$961,500(6)	17.7%	9/30/2021
Total Anchor Tenants		378,146	21.4%	$14.67(5)	$3,523,949	7.0%

Major Tenants
LA Fitness	NR/NR/NR	47,137	2.7%	$38.02	$1,792,237	3.6%	N/A	N/A	1/31/2022
Dave & Buster’s(7)	NR/NR/NR	42,336	2.4%	$34.00	$1,439,424	2.9%	N/A	N/A	4/30/2033
Dick’s Sporting Goods	NR/NR/NR	83,210	4.7%	$16.25	$1,352,163	2.7%	N/A	N/A	4/30/2027
H&M	NR/NR/NR	25,086	1.4%	$42.90	$1,076,189	2.1%	N/A	N/A	1/31/2026
Zara	NR/NR/NR	26,802	1.5%	$39.20	$1,050,625	2.1%	$328	12.0%	10/31/2027
Burlington Coat Factory	NR/NR/NR	60,000	3.4%	$14.00	$840,000	1.7%	N/A	N/A	1/31/2025(8)
Marshalls(7)	NR/A2/A+	30,716	1.7%	$24.50	$752,542	1.5%	N/A	N/A	2/29/2028
Express	NR/NR/NR	11,208	0.6%	$66.19	$741,858	1.5%	N/A	N/A	1/31/2026
Old Navy	BB+/Baa2/BB+	17,990	1.0%	$39.62	$712,799	1.4%	$433	9.7%	1/31/2024
XXI Forever	NR/NR/NR	20,217	1.1%	$35.00	$707,595	1.4%	$377	13.4%	1/31/2018
Total Major Tenants		364,702	20.6%	$28.70	10,465,431	20.8%

Non-Major Tenants(9)		764,810	43.2%	$47.61	$36,415,851	72.2%

Occupied Collateral Total		1,507,658	85.2%	$33.43	$50,405,231	100.0%

Vacant Space		261,867	14.8%

Collateral Total		1,769,525	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 1, 2018.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending March 31, 2017 for Old Navy and XXI Forever, and 2016 for all other tenants.

(4)	Nordstrom opened in October 2015 and does not pay base rent but pays percentage rent equivalent to 2% of sales over a $60.0 million breakpoint.

(5)	The Total Anchor Tenants Annual U/W Base Rent PSF excludes Nordstrom square footage. Including Nordstrom, the Annual U/W Base Rent PSF is $9.32.

(6)	Most Recent Sales PSF represents Sales per screen, based on 18 screens.

(7)	Dave & Buster’s and Marshalls have executed leases with expected May 2018 commencement dates. The Del Amo Fashion Center Whole Loan guarantor has signed a ten-year master lease which provides for the annual rent obligations for these tenants.

(8)	Burlington Coat Factory has the option to terminate its lease at any time upon at least 270 days’ prior written notice.

(9)	Non-Major Tenants includes eleven tenants (2.1% of NRA and 3.4% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018).

As of the trailing-twelve-month period ended March 31, 2017, the Del Amo Fashion Center Property had total comparable in-line sales of $124.3 million, with average in-line sales of $611 PSF and an occupancy cost of 13.7%. While the renovations and redevelopment have been ongoing at the Del Amo Fashion Center Property since 2013, in-line sales per square foot have grown from $441 per square foot to $611 per square foot, representing a 39% increase from 2013 to the trailing twelve month period ended March 31, 2017.

The following table presents a summary of historical comparable in-line sales at the Del Amo Fashion Center Property following table presents certain information relating to the historical anchor sales at the Del Amo Fashion Center Property:

Comparable In-Line Sales Summary(1)

	2013	2014	2015	2016	3/31/2017 TTM
In-Line Sales PSF	$441	$449	$499	$560	$611
Occupancy Cost	14.3%	14.7%	15.9%	14.4%	13.7%
(1)	Information as provided by the borrower sponsor and only include tenants reporting comparable sales.

A-3-20

DEL AMO FASHION CENTER

The following table presents certain information relating to the historical anchor sales at the Del Amo Fashion Center Property:

Anchor Sales Summary

Tenant Name	2014	2015	2016	Sales PSF(1)
Macy’s (non-collateral)(2)(3)	$75,100,000	$62,000,000	$73,895,000	$175
Sears (non-collateral) (2)(4)	$32,500,000	$30,200,000	NAV(5)	$96
Nordstrom(6)	NAV	NAV	$51,480,000	$373
J.C. Penney	$23,689,000	$24,372,000	$21,061,000	$129
AMC Theaters(7)	$17,979,000	$18,114,000	$17,307,000	$961,500
(1)	Sales (PSF) reflects most recent year-end sales figures available.

(2)	Sales figures reflect estimates for non-collateral anchors.

(3)	Macy’s currently operates two stores at the Del Amo Fashion Center Property, totaling 423,307 square feet. Sales figures are representative of both stores. 2014 sales represent three Macy’s stores.

(4)	Sears occupies 313,495 square feet, with approximately two levels being used for merchandizing and one level being used for office space. When excluding the office space, the adjusted estimated Sales PSF are approximately $144 per square feet.

(5)	2016 sales data not yet available.

(6)	Nordstrom opened in October 2015.

(7)	AMC Theaters Sales PSF reflects sales per screen, based on 18 screens.

The following table presents certain information relating to the lease rollover schedule at the Del Amo Fashion Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM/2017	8	26,342	1.5%	26,342	1.5%	$1,040,552	2.1%	$39.50
2018	11	204,233	11.5%	230,575	13.0%	$2,054,097	4.1%	$10.06
2019	16	45,696	2.6%	276,271	15.6%	$2,051,118	4.1%	$44.89
2020	12	88,993	5.0%	365,264	20.6%	$2,174,566	4.3%	$24.44
2021	10	115,598	6.5%	480,862	27.2%	$4,593,303	9.1%	$39.74
2022	11	67,982	3.8%	548,844	31.0%	$3,243,680	6.4%	$47.71
2023	4	75,763	4.3%	624,607	35.3%	$1,365,309	2.7%	$18.02
2024	17	51,974	2.9%	676,581	38.2%	$3,595,680	7.1%	$69.18
2025	44	176,862	10.0%	853,443	48.2%	$8,913,244	17.7%	$50.40
2026	56	222,472	12.6%	1,075,915	60.8%	$11,548,229	22.9%	$51.91
2027	22	202,821	11.5%	1,278,736	72.3%	$6,772,847	13.4%	$33.39
Thereafter	6	228,922	12.9%	1,507,658	85.2%	$3,052,606	6.1%	$13.33
Vacant	0	261,867	14.8%	1,769,525	100.0%	$0	0.0%	$0.00
Total/Weighted Average	217	1,769,525	100.0%			$50,405,231	100.0%	$33.43
(1)	Information obtained from the underwritten rent roll and includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Del Amo Fashion Center Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	5/15/2017(2)(3)
93.5%	86.1%	91.5%	85.2%
(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	The May 15, 2017 underwritten rent roll includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

A-3-21

DEL AMO FASHION CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Del Amo Fashion Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$29,467,993	$33,241,859	$45,831,077	$46,804,573	$51,545,895	63.4%	$29.13
Grossed Up Vacant Space(2)	0	0	0	0	11,430,694	14.1	6.46
Total Reimbursables	12,142,979	15,224,540	25,514,526	26,374,801	25,211,150	31.0	14.25
Specialty Leasing Income(3)	1,960,645	2,348,117	3,373,175	3,266,342	3,366,899	4.1	1.90
Other Income(4)	584,173	964,983	1,396,597	1,359,783	1,135,576	1.4	0.64
Less Vacancy & Credit Loss	(316,274)	(134,368)	(441,700)	(630,344)	(11,430,694)	(-14.1)	(6.46)
Effective Gross Income	$43,839,516	$51,645,131	$75,673,675	$77,175,155	$81,259,520	100.0%	$45.92
Total Operating Expenses	$14,855,360	$16,605,695	$24,572,583	$23,956,448	$21,915,628	27.0%	$12.39

Net Operating Income	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$59,343,892	73.0%	$33.54
Capital Expenditures	0	0	0	0	223,460	0.3	0.13
TI/LC	0	0	0	0	2,154,999	2.7	1.22
Net Cash Flow	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$56,965,434	70.1%	$32.19

NOI DSCR(5)	1.70x	2.06x	3.00x	3.12x	3.48x
NCF DSCR(5)	1.70x	2.06x	3.00x	3.12x	3.34x
NOI DY(5)	6.3%	7.6%	11.1%	11.6%	12.9%
NCF DY(5)	6.3%	7.6%	11.1%	11.6%	12.4%
(1)	U/W Base Rent includes contractual rent steps through July 1, 2018.

(2)	Grossed up vacant space includes gross-up rent and recoveries.

(3)	Specialty leasing income includes income from temporary rental of available in-line space, kiosks, and carts as well as miscellaneous sources such as special events.

(4)	Other income includes income from storage, stroller rentals, ATMs and other miscellaneous rental income.

(5)	Debt service coverage ratios and debt yields are based on the Del Amo Fashion Center Senior Loan and exclude the Del Amo Fashion Center Subordinate Loan.

Appraisal. As of the appraisal valuation date of April 23, 2017, the Del Amo Fashion Center Property had an “as-is” appraised value of $1,155,000,000. The appraiser also concluded to an “as-stabilized” value of $1,255,000,000 as of May 1, 2019, which equates to an “as-stabilized” loan-to-value-ratio of 36.6%.

Environmental Matters. According to a Phase I environmental site assessment dated April 17, 2017, there was no evidence of any recognized environmental conditions at the Del Amo Fashion Center Property.

Market Overview and Competition. The Del Amo Fashion Center Property is located in Torrance, California, in the coastal area of Los Angeles’ South Bay. Family-friendly destinations such as Disneyland Resort and Santa Catalina Island as well as the numerous local beaches provide tourist attractions within a short distance of Torrance. Torrance is also the U.S. home base for the Japanese corporations Honda, Mitsuwa and All Nippon Airways, as well as Honeywell and Robinson Helicopters.

According to the appraisal, the Del Amo Fashion Center Property is located within 4.5 miles of the Kings Harbor Marina, within 10.5 miles of the Los Angeles Airport (LAX), in close proximity to I-110 and I-405, and near high income demographic areas including Palos Verdes Peninsula, Redondo Beach, Hermosa and Manhattan Beach. Demographics surrounding the Del Amo Fashion Center Property include a 5-mile radius population of 504,851 with an average household income of $112,287 as of December 2016.

The Del Amo Fashion Center Property is located in the South Bay/Torrance submarket of Los Angeles, which as of year-end 2016 contained 6,154,000 square feet (9.1% of the broader Los Angeles retail market inventory) with a vacancy rate of 3.9% and average asking rents of $35.43 per square foot, as compared to the Los Angeles retail market which had a vacancy rate of 6.2% and average asking rents of $32.00 per square foot. According to the appraisal, there is no proposed new competitive supply within the submarket and none of the proposed supply within the broader Los Angeles market would be competitive with the Del Amo Fashion Center Property.

A-3-22

DEL AMO FASHION CENTER

The following table presents certain information relating to comparable properties to the Del Amo Fashion Center Property:

Competitive Set(1)

	Del Amo Fashion Center (Subject)	South Bay Galleria	Promenade on the Peninsula	Manhattan Village	South Bay Pavilion
Location	Torrance, CA	Redondo Beach, CA	Rancho Palos Verdes, CA	Manhattan Beach, CA	Carson, CA
Distance from Subject	--	3.5 miles	5.4 miles	7.5 miles	8.5 miles
Property Type	Super-Regional Mall	Super-Regional Mall	Regional Center	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1961/2017	1984/2014	1981/NAP	1981/NAP	1973/NAP
Anchors	Macy’s (non-collateral), Sears (non-collateral), Nordstrom, J.C. Penney	Macy’s, Kohl’s, Cinemas	Equinox Fitness, Cinemas	Macy’s, Fry’s Electronics, Ralph’s/CVS	J.C. Penney, Target, IKEA, 24-Hour Fitness, Cinemas
Total GLA	1,769,525 SF	960,200 SF	374,186 SF	620,008 SF	1,016,554 SF
Total Occupancy	85.2%(2)	84.9%	80.6%	99.4%	82.2%
(1)	Information obtained from the appraisal.

(2)	As of May 15, 2017 which includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent. See “Cash Flow Analysis” section.

The Borrowers. The borrowers are Del Amo Fashion Center Operating Company, L.L.C. and Del Amo Residual Operating Company, L.L.C. (the “Del Amo Fashion Center Borrowers”), a Delaware limited liability company and single-purpose entity with at least two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Del Amo Fashion Center Whole Loan. Simon Property Group, L.P. is the non-recourse carveout guarantor. The Del Amo Fashion Center Whole Loan will be recourse to the guarantor pursuant to standard non-recourse carveouts, however, the non-recourse carveout guaranty and the environmental indemnity agreement provide that so long as Simon Property Group, L.P. is the guarantor (or SPF (as defined below) or certain affiliates of SPF should it be a replacement guarantor), its liability may not exceed $117,000,000 plus all reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The Borrower Sponsor. The sponsor is a 50/50 joint venture between subsidiaries of Simon Property Group, L.P. and Commingled Pension Trust Fund (Strategic Property) of J.P. Morgan Chase Bank, N.A. (“SPF”).

Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”) (NYSE: SPG, rated A3/A by Moody’s and S&P). Simon is a publicly-traded, self-administered and self-managed real estate investment trust focused on retail property ownership and management. Simon is one of the largest publicly-traded owners, operators and developers of retail assets in the United States. As of March 31, 2017, Simon owned or had an interest in 206 properties consisting of 108 malls, 67 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and thirteen other retail properties in 37 states and Puerto Rico, as well as redevelopment and expansion projects underway at 25 properties in the United States, Canada and Europe. Simon has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

SPF is a JPMorgan Asset Management fund with a reported net asset value of approximately $30.9 billion and a gross asset value of approximately $41.7 billion as of March 31, 2017. SPF’s investment portfolio focuses on office, retail, residential and industrial investments.

Escrows. No upfront escrows were collected at origination.

During either an event of default or a DSCR Reserve Trigger Period (as defined below), the Del Amo Fashion Center Borrowers are required to deposit monthly escrows for real estate taxes, insurance premiums (unless the Del Amo Fashion Center Property is insured under an acceptable blanket insurance policy), $18,600 for replacement reserves, capped at $446,400, and $179,600 for tenant improvement and leasing commissions, capped at $6,465,600. The Del Amo Fashion Center Borrowers will additionally be required to deposit monthly escrows for real estate taxes if the Del Amo Fashion Center Borrowers fail to provide evidence that the real estate taxes have been paid prior to the assessment of any penalty for late charges.

At loan origination, the Del Amo Fashion Center Whole Loan guarantor provided guarantees in the amount of $7,242,346 for outstanding landlord obligations relating to fourteen tenants and $828,894 for abated rent periods relating to eleven tenants which continue through as late as February 1, 2018.

A “DSCR Reserve Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.50x for two consecutive quarters based on the trailing four quarters and will end (provided no event of default has occurred and is continuing) upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.50x for two consecutive quarters based on the trailing four quarters.

A-3-23

DEL AMO FASHION CENTER

Lockbox and Cash Management. The Del Amo Fashion Center Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay all rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within two business day of receipt. Upon the occurrence of a Lockbox Event (as defined below), the Del Amo Fashion Center Borrowers are required to establish a lender-controlled cash management account to which all amounts in the lockbox account are required to be automatically transferred weekly for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the Del Amo Fashion Center Whole Loan until the Lockbox Event ends.

A “Lockbox Event” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Del Amo Fashion Center Borrowers, (iii) a bankruptcy action involving Simon Management Associates II, LLC (or a borrower-affiliated manager) without the manager being replaced within 60 days, (iv) a DSCR Trigger Period, or (v) a Nordstrom Trigger Event (as defined below).

A Lockbox Event will end, provided no event of default is continuing, upon, as applicable, (i) the lender’s acceptance of a cure of the event of default, (ii) Simon Management Associates II, LLC (or a borrower-affiliated manager) being replaced with a qualified manager or the bankruptcy involving the manager being discharged or dismissed, (iii) the end of a DSCR Trigger Period, or (iv) the end of a Nordstrom Trigger Event. A Lockbox Event may not be cured if triggered by a bankruptcy action of the Del Amo Fashion Center Borrowers.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.40x for two consecutive quarters based on the trailing four quarters and will end upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.40x for two consecutive quarters based on the trailing four quarters.

A “Nordstrom Trigger Event” will occur upon Nordstrom (i) vacating or terminating or giving notice to vacate or terminate its lease or (ii) commencing to exercise remedies pursuant to its lease in connection with the Del Amo Fashion Center Borrowers’ failure to complete the removal of the former TJ Maxx/Marshalls space from the Del Amo Fashion Center Property, and will end upon the earlier of (i) at least 75% of Nordstrom’s leased space being re-leased to one or more replacement tenants, which tenant(s) are in occupancy, open for business and paying full unabated rent with no outstanding landlord obligations, or (ii) the balance collected to the excess cash flow reserve during the Nordstrom Trigger Event being equal to or greater than $1,380,000.

Property Management. The Del Amo Fashion Center Property is managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the Del Amo Fashion Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Del Amo Fashion Center Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the previous seven years and there is no material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receives rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating agency rating any securities backed by any of the Del Amo Fashion Center Companion Loans with respect to the ratings of such securities.

Partial Release. The borrowers are permitted to release certain unimproved, non-incoming producing parcels of the Del Amo Fashion Center Property, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the proposed release not having a material adverse effect on property value, the borrowers’ business operations or financial condition, or borrowers’ ability to repay the Del Amo Fashion Center Whole Loan; (iii) a borrower certificate that such release will not violate any major lease or reciprocal easement-related provisions; and (iv) an opinion of counsel a that the REMIC trust will not fail to maintain its REMIC status due to the unimproved property free release, among other things.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Del Amo Fashion Center Whole Loan includes twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000 that are expected to be contributed to the DAFC 2017-AMO transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Del Amo Fashion Center Whole Loan” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Del Amo Fashion Center Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365-day extended period of indemnity. Should the policy contain an exclusion for acts of terrorism, the loan documents require the borrower to obtain to the extent available a stand-alone policy providing the same coverage as previously in place prior to the exclusion, with a premium cap of two times the then current annual insurance premiums for the policy insuring the Del Amo Fashion Center Property only (excluding the wind, flood and earthquake components of the premiums) on a stand-alone basis, with a deductible no greater than $5,000,000.

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A-3-25

245 PARK AVENUE

245 Park Avenue
Radio City Music Hall
Rockefeller Center
Chrysler Building

A-3-26

245 PARK AVENUE

A-3-27

245 PARK AVENUE

245 Park Avenue
245 Park Avenue
New York, NY 10167
MANHATTAN
Upper East Side
Midtown
East Side
Murray Hill
Kips Bay
CENTRAL PARK
East River
Roosevelt Island
UNITED NATIONS
ROCKEFELLER CENTER
Bryant Park
TIMES SQUARE
HERALD SQUARE
Midtown Tunnel
FDR Drive
LONG ISLAND RAILROAD
FERRY TO LONG ISLAND CITY
St. Vartan's Park
NYU Medical Center
MetLife Building
GRAND CENTRAL TERMINAL
Chrysler Building
Empire State Building
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen

A-3-28

No. 3 – 245 Park Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$55,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$55,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.8%			Size(5):	1,779,515 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1)(5):	$606.91
Borrower Names:	245 Park Avenue Property LLC			Year Built/Renovated:	1965/2006
Borrower Sponsor:	HNA Group			Title Vesting:	Fee
Mortgage Rate:	3.66940%			Property Manager:	Brookfield Properties Management LLC
Note Date:	May 5, 2017			4th Most Recent Occupancy (As of)(6):	93.6% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(6):	93.6% (12/31/2014)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of)(6):	93.6% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(6):	95.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(6)(7):	91.2% (2/28/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(8):	$98,558,306 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(8):	$102,667,705 (12/31/2015)
Call Protection(2):	L(25),D(91),O(4)			2nd Most Recent NOI (As of)(8):	$106,715,962 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(8):	$107,676,675 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Subordinate Secured; Mezzanine
				U/W Revenues:	$177,756,680
				U/W Expenses:	$62,448,738
				U/W NOI(8):	$115,307,942
Escrows and Reserves(4):				U/W NCF:	$109,564,903
				U/W NOI DSCR(1):	2.87x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.73x
Taxes	$0	$3,878,518	NAP	U/W NOI Debt Yield(1):	10.7%
Insurance	$227,000	$113,500	NAP	U/W NCF Debt Yield(1):	10.1%
Replacement Reserves	$47,738	$47,738	NAP	As-Is Appraised Value:	$2,210,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2017
Outstanding TI/LC Reserve	$10,298,441	$0	NAP	Cut-off Date LTV Ratio(1):	48.9%
MIO Partners Free Rent Reserve	$1,133,167	$0	NAP	LTV Ratio at Maturity or ARD(1):	48.9%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 245 Park Avenue Senior Notes only. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the 245 Park Avenue Whole Loan, including the 245 Park Avenue Subordinate Companion Notes, are 54.3%, 2.45x and 9.6%, respectively.

(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of July 1, 2017. Defeasance of the full $1.2 billion 245 Park Avenue Whole Loan is permitted at any time after the earlier to occur of (i) July 1, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	Size and Cut-off Date Balance Per SF represent the remeasured net rentable area of 1,779,515 in accordance with current industry standards, which is the basis for the square footage in future leasing. The 245 Park Avenue Property’s contractual square footage is 1,723,993 square feet as leased.

(6)	See “Historical Occupancy” section.

(7)	Occupancy is calculated based on the remeasured net rentable area of 1,779,515 square feet.

(8)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “245 Park Avenue Mortgage Loan”) is part of a whole loan (the “245 Park Avenue Whole Loan”) evidenced by 20 senior pari passu notes (the “245 Park Avenue Senior Notes”) and five subordinate notes (the “245 Park Avenue Subordinate Companion Notes”), secured by the fee interest in a 44-story office building located on Park Avenue between 46th and 47th streets in Manhattan, New York (the “245 Park Avenue Property”). On May 5, 2017, the 245 Park Avenue Whole Loan was co-originated by Barclays Bank PLC, JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Deutsche Bank AG, New York Branch and Société Générale. The 245 Park Avenue Whole Loan had an original principal balance of $1,200,000,000, has an outstanding principal balance as of the Cut-off Date of $1,200,000,000 and accrues interest at an interest rate of 3.66940% per annum. The 245 Park Avenue Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the 245 Park Avenue Whole Loan. The 245 Park Avenue Whole Loan matures on June 1, 2027.

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245 PARK AVENUE

Note A-2-E-1, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and represents a non-controlling interest in the 245 Park Avenue Whole Loan. Five pari passu notes (Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D and Note A-1-E) and five subordinate notes (Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5) with an aggregate original principal balance of $500,000,000 were contributed to the 245 Park Avenue Trust 2017-245P. Note A-1-A represents the controlling interest in the 245 Park Avenue Whole Loan. The non-controlling Note A-2-A-1, which had an original principal balance of $98,000,000, is expected to be contributed to the JPMCC 2017-JP6 Trust. The non-controlling Notes A-2-A-2 and A-2-C-1-A, which had an aggregate original principal balance of $93,750,000, are expected to be contributed to the DBJPM 2017-C6 Trust. The non-controlling Note A-2-B-1, which had an original principal balance of $80,000,000, is expected to be contributed to the CSAIL 2017-C8 Trust. The remaining non-controlling notes, which had an aggregate original principal balance of $373,250,000, are expected to be contributed to future securitization trusts. Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2, A-2-B-3, A-2-C-1-A, A-2-C-1-B, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3, A-2-E-2, B-1, B-2, B-3, B-4 and B-5 collectively constitute the “245 Park Avenue Companion Loans”). The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—Non-Serviced AB Whole Loans—245 Park Avenue Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Following the lockout period, on any date before March 1, 2027, the borrower has the right to defease the 245 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 245 Park Avenue South Whole Loan note to be securitized or (ii) July 1, 2020. The 245 Park Avenue Whole Loan is prepayable without penalty on or after March 1, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$1,200,000,000	52.4%	Purchase price	$2,210,000,000	96.4%
Mezzanine Loan A	236,500,000	10.3	Closing costs	70,356,233	3.1
Mezzanine Loan B	221,000,000	9.6	Reserves	11,706,346	0.5
Mezzanine Loan C	110,500,000	4.8
Sponsor cash equity	524,062,579	22.9
Total Sources	$2,292,062,579	100.0%	Total Uses	$2,292,062,579	100.0%

The Property. The 245 Park Avenue Property is a 44-story, 1,779,515 square foot, Class A office building located on Park Avenue in Manhattan, New York, between 46th and 47th Streets. The 44 stories comprise 42 office floors, 57,799 remeasured square feet of retail space and 1,580 remeasured square feet of lobby retail space. The 245 Park Avenue Property is one of 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property is located in the Park Avenue office submarket, adjacent to Grand Central Terminal and within half a mile of 5th Avenue, Rockefeller Center, Radio City Music Hall, St. Patrick’s Cathedral and the Museum of Modern Art. According to the appraisal, Park Avenue is considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Terminal and other amenities. As of February 28, 2017, the 245 Park Avenue Property was 91.2% leased to 19 tenants based on remeasured net rentable area. From 2007 to 2016, the 245 Park Avenue Property has demonstrated an average occupancy of 95.0%.

As of February 28, 2017, 65.1% of the 245 Park Avenue Property’s annual in-place base rent was attributed to investment grade tenants. The 245 Park Avenue Property serves as the U.S. headquarters for Société Générale (33.3% of remeasured net rentable area, rated A2 and A by Moody’s and S&P, respectively). The 245 Park Avenue Property also features other investment grade and institutional tenants including JPMorgan Chase Bank, National Association (“JPMorgan Chase”) (13.4% of remeasured net rentable

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area, rated Aa3, A+ and AA- by Moody’s, S&P and Fitch, respectively), Major League Baseball (“MLB”) (12.6% of remeasured net rentable area), Angelo Gordon (6.4% of remeasured net rentable area) and Rabobank (6.3% of remeasured net rentable area, rated Aa2, A+, AA- by Moody’s, S&P and Fitch, respectively).

The 245 Park Avenue Property’s largest tenant is Société Générale, a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its United States headquarters and leases 33.3% of the remeasured net rentable area through October 2032 across 12 floors. In 2010, Société Générale executed a sublease from JPMorgan Chase for 562,347 contractual square feet through October 31, 2022. Furthermore, in 2010, Société Générale executed a 10-year direct lease with the prior owner of the 245 Park Avenue Property for 593,344 remeasured square feet, which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013. As of December 31, 2016, Société Générale had offices in 66 countries, employed approximately 145,700 people and served approximately 31 million customers. The second largest tenant, JPMorgan Chase , leases 13.4% of the remeasured net rentable area through October 2022. The JPMorgan Chase space does not include the space subleased to Société Générale because Société Générale has executed a direct lease for such space, which commences November 1, 2022. Of the 225,438 contractual square feet of JPMorgan Chase space, 189,686 contractual square feet is subleased through October 30, 2022. This includes 90,556 contractual square feet to Houlihan Lokey Inc., 49,133 contractual square feet to The Nemec Agency, 34,058 contractual square feet to Pierpont Capital Holdings LLC and 15,939 contractual square feet to JLL. The third largest tenant is MLB, who is headquartered at the 245 Park Avenue Property and leases 12.6% of the remeasured net rentable area through October 2022. MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022.

The following table presents certain information relating to the tenancy at the 245 Park Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF(2)	% of NRSF(2)	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Société Générale(4)	NR/A2/A	593,344	33.3%	$61.50	$34,584,340	27.4%	10/31/2032(5)
JPMorgan Chase(4)(6)	AA-/Aa3/A+	237,781	13.4%	$52.42	$11,817,255	9.4%	10/31/2022
MLB(7)	NR/NR/NR	224,477	12.6%	$124.75	$27,515,096	21.8%	10/31/2022
Angelo Gordon	NR/NR/NR	113,408	6.4%	$81.00	$9,185,805	7.3%	5/31/2026
Rabobank	AA-/Aa2/A+	112,662	6.3%	$138.00	$15,132,666	12.0%	9/30/2026
Total Major Tenants		1,281,672	72.0%	$79.77	$98,235,162	77.9%

Non-Major Tenants		341,270	19.2%	$82.51	$27,942,337	22.1%

Occupied Collateral Total		1,622,942	91.2%	$80.36	$126,177,500	100.0%

Vacant Space		156,573	8.8%

Collateral Total		1,779,515	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on remeasured net rentable square feet of 1,779,515.

(3)	Based on 1,723,993 contractual square feet.

(4)	JPMorgan Chase subleases 562,347 contractual square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured square feet, which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual square feet to Brunswick Group and 36,425 square feet to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase’s direct lease.

(5)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the borrower.

(6)	The JPMorgan Chase space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease, which begins November 1, 2022. Of the 225,438 contractual square feet of the JPMorgan Chase space, 189,686 contractual square feet is subleased through October 30, 2022 to the following tenants: Houlihan Lokey Inc. (90,556 contractual square feet), The Nemec Agency (49,133 contractual square feet), Pierpont Capital Holdings LLC (34,058 contractual square feet) and JLL (15,939 contractual square feet). The JPMorgan Chase space includes 17,813 contractual square feet of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase in the table above are based on its direct lease. JPMorgan Chase may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(7)	MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022. The terms shown for MLB in the table above are based on its direct lease.

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The following table presents certain information relating to the lease rollover schedule at the 245 Park Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(3)	% of Total NRSF(3)	Cumulative Expiring NRSF(3)	Cumulative % of Total NRSF(3)	Annual U/W Base Rent(3)	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	2	13,352	0.8%	13,352	0.8%	$1,282,100	1.0%	$96.02
2019	0	0	0.0%	13,352	0.8%	$0	0.0%	$0.00
2020	1	22,502	1.3%	35,854	2.1%	$1,597,404	1.3%	$70.99
2021	1	38,382	2.2%	74,236	4.3%	$3,224,088	2.6%	$84.00
2022(4)	6	505,781	29.3%	580,017	33.6%	$45,017,995	35.7%	$89.01
2023	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2024	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2025	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2026	6	376,592	21.8%	956,609	55.5%	$36,765,311	29.1%	$97.63
2027	1	10,538	0.6%	967,147	56.1%	$937,882	0.7%	$89.00
Thereafter(5)	2	602,931	35.0%	1,570,078	91.1%	$37,352,719	29.6%	$61.95
Vacant	0	153,915	8.9%	1,723,993	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	1,723,993	100.0%			$126,177,500	100.0%	$80.36(6)

(1)	Information obtained from the underwritten rent roll and includes rent steps through April 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Based on 1,723,993 contractual square feet.

(4)	JPMorgan Chase subleases 562,347 square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022, for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is reflected as 2032 in the table above.

(5)	Thereafter includes 2,661 square feet of building office space.

(6)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 245 Park Avenue Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)(2)	2/28/2017(2)(3)(4)
93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from year-end 2016 to February 28, 2017 is a result of the 245 Park Avenue Property being remeasured in accordance with current industry standards.

(3)	Information obtained from the underwritten rent roll.

(4)	Occupancy as of February 28, 2017 includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners, which have executed leases but have not yet taken occupancy.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 245 Park Avenue Property:

Cash Flow Analysis

	2014(1)	2015(1)(2)	2016(2)	TTM 3/31/2017(3)	U/W(3)	% of U/W Effective Gross Income	U/W $ per SF(4)
Base Rent	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	71.0%	$73.19
Grossed Up Vacant Space	0	0	0	0	16,425,575	9.2	9.53
Rent Steps	0	0	0	0	10,341,838	5.8	6.00
Total Reimbursables(5)	31,667,499	34,635,748	37,032,022	37,903,249	40,918,609	23.0	23.73
Other Income(6)	488,183	704,333	1,901,893	1,888,513	318,732	0.2	0.18
Less Vacancy & Credit Loss	0	0	0	0	(16,425,575)	(9.2)	(9.53)
Effective Gross Income	$150,892,259	$160,661,056	$167,638,950	$168,887,445	177,756,680	100.0%	$103.11

Total Operating Expenses	$52,333,953	$57,993,351	$60,922,988	$61,210,770	$62,448,738	35.1%	$36.22

Net Operating Income	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$115,307,942	64.9%	$66.88
TI/LC	0	0	0	0	5,191,362	2.9	3.01
Capital Expenditures	0	0	0	0	551,678	0.3	0.32
Net Cash Flow	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$109,564,903	61.6%	$63.55

NOI DSCR(7)	2.44x	2.54x	2.64x	2.67x	2.85x
NCF DSCR(7)	2.44x	2.54x	2.64x	2.67x	2.71x
NOI DY(7)	9.1%	9.5%	9.9%	10.0%	10.7%
NCF DY(7)	9.1%	9.5%	9.9%	10.0%	10.1%

(1)	The increase in Net Operating Income from 2014 to 2015 is primarily due to contractual rent increases resulting in an increase in the weighted average base rent per square foot from approximately $68.87 to approximately $72.69 per square foot.

(2)	The increase in Net Operating Income from 2015 to 2016 is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in the weighted average base rent per square foot from approximately $72.69 to approximately $74.66 per square foot.

(3)	The increase in Effective Gross Income from TTM 3/31/2017 to Underwritten is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Case base rent of $61.50 per square foot through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 per square foot through the remainder of the loan term.

(4)	U/W $ per SF is based on the 1,723,993 contractual square feet.

(5)	Total Reimbursables are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase lease. Upon the commencement of the Société Générale’s direct modified gross lease in October 2022, the tenant will reimburse expenses over a base year of 2013.

(6)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(7)	Debt service coverage ratios and debt yields are based on the 245 Park Avenue Senior Notes.

Appraisal. As of the appraisal valuation date of April 1, 2017, the 245 Park Avenue Property had an “as-is” appraised value of $2,210,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 19, 2017 there was no evidence of any recognized environmental conditions at the 245 Park Avenue Property.

Market Overview and Competition. The 245 Park Avenue Property is located in the Park Avenue submarket of the Plaza District in Midtown Manhattan and adjacent to Grand Central Terminal. Midtown Manhattan is home to numerous national and multinational corporations, such as Bloomberg L.P., BlackRock, the Blackstone Group, Colgate-Palmolive, JPMorgan Chase and NBC. The surrounding area has a number of luxury hotels, including The Waldorf Astoria, The Four Seasons and the New York Palace as well as Michelin starred restaurants such as Aquavit, The Modern and Le Bernardin.

As of the fourth quarter of 2016, the Park Avenue office submarket had approximately 21.8 million square feet of office inventory, direct weighted average Class A asking rents of $102.15 per square foot and a vacancy rate of 10.5%. The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 per square foot to $125.00 per square foot, which is in-line with the 245 Park Avenue Property. The comparable buildings had a weighted average occupancy of 97.0%. The 245 Park Avenue Property’s weighted average in place office rent of $80.72 per square foot is approximately $14.58 per square foot lower than the appraiser’s concluded weighted average in place market rent of $95.30 per square foot.

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The following table presents certain information relating to comparable leases to the 245 Park Avenue Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Floor	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
277 Park Avenue New York, NY	1964/2001	50	50th	1,529,945	0.1 miles	Visa	April 2016 / 10 Yrs	24,618	$116.00	Gross
280 Park Avenue New York, NY	1962/1968	35/43	40th	1,283,145	0.1 miles	Orix USA Corporation	March 2017 / 10 Yrs	20,123	$110.00	Gross
520 Madison Avenue New York, NY	1982	43	36 - 37	849,600	0.5 miles	CIC Union Europeene International et Cie	January 2017 / 15 Yrs	46,822	$127.00	Gross
1177 Avenue of the Americas New York, NY	1992	50	22 - 30	960,050	0.5 miles	Kramer Levin Naftalis & Frankel LLP	March 2017 / 15 Yrs	219,000	$80.00	Gross
280 Park Avenue New York, NY	1962/1968	35/43	27th	1,283,145	0.1 miles	Wells Fargo	February 2017 / 10 Yrs	49,316	$110.00	Gross
237 Park Avenue New York, NY	1981	21	19 – 20	1,142,196	0.1 miles	Permanent Mission of Canada to the UN	September 2016 / 15 Yrs	77,873	$79.00	Gross
599 Lexington Avenue New York, NY	1986	47	17 – 18	955,274	0.3 miles	Vroom	February 2017 / 11 Yrs	31,337	$85.00	Gross

90 Park Avenue New York, NY	1964	41	12 – 15	785,000	0.5 miles	Alston & Bird	May 2016 / 10 Yrs	122,000	$80.00	Gross

75 Rockefeller Plaza New York, NY	1947/2016	32	GL, 2-5	635,917	0.5 miles	Merrill Lynch Wealth Management	June 2016 / 15 Yrs	124,063	$82.50	Gross

399 Park Avenue New York, NY	1961	39	12, 23-24	1,250,000	0.4 miles	Morgan Stanley	July 2016 / 15 Yrs	110,025	$108.50	Gross

1285 Avenue of the Americas New York, NY	1960	42	GL, 2-5, 8, 19, 37-39	1,473,950	0.7 miles	UBS	May 2016 / 15 Yrs	891,000	$79.00	Gross
(1)	Information obtained from the appraisal.

The Borrower. The borrowing entity for the 245 Park Avenue Whole Loan is 245 Park Avenue Property LLC, a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Whole Loan.

The Borrower Sponsor. The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. HNA has a real estate group that focuses on the development and management of central business district and urban real estate assets and, as of December 31, 2016, had 34 real estate investments in over 40 cities. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $10,298,441 for outstanding tenant improvements and leasing commissions, $1,133,167 for free rent, $227,000 for insurance reserves and $47,738 for required repairs. The loan documents require monthly reserve deposits of one-twelfth of the estimated annual real estate taxes (which currently equates to $3,878,518 per month), one-twelfth of the estimated annual insurance premiums (which currently equates to $113,500 per month) and $47,738 for replacement reserves.

Commencing on May 1, 2025 and continuing on a monthly basis, the borrower is required to deposit $446,775 ($3.00 per remeasured square foot annually) with the lender for costs related to tenant improvements and leasing commissions. The borrower is also required to deposit with the lender any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

In lieu of depositing reserve amounts required under the loan documents in cash, the borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender.

Lockbox and Cash Management. The 245 Park Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager were required at origination to deliver letters to all tenants at the 245 Park Avenue Property directing them to pay rents into a lockbox account. All funds in the lockbox account are required to be swept within

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one business day into the borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Cash Sweep Event” means the occurrence of (i) an event of default under the 245 Park Avenue Whole Loan or an event of default under the mezzanine loans, (ii) the bankruptcy or insolvency of the borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lender’s interests), (iii) if the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and mezzanine loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (iv) if MLB does not renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep in the case of (iv), the cash swept will be capped at $85.00 per square foot with respect to the space leased by MLB) (a “Tenant Trigger Event”).

A Cash Sweep Event will end, with respect to clause (i), upon the acceptance of a cure by the applicable lender of the related event of default; with respect to clause (ii), if the borrower replaces such manager within 60 days of such action in accordance with the loan documents; with respect to (iii), either (I) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and mezzanine loans of at least 1.15x for six consecutive months based on the trailing three-month period or (II) the borrower effects a “DSCR Cure” (as defined below); and with respect to clause (iv), the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the borrower may not cure a Cash Sweep Event caused by the bankruptcy or insolvency of the borrower.

A “DSCR Cure” means the satisfaction of the following conditions: (i) the borrower delivers a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each mezzanine loan, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; and (ii) no Cash Sweep Event resulting from a separate event has occurred which has not been cured; provided that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (i) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90% of the leaseable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppels certificate or (ii) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow is required to be deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable square foot with respect to the space demised under the MLB lease.

Property Management. The 245 Park Avenue Property is managed by Brookfield Properties Management LLC (“Brookfield”) on an interim basis subject to a property management agreement in place until October 31, 2017. The borrower has indicated that it expects to replace Brookfield and select a long term property manager on or before the expiration of the current management agreement. Under the loan documents, the sponsor may replace the property manager with a qualified manager, which will include certain preapproved parties or, among other criteria, a nationally recognized property management company having at least 7.5 million rentable square feet under management (excluding the 245 Park Avenue Property), including at least 5.0 million rentable square feet under management in office properties in New York City.

Assumption. The borrower has, at any time (other than the period 60 days prior to and 60 days after the securitization of the 245 Park Avenue Whole Loan, provided that the aforementioned is not applicable from and after July 1, 2020) the right to transfer the 245 Park Avenue Property or more than 49.0% of the aggregate interests in the borrower, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with 30 days’ prior written notice; (iii) the proposed transferee qualifies as a qualified transferee under the loan documents; (iv) the payment of a 0.50% assumption fee of the outstanding principal balance of the 245 Park Avenue Whole Loan at the time of such transfer; and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating agency rating any securities backed by any of the 245 Park Avenue Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 245 Park Avenue Subordinate Companion Notes had an aggregate original balance of $120,000,000, have a cut-off date balance of $120,000,000 and are coterminous with the 245 Park Avenue Senior Notes. The 245 Park Avenue Subordinate Companion Notes require interest-only payments through maturity. The 245 Park Avenue Subordinate Companion Notes were contributed to the PRKAV 2017-245P securitization trust, pursuant to which the 245 Park Avenue Whole Loan is serviced and administered.

The $568,000,000 mezzanine debt consists of a $236,500,000 mezzanine loan A, a $221,000,000 mezzanine loan B and a $110,500,000 mezzanine loan C. The mezzanine loan A has a 5.00000% coupon, the mezzanine loan B has a 5.7000% coupon and the mezzanine Loan C has a 6.85000% coupon. The mezzanine loans are interest-only for the full term of the loans and are

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245 PARK AVENUE

coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Subordinate Companion Notes and the mezzanine loans, the cumulative cut-off date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. The mezzanine loans have been or are expected to be sold to institutional investors.

Ground Lease. None.

Terrorism Insurance. The 245 Park Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 245 Park Avenue Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, that the borrower will not be required to pay annual premiums in excess of the Terrorism Cap (as defined below) in order to obtain the terrorism coverage.

“Terrorism Cap” means an amount equal to two times the then-current annual insurance premiums payable by the borrower for the casualty and business interruption policies insuring the 245 Park Avenue Property.

A-3-36

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

A-3-37

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

CANADA
UNITED STATES
MEXICO
CUBA
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Caribbean Sea
Lake Superior
Lake Michigan
Lake Huron
Lake Erie
Lake Ontario
Vancouver
Calgary
Winnipeg
Québec
Montreal
Ottawa
Toronto
Boston
Norwich
New York
Philadelphia
Baltimore
Washington, DC
Williamsburg
Norfolk
Morehead City
Charlotte
Charleston
Atlanta
Jacksonville
Orlando
Tampa
Miami
Seattle
Bellevue
Renton
Portland
Boise
Chico
Sacramento
San Francisco
Milpitas
Campbell
Salt Lake City
Cheyenne
Denver
Las Vegas
Los Angeles
San Diego
Peoria
Phoenix
Tucson
Albuquerque
El Paso
Minneapolis
Mankato
Milwaukee
Grand Rapids
Detroit
Chicago
Cleveland
Pittsburgh
Columbus
Peoria
Indianapolis
Bloomington
Louisville
Omaha
Kansas City
St. Louis
Nashville
Memphis
Oklahoma City
Shawnee
Wichita Falls
Paris
Texarkana
Dallas
Sweetwater
Tyler
Waco
Lufkin
Austin
Buda
San Antonio
Houston
New Orleans
WA
OR
ID
MT
WY
NV
UT
CA
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
MI
IL
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
CT
NJ
DE
MD

Starwood Capital Group Hotel Portfolio

No.	Hotel	Location
1	Larkspur Landing Sunnyvale	Sunnyvale, CA
2	Larkspur Landing Milpitas	Milpitas, CA
3	Larkspur Landing Campbell	Campbell, CA
4	Larkspur Landing San Francisco	South San Francisco, CA
5	Larkspur Landing Pleasanton	Pleasanton, CA
6	Larkspur Landing Bellevue	Bellevue, WA
7	Larkspur Landing Sacramento	Sacramento, CA
8	Hampton Inn Ann Arbor North	Ann Arbor, MI
9	Larkspur Landing Hillsboro	Hillsboro, OR
10	Larkspur Landing Renton	Renton, WA
11	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX
12	Residence Inn Toledo Maumee	Maumee, OH
13	Residence Inn Williamsburg	Williamsburg, VA
14	Hampton Inn Suites Waco South	Waco, TX
15	Holiday Inn Louisville Airport Fair Expo	Louisville, KY
16	Courtyard Tyler	Tyler, TX
17	Hilton Garden Inn Edison Raritan Center	Edison, NJ
18	Hilton Garden Inn St Paul Oakdale	Oakdale, MN
19	Residence Inn Grand Rapids West	Grandville, MI
20	Peoria, AZ Residence Inn	Peoria, AZ
21	Hampton Inn Suites Bloomington Normal	Normal, IL
22	Courtyard Chico	Chico, CA
23	Hampton Inn Suites South Bend	South Bend, IN
24	Hampton Inn Suites Kokomo	Kokomo, IN
25	Courtyard Wichita Falls	Wichita Falls, TX
26	Hampton Inn Morehead	Morehead City, NC
27	Residence Inn Chico	Chico, CA
28	Courtyard Lufkin	Lufkin, TX
29	Hampton Inn Carlisle	Carlisle, PA
30	Springhill Suites Williamsburg	Williamsburg, VA
31	Fairfield Inn Bloomington	Bloomington, IN
32	Waco Residence Inn	Waco, TX
33	Holiday Inn Express Fishers	Fishers, IN
34	Larkspur Landing Folsom	Folsom, CA
35	Springhill Suites Chicago Naperville Warrenville	Warrenville, IL
36	Holiday Inn Express & Suites Paris	Paris, TX
37	Toledo Homewood Suites	Maumee, OH
38	Grand Rapids Homewood Suites	Grand Rapids, MI
39	Fairfield Inn Laurel	Laurel, MD
40	Cheyenne Fairfield Inn and Suites	Cheyenne, WY
41	Courtyard Akron Stow	Stow, OH
42	Towneplace Suites Bloomington	Bloomington, IN
43	Larkspur Landing Roseville	Roseville, CA
44	Hampton Inn Danville	Danville, PA
45	Holiday Inn Norwich	Norwich, CT
46	Hampton Inn Suites Longview North	Longview, TX
47	Springhill Suites Peoria Westlake	Peoria, IL
48	Hampton Inn Suites Buda	Buda, TX
49	Shawnee Hampton Inn	Shawnee, OK
50	Racine Fairfield Inn	Racine, WI
51	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA
52	Holiday Inn Express & Suites Terrell	Terrell, TX
53	Westchase Homewood Suites	Houston, TX
54	Holiday Inn Express & Suites Tyler South	Tyler, TX
55	Holiday Inn Express & Suites Huntsville	Huntsville, TX
56	Hampton Inn Sweetwater	Sweetwater, TX
57	Comfort Suites Buda Austin South	Buda, TX
58	Fairfield Inn & Suites Weatherford	Weatherford, TX
59	Holiday Inn Express & Suites Altus	Altus, OK
60	Comfort Inn & Suites Paris	Paris, TX
61	Hampton Inn Suites Decatur	Decatur, TX
62	Holiday Inn Express & Suites Texarkana East	Texarkana, AR
63	Mankato Fairfield Inn	Mankato, MN
64	Candlewood Suites Texarkana	Texarkana, TX
65	Country Inn & Suites Houston Intercontinental Airport East	Humble, TX

A-3-38

No. 4 – Starwood Capital Group Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Hospitality
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Various – See Table
Cut-off Date Balance(1):	$50,000,000			Location:	Various – See Table
% of Initial Pool Balance:	4.3%			Size:	6,366 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$90,680
Borrowers(2):	Various			Year Built/Renovated:	Various – See Table
Borrower Sponsor:	Starwood Capital Group, L.P.			Title Vesting:	Fee / Leasehold
Mortgage Rate:	4.4860%			Property Manager(4):	Various
Note Date:	May 24, 2017			4th Most Recent Occupancy (As of):	72.8% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	73.7% (12/31/2014)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of):	74.8% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	74.7% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	74.6% (3/31/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of):	$76,532,121 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$82,590,153 (12/31/2015)
Call Protection:	L(12),GRTR 1% or YM(105),O(3)			2nd Most Recent NOI (As of):	$83,225,892 (12/31/2016)
Lockbox Type:	Soft/Springing Cash Management			Most Recent NOI (As of):	$81,268,623 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu; Future Mezzanine			U/W Revenues:	$213,600,210
				U/W Expenses:	$133,537,987
				U/W NOI:	$80,062,224
Escrows and Reserves(3):				U/W NCF:	$71,329,392
				U/W NOI DSCR(1):	3.05x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.72x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	13.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.4%
FF&E	$0	4.0% of Rev.	NAP	As-Is Appraised Value(5):	$956,000,000
Larkspur Landing Capital Work:	$6,385,000	NAP	NAP	As-Is Appraisal Valuation Date(5):	April 23, 2017
Capital Work:	$5,883,991	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	60.4%
Ground Rent:	$0	Springing	NAP	LTV Ratio at Maturity(1)(5):	60.4%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the SCG Hotel Portfolio Whole Loan (as defined below).

(2)	See “The Borrowers” section.

(3)	See “Escrows” section.

(4)	See “Property Management” section.

(5)	See “Appraisals” section. The As-Is Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio (as defined below) as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties (as defined below). The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 64.9%. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 65.3%.

The Mortgage Loan. The mortgage loan (the “SCG Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “SCG Hotel Portfolio Whole Loan”) that is evidenced by 17 pari passu promissory notes secured by first mortgages encumbering the fee and leasehold interests in a hospitality portfolio which is comprised of 65 properties and 6,366 rooms located across 21 states throughout the continental United States (the “SCG Hotel Portfolio“ or “SCG Hotel Portfolio Properties”). The SCG Hotel Portfolio Whole Loan was originated on May 24, 2017 by Barclays Bank PLC, Bank of America, N.A., Deutsche Bank AG, New York Branch and JPMorgan Chase Bank, National Association. The SCG Hotel Portfolio Whole Loan had an original principal balance of $577,270,000, has an outstanding principal balance as of the Cut-off Date of $577,270,000 and accrues interest at an interest rate of 4.4860% per annum. The SCG Hotel Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the SCG Hotel Portfolio Whole Loan. The SCG Hotel Portfolio Whole Loan matures on June 1, 2027.

Note A-5, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents a non-controlling interest in the SCG Hotel Portfolio Whole Loan. The controlling Note A-1 and the non-controlling Note A-7, which had an aggregate original principal balance of $80,000,000, are expected to be contributed to the DBJPM 2017-C6 Trust. The non-controlling Note A-3, which had an original principal balance of $72,500,000, is expected to be contributed to the BANK 2017-BNK5 Trust. The remaining non-controlling notes, which had an aggregate original principal balance of $374,770,000, are expected to be contributed to future securitization trusts (referred to herein collectively as the “SCG Hotel Portfolio Companion Loans”). The lender provides no assurances that any non-

A-3-39

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1; A-7	$80,000,000	DBJPM 2017-C6 (expected)	Yes(2)
A-2; A-9; A-14;	$91,817,500	JPMorgan Chase Bank, National Association	No
A-3	$72,500,000	BANK 2017-BNK5 (expected)	No
A-4	$59,317,500	Bank of America, N.A.	No
A-5	$50,000,000	WFCM 2017-C38	No
A-6; A-17	$81,817,500	Barclays Bank PLC	No
A-8; A-10; A-11; A-12; A-13	$91,817,500	Deutsche Bank AG, New York Branch	No
A-15; A-16-1; A-16-2	$50,000,000	Starwood Mortgage Capital LLC(3)	No
Total	$577,270,000
(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Only the Note A-1, which had an original principal balance of $40,000,000, represents a controlling interest in the SCG Hotel Portfolio Whole Loan.

(3)	An affiliate of the borrower sponsor.

Following the lockout period, the borrower has the right to prepay the SCG Hotel Portfolio Whole Loan in whole or in part (see “Partial Release” section), on any date before April 1, 2027, provided that the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the SCG Hotel Portfolio Whole Loan is prepayable without penalty on or after April 1, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$577,270,000	100.0%	Loan payoff	$425,033,863	73.6%
			Reserves	12,268,991	2.1
			Closing costs	8,975,399	1.6
			Return of equity	130,991,748	22.7
Total Sources	$577,270,000	100.0%	Total Uses	$577,270,000	100.0%

The Properties. The SCG Hotel Portfolio Whole Loan is secured by the fee simple and leasehold interests in the SCG Hotel Portfolio, which is comprised of 65 hospitality properties located across 21 states, totaling 6,366 rooms. The SCG Hotel Portfolio Properties offer a range of amenities, spanning the limited service, full service and extended stay hospitality sectors. The hotels range in size from 56 to 147 rooms with an average of 98 rooms. The SCG Hotel Portfolio benefits from geographic diversity, in addition to an overall granular property mix. None of the SCG Hotel Portfolio Properties account for more than 2.3% of total rooms or 5.8% of underwritten net cash flow on an individual basis. Further, the ten largest SCG Hotel Portfolio Properties based on allocated loan amount account for 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 SCG Hotel Portfolio Properties are operated pursuant to management agreements with one of Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels) (each as defined below). The SCG Hotel Portfolio Properties range in age from seven to 42 years old with an average age of approximately 16 years, while 59.0% of the SCG Hotel Portfolio based on underwritten net cash flow has been renovated since 2012.

Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the SCG Hotel Portfolio Properties and maintain competitiveness within each property’s market. Going forward, the borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans. On the origination date, the borrowers deposited approximately $5.9 million into escrow for capital expenditures related to brand mandated property improvement plans. Additionally, on the origination date, the borrowers deposited approximately $6.4 million ($5,000 per Larkspur Landing branded room) into escrow for any future capital work or FF&E associated with the 11 Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated upon 60 days’ notice, as further described below.

Historically, the SCG Hotel Portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, on a granular level, the majority of the SCG Hotel Portfolio Properties have outperformed their respective competitive sets on an individual basis, with 80.1% of the SCG Hotel Portfolio Properties based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017. Further, dividing the SCG Hotel Portfolio Properties by property sub-type, the SCG Hotel Portfolio has outperformed across the limited service, extended stay and full service hospitality sectors.

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STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents certain summary information relating to the SCG Hotel Portfolio Properties:

Portfolio Summary

Property	City / State	Rooms	Year Built/ Renovated	Allocated Loan Amount	% of Total ALA	Appraised Value(1)	UW NCF	% of Total UW NCF	TTM Occ.	TTM RevPAR Penet.(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	$28,706,103	5.0%	$43,900,000	$3,562,157	5.0%	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	$25,240,446	4.4%	$38,600,000	$3,199,426	4.5%	84.3%	93.3%
Larkspur Landing San Francisco(3)	S. San Francisco, CA	111	1999 / NAP	$20,793,943	3.6%	$31,800,000	$2,426,585	3.4%	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	$20,336,214	3.5%	$31,100,000	$2,438,362	3.4%	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	$18,112,963	3.1%	$27,700,000	$2,173,526	3.0%	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	$13,535,680	2.3%	$20,700,000	$1,816,912	2.5%	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	$13,208,731	2.3%	$20,200,000	$1,836,126	2.6%	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	$13,208,731	2.3%	$20,200,000	$1,708,763	2.4%	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	$13,077,951	2.3%	$20,000,000	$1,694,132	2.4%	80.3%	103.3%
Holiday Inn Arlington NE Rangers Ballpark	Arlington, TX	147	2008 / 2013	$12,554,833	2.2%	$19,200,000	$1,537,247	2.2%	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	$12,424,054	2.2%	$19,000,000	$1,468,871	2.1%	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	$11,900,936	2.1%	$18,200,000	$1,358,744	1.9%	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	$10,985,479	1.9%	$16,800,000	$1,414,791	2.0%	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	$10,789,310	1.9%	$16,500,000	$1,388,767	1.9%	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	$10,593,141	1.8%	$16,200,000	$1,253,360	1.8%	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center(4)	Edison, NJ	132	2002 / 2014	$10,593,141	1.8%	$16,200,000	$1,317,397	1.8%	78.1%	135.7%
Hilton Garden Inn St. Paul Oakdale	Oakdale, MN	116	2005 / 2013	$10,462,361	1.8%	$16,000,000	$1,689,847	2.4%	80.0%	141.9%
Residence Inn Grand Rapids West	Grandville, MI	90	2000 / 2017	$10,331,582	1.8%	$15,800,000	$1,106,127	1.6%	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	$10,266,192	1.8%	$15,700,000	$1,158,027	1.6%	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	$10,200,802	1.8%	$15,600,000	$1,396,943	2.0%	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	$10,004,633	1.7%	$15,300,000	$1,439,185	2.0%	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	$9,677,684	1.7%	$14,800,000	$1,255,566	1.8%	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	$9,677,684	1.7%	$14,800,000	$1,232,210	1.7%	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	$9,219,956	1.6%	$14,100,000	$1,095,610	1.5%	77.4%	106.0%
Hampton Inn Morehead	Morehead City, NC	118	1991 / 2017	$8,958,397	1.6%	$13,700,000	$1,094,065	1.5%	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	$8,696,838	1.5%	$13,300,000	$1,208,180	1.7%	88.0%	166.0%
Courtyard Lufkin	Lufkin, TX	101	2009 / 2017	$8,304,499	1.4%	$12,700,000	$738,285	1.0%	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	$8,239,109	1.4%	$12,600,000	$1,116,905	1.6%	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	$8,239,109	1.4%	$12,600,000	$876,108	1.2%	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	$8,173,720	1.4%	$12,500,000	$1,271,230	1.8%	87.1%	106.3%
Waco Residence Inn	Waco, TX	78	1997 / 2012	$7,977,550	1.4%	$12,200,000	$912,234	1.3%	82.0%	112.5%
Holiday Inn Express Fishers	Fishers, IN	115	2000 / 2012	$7,454,432	1.3%	$11,400,000	$951,428	1.3%	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	$7,258,263	1.3%	$11,100,000	$858,864	1.2%	86.4%	98.1%
Springhill Suites Chi. Naperville Warrenville	Warrenville, IL	128	1997 / 2013	$6,865,924	1.2%	$10,500,000	$667,822	0.9%	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	$6,800,535	1.2%	$10,400,000	$798,480	1.1%	72.6%	126.5%
Toledo Homewood Suites	Maumee, OH	78	1997 / 2014	$6,800,535	1.2%	$10,400,000	$944,205	1.3%	82.2%	123.0%
Grand Rapids Homewood Suites	Grand Rapids, MI	78	1997 / 2013	$6,604,365	1.1%	$10,100,000	$739,572	1.0%	84.1%	113.7%
Cheyenne Fairfield Inn & Suites	Cheyenne, WY	60	1994 / 2013	$6,146,637	1.1%	$9,400,000	$753,591	1.1%	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	$6,146,637	1.1%	$9,400,000	$657,471	0.9%	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	$6,015,858	1.0%	$9,200,000	$886,115	1.2%	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	$5,688,909	1.0%	$8,700,000	$786,149	1.1%	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	$5,688,909	1.0%	$8,700,000	$850,105	1.2%	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	$5,623,519	1.0%	$8,600,000	$728,609	1.0%	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	$5,558,129	1.0%	$8,500,000	$752,132	1.1%	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	$5,492,740	1.0%	$8,400,000	$650,443	0.9%	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	$5,492,740	1.0%	$8,400,000	$470,046	0.7%	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	$5,427,350	0.9%	$8,300,000	$853,603	1.2%	74.5%	139.5%
Shawnee Hampton Inn	Shawnee, OK	63	1996 / 2013	$5,427,350	0.9%	$8,300,000	$618,775	0.9%	77.6%	146.0%
Racine Fairfield Inn	Racine, WI	62	1991 / 2016	$5,296,570	0.9%	$8,100,000	$603,823	0.8%	68.6%	154.1%
HI Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	$5,165,791	0.9%	$7,900,000	$687,279	1.0%	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	$4,904,232	0.8%	$7,500,000	$605,485	0.8%	84.0%	183.4%
Westchase Homewood Suites	Houston, TX	96	1998 / 2016	$4,746,774	0.8%	$9,800,000	$379,742	0.5%	63.4%	142.9%
HIE & Suites Tyler South	Tyler, TX	88	2000 / 2015	$4,708,062	0.8%	$7,200,000	$599,880	0.8%	65.9%	132.5%
HIE & Suites Huntsville	Huntsville, TX	87	2008 / 2013	$4,511,893	0.8%	$6,900,000	$689,387	1.0%	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	$4,119,555	0.7%	$6,300,000	$400,369	0.6%	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	$3,465,657	0.6%	$5,300,000	$541,569	0.8%	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	$3,269,488	0.6%	$5,000,000	$311,718	0.4%	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	$2,649,352	0.5%	$4,600,000	$211,948	0.3%	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	$2,354,031	0.4%	$3,600,000	$251,060	0.4%	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	$2,252,646	0.4%	$3,600,000	$180,212	0.3%	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	$2,086,036	0.4%	$4,100,000	$166,883	0.2%	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	$1,869,354	0.3%	$3,600,000	$149,548	0.2%	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	$1,445,301	0.3%	$2,600,000	$115,624	0.2%	75.0%	110.1%
Country Inn & Suites Houston IC Airport	Humble, TX	62	2001 / 2017	$1,372,592	0.2%	$3,200,000	$109,807	0.2%	54.1%	86.8%
Total/Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6	123.3%
(1)	Appraised Value reflects the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties, as of April 23, 2017. The aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000, as of April 23, 2017. The appraisal also concluded an “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers as of March 31, 2017 and competitive set data provided by third party hospitality research reports. Weighted average figures are based on total room count.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the borrower sponsor.

(4)	The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

(5)	The Country Inn & Suites Houston Intercontinental Airport East property was out of service from May 2016 through January 2017 due to flood damage. The related borrower utilized insurance proceeds of approximately $1.1 million to renovate the property and repair the flood damage, and the property has since re-opened.

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The following table presents a summary of the SCG Hotel Portfolio Properties by property subtype:

Portfolio Sub-Types

Property Sub-Type	Properties	Rooms	% Total Rooms	UW NCF	% Total UW NCF	Appraised Value(1)	Appraised Value Per Room(1)	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7%	$32,572,979	45.7%	$403,300,000	$108,007	131.5%
Full Service	3	388	6.1%	$3,678,146	5.2%	$44,200,000	$113,918	106.4%
Total/Weighted	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%
(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents an Appraised Value Per Room of $139,680. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in an Appraised Value Per Room of $138,973.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers as of March 31, 2017 and competitive set data provided by third party hospitality research reports. Weighted average figures are based on total room count.

The following table presents a summary of both historical and budgeted capital expenditures at the SCG Hotel Portfolio Properties:

Portfolio Historical and Budgeted Capital Expenditures(1)

	2012	2013	2014	2015	2016	2017B	2018B	2019B	Total
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837
(1)	Information obtained from the borrowers.

The following table presents a summary of the franchise agreement expiration dates of the SCG Hotel Portfolio Properties:

Franchise Expiration Schedule(1)

Year Ending December 31,	No. of Franchise Agreements Expiring	Rooms	% of Total Rooms	Cumulative Rooms Expiring	Cumulative % of Total Rooms Expiring	UW NCF	% of Total UW NCF
2017	0	0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8%	90	1.8%	$1,158,027	2.5%
2019	3	337	6.6%	427	8.4%	$2,892,322	6.2%
2020	0	0	0.0%	427	8.4%	$0	0.0%
2021	1	62	1.2%	489	9.6%	$603,823	1.3%
2022	21	2,025	39.8%	2,514	49.4%	$18,055,211	38.8%
2023	0	0	0.0%	2,514	49.4%	$0	0.0%
2024	0	0	0.0%	2,514	49.4%	$0	0.0%
2025	4	378	7.4%	2,892	56.8%	$4,634,247	10.0%
2026	1	128	2.5%	3,020	59.3%	$1,396,943	3.0%
2027	2	140	2.8%	3,160	62.1%	$1,022,042	2.2%
Thereafter	21	1,929	37.9%	5,089	100.0%	$16,729,941	36.0%
Total	54	5,089	100.0%			$46,492,556	100.0%
(1)	The above Franchise Expiration Schedule is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the borrower sponsor. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group, L.P. On the origination date, the borrowers deposited approximately $6.4 million into escrow for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The SCG Hotel Portfolio Properties benefit from strong brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the SCG Hotel Portfolio Properties are associated with Marriott or Hilton affiliated flags, providing the SCG Hotel Portfolio with institutional quality brand affiliations across the majority of the SCG Hotel Portfolio Properties. Approximately 20.1% based on room count and 34.8% by underwritten net cash flow of the SCG Hotel Portfolio Properties are associated with the Larkspur Landing brand, all of which are located in California, Washington and Oregon. Larkspur Landing is an upscale select service and extended stay brand with exceptionally high-quality product, which has developed guest loyalty since the brand’s inception in 1997. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group, L.P. (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual Larkspur Landing property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice by either the licensor or the licensee. Pursuant to the terms of the SCG Hotel Portfolio Whole Loan documents, the Larkspur Landing licensing agreements may not be terminated by the licensor during the term of the SCG Hotel Portfolio Whole Loan unless the related borrowers replace the Larkspur Landing flag with a qualified franchisor (as defined therein).

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In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in “Lockbox and Cash Management” below. Additionally, there is a recourse carve-out for losses incurred or suffered by the lender arising out of or in connection with any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the SCG Hotel Portfolio Whole Loan documents without the prior written consent of the lender.

The SCG Hotel Portfolio Properties are operated under six brands and 14 flags, a summary of which is provided in the table below:

Portfolio Flags

Brand	Properties	Rooms	% of Total Rooms	Allocated Loan Amount	Allocated Loan Amount Per Room	Appraised Value(1)	Cut-off Date LTV(1)	UW NCF	% of Total UW NCF
Larkspur Landing
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1%
Courtyard	5	506	7.9%	$44,138,087	$87,229	$67,500,000	65.4%	$5,412,556	7.6%
Fairfield Inn & Suites	6	483	7.6%	$30,902,406	$63,980	$48,000,000	64.4%	$3,747,382	5.3%
SpringHill Suites	3	372	5.8%	$20,597,773	$55,370	$31,500,000	65.4%	$2,013,975	2.8%
TownePlace Suites	1	83	1.3%	$5,688,909	$68,541	$8,700,000	65.4%	$850,105	1.2%
Total Marriot	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9%
Hilton Garden Inn	2	248	3.9%	$21,055,502	$84,901	$32,200,000	65.4%	$3,007,244	4.2%
Homewood Suites	3	252	4.0%	$18,151,674	$72,030	$30,300,000	59.9%	$2,063,519	2.9%
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6%
Holiday Inn	3	388	6.1%	$28,902,272	$74,490	$44,200,000	65.4%	$3,678,146	5.2%
Candlewood Suites	1	80	1.3%	$1,445,301	$18,066	$2,600,000	55.6%	$115,624	0.2%
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total/Weighted Average	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%
(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents a Cut-off Date LTV of 64.9%. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in a Cut-off Date LTV of 65.3%.

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STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow of the SCG Hotel Portfolio:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
ADR	$112.28	$116.76	$119.48	$119.07	$118.83
RevPAR	$82.80	$87.29	$89.23	$88.81	$88.68

Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	96.5%	$32,367
F&B Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	2.6	856
Other Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	1.0	331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	100.0%	$33,553

Total Departmental Expenses	49,228,191	49,537,243	51,301,086	51,520,462	52,386,303	24.5	8,229
Gross Operating Profit	$150,280,754	$160,644,033	$162,934,944	$161,130,154	$161,213,908	75.5%	$25,324

Total Undistributed Expenses	56,768,412	60,404,169	61,876,151	62,127,172	62,263,971	29.1	9,781
Profit Before Fixed Charges	$93,512,342	$100,239,865	$101,058,793	$99,002,982	$98,949,936	46.3%	$15,544

Total Fixed Charges	16,980,221	17,649,712	17,832,901	17,734,359	18,887,712	8.8	2,967

Net Operating Income	$76,532,121	$82,590,153	$83,225,892	$81,268,623	$80,062,224	37.5%	$12,577
FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	4.1	1,372
Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	33.4%	$11,205

NOI DSCR(2)	2.91x	3.15x	3.17x	3.10x	3.05x
NCF DSCR(2)	2.61x	2.82x	2.84x	2.76x	2.72x
NOI DY(2)	13.3%	14.3%	14.4%	14.1%	13.9%
NCF DY(2)	11.9%	12.8%	12.9%	12.6%	12.4%

(1)	The Country Inn & Suites Houston Intercontinental Airport East property was out of service from May 2016 through January 2017 due to flood damage. The related borrower utilized insurance proceeds of approximately $1.1 million to renovate the property and repair the flood damage, and the property has since re-opened.

(2)	All statistical financial information related to debt service coverage ratios and debt yields is based on the SCG Hotel Portfolio Whole Loan.

Appraisals. As of the appraisal valuation date of April 23, 2017, the SCG Hotel Portfolio Properties had an aggregate “As-is” appraised value of $884,700,000. The appraisal concluded “As-Renovated” values for nine of the SCG Hotel Portfolio Properties which assumes that all amounts required for outstanding capital improvements at such properties is deposited into escrow on the origination date of the SCG Hotel Portfolio Whole Loan. On the origination date, the related borrowers deposited $5,883,991 into escrow for, among other things, the outstanding capital improvements to the aforementioned nine SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000. Additionally, the appraisal concluded an “As Portfolio” value of $956,000,000 which reflects an 8.1% premium attributable to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties.

Environmental Matters. According to Phase I environmental assessments with dates ranging from March 29, 2017 to April 28, 2017 (each an “ESA”), there was no evidence of any recognized environmental conditions at the SCG Hotel Portfolio Properties with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigation be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The related borrowers obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1,000,000 with a $25,000 deductible and an expiration date of May 24, 2030. The policy includes the lender as a named insured and was paid in full on the origination date. The SCG Hotel Portfolio Whole Loan documents require that any future environmental insurance policy include the same coverages, terms, conditions and endorsements as the lender environmental policy approved on the origination date (and may not be amended in without the prior written consent of the lender).

Market Overview and Competition. The SCG Hotel Portfolio Properties have broad exposure to the hospitality industry across the United States with properties located across 21 states and 55 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the SCG Hotel Portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. No other state accounts for more than 18.8% of total underwritten net cash flow, which is represented by 20 properties located in Texas.

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The following table presents the geographic concentration of the SCG Hotel Portfolio Properties:

Portfolio Geographic Concentration

State	Properties	Rooms	% of Total Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of Total UW NCF
California	10	1,068	16.8%	84.2%	$145.73	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5%	70.2%	$105.64	$74.18	131.2%	$13,438,906	18.8%
Indiana	5	525	8.2%	77.4%	$107.72	$83.34	114.0%	$5,560,538	7.8%
Washington	2	253	4.0%	79.6%	$122.62	$97.56	105.9%	$3,867,658	5.4%
Michigan	3	297	4.7%	76.2%	$130.98	$99.85	118.5%	$3,681,825	5.2%
Ohio	3	287	4.5%	76.3%	$121.84	$92.95	121.8%	$3,299,191	4.6%
Illinois	3	380	6.0%	67.1%	$105.14	$70.56	103.1%	$2,534,810	3.6%
Pennsylvania	3	243	3.8%	77.1%	$123.04	$94.83	191.7%	$2,532,793	3.6%
Virginia	2	228	3.6%	72.3%	$119.08	$86.15	131.4%	$2,234,852	3.1%
Minnesota	2	177	2.8%	72.4%	$122.88	$88.92	127.6%	$1,839,395	2.6%
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	$1,708,763	2.4%
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	$1,388,767	1.9%
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	$1,317,397	1.8%
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	$1,158,027	1.6%
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	$1,094,065	1.5%
Oklahoma	2	131	2.1%	72.3%	$95.08	$68.74	148.7%	$830,723	1.2%
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	$753,591	1.1%
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	$752,132	1.1%
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	$657,471	0.9%
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	$603,823	0.8%
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	$166,883	0.2%
Total/Weighted Average	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%
(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower-provided operating statements dated as of March 31, 2017 and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provides by the borrowers and competitive set data provided by third party hospitality research reports, and is weighted based on total rooms. The minor variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

The following table presents certain information relating to the SCG Hotel Portfolio’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

Year	Competitive Set			SCG Hotel Portfolio			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
12/31/2014	66.0%	$103.25	$67.56	73.7%	$112.28	$82.80	111.7%	108.7%	122.6%
12/31/2015	66.6%	$108.28	$71.42	74.8%	$116.76	$87.29	112.2%	107.8%	122.2%
12/31/2016	65.9%	$110.28	$71.95	74.7%	$119.48	$89.23	113.4%	108.3%	124.0%
3/31/2017 TTM	65.9%	$110.31	$72.05	74.6%	$119.07	$88.81	113.1%	107.9%	123.3%
(1)	The variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR for the SCG Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	Information obtained from third party hospitality research reports and weighted on available rooms and occupied rooms, as applicable.

(3)	Information obtained from the borrowers.

(4)	Penetration Factor figures are calculated based on operating statements provided by the borrowers and competitive set data provided by third party hospitality research reports. Portfolio level figures are weighted based on total room count.

The Borrowers. The borrowers consist of 92 single purpose Delaware limited liability companies and 36 single purpose Delaware limited partnerships, each structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the SCG Hotel Portfolio Whole Loan. SCG Hotel Investors Holdings, L.P. is the guarantor of certain nonrecourse carveouts under the SCG Hotel Portfolio Whole Loan. The liability of the guarantor under the non-recourse carveout provisions for breaches or violations related to bankruptcy or insolvency actions under the SCG Hotel Portfolio Whole Loan documents is capped at 20.0% of the outstanding principal balance of the SCG Hotel Portfolio Whole Loan at the time of the occurrence of such action plus reasonable third party costs and expenses actually incurred by the lender in connection with the enforcement of any rights under the guaranty or the SCG Hotel Portfolio Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor of the SCG Hotel Portfolio Whole Loan is Starwood Capital Group, L.P. (“SCG”). SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across major real estate asset class. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies across offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington D.C.

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STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Escrows. The SCG Hotel Portfolio Whole Loan documents provide for upfront escrows in the amount of $6,385,000 into a Larkspur Landing capital work reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing properties and $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and property improvement plan work as described in the SCG Hotel Portfolio Whole Loan documents.

The SCG Hotel Portfolio Whole Loan documents also provide for monthly escrows whereby upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrowers are required to make deposits of (i) 1/12 of the required annual taxes, (ii) 1/12 of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing and (iii) 1/12 of the ground rent that the lender reasonably estimates will be payable under the ground lease encumbering the Hilton Garden Inn Edison Raritan Center property.

Additionally, the SCG Hotel Portfolio Whole Loan documents provide that, on a monthly basis, regardless of whether a Trigger Period has occurred and is continuing, the borrowers are required to make deposits into an FF&E reserve equal to the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work. For any future capital work required under any franchise agreement after the origination date of the SCG Hotel Portfolio Whole Loan, the borrowers are required to deposit into a future capital work reserve account an amount equal to (x) 100.0% of any future capital work required pursuant to a replacement franchise agreement mandated property improvement plan less (y) any amounts then on deposit in the FF&E reserve (provided that a capital work guaranty or a letter of credit may be provided by the guarantor in lieu of such deposit).

Lockbox and Cash Management. The SCG Hotel Portfolio Whole Loan requires a soft lockbox and springing cash management. At origination the borrowers were required to establish seven lender-controlled lockbox accounts. Prior to the occurrence of a Cash Management Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the lockbox accounts are required to be swept each business day into the applicable lender-controlled cash management account and then to applicable borrower’s operating account, unless a Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the SCG Hotel Portfolio Whole Loan.

A “Cash Management Trigger Period” will commence upon the debt service coverage ratio for the SCG Hotel Portfolio Whole Loan falling below 2.00x as of the last day of any calendar quarter. A Cash Management Trigger Period will cease to exist upon the debt service coverage ratio being at least 2.00x for two consecutive calendar quarters.

A “Trigger Period” will commence upon (i) an event of default under the SCG Hotel Portfolio Whole Loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or Larkspur Landing license agreement in violation of the SCG Hotel Portfolio Whole Loan documents, (iv) the debt service coverage ratio for the SCG Hotel Portfolio Whole Loan falling below 1.75x as of the last day of any calendar quarter or (v) any borrower is subject to an involuntary bankruptcy or insolvency action. A Trigger Period will cease to exist upon (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the debt service coverage ratio being at least 1.75x for two consecutive calendar quarters, which may be achieved at any time (x) the underwritten net cash flow has increased to achieve such debt service coverage ratio threshold or (y) by a prepayment of principal or deposit of cash in an amount determined by the lender such that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by the applicable yield maintenance premium) and (e) with respect to clause (v) above, the date such involuntary bankruptcy or insolvency proceeding is discharged, stayed or dismissed.

Property Management. The SCG Hotel Portfolio Properties are subject to operating agreements (“Operating Agreements”) with affiliates of SCG Hotel Investors Holdings, L.P. (the “Operators”) pursuant to which the Operators are responsible for the management of the SCG Hotel Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following five managers: Hersha Hospitality Management L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), Schulte Hospitality Group, Inc. (“Schulte”), TMI Property Management, L.L.C. (“TMI”) and Pillar Hotels and Resorts, LLC (“Pillar”).

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STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents certain information relating to the management companies of the SCG Hotel Portfolio Properties:

Portfolio Management Companies

Management Company	Properties	Rooms	% of Total Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Appraised Value Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4%	$12,107,023	17.0%	$137,400,000	$140,061
TMI	9	666	10.5%	$6,259,518	8.8%	$87,600,000	$131,532
Schulte	6	692	10.9%	$5,458,243	7.7%	$69,700,000	$100,723
Pillar	2	168	2.6%	$2,647,365	3.7%	$28,600,000	$170,238
Total	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173
(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties as a whole. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents an Appraised Value Per Room of $139,680. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in an Appraised Value Per Room of $138,973.

Assumption. The borrower has a right to transfer the SCG Hotel Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the SCG Hotel Portfolio Companion Loans with respect to the ratings of such securities.

Partial Release. After June 1, 2018, the borrowers may obtain the release of one or more individual SCG Hotel Portfolio Properties from the lien of the SCG Hotel Portfolio Whole Loan subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a debt service coverage ratio no less than the greater of (a) 2.65x and (b) the debt service coverage ratio in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided that the debt service coverage ratio test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with lender in an amount reasonably determined by the lender to meet such test.

The “Release Price” is an amount equal to, (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assigns, have the right to purchase the Holiday Inn Express & Suites Terrell property upon the occurrence of certain events set forth in the recorded declaration, including, among other things, (i) the Holiday Inn Express & Suites Terrell property is abandoned or permanently closes or (ii) the use of the Holiday Inn Express & Suites Terrell property does not constitute a “permitted use” pursuant to the recorded declaration, for a continuous period of 60 days. In the event that such purchase option is exercised, the applicable borrower is required to promptly cause the release of the Holiday Inn Express & Suites Terrell property in compliance with the release provisions described above (except that the applicable borrower may release the Holiday Inn Express & Suites Terrell property during the lockout period with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Whole Loan documents require that any release of the Holiday Inn Express & Suites Terrell property in connection with the exercise of the purchase option be in compliance with the release provisions described above (except that the release may occur on or prior to June 1, 2018 with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Whole Loan is recourse to the guarantor for any losses suffered by the lender if and when the purchase option is exercised.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. From and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising of the SCG Hotel Portfolio Whole Loan have been securitized, certain direct and indirect owners of the borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing under the SCG Hotel Portfolio Whole Loan, (ii) the combined loan-to-value ratio does not exceed 64.9%, (iii) the combined debt service coverage ratio is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a debt service coverage ratio of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender and (vi) delivery of a rating agency confirmation.

Ground Lease. The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which expires on September 30, 2076 with no extension options. The ground lease requires a current annual rent of $275,517 and is subject to scheduled rent

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STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

increases every five years during the term of the ground lease. The SCG Portfolio Whole Loan provides for monthly escrows of ground rent equal 1/12 of the ground rent that the lender reasonably estimates will be payable such ground lease upon the occurrence and during the continuance of a Trigger Period. Please see the representation and warranty regarding ground leases and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with this ground lease.

Terrorism Insurance. The SCG Hotel Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the SCG Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The SCG Hotel Portfolio Whole Loan documents require windstorm insurance covering the full replacement cost of the SCG Hotel Portfolio Properties during the loan term. At origination, the SCG Hotel Portfolio Properties had windstorm insurance coverage.

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Long Island Prime Portfolio - Melville

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Long Island Prime Portfolio - Melville

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Long Island Prime Portfolio - Melville

Long Island Prime Portfolio - Melville
1 68 South Service Road Melville, NY
2 58 South Service Road Melville, NY
3 48 South Service Road Melville, NY
CONNECTICUT
Norwalk
STAMFORD
Darien
White Plains
Greenwich
Long Island Sound
New Rochelle
N.Y. CITY
QUEENS
LONG ISLAND
Atlantic Ocean
Oyster Bay Harbor
Cove Neck
Cold Spring Harbor
Lloyd Harbor
Halesite
Huntington Country Club
Huntington Hospital
Huntington
Oyster Bay
Cove Rd
Cold Spring Harbor Laboratory
Oyster Bay Cove
East Norwich
Laurel Hollow
Cold Spring Harbor
Huntington Station
Berry Hill Rd
Cold Spring Rd
Stillwell Woods Park
Oheka Castle
Cold Springs Country Club
Jericho Tpke
South Huntington
Muttontown Eastwoods Rd
LIRR PORT JEFFERSON LINE
The Woodcrest Club
SYOSSET
Woodbury
West Hills
Walt Whitman Shops
Muttontown
Syosset
Oyster Bay GC
Woodbury Village
North Shore-University Hosp. Syosset
Northern State Pkwy
West Hills County Park
Melville Mall
Jericho
Expwy
Manetto Hills Park
N.Y. City 28 miles
Long Island
The Five Towns College
Long Island Expwy
Dix Hills
Plainview Shopping Center
Plainview
Melville
Pine Ridge Conservation Area
Strathmore Park
Woodbury Rd
North Shore Univ. Hospital at Plainview
Old Country Rd
Round Swamp Rd
SUFFOLK COUNTY
Deer Park Ave
Carlls Straight Path
Commack Rd
Old Country Rd
HICKSVILLE
NASSAU COUNTY
Old Bethpage
Colonial Springs Rd
Wheatley Heights
Nicolls Rd
Deer Park
Hicksville
Bethpage
Bethpage State Park
Farmingdale State College
Long Island Ave
Tanger Outlet Deer Park
Jerusalem Ave
New Hwy
Wellwood Ave
LIRR RONKONKOMA LINE
WYANDANCH
PINELAWN
Wyandanch
BETHPAGE
Bethpage State Park Golf Course
Colonial Springs GC
North Babylon
Sunset Plaza
East Farmingdale
FARMINGDALE
Straight Path
Southern State Pkwy
Levittown
St. Joseph Hospital
Farmingdale
Edison Ave
Little East Neck Rd
West Islip
Hempstead Tpke
Republic Airport
Belmont Lake State Park
Wantagh State Pkwy
Bethpage State Pkwy
Main St
West Babylon
Sunrise Hwy
Oyster Bay Expwy
Wantagh Ave
Southern State Pkwy
North Lindenhurst
North Massapequa
North Amityville
Wellwood Ave
LIRR MONTAUK LINE
BABYLON
North Wantagh
Babylon
North Bellmore
Seaford
Massapequa Park
Great Neck Rd
LIRR BABYLON LINE
LINDENHURST
Great South Bay Shopping Ctr.
Wantagh
Massapequa Park
Sunrise Mall
AMITYVILLE
COPIAGUE
SEAFORD
MASSAPEQUA
MASSAPEQUA PARK
Lindenhurst
Bergen Point Golf Club
WANTAGH
Sunrise Hwy
Amityville
BELLMORE
East Massapequa
Merrick Rd
Copiague
Indian Island County Park
Great South Bay
Bellmore
Seaford
Massapequa
Tanner Park

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No. 5 – Long Island Prime Portfolio - Melville

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Office
				Specific Property Type:	Suburban
Original Principal Balance(1):	$48,200,000			Location:	Melville, NY
Cut-off Date Balance(1):	$48,200,000			Size:	776,720 SF
% of Initial Pool Balance:	4.2%			Cut-off Date Balance Per SF(1):	$155.14
Loan Purpose:	Refinance			Year Built/Renovated:	Various – See Table
Borrower Names:	48 S. Service Road SPE LLC; 58/68 S.			Title Vesting:	Fee
	Service Road SPE LLC			Property Manager:	Self-managed
Borrower Sponsor:	RXR Realty LLC			4th Most Recent Occupancy (As of)(4):	90.3% (12/31/2013)
Mortgage Rate:	4.400%			3rd Most Recent Occupancy (As of)(4):	92.3% (12/31/2014)
Note Date:	June 6, 2017			2nd Most Recent Occupancy (As of)(4):	94.2% (12/31/2015)
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(4):	96.4% (12/31/2016)
Maturity Date:	June 6, 2027			Current Occupancy (As of):	93.5% (4/20/2017)
IO Period:	120 months
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$13,329,370 (12/31/2014)
Call Protection(2):	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$14,955,987 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$15,564,824 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$15,525,236 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu, Mezzanine
				U/W Revenues:	$26,717,722
				U/W Expenses:	$9,448,015
				U/W NOI(5):	$17,269,707
				U/W NCF(5):	$16,027,807
Escrows and Reserves(3):				U/W NOI DSCR(1):	3.21x
				U/W NCF DSCR(1):	2.98x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	14.3%
Taxes	$537,224	$268,612	NAP	U/W NCF Debt Yield(1):	13.3%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$206,000,000
Replacement Reserves	$0	$14,871	NAP	As-Is Appraisal Valuation Date:	March 24, 2017
TI/LC Reserve	$4,200,000	$89,229	NAP	Cut-off Date LTV Ratio(1):	58.5%
Unfunded Obligations Reserve	$2,903,067	$0	NAP	LTV Ratio at Maturity or ARD(1):	58.5%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Long Island Prime Portfolio - Melville Whole Loan (as defined below). See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $30,125,000. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NOI Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Long Island Prime Portfolio - Melville Whole Loan and the Long Island Prime Portfolio - Melville Mezzanine Loan (as defined below) were $193.92, 1.99x, 11.5%, 73.1% and 73.1%, respectively.

(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of July 6, 2017. Defeasance of the Long Island Prime Portfolio - Melville Whole Loan is permitted at any time after the earlier to occur of (i) June 6, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Long Island Prime Portfolio - Melville Mortgage Loan”) is part of a whole loan (the “Long Island Prime Portfolio - Melville Whole Loan”) that is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering the fee interest in three Class A office buildings located in Melville, New York on Long Island (the “Long Island Prime Portfolio - Melville Properties”). The Long Island Prime Portfolio - Melville Whole Loan was originated on June 6, 2017 by Barclays Bank PLC and Goldman Sachs Mortgage Company. The Long Island Prime Portfolio - Melville Whole Loan had an original principal balance of $120,500,000, has an outstanding principal balance as of the Cut-off Date of $120,500,000 and accrues interest at an interest rate of 4.400% per annum. The Long Island Prime Portfolio - Melville Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the Long Island Prime Portfolio - Melville Whole Loan. The Long Island Prime Portfolio - Melville Whole Loan matures on June 6, 2027.

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Long Island Prime Portfolio - Melville

The Long Island Prime Portfolio - Melville Mortgage Loan is evidenced by the non-controlling Note A-2, which had an original principal balance of $48,200,000, has an outstanding principal balance as of the Cut-off Date of $48,200,000 and will be contributed to the WFCM 2017-C38 Trust. The controlling Note A-1 (the “Long Island Prime Portfolio - Melville Pari Passu Companion Loan”), had an aggregate original principal balance of $72,300,000, has an outstanding principal balance as of the Cut-off Date of $72,300,000, is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization trust or trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$72,300,000	Goldman Sachs Mortgage Company	Yes
A-2	$48,200,000	WFCM 2017-C38	No
Total	$120,500,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the Long Island Prime Portfolio - Melville Whole Loan in whole or in part (see “Partial Release” section), on any payment date before December 6, 2026. In addition, the Long Island Prime Portfolio - Melville Whole Loan is prepayable without penalty on or after December 6, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$120,500,000	66.1%	Loan payoff(2)	$169,132,273	92.8%
Mezzanine Loan(1)	30,125,000	16.5	Reserves	7,640,292	4.2
Preferred Equity(1)	27,110,470	14.9	Closing costs	5,447,898	3.0
Borrower Sponsor’s new cash contribution(2)	4,484,992	2.5

Total Sources	$182,220,462	100.0%	Total Uses	$182,220,462	100.0%

(1)	See “Subordinate and Mezzanine Indebtedness” and “Preferred Equity” sections.

(2)	The Long Island Prime Portfolio - Melville Properties and two additional properties (395 North Service Road – Melville and 50 Charles Lindbergh – Uniondale), were collateral for a loan previously securitized in the GCCFC 2007-GG9 transaction. Loan payoff represents the pro rata payoff based on the original amount allocated to the Long Island Prime Portfolio - Melville Properties. In total, the Borrower Sponsor contributed approximately $19.6 million of new cash to pay off the entirety of the previous loan. Prior to loan origination, the previous financing was in maturity default as it matured February 6, 2017. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Long Island Prime Portfolio - Melville Properties consist of three Class A office properties (48, 58 and 68 South Service Road) located in Melville, New York, on Long Island, approximately 30.0 miles east of Manhattan. Constructed from 1986 to 2006, the Long Island Prime Portfolio - Melville Properties total 776,720 square feet. The Long Island Prime Portfolio - Melville Properties feature amenities including 24-hour/7-day access, an on-site cafe and a fitness center. Additionally, the 68 South Service Road property and the 58 South Service Road property both feature a conference/training facility, as well as concierge services.

The Long Island Prime Portfolio - Melville Properties are located along South Service Road in Melville, New York which is in Suffolk County, Long Island. South Service Road runs parallel to and is immediately accessible from Interstate 495 (also known as the Long Island Expressway), which connects Manhattan to Nassau and Suffolk counties in Long Island. The Long Island Prime Portfolio - Melville Properties are accessible by the Long Island Rail Road, via the Port Jefferson and Ronkonkoma branches. Both the Port Jefferson and Ronkonkoma branches make stops in Huntington, Farmingdale, Pinelawn, and Wyandanch, and which directly connect to Penn Station.

The Long Island Prime Portfolio – Melville Properties are leased to 40 unique tenants (excluding subleased tenants) across a diverse spectrum of industries, including the legal, insurance, financial services, telecommunications and transportation industries. No single tenant, other than Citibank N.A. (26.1% of net rentable area and 27.6% of annual in-place underwritten base rent), represents more than 6.5% of net rentable area or 8.5% of annual in-place underwritten base rent of the Long Island Prime Portfolio – Melville Properties. The largest tenants at the Long Island Prime Portfolio - Melville Properties include Citibank N.A. at the 68 South Service Road property (27.6% of U/W base rent), Morgan Stanley Smith Barney at the 58 South Service Road property (8.5% of U/W base rent) and HQ Global Workplaces LLC at the 68 South Service Road property (7.0% of U/W base rent). Approximately 64.6% of Citibank N.A. space is currently subleased to a variety of tenants, including Anchor Group Management, TNT USA Inc., Wells Fargo, RUI Credit Services Inc., NAPA Management Services Corporation and Foa & Son Corporation. Ten tenants leasing 370,369 square feet (52.0% of U/W base rent, or 33.9% of U/W base rent exclusive of Citibank N.A. subleased space) are investment grade rated tenants. As of April 20, 2017, the Long Island Prime Portfolio – Melville Properties were 93.5% occupied by 40 tenants.

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The following table presents certain information relating to the Long Island Prime Portfolio - Melville Properties:

Property Name	Allocated Cut- off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV
68 South Service Road	$58,500,000	48.5%	98.9%	2006/NAP	323,292	$100,000,000	58.5%
58 South Service Road	$49,700,000	41.2%	88.3%	2002/NAP	309,262	$85,000,000	58.5%
48 South Service Road	$12,300,000	10.2%	92.4%	1986/1998	144,166	$21,000,000	58.6%
Total/Weighted Average	$120,500,000	100.0%	93.5%		776,720	$206,000,000	58.5%

The following table presents certain information relating to the tenancies at the Long Island Prime Portfolio - Melville Properties:

Major Tenants

Tenant Name - Property	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Citibank N.A.(3) 68 South Service Road	A/Baa1/BBB+	202,930	26.1%	$32.18	$6,530,257	27.6%	3/31/2022(4)
Morgan Stanley Smith Barney 58 South Service Road	A/A3/BBB+	50,359	6.5%	$40.00	$2,014,398	8.5%	11/30/2023(5)
HQ Global Workplaces LLC 68 South Service Road	NR/NR/NR	35,522	4.6%	$46.72	$1,659,553	7.0%	1/31/2019(6)
Jackson Lewis P.C. 58 South Service Road	NR/NR/NR	29,385	3.8%	$35.03	$1,029,248	4.3%	12/31/2025(7)
Signature Bank(8) 68 South Service Road	NR/NR/NR	24,332	3.1%	$41.55	$1,010,914	4.3%	2/29/2024(9)
Total Major Tenants		342,528	44.1%	$35.75	$12,244,370	51.7%

Non-Major Tenants		383,529	49.4%	$29.80	$11,429,054	48.3%

Occupied Collateral Total		726,057	93.5%	$32.61	$23,673,424	100.0%

Vacant Space		50,663	6.5%

Collateral Total		776,720	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent includes rent steps through July 2018 totaling, $992,997.

(3)	Citibank, N.A. is currently in occupancy of 71,838 square feet of space through March 31, 2022. Citibank, N.A. subleases 131,092 square feet of space through March 31, 2022 at an average annual base rent of approximately $32.78 PSF to: (i) Anchor Group Management (32,625 square feet), (ii) TNT USA Inc. (26,515 square feet), (iii) Wells Fargo (23,788 square feet), (iv) Napa Management Services Corporate (23,782 square feet), (v) RUI Credit Services Inc. (14,750 square feet) and (vi) Foa & Son Corporation (9,632 square feet). The terms shown for Citibank, N.A. in the table above are based on its direct lease.

(4)	Citibank N.A. has two, five-year renewal options.

(5)	Morgan Stanley Smith Barney has one, five-year renewal option. Morgan Stanley Smith Barney Financing LLC has the right to cancel its lease as of November 30, 2020, with notice by November 30, 2019 and the payment of a termination fee.

(6)	HQ Global Workplaces LLC has two, five-year renewal options.

(7)	Jackson Lewis P.C. has one, five year renewal option.

(8)	Signature Bank subleases an additional 5,456 square feet of space at 58 South Service Road from Bank United NA through October 31, 2018 at a current base rent of $134,218 with an additional 440 square feet of storage space at 58 South Service Road. Signature Bank’s subleased and storage space is not reflected in the Major Tenants table.

(9)	Signature Bank has 300 square feet of space that expires September 30, 2018. Signature Bank has one, five year renewal option, exclusive of the 300 square foot space.

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The following table presents certain information relating to the lease rollover schedule at the Long Island Prime Portfolio - Melville Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	1,004	0.1%	1,004	0.1%	0	0.0%	$0.00
2017	2	19,089	2.5%	20,093	2.6%	$631,483	2.7%	$33.08
2018	5	59,408	7.6%	79,501	10.2%	2,135,657	9.0%	$35.95
2019	6	81,119	10.4%	160,620	20.7%	3,224,818	13.6%	$39.75
2020	4	25,877	3.3%	186,497	24.0%	800,792	3.4%	$30.95
2021	8	90,057	11.6%	276,554	35.6%	2,679,129	11.3%	$29.75
2022	7	239,615	30.8%	516,169	66.5%	7,722,534	32.6%	$32.23
2023	1	50,359	6.5%	566,528	72.9%	2,014,398	8.5%	$40.00
2024	3	40,518	5.2%	607,046	78.2%	1,545,550	6.5%	$38.14
2025	2	43,016	5.5%	650,062	83.7%	1,504,153	6.4%	$34.97
2026	1	17,291	2.2%	667,353	85.9%	622,433	2.6%	$36.00
2027	0	0	0.0%	667,353	85.9%	0	0.0%	$0.00
Thereafter	1	58,704	7.6%	726,057	93.5%	792,478	3.3%	$13.50
Vacant	0	50,663	6.5%	776,720	100.0%	0	0.0%	$0.00
Total/Weighted Average	40	776,720	100.0%			$23,673,424	100.0%	$32.61

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.

(3)	No. of Leases Expiring does not include subleased tenants and miscellaneous administrative space (auditorium, tenant storage spaces, cafeteria, fitness and conference space), Federal Express, Cablevision Lightpath-NY Inc., Open Access Inc., United Parcel Services and Verizon New York Inc. which have no attributable base rent.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Long Island Prime Portfolio - Melville Properties:

Historical Occupancy

2013(1)	2014(1)	2015(1)	2016(1)	4/20/2017(2)
90.3%	92.3%	94.2%	96.4%	93.5%

(1)	Information obtained from the borrower and represents the average occupancy for the year stated.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Long Island Prime Portfolio - Melville Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$19,179,730	$20,811,240	$21,634,440	$21,590,527	$24,070,976(2)	90.1%	$30.99
Grossed Up Vacant Space	0	0	0	0	1,182,060	4.4	1.52
Total Reimbursables	2,753,550	2,856,724	2,917,050	2,941,475	3,059,561	11.5	3.94
Other Income	230,190	241,044	269,806	269,107	155,068	0.6	0.20
Less Vacancy & Credit Loss	(36)	(7,968)	(121,220)	(116,807)	(1,749,944)(3)	(6.5)	(2.25)
Effective Gross Income	$22,163,434	$23,901,040	$24,700,076	$24,684,301	$26,717,721	100.0%	$34.40

Total Operating Expenses	$8,834,064	$8,945,053	$9,135,252	$9,159,065	$9,448,015	35.4%	$12.16

Net Operating Income	$13,329,370	$14,955,987	$15,564,824	$15,525,236	$17,269,707	64.6%	$22.23
TI/LC	0	0	0	0	1,047,719	3.9	1.35
Capital Expenditures	0	0	0	0	194,180	0.7	0.25
Net Cash Flow	$13,329,370	$14,955,987	$15,564,824	$15,525,236	$16,027,807	60.0%	$20.64

NOI DSCR(4)	2.48x	2.78x	2.90x	2.89x	3.21x
NCF DSCR(4)	2.48x	2.78x	2.90x	2.89x	2.98x
NOI DY(4)	11.1%	12.4%	12.9%	12.9%	14.3%
NCF DY(4)	11.1%	12.4%	12.9%	12.9%	13.3%

(1)	The increase in Base Rent, Effective Gross Income and Net Operating Income from TTM 3/31/2017 to U/W was a result of approximately 66,694 square feet (8.6% of net rentable area) having signed a new or renewal lease since 3/31/2016.

(2)	U/W Base Rent includes rent steps through July 2018, totaling $992,997 and the present value of seven investment grade tenant rent steps discounted at 7.0% totaling $397,552.

(3)	The underwritten economic vacancy is 6.2%. The Long Island Prime Portfolio - Melville Properties were 93.5% physically occupied as of April 20, 2017.

(4)	The debt service coverage ratios and debt yields are based on the Long Island Prime Portfolio – Melville Whole Loan.

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Appraisal. As of the appraisal valuation date of March 24, 2017, the Long Island Prime Portfolio - Melville Properties had an aggregate “as-is” appraised value of $206,000,000.

Environmental Matters. According to the Phase I environmental site assessments dated April 6, 2017, there was no evidence of any recognized environmental conditions at the Long Island Prime Portfolio - Melville Properties.

Market Overview and Competition. The Long Island Prime Portfolio - Melville Properties are located along South Service Road in Melville, New York which is in Suffolk County, Long Island. According to the appraisal, leasing activity in the Nassau-Suffolk region for the fourth quarter of 2016 totaled 625,000 square feet, up 17.0% from its five-year quarterly average. As of the fourth quarter of 2016, the Long Island Class A office market reported a total inventory of 104 office buildings, totaling approximately 19.0 million square feet, with a 8.2% vacancy rate and average asking rents of $30.62 per square foot. The Long Island Prime Portfolio - Melville Properties are situated in the Western Suffolk submarket, which reported a total inventory of 30 office buildings, totaling approximately 4.9 million square feet, with a 7.2% vacancy rate and average asking rents of $28.68 per square foot. As of 2016, the estimated population within a one-, three- and five- mile radius of the Long Island Prime Portfolio - Melville Properties was 4,147, 64,971 and 242,989, respectively. The 2016 estimated average household income within the same radii was $176,090, $168,146 and $142,786, respectively. The unemployment rate in Suffolk County has steadily declined over the past five years to 4.1% as of December 2016.

The following table presents certain information relating to comparable office leases for the Long Island Prime Portfolio - Melville Properties:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
330 South Service Road Melville, NY	2002/NAP	261,360	1.8 miles	Zeta Global	5.3 Yrs	6,325	$27.11	Modified Gross
401 Broad Hollow Road, Melville, NY	1970/1997	112,567	1.8 miles	Tutunjian & Bitetto, P.C.	7.7 Yrs	9,681	$35.02	Modified Gross
				Oppenheimer & Company	7.7 Yrs	9,100	$35.84	Modified Gross
425 Broad Hollow Road Melville, NY	1967/NAP	261,360	1.7 miles	McCoy Companies	5.4 Yrs	3,788	$31.72	Modified Gross
400 Broad Hollow Road Melville, NY	2009/NAP	135,000	1.5 miles	Napoli Shkolnik, PLLC	10.0 Yrs	10,252	$36.68	Modified Gross
				Yardi System Inc.	11.9 Yrs	27,770	$40.32	Modified Gross
1305 Walt Whitman Road Melville, NY	1985/NAP	169,970	1.5 miles	RUI	6.9 Yrs	19,011	$28.83	Modified Gross
41 Pinelawn Road Melville, NY	1995/NAP	62,234	2.1 miles	Reverse Mortgage Funding	7.3 Yrs	23,146	$27.81	Modified Gross
300 Broadhollow Road Melville, NY	1989/NAP	242,292	1.7 miles	Ranstad	7.3 Yrs	3,555	$30.87	Modified Gross
				Littler Mendelson, PC	7.8 Yrs	3,379	$33.65	Modified Gross
324 South Service Road Melville, NY	2007/NAP	133,050	1.7 miles	Bosley Medical Institute	6.3 Yrs	3,453	$32.77	Modified Gross
395 North Service Road Melville, NY	1988/NAP	203,024	2.7 miles	CoStar	5.3 Yrs	4,698	$28.57	Modified Gross

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers are 48 S. Service Road SPE LLC and 58/68 S. Service Road SPE LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Long Island Prime Portfolio - Melville Whole Loan. RXR Properties Holdings LLC is the guarantor of certain nonrecourse carveouts under the Long Island Prime Portfolio - Melville Whole Loan.

The Borrower Sponsor. The borrower sponsor is RXR Realty LLC (“RXR”), a New York-based, vertically integrated real estate owner/operator and investment management firm. RXR manages 81 commercial real estate properties and investments with an aggregate gross asset value of approximately $15.4 billion as of March 31, 2017, comprised of approximately 23.0 million square feet of commercial operating properties and approximately 3,200 multi-family and for sale units under active development in the New York Metropolitan area. Affiliates of RXR have previously negotiated three discounted loan payoffs, none of which related to the Long Island Prime Portfolio - Melville Properties. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

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Escrows. The Long Island Prime Portfolio - Melville Whole Loan documents provide for upfront escrows at origination in the amount of $537,224 for real estate taxes, $4,200,000 for general tenant improvements and leasing commissions (“TI/LCs”) and $2,903,067 for unfunded obligations reserves comprised of (i) $1,409,539 for UBS tenant improvements and free rent, (ii) $471,204 for Comtech Telecom tenant improvements and free rent, (iii) $256,011 for Worldwide tenant improvements, (iv) $244,151 for elevator modernization at the 48 South Service Road property, (v) $196,286 for Signature Bank free rent, (vi) $260,742 for Maguire Insurance Agency, Inc. free rent and tenant improvements, (vii) $43,166 for Schacker Real Estate Corporation leasing commissions and free rent and (viii) $21,969 for Piermont Inc. free rent.

The Long Island Prime Portfolio - Melville Whole Loan documents provide for ongoing monthly escrows for taxes ($268,612 as of the origination date), $14,871 for replacement reserves (to be reduced by approximately $0.02 per square foot for each property released pursuant to the “Partial Release” section below) and $89,229 for TI/LCs (to be reduced by $0.125 per square foot for each property released pursuant to the “Partial Release” section below). The Long Island Prime Portfolio - Melville Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the Long Island Prime Portfolio - Melville Properties is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Lockbox and Cash Management. The Long Island Prime Portfolio - Melville Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay all rents directly into such lockbox account. In the absence of a Trigger Period (as defined below) or event of default, the funds in the lockbox account will be remitted to the borrower’s operating account. During a Trigger Period or event of default, any transfers to the borrower’s operating account are required to cease and sums on deposit in the lockbox account will be transferred on a daily basis to a lender-controlled cash management account. To the extent there is a Trigger Period continuing, all excess cash flow after payment of the Long Island Prime Portfolio – Melville Whole Loan debt service, required reserves, operating expenses and mezzanine debt service will be swept into an excess cash flow reserve to be held in a lender controlled account. Upon the expiration of a Trigger Period, any remaining excess cash flow funds will be disbursed to the borrower’s operating account.

A “Trigger Period” will commence upon any of the following: (i) the net operating income of the Long Island Prime Portfolio – Melville Properties falling below $14,819,690 (as calculated in the Long Island Prime Portfolio - Melville Whole Loan documents and tested quarterly), (ii) the delivery of Citibank N.A.’s notice to terminate its lease or the failure of Citibank N.A. to deliver notice of its intent to extend or renew its lease 12 months prior to expiration, (iii) the failure of the borrower to deliver required financial reports to lender or (iv) the occurrence and continuance of an event of default under the Long Island Prime Portfolio – Melville Mezzanine Loan (as defined below). A Trigger Period will be cured, with regard to clause (i), upon the conclusion of the second of two consecutive quarters thereafter during each of which the net operating income of the Long Island Prime Portfolio – Melville Properties is equal to or greater than $14,819,690; with regard to clause (ii), upon the borrower (a) receiving notice from Citibank N.A. of its intention to renew or extend its lease for a period of no less than five years, (b) entering into one or more replacement leases covering, in the aggregate, no less than 70.0% of the square footage demised by the Citibank N.A. lease, for a period of no less than five years at an annual average base rent of no less than $32.00 per square foot or (c) the net operating income of the Long Island Prime Portfolio – Melville Properties is equal to or greater than $14,819,690 without giving effect to the Citibank N.A. lease but giving effect to rents from any qualifying lease covering any portion of the space demised by the Citibank lease; with regard to clause (iii), upon the borrower delivering such financial reports to lender; and with regard to clause (iv), upon the cure of such event of default under the Long Island Prime Portfolio – Melville Mezzanine Loan (as defined below).

Property Management. The Long Island Prime Portfolio - Melville Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Long Island Prime Portfolio - Melville Properties from and after June 6, 2018 provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the proposed transferee is controlled be a qualified transferee as provided in the Long Island Prime Portfolio - Melville Whole Loan documents (including total assets in excess of $650.0 million, shareholder’s equity in excess of $250.0 million); and (iii) the lender has received confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Melville Pari Passu Companion Loan with respect to the ratings of such securities.

Partial Release. Following the lockout period, the borrower is permitted to partially release any of the Long Island Prime Portfolio - Melville Properties with partial defeasance of 115% of the released property’s allocated loan balance, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) after giving effect to such defeasance, the debt yield (with respect to the Long Island Prime Portfolio - Melville Whole Loan and the Long Island Prime Portfolio - Melville Mezzanine Loan) with respect to the remaining Long Island Prime Portfolio – Melville Properties being no less than the greater of (a) 11.58% and (b) the debt yield immediately prior to the release; (iii) the lender has received confirmation that the defeasance will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Melville Pari Passu Companion Loan with respect to the ratings of such securities; (iv) the lender receives a legal opinion that the release satisfies REMIC requirements.

58/68 South Service Road Tax Lot Subdivision and Condominium Conversion. The 58 South Service Road property and the 68 South Service Road property (the “58/68 South Service Road Properties”) currently constitute a single tax lot. The borrower may subdivide the 58/68 South Service Road Properties subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) each of the 58/68 South Service Road Properties thereafter each constitutes separate, legally subdivided parcels of land and separate tax lots; and (iii) subdivision will not adversely affect the use, operations or access to each property.

In lieu of effectuating the subdivision of 58/68 South Service Road Properties described above, the borrower may convert the 58/68 South Service Road Properties into a condominium form of ownership containing two separate condominium units at each of the 58

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South Service Road property and the 68 South Service Road property, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) each of the 58/68 South Service Road Properties thereafter each constitutes separate tax lots; (iii) the borrower has demonstrated to lender’s reasonable satisfaction that the conversion will not have any material adverse impact on either of the 58/68 South Service Road Properties; and (iv) the lender has received confirmation that the conversion will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Melville Pari Passu Companion Loan with respect to the ratings of such securities. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Condominium Interests” in the Preliminary Prospectus.

Free Release. The borrowers are permitted to obtain the release of the vacant unimproved portion of any of the Long Island Prime Portfolio - Melville Properties, subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) no event of default has occurred and is continuing, (ii) release will not adversely affect the use, operations or access to the remaining property, (iii) release conforms to REMIC requirements, (iv) evidence that the remaining property will be in compliance with all applicable legal and zoning requirements and (v) the loan to value ratio for the remaining properties are in compliance with all REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. KDF REIT Investments, LLC, a related entity of CBRE Global Investors (the “Long Island Prime Portfolio - Melville Mezzanine Lender”) funded a $30,125,000 mezzanine loan (the “Long Island Prime Portfolio - Melville Mezzanine Loan”) to RXR Melville Mezz LLC, a Delaware limited liability company owning 100.0% of each borrower under the Long Island Prime Portfolio - Melville Whole Loan (collectively, the “Long Island Prime Portfolio - Melville Mezzanine Borrower”). The Long Island Prime Portfolio - Melville Mezzanine Loan is secured by a pledge of the Long Island Prime Portfolio - Melville Mezzanine Borrower’s interest in the borrowers under the Long Island Prime Portfolio - Melville Whole Loan. The Long Island Prime Portfolio - Melville Mezzanine Loan accrues interest at a rate of 8.750% per annum and requires interest-only payments through the maturity date of June 6, 2027. The rights of the Long Island Prime Portfolio - Melville Mezzanine Lender are further described under “Description of the Mortgage Pool–Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

Preferred Equity. CNI RXR Prime Investor, LLC, a related entity of Colony NorthStar, Inc., had made a preferred equity investment in RXR LI Prime Property Venture LP in an amount equal to $85,000,000, of which $27,110,470 is attributable to the 100.0% preferred interest in the Long Island Prime Portfolio - Melville Mezzanine Borrower. Pursuant to the limited partnership agreement of RXR LI Prime Property Venture LP, the preferred equity interest is payable only from excess cash after the payment of amounts due under the Long Island Prime Portfolio - Melville Whole Loan and the Long Island Prime Portfolio - Melville Mezzanine Loan. See “Description of the Mortgage Pool–Additional Indebtedness–Preferred Equity” in the Preliminary Prospectus.

58/68 South Service Road Permitted Future Industrial Development Agency (“IDA”) Lease. The borrower is permitted to convey its current fee interest in the 58/68 South Service Road Properties (but not its reversionary interest) to the Industrial Development Agency (“IDA”), subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the future IDA lease is satisfactory to lender; (iii) the fee interest in the applicable property is subject to the Long Island Prime Portfolio - Melville Whole Loan; (iv) no material adverse effect as determined under the Long Island Prime Portfolio - Melville Whole Loan documents; and (v) the lender has received confirmation that the conveyance will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Melville Pari Passu Companion Loan with respect to the ratings of such securities. The conveyance is to be by virtue of a deed of the fee interests in the applicable property to the IDA and the lease of such property from the IDA to the applicable borrower for the purpose of facilitating the granting of economic benefits to the borrower.

Terrorism Insurance. The Long Island Prime Portfolio - Melville Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Long Island Prime Portfolio - Melville Properties. The Long Island Prime Portfolio - Melville Whole Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. If TRIPRA or a similar statute is no longer in effect, borrower will only be obligated to carry terrorism insurance if commercially available and, in such event, subject to a cap equal to two times the premium for the property and business/rental interruption coverage.

Windstorm Insurance. The Long Island Prime Portfolio - Melville Whole Loan documents require windstorm insurance covering the full replacement cost of the Long Island Prime Portfolio - Melville Properties during the loan term. At origination, the Long Island Prime Portfolio - Melville Properties had windstorm insurance coverage.

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225 & 233 PARK AVENUE SOUTH

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225 & 233 PARK AVENUE SOUTH

225-233 PARK AVENUE SOUTH

225
233
19
Facebook 21,063 SF 10/2027
18
Facebook 27,677 SF 10/2027
17
Facebook 27,766 SF 10/2027
16
Buzzfeed 27,766 SF 5/2026
15
Buzzfeed 27,653 SF 5/2026
14
Buzzfeed 27,044 SF 5/2026
13
Buzzfeed 2,288 SF 5/2026
Buzzfeed 27,044 SF 5/2026
12
Buzzfeed 13,343 SF 5/2026
Buzzfeed 26,921 SF 5/2026
11
Buzzfeed 13,343 SF 5/2026
Buzzfeed 26,921 SF 5/2026
10
Facebook 13,418 SF 10/2027
Facebook 27,073 SF 10/2027
9
Facebook 13,418 SF 10/2027
Facebook 26,979 SF 10/2027
8
Facebook 13,418 SF 10/2027
Facebook 26,979 SF 10/2027
7
Facebook 13,053 SF 10/2027
Facebook 26,979 SF 10/2027
6
STV 13,053 SF 5/2024
Facebook 26,979 SF 10/2027
5
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
4
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
3
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
2
T. Rowe Price 13,450 SF 3/2028
CUNY 3,790 SF 6/2021
Vacant 5,926 SF
WB Wood 13,397 SF 12/2022
1
233 PAS Restaurant Co. 9,528 SF 4/2032
Vacant 568 SF
Ainsworth 6,540 SF 10/2022
Buzzfeed 1,800 SF 5/2026
Flushing Savings Bank 7,208 SF 10/2026
Florian Cafe 6,953 SF 6/2029
Basement
233 PAS Restaurant Co. 1,433 SF 4/2032
Ainsworth 5,200 SF 10/2022
Vacant 7,980 SF
Facebook 1,658 SF 10/2027
Vacant
2021 – 2022
2023 – 2024
2025 – 2026
2027+

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225 & 233 PARK AVENUE SOUTH

225 & 233 Park Avenue South
225 & 233 Park Avenue South
New York, NY 10003
MANHATTAN
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A-3-64

No. 6 – 225 & 233 Park Avenue South

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$45,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$45,000,000			Location:	New York, NY
% of Initial Pool Balance:	3.9%			Size:	675,756 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$347.76
Borrower Name:	225 Fourth LLC			Year Built/Renovated:	1909/2017
Borrower Sponsor:	Orda Management Corporation			Title Vesting:	Fee
Mortgage Rate:	3.6514%			Property Manager:	Self-Managed
Note Date:	May 31, 2017			4th Most Recent Occupancy (As of)(5):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(5):	95.8% (12/31/2014)
Maturity Date:	June 6, 2027			2nd Most Recent Occupancy (As of)(5):	49.2% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(5):	96.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(5)(6):	97.9% (5/24/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(7):	$21,053,461 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(7):	$22,749,971 (12/31/2015)
Call Protection(2):	L(25),D(90),O(5)			2nd Most Recent NOI (As of)(7):	$16,244,360 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(7):	$15,248,156 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine; Future Mezzanine
				U/W Revenues:	$48,106,942
				U/W Expenses:	$18,601,103
				U/W NOI(7):	$29,505,839
Escrows and Reserves(4):				U/W NCF:	$28,439,583
				U/W NOI DSCR(1):	3.39x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	3.27x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	12.6%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.1%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value(8):	$750,000,000
TI/LC Reserve	$8,106,455	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2017
Remaining Capital Expenditures	$11,529,288	$0	NAP	Cut-off Date LTV Ratio(1)(8):	31.3%
Free Rent Reserve	$14,864,252	$0	NAP	LTV Ratio at Maturity or ARD(1)(8):	31.3%
Buzzfeed Rollover Reserve	$0	Springing	$13,000,000

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 225 & 233 Park Avenue South Whole Loan (as defined below). The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the 225 & 233 Park Avenue South Total Debt (as defined below), including the 225 & 233 Park Avenue South Mezzanine Loan (as defined below), are 57.3%, 1.59x and 6.9%, respectively.

(2)	The lockout period will be at least 25 payments, beginning with and including the first payment date of July 6, 2017. Defeasance of the 225 & 233 Park Avenue South Mortgage Loan is permitted at any time after the earlier to occur of (i) May 31, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	See “Historical Occupancy” section.

(6)	Current Occupancy includes the Facebook Expansion Space (as defined below) and Facebook’s 8th floor space (40,397 square feet), which have a lease commencement date of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in August 2017. All free rent amounts attributable to both spaces were deposited into escrow by the borrower on the origination date.

(7)	See “Cash Flow Analysis” section.

(8)	See “Appraisal” section. The As-Is Appraised Value reflects the “As-is assuming holdbacks” value for the 225 & 233 Park Avenue South Property (as defined below) which assumes that all outstanding amounts for TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date. The “As-is” appraised value is $720,000,000, which represents a Cut-off Date LTV Ratio and an LTV at Maturity or ARD for the 225 & 233 Park Avenue South Whole Loan and 225 & 233 Park Avenue South Total Debt of 32.6% and 59.7%, respectively.

The Mortgage Loan. The mortgage loan (the “225 & 233 Park Avenue South Mortgage Loan”) is part of a whole loan (the “225 & 233 Park Avenue South Whole Loan”) evidenced by four pari passu notes secured by a first mortgage encumbering the fee interest in two, contiguous office buildings located on Park Avenue South between East 18th and East 19th streets in Manhattan, New York (the “225 & 233 Park Avenue South Property”). The 225 & 233 Park Avenue South Whole Loan was originated on May 31, 2017 by Barclays Bank PLC. The 225 & 233 Park Avenue South Whole Loan had an original principal balance of $235,000,000, has an outstanding principal balance as of the Cut-off Date of $235,000,000 and accrues interest at an interest rate of 3.6514% per annum. The 225 & 233 Park Avenue South Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-

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225 & 233 PARK AVENUE SOUTH

off Date and requires payments of interest-only through the term of the 225 & 233 Park Avenue South Whole Loan. The 225 & 233 Park Avenue South Whole Loan matures on June 6, 2027.

Note A-4, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents a non-controlling interest in the 225 & 233 Park Avenue South Whole Loan. The controlling Note A-1 and non-controlling Note A-2 and A-3, which have an aggregate original principal balance of $190,000,000, referred to herein as the “225 & 233 Park Avenue South Companion Loans,” are expected to be contributed to a future securitization trust or trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$70,000,000	Barclays Bank PLC	Yes
A-2	$60,000,000	Barclays Bank PLC	No
A-3	$60,000,000	Barclays Bank PLC	No
A-4	$45,000,000	WFCM 2017-C38	No
Total	$235,000,000
(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, on any date before February 6, 2027 the borrower has the right to defease the 225 & 233 Park Avenue South Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) May 31, 2020. The 225 & 233 Park Avenue South Whole Loan is prepayable without penalty on or after February 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$235,000,000	54.7%	Loan Payoff	$226,370,056	52.6%
Mezzanine Loan	195,000,000	45.3	Return of equity	159,383,488	37.1
			Reserves	34,499,995	8.0
			Closing costs	9,746,461	2.3

Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%

The Property. The 225 & 233 Park Avenue South Property comprises two contiguous Class A office buildings, totaling 675,756 square feet, located on Park Avenue South, between East 18th and East 19th Streets in Manhattan, New York. 225 Park Avenue South is a 19-story Class A office building with 503,104 square feet built in 1910. 233 Park Avenue South is a 13-story Class A office building built in 1909 with 172,652 square feet. The two buildings operate as a single property, as they are interconnected on each floor. The 225 & 233 Park Avenue South Property provides various amenities, including, but not limited to, exclusive outdoor spaces on the roof of each building, bike storage and separate entrances, one on Park Avenue South and one on East 18th Street. The 225 & 233 Park Avenue South Property is located one block north of Union Square and one block south of Gramercy Park. According to the appraisal, the 225 & 233 Park Avenue South Property is considered to be located in a trendy, upscale neighborhood with access to restaurants, nightclubs, galleries, theaters and universities. As of May 24, 2017, the 225 & 233 Park Avenue South Property was 97.9% leased to 10 tenants.

Prior to 2014, the 225 & 233 Park Avenue South Property was 100.0% occupied by the Port Authority of New York and New Jersey and STV. Once Port Authority elected to leave the building in 2015, the borrower sponsor commenced an approximately $133 million capital improvement plan for the 225 & 233 Park Avenue South Property. Of the $133 million, approximately $113.6 million had been spent as of the origination date on various hard and soft improvements and tenant improvements and leasing costs for Facebook, Buzzfeed, T. Rowe Price and the new ground floor restaurant. The remaining $19.6 million was deposited into escrow by the borrower on the origination date. The outstanding hard and soft improvements include upgrading the elevators, building out the 19th floor garden courtyard/rooftop and finishing the build-out of the ground floor retail.

The 225 & 233 Park Avenue South Property’s largest tenant is Facebook, a technology company whose platforms allow users to communicate with family, friends and coworkers. Facebook utilizes the 225 & 233 Park Avenue South Property as its marketing headquarters and leases 39.4% of net rentable area through October 2027. Facebook has been a tenant at the 225 & 233 Park Avenue South Property since October 2016 and has invested approximately $60 million in excess of its initial tenant improvement allowance into its respective space. The build-out includes a sit-down restaurant and garden courtyard/rooftop on the 19th floor, a contiguous staircase between the 8th, 9th and 10th floors and interior design by Frank Gehry. On May 26, 2017, Facebook exercised an expansion option to lease a portion of the 6th floor and the entire 7th floor, an increase of 67,011 square feet. The tenant is currently engaged in the build-out of the expansion space and is expected to take occupancy in July 2018. As of December 31, 2016, Facebook had approximately 1.23 billion daily active users.

The second largest tenant, Buzzfeed, leases 28.7% of net rentable area through May 2026 (see “Escrows” below). Buzzfeed is an independent digital media company delivering news and entertainment to millions of users globally. Buzzfeed, who has its headquarters at 225 & 233 Park Avenue South, has been a tenant at the 225 & 233 Park Avenue South Property since June 2015 and has spent approximately $23.9 million in excess of its initial tenant improvement allowance into its space. Buzzfeed has its own

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225 & 233 PARK AVENUE SOUTH

separate building entrance on East 18th street and has a garden courtyard/rooftop on the 13th floor (the top floor of the 233 Park Avenue South Property). As of November 2016, Buzzfeed raised approximately $200 million from NBCUniversal, increasing the company’s investment in Buzzfeed to approximately $400 million. Based on the terms of the NBCUniversal investment, Buzzfeed would be valued at approximately $1.7 billion.

The third largest tenant is STV, a firm offering engineering, architectural, planning, environmental and construction management services. STV leases 19.7% of net rentable area through May 2024, has been a tenant at the 225 & 233 Park Avenue South Property since 1983 and recently expanded into a portion of the fourth floor totaling 13,053 square feet.

The following table presents certain information relating to the tenancy at the 225 & 233 Park Avenue South Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Facebook(2)(3)	NR/NR/NR	266,460	39.4%	$79.36	$21,146,899	45.1%	10/31/2027(4)(5)
Buzzfeed(6)(7)	NR/NR/NR	194,123	28.7%	$76.28	$14,808,325	31.6%	5/31/2026
STV	NR/NR/NR	133,200	19.7%	$45.33	$6,037,948	12.9%	5/31/2024(8)
233 PAS Restaurant Co.(9)	NR/NR/NR	10,961	1.6%	$100.36	$1,100,000	2.3%	4/30/2032(10)
T. Rowe Price(11)	NR/NR/NR	13,450	2.0%	$78.00	$1,049,100	2.2%	3/31/2028(12)
Total Major Tenants		618,194	91.5%	$71.41	$44,142,272	94.2%

Non-Major Tenants		43,088	6.4%	$63.64	$2,742,314	5.8%

Occupied Collateral Total		661,282	97.9%	$70.90	$46,884,586	100.0%

Vacant Space		14,474	2.1%

Collateral Total		675,756	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Facebook recently exercised its expansion option at the 225 & 233 Park Avenue South Property for a portion of the 6th floor and the entire 7th floor totaling 67,011 square feet (the “Facebook Expansion Space”).

(3)	Facebook is entitled to 19 months of free rent through December 2018 for the Facebook Expansion Space (9.9% of net rentable area), 12 months of free rent through May 2018 for the 8th floor, totaling 40,397 square feet (6.0% of net rentable area) and five months of free rent through October 2017 for the 18th and 19th floors, totaling 48,740 square feet (7.2% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(4)	Facebook has one five-year lease renewal option on the (i) 8th, 9th, 10th, 17th, 18th and 19th floors, (ii) 9th and 10th floors, (iii) 17th, 18th and 19th floors or (iv) 9th, 10th, 17th, 18th and 19th floors.

(5)	Facebook has a one-time right to terminate its lease effective March 31, 2024 by providing 18 months’ written notice and delivering a termination payment of $32,991,937. However, the termination payment will be increased by seven months of fixed rent with respect to the Facebook Expansion Space and the unamortized value of the transaction costs with respect to the Facebook Expansion Space amortized at a 6% interest rate over the term of the Facebook Expansion Space.

(6)	Buzzfeed currently subleases the entire 11th floor of the 225 building (26,921 square feet) to Teacher Synergy, LLC, through June 30, 2019. The sublease will automatically renew on a month-to-month basis after the expiration date until either Buzzfeed or Teacher Synergy, LLC give six months’ termination notice to one another.

(7)	Buzzfeed is entitled to 16 months of free rent through September 2018 on 2,288 square feet (0.3% of the net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(8)	STV has one, ten-year lease renewal option. The renewal may apply to all or a part of the STV premises, provided that the renewal may not consist of less than two full contiguous floors within the 225 & 233 Park Avenue South Property.

(9)	233 PAS Restaurant Co. is entitled to 10 months of free rent through March 2018 on 9,488 square feet (1.4% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(10)	233 PAS Restaurant Co. has one, five-year lease renewal option.

(11)	T. Rowe Price is entitled to nine months of free rent through February 2018 on 13,450 square feet (2.0% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(12)	T. Rowe Price has one, five-year lease renewal option.

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225 & 233 PARK AVENUE SOUTH

The following table presents certain information relating to the lease rollover schedule at the 225 & 233 Park Avenue South Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	3,790	0.6%	3,790	0.6%	$287,547	0.6%	$75.87
2022	2	25,137	3.7%	28,927	4.3%	$1,353,139	2.9%	$53.83
2023	0	0	0.0%	28,927	4.3%	$0	0.0%	$0.00
2024	1	133,200	19.7%	162,127	24.0%	$6,037,948	12.9%	$45.33
2025	0	0	0.0%	162,127	24.0%	$0	0.0%	$0.00
2026	2	201,331	29.8%	363,458	53.8%	$15,309,953	32.7%	$76.04
2027	1	266,460	39.4%	629,918	93.2%	$21,146,899	45.1%	$79.36
Thereafter	3	31,364	4.6%	661,282	97.9%	$2,749,100	5.9%	$87.65
Vacant	0	14,474	2.1%	675,756	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	675,756	100.0%			$46,884,586	100.0%	$70.90

(1)	Information obtained from the underwritten rent roll and includes rent steps through April 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the 225 & 233 Park Avenue South Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	5/24/2017(3)(4)
100.0%	95.8%	49.2%	96.6%	97.9%
(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from year-end 2014 to year-end 2015 is a result of Port Authority vacating its premises at the 225 & 233 Park Avenue South Property, except for Floors 4 and 8 in the 233 Park Avenue South building. The borrower sponsor commenced gut renovating the space made available after Port Authority vacated.

(3)	Information obtained from the underwritten rent roll.

(4)	Current Occupancy includes the Facebook Expansion Space and Facebook’s 8th floor space (40,397 square feet), which have a lease commencement date of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in August 2017. All free rent amounts attributable to both spaces were deposited into escrow by the borrower on the origination date.

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225 & 233 PARK AVENUE SOUTH

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 225 & 233 Park Avenue South Property:

Cash Flow Analysis

	2014	2015(1)	2016(1)(2)	TTM 3/31/2017(2)	U/W(3)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(4)	$34,757,905	$36,390,135	$30,962,652	$31,901,632	$45,723,854	95.0%	$67.66
Grossed Up Vacant Space	0	0	0	0	977,863	2.0	1.45
Rent Steps	0	0	0	0	445,767	0.9	0.66
Total Reimbursables	5,329,836	5,220,534	4,283,556	2,896,654	2,082,476	4.3	3.08
Other Income(5)	311,227	271,394	248,411	245,387	245,387	0.5	0.36
Less Vacancy & Credit Loss	0	0	0	0	(1,368,405)	(2.8)	(2.02)
Effective Gross Income	$40,398,967	$41,882,063	$35,494,619	$35,043,673	48,106,942	100.0%	$71.19

Total Operating Expenses	$19,345,506	$19,132,092	$19,250,259	$19,795,518	$18,601,103	38.7%	$27.53

Net Operating Income	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$29,505,839	61.3%	$43.66
TI/LC	0	0	0	0	991,923	2.1	1.47
Capital Expenditures	0	0	0	0	74,333	0.2	0.11
Net Cash Flow	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$28,439,583	59.1%	$42.09

NOI DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.39x
NCF DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.27x
NOI DY(6)	9.0%	9.7%	6.9%	6.5%	12.6%
NCF DY(6)	9.0%	9.7%	6.9%	6.5%	12.1%

(1)	The decrease in Net Operating Income from 2015 to 2016 is primarily due to the Port Authority of New York and New Jersey vacating its premises in March 2015, with the exception of Floors 4 and 8. The Port Authority of New York and New Jersey previously occupied 305,426 square feet and at rental rates between $56 and $62 per square foot on a modified gross basis.

(2)	The decrease in Net Operating Income from 2016 to TTM 3/31/2017 is a result of the borrower sponsor’s gut renovation of the space previously occupied by the Port Authority of New York and New Jersey. Additionally, two tenants, Buzzfeed and Facebook, totaling 186,368 square feet (27.6% of the net rentable area) were in free rent periods.

(3)	The increase in Effective Gross Income from TTM 3/31/2017 to U/W is primarily due to (i) Facebook’s signed-not-occupied rent of $8,163,008 for the Facebook Expansion Space and its space on the 8th floor, (ii) three tenants (Buzzfeed, Facebook and STV) totaling 198,791 square feet (29.4% of net rentable area) concluding their rent abatement period and (iii) rent steps taken through April 2018.

(4)	Underwritten Base Rent is inclusive of a rent credit of $714,965 for Facebook who is reimbursed $2.70 per square foot for cleaning costs.

(5)	Other Income consists of cleaning income and other miscellaneous items.

(6)	Debt service coverage ratios and debt yields are based on the 225 & 233 Park Avenue South Whole Loan.

Appraisal. As of the appraisal valuation date of April 1, 2017 the 225 & 233 Park Avenue South Property had an “as-is” appraised value of $720,000,000, which equates to an “as-is” Cut-off Date LTV of 32.6% and 59.7% for the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Total Debt, respectively. The appraiser also concluded to an “as-is assuming holdbacks” value of $750,000,000 as of April 1, 2017, which equates to an “as-is assuming holdbacks” Cut-off Date LTV Ratio of 31.3% and 57.3% for the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Total Debt, respectively. The “as-is assuming holdbacks” value presumes that all outstanding amounts related to the TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date.

Environmental Matters. According to a Phase I environmental site assessment dated April 13, 2017, there was no evidence of any recognized environmental conditions at the 225 & 233 Park Avenue South Property.

Market Overview and Competition. The 225 & 233 Park Avenue South Property is located in the Madison/Union Square office submarket of the Midtown South Manhattan market, a block north of Union Square and a few blocks south of Madison Square Park. The 225 & 233 Park Avenue South Property is located within “Silicon Alley”, the stretch of Broadway from the Flatiron District to SoHo, and is also considered a hub for startups and tech companies. A few of the corporate neighbors to the 225 & 233 Park Avenue South Property are Tumblr, Sony, MasterCard and Digitas. The 225 & 233 Park Avenue South Property also benefits from its vicinity to numerous retailers and various fine and casual dining options. Proximity to Union Square provides access to multiple subway lines, including the 4, 5, 6, N, Q, R, W and L, all of which connect to various parts of New York City.

As of the first quarter of 2017, the Madison/Union Square office submarket had approximately 32.0 million square feet of office inventory, direct weighted average Class A asking rents of $84.23 per square foot and a vacancy rate of 3.9%. According to the appraisal, average Class A office rents in the Madison/Union Square submarket are $81.83 per square foot, with multiple spaces in the market exceeding $90.00 per square foot.

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225 & 233 PARK AVENUE SOUTH

The following table presents certain information relating to comparable leases to the 225 & 233 Park Avenue South Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Floor	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
412 West 13th Street New York, NY	1900/2001	8	3 – 6	80,330	1.5 miles	Bumble & Bumble	Feb 2017 / 15 Yrs	41,210	$93.00	Gross
853 Broadway New York, NY	1929	21	21st	126,000	0.3 miles	21st Century Fox / True XMedia	Jan 2017 / 10 Yrs	5,864	$110.00	Gross
413 West 14th Street New York, NY	2017	5	3rd, 4th, PH	110,358	1.4 miles	Argo Group	Feb 2017 / 15 Yrs	45,495	$92.00	Gross
430 West 15th Street New York, NY	1950/2016	7	2 – 7	98,087	1.4 miles	Live Nation Entertainment, Inc.	Jan 2017 / 15 Yrs	76,915	$98.66	Gross
315 Park Avenue South New York, NY	1928/2007	20	11 – 12	276,000	0.3 miles	BDG Media	Nov 2016 / 10 Yrs	34,100	$85.00	Gross
330 Hudson Street New York, NY	2013	13	Pt. 9 - 10	394,315	2.0 miles	Deloitte Digital	Nov 2016 / 12 Yrs	37,356	$80.00	Gross
250 Hudson Street New York, NY	1928	14	8th	30,000	2.3 miles	Lieff Cabraser Heimann & Bernstein	Sept 2016 / 10 Yrs	27,778	$78.00	Gross
315 Park Avenue South New York, NY	1928/2007	20	19th – 20th	276,000	0.3 miles	Winton Capital	July 2016 / 10 Yrs	34,844	$100.00	Gross
200 Park Avenue South New York, NY	1908	17	6th – 7th	225,000	0.05 miles	Elizabeth Arden	Mar 2016 / 10 Yrs	35,698	$64.00	Gross
770 Broadway New York, NY	1905	15	14th	911,213	0.5 miles	Facebook	Feb. 2016 / 12 Yrs	79,998	$105.00	Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the 225 & 233 Park Avenue South Whole Loan is 225 Fourth LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 225 & 233 Park Avenue South Whole Loan. Morton F. Silver and Orda Management Corporation are the guarantors of certain nonrecourse carveouts under the 225 & 233 Park Avenue South Whole Loan. Morton F. Silver’s carveouts under the 225 & 233 Park Avenue South Whole Loan are limited to transfers of the 225 & 233 Park Avenue South Property and bankruptcy.

The Borrower Sponsor. The borrower sponsor is Orda Management Corporation (“ORDA”). ORDA is a New York-based family-owned business organized in New York in 1952 as a company and incorporated in 1956. ORDA predominantly develops, manages and owns residential and commercial real estate in the New York metropolitan area. ORDA has also gained a reputation for developing and renovating historic buildings. ORDA, in conjunction with the Related Companies, has developed the Armory, The Sierra, the Tate and the Westport.

Escrows. The loan documents provide for upfront reserves in the amount of $14,864,252 for free rent, $11,529,288 for remaining base building costs and fees and $8,106,455 for outstanding tenant improvements and leasing commissions.

The loan documents do not require monthly reserve deposits for real estate taxes, replacement reserves and TI/LCs so long as no Trigger Period (as defined below) has occurred and is continuing. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Trigger Period is in effect and (ii) the borrower provides the lender with evidence that the 225 & 233 Park Avenue South Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to make monthly deposits one-twelfth of the real estate taxes due, one-twelfth of the estimated insurance premiums, $11,176 (approximately $0.20 per square foot annually) per month for replacement reserves and $55,878 (approximately $1.00 per square foot annually) per month for TI/LCs.

The borrower is required, no later than one business day after receipt of the Facebook lease termination payment, to deposit such lease termination payment into the TI/LC reserve (“Facebook Rollover Reserve Fund”). The Facebook Rollover Reserve Fund will be used for tenant improvements and leasing commissions incurred in connection with the re-leasing of the Facebook space.

On the payment date occurring in June 2018 and each payment date thereafter prior to the occurrence of a Buzzfeed Trigger Period (as defined below), the borrower will be required to deposit $112,623 into a reserve (the “Buzzfeed Rollover Reserve”) and on each payment date during the continuation of a Buzzfeed Trigger Period, the borrower will be required to sweep all excess cash flow from

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225 & 233 PARK AVENUE SOUTH

the 225 & 233 Park Avenue South Property into the Buzzfeed Rollover Reserve until the amounts on deposit equal or exceed $13,000,000 (the “Buzzfeed Rollover Cap”).

A “Trigger Period” means the occurrence of a (i) Default Trigger Period, (ii) Buzzfeed Trigger Period, (iii) Mezzanine Trigger Period or (iv) DSCR Trigger Period.

A “Default Trigger Period” will commence upon the occurrence and continuance of an event of default under the 225 & 233 Park Avenue South Whole Loan documents and expire upon the cure of such event of default.

A “Buzzfeed Trigger Period” will commence on April 1, 2025, the date that is 14 months prior to the scheduled expiration of the Buzzfeed lease, and terminate upon (i) Buzzfeed renewing or extending its lease in accordance with the 225 & 233 Park Avenue South Whole Loan documents and (a) Buzzfeed paying full, unabated rent under such renewed or extended lease or (b) Buzzfeed being obligated to begin paying full unabated rent under such renewed or extended lease if the borrower reserves with the lender the amount equal to the aggregate amount of the rent that would accrue during such free rent period, (ii) (1) the borrower leases the entire Buzzfeed space to one or more tenants pursuant to replacement lease(s) acceptable to the lender, (2) such tenants are in physical occupancy of their space, (3) open for business and the landlord’s leasing obligations for such replacement lease(s) have been paid and (4) the applicable replacement tenant(s) are paying full, unabated rent which equals or exceeds the rent payable under the Buzzfeed lease or (iii) the amount reserved in the Buzzfeed Rollover Reserve equals or exceeds the Buzzfeed Rollover Cap. However, if clauses (i) and (ii) above occur prior to April 1, 2025, a Buzzfeed Trigger Period will not commence.

A “Mezzanine Trigger Period” will commence upon the date that the lender has received written notice from the mezzanine lender that an loan event of default under the 225 & 233 Park Avenue South Mezzanine Loan exists and expire upon the date that the lender has received written notice from the mezzanine lender that such event of default no longer exists.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt), as calculated in the loan documents, being less than 1.20x and expire upon the date that the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt) is equal to or greater than 1.25x for two consecutive quarters.

Lockbox and Cash Management. The 225 & 233 Park Avenue South Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the 225 & 233 Park Avenue South Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt, unless a Trigger Period has occurred, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

Property Management. The 225 & 233 Park Avenue South Property is managed by an affiliate of the borrower.

Assumption. The borrower has, at anytime (other than the period 90 days prior to a securitization of a note or the period 90 days after a securitization of a note) the right to transfer the 225 & 233 Park Avenue South Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with 30 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents, (iv) the payment of an assumption fee of $136,628 for the first such assumption of the 225 & 233 Park Avenue South Whole Loan and $273,256 for each subsequent assumption of the 225 & 233 Park Avenue South Whole Loan, and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating agency rating any securities backed by any of the 225 & 233 Park Avenue South Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Barclays Bank PLC funded a $195,000,000 mezzanine loan (the “225 & 233 Park Avenue South Mezzanine Loan” and together with the 225 & 233 Park Avenue South Whole Loan, the “225 & 233 Park Avenue South Total Debt”) with the origination of the 225 & 233 Park Avenue South Whole Loan. The 225 & 233 Park Avenue South Mezzanine Loan is coterminous with the 225 & 233 Park Avenue South Whole Loan and accrues interest at a fixed per annum rate equal to 4.6700%. The Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield on the 225 & 233 Park Avenue South Total Debt is 57.3%, 1.59x and 6.9%, respectively. An intercreditor agreement is in place with respect to the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Mezzanine Loan. The 225 & 233 Park Avenue South Mezzanine Loan may be split into a senior mezzanine loan and one or more junior mezzanine loans. Barclays Bank PLC currently holds the 225 & 233 Park Avenue South Mezzanine Loan and expects to sell the 225 & 233 Park Avenue South Mezzanine Loan to one or more third-party investors.

Provided no event of default has occurred and is continuing, the borrower is permitted to incur future mezzanine indebtedness, provided (a) prior written notice of not less than 45 days, but not more than 90 days is provided to the lender specifying the origination date of the permitted mezzanine loan, (b) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (c) the mezzanine loan will have a term that is at least co-terminous with the 225 & 233 Park Avenue South Whole Loan, (d) the mezzanine loan will be current pay and will not be a payment in kind structure, (e) the combined loan-to-value ratio for the 225 & 233 Park Avenue South Total Debt and permitted mezzanine loan will not be greater than 54.46%, (f) the debt service coverage ratio of the 225 & 233 Park Avenue South Total Debt and the permitted mezzanine loan is equal to greater than 1.67x, (g) if the mezzanine loan is floating rate, the borrower is required to acquire and

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225 & 233 PARK AVENUE SOUTH

maintain an interest rate cap or swap agreement from a counterparty reasonably acceptable to the lender, (h) a rating agency confirmation from each Rating Agency rating the WFCM 2017-C38 transaction that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates and similar ratings confirmations from each rating agency rating any securities backed by the 225 & 233 Park Avenue South Companion Loans with respect to the ratings of such securities, and (i) any other requirements as stated under the 225 & 233 Park Avenue South Whole Loan documents are met.

Ground Lease. None.

Terrorism Insurance. The 225 & 233 Park Avenue South Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 225 & 233 Park Avenue South Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

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MARKET STREET - THE WOODLANDS

TIFFANY & CO.

H-E-B
WOODLANDS MARKET

ALEX AND ANI
TESLA

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MARKET STREET - THE WOODLANDS

H-E-B
Union Bank
VOGUE CLEANERS
BOARDROOM FOR MEN
THE LOFT
PHILANTHROPY FASHION
WOODLAND DENTISTRY
LensCrafters
IDEAL IMAGE
SCRILLEO'S PO-BOY SHOP
STADIA
LUSH
THE COUNTER
L'OCCITANE
J.McLaughlin
UNI SUSHI
J.CREW
Allen Edmonds
sunglass hut
1252 TAPAS BAR
MADDIES
cru
ANN TAYLOR
MICHAEL KORS
Tommy Bahama
TRINA TURK
ORVIS
TIFFANY & CO.
ELAINE TURNER
Ameritrade
BERRYHILL TAMALES
LA MADELEINE

- Anchor / Major
- Non Anchor / Inline / Outparcel
- Vacant

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MARKET STREET - THE WOODLANDS

Conroe
Woodloch
The Woodlands
Spring
MONTGOMERY COUNTY
HARRIS COUNTY
Market Street - The Woodlands
9595 Six Pines Drive
The Woodlands, TX 77380
Grand Lake
River Plantation Country Club
3 Palms Action Sports Park
W.G. Jones State Forest
College Park Shopping Center
Lone Star College - Montgomery
College Park Dr.
St. Luke's Health - Lakeside Hospital
Sam Moon Center
Palmer Golf Course
Club at Carlton Woods
Cochran's Crossing
Portofino Shopping Center
Memorial Hermann The Woodlands Hospital
Pinecroft Center
Indian Springs Village Center
The Woodlands Children's Museum
Lake Woodlands
The Woodlands Mall
Cynthia Woods Mitchell Pavilion
Waterway Square
Chevron Phillips Chemical Co.
Tom Fazio Championship Course at Carlton Woods
The Woodlands Resort and Conference Ctr.
Scrap Yard Sports
Robinson Rd.
Elan Blvd.
Sawdust Plaza
The Woodlands Gateway Plaza
Sawdust Rd.
Rayford Rd.
Wood Winds Shopping Center
The Woodlands Country Club
Augusta Pines
ExxonMobil Houston Campus
Southwestern Energy Company
Hardy Toll Rd
Grand Pkwy
Spring Stuebner Rd.
Pundt Park
David Wayne Hooks Memorial Airport
Houston 22 miles
Northland Center
George Bush Inctl. Airport 13 miles
Research Forest Dr
College Park Dr.
Gosling Rd.
Woodlands Pkwy.
Lake Woodland Dr.
Flintridge
Kuykendahl Rd.
Glen Loch Dr.
Grogans Mill Rd.
Hans Rd.
Northcrest Dr.
North Frwy
Conroe-Porter Rd.
45
242
336
99
Coldspring
New Waverly
Lake Conroe
Willis
Shepherd
Montgomery
Conroe
Cleveland
Pinehurst
The Woodlands
Porter Heights
Woodbranch
Stagecoach
Tomball
Spring
Dayton
Kingwood
Atascocita
Humble
Cypress
Lake Houston
Crosby
Aldine
Jersey Village
HOUSTON
Barrett
Sheldon
Channelview
Katy
Baytown
Uptown
Downtown
Westchase
Jacinto City

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No. 7 - Market Street – The Woodlands

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$45,000,000			Specific Property Type:	Lifestyle Center
Cut-off Date Balance(1):	$45,000,000			Location:	The Woodlands, TX
% of Initial Pool Balance:	3.9%			Size:	492,082 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$355.63
Borrower Name:	IMI MSW LLC			Year Built/Renovated:	2004/2012
Borrower Sponsor:	Institutional Mall Investors LLC			Title Vesting:	Fee
Mortgage Rate:	4.085%			Property Manager:	Trademark Management, Ltd.
Note Date:	May 3, 2017			4th Most Recent Occupancy (As of):	95.4% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	95.3% (12/31/2014)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of):	93.8% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(4):	NAV (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(5):	92.5% (5/1/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$12,978,600 (12/31/2013)
Call Protection:	L(25);D(88);O(7)			3rd Most Recent NOI (As of):	$14,525,710 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$14,612,463 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$15,219,024 (12/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$24,779,479
				U/W Expenses:	$8,827,590
				U/W NOI:	$15,951,889
				U/W NCF:	$14,752,888
Escrows and Reserves(2):				U/W NOI DSCR(1):	2.20x
				U/W NCF DSCR(1):	2.04x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.1%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value(6):	$326,190,000
Replacement Reserves	$0	Springing	$143,136	As-Is Appraisal Valuation Date:	April 11, 2017
TI/LC Reserve(3)	$0	Springing	$1,192,896	Cut-off Date LTV Ratio(1)(6):	53.6%
Free Rent(3)	$0	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	53.6%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Market Street - The Woodlands Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	The Market Street – The Woodlands borrower sponsor has provided a guaranty for outstanding free rent and outstanding TI/LC obligations.

(4)	See “Historical Occupancy” section.

(5)	Most Recent Occupancy includes six new tenants with executed leases totaling 2.5% of net rentable area that will not be in occupancy of the Market Street - The Woodlands Property as of June 2017.

(6)	As-Is Appraised Value represents, and Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based upon, an “As Is Plus PV of TCID Revenue” value of $326,190,000 as of April 11, 2017, which includes the “as is” value of $315,930,000 and the “Present Value of TCID Revenue” of $10,260,000. The “as-is” appraised value of $315,930,000 as of April 11, 2017 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Market Street - The Woodlands Whole Loan of 55.4% and 55.4%, respectively. See “The Property” below for a discussion of TCID (Town Center Improvement District) related revenue.

The Mortgage Loan. The mortgage loan (the “Market Street - The Woodlands Mortgage Loan”) is part of a whole loan (the “Market Street - The Woodlands Whole Loan”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3 and A-4) secured by a first mortgage encumbering a lifestyle center with a second and third floor office component located in The Woodlands, Texas (the “Market Street - The Woodlands Property”). The Market Street - The Woodlands Whole Loan was co-originated on May 3, 2017 by Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A. The Market Street - The Woodlands Whole Loan had an original principal balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 4.085% per annum. The Market Street - The Woodlands Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the Market Street - The Woodlands Whole Loan. The Market Street - The Woodlands Whole Loan matures on June 1, 2027.

Note A-4, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents a non-controlling interest in the Market Street - The Woodlands Whole Loan. The non-controlling Note A-1, which had an original principal balance of $65,000,000, was contributed to the MSC 2017-H1 securitization trust. The controlling Notes A-2 and A-3, which had an original principal balance of $22,500,000

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MARKET STREET - THE WOODLANDS

and $42,500,000, respectively, are expected to be contributed to the BANK 2017-BNK5 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$65,000,000	MSC 2017-H1	No
A-2	$22,500,000	BANK 2017-BNK5(1)	Yes
A-3	$42,500,000	BANK 2017-BNK5(1)	Yes
A-4	$45,000,000	WFCM 2017-C38	No
Total	$175,000,000

(1)	Notes A-2 and A-3 are expected to be contributed to the BANK 2017-BNK5 transaction.

Following the lockout period, the borrower has the right to defease the Market Street - The Woodlands Mortgage Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Market Street - The Woodlands Mortgage Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) July 1, 2020. If, however, the REMIC Prohibition Period occurs later than July 1, 2020, the borrower may, until the expiration of the REMIC Prohibition Period: (i) partially defease the Market Street - The Woodlands Whole Loan to the extent that the related promissory notes have been securitized more than two years prior to the closing of their respective securitizations, and (ii) partially prepay the balance of the Market Street - The Woodlands Whole Loan to the extent that the related promissory notes have not been securitized for such time, together with a prepayment premium that is based on the greater of 1.0% of the outstanding balance or yield maintenance for the related amount.

Sources and Uses

Sources			Uses
Original Whole Loan Amount	$175,000,000	100.0%	Loan Payoff	$102,042,655	58.3%
			Closing Costs	2,222,861	1.3
			Return of Equity	70,734,484	40.4
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%

The Property. The Market Street - The Woodlands Property is a 492,082 square feet grocery-anchored outdoor lifestyle center with a second and third floor office component located in The Woodlands, Texas, a master-planned community comprised of residential villages, commercial developments, schools, churches and parks approximately 35 miles north of downtown Houston, Texas. The Market Street – The Woodlands Property sits within the Town Center, a retail center within the community that also includes The Woodlands Mall, located adjacent to the Market Street - The Woodlands Property.

Built in 2004, the Market Street - The Woodlands Property sits on 34.5 acres and is comprised of 377,112 square feet of retail space and 114,970 square feet of second and third floor office space and contains a total of 2,019 parking spaces (4.11 spaces per 1,000 square feet of net rentable area). As of May 1, 2017, the Market Street - The Woodlands Property was 92.5% leased by a mix of 94 national and local retail, office and restaurant tenants including Cinemark, Tommy Bahama, Tiffany & Co., Michael Kors, Tesla, Kendra Scott, Lululemon, J. Crew, Vineyard Vines, Suitsupply, Trina Turk and Jasper’s. H-E-B Woodlands Market serves as the anchor tenant and accounts for 16.8% of net rentable area and 8.4% of underwritten rent. No other tenant represents more than 4.8% of net rentable area or 5.4% of underwritten rent. H-E-B Woodlands Market reported sales of approximately $77.0 million ($934 per square foot) as of December 2016. Retail tenants excluding H-E-B Woodlands Market and Cinemark had combined sales of over $118.5 million ($575 per square foot) during the same period. Of the Market Street - The Woodlands Property’s 64 retail tenants that reported sales in 2016, 35 had sales of at least $500 per square foot, and ten had sales of over $900 per square foot in 2016. 31 tenants totaling 213,329 square feet (43.4% of net rentable area) have either taken occupancy or renewed at the Market Street - The Woodlands Property since 2016. The largest office tenants include Merrill Lynch and Regus, which have exercised extension options in 2016 and 2017, respectively.

The Market Street - The Woodlands Property is shadow anchored by the 70-key Hyatt Centric boutique hotel. The Hyatt Centric hotel is one unit of a two unit condominium, in which the other unit is a single 23,934 square feet building included in the Market Street - The Woodlands Property in which five tenants are located including Charming Charlie (9,237 square feet). Such building in the Market Street - The Woodlands Property has a 28.1% interest in the condominium, and does not have control over the condominium board.

The Market Street - The Woodlands borrower is entitled to receive payments related to a tax increment financing known as Town Center Improvement District (“TCID”), pursuant to which the borrower, as successor to the developer of the Market Street - The Woodlands Property, is entitled to receive a portion of a tax assessed for the purpose of reimbursing the TCID and the developer for the cost of developing a parking garage and central plaza. The “As Is Plus PV of TCID Revenue” appraised value of the Market Street - The Woodlands Property includes $10,260,000, which is equal to the present value of projected revenue in connection with such reimbursement through 2027, as projected in the appraisal. There is no assurance that such revenue will be received in such amount or in any particular amount. In addition, the tax assessment may terminate prior to the full reimbursement of the reimbursable amount. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

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Major Retail Tenants. H-E-B Woodlands Market (82,525 square feet, 16.8% of net rentable area, 8.4% of underwritten rent). H-E-B Woodlands Market (“H-E-B”), a tenant at the Market Street – The Woodlands Property since 2004, is a supermarket chain with over 100,000 employees at more than 380 stores, primarily in Texas (332 stores) and Mexico (56 Stores). H-E-B has extended its lease three times, has a lease expiration of July 1, 2024 and has four five-year renewal options. In 2016, H E-B had sales of approximately $77.0 million at the Market Street - The Woodlands Property with an average of $934 per square foot as of December 2016.

Cinemark (20,664 square feet, 4.2% of net rentable area, 3.1% of underwritten rent). Cinemark leases 20,664 square feet at the Market Street – The Woodlands Property and operates the space as a five-screen movie theatre. Cinemark has 4,541 screens across 337 locations in 41 states in the United States and has 1,353 screens across 188 locations in 15 countries throughout Latin America. Cinemark’s lease commenced May 1, 2005 and has an expiration date of May 1, 2020, with four five-year renewal options. In 2016, Cinemark had sales of approximately $2.4 million at the Market Street - The Woodlands Property with an average of $487,337 per screen.

Tommy Bahama (12,358 square feet, 2.5% of net rentable area, 3.3% of underwritten rent). Tommy Bahama operates as a restaurant and bar, with a retail store at the Market Street – The Woodlands Property. The restaurant offers live music events and a private dining room for events. The restaurant features tropical cuisine featuring popular seafood offerings. The clothing portion offers customers island-themed apparel for both men and women. Tommy Bahama’s lease commenced March 16, 2005 and has an expiration date of March 1, 2020, with two five-year renewal options, and an expiration date of November 30, 2019 for 372 square feet of storage space. In 2016, Tommy Bahama had sales of approximately $10.7 million at the Market Street - The Woodlands Property with an average of $870 per square foot.

The following table presents certain information relating to the tenancy at the Market Street - The Woodlands Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Retail Tenants
H-E-B Woodlands Market	NR/NR/NR	82,525	16.8%	$16.06	$1,325,352	8.4%	$934	2.8%	7/1/2024
Cinemark(4)	NR/NR/NR	20,664	4.2%	$23.50	$485,604	3.1%	$487,337	20.6%	5/1/2020
Tommy Bahama	NR/NR/NR	12,358	2.5%	$42.44	$524,510	3.3%	$870	6.1%	3/1/2020
Jasper’s	NR/NR/NR	10,041	2.0%	$31.57	$316,994	2.0%	$502	10.1%	10/1/2020
Charming Charlie	NR/NR/NR	9,237	1.9%	$38.97	$359,966	2.3%	$172	22.6%	7/1/2020
Total Major Retail Tenants		134,825	27.4%	$22.34	$3,012,426	19.1%

Non-Major Retail Tenants		208,930	42.5%	$42.49	$8,877,118	56.3%

Vacant Retail Space		33,357	6.8%

Retail Total		377,112	76.6%	$34.59	$11,889,544	75.4%

Major Office Tenants
Merrill Lynch	A/Baa1/BBB+	23,682	4.8%	$35.86	$849,237	5.4%			1/1/2020
Regus	NR/NR/NR	23,495	4.8%	$34.50(5)	$810,578	5.1%			3/1/2027(6)
Spartan	NR/NR/NR	12,222	2.5%	$37.50	$458,325	2.9%			6/1/2021
Cherry Creek Mortgage	NR/NR/NR	8,292	1.7%	$32.46	$269,138	1.7%			6/1/2024
Jefferson Refinery	NR/NR/NR	6,798	1.4%	$38.50	$261,723	1.7%			12/1/2018
Total Major Office Tenants		74,489	15.1%	$35.56	$2,649,000	16.8%

Non-Major Office Tenants		37,126	7.5%	$33.18	$1,231,859	7.8%

Vacant Office Space		3,355	0.7%

Office Total		114,970	23.4%	$34.77	$3,880,859	24.6%

Collateral Total		492,082	100.0%		$15,770,403	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 31, 2018 totaling $749,934.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending 2016.

(4)	Sales PSF for Cinemark is based on 5 screens.

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(5)	Actual Rent PSF for Regus is $17.25 through March 31, 2018, as Regus has a partial rent abatement through that date. See “Escrows” section below.

(6)	Regus has a termination option at any time on or after March 1, 2025 upon 6 months’ notice.

The following table presents certain information relating to the historical sales and occupancy costs at the Market Street - The Woodlands Property:

Historical Sales (PSF) and Occupancy Costs

Tenant Name	2014	2015	2016	Current Occupancy Cost(1)
H-E-B Woodlands Market	$902	$963	$934	2.8%
Cinemark(2)	$594,725	$527,412	$487,337	20.6%
Tommy Bahama	$950	$926	$870	6.1%
Jasper’s	$665	$597	$502	10.1%
Charming Charlie	$237	$200	$172	22.6%

Other Retail Tenants	$588	$606	$580	11.0%
(1)	Current Occupancy Cost is based on 2016 sales.

(2)	Historical Sales PSF for Cinemark is based on 5 screens.

The following table presents certain information relating to the lease rollover schedule at the Market Street - The Woodlands Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	3,602	0.7%	3,602	0.7%	$179,560	1.1%	$49.85
2017	3	6,875	1.4%	10,477	2.1%	$301,594	1.9%	$43.87
2018	8	26,415	5.4%	36,892	7.5%	$964,475	6.1%	$36.51
2019	10	36,080	7.3%	72,972	14.8%	$1,226,410	7.8%	$33.99
2020	19	120,147	24.4%	193,119	39.2%	$4,101,653	26.0%	$34.14
2021	15	52,800	10.7%	245,919	50.0%	$2,094,556	13.3%	$39.67
2022	15	41,394	8.4%	287,313	58.4%	$1,655,678	10.5%	$40.00
2023	4	9,875	2.0%	297,188	60.4%	$443,964	2.8%	$44.96
2024	10	108,440	22.0%	405,628	82.4%	$2,534,314	16.1%	$23.37
2025	3	6,102	1.2%	411,730	83.7%	$527,560	3.3%	$86.46
2026	1	2,379	0.5%	414,109	84.2%	$84,455	0.5%	$35.50
2027	6	36,670	7.5%	450,779	91.6%	$1,530,196	9.7%	$41.73
Thereafter	1	4,591	0.9%	455,370	92.5%	$125,990	0.8%	$27.44
Vacant	0	36,712	7.5%	492,082	100.0%	$0	0.0%	$0.00
Total/Weighted Average	96	492,082	100.0%			$15,770,403	100.0%	$34.63

(1)	Information obtained from the underwritten rent roll as of May 1, 2017 includes contractual rent steps equal to $749,934 through May 31, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Market Street - The Woodlands Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(2)	5/1/2017(3)
95.4%	95.3%	93.8%	NAV	92.5%

(1)	Information obtained from the borrower.

(2)	2016 occupancy was not provided.

(3)	Information obtained from the underwritten rent roll. Current occupancy includes six new tenants with executed leases totaling 2.5% of net rentable area that will not be in occupancy of the Market Street - The Woodlands Property as of June 2017.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Market Street - The Woodlands Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$13,785,725	$15,222,078	$15,308,117	$15,720,727(1)	$16,939,379(1)	68.4%	$34.42
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	5,031,532	5,524,058	5,854,619	6,062,079	5,975,447	24.1	12.14
Other Income	1,839,025	1,867,424	1,878,713	2,267,769	1,864,652(2)	7.5	3.79
Less Vacancy & Credit Loss	0	0	0	0	0	0.0	0.00
Effective Gross Income	$20,656,282	$22,613,560	$23,041,449	$24,050,575	$24,779,479	100.0%	$50.36

Total Operating Expenses	$7,677,682	$8,087,850	$8,428,986	$8,831,551	$8,827,590	35.6%	$17.94

Net Operating Income	$12,978,600	$14,525,710	$14,612,463	$15,219,024	$15,951,889	64.4%	$32.42
TI/LC	0	0	0	0	$78,733	0.3	0.16
Capital Expenditures	0	0	0	0	$1,120,268	4.5	2.28
Net Cash Flow	$12,978,600	$14,525,710	$14,612,463	$15,219,024	$14,752,888	59.5%	$29.98

NOI DSCR(3)	1.79x	2.00x	2.02x	2.10x	2.20x
NCF DSCR(3)	1.79x	2.00x	2.02x	2.10x	2.04x
NOI DY(3)	7.4%	8.3%	8.3%	8.7%	9.1%
NCF DY(3)	7.4%	8.3%	8.3%	8.7%	8.4%

(1)	The majority of the increase in Base Rent from 2016 to U/W is due to contractual rent steps through May 31, 2018 totaling $749,934.

(2)	Other Income is comprised of merchant association fees, parking income, income related to the TCID, event income, sponsorship income, sign income and various other incomes.

(3)	Debt service coverage ratios and debt yields are based on the Market Street - The Woodlands Whole Loan.

Appraisal. As of the appraisal valuation date of April 11, 2017, the Market Street - The Woodlands Property had an “as-is” appraised value of $326,190,000. The appraiser also concluded to an “as-stabilized” value of $327,260,000 as of April 11, 2018, which equates to an “as-stabilized” loan-to-value-ratio of 53.5%.

Environmental Matters. According to a Phase I environmental site assessment dated April 14, 2017, there was no evidence of any recognized environmental conditions at the Market Street - The Woodlands Property.

Market Overview and Competition. The Market Street - The Woodlands Property is located in a densely developed part of The Woodlands, a master planned community 35 miles north of Houston. The area surrounding the Market Street - The Woodlands Property is comprised of a mix of commercial, retail and multifamily development which includes The Woodlands Mall (1.4 million square feet) directly to the east, The Cynthia Woods Mitchell Pavilion, an outdoor amphitheater with a capacity of over 16,000 directly to the south, a 24 Hour Fitness directly to the north and approximately 8.3 million square feet of office space and 2,200 multifamily units within a one-mile radius. According to the appraisal, The Woodlands is a closed market and the owner, Howard Hughes Corporation, retains most of the available land; accordingly, if Howard Hughes Corporation does not approve of an intended use, it does not get developed.

The Market Street - The Woodlands Property is located in the north retail submarket of Houston, Texas. According to the appraisal, over the past two years, retail occupancy levels in the overall Houston market have ranged from 94.8% to 95.3%, while retail occupancy levels in the north retail submarket have ranged from 94.7% to 95.0%. For the first quarter of 2017, the north retail submarket had an average occupancy of 94.9% and average rent per square foot of $15.17.

The Market Street - The Woodlands Property is located in the Woodlands office submarket of Houston, Texas. According to the appraisal, over the past two years, office occupancy levels in the overall Houston market have ranged from 84.2% to 89.2%, while office occupancy levels in the Woodlands office submarket have ranged from 88.6% to 94.0%. For the first quarter of 2017, the Woodlands office submarket had an average occupancy of 89.1% and average rent per square foot of $29.76.

The estimated 2016 population within a one-, three-and five-mile radius of the Market Street - The Woodlands Property is 4,208, 60,130 and 149,260, respectively, according to the appraisal. The estimated 2016 average household income within a one-, three- and five-mile radius of the Market Street - The Woodlands Property is $143,741, $108,174 and $118,199, respectively.

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The following table presents certain information relating to comparable retail properties to the Market Street - The Woodlands Property:

Retail Competitive Set(1)

	Market Street – The Woodlands Property (Subject)	Sterling Ridge Village Center	Indian Springs Village Center	Alden Bridge Village Center
Location	The Woodlands, TX	The Woodlands, TX	The Woodlands, TX	The Woodlands, TX
Distance from Subject	--	4.6 miles	4.5 miles	5.0 miles
Property Type	Lifestyle Center	Anchored Retail	Anchored Retail	Anchored Retail
Year Built/Renovated	2004/2012	2001/NAP	2004/NAP	1998/NAP
Anchors	H-E-B Woodlands Market, Cinemark, Tommy Bahama	Kroger, CVS	H-E-B	Kroger, Walgreens
Total GLA	492,082 SF	128,639 SF	136,625 SF	138,953 SF
Total Occupancy	92.5%	100.0%	100.0%	100.0%
(1)	Information obtained from the appraisal and the underwritten rent roll as of May 1, 2017.

The following table presents certain information relating to comparable office properties to the Market Street - The Woodlands Property:

Office Competitive Set(1)

	Market Street – The Woodlands Property (Subject)	4 Waterway Square	24 Waterway	Two Hughes Landing
Location	The Woodlands, TX	The Woodlands, TX	The Woodlands, TX	The Woodlands, TX
Distance from Subject	--	0.6 miles	0.5 miles	0.8 miles
Total GLA	492,082 SF	218,551 SF	308,000 SF	197,696 SF
Year Built/Renovated	2004/2012	2009/NAP	2008/NAP	2014/NAP
Total Occupancy	92.5%	100%	96.0%	98.0%
(1)	Information obtained from the appraisal and the underwritten rent roll as of May 1, 2017.

The Borrower. The borrower is IMI MSW LLC (the “Market Street - The Woodlands Borrower”), a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Street - The Woodlands Whole Loan. The Market Street - The Woodlands Borrower is 95.25% owned by entities controlled by Institutional Mall Investors LLC (“IMI”). IMI is the guarantor of certain nonrecourse carveouts under the Market Street - The Woodlands Whole Loan. The liability of the guarantor under the non-recourse carveout and environmental indemnification provisions in the loan documents is capped at $100.0 million plus reasonable collection costs. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is IMI, which is owned 99.0% by the California Public Employees Retirement System (“CalPERS”) and 1.0% by MCA Mall Investors LLC, and is managed by Miller Capital Advisory, Inc. IMI is an investment platform focused on fashion oriented retail properties. As of March 2017, IMI’s portfolio included approximately 19.9 million square feet of retail space and over 0.9 million square feet of office space.

Escrows. At loan closing, the Market Street - The Woodlands Borrower delivered to the lender guaranties from IMI of the Market Street - The Woodlands Borrower’s obligations (i) to deposit with the lender the amount of $399,264 in respect of free rent for the tenants Regus and Tory Burch, to be reduced by the amount pertaining to each such tenant at such time as it has begun paying full unabated rent, and (ii) to deposit with the lender the amount of $2,433,834 in respect of tenant allowances and leasing commissions owed to Regus and Tory Burch, less, on a dollar for dollar basis, any tenant improvements, tenant allowances, landlord work and/or leasing commissions actually paid by or on behalf of the Market Street - The Woodlands Borrower, in each case in lieu of depositing upfront reserves for such amounts.

During a Collection Reserve Trigger Period (defined below), or at any time (x) all real estate taxes are not paid by the Market Street - The Woodlands Borrower prior to the assessment of any penalty for late payment and prior to the date they become delinquent (unless contested in accordance with the terms of the Market Street - The Woodlands Whole Loan documents), (y) the Market Street - The Woodlands Borrower fails to promptly provide evidence that such taxes have been paid prior to the assessment of any penalty for late payment and prior to the date they become delinquent (unless contested in accordance with the terms of the Market Street - The Woodlands Whole Loan documents) or (z) an event of default exists under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to escrow monthly 1/12th of the annual estimated real estate tax payments. During a Collection Reserve Trigger Period or the existence of an event of default under the Market Street - The Woodlands Whole Loan, if the Market Street - The Woodlands Borrower has not provided satisfactory evidence to the lender that the Market Street -

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The Woodlands Property is covered by a reasonably acceptable blanket insurance policy, the Market Street - The Woodlands Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums.

During a Collection Reserve Trigger Period or the existence of an event of default under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to deposit monthly the amount of $5,964 into a replacement reserve; provided that such deposits are not required to be made to the extent such deposits would cause the aggregate amount of such replacement reserve to exceed $143,136 on any monthly payment date. In addition, during the continuance of a Collection Reserve Trigger Period or an event of default under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to deposit monthly the amount $49,704 into a reserve for future tenant improvements and leasing commissions (the “Rollover Reserve”); provided that such deposits are not required to be made to the extent such deposits would cause the aggregate amount of the Rollover Reserve to exceed $1,192,896 (the “Rollover Reserve Cap”) on any monthly payment date; and provided further, that so long as no DSCR Trigger Period (as defined below) or event of default exists, in lieu of making deposits to the Rollover Reserve, the Market Street - The Woodlands Borrower may deliver a letter of credit in the amount of such deposits or a guaranty from Institutional Mall Investors LLC or a replacement guarantor meeting the requirements of the Market Street - The Woodlands Whole Loan documents, of the obligation to make such deposits. The liability of any such guarantor under any such guaranty will not exceed the Rollover Reserve Cap.

A “Collection Reserve Trigger Period” means the period (i) commencing as of the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is less than 1.35x for two consecutive calendar quarters, and (ii) ending on the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is 1.35x or greater for two consecutive calendar quarters.

A “DSCR Trigger Period” means the period (i) commencing as of the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is less than 1.25x for two consecutive calendar quarters, and (ii) ending on the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is 1.25x or greater for two consecutive calendar quarters.

Lockbox and Cash Management. The Market Street - The Woodlands Whole Loan requires a lender-controlled lockbox account, which is already in place. Within 30 days after the loan origination date, the Market Street - The Woodlands Borrower is required to notify and advise each tenant to send rent payments directly to the lockbox account. The Market Street - The Woodlands Whole Loan has springing cash management. Provided a Lockbox Event Period is not continuing, funds in the lockbox account are required to be swept daily to an account designated by the Market Street - The Woodlands Borrower. Upon the occurrence of a Lockbox Event Period, the Market Street - The Woodlands Borrower is required to establish and maintain a lender-controlled cash management account, and, during the continuance of a Lockbox Event Period, funds in the lockbox account are required to be transferred weekly to the cash management account. During the continuance of a Lockbox Event Period, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Market Street - The Woodlands Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses in accordance with the approved annual budget, if any or, if no approved annual budget is available for such period because review is pending or not required, in accordance with the existing annual budget (as increased to reflect actual increases in expenses outside the control of the Market Street - The Woodlands Borrower), and extraordinary operating expenses approved by the lender (or necessary for emergency expenses), and to disburse the remainder into an account to be held by the lender as additional security for the Market Street - The Woodlands Whole Loan during the continuance of such Lockbox Event Period.

A “Lockbox Event Period” means the period (i) commencing upon an event of default under the Market Street - The Woodlands Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default, or (ii) commencing upon the occurrence of a voluntary or involuntary bankruptcy of the Market Street - The Woodlands Borrower and continuing thereafter, or (iii) commencing upon a voluntary or involuntary bankruptcy of the property manager, if it is an affiliate of the Market Street - The Woodlands Borrower, and ending if the property manager is replaced within 60 days with a Qualified Manager (as defined below) pursuant to a replacement management agreement in substantially the form and substance of the original management agreement or otherwise reasonably approved by the lender, or the bankruptcy is discharged or dismissed within 90 days without any adverse consequences to the Market Street - The Woodlands Property or the Market Street - The Woodlands Whole Loan, or (iv) during the continuance of a DSCR Trigger Period.

“Qualified Manager” means MCA Management Associates or an affiliate, Trademark Management, Ltd. or an affiliate, Institutional Mall Investors LLC, CalPERS or their affiliates, a manager meeting certain experience and/or financial requirements or an affiliate thereof, or a manager otherwise reasonably approved by the lender.

Property Management. The Market Street - The Woodlands Property is managed by Trademark Management, Ltd.

Assumption. The borrower has the right to transfer the Market Street - The Woodlands Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Market Street - The Woodlands Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the previous seven years and there is no material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receives rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating

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agency rating any securities backed by any of the Market Street - The Woodlands companion loans with respect to the ratings of such securities.

Partial Release. The Market Street - The Woodlands Whole Loan permits the release of an unimproved release parcel, without payment or defeasance of a release amount, upon satisfaction of the following conditions (among others); (i) transfer of the parcel to a third party or an affiliate of the Market Street - The Woodlands Borrower in connection with expansion or other development, (ii) delivery of an officer’s certificate certifying that the release parcel constitutes or will constitute a separate tax lot, has been legally subdivided from the remainder of the Market Street - The Woodlands Property, and that after such subdivision both such release parcel and the remaining Market Street - The Woodlands Property comply with zoning, parking and other legal requirements, (iii) compliance with any requirements relating to such release in any lease or reciprocal easement agreement and (iv) compliance with REMIC requirements. In addition, the Market Street - The Woodlands Whole Loan generally permits the release of immaterial or non-income producing parcels, subject to certain conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Market Street - The Woodlands Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015, as the same may be amended, restated, supplemented or otherwise modified is not in effect, the Market Street - The Woodlands Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below). “Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Market Street - The Woodlands Borrower for the insurance policies required under the Market Street - The Woodlands Whole Loan documents (excluding the wind, flood and earthquake components of such insurance premiums) on a stand-alone basis. Such stand-alone terrorism policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Market Street - The Woodlands Property and reasonable for the geographic region where the Market Street - The Woodlands Property is located, provided that such deductible does not exceed $500,000 (the “Required Deductible”) or such higher deductible if the Market Street - The Woodlands Borrower provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-84

ISTAR LEASED FEE PORTFOLIO

A-3-85

ISTAR LEASED FEE PORTFOLIO

CANADA
Bellingham
SEATTLE
Tacoma
WASH.
Spokane
Olympia
Vancouver
Kennewick
Missoula
Great Falls
MONTANA
Helena
Billings
PORTLAND
Salem
Eugene
Bend
OREGON
IDAHO
Nampa
Boise
Idaho Falls
Pocatello
WYOMING
Casper
Pacific Ocean
Medford
Eureka
Redding
Ogden
Cheyenne
Salt Lake City
Reno
NEVADA
Carson City
Lake Tahoe
DENVER
Sacramento
Rohnert Park
Grand Junction
SAN FRANCISCO
SAN JOSE
UTAH
COLORADO
Fresno
St. George
Durango
CALIFORNIA
LAS VEGAS
ARIZONA
Santa Fe
Bakersfield
Flagstaff
ALBUQUERQUE
Santa Barbara
LOS ANGELES
Riverside
PHOENIX
NEW MEXICO
SAN DIEGO
TUCSON
Las Cruces

Lake Superior
ONTARIO
Duluth
MINN.
MINNEAPOLIS
WISCONSIN
Wausau
Shakopee
ST. PAUL
Bloomington
Green Bay
Traverse City
Lake Huron
Rochester
Oshkosh
Lake Michigan
MICHIGAN
Grand Rapids
Flint
MILWAUKEE
Madison
Franklin
Kentwood
Lansing
Cedar Falls
IOWA
Cedar Rapids
Rockford
DETROIT
Lake Erie
Ankeny
CHICAGO
Toledo
Des Moines
Iowa City
Davenport
Ft. Wayne
CLEVELAND
Peoria
INDIANA
OHIO
Lafayette
Westerville
Quincy
ILLINOIS
MISSOURI
INDIANAPOLIS
Dayton
COLUMBUS
Springfield
KANSAS CITY
Columbia
CINCINNATI
Columbus
ST. LOUIS
Jefferson City
LOUISVILLE
Frankfort
Lexington
Evansville
KENTUCKY
Springfield

iStar Leased Fee Portfolio

1	Hilton Salt Lake	Salt Lake City, UT
2	DoubleTree Seattle Airport	Seattle, WA
3	DoubleTree Mission Valley	San Diego, CA
4	One Ally Center	Detroit, MI
5	DoubleTree Sonoma	Rohnert Park, CA
6	DoubleTree Durango	Durango, CO
7	Northside Forsyth Hospital Medical Center	Cumming, GA
8	NASA/JPSS Headquarters	Lanham, MD
9	Dallas Market Center: Sheraton Suites	Dallas, TX
10	Dallas Market Center: Marriott Courtyard	Dallas, TX
11	The Buckler Apartments	Milwaukee, WI
12	Lock-Up Self Storage Facility	Bloomington, MN

Dallas Love Field
DALLAS
Dallas North Tollway
University Park
Southern Methodist University
Highland Park
Brook Hollow Golf Club
UT Southwestern Medical Ctr.
Oak Lawn
Knox-Henderson
Uptown
Trinity River Greenbelt Park
Deep Ellum
Trinity River
West Dallas
Downtown
DALLAS COUNTY
Tom Landry Frwy
Oak Cliff
Methodist Dallas Medical Ctr.

OHIO
Morgantown
BALTIMORE
Lanham
CINCINNATI
WEST VIRGINIA
WASHINGTON, DC
Huntington
Charleston
Lexington
Charlottesville
KENTUCKY
Beckley
Richmond
Lynchburg
Roanoke
Petersburg
VIRGINIA
NORFOLK
Bristol
Danville
VIRGINIA BEACH
TENNESSEE
Johnson City
Greensboro
Rocky Mount
Knoxville
Winston-Salem
Durham
RALEIGH
NORTH CAROLINA
Asheville
Concord
CHARLOTTE
Spartanburg
Rock Hill
Fayetteville
Greenville
Jacksonville
Cumming
Athens
Florence
Wilmington
SOUTH CAROLINA
ATLANTA
Columbia
Augusta
Atlantic Ocean
Myrtle Beach
GEORGIA
Macon
Dublin
Charleston
Hilton Head Island

A-3-86

No. 8 – iStar Leased Fee Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Leased Fee
Original Principal Balance(1):	$40,600,000			Specific Property Type:	Leased Fee
Cut-off Date Balance(1):	$40,600,000			Location(3):	Various
% of Initial Pool Balance:	3.5%			Size(3):	Various
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF/Room:	NAP
Borrowers:	Various			Year Built/Renovated(3):	Various/Various
Borrower Sponsor:	iStar Inc.			Title Vesting(3):	Various
Mortgage Rate:	3.795%			Property Manager:	NAP
Note Date:	March 30, 2017			4th Most Recent Occupancy:	NAP
Anticipated Repayment Date:	April 6, 2027			3rd Most Recent Occupancy:	NAP
Maturity Date:	April 6, 2028			2nd Most Recent Occupancy:	NAP
IO Period:	120 months			Current Occupancy:	NAP
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			4th Most Recent NOI:	NAP
Interest Accrual Method:	Actual/360			3rd Most Recent NOI:	NAP
Call Protection:	L(27),GRTR 1% or YM or D(88),O(5)			2nd Most Recent NOI:	NAP
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI:	NAP
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues(4):	NAP
				U/W Expenses(4):	NAP
				U/W NOI(4):	$18,511,396
				U/W NCF(4):	$18,511,396
				U/W NOI DSCR(1):	2.12x
				U/W NCF DSCR(1):	2.12x
Escrows and Reserves(2):				U/W NOI Debt Yield(1):	8.2%
				U/W NCF Debt Yield(1):	8.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(5):	$346,160,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date(5):	Various
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	65.6%
Ground Rent Funds	$0	Springing	NAP	LTV Ratio at Maturity(1)(5):	65.6%

(1)	See “The Mortgage Loan” section. All statistical information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the iStar Leased Fee Portfolio Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “The Properties” section.

(4)	See “Cash Flow Analysis” section. Underwriting and Financial Information is based on the current annual ground lease payments due under the ground leases described under “The Properties” below and is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate. The estimated “Look Through” DSCR and “Look Through” DY based on the U/W estimated NOI of the non-collateral improvements on the iStar Leased Fee Portfolio Properties is approximately 7.26x and 27.9% respectively.

(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “iStar Leased Fee Portfolio Mortgage Loan”) is part of a whole loan (the “iStar Leased Fee Portfolio Whole Loan”), that is evidenced by five senior pari passu notes (Notes A-1-1, A-1-2, A-1-3, A-2 and A-3) secured by (a) a first priority fee mortgage encumbering the land under seven hotel properties, three office properties, one multifamily property and one self storage property and (b) a first priority fee and leasehold mortgage encumbering a leasehold interest and a portion of the fee interest in the land under one hotel site, all of which land is encumbered by ground leases (collectively, the “iStar Leased Fee Portfolio Properties”). The iStar Leased Fee Portfolio Whole Loan was originated on March 30, 2017 by Barclays Bank PLC, JPMorgan Chase Bank, National Association and Bank of America, N.A. The iStar Leased Fee Portfolio Whole Loan had an original principal balance of $227,000,000, has an outstanding principal balance as of the Cut-off Date of $227,000,000 and and accrues interest at an interest rate of 3.795% per annum (the “Initial Interest Rate”). The iStar Leased Fee Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments through the anticipated repayment date (“ARD”). The ARD is April 6, 2027 and the final maturity date is April 6, 2028. In the event that the iStar Leased Fee Portfolio Whole Loan is not repaid in full on or prior to the ARD, the iStar Leased Fee Portfolio Whole Loan will accrue interest at a per annum rate equal to the greater of (i) 3.0% above the interpolated U.S. treasury swap rate, (ii) 3.0% above the interpolated U.S. treasury rate and (iii) 6.795%. (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the iStar Leased Fee Portfolio Properties after the payment of reserves, interest calculated at the Initial Interest Rate and operating

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ISTAR LEASED FEE PORTFOLIO

expenses will be applied (a) first to repay the principal balance of the iStar Leased Fee Portfolio Whole Loan until paid in full and (b) second to the payment of Accrued Interest.

Note A-1-2, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $40,600,000 and has an outstanding principal balance as of the Cut-off Date of $40,600,000 and represents a non-controlling interest in the iStar Leased Fee Portfolio Whole Loan. Note A-1-1, which had an original principal balance of $55,000,000 was contributed to the MSC 2017-H1 Trust. Note A-1-1 represents the controlling interest in the iStar Leased Fee Portfolio Whole Loan. The non-controlling Note A-1-3, which had an original principal balance of $40,600,000, is held by Barclays Bank PLC, and is expected to be contributed to a future securitization trust. The non-controlling Note A-2, which had an original principal balance of $45,400,000, is held by JPMorgan Chase Bank, National Association, and is expected to be contributed to the DBJPM 2017-C6 securitization trust. The non-controlling Note A-3, which had an original principal balance of $45,400,000, is held by Bank of America, N.A., and is expected to be contributed to the BANK 2017-BNK5 securitization trust Notes A-1-1, A-1-3, A-2 and A-3 are collectively referred to as the “iStar Leased Fee Portfolio Pari Passu Companion Loans”. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$55,000,000	MSC 2017-H1	Yes
A-1-2	$40,600,000	WFCM 2017-C38	No
A-1-3	$40,600,000	Barclays Bank PLC	No
A-2	$45,400,000	DBJPM 2017-C6 (expected)	No
A-3	$45,400,000	BANK 2017-BNK5 (expected)	No
Total	$227,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the iStar Leased Fee Portfolio Whole Loan in whole on any date before November 9, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 30, 2020. In addition, following the lockout period, on any date prior to November 9, 2026, the borrower has the right to prepay the iStar Leased Fee Portfolio Whole Loan in whole as long as such prepayment is accompanied with the payment of the greater of a yield maintenance premium or 1.0% of the amount being prepaid. Following the lockout period, the iStar Leased Fee Portfolio may be prepaid in part in connection with a partial release (see “Partial Release” section). The iStar Leased Fee Portfolio Whole Loan is prepayable without penalty on or after November 9, 2026.

Sources and Uses(1)

Sources			Uses
Original whole loan amount	$227,000,000	100.0%	Return of equity	$221,757,129	97.7%
			Closing costs	5,242,871	2.3
Total Sources	$227,000,000	100.0%	Total Uses	$227,000,000	100.0%

(1)	Immediately after loan origination, 51.0% of the equity interest in the borrowers was sold to two entities, GIC (Realty) Private Limited and Lubert-Adler, L.P. in two separate transactions, for an aggregate purchase price of $57.5 million or an implied value of the iStar Leased Fee Portfolio Properties of approximately $339.7 million, which would result in a Cut-off Date LTV Ratio of 66.8% and a Maturity Date or ARD LTV ratio of 66.8%.

The Properties. The iStar Leased Fee Portfolio Properties are located in ten different states and underlie improvements consisting of seven hotels (2,488 keys, 78.1% of allocated loan amount (“ALA”)), three offices (1,169,928 SF, 19.7% of ALA), one multifamily complex (207 units, 1.6% of ALA) and one self-storage facility (104,000 SF, 0.6% of ALA). Five of the properties (74.6% of the ALA) (the “Hilton Properties”) are ground leased under a single lease to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is the guarantor of the master lease from the borrower to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is a subsidiary of Park Hotels & Resorts Inc. and one of two Hilton Worldwide Holdings Inc. spin-offs. The Hilton Properties lease will expire in approximately nine years on December 31, 2025 and may be extended with respect to any or all of the Hilton Properties, with two additional five year extension periods remaining. One Ally Center (14.1% of ALA) is ground leased to 500 Webward LLC with an initial lease expiration date in March 2114 with two 30 year renewal options. No other leasehold owner accounts for more than 3.3% of ALA. The iStar Leased Fee Portfolio Properties have a weighted average age of approximately 18 years and an average remaining initial ground lease term of approximately 28 years, or approximately 48 years when fully extended.

A-3-88

ISTAR LEASED FEE PORTFOLIO

The following table presents certain information relating to the iStar Leased Fee Portfolio Properties:

Property Name	Whole Loan Cut-off Date ALA	Ownership Interest	Leasehold Owner	Initial Leasehold Expiration	Final Leasehold Expiration	Leased Fee NOI	Leased Fee Appraised Value
Hilton Salt Lake	$55,312,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$3,300,706	$79,900,000
DoubleTree Seattle Airport	$40,000,000	Fee / Leasehold(1)	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$5,374,280	$75,700,000
DoubleTree Mission Valley	$38,084,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,776,034	$55,000,000
One Ally Center	$31,961,000	Fee	500 Webward LLC	3/31/2114(3)	3/31/2174	$3,353,970	$46,140,000
DoubleTree Sonoma	$19,300,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,157,870	$27,700,000
DoubleTree Durango	$16,604,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,155,514	$24,400,000
Northside Forsyth Hospital Medical Center	$7,577,000	Fee	Forsyth Physicians Center SPE 1, LLC	4/25/2115(4)	4/25/2175	$654,595	$11,000,000
NASA/JPSS Headquarters	$5,190,000	Fee	DRV Greentec, LLC	10/31/2075(5)	10/31/2105	$472,292	$7,550,000
Dallas Market Center: Sheraton Suites	$4,151,000	Fee	Dallas Suites RE, LLC	9/30/2114	9/30/2114	$524,334	$6,000,000
Dallas Market Center: Marriott Courtyard	$3,736,000	Fee	ARC Hospitality Portfolio I DLGL Owner, LP	1/2/2026(6)	1/2/2066	$297,000	$5,400,000
The Buckler Apartments	$3,633,000	Fee	CA / Phoenix 401 Property Owner, LLC	11/30/2112	11/30/2112	$312,186	$5,300,000
Lock-Up Self Storage Facility	$1,452,000	Fee	Lock Up - Evergreen Development Series LLC	9/30/2037	9/30/2037	$132,615	$2,070,000
Total:	$227,000,000					$18,511,396	$346,160,000

(1)	See “Ground Lease” section below.

(2)	HLT Operate DTWC LLC has two, five year renewal options.

(3)	500 Webward LLC has two, 30 year renewal options.

(4)	Forsyth Physicians Center SPE 1, LLC has two, 30 year renewal options.

(5)	DRV Greentec LLC has two, 15 year renewal options.

(6)	ARC Hospitality Portfolio I DLGL Owner, LP has four, 10 year renewal options.

The following table presents certain information relating to the improvements which underlie the iStar Leased Fee Portfolio Properties:

Property Name	Location	Property Type	Year Built / Renovated	Look-Through NOI	Units / SF / Rooms	Look Through Most Recent Occupancy(1)	Fee Simple Appraised Value(2)
Hilton Salt Lake	Salt Lake City, UT	Hotel	1983 / 2012	$9,778,443	499	72.0%	$105,100,000
DoubleTree Seattle Airport	Seattle, WA	Hotel	1969 / 2011	$14,682,914	850	85.0%	$140,000,000
DoubleTree Mission Valley	San Diego, CA	Hotel	1991 / 2012	$7,804,702	300	87.0%	$82,000,000
One Ally Center	Detroit, MI	Office	1992 / NAP	$13,920,739	957,355	100.0%	$174,620,000
DoubleTree Sonoma	Rohnert Park, CA	Hotel	1987 / 2016	$4,153,633	245	75.0%	$41,600,000
DoubleTree Durango	Durango, CO	Hotel	1986 / 2009	$3,379,284	159	79.0%	$36,400,000
Northside Forsyth Hospital Medical Center	Cumming, GA	Office	2017 / NAP	$901,501	92,573	95.0%	$15,730,000
NASA/JPSS Headquarters	Lanham, MD	Office	1994 / NAP	$1,221,724	120,000	100.0%	$17,100,000
Dallas Market Center: Sheraton Suites	Dallas, TX	Hotel	1989 / 2017	$2,438,398	251	79.0%	$20,900,000
Dallas Market Center: Marriott Courtyard	Dallas, TX	Hotel	1989 / 2015	$2,254,686	184	72.0%	$27,300,000
The Buckler Apartments	Milwaukee, WI	Multifamily	1977 / 2016	$2,103,422	207	75.0%	$39,900,000
Lock-Up Self Storage Facility	Bloomington, MN	Self Storage	2008 / NAP	$754,685	104,000	84.0%	$13,800,000
Total:				$63,394,131			$714,450,000

(1)	The hotel occupancy rates shown are the average occupancy rates of the hotels for the 12 months ending December 31, 2016. Construction at Northside Forsyth Hospital Medical Center was recently completed and occupancy reflects pre-leased percentage as of December 31, 2016. The occupancy rate of The Buckler Apartments is as of March 15, 2017. The occupancy rate of Lock-Up Self Storage Facility is as of June 30, 2016.

(2)	The Fee Simple Appraised Value assumes the properties are unencumbered by the ground leases.

Hilton Salt Lake (499 keys, 24.4% of portfolio ALA, 17.8% of portfolio leased fee NOI). The Hilton Salt Lake, built in 1983 and renovated in 2012, is a 16-story full service hotel consisting of 499 keys located in Salt Lake City, Utah. The Hilton Salt Lake features 24,000 SF of meeting space, two restaurants, a Starbucks, an indoor pool and jacuzzi, a fitness center, business center, gift shop and on-site car rental services. The hotel is located across the street from the Salt Palace Convention Center and is one block from a Trax Light Rail stop which offers access to the surrounding Salt Lake City metropolitan statistical area.

DoubleTree Seattle Airport (850 keys, 17.6% of portfolio ALA, 29.0% of portfolio leased fee NOI). The DoubleTree Seattle Airport, built in 1969 and renovated in 2011, is a full service hotel consisting of 850 keys located on a 24.4 acre site in Seattle, Washington. According to the appraisal, the DoubleTree Seattle Airport is the third largest hotel property in the Pacific Northwest and is located at an intersection in the Seattle-Tacoma International Airport area. The DoubleTree Seattle Airport features 26 meeting and event rooms totaling 36,000 SF that accommodate up to 1,200 guests, a complimentary 24-hour airport shuttle, two restaurants, a cafe, an outdoor seasonal pool, two fitness centers and a business center. The hotel is located less than a mile from the Seattle-Tacoma International Airport. The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee interest and a leasehold interest in the fee portion that is not collateral, see “Ground Lease” section below.

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ISTAR LEASED FEE PORTFOLIO

DoubleTree Mission Valley (300 keys, 16.8% of portfolio ALA, 9.6% of portfolio leased fee NOI). The DoubleTree Mission Valley, built in 1991 and renovated in 2012, is an 11-story full service hotel consisting of 300 keys in San Diego, California. The DoubleTree Mission Valley features 25,000 SF of meeting space, a cafe, an indoor and outdoor pool and a fitness center. The hotel is attached via a pedestrian bridge to the San Diego’s Fashion Valley Mall anchored by Neiman Marcus, Nordstrom, Bloomingdales and Macy’s.

One Ally Center (957,355 SF, 14.1% of portfolio ALA, 18.1% of portfolio leased fee NOI). One Ally Center, built in 1992, is a 43-story Class A office building consisting of 957,355 SF located in Detroit, Michigan. One Ally Center is the tallest office building in the state of Michigan, featuring 360-degree views and is occupied by a diverse tenant roster. The largest tenant, Ally Financial, occupies 13 floors of space and has over 1,500 Ally Financial employees onsite. Other notable tenants include Pricewaterhouse Coopers LLP, several law firms including Clark Hill, Dickinson Wright, Foley & Lardner, Kerr, Russel and Webber, and the Police and Fire and General Retirement Systems of the City of Detroit. Additionally, One Ally Center offers amenities such as a 10,000 SF fitness center, a cafe and bistro, as well as on-site parking with valet service.

DoubleTree Sonoma (245 keys, 8.5% of portfolio ALA, 6.3% of portfolio leased fee NOI). The DoubleTree Sonoma, built in 1987 and renovated in 2016, is a full service hotel consisting of 245 keys located on a 12.5 acre site in Rohnert Park, California. According to the appraisal, the DoubleTree Sonoma is located adjacent to U.S. 101 Freeway in Sonoma wine country, which provides access to over 400 wineries from downtown Sonoma to Healdsburg. The DoubleTree Sonoma features 18,000 SF of indoor space and 32,000 SF of exterior space including a large divisible ballroom that can accommodate meetings for 10-500 people. Additionally, the hotel features an airport shuttle to San Francisco and Oakland International Airports, an on-site restaurant Bacchus Restaurant & Wine Bar, a heated outdoor pool, tennis/sport court, fitness center and is adjacent to two championship golf courses.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the iStar Leased Fee Portfolio Properties:

Cash Flow Analysis

Property Name	U/W Base Rent(1)	Overage Rent(2)	U/W NOI	% of U/W NOI	U/W NOI DSCR	“Look Through” Fee Simple U/W NOI	“Look Through” Fee Simple U/W NOI DSCR
Hilton Salt Lake	$2,687,691	$613,015	$3,300,706	17.8%	1.55x	$9,778,443	4.59x
DoubleTree Seattle Airport	$4,503,580	$870,700	$5,374,280	29.0%	3.49x	$14,682,914	9.54x
DoubleTree Mission Valley	$1,122,198	$653,836	$1,776,034	9.6%	1.21x	$7,804,702	5.33x
One Ally Center	$3,353,970	$0	$3,353,970	18.1%	2.73x	$13,920,739	11.32x
DoubleTree Sonoma	$733,106	$424,764	$1,157,870	6.3%	1.56x	$4,153,633	5.59x
DoubleTree Durango	$860,668	$294,846	$1,155,514	6.2%	1.81x	$3,379,284	5.29x
Northside Forsyth Hospital Medical Center	$654,595	$0	$654,595	3.5%	2.25x	$901,501	3.09x
NASA/JPSS Headquarters	$472,292	$0	$472,292	2.6%	2.37x	$1,221,724	6.12x
Dallas Market Center: Sheraton Suites	$524,334	$0	$524,334	2.8%	3.28x	$2,438,398	15.27x
Dallas Market Center: Marriott Courtyard	$125,000	$172,000	$297,000	1.6%	2.07x	$2,254,686	15.68x
The Buckler Apartments	$312,186	$0	$312,186	1.7%	2.23x	$2,103,422	15.05x
Lock-Up Self Storage Facility	$132,615	$0	$132,615	0.7%	2.37x	$754,685	13.51x
Total:	$15,482,235	$3,029,161	$18,511,396	100.0%	2.12x	$63,394,131	7.26x

(1)	U/W Base Rent is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate.

(2)	Overage Rent is based on 7.5% of gross sales over a breakpoint of $32,979,294 for DoubleTree Seattle Airport, $20,688,611 for Hilton Salt Lake, $12,392,794 for DoubleTree Mission Valley, $9,293,520 for DoubleTree Sonoma and $6,037,795 for DoubleTree Durango. Overage Rent for Dallas Market Center: Marriott Courtyard is calculated as 5.0% of gross room sales in excess of $125,000.

Appraisal. As of the appraisal valuation dates ranging from February 15, 2017 to February 27, 2017, the iStar Leased Fee Portfolio Properties valued individually reflect a cumulative “as-is” appraised value of $346,160,000. The appraiser also concluded to an appraised value of $360,100,000 for the portfolio if sold in its entirety to a single buyer, which would result in a Cut-off Date LTV Ratio of 63.0%. Additionally, the appraiser concluded to an estimated fee simple appraised value of $714,450,000 (i.e. assuming that the iStar Leased Fee Portfolio Properties were unencumbered by the ground leases), which would result in a Cut-off Date LTV Ratio of 31.8%.

Environmental Matters. According to the Phase I environmental site assessment for the DoubleTree Seattle Airport property dated February 23, 2017, a review of regulatory databases revealed four releases of petroleum and other hazardous materials at or in proximity to the DoubleTree Seattle Airport property from 2001 to 2011, all of which are considered recognized environmental conditions. The iStar Leased Fee Portfolio Borrowers obtained environmental liability insurance for the DoubleTree Seattle Airport property with a $2,000,000 coverage aggregate limit. According to the Phase I environmental site assessments dated January 23, 2017 to February 28, 2017, there are no recognized environmental conditions at any of the other iStar Leased Fee Portfolio Properties.

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ISTAR LEASED FEE PORTFOLIO

Market Overview and Competition. The iStar Leased Fee Portfolio is comprised of 12 properties located in ten states and eleven distinct markets, listed below by descending Allocated Cut-off Date Loan Amount.

Property Name	Address	Estimated 2016 Population (five- mile radius)(1)	Estimated Average 2016 Household Income (five-mile radius)(1)
Hilton Salt Lake	255 South West Temple, Salt Lake City, UT	230,805	$69,217
DoubleTree Seattle Airport	18740 International Boulevard, Seattle, WA	219,802	$70,608
DoubleTree Mission Valley	7450 Hazard Center Drive, San Diego, CA	520,204	$75,313
One Ally Center	500 Woodward Avenue, Detroit, MI	189,959	$36,581
DoubleTree Sonoma	1 DoubleTree Drive, Rohnert Park, CA	118,400	$74,918
DoubleTree Durango	501 Camino Del Rio, Durango, CO	23,216	$72,938
Northside Forsyth Hospital Medical Center	4150 Deputy Bill Cantrell Memorial Road, Cumming, GA	98,372	$113,511
NASA/JPSS Headquarters	7700 and 7720 Hubble Drive, Lanham, MD	170,176	$101,951
Dallas Market Center: Sheraton Suites	2101 North Stemmons Freeway, Dallas, TX	351,125	$94,722
Dallas Market Center: Marriott Courtyard	2150 Market Center Boulevard, Dallas, TX	351,125	$94,722
The Buckler Apartments	401 West Michigan Street, Milwaukee, WI	457,329	$53,318
Lock-Up Self Storage Facility	221 American Boulevard West, Bloomington, MN	232,507	$97,793

(1)	Based on various appraisal reports for the iStar Leased Fee Portfolio Properties.

The Borrowers. The borrowers are RLH Partnership II LP, 500 Woodward LLC, Hubble Drive Lanham LLC, iStar North Old Atlanta Road LLC, iStar Dallas GL LP, 401 W Michigan Street - Milwaukee LLC and 221 American Boulevard - Bloomington LLC, (the “iStar Leased Fee Portfolio Borrowers”), each a single-purpose Delaware limited liability company or limited partnership structured to be bankruptcy-remote, with at least two independent directors. The iStar Leased Fee Portfolio Borrowers are currently owned by Safety, Income and Growth Inc. (“SAFE”). SAFE was formerly 100.0% owned by iStar Inc., but immediately after loan origination, was 49.0% owned by iStar Inc. and the remaining equity was owned by GIC (Realty) Private Limited and Lubert-Adler, L.P. Upon the completion of the SAFE Initial Public Offering (as defined below), the Concurrent iStar Placement (as defined below) and the formation transactions, iStar Inc. is anticipated to own approximately 27.6% of SAFE outstanding common stock, an affiliate of GIC (Realty) Private Limited is anticipated to own approximately 11.7% of SAFE outstanding common stock and an affiliate of Lubert-Adler, L.P. is anticipated to own approximately 4.1% of SAFE outstanding common stock. The guarantor of certain nonrecourse carveouts under the iStar Leased Fee Portfolio Whole Loan is iStar Inc.

The Borrower Sponsor. The borrower sponsor is iStar Inc., a public commercial real estate finance and investment company. As of December 31, 2016, iStar Inc. has total assets of approximately $4.8 billion and 196 employees in its New York City headquarters and its seven regional offices across the United States.

In April 2017, SAFE filed a preliminary prospectus to sell shares of its common stock and has received clearance to apply to have the common stock listed on the New York Stock Exchange with the intent to elect and qualify to be taxed as a real estate investment trust (the “SAFE Initial Public Offering”). SAFE will be externally managed by a wholly-owned subsidiary of iStar Inc. According to the June 2017 amended preliminary S-11 offering documents filed by Safety, Income and Growth, Inc., SAFE is expected to raise approximately $205,000,000 in common equity and it is anticipated that iStar Inc. will purchase $45.0 million in shares of SAFE’s common stock in a private placement at the same price as the initial public offer price per share (the “Concurrent iStar Placement”) . Upon the completion of SAFE becoming a public vehicle, the iStar Leased Fee Portfolio Whole Loan documents provide for SAFE to become the non-recourse carveout guarantor under the iStar Leased Fee Portfolio Whole Loan in lieu of iStar Inc., provided that SAFE has a market capitalization in excess of $500,000,000 or net worth in excess of $250,000,000. There can be no assurance as to whether, or when, any of these transactions will occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

Escrows. During the continuance of a Trigger Period (as defined below) (and to the extent that a Borrower Reserve Period (as defined below) caused by a Tax Reserve Trigger Event (as defined below) or a Ground Lease Termination Event (as defined below) is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated tax payments with respect to each individual property for which a Borrower Reserve Period caused by a Tax Reserve Trigger Event or a Ground Lease Termination Event is continuing. During the continuance of a Trigger Period (and to the extent that a Borrower Reserve Period caused by an Insurance Reserve Trigger Event (as defined below) or a Ground Lease Termination Event is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the iStar Leased Fee Portfolio Borrowers maintain an acceptable blanket policy) with respect to each individual property for which a Borrower Reserve Period caused by an Insurance Reserve Trigger Event or a Ground Lease Termination Event is continuing.  During the continuance of a Trigger Period (and to the extent that a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event (as defined below) or a Ground Lease Termination Event is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the amount that would be sufficient to pay the ground rent payable during the next 12 months with respect to each individual property for which a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event or a Ground Lease Termination Event is continuing.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the iStar Leased Fee Portfolio Whole Loan; (ii) the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.50x for two consecutive calendar quarters (a “DSCR Trigger Event”); (iii) the monthly payment date in October 2025 (unless on or prior to such date, cash or a letter of credit has been delivered to lender in an amount equal to $12,000,000 to be held as additional collateral for the iStar Leased Fee Portfolio Whole Loan (the “Loan Term Cash Collateral”)); and (iv) the iStar Leased Fee Portfolio Borrower’s failure to repay the iStar Leased Fee Portfolio Whole Loan before the ARD. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the earlier of (a) the debt service coverage ratio

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ISTAR LEASED FEE PORTFOLIO

for the immediately preceding four calendar quarters equaling or exceeding 1.55x for two consecutive calendar quarters or (b) the date that the borrowers have deposited cash or a letter of credit to lender in an amount equal to the amount that, if applied to the reduction of the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan, would result in a debt service coverage ratio for the immediately preceding four calendar quarters that equals or exceeds 1.55x; and with regard to clause (iii) the delivery of the Loan Term Cash Collateral.

A “Borrower Reserve Period” will commence upon the earlier of (i) the date that, as to any of the iStar Leased Fee Portfolio Properties, the applicable ground lease is no longer in effect or the title to or possession of all or any of the leasehold or subleasehold, as applicable, interest has been returned to the iStar Leased Fee Portfolio Borrowers (a “Ground Lease Termination Event”); and (ii) commencing on the date on which the tenant under the applicable ground lease at any of the iStar Leased Fee Portfolio Properties fail to pay (a) all taxes and other charges under such lease when the same are due and payable (a “Tax Reserve Trigger Event”), (b) all insurance premiums under such lease when the same are due and payable (an “Insurance Reserve Trigger Event”) or (c) all ground rent for each ground tenant under such lease when the same are due and payable (a “Ground Rent Reserve Trigger Event”). A Borrower Reserve Period will expire upon the iStar Leased Fee Portfolio Borrowers entering into an approved replacement triple net ground lease with respect to the property which caused a Ground Lease Termination Event, a Tax Reserve Trigger Event, an Insurance Reserve Trigger Event or a Ground Rent Reserve Trigger Event.

Lockbox and Cash Management. The iStar Leased Fee Portfolio Whole Loan documents require a lender-controlled lockbox account, which is already in place, and that the borrower direct the ground tenants to pay all rents directly into such lockbox account. In the absence of a Trigger Period, the funds in the lockbox account will be subject to the direction of the borrower. During a Trigger Period, any transfers to the borrower are required to cease and sums on deposit in the lockbox account will be transferred on a daily basis to a cash management account controlled by the lender and applied to payment of all monthly amounts due under the iStar Leased Fee Portfolio Whole Loan documents with the remainder to be held in an excess cash flow account as additional collateral for the iStar Leased Fee Portfolio Whole Loan. Provided no event of default has occurred and is continuing, on each monthly payment date occurring after the ARD, all funds in the excess cash flow account are required to be applied first to reduce the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan with any remaining amounts to be applied toward the Accrued Interest. Provided no event of default has occurred and is continuing, any excess cash flow funds remaining in the excess cash flow account is required to be disbursed to the iStar Leased Fee Portfolio Borrowers upon the expiration of any Trigger Period.

Assumption. The iStar Leased Fee Portfolio Borrowers have the one-time right to transfer the iStar Leased Fee Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing and (ii) the lender has received confirmation that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the iStar Leased Fee Portfolio Pari Passu Companion Loan with respect to the ratings of such securities.

Partial Release. Following the lockout period and prior to April 6, 2027, the iStar Leased Fee Portfolio Borrowers are permitted to obtain the release of the iStar Leased Fee Portfolio Properties in connection with a partial release with (a) to the extent that the iStar Leased Fee Borrowers have not previously partially defeased the iStar Leased Fee Portfolio Whole Loan, the payment of the sum of a release price equal to 120% of the ALA with respect to such individual property (the “Release Price”) and the yield maintenance premium (a “Prepayment Partial Release”) and (b) to the extent that the iStar Leased Fee Borrowers have not previously partially prepaid the iStar Leased Fee Portfolio Whole Loan with a yield maintenance premium, for the period following the lockout period and prior to November 9, 2026, by delivering defeasance collateral equal to the Release Price, subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) the loan-to-value with respect to the remaining iStar Leased Fee Portfolio Properties will be no greater than the lesser of 65.6% or the loan-to-value ratio immediately prior to the release (but in no event, less than 63.0%); (iii) the amortizing debt service coverage ratio (as calculated under the iStar Leased Fee Portfolio Whole Loan documents) with respect to the remaining iStar Leased Fee Portfolio Properties will be no less than the greater of 2.41x and the debt service coverage ratio immediately prior to the release (but in no event, greater than 2.43x); (iv) the net operating income debt yield (as calculated under the iStar Leased Fee Portfolio Whole Loan documents) with respect to the remaining properties will be no less than the greater of 9.2% and the debt yield immediately prior to the release (but in no event, greater than 9.35%), (v) the lender has received confirmation that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the iStar Leased Fee Portfolio Pari Passu Companion Loans with respect to the ratings of such securities; and (vi) satisfaction of REMIC requirements (collectively, the “Release Conditions”).

At any time prior to the ARD and provided no event of default has occurred and is continuing and the Northside Forsyth Hospital Medical Center ground lease is still in effect, the iStar Leased Fee Portfolio Borrowers may obtain the partial release of an undeveloped portion of the Northside Forsyth Hospital Medical Center defined in the related lease (the “Forsyth Partial Release Property”), without prepayment or defeasance, upon the satisfaction of the following conditions: (i) the Forsyth Partial Release Property is conveyed to a person other than the iStar Leased Fee Portfolio Borrowers or its affiliates, (ii) the iStar Leased Fee Portfolio Borrowers provide 20 days prior written notice of the proposed release, (iii) a separate tax identification number has been issued (or applied for) with respect to the Forsyth Partial Release Property, (iv) satisfaction of REMIC requirements, (v) a rating agency confirmation if reasonably required by the lender (provided rating agency confirmation will not be required if the tenant of the Forsyth Partial Release Property, following the conveyance, has agreed that it will not solicit subtenants of the Northside Forsyth Hospital Medical Center property to relocate to the Forsyth Partial Release Property and, in connection with such relocation, terminate their subleases or refuse to extend to renew such sublease), and (vi) satisfaction of any other requirements set forth in the iStar Leased Fee Portfolio Whole Loan documents.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

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ISTAR LEASED FEE PORTFOLIO

Ground Lease. The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee interest and a leasehold interest in the fee portion that is not collateral, which together are leased to HLT Operate DTWC LLC which operates the hotel. The portion of the collateral which consists of a leasehold interest is owned in fee by a third party and underlies the majority of the DoubleTree Seattle Airport hotel’s improvements. The fee collateral includes approximately a third of the hotel parking and one wing of rooms which contains a total of 180 rooms and the leasehold collateral includes the remainder of the property. The current ground rent for the DoubleTree Seattle Airport ground leased site totals $391,132 annually, which is required to be directly paid for by HLT Operate DTWC LLC, which is responsible for all property related expenses under their NNN ground lease from the iStar Leased Fee Portfolio Borrowers. The iStar Leased Fee Portfolio Borrower’s ground lease from the third party fee owner expires in January 2044.

Terrorism Insurance. The iStar Leased Fee Portfolio Borrowers are required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to the lender in an amount equal to 100.0% of the full replacement cost subject to a loss limit of $150,000,000 per occurrence. With respect to The Buckler Apartments, the iStar Leased Fee Portfolio Borrower’s obligation to maintain certain insurance coverage is suspended for so long as (i) no ground lease termination period as defined in the iStar Leased Fee Portfolio Whole loan documents has occurred and is continuing with respect to such property and (ii) the iStar Leased Fee Portfolio Borrowers are required to cause the tenant to maintain the insurance required by the ground lease as of the loan origination date.

With respect to One Ally Center, Northside Forsyth Hospital Medical Center, NASA/JPSS Headquarters, Dallas Market Center: Sheraton Suites, Dallas Market Center: Marriott Courtyard and Lock-Up Self-Storage Facility, the iStar Leased Fee Portfolio Borrower’s obligation to maintain the insurance coverage with respect to such properties is required to be suspended for so long as (i) no ground lease termination period as defined in the iStar Leased Fee Portfolio Whole Loan documents has occurred and is continuing with respect to such iStar Leased Fee Portfolio Property and (ii) the iStar Leased Fee Portfolio Borrowers are required to cause the tenants at each of such iStar Leased Fee Portfolio Properties to maintain the insurance required by its lease as of the loan origination date.

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A-3-95

Valley Creek Corporate Center

A-3-96

Valley Creek Corporate Center

224 VALLEY CREEK CORPORATE CENTER

4
Autotrader.Com, Inc.
24,057 SF 12/2022
3
Autotrader.Com, Inc.
16,966 SF 12/2022
Autotrader.Com, Inc.
3,475 SF 12/2022
First Financial Networks
3,528 SF 1/2026
2
Titanium Metals Corporation
23,626 SF 9/2018
1
Medartis, Inc.
8,059 SF 10/2018
Vacant
1,785 SF
Comcast of Pennsylvania LLC
3,448 SF 7/2021
Softwareone, Inc.
1,684 SF 12/2018
Management Office Storage
430 SF
Vacant
3,859 SF

222 VALLEY CREEK CORPORATE CENTER

3
Internet Pipeline, Inc.
27,127 SF 5/2025
2
Internet Pipeline, Inc.
19,721 SF 5/2025
Management Office
334 SF
Terranear PMC
7,406 SF 9/2018
1
People 2.0 Global, LLC
11,670 SF 6/2024
Vacant
6,835 SF
Perficient, Inc.
4,570 SF 7/2017

220 VALLEY CREEK CORPORATE CENTER

4
Analytical Graphics, Inc.
24,057 SF 5/2022
3
Analytical Graphics, Inc.
23,969 SF 5/2022
2
Analytical Graphics, Inc.
23,626 SF 5/2022
1
Analytical Graphics, Inc.
19,265 SF 5/2022

Vacant | Building | 2017 – 2020 | 2021 – 2023 | 2024+

A-3-97

Valley Creek Corporate Center

Valley Creek Corporate Center
220, 222 and 224 Valley Creek Boulevard
Exton, PA 19341
EXTON
Chester Springs
Lionville
Aldham
Devault
Frazer
Malvern
Downingtown
West Goshen
West Chester
CHESTER COUNTY
Pennsylvania Turnpike
Philadelphia 25 miles
Kimberton Rd
Clover Mill Rd
Pickering Rd
State Rd
Pickering Valley Golf Course
Conestoga Rd
Yellow Springs Rd
Merlin Rd
Pikeland Rd
Whitehorse Rd
Byers Rd
Bodine Rd
Hollow Rd
Micron Technologies
Janssen Biotech
Cerner Corporation
Microsoft Corp.
Siemens Healthcare
Penn State Great Valley
Newcomen Rd
Phoenixville Pike
Sidley Rd
Morehall Rd
Lionville Shopping Center
Whitford Rd
Lionville Park
Marchwood Shopping Center
Valley Hill Rd
Bacton Hill Rd
Old Valley Rd
Ship Rd
Devon Dr
Swedesford Rd
Lincoln Court Shopping Center
Chester Valley Golf Club
Lancaster Ave
SEPTA THORNDALE LINE
MALVERN
Fairfield Place Shopping Center
Shoen Rd
Exton Square Mall
Whiteland Towne Center
Lincoln Hwy
Immaculata College
King Rd
Whitford Country Club
Festival at Exton Shopping Ctr.
Main Street at Exton
Main St
Exton Bypass
EXTON
WHITFORD
SEPTA
Boot Rd
Greenhill Rd
Paoli Pike
Sugartown Rd
Hersheys Mill Golf Course
East Goshen Park
Guthrie Rd
Grove Rd
Pottstown Pike
QVC Studio Park
Airport Rd
Brandywine Airport
Copeland School Rd
Chester Bypass
West Goshen Shopping Center
West Goshen Town Ctr.
Gay St
Downingtown Pike
Strasburg Rd
Bradford Plaza
West Chester University of PA
Quakertown
Perkasie
Reading
Chalfont
Doylestown
Harleysville
Pottstown
Montgomeryville
Lansdale
North Wales
Newtown
New Morgan
PENNSYLVANIA
Horsham
Phoenixville
Norristown
King of Prussia
Abington
Conshohocken
Exton
Malvern
Wayne
Radnor
Ardmore
Coatesville
Downingtown
PHILADELPHIA
West Chester
Broomall
Media
Springfield
CAMDEN
Pennsauken
Cherry Hill
Kennett Square
Chester Heights
Chester
Woodbury
Gloucester Township
Hockessin
NEW JERSEY
DELAWARE
Deptford
Newark
WILMINGTON
Swedesboro

A-3-98

No. 9 – Valley Creek Corporate Center

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$34,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$34,000,000			Location:	Exton, PA
% of Initial Pool Balance:	2.9%			Size:	259,497 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$131.02
Borrower:	Pembroke TCM VC LLC			Year Built/Renovated:	2002/NAP
Borrower Sponsors:	Ten Capital Management; Pembroke IV LLC			Title Vesting:	Fee
Mortgage Rate:	4.3000%			Property Manager:	CBRE, Inc.
Note Date:	June 2, 2017			4th Most Recent Occupancy (As of)(2):	94.3% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	92.0% (12/31/2014)
Maturity Date:	June 6, 2027			2nd Most Recent Occupancy (As of)(2):	84.8% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of)(2):	89.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(2)(3):	93.4% (2/14/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(4):	$2,811,461 (12/31/2014)
Call Protection:	L(25),D(90),O(5)			3rd Most Recent NOI (As of)(4):	$2,183,776 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(4):	$2,898,726 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of)(4):	$3,888,698 (TTM 3/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$6,784,305
				U/W Expenses:	$2,706,626
				U/W NOI(4):	$4,077,679
Escrows and Reserves(1):				U/W NCF:	$3,587,694
				U/W NOI DSCR:	2.02x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.78x
Taxes	$402,070	$48,234	N/A	U/W NOI Debt Yield:	12.0%
Insurance	$0	Springing	N/A	U/W NCF Debt Yield:	10.6%
Replacement Reserves	$0	$4,325	N/A	As-Is Appraised Value:	$49,100,000
TI/LC Reserve	$0	$54,062	$2,600,000	As-Is Appraisal Valuation Date:	February 17, 2017
Common Charges Reserve	$0	$1,310	N/A	Cut-off Date LTV Ratio:	69.2%
				LTV Ratio at Maturity:	63.2%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

(3)	Current Occupancy excludes one tenant, Perficient, Inc., occupying 4,570 square feet (1.8% of net rentable area), that has given notice to vacate their space at lease expiration on July 31, 2017.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Valley Creek Corporate Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in three Class A office buildings located in Exton, Pennsylvania (the “Valley Creek Corporate Center Property”). The Valley Creek Corporate Center Mortgage Loan was originated on June 2, 2017 by Barclays Bank PLC. The Valley Creek Corporate Center Mortgage Loan had an original principal balance of $34,000,000, has an outstanding principal balance as of the Cut-off Date of $34,000,000 and accrues interest at an interest rate of 4.3000% per annum. The Valley Creek Corporate Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Valley Creek Corporate Center Mortgage Loan matures on June 6, 2027.

Following the lockout period, the borrower has the right to defease the Valley Creek Corporate Center Mortgage Loan in whole, but not in part, on any date before February 6, 2027. In addition, the Valley Creek Corporate Center Mortgage Loan is prepayable without penalty on or after February 6, 2027.

A-3-99

Valley Creek Corporate Center

Sources and Uses

Sources			Uses
Original loan amount	$34,000,000	69.1%	Purchase price(1)	$47,457,283	96.5%
Borrower Sponsor’s new cash contribution	15,196,870	30.9	Closing costs	1,337,516	2.7
			Reserves	402,070	0.8

Total Sources	$49,196,870	100.0%	Total Uses	$49,196,870	100.0%

(1)	The Purchase Price includes an approximately $2.7 million prepayment penalty fee on the seller’s existing loan, which was required to be paid by the borrower sponsor in order to complete the transaction and is net of purchaser and seller credits.

The Property. The Valley Creek Corporate Center Property is comprised of three Class A office buildings located in Exton, Pennsylvania totaling 259,497 square feet. The Valley Creek Corporate Center Property is located at 220, 222 and 224 Valley Creek Boulevard. All three buildings were built in 2002. The building located at 220 Valley Creek Boulevard is four stories high and totals 90,917 square feet; the building located at 222 Valley Creek Boulevard is three stories high and totals 77,663 square feet; and the building located at 224 Valley Creek Boulevard is four stories high and totals 90,917 square feet. The Valley Creek Corporate Center Property is situated on approximately 18.4 acres and features a total of 1,027 parking spaces, reflecting an overall parking ratio of 4.0 spaces per 1,000 square feet of rentable area. The buildings are situated in a “U” type configuration centered around a common driveway and courtyard featuring a pond with a small waterfall and other natural elements. As of February 14, 2017 the Valley Creek Corporate Center Property was 93.4% occupied by 10 tenants, excluding Perficient, Inc., which has provided notice of its intention to vacate its space upon lease expiration on July 31, 2017 and has thus been underwritten as vacant.

The five largest tenants, Analytical Graphics, Inc. (“AGI”), Internet Pipeline, Inc. (“iPipeline”), Autotrader.com, Inc. (d/b/a HomeNet) (“Autotrader.com”), Titanium Metals Corporation (“TIMET”) and People 2.0 Global, LLC (“People 2.0”) are globally headquartered at the Valley Creek Corporate Center Property. Four of the five aforementioned tenants have signed renewals (except for TIMET), expansions or new leases within the past 24 months.

AGI leases 90,917 square feet (35.0% of net rentable area) at the Valley Creek Corporate Center Property and utilizes this space as its global headquarters. AGI occupies the 220 Valley Creek Boulevard building, which includes a dedicated full size cafeteria, a game area and a daycare center. Founded in 1989, AGI develops commercial modeling and analysis software for the aerospace, defense and intelligence industries. AGI supplies software applications and development tools for modeling, engineering and operations in the areas of space, cyberspace, aircraft, missile defense and electronic systems. AGI originally took occupancy of 66,860 square feet at the 220 Valley Creek Boulevard building in May 2004 and expanded its space by 24,057 square feet in June 2015; however, AGI is currently only utilizing approximately 6,014 square feet of the expansion space, but is paying rent on the entire fourth floor space.

iPipeline leases 46,848 square feet (18.1% net rentable area) at the Valley Creek Corporate Center Property and utilizes its space as its global headquarters. iPipeline occupies 60.3% of net rentable area at the 222 Valley Creek Boulevard building. iPipeline provides cloud-based software solutions for the insurance and financial services industries. iPipeline originally took occupancy of 27,127 square feet at the 222 Valley Creek Boulevard building in July 2012 and expanded its space by 19,721 square feet in May 2015.

Autotrader.com leases 44,498 square feet (17.1% net rentable area) at the Valley Creek Corporate Center Property and utilizes its space as the headquarters for HomeNet. Autotrader.com occupies 48.9% of net rentable area at the 224 Valley Creek Boulevard building. Autotrader.com acquired HomeNet in 2010 and serves as the guarantor under the lease. HomeNet provides online inventory management and merchandising solutions for the automotive retail industry. According to the borrower sponsor, Autotrader.com has spent approximately $1.0 million building out their own space. Autotrader.com originally took occupancy of 24,057 square feet at the 224 Valley Creek Boulevard building in January 2013 and expanded its space by 20,441 feet in February 2016.

A-3-100

Valley Creek Corporate Center

The following table presents certain information relating to the tenancy at the Valley Creek Corporate Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date

Major Tenant
AGI	NR/NR/NR	90,917	35.0%	$25.00	$2,272,925	38.0%	5/31/2022(3)(4)
iPipeline	NR/NR/NR	46,848	18.1%	$24.25	$1,136,064	19.0%	5/31/2025(5)
Autotrader.com	BBB+/Baa2/BBB	44,498	17.1%	$25.25	$1,123,575	18.8%	12/31/2022(6)
TIMET	AA-/Aa2/AA	23,626	9.1%	$24.50	$578,837	9.7%	9/30/2018(7)
People 2.0	NR/NR/NR	11,670	4.5%	$24.00	$280,080	4.7%	6/30/2024(8)(9)
Total Major Tenant		217,559	83.8%	$24.78	$5,391,481	90.1%

Non-Major Tenants		24,125	9.3%		$590,514	9.9%

Occupied Collateral Total		241,684	93.1%	$24.75	$5,981,995	100.0%

Management Space		764	0.3%

Vacant Space(10)		17,049	6.6%

Collateral Total		259,497	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2018, totaling $209,559.

(3)	AGI has one five-year lease renewal option.

(4)	AGI has the one-time right to terminate its lease on May 31, 2020, with nine months’ notice (August 31, 2019) and an initial termination fee of $750,000, plus an additional $350,000, if the fourth floor space remains unimproved as of the date of the termination notice, for a total of $1,100,000. If the fourth floor has been improved in accordance with the lease, then the termination fee will exclude any money the tenant has spent improving the fourth floor. Currently, AGI is utilizing 6,014 square feet of 24,057 square feet of its space on the fourth floor; however, AGI is paying rent on the entire fourth floor space. See “Escrows” section for cash flow sweep related to AGI.

(5)	iPipeline, Inc. has two five-year lease renewal options.

(6)	Autotrader.com has one five-year lease renewal option.

(7)	TIMET has one five-year lease renewal option.

(8)	People 2.0 has one five-year lease renewal option.

(9)	People 2.0 has the one-time right to terminate its lease on 12/31/2021, with 9 months’ written notice and a termination fee equal to the unamortized tenant improvements and leasing costs, amortized over the original term of the lease at a 9% interest rate.

(10)	Vacant Space includes one tenant, Perficient, Inc., occupying 4,570 square feet (1.8% of net rentable area), that has given notice to vacate its space at lease expiration on July 31, 2017 and has therefore been underwritten as vacant.

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Valley Creek Corporate Center

The following table presents certain information relating to the lease rollover schedule at the Valley Creek Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Total % of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	4	40,775	15.7%	40,775	15.7%	$997,557	16.7%	$24.46
2019	0	0	0.0%	40,775	15.7%	$0	0.0%	$0.00
2020	0	0	0.0%	40,775	15.7%	$0	0.0%	$0.00
2021	1	3,448	1.3%	44,223	17.0%	$84,476	1.4%	$24.50
2022(4)	2	135,415	52.2%	179,638	69.2%	$3,396,500	56.8%	$25.08
2023	0	0	0.0%	179,638	69.2%	$0	0.0%	$0.00
2024	1	11,670	4.5%	191,308	73.7%	$280,080	4.7%	$24.00
2025	1	46,848	18.1%	238,156	91.8%	$1,136,064	19.0%	$24.25
2026	1	3,528	1.4%	241,684	93.1%	$87,318	1.5%	$24.75
2027	0	0	0.0%	241,684	93.1%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	241,684	93.1%	$0	0.0%	$0.00
Management	0	764	0.3%	242,448	93.4%	$0	0.0%	$0.00
Vacant(5)	0	17,049	6.6%	259,497	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	259,497	100.0%			$5,981,995	100.0%	$24.75

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space and management space.

(4)	The roll in 2022 is driven by two tenants, AGI and Autotrader.com. See “Escrows” section for cash flow sweep related to AGI and Autotrader.com.

(5)	Vacant space includes one tenant, Perficient, Inc., occupying 4,570 square feet (1.8% of net rentable area), that has given notice to vacate its space at lease expiration on July 31, 2017 and has therefore been underwritten as vacant.

The following table presents historical occupancy percentages at the Valley Creek Corporate Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)(2)	12/31/2016(1)	2/14/2017(3)(4)
94.3%	92.0%	84.8%	89.6%	93.4%
(1)	Information obtained from the borrower.

(2)	The dip in occupancy in 2015 is attributable to three tenants vacating their respective spaces at the Valley Creek Corporate Center Property.

(3)	Information obtained from the underwritten rent roll.

(4)	Current Occupancy excludes one tenant, Perficient, Inc., occupying 4,570 square feet (1.8% of net rentable area), that has given notice to vacate its space at lease expiration on July 31, 2017.

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Valley Creek Corporate Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Valley Creek Corporate Center Property:

Cash Flow Analysis

	2014	2015(1)	2016	TTM 3/31/2017	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$4,494,102	$3,935,351	$4,638,004	$5,533,806	$5,981,994		88.2%	$23.05
Grossed Up Vacant Space	0	0	0	0	446,790		6.6	1.72
Total Reimbursables	838,909	768,509	776,164	751,376	945,460		13.9	3.64
Other Income	0	0	0	0	0		0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(589,940)	(3)	(8.7)	(2.27)
Effective Gross Income	$5,333,011	$4,703,860	$5,414,167	$6,285,182	$6,784,305		100.0%	$26.14

Total Operating Expenses	$2,521,552	$2,520,085	$2,515,441	$2,396,484	$2,706,626		39.9%	$10.43

Net Operating Income	$2,811,460	$2,183,776	$2,898,726	$3,888,698	$4,077,679		60.1%	$15.71
TI/LC	0	0	0	0	438,086		6.5	1.69
Capital Expenditures	0	0	0	0	51,899		0.8	0.20
Net Cash Flow	$2,811,460	$2,183,776	$2,898,726	$3,888,698	$3,587,694		52.9%	$13.83

NOI DSCR	1.39x	1.08x	1.44x	1.93x	2.02	x
NCF DSCR	1.39x	1.08x	1.44x	1.93x	1.78	x
NOI DY	8.3%	6.4%	8.5%	11.4%	12.0%
NCF DY	8.3%	6.4%	8.5%	11.4%	10.6%

(1)	Base Rent figures for 2014, 2015 and 2016 are net of rent abatements. Inclusive of rent abatement amounts for each respective year, the Base Rent would be $5,475,655 for 2014, $4,807,495 for 2015 and $5,481,051 for 2016. The decrease in 2015 Net Operating Income is attributable to three tenants vacating their respective spaces at the Valley Creek Corporate Center Property.

(2)	Underwritten Base Rent includes contractual rent steps through May 2018, totaling $209,559.

(3)	The underwritten economic vacancy is 8.7%. The Valley Creek Corporate Center Property was 93.4% occupied as of February 14, 2017, excluding Perficient, Inc, which has provided notice of its intention to vacate its space upon lease expiration on July 31, 2017 and has thus been underwritten as vacant.

Appraisal. As of the appraisal valuation date of February 17, 2017, the Valley Creek Corporate Center Property had an “as-is” appraised value of $49,100,000.

Environmental Matters. According to the Phase I environmental site assessment dated February 28, 2017, there was no evidence of any recognized environmental conditions at the Valley Creek Corporate Center Property.

Market Overview and Competition. The Valley Creek Corporate Center Property is located in Exton, Pennsylvania, which is located within Chester County. Chester County is home to various major employers such as Vanguard, Teva, Siemens, Mars, Microsoft and Janssen. The Valley Creek Corporate Center Property is located approximately half a mile from Route 30, one mile from Route 202 and five miles from the Pennsylvania Turnpike Interchange (I-76). Public transportation to the Valley Creek Corporate Center Property is provided by the Southeastern Pennsylvania Transportation Authority (SEPTA), which has a train station located approximately three miles away, and Amtrak.

The Valley Creek Corporate Center Property is proximate to Exton Square Mall, Main Street at Exton, Whiteland Towne Center and Fairfield Place Shopping Center comprising over 2.3 million square feet of retail space. According to the appraisal, the estimated 2016 population within a three- and five-mile radius of the Valley Creek Corporate Center Property was 39,915 and 89,539, respectively. The 2016 median household income within the same radii was $96,222 and $98,952, respectively.

According to the appraisal, the Valley Creek Corporate Center Property is located within the Exton/Whitelands office submarket of the Philadelphia Metro office market. As of year-end 2016, the Exton/Whitelands office submarket had a total inventory of approximately 14.6 million square feet of office space, with a direct vacancy rate of 7.6% and average asking rents of $23.33 per square foot. As of year-end 2016, the Class A Exton/Whitelands office submarket had a total inventory of approximately 6.7 million square feet of Class A office space, with a direct vacancy rate of 5.5% and average asking rents of $24.81 per square foot.

A-3-103

Valley Creek Corporate Center

The following table presents certain information relating to comparable office properties for the Valley Creek Corporate Center Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1400 Liberty Ridge Drive Berwyn, PA	1978	104,818	NAV	8.0 miles	Confidential	Mar 2017/ 4.1 Yrs	4,884	$28.95	Gross
200 Berwyn Park Berwyn, PA	1987	75,025	NAV	8.3 miles	Post and Post	Oct 2016/ 3 Yrs	7,023	$27.53	Gross
600 Lee Road Wayne, PA	1987	41,486	NAV	8.5 miles	Egalet Corporation	Apr 2016/ 6.0 Yrs	19,797	$23.81	FSG
80 West Lancaster Avenue Devon, PA	1983	52,400	NAV	11.5 miles	McCausland Keen Buckman	Nov 2015/ 10.0 Yrs	13,200	$27.00	Gross
1200 Atwater Drive East Whiteland, PA	2002	151,447	NAV	5.2 miles	Entech Consulting	Sept 2014/ 5.4 Yrs	4,926	$22.00	Gross

(1)	Information obtained from the appraisal and third party research report.

The Borrower. The borrower is Pembroke TCM VC LLC, a Delaware limited liability company and single-purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Valley Creek Corporate Center Mortgage Loan. Pembroke IV LLC, TCM VC GP LLC, TCM Investor Series, LLC – Project Valley Creek Series, John B. Vander Zwaag, Richard C. Hamlin, Jeffrey J. Irmer and Benjamin Adams are the guarantors of certain non-recourse carveouts under the Valley Creek Corporate Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Ten Capital Management and Pembroke IV LLC. Ten Capital Management is a privately held real estate investment management company, which invests across various real estate strategies. The firm currently manages capital on behalf of high net worth individuals and institutions, including family offices and registered investment advisors. Pembroke IV LLC was founded in 2007 and invests in commercial real estate. Pembroke IV LLC owns a portfolio of seven office buildings located in Pennsylvania and Illinois.

Escrows. The loan documents provide for upfront reserves in the amount of $402,070 for real estate taxes. The loan documents also provide for ongoing monthly deposits of one-twelfth of the real estate taxes due (currently $48,234), $4,325 for replacement reserves and $1,310 for master development common charges, which are escrowed into the real estate tax reserve. On the payment date commencing in July 2017 and through the payment date occurring in June 2021, the borrower is required to escrow monthly deposits of $54,062 for TI/LCs and commencing on the payment date occurring in July 2021 through the remainder of the loan term, the borrower is required to escrow monthly deposits of $32,437 for TI/LCs, as well as any lease termination payments. The TI/LC reserve is capped at $2,600,000 (the “TI/LC Reserve Cap”).

Monthly deposits for insurance premiums are not required as long as: (i) the borrower delivers to the lender an acceptable blanket insurance policy that satisfies the requirements of the loan documents and such blanket insurance policy is in full force and effect and (ii) the borrower delivers to the lender periodic evidence in form and substance reasonably acceptable to the lender of acceptable renewals and timely-paid insurance premiums, which delivery is required to be made not less than 30 days prior to the expiration date of such policy.

Upon the occurrence and continuance of an AGI Trigger Event (as defined below), the borrower is required to deposit all AGI lease termination payments and any excess cash flow into the AGI Rollover Reserve Account.

Upon the occurrence and continuance of an Autotrader Trigger Event (as defined below), the borrower is required to deposit all Autotrader.com lease termination payments and any excess cash flow from the Valley Creek Corporate Center Property to the Autotrader Rollover Reserve Account; however, if an AGI Re-Tenanting Event (as defined below) has occurred, then the amounts on deposits in the Autotrader Rollover Reserve Account will be capped at $1,557,430, excluding any lease termination payments received (the “Autotrader Rollover Reserve Cap”). During the continuance of both an AGI Trigger Event and an Autotrader Trigger Event, the excess cash flow swept will be deposited into each of the AGI Rollover Reserve Account and the Autotrader Rollover Reserve Account on a pro-rata basis based on the occupied rentable square footage of AGI and Autotrader.com.

An “AGI Trigger Event” will mean one or more of the following has occurred, (i) the earlier of (a) AGI giving notice no later than August 31, 2019 of its intent to terminate its lease or (b) AGI giving written notice no later than May 31, 2021 of its intent not to renew the AGI lease, provided that, in (i), an AGI Re-Tenanting Event has not occurred, (ii) AGI has abandoned its leased space; (iii) AGI has filed for bankruptcy, (iv) the AGI lease has been terminated, provided an AGI Re-Tenanting Event has not occurred, or (v) AGI becomes delinquent under its lease.

An “AGI Re-Tenanting Event” will occur when the borrower has delivered to the lender (i) evidence that (a) AGI has not exercised its right to terminate its lease by August 31, 2019, (b) AGI has given notice to renew the AGI lease on or before May 31, 2021, provided that if the lease is extended for less than 10 years, such date will be extended to the date that is 12 months prior to the extended lease term expiration, (c) AGI has agreed to remain in possession of at least 75% of the AGI space at an annual rental rate greater than or equal to $24.00 per square foot and otherwise constitutes a qualified replacement lease per the loan documents, (d) the AGI space has been re-tenanted under one or more qualified replacement leases per the loan documents or (e) the AGI lease is affirmed by AGI in bankruptcy and (ii) tenant estoppels satisfactory to the lender.

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Valley Creek Corporate Center

An “Autotrader Trigger Event” will mean one or more of the following has occurred, (i) Autotrader.com has provided written notice no later than December 31, 2021 of its intent to not renew its lease provided that an Autotrader Re-Tenanting Event (as defined below) has not then occurred, (ii) Autotrader.com has abandoned its space, (iii) Autotrader.com has filed for bankruptcy, (iv) Autotrader.com has terminated its lease, provided that a Autotrader Re-Tenanting Event has not then occurred, or (v) Autotrader.com becomes delinquent under its lease.

An “Autotrader Re-Tenanting Event” will occur when the borrower has delivered to the lender (i) evidence that (a) Autotrader.com has given notice to renew the Autotrader.com lease on or before December 31, 2021 and pursuant to such renewal, Autotrader.com has agreed to remain in possession of at least 75% of the Autotrader space at an annual rental rate greater than or equal to $25.00 per square foot and otherwise constitutes a qualified replacement lease per the loan documents, (b) the Autotrader space has been re-tenanted under one or more qualified replacement leases per the loan documents or (c) the Autotrader lease is affirmed by Autotrader in bankruptcy and (ii) tenant estoppels satisfactory to the lender.

Lockbox and Cash Management. The Valley Creek Corporate Center Mortgage Loan is structured with a hard lockbox and springing cash management. On the origination date, the borrower was required to deliver letters to all tenants at the Valley Creek Corporate Center Property, directing them to pay rents into a lender-controlled lockbox account. All funds in the lender-controlled lockbox account are required to be swept daily into the borrower’s operating account, unless a Triggering Event (as defined below) has occurred, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on the date immediately preceding each payment date in accordance with the loan documents.

A “Triggering Event” will commence upon the earliest occurrence of (i) an event of default, (ii) the debt service coverage ratio, as calculated under the loan documents, being less than 1.25x, and (iii) an AGI Trigger Event or an Autotrader Trigger Event. A Triggering Event (a) will expire upon, with respect to clause (i) the cure and acceptance by the lender, if applicable, of such event of default, (b) with respect to (ii) the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters and (c) with respect to clause (iii) the occurrence of an AGI Re-Tenanting Event with respect to an AGI Trigger Event and the occurrence of an Autotrader Re-Tenanting Event with respect to an Autotrader Trigger Event.

Property Management. The Valley Creek Corporate Center Property is managed by CBRE, Inc.

Assumption. The borrower has a one-time right to transfer the Valley Creek Corporate Center Property, provided that certain conditions are satisfied, including (i) no default or event of default has occurred and is continuing, (ii) the identity, experience, financial condition and creditworthiness of the proposed transferee and guarantor are satisfactory to the lender, (iii) an assumption fee equal to 0.5% of the then outstanding principal balance of the Valley Creek Corporate Center Mortgage Loan and (iv) the lender has received confirmation from Fitch, KBRA and Moody’s that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Master Development. The Valley Creek Corporate Center Property is part of a larger master development with a park association. The development consists of six parcels, one of which is owned by the borrower and the remaining parcels are owned by a developer, as construction of the master development is not yet complete. The borrower has 7.34% of the voting rights in the park association. Although most decisions can be made without the borrower’s consent, any modification or amendment to the declaration requiring the consent of any owner will require the prior written consent of each mortgagee of such owner.

Terrorism Insurance. The Valley Creek Corporate Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to (i) the full replacement cost of the Valley Creek Corporate Center Property and (ii) 100% of the projected gross income from the Valley Creek Corporate Center Property for a period of 18 months, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

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A-3-106

AMAZON LAKELAND

amazon fulfillment
Visitors / Associates
All Trucks
1760 County Line Road

amazonPrime
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A-3-107

AMAZON LAKELAND

Kathleen
Gibsonia
Orlando
48 miles
Lake Galloway
Lake Gibson
Lower Green Swamp Preserve
Kathleen Rd.
Meadow View Lake
Wedgewood Country Club
Lakeland Square Mall
Lakeland Park Center
Highland Fairways Golf Club
POLK COUNTY
Harrelson Rd.
Galloway Rd.
Knights Griffin Rd.
Griffin Rd.
Town and Country Square
N. Florida Ave.
Lake Parker Park
Pepperidge Farm
McKesson Corporation
Mission Foods
Joker Merchant Stadium
Bella Vista St.
Kathleen Rd.
Midway Rd.
Walker Rd.
HILLSBOROUGH COUNTY
W. 10th St.
Lakeland Regional Medical Ctr.
Lake Parker
Wilder Rd.
W. Memorial Blvd.
Henley Field/ Bryant Stadium
Swindell Rd.
Butter Krust Bakery
Lone Palms Golf Course
Chestnut Rd.
Wabash Ave.
Lake Bonnet
LAKELAND AMTRAK
Tampa
23 miles
WellDyne
Publix Manufacturing
Publix Corporate Office
Downtown
Swindell Rd.
GTECH Printing Corporation
AMTRAK
RP Funding Center
Century Plaza
Winston
Lake Hunter
Florida Southern College
Otis M. Andrews Sports Complex
Burris Logistics Refrigeration/ Cold Storage
Carpenter
Old Tampa Hwy.
Highland St.
Central Ave.
Hillsborough Community College- Plant City Campus
New Tampa Hwy.
AMTRAK
Advanced Auto Parts Distribution Center
Southern Wine & Spirits
Ariana St.
Lake Hollingsworth
Rooms To Go Florida
LAKELAND
Beacon Rd.
Plant City
Amazon Lakeland
1760 County Line Road
Lakeland, FL 33811
Publix Warehouse
TOLL
Airport Rd.
Grasslands Golf and Country Club
Lincoln Ave.
S. Florida Ave.
Cleveland Heights Golf and Country Club
Ruthven Industrial Park
Gordon Food Service
County Line Rd.
O'Reilly Auto Parts
Publix Corporate Office Headquarters
Polk Parkway
Lakeside Village
Harden Blvd.
Oakbridge Square
Merchants Walk
Coronet Rd.
Drane Field Rd.
C&S
LMS Intellibound
Wiggins Rd.
Lakeland-Linder Regional Airport
Waring Rd.
Cleveland Heights Blvd.
Medulla Rd.
Draken International
Harden Blvd.
Florida Technical Coll.- Lakeland Campus
Pipkin Rd.
Pipkin Rd.
Lake Miriam Square
Yates Rd.
Medulla
Florida Ave.
Lakeland Highlands
Ewell Rd.
Ewell Rd.
Shepherd Rd.
Imperial Christina Plaza
Club at Eaglebrooke
Carter Rd.
Imperial Lakes Golf Club
Ocala
Daytona Beach
Atlantic Ocean
Deltona
Sanford
Winter Park
Spring Hill
Winter Garden
ORLANDO
Kissimmee
Melbourne
Clearwater
Lakeland
Winter Haven
TAMPA
Palm Bay
Brandon
ST. PETERSBURG
FLORIDA
Bradenton
Sarasota
Ft. Pierce
Port St. Lucie
Gulf of Mexico
Lake Okeechobee
Cape Coral
Ft. Myers

A-3-108

No. 10 – Amazon Lakeland

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Property Type:	Industrial
Original Principal Balance(1):	$33,360,000	Specific Property Type:	Warehouse
Cut-off Date Balance(1):	$33,360,000	Location:	Lakeland, FL
% of Initial Pool Balance:	2.9%	Size:	1,016,080 SF
Loan Purpose(2):	Acquisition	Cut-off Date Balance Per SF(1):	$62.36
Borrowers Name:	Jim Amazon, LLC; New Amazon, LLC; SFLC Amazon, LLC	Year Built/Renovated:	2014/NAP
Borrower Sponsor:	Jonathan Tratt	Title Vesting:	Fee
Mortgage Rate:	4.570%	Property Manager:	Self-managed
Note Date:	June 6, 2017	4th Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	July 5, 2026	2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	108 months	Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	108 months	Current Occupancy (As of):	100.0% (7/1/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of)(5):	$4,882,117 (Annualized 5 12/31/2014)
Call Protection:	L(24),D(80),O(4)	3rd Most Recent NOI (As of):	$5,009,600 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management	2nd Most Recent NOI (As of):	$4,375,825 (12/31/2016)
Additional Debt(1):	Yes	Most Recent NOI (As of):	$4,151,320 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu	U/W Revenues:	$6,742,925
U/W Expenses:	$1,784,404
U/W NOI:	$4,958,522
U/W NCF:	$4,856,914
U/W NOI DSCR(1):	1.69x
U/W NCF DSCR(1):	1.65x
U/W NOI Debt Yield(1):	7.8%
Escrows and Reserves(3):	U/W NCF Debt Yield(1):	7.7%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$88,000,000
Taxes	$614,503	$68,070	NAP	As-Is Appraisal Valuation Date:	August 31, 2016
Insurance	$164,696	$54,921	NAP	Cut-off Date LTV Ratio(1):	72.0%
Replacement Reserves	$101,608	$8,467	$304,824	LTV Ratio at Maturity(1):	72.0%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of Amazon Lakeland Whole Loan (as defined below).

(2)	See “Sources and Uses” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Amazon Lakeland Mortgage Loan”) is part of a whole loan (the “Amazon Lakeland Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering an industrial property located in Lakeland, Florida (the “Amazon Lakeland Property”). The Amazon Lakeland Whole Loan was originated on June 6, 2017 by Wells Fargo Bank, National Association. The Amazon Lakeland Whole Loan had an original principal balance of $63,360,000, has an outstanding principal balance as of the Cut-off Date of $63,360,000 and accrues interest at an interest rate of 4.570% per annum. Amazon Lakeland Whole Loan had an initial term of 108 months, has a remaining term of 108 months as of the Cut-off Date and requires interest-only payments. The Amazon Lakeland Whole Loan matures on July 5, 2026.

Note A-1, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $33,360,000, has an outstanding principal balance as of the Cut-off Date of $33,360,000 and represents the controlling interest in the Amazon Lakeland Whole Loan. The non-controlling Note A-2, which had an original principal balance of $30,000,000, is expected to be contributed to a future securitization trust or trusts. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” in the Preliminary Prospectus.

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Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$33,360,000	WFCM 2017-C38	Yes
A-2	$30,000,000	Wells Fargo Bank, National Association	No
Total	$63,360,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease Amazon Lakeland Whole Loan in whole, but not in part, on any date before April 5, 2026. In addition, Amazon Lakeland Whole Loan is prepayable without penalty on or after April 5, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 5, 2021.

Sources and Uses

Sources			Uses
Original whole loan amount	$63,360,000	100.0%	Loan payoff(1)	$60,584,576	95.6%
			Reserves	880,807	1.4
			Closing costs	516,437	0.8
			Return of equity	1,378,180	2.2
Total Sources	$63,360,000	100.0%	Total Uses	$63,360,000	100.0%

(1)	The Amazon Lakeland borrower sponsor purchased the Amazon Lakeland Property in December 2016 for approximately $88.0 million. After origination of the Amazon Lakeland Whole Loan, the Amazon Lakeland borrower sponsor has approximately $28.8 million of equity remaining.

The Property. The Amazon Lakeland Property is a class A state-of-the-art industrial distribution facility totaling 1,016,080 square feet and located in Lakeland, Florida, approximately 27.9 miles east of Tampa and 59.5 miles southwest of Orlando. The Amazon Lakeland Property is 100% leased to Amazon.com.dedc, LLC (“Amazon”) through July 31, 2029 on a triple-net lease with four, five-year renewal options. The lease is guaranteed by the Amazon parent company, Amazon.com, Inc (NYSE: AMZN) (rated Baa1/AA- by Moody’s/S&P, respectively). Built in 2014, the Amazon Lakeland Property is situated on a 116.8-acre site and features a 32-foot ceiling height, a fully secured 330-foot-deep truck court with guard house and perimeter fence, 88 dock-high doors (all equipped with 40,000-pound mechanical dock levelers), 2 drive-in doors with ramped, motorized and high lift capabilities and 189 trailer parking spaces. The Amazon Lakeland Property comprises grade-level office space totaling 44,147 square feet (4.3% of net rentable area) and 971,933 square feet (95.7% of net rentable area) of warehouse and distribution space. Not included in the net rentable area of the Amazon Lakeland Property is 453,965 square feet of structured mezzanine space, which features 125-pound-per-square-foot of floor load, 7,190 square feet of equipment storage space and 17,166 square feet of office space. This mezzanine space was not included in the original development of the Amazon Lakeland Property and was constructed by the tenant at a cost of approximately $25.8 million. Amazon employs approximately 800 people at the Amazon Lakeland Property.

The Amazon Lakeland Property operates as a highly-automated Kiva Non-Sort fulfillment center. Kiva robotics technology enables Amazon warehouse workers to pick faster than filling orders manually and has had positive implications for a variety of elements of Amazon’s cost structure, making their warehouses more productive, scalable, safer and efficient. According to a third party report, Amazon’s “click to ship” cycle used to be approximately 60-75 minutes when employees had manually to sift through the stacks, pick the product, pack it, and ship it. Now, Kiva robots handle the same job in 15 minutes. These robots are not only more efficient but they also take up less space than their human counterparts, meaning warehouse design can be modified to have more shelf space and less wide aisles.

Amazon is a multi-national online retailer and electronic commerce company. The company primarily operates through its retail website. In 2015, Amazon surpassed Wal-Mart Stores, Inc. as the most valuable retailer in the United States by market capitalization. Amazon is the fourth most valuable public company in the world and the largest internet company by revenue in the world. Amazon is the leading e-retailer in the United States with 136.0 billion U.S. dollars in 2016 net sales. According to Amazon, the majority of the company’s revenues are generated through e-retail sales of electronics and other products, followed by third-party seller revenues, subscription services and Amazon Web Services activities. As of March 2017, the e-retailer reported approximately 80.0 million Amazon Prime members, the company’s paid subscription service.

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AMAZON LAKELAND

The following table presents certain information relating to the tenancy at Amazon Lakeland Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Amazon	NR/Baa1/AA-(2)	1,016,080	100.0%	$5.09	$5,167,181	100.0%	7/31/2029(3)
Total Major Tenants		1,016,080	100.0%	$5.09	$5,167,181	100.0%

Vacant Space		0	0.0%

Collateral Total		1,016,080	100.0%

(1)	Annual U/W Base Rent and Annual U/W Base Rent PSF represent Amazon’s average rent over the term of the Amazon Lakeland Whole Loan. As of July 1, 2017, Amazon current rental rate is $4.72 per square foot.

(2)	Amazon.com, Inc., the rated entity, guarantees the lease.

(3)	Amazon has four, five-year lease extension options.

The following table presents certain information relating to the lease rollover schedule at Amazon Lakeland Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	1,016,080	100.0%	1,016,080	100.0%	$5,167,181	100.0%	$5.09
Vacant	0	0	0.0%	1,016,080	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	1,016,080	100.0%			$5,167,181	100.0%	$5.09

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at Amazon Lakeland Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	7/1/2017(3)
NAP	100.0%	100.0%	100.0%	100.0%
(1)	The Amazon Lakeland Property was constructed in 2014 with the Amazon lease commencing August 1, 2014.

(2)	Information obtained from the Amazon lease.

(3)	Information obtained from the underwritten rent roll.

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AMAZON LAKELAND

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at Amazon Lakeland Property:

Cash Flow Analysis

	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,092,611	$4,396,047	$4,146,514	$5,012,165(1)	74.3%	$4.93
Grossed Up Vacant Space	0	0	0	155,015	2.3	0.15
Total Reimbursables	1,150,545	1,246,148	1,290,526	1,730,760	25.7	1.70
Less Vacancy & Credit Loss	0	0	0	(155,015)(2)	(2.3)	(0.15)
Effective Gross Income	$6,243,155	$5,642,195	$5,437,040	$6,742,925	100.0%	$6.64

Total Operating Expenses	$1,233,556	$1,266,370	$1,285,720	$1,784,404	26.5%	$1.76

Net Operating Income	$5,009,600	$4,375,825	$4,151,320	$4,958,522	73.5%	$4.88
TI/LC	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	101,608	1.5	0.10
Net Cash Flow	$5,009,600	$4,375,825	$4,151,320	$4,856,914	72.0%	$4.78

NOI DSCR(3)	1.71x	1.49x	1.41x	1.69x
NCF DSCR(3)	1.71x	1.49x	1.41x	1.65x
NOI DY(3)	7.9%	6.9%	6.6%	7.8%
NCF DY(3)	7.9%	6.9%	6.6%	7.7%

(1)	U/W Base Rent represent Amazon’s average rent over the term of the Amazon Lakeland Whole Loan. As of July 1, 2017, Amazon’s current rental rate is $4.72 per square foot.

(2)	The underwritten economic vacancy is 3.0%. The Amazon Lakeland Property was 100.0% occupied as of July 1, 2017.

(3)	The debt service coverage ratios and debt yields are based on Amazon Lakeland Whole Loan.

Appraisal. As of the appraisal valuation date of August 31, 2016, the Amazon Lakeland Property had an “as-is” appraised value of $88,000,000, which equates to an “as-is” Cut-off Date LTV Ratio of 72.0%. The appraiser also concluded to a dark value of $74,200,000, which equates to a loan-to-dark value ratio of 85.4%.

Environmental Matters. According to a Phase I environmental site assessment dated September 14, 2016, there was no evidence of any recognized environmental conditions at Amazon Lakeland Property.

Market Overview and Competition. The Amazon Lakeland Property is located in Lakeland, Florida, approximately 0.5 miles south of Highway 92 and 1.1 miles south of Interstate 4. Situated along the Interstate 4 corridor, Lakeland’s location between Tampa and Orlando makes it well located for manufacturing and distribution. According to a third party report, Lakeland’s central location within the state and proximity to ports, two international airports (Tampa International Airport and Orlando International Airport) and existing rail and highway infrastructure has made Lakeland and Polk County a transport and logistics hub for Florida and the southeastern United States. There are approximately 9.0 million people within 100 miles of the Amazon Lakeland Property.

The area surrounding the Amazon Lakeland Property is comprised of large-scale industrial use facilities such as O’Reilly Auto Parts (387,165 square feet built in 2014), Rooms To Go (1,750,000 square feet built in 1999), Advance Discount Auto Parts (552,796 square feet built in 1984), C & S Wholesale Grocers (836,771 square feet built in 1991), Burris Logistics Refrigeration/Cold Storage (89,260 square feet built in 2000), and Southern Wine & Spirits (653,000 square feet built in 2006), all of which are located within five miles of the Amazon Lakeland Property.

According to a third-party market research report, the Amazon Lakeland Property is located within the Southwest Lakeland submarket of the Lakeland industrial market. As of the first quarter or 2017, the submarket reported an inventory of 107 buildings totaling approximately 12.3 million square feet with a 2.4% vacancy rate and an asking rental rate of $6.09 per square foot, triple net.

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AMAZON LAKELAND

The following table presents certain information relating to comparable office leases for Amazon Lakeland Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Tenant Name	Total SF	Distance to Subject	Clear Height (ft)	Dock Doors	Lease Date / Term	Rent PSF	Lease Type
Amazon Lakeland Property (Subject) Lakeland, FL	2014/NAP	Amazon	1,016,080	--	32	88	Aug. 2014 / 15 Yrs.	$5.09	NNN
NW Quadrant of U.S. Highway 27 and I-4, Davenport, FL	2015/NAP	Federal Express	310,438	30.4 miles	30	97	May 2016 / 5 Yrs.	$4.85	NNN
Boice Pond Road, Orlando, FL	2016/NAP	Freeman, Expositions Inc.	451,823	52.9 miles	25	NAP	Oct. 2015 / 15 Yrs.	$5.25	NNN
10300 Boggy Creek Road, Orlando, FL	2001/NAP	Daimler Chrysler	490,000	58.4 miles	25	30	Sep. 2015 / 10 Yrs.	$5.96	NNN
2000 East Landstreet Road, Orlando, FL	1997/NAP	U.S. Post Office	355,732	56.9 miles	30	43	May 2014 / 3 Yrs.	$4.65	NNN
305 Deen Still Road, Davenport, FL	1999/NAP	Amazon	367,425	33.0 miles	36	102	March 2014 / 5 Yrs.	$3.95	NNN

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower comprises three tenants in common: are Jim Amazon, LLC; New Amazon, LLC and SFLC Amazon, LLC, each a Delaware limited liability company and single purpose entity with two independent directors, collectively. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Amazon Lakeland Whole Loan. Tratt Properties, LLC and Jonathan Tratt are the guarantors of certain nonrecourse carveouts under the Amazon Lakeland Whole Loan.

The Borrower Sponsors. The borrower sponsor is Jonathan Tratt, founder and Managing Principal of Tratt Properties, LLC (“Tratt”), a real estate development and investments company founded in 1992 that specializes in warehouse and distribution properties. Over the past 15 years, Tratt has developed and acquired over 6.0 million square feet of institutional grade logistics properties in key markets across the United States.

Escrows. The Amazon Lakeland Whole Loan documents provide for upfront reserves at origination in the amount of $614,503 for real estate taxes, $164,696 for insurance and $101,608 for replacement reserves.

The Amazon Lakeland Whole Loan documents provide for ongoing monthly escrows of $68,070 for real estate taxes, $54,921 for insurance and $8,467 for replacement reserves (subject to a cap of $304,824 so long as no event of default has occurred and is continuing, and the Amazon Lakeland Property is adequately being maintained, as determined by the lender).

Lockbox and Cash Management. The Amazon Lakeland Whole Loan requires a lender-controlled lockbox account, which is in place, and that the borrower directs the tenant to pay its rents directly into such lockbox account. The Amazon Lakeland Whole Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield falling below 6.5% (tested quarterly); or (iii) the occurrence of a Rating Trigger Event Period (as defined below).

A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the net cash flow debt yield being equal to or greater than 6.75% for two consecutive calendar quarters; and with respect to clause (iii), upon the termination of the Rating Trigger Event Period.

A “Rating Trigger Event Period” means a period commencing upon the date Amazon’s credit rating is downgraded below “BBB” or equivalent by two of Moody’s, S&P and Fitch for greater than 90 days and ending upon the date that Amazon’s credit rating is equal to or greater than “BBB” or equivalent by two of Moody’s, S&P and Fitch for two consecutive calendar quarters.

Property Management. Amazon Lakeland Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer Amazon Lakeland Property provided that certain conditions are satisfied, including (i) no event of default under the Amazon Lakeland Whole Loan documents has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if requested by lender, rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating agency rating any securities backed by Amazon Lakeland Companion Loan with respect to the ratings of such securities.

Right of First Offer and Right of First Refusal. Amazon has a right of first offer (“ROFO”) to purchase the Amazon Lakeland Property if the borrower decides to market the Amazon Lakeland Property for sale and right of first refusal (“ROFR”) to purchase Amazon Lakeland Property if the borrower receives an offer to purchase the Amazon Lakeland Property it is otherwise prepared to

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AMAZON LAKELAND

accept. The ROFO and ROFR are not extinguished by a foreclosure of the Amazon Lakeland Property; however the ROFO and ROFR do not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Amazon Lakeland Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Amazon Lakeland Property, as well as loss of rents and/or business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

Windstorm and Flood Insurance. The Amazon Lakeland Whole Loan documents require windstorm and flood insurance covering the full replacement cost of Amazon Lakeland Property during the loan term. At the time of loan closing, Amazon Lakeland Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

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No. 11 – ExchangeRight Net Leased Portfolio #16

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Retail
Original Principal Balance:	$32,722,000			Specific Property Type:	Single Tenant
Cut-off Date Balance:	$32,722,000			Location(5):	Various
% of Initial Pool Balance:	2.8%			Size:	260,099 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$125.81
Borrower Name(1):	ExchangeRight Net Leased Portfolio 16 DST			Year Built/Renovated(5):	Various
Borrower Sponsor:	ExchangeRight Real Estate, LLC			Title Vesting:	Fee
Mortgage Rate:	3.9779%			Property Manager:	Self-managed
Note Date:	May 30, 2017			4th Most Recent Occupancy(6):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(6):	NAV
Maturity Date:	June 6, 2027			2nd Most Recent Occupancy(6):	NAV
IO Period:	120 months			Most Recent Occupancy(6):	NAV
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (7/1/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(7):	NAV
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI(7):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(7):	NAV
Additional Debt:	None			Most Recent NOI(7):	NAV
Additional Debt Type:	NAP
				U/W Revenues:	$3,584,008
				U/W Expenses:	$370,974
				U/W NOI:	$3,213,034
				U/W NCF:	$3,143,621
Escrows and Reserves(2):				U/W NOI DSCR:	2.43x
				U/W NCF DSCR:	2.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.8%
Taxes	$97,996	$21,391	NAP	U/W NCF Debt Yield:	9.6x
Insurance(3)	$0	Springing	NAP	As-Is Appraised Value(8):	$55,240,000
Replacement Reserves	$207,686	$2,306	NAP	As-Is Appraisal Valuation Date(8):	Various
TI/LC Reserve(4)	$600,000	Springing	NAP	Cut-off Date LTV Ratio:	59.2%
Deferred Maintenance	$68,679	$0	NAP	LTV Ratio at Maturity:	59.2%

(1)	At origination of the ExchangeRight Net Leased Portfolio #16 Mortgage Loan (as defined below), the ExchangeRight Net Leased Portfolio #16 Properties (as defined below) were conveyed and assumed from ExchangeRight Net Leased Portfolio 16, LLC to and by the borrower. The borrower has leased the ExchangeRight Net Leased Portfolio #16 Properties to ExchangeRight NLP 16 Master Lessee, LLC, a Delaware limited liability company (the “Master Lessee”), which is affiliated with the borrower sponsor. The Master Lessee’s interest in all tenant rents are assigned to the borrower, which in turn assigned its interest to the lender. The lender has the ability to cause the borrower to terminate the master lease. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #16 Mortgage Loan.

(2)	Escrows and Reserves do not include an escrow in the amount of $191,250 for free rent for the Tractor Supply – Kuna, ID property which was funded by the seller of the Tractor Supply – Kuna, ID property at origination to be held by the title company for benefit of the lender.

(3)	Ongoing monthly reserves for insurance premiums are not required as long as the ExchangeRight Net Leased Portfolio #16 Properties are insured via an acceptable blanket insurance policy.

(4)	Ongoing monthly TI/LC reserves are not required so long as an event of default has not occurred and is continuing.

(5)	See “The Properties” section.

(6)	See “Historical Occupancy” section.

(7)	See “Cash Flow Analysis” section. The ExchangeRight Net Leased Portfolio #16 Properties were acquired by the borrower sponsors between February 2016 and April 2017. The sellers of the ExchangeRight Net Leased Portfolio #16 Properties did not provide historical operating statements to the borrower.

(8)	Each of the ExchangeRight Net Leased Portfolio #16 Properties was valued individually. The effective date of the appraisals are from March 2, 2017 to May 1, 2017.

The mortgage loan (the “ExchangeRight Net Leased Portfolio #16 Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering 19 cross-collateralized, single-tenant retail properties located in Texas, Missouri, Pennsylvania, Indiana, Ohio, Idaho, Illinois, Louisiana and Florida (the “ExchangeRight Net Leased Portfolio #16 Properties”). On May 30, 2017, the ExchangeRight Net Leased Portfolio #16 Mortgage Loan was originated by Barclays Bank PLC, with an original principal balance of $32,722,000. As of the Cut-off Date, the ExchangeRight Net Leased Portfolio #16 Mortgage Loan has an outstanding principal balance of $32,722,000 and accrues interest at an interest rate of 3.9779% per annum. The ExchangeRight Net Leased Portfolio #16 Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the loan term. The ExchangeRight Net Leased Portfolio #16 Mortgage Loan matures on June 6, 2027.

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EXCHANGERIGHT NET LEASED PORTFOLIO #16

Following the lockout period, the borrower has the right to defease the ExchangeRight Net Leased Portfolio #16 Mortgage Loan in whole, but not in part, on any date before March 6, 2027. In addition, the ExchangeRight Net Leased Portfolio #16 Mortgage Loan is prepayable without penalty on or after March 6, 2027.

Sources and Uses

Sources			Uses
Original loan amount	$32,722,000	59.1%	Purchase Price	$53,537,992	96.7%
Borrower sponsor’s new cash contribution	22,662,338	40.9	Reserves(1)	974,361	1.8
			Closing costs	871,985	1.6
Total Sources	$55,384,338	100.0%	Total Uses	$55,384,338	100.0%
(1)	Reserves does not include an escrow in the amount of $191,250 for free rent for the Tractor Supply – Kuna, ID property which was funded by the seller at origination to be held by the title company for benefit of the lender.

The Properties. The ExchangeRight Net Leased Portfolio #16 Properties are comprised of 19 cross-collateralized, single-tenant, retail properties totaling 260,099 square feet located in Texas (three properties), Missouri (two properties), Pennsylvania (four properties), Indiana (two properties), Ohio (one property), Idaho (one property), Illinois (three properties), Louisiana (two properties) and Florida (one property). Built between 1946 and 2017, the ExchangeRight Net Leased Portfolio #16 Properties range in size from 6,500 square feet to 55,000 square feet. The borrower sponsors acquired the ExchangeRight Net Leased Portfolio #16 Properties between February 2016 and April 2017 for a combined purchase price of approximately $53.5 million. As of July 1, 2017, the ExchangeRight Net Leased Portfolio #16 Properties were 100.0% occupied.

The ExchangeRight Net Leased Portfolio #16 Properties include nationally recognized credit-tenants, such as Dollar General (rated Baa2/BBB by Moody’s/S&P), Walgreens (rated BBB/Baa2/BBB by Fitch/Moody’s/S&P), Advance Auto Parts (rated Baa2/BBB- by Moody’s/S&P), Sherwin Williams (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P) and Family Dollar (rated Ba1/BB+ by Moody’s/S&P). Credit rated tenants occupy 16 of the 19 properties, representing 71.7% of underwritten base rent (leases are directly with rated entities or are guaranteed by such entities), while investment grade-rated tenants occupy 15 of the 19 properties representing 69.3% of the underwritten base rent. Leases representing approximately 76.6% of the net rentable area and 74.9% of the underwritten base rent expire after the ExchangeRight Net Leased Portfolio #16 Mortgage Loan maturity date. No individual property within the ExchangeRight Net Leased Portfolio #16 Properties accounts for more than 13.0% of the underwritten base rent. The largest property, Hobby Lobby – Mansfield, TX, comprises approximately 55,000 square feet (21.1% of the total net rentable area) and $441,100 of the underwritten base rent (13.0% of underwritten base rent). Other than Hobby Lobby – Mansfield, TX, no individual property accounts for more than 8.5% of the net rentable area.

The following table presents certain information relating to the ExchangeRight Net Leased Portfolio #16 Properties:

Tenant Name	City, State	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built / Renovated	Net Rentable Area (SF)	Allocated Cut-off Date LTV	Appraised Value
Walgreens	Saint Louis, MO	$4,175,000	12.8%	100.0%	2001/NAP	15,120	58.8%	$7,100,000
Hobby Lobby	Mansfield, TX	$3,850,250	11.8%	100.0%	2017/NAP	55,000	51.3%	$7,500,000
Walgreens	North Ridgeville, OH	$3,500,000	10.7%	100.0%	2005/NAP	14,490	62.5%	$5,600,000
Walgreens	Hammond, IN	$2,835,000	8.7%	100.0%	1998/NAP	13,905	55.3%	$5,125,000
Tractor Supply	Royse City, TX	$2,550,000	7.8%	100.0%	2017/NAP	21,930	55.4%	$4,600,000
Tractor Supply	Kuna, ID	$2,400,000	7.3%	100.0%	2016/NAP	21,999	61.5%	$3,900,000
Walgreens	Baytown, TX	$2,100,000	6.4%	100.0%	1999/NAP	13,905	54.7%	$3,840,000
Dollar General	Washington, PA	$1,490,000	4.6%	100.0%	2017/NAP	10,542	69.8%	$2,135,000
Dollar General	Tampa, FL	$1,450,000	4.4%	100.0%	2013/NAP	9,100	67.1%	$2,160,000
Dollar General	Butler, PA	$1,175,000	3.6%	100.0%	2015/NAP	9,100	70.1%	$1,675,000
Dollar General	Jermyn, PA	$1,121,750	3.4%	100.0%	2015/NAP	9,002	71.2%	$1,575,000
Dollar General	Leesport, PA	$875,000	2.7%	100.0%	2015/NAP	9,026	60.3%	$1,450,000
Dollar General	Evansville, IN	$850,000	2.6%	100.0%	2009/NAP	9,014	66.1%	$1,285,000
Family Dollar	Baton Rouge, LA	$850,000	2.6%	100.0%	2017/NAP	8,320	70.8%	$1,200,000
Sherwin Williams	Peoria, IL	$775,000	2.4%	100.0%	1987/NAP	9,520	52.5%	$1,475,000
Dollar General	Baton Rouge, LA	$750,000	2.3%	100.0%	2017/NAP	9,026	55.6%	$1,350,000
Advance Auto Parts	Normal, IL	$725,000	2.2%	100.0%	2003/NAP	7,000	60.4%	$1,200,000
Advance Auto Parts	Zion, IL	$725,000	2.2%	100.0%	1992/NAP	6,500	60.4%	$1,200,000
Advance Auto Parts	Saint Louis, MO	$525,000	1.6%	100.0%	1946/1997	7,600	60.3%	$870,000
Total/Weighted Average		$32,722,000	100.0%	100.0%		260,099	59.2%	$55,240,000

A-3-116

EXCHANGERIGHT NET LEASED PORTFOLIO #16

The following table presents certain information relating to the tenancy at the ExchangeRight Net Leased Portfolio #16 Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Dollar General	NR/Baa2/BBB	64,810	24.9%	$11.97	$775,833	22.8%	Various(3)
Walgreens	BBB/Baa2/BBB	57,420	22.1%	$21.92	$1,258,879	37.0%	Various(4)
Hobby Lobby	NR/NR/NR	55,000	21.1%	$8.02	$441,100	13.0%	5/1/2032(5)
Tractor Supply	NR/NR/NR	43,929	16.9%	$11.93	$524,001	15.4%	Various(6)
Advance Auto Parts	NR/Baa2/BBB-	21,100	8.1%	$10.48	$221,029	6.5%	Various(7)
Sherwin Williams	BBB/Baa3/BBB	9,520	3.7%	$10.98	$104,496	3.1%	5/31/2027(8)
Family Dollar	NR/Ba1/BB+	8,320	3.2%	$9.49	$78,986	2.3%	3/31/2032(9)
Occupied Collateral Total		260,099	100.0%	$13.09	$3,404,324	100.0%

Vacant Space		0	0.0%

Collateral Total		260,099	100.0%

(1)	Tenants are not required to report sales information.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Dollar General is a tenant at seven of the ExchangeRight Net Leased Portfolio #16 Properties and leases: (i) 10,542 square feet at the Dollar General - Washington, PA property under a lease that expires on March 17, 2032 and has two, five-year and one, four-year 11 month lease renewal options; (ii) 9,100 square feet at the Dollar General - Tampa, FL property under a lease that expires on August 31, 2028 and has three, five-year lease renewal options; (iii) 9,100 square feet at the Dollar General - Butler, PA property under a lease that expires on August 31, 2030 and has two, five-year and one, four -year 11 month lease renewal options; (iv) 9,026 square feet at the Dollar General - Leesport, PA property under a lease that expires on May 31, 2030 and has two, five-year and one, four -year 11 month lease renewal options; (v) 9,026 square feet at the Dollar General - Baton Rouge, LA property under a lease that expires on March 31, 2032 and has three, five –year lease renewal options; (vi) 9,014 square feet at the Dollar General - Evansville, IN property under a lease that expires on October 31, 2026 and has five, five –year lease renewal options and (vii) 9,002 square feet at the Dollar General - Jermyn, PA property under a lease that expires on January 31, 2031 and has two, five-year and one, four -year 11 month lease renewal options.

(4)	Walgreens is a tenant at four of the ExchangeRight Net Leased Portfolio #16 Properties and leases: (i) 15,120 square feet at the Walgreens - St. Louis, MO property under a lease that expires on May 30, 2028 and has seven, five-year lease renewal options; (ii) 14,490 square feet at the Walgreens - North Ridgeville, OH property under a lease that expires on November 30, 2030 and has ten, five-year lease renewal options; (iii) 13,905 square feet at the Walgreens - Hammond, IN property under a lease that expires on September 1, 2026 and has eight, five-year lease renewal options and (iv) 13,905 square feet at the Walgreens - Baytown, TX property under a lease that expires on March 31, 2027 and has seven, five-year lease renewal options.

(5)	Hobby Lobby has three, 5-year lease renewal options for the Hobby Lobby – Mansfield, TX property.

(6)	Tractor Supply is a tenant at two of the ExchangeRight Net Leased Portfolio #16 Properties and leases (i) 21,999 square feet at the Tractor Supply - Kuna, ID property under a lease that expires on March 31, 2032 and has four, five-year lease renewal options and (ii) 21,930 square feet at the Tractor Supply - Royse City, TX property under a lease that expires on October 14, 2031 and has four, five-year lease renewal options.

(7)	Advance Auto Parts is a tenant at three of the ExchangeRight Net Leased Portfolio #16 Properties and leases (i) 7,600 square feet at the Advance Auto Parts - St. Louis, MO property under a lease that expires on December 31, 2026 and has two, five-year lease renewal options; (ii) 7,000 square feet at the Advance Auto Parts - Normal, IL property under a lease that expires on December 31, 2026 and has two, five-year lease renewal options and (iii) 6,500 square feet at the Advance Auto Parts - Zion, IL property under a lease that expires on December 31, 2027 and has four, five-year lease renewal options.

(8)	Sherwin Williams has one, 5-year lease renewal option for the Sherwin Williams – Peoria, IL property.

(9)	Family Dollar has six, 5-year lease renewal options for the Family Dollar – Baton Rouge, LA property.

A-3-117

EXCHANGERIGHT NET LEASED PORTFOLIO #16

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #16 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	4	37,519	14.4%	37,519	14.4%	$529,195	15.5%	$14.10
2027	3	29,925	11.5%	67,444	25.9%	$403,609	11.9%	$13.49
Thereafter	12	192,655	74.1%	260,099	100.0%	$2,471,520	72.6%	$12.83
Vacant	0	0	0.0%	260,099	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	260,099	100.0%			$3,404,324	100.0%	$13.09
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the ExchangeRight Net Leased Portfolio #16 Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	7/1/2017(2)
NAV	NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Net Leased Portfolio #16 Properties were acquired by the borrower sponsors between February 2016 and April 2017. The sellers of the ExchangeRight Net Leased Portfolio #16 Properties did not provide historical occupancy information to the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the ExchangeRight Net Leased Portfolio #16 Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$3,404,324	95.0%	$13.09
Total Reimbursables(3)	288,848	8.1	1.11
Less Vacancy & Credit Loss	(109,164)	(3.0)	(0.42)
Effective Gross Income	$3,584,008	100.0%	$13.78

Total Operating Expenses	$370,974	10.4%	$1.43

Net Operating Income	$3,213,034	89.6%	$12.35
TI/LC	41,738	1.2	0.16
Capital Expenditures	27,675	0.8	0.11
Net Cash Flow	$3,143,621	87.7%	$12.09

NOI DSCR	2.43x
NCF DSCR	2.38x
NOI DY	9.8%
NCF DY	9.6%
(1)	Historical cash flows are unavailable as the ExchangeRight Net Leased Portfolio #16 Properties were acquired by the borrower sponsors between February 2016 and April 2017. The sellers of the ExchangeRight Net Leased Portfolio #16 Properties did not provide historical operating statements to the borrower.

(2)	UW Base Rent is based on in-place rent per lease and ($19,500) of rent steps for Advance Auto Parts – Zion, IL through January 2018.

(3)	Total Reimbursables are underwritten based on tenant leases. There are no reimbursements at eight of the properties as the tenants pay for the respective property expenses directly. All of the other tenants pay either: property taxes, insurance, operating expenses, parking maintenance, or some combination of the four.

A-3-118

No. 12 – Raleigh Marriott City Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Full Service
Cut-off Date Balance(1):	$30,000,000			Location:	Raleigh, NC
% of Initial Pool Balance:	2.6%			Size:	400 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$170,000
Borrower Name:	CWI Raleigh Hotel, LLC			Year Built/Renovated:	2008/2017
Borrower Sponsor:	Carey Watermark Investors Incorporated			Title Vesting:	Fee & Leasehold
Mortgage Rate:	4.940%			Property Manager:	Noble-Interstate Management Group, LLC
Note Date:	May 25, 2017			4th Most Recent Occupancy (As of):	71.8% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	73.4% (12/31/2014)
Maturity Date:	June 1, 2022			2nd Most Recent Occupancy (As of):	74.8% (12/31/2015)
IO Period:	24 months			Most Recent Occupancy (As of):	75.3% (12/31/2016)
Loan Term (Original):	60 months			Current Occupancy (As of):	75.5% (3/31/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$7,694,779 (12/31/2014)
Call Protection:	L(25),D(31),O(4)			3rd Most Recent NOI (As of):	$8,895,001 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$9,501,406 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$9,428,166 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$26,770,637
				U/W Expenses:	$17,395,651
				U/W NOI:	$9,374,986
				U/W NCF:	$8,304,161
				U/W NOI DSCR(1):	2.15x
Escrows and Reserves:				U/W NCF DSCR(1):	1.91x
				U/W NOI Debt Yield(1):	13.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.2%
Taxes	$372,351	$62,059	NAP	As-Is Appraised Value:	$108,000,000
Insurance(2)	$0	Springing(2)	NAP	As-Is Appraisal Valuation Date:	March 30, 2017
FF&E Reserve	$0	$89,235	NAP	Cut-off Date LTV Ratio(1):	63.0%
PIP Reserve	$12,000,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	60.1%

(1)	The Raleigh Marriott City Center Whole Loan (as defined below), which had an original principal balance of $68,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $30,000,000, has an outstanding principal balance of $30,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2017-C38 Trust. The controlling Note A-1 had an original principal balance of $38,000,000 and will be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Raleigh Marriott City Center Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) Raleigh Marriott City Center Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

The Raleigh Marriott City Center mortgage loan is part of a whole loan (the “Raleigh Marriott City Center Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee and leasehold interests in a 400-room full service hotel located in Raleigh, North Carolina (the “Raleigh Marriott City Center Property”). The Raleigh Marriott City Center Property was built in 2008 and is situated on a 2.9-acre site. The Raleigh Marriott City Center Property comprises 195 standard double queen guestrooms, 189 standard king guestrooms, 8 ADA king guestrooms, 5 ADA double queen guestrooms and 3 suites. All guestrooms include a flat-screen television with premium channels, desk with chair, dresser and lounge chair. Amenities at the Raleigh Marriott City Center Property include a restaurant and lounge, a Starbucks retail store, approximately 15,000 square feet of meeting space, indoor pool and fitness center. The borrower has plans to complete a $12.0 million ($30,000 per room) renovation that will further improve the guestroom product at the Raleigh Marriott City Center Property.

The Raleigh Marriott City Center Property is located in downtown Raleigh and is connected to the Raleigh Convention Center (“RCC”) via an underground walkway. The RCC is a 500,000 square foot building, containing a 150,000 square foot exhibit hall, 20 meeting rooms and a 32,000 square foot ballroom. According to the appraisal, the market segmentation at the Raleigh Marriott City Center Property is 55% transient and 45% meeting & group. The franchise agreement with Marriott International, Inc. expires in July 2038.

A-3-119

RALEIGH MARRIOTT CITY CENTER

The Raleigh Marriott City Center Property is attached to a 900-space parking garage, which is operated by the city of Raleigh. The Raleigh Marriott City Center Property has exclusive use of 176 spaces within the parking garage with the right to 24 additional spaces. The Raleigh Marriott City Center Property is subject to a 99-year ground lease with the City of Raleigh through 2107, and the borrower has the right to purchase the parcel at fair market value upon expiration of the ground lease.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$38,000,000	Wells Fargo Bank, National Association	Yes
A-2	$30,000,000	WFCM 2017-C38	No
Total	$68,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Sources and Uses

Sources			Uses
Original loan amount	$68,000,000	100.0%	Loan payoff	$48,539,938	71.4%
			Reserves	12,372,351	18.2
			Closing costs	616,458	0.9
			Return of equity	6,471,253	9.5
Total Sources	$68,000,000	100.0%	Total Uses	$68,000,000	100.0%

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Raleigh Marriott City Center			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 3/31/2017	65.5%	$146.20	$95.77	75.5%	$161.32	$121.76	115.2%	110.3%	127.1%
TTM 3/31/2016	61.9%	$144.00	$89.13	75.1%	$156.11	$117.22	121.3%	108.4%	131.5%
TTM 3/31/2015	67.5%	$136.30	$92.07	73.7%	$149.20	$109.95	109.1%	109.5%	119.4%

(1)	Information obtained from a third party hospitality report dated April 18, 2017. The competitive set includes the following hotels: Holiday Inn Raleigh Downtown, Marriott Raleigh Crabtree Valley, Sheraton Hotel Raleigh, Doubletree Raleigh Brownstone University, Embassy Suites Raleigh Durham Research Triangle and Renaissance Raleigh North Hills Hotel.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Raleigh Marriott City Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	73.4%	74.8%	75.3%	75.5%	75.5%
ADR	$148.60	$153.69	$160.34	$161.32	$161.32
RevPAR	$109.06	$114.95	$120.79	$121.76	$121.76

Room Revenue	$15,923,064	$16,782,212	$17,684,112	$17,776,566	$17,776,566	66.4%	$44,441
F&B Revenue	6,562,963	8,247,560	8,407,749	8,236,897	8,236,897	30.8	20,592
Other Revenue	911,714	860,493	682,131	757,174	757,174	2.8	1,893
Total Revenue	$23,397,741	$25,890,265	$26,773,992	$26,770,637	$26,770,637	100.0%	$66,927

Total Department Expenses	8,530,005	9,031,623	8,908,275	8,957,039	8,957,039	33.5	22,393
Gross Operating Profit	$14,867,736	$16,858,642	$17,865,717	$17,813,598	$17,813,598	66.5%	$44,534

Total Undistributed Expenses	6,346,321	7,151,823	7,444,595	7,444,369	7,449,512	27.8	18,624
Profit Before Fixed Charges	$8,521,415	$9,706,819	$10,421,122	$10,369,229	$10,364,086	38.7%	$25,910

Total Fixed Charges	826,636	811,818	919,716	941,063	989,100	3.7	2,473

Net Operating Income	$7,694,779	$8,895,001	$9,501,406	$9,428,166	$9,374,986	35.0%	$23,437
FF&E	0	0	0	0	1,070,825	4.0	2,677
Net Cash Flow	$7,694,779	$8,895,001	$9,501,406	$9,428,166	$8,304,161	31.0%	$20,760

NOI DSCR(1)	1.77x	2.04x	2.18x	2.17x	2.15x
NCF DSCR(1)	1.77x	2.04x	2.18x	2.17x	1.91x
NOI DY(1)	11.3%	13.1%	14.0%	13.9%	13.8%
NCF DY(1)	11.3%	13.1%	14.0%	13.9%	12.2%

(1)	The debt service coverage ratios and debt yields are based on Raleigh Marriott City Center Whole Loan.

A-3-120

No. 13 – 2851 Junction

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$28,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$28,000,000			Location:	San Jose, CA
% of Initial Pool Balance:	2.4%			Size:	155,613 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$373.14
Borrower Name:	LL 2851 Junction, LLC			Year Built/Renovated:	2002/2014
Borrower Sponsor:	Farshid Steve Shokouhi; Brett Michael Lipman			Title Vesting:	Fee
Mortgage Rate:	4.140%			Property Manager:	Self-managed
Note Date:	May 9, 2017			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	May 11, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (7/1/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAV
Call Protection:	L(26),D(87),O(7)			3rd Most Recent NOI(5):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$1,736,791 (Annualized 7 12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$4,475,902 (12/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$6,414,224
				U/W Expenses:	$1,611,174
				U/W NOI:	$4,803,050
Escrows and Reserves:				U/W NCF:	$4,771,927
				U/W NOI DSCR(1):	1.97x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.96x
Taxes	$273,525	$91,175	NAP	U/W NOI Debt Yield(1):	8.3%
Insurance(2)	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.2%
Replacement Reserves	$0	$0	NAP	As-Is Appraised Value:	$83,000,000
TI/LC Reserve	$0	$0	NAP	As-Is Appraisal Valuation Date:	April 24, 2017
TSMC Rent Concession Reserve(3)	$0	Springing	$1,556,130	Cut-off Date LTV Ratio(1):	70.0%
TSMC Letter of Credit	$2,000,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	70.0%

(1)	The 2851 Junction Whole Loan (as defined below), which had an original principal balance of $58,065,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $28,000,000, has an outstanding principal balance of $28,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2017-C38 Trust. The controlling Note A-1 had an original principal balance of $30,065,000 and will be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 2851 Junction Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) 2851 Junction Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(3)	Ongoing monthly reserves of $222,304 (subject to a cap of $1,556,130) are required commencing on October 11, 2026, unless lender has received evidence that TSMC has exercised its 7 year renewal option on terms and conditions acceptable to the lender

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The 2851 Junction mortgage loan is part of a whole loan (the “2851 Junction Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the borrower’s fee interest in a four-story, class A office building totaling 155,613 square feet and located in San Jose, California (the “2851 Junction Property”), located within Silicon Valley’s “Golden Triangle”. Constructed in 2002 and renovated in 2014 for TSMC North America (“TSMC-NA”), a wholly owned subsidiary of Taiwan Semiconductor Manufacturing Company, Limited (rated NR/A1/A+ by Fitch/Moody’s/S&P, respectively), which fully guarantees the lease. The 2014 renovation was completed at a cost of $6.0 million ($38.56 PSF) plus an additional $3.0 million ($19.28 PSF) in tenant build-out work. TSMC-NA has funded an additional $6.0 million to complete improvements including a state of the art data center and a backup power system. The 2851 Junction Property is situated on a 6.3-acre site and contains 470 surface parking spaces, resulting in a parking ratio of 3.0 spaces per 1,000 square feet of rentable area. The 2016 estimated population within a one-, three- and five-mile radius of the 2851 Junction Property was 15,305, 108,723 and 424,973, respectively; while the 2016 estimated average household income within the same radii was $162,659, $137,917 and $122,524, respectively. As of July 1, 2017 the 2851 Junction Property was 100.0% leased to TSMC-NA. According to a third party market research report, the 2851

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2851 Junction

Junction Property is located in the North San Jose submarket of the South Bay/San Jose office market, which, as of the first quarter of 2017, contained a total inventory of approximately 16.0 million square feet with a 13.3% vacancy rate. As of the first quarter of 2017 the North San Jose class A office submarket reported an average asking rental rate of $36.25 per square foot, full service gross.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$30,065,000	Wells Fargo Bank, National Association	Yes
A-2	$28,000,000	WFCM 2017-C38	No
Total	$58,065,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Sources and Uses

Sources			Uses
Original loan amount	$58,065,000	69.2%	Acquisition Price	$82,000,000	97.7%
Borrower Equity	25,885,000	30.8	Closing Costs	1,950,000	2.3
Total Sources	$83,950,000	100.0%	Total Uses	$83,950,000	100.0%

The following table presents certain information relating to the tenancies at the 2851 Junction Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
TSMC-NA(2)	NR/A1/A+(3)	155,613	100.0%	$31.82	$4,951,598	100.0%	9/18/2029(4)
Total Major Tenants		155,613	100.0%	$31.82	$4,951,598	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		155,613	100.0%	$31.82	$4,951,598	100.0%

Vacant Space		0	0.0%

Collateral Total		155,613	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes the average rent over the 10-year loan term. As of July 1, 2017, TSMN-NA is paying a current rent of $28.80 per square foot annually.

(2)	TSMC-NA subleases 6,878 square feet (4.4% of the net rentable area) to Global Unichip Corporation – NA for $24.19 per square foot annually on a sublease expiring in March 2020.

(3)	Taiwan Semiconductor Manufacturing Company, Limited, the rated entity, guarantees the lease.

(4)	TSMC-NA has one, seven-year lease extension option.

A-3-122

2851 Junction

The following table presents certain information relating to the lease rollover schedule at the 2851 Junction Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	155,613	100.0%	155,613	100.0%	$4,951,598	100.0%	$31.82
Vacant	0	0	0.0%	155,613	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	155,613	100.0%			$4,951,598	100.0%	$31.82

(1)	Information obtained from the underwritten rent roll.

(2)	There are no existing lease termination options that are exercisable prior to the originally stated expiration date of the subject lease.

The following table presents historical occupancy percentages at the 2851 Junction Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	7/1/2017(3)
NAV	100.0%	100.0%	100.0%	100.0%

(1)	The 2851 Junction Whole Loan represents acquisition financing. Due to the change in ownership, historical performance for the 2851 Junction Property prior to 2014 is not available.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 2851 Junction Property:

Cash Flow Analysis

	2014(1)	2015 (7 Months Annualized)(2)	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	NAV	$2,034,154	$4,481,654	$4,951,598(3)	77.2%	$31.82
Grossed Up Vacant Space	NAV	0	0	0	0.0	0.00
Total Reimbursables	NAV	1,304,431	1,592,099	1,611,174	25.1	10.35
Less Vacancy & Credit Loss	NAV	0	0	(148,548)(4)	(2.3)	(0.95)
Effective Gross Income	NAV	$3,338,585	$6,073,753	$6,414,224	100.0%	$41.22

Total Operating Expenses	NAV	$1,601,794	$1,597,851	$1,611,174	25.1%	$10.35

Net Operating Income	NAV	$1,736,791	$4,475,902	$4,803,050	74.9%	$30.87
TI/LC	NAV	0	0	0	0.0	0.00
Capital Expenditures	NAV	0	0	31,123	0.5	0.20
Net Cash Flow	NAV	$1,736,791	$4,475,902	$4,771,927	74.4%	$30.67

NOI DSCR(5)	NAV	0.71x	1.84x	1.97x
NCF DSCR(5)	NAV	0.71x	1.84x	1.96x
NOI DY(5)	NAV	3.0%	7.7%	8.3%
NCF DY(5)	NAV	3.0%	7.7%	8.2%

(1)	The 2851 Junction Whole Loan represents acquisition financing. Due to the change in ownership, historical performance for the 2851 Junction Property for 2014 is not available.

(2)	TSMC-NA signed a lease in September 2014 and was provided free rent from September 2014 through June 2015. TSMC-NA was paying partially abated rent through December 2015 and commenced full rental payments as of January 1, 2016.

(3)	Annual U/W Base Rent includes the average rent over the 10-year loan term.

(4)	The underwritten economic vacancy is 97.0%. The 2851 Junction Property is 100.0% physically occupied as of July 1, 2017.

(5)	The debt service coverage ratios and debt yields are based on 2851 Junction Whole Loan.

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2851 Junction

The following table presents certain information relating to comparable office leases for the 2851 Junction Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
2851 Junction Property San Jose, CA (Subject)	2002/2014	4	155,613	100%	--	Taiwan Semiconductor Manufacturing Company, Limited	September 2014 / 15.0 Yrs	155,613	$28.80	NNN
Great American Business Park 5150 Great American Parkway and 5155 Old Ironsides Drive Santa Clara, CA	1979/2015	2	50,946	100%	3.7 miles	LG	April 2017 / 6.5 Yrs	50,946	$28.80	NNN
3250 & 3300 Olcott Street San Jose, CA	1979/2011	2 & 3	151,560	100%	3.0 miles	Gigamon Systems, LLC	February 2017 / 5.0 Yrs	105,664	$31.08	NNN
2300 Orchard Parkway San Jose, CA	1997/2017	2	116,000	100%	2.0 miles	Cavium Networks	January 2017 / 10.0 Yrs	116,000	$30.24	NNN
1740 Technology Drive San Jose, CA	1986/2011	6	210,000	100%	2.8 miles	Nutanix, Inc.	September 2016 / 3.0 Yrs	210,000	$39.36	FSG
1700 Technology Drive San Jose, CA	2001/NAP	8	194,800	100%	3.2 miles	Qualcomm	May 2016 / 5.0 Yrs	194,800	$34.20	NNN
(1)	Information obtained from the appraisal.

A-3-124

No. 14 – 123 William Street

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$27,500,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$27,500,000			Location:	New York, NY
% of Initial Pool Balance:	2.4%			Size:	545,216 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$256.78
Borrower Name:	ARC NYC123WILLIAM, LLC			Year Built/Renovated:	1912/2016
Borrower Sponsor:	American Realty Capital New York City REIT			Title Vesting:	Fee
Mortgage Rate:	4.666%			Property Manager:	Talpiot Management, LLC, d/b/a East End Realty
Note Date:	March 6, 2017			4th Most Recent Occupancy (As of)(6):	53.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(6):	71.1% (12/31/2014)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of)(6):	94.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(6):	98.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(6):	91.7% (1/31/2017)
Seasoning:	4 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(7):	NAV
Call Protection:	GRTR 1% or YM(28),GRTR 1% or YM or D(88),O(4)			3rd Most Recent NOI (As of)(7):	$3,447,351 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(7):	$4,944,963 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(7):	$9,478,769 (12/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$22,111,086
				U/W Expenses:	$10,391,444
				U/W NOI:	$11,719,642
Escrows and Reserves:				U/W NCF:	$10,340,702
				U/W NOI DSCR(1):	1.77x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.56x
Taxes(2)	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.4%
Insurance(3)	$0	Springing	NAP	U/W NCF Debt Yield(1):	7.4%
Replacement Reserves(2)	$0	Springing	NAP	As-Is Appraised Value:	$290,000,000
TI/LC Reserve(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 1, 2017
Outstanding TI/LC and Free Rent Reserves(4)	$4,819,755	$0	NAP	Cut-off Date LTV Ratio(1):	48.3%
DYCD Reserve(5)	$20,000,000	$0	NAP	LTV Ratio at Maturity(1):	48.3%

(1)	All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 123 William Street Whole Loan (as defined below).

(2)	The loan documents do not require ongoing monthly escrows for real estate taxes, TI/LCs or replacement reserves as long as no Trigger Period (as defined below) is in effect. A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.10x at the end of any calendar quarter. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.12x for two consecutive calendar quarters.

(3)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Trigger Period is in effect and (ii) borrower provides the lender with evidence that the 123 William Street Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

(4)	The loan documents provide for an upfront escrow at closing in the amount of $4,819,755 for outstanding tenant TI/LCs and free rent consisting of (i) $1,510,269 for outstanding TI/LCs associated with two tenants, (ii) $1,309,486 for outstanding free rent related to four tenants and (iii) $2,000,000 allocable to the TI/LCs and free rent for DYCD (as defined below) or an approved replacement tenant or tenants.

(5)	The loan documents provide for an upfront escrow at closing in the amount of $20,000,000 for a reserve related to DYCD which will be released to the borrower (less the amount equal to the aggregate cost of TI/LCs and free rent under the DYCD lease in excess of $2,000,000) upon the execution of a lease with DYCD for the existing DYCD premises for an initial term of at least ten years with a net effective rent at least equal to the net effective rent under DYCD’s current license agreement. Additionally, the reserve related to DYCD will be released to the borrower proportional to the percentage of leased space (less the sum of (a) the amount equal to the aggregate cost of TI/LCs and free rent under the replacement tenant or tenant’s lease in excess of $2,000,000 and (b) the amount equal to the amount that the loan would have to be prepaid in order for the debt yield as calculated in accordance with the loan documents to be equal to or greater than 8.2%) upon the execution and occupancy of one or more approved replacement leases of not less than 10,000 square feet.

(6)	See “Historical Occupancy” section. In 2011, the largest and second largest tenants at the 123 William Street Property vacated when their lease expired. In 2013, a new owner acquired the 123 William Street Property and proceeded to lease up the 123 William Street Property through the borrower sponsor’s acquisition in March 2015. Over $11.9 million in capital expenditures were invested in the property from 2014-2016, including a redesigned lobby and building main entrance, elevator cab modernization, new windows throughout the entire building, a retail space renovation and a facade restoration. Since the borrower’s acquisition, eight new or renewal leases have been executed for 146,006 SF (26.8% of net rentable area).

(7)	See “Cash Flow Analysis” section. Historical cash flow information prior to 2014 was not available for the 123 William Street Property due to acquisition financing. The increase from 3rd Most Recent NOI to Most Recent NOI is primarily attributable to the increase in Occupancy from 12/31/2013 to 1/31/2017 and increases in base rent due to the recent capital expenditures invested in the 123 William Street Property. The increase from Most Recent NOI to U/W NOI is primarily attributable to U/W Base Rent including contractual rent steps through March 31, 2018 totaling $486,228, approximately $53,916 of straight-line rent attributable to NYS Licensing, an investment grade-rated tenant and $765,873 of signed but not occupied rent, related to NYC Rent Stabilization Association which entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017.

A-3-125

123 William Street

The mortgage loan (the “123 William Street Mortgage Loan”) is part of a whole loan (the “123 William Street Whole Loan”) that is evidenced by three pari passu promissory notes (Note A-1, Note A-2 and Note A-3) secured by a first mortgage encumbering the fee interest in a class A office building located in New York, New York (the “123 William Street Property”). The 123 William Street Whole Loan was originated on March 6, 2017 by Barclays Bank PLC. The 123 William Street Whole Loan had an original principal balance of $140,000,000, has an outstanding principal balance as of the Cut-off Date of $140,000,000 and accrues interest at an interest rate of 4.666% per annum. The 123 William Street Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires payments of interest only through the term of the 123 William Street Whole Loan. The 123 William Street Whole Loan matures on March 6, 2027.

Note A-3, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $27,500,000, has an outstanding principal balance as of the Cut-off Date of $27,500,000 and represents a non-controlling interest in the 123 William Street Whole Loan. Note A-1, which had an original principal balance of $62,500,000 and has an outstanding principal balance as of the Cut-off Date of $62,500,000, was contributed to the WFCM 2017-RB1 Trust and represents the controlling interest in the 123 William Street Whole Loan. The non-controlling Note A-2, which had an original principal balance of $50,000,000 and has an outstanding principal balance as of the Cut-off Date of $50,000,000, was contributed to the MSC 2017-H1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$62,500,000	WFCM 2017-RB1	Yes
A-2	$50,000,000	MSC 2017-H1	No
A-3	$27,500,000	WFCM 2017-C38	No
Total	$140,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, on any date before December 6, 2026, the borrower has the right to defease the 123 William Street Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 123 William Street Whole Loan note to be securitized and (ii) March 6, 2020. In addition, at any time prior to December 6, 2026, the borrower has the right to prepay the 123 William Street Whole Loan in whole, as long as such prepayment is accompanied with the payment of the greater of a yield maintenance premium or 1.0% of the amount being prepaid. The 123 William Street Whole Loan may be partially prepaid with the payment of the greater of a yield maintenance premium or 1.0% of the amount being prepaid in order to achieve a debt service coverage ratio of at least 1.12x if a Trigger Period (as defined below) is in effect. The 123 William Street Whole Loan is prepayable without penalty on or after December 6, 2026.

Sources and Uses(1)

Sources			Uses
Original whole loan amount	$140,000,000	100%	Loan payoff	$96,056,570	68.6%
			Reserves	24,819,755	17.7
			Return of equity	16,168,024	11.5
			Closing costs	2,955,651	2.1
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

(1)	The borrower purchased the 123 William Street Property in March 2015 for approximately $253.0 million and reported a total cost basis of $279.3 million as of December 31, 2016. Assuming the DYCD holdback is returned to the borrower, the borrower as of the loan closing date had approximately $147.0 million of equity remaining in the 123 William Street Property.

The 123 William Street Property is a 27-story office tower located in New York, New York within downtown Manhattan. Constructed in 1912 and most recently renovated in 2016, the 123 William Street Property totals 545,216 square feet and is comprised of 525,753 square feet of office space (96.4% of the net rentable area) and 19,463 square feet of ground floor retail space (3.6% of the net rentable area). Office floor plates at the 123 William Street Property range in size from approximately 12,658 to approximately 26,566 square feet and offer both office intensive and open floor plan layouts. The higher floors at the 123 William Street Property feature views of the World Trade Center, the Brooklyn Bridge, City Hall and the Empire State Building. The 123 William Street Property is located between John Street and Fulton Street directly across from the Fulton Street subway station. The Fulton Street subway station provides immediate access to 11 subway lines and connects to the PATH train, which connects New York and New Jersey. The Fulton Street subway station connects to the larger Fulton Center complex, a $1.4 billion retail and transportation hub which opened in 2014. According to a third party report, the surrounding area of Manhattan’s financial district has been spurred by over $30.0 billion in public and private investment over the last 10 years. Since 2014, approximately $11.9 million ($21.83 per square foot) has been invested in capital upgrades at the 123 William Street Property including a redesigned lobby and building main entrance, elevator cab modernization, new windows throughout the entire building, a retail space renovation and a facade restoration.

The 123 William Street Property is leased to 29 tenants in a variety of industries including governmental, non-profit, private and retail. The largest tenants include Planned Parenthood (13.3% of U/W base rent), U.S. Social Security Administration (9.4% of U/W base rent) and NYC Department of Youth & Community Development (“DYCD”) (8.3% of U/W base rent). Five tenants leasing 167,679 SF (31.7% of U/W base rent) are investment-grade rated tenants.

A-3-126

123 William Street

Planned Parenthood recently executed a 15-year lease that commenced February 2016 and expires July 2031 with no termination options and a five year extension option. Planned Parenthood moved its headquarters to the 123 William Street Property from its previous location on West 33rd Street in Manhattan and utilizes its space exclusively as an office. Planned Parenthood provides healthcare, educational programs and outreach to over 2.5 million people through approximately 650 health centers across the country. The U.S. Social Security Administration leases 48,221 SF at the property through June 2022 with no termination options. The U.S. Social Security Administration is an independent agency of the United States federal government that administers the Social Security program.

NYC Department of Youth & Community Development (“DYCD”) currently leases 40,610 square feet on the 17th and 18th floors under a license agreement on a month-to-month basis. According to the borrower sponsor, the City of New York met in March 2017 and provided approval for DYCD to enter into a long term lease (20-year lease term at a proposed annual rent of $2,071,111 or $51.00 PSF) and the lease is currently being drafted. At closing, $20.0 million of the loan amount was reserved and is releasable pursuant to the loan documents back to the borrower upon the execution of the DYCD lease or replacement tenants, both with an initial term of not less than ten years and a net effective rent, as reasonably determined by Lender, at least equal to the net effective rent under the current lease/license agreement. See “Escrows” section below. DYCD, established in 1996, provides programs for New York City youth and their families by funding a wide range of community development programs administrating city, state and federal funds. Other than Planned Parenthood, U.S. Social Security Administration and NYS Licensing, no other tenant accounts for more than 7.5% of net rentable area of the 123 William Street Property. As of January 31, 2017, the 123 William Street Property was 91.7% occupied by 29 tenants.

The following table presents certain information relating to the tenancy at the 123 William Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Planned Parenthood (Corporate)	NR/NR/NR	65,242(3)	12.0%	$41.82	$2,728,420	13.3%	7/31/2031(4)
U.S. Social Security Administration	AAA/Aaa/AA+	48,221	8.8%	$39.94	$1,926,086	9.4%	6/28/2022
NYC Department of Youth & Community Development (“DYCD”)	AA/Aa2/AA	40,610	7.4%	$42.00	$1,705,620	8.3%	MTM(5)
NYS Licensing	AA+/Aa1/AA+	45,313	8.3%	$34.56	$1,565,964(6)	7.6%	7/31/2022(7)
Securities Training Corporation	NR/NR/NR	32,356	5.9%	$34.00	$1,100,104	5.4%	6/30/2025
McAloon Friedman	NR/NR/NR	25,316	4.6%	$42.73	$1,081,710	5.3%	10/31/2019
Urban Justice Center	NR/NR/NR	20,305	3.7%	$46.00	$934,030	4.6%	12/31/2027(8)
Institute for Career Development	NR/NR/NR	26,459	4.9%	$30.23	$799,856	3.9%	8/31/2024(9)
NYC Rent Stabilization Association(10)	NR/NR/NR	17,811	3.3%	$43.00	$765,873	3.7%	1/31/2028(11)
NYC Administration Services (DCAS)	AA/Aa2/AA	20,877	3.8%	$32.00	$668,064	3.3%	4/30/2030(12)
Total Major Tenants		342,510	62.8%	$38.76	$13,275,727	64.8%

Non-Major Tenants		157,370	28.9%	$45.91	$7,225,186	35.2%

Occupied Collateral Total		499,880	91.7%	$41.01	$20,500,913	100.0%

Vacant Space		45,336	8.3%

Collateral Total		545,216	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 31, 2018 totaling $486,228.

(3)	Planned Parenthood’s net rentable area does not include 5,212 square feet of space on the 9th floor which Planned Parenthood subleases from Single Stop USA Inc. through December 2025.

(4)	Planned Parenthood has one, five-year renewal option.

(5)	DYCD currently leases 40,610 square feet on the 17th and 18th floors under a license agreement on a MTM basis. DYCD and the borrower sponsor are in the process of finalizing a new 20-year lease to DYCD at a proposed annual base rent of $2,071,111 or $51.00 per square foot. According to the borrower sponsor, the City of New York is meeting in March to review the proposal. At closing, $20.0 million of the loan amount was held back, which will be releasable back to the borrower upon the execution of the DYCD lease or replacement tenants, both with an initial term of not less than ten years and a net effective rent, as reasonably determined by Lender, at least equal to the net effective rent under the current lease/license agreement.

(6)	Rent for NYS Licensing has been straight lined through lease expiration as these suites are leased to the State of New York, an investment grade tenant.

(7)	NYS Licensing has one, five-year renewal option.

(8)	Urban Justice Center has one, five-year renewal option.

(9)	Institute for Career Development has one, five-year renewal option.

(10)	NYC Rent Stabilization Association entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017. NYC Rent Stabilization Association is currently in occupancy of 20,745 square feet on the 14th Floor. Information presented reflects the terms of the new lease.

(11)	NYC Rent Stabilization Association has one, five-year renewal option.

(12)	NYC Administration Services (DCAS) has the right to terminate its lease on or after May 2020 with 270 days written notice and one, five-year renewal option.

A-3-127

123 William Street

The following table presents certain information relating to the lease rollover schedule at the 123 William Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	1	40,610	7.4%	40,610	7.4%	$1,705,620	8.3%	$42.00
2017(5)	1	0	0.0%	40,610	7.4%	$6,615	0.0%	$0.00
2018	1	12,658	2.3%	53,268	9.8%	$577,838	2.8%	$45.65
2019	4	32,198	5.9%	85,466	15.7%	$1,458,636	7.1%	$45.30
2020	1	4,548	0.8%	90,014	16.5%	$195,908	1.0%	$43.08
2021	1	7,746	1.4%	97,760	17.9%	$406,897	2.0%	$52.53
2022	3	98,445	18.1%	196,205	36.0%	$3,679,798	17.9%	$37.38
2023	0	0	0.0%	196,205	36.0%	$0	0.0%	$0.00
2024	2	37,980	7.0%	234,185	43.0%	$1,221,639	6.0%	$32.17
2025	8	112,749	20.7%	346,934	63.6%	$4,819,374	23.5%	$42.74
2026	2	19,000	3.5%	365,934	67.1%	$932,202	4.5%	$49.06
2027	1	20,305	3.7%	386,239	70.8%	$934,030	4.6%	$46.00
Thereafter	4	113,641	20.8%	499,880	91.7%	$4,562,357	22.3%	$40.15
Vacant	0	45,336	8.3%	545,216	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	545,216	100.0%			$20,500,913	100.0%	$41.01

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	DYCD is currently MTM. DYCD and the borrower sponsor are in the process of finalizing a new 20-year lease to DYCD at a proposed annual base rent of $2,071,111 or $51.00 PSF. According to the borrower sponsor, the City of New York is meeting in March to review the proposal. At closing, $20.0 million of the loan amount was held back, which will be releasable back to the borrower upon the execution of the DYCD lease or a replacement tenant, both with an initial term of not less than ten years and a net effective rent, as reasonably determined by Lender, at least equal to the net effective rent under the current license agreement.

(5)	2017 includes Light Tower Fiber Networks which has no attributable net rentable area.

The following table presents historical occupancy percentages at the 123 William Street Property:

Historical Occupancy

12/31/2013(1)(2)(3)	12/31/2014(1)(3)(4)	12/31/2015(1)(4)	12/31/2016(1)(5)	1/31/2017(5)(6)
53.0%	71.1%	94.7%	98.3%	91.7%

(1)	Information obtained from the borrower.

(2)	12/31/2013 Occupancy is lower due to the largest and second largest tenants vacating the 123 William Street Property in 2011, totaling approximately 49.0% of the net rentable area.

(3)	The increase from 12/31/2013 Occupancy to 12/31/2014 Occupancy is primarily due to six tenants signing new leases totaling 88,549 square feet.

(4)	The increase from 12/31/2014 Occupancy to 12/31/2015 Occupancy is due to nine tenants signing new leases totaling 129,109 square feet.

(5)	The decrease from 12/31/2016 Occupancy to 1/31/2017 Occupancy is due to the expiration of NYS Office of Court Administration’s lease for 24,901 square feet on 12/31/2016.

(6)	Information obtained from the underwritten rent roll. Reflects NYC Rent Stabilization Association’s new lease of 17,811 square feet on the 12th Floor, which will commence in June 2017. NYC Rent Stabilization Association is currently in occupancy of 20,745 square feet on the 14th Floor. Based on NYC Rent Stabilization Association’s currently occupied space, current Occupancy is 92.2%.

A-3-128

123 William Street

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 123 William Street Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,255,831	$12,645,631	$18,150,854	$20,500,913(2)	92.7%	$37.60
Grossed Up Vacant Space	0	0	0	2,225,261	10.1	4.08
Total Reimbursables	847,404	1,155,488	1,521,125	1,540,393	7.0	2.83
Other Income	197,074	40,307	72,393	69,780	0.3	0.13
Less Vacancy & Credit Loss	0	0	0	(2,225,261)(3)	(10.1)	(4.08)
Effective Gross Income	$11,300,309	$13,841,425	$19,744,372	$22,111,086	100.0%	$40.55

Total Operating Expenses	$7,852,958	$8,896,462	$10,265,603	$10,391,444	47.0%	$19.06

Net Operating Income	$3,447,351	$4,944,963	$9,478,769	$11,719,642	53.0%	$21.50
TI/LC	0	0	0	1,269,897	5.7	2.33
Capital Expenditures	0	0	0	109,043	0.5	0.20
Net Cash Flow	$3,447,351	$4,944,963	$9,478,769	$10,340,702	46.8%	$18.97

NOI DSCR(4)	0.52x	0.75x	1.43x	1.77x
NCF DSCR(4)	0.52X	0.75x	1.43x	1.56x
NOI DY(4)	2.5%	3.5%	6.8%	8.4%
NCF DY(4)	2.5%	3.5%	6.8%	7.4%

(1)	Net Operating Income increased from 2014 to 2016 due to increases in base rent and occupancy corresponding with a period in which approximately $11.9 million in capital expenditures was invested in the 123 William Street Property.

(2)	U/W Base Rent includes contractual rent steps through March 31, 2018 totaling $486,228, approximately $53,916 of straight-line rent attributable to NYS Licensing, an investment grade-rated tenant and $765,873 of signed but not occupied rent, related to NYC Rent Stabilization Association which entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017.

(3)	The underwritten economic vacancy is 9.2%. The 123 William Street Property is currently 92.2% physically occupied and 91.7% leased as of January 31, 2017 based on the NYC Rent Stabilization’s new lease.

(4)	The debt service coverage ratios and debt yields are based on the 123 William Street Whole Loan.

The following table presents certain information relating to comparable office leases for the 123 William Street Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Number of Stories	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
140 Broadway New York, NY	1967/NAV	51	1,141,266	0.3 miles	Sirius Insurance	Jan 2017 / 7.0 Yrs	8,371	$57.43	Gross

1 Liberty Plaza New York, NY	1972/NAV	54	2,126,437	0.3 miles	The Solomon R. Guggenheim Foundation	Sep 2016 / 15.0 Yrs	45,558	$53.25	Gross

55 Broadway New York, NY	1983/NAV	32	295,000	0.6 miles	Cohen Seglias Pallas Greenhall & Furman PC	Aug 2016 / 7.0 Yrs	5,386	$52.30	Gross

55 Broadway New York, NY	1983/NAV	32	295,000	0.6 miles	ZaZoom Media Group	May 2016 / 10.0 Yrs	10,557	$48.18	Gross

88 Pine Street New York, NY	1971/NAV	32	624,000	0.4 miles	AmWins Group	May 2016 / 10.0 Yrs	21,760	$44.61	Gross

180 Maiden Lane New York, NY	1983/NAV	41	982,089	0.3 miles	MidVentures	Jul 2016 / 10.0 Yrs	20,768	$46.13	Gross
100 Wall Street New York, NY	1968/NAV	29	457,622	0.4 miles	Siebert Brandford & Shank	May 2016 / 10.0 Yrs	7,150	$51.91	Gross
100 Wall Street New York, NY	1968/NAV	29	457,622	0.4 miles	Aflac	Apr 2016 / 10.0 Yrs	12,352	$50.11	Gross

(1)	Information obtained from the appraisal.

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A-3-130

No. 15 – Banner Bank

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$25,500,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$25,466,724			Location:	Boise, ID
% of Initial Pool Balance:	2.2%			Size:	176,149 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$144.57
Borrower Name:	T&B Land Holding, LLC			Year Built/Renovated:	2006/NAP
Borrower Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.550%			Property Manager:	Self-managed
Note Date:	June 8, 2017			4th Most Recent Occupancy (As of)(4):	78.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	85.0% (12/31/2014)
Maturity Date:	June 11, 2027			2nd Most Recent Occupancy (As of):	92.0% (12/31/2015)
IO Period:	None			Most Recent Occupancy (As of):	88.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	83.7% (5/1/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,041,314 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$2,270,961 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$2,338,271 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$2,345,182 (TTM 2/28/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$3,447,069
				U/W Expenses:	$1,094,017
				U/W NOI:	$2,353,052
				U/W NCF:	$2,287,022
Escrows and Reserves:				U/W NOI DSCR:	1.51x
				U/W NCF DSCR:	1.47x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.2%
Taxes	$63,742	$31,871	NAP	U/W NCF Debt Yield:	9.0%
Insurance(2)	$0	Springing	NAP	As-Is Appraised Value:	$42,500,000
Replacement Reserves	$0	$3,679	$132,444	As-Is Appraisal Valuation Date:	April 6, 2017
TI/LC Reserve	$1,000,000	$22,073	$700,000	Cut-off Date LTV Ratio:	59.9%
Tenant Specific TI/LC Reserve(3)	$456,175	$0	NAP	LTV Ratio at Maturity or ARD:	48.6%

(1)	The Borrower Sponsors are Gary F. Christensen, Nancy A. Christensen, William Beck; Michael R. Lindstrom, The Gary Christensen Descendants’ Trust and The Nancy Christensen Descendants’ Trust

(2)	Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Banner Bank Property is covered under a blanket insurance policy acceptable to lender; and (iii) the borrower provides lender with evidence of timely renewal and payment of insurance premiums.

(3)	The Tenant Specific TI/LC Reserve represents outstanding tenant improvements and leasing commissions related to the Banner Bank and HQ Global Workspaces LLC tenants.

(4)	See “Historical Occupancy” section.

The Banner Bank mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in an 11-story, class A, Platinum LEED designated office building totaling 176,149 square feet and located in Boise, Idaho (the “Banner Bank Property”), within the Boise central business district (“CBD”). Constructed in 2006, the Banner Bank Property is situated on a 0.4-acre site and licenses 464 parking spaces in a parking garage across the street, resulting in a parking ratio of 2.6 spaces per 1,000 square feet of rentable area. The Boise metropolitan statistical area (“MSA”) has a 2016 estimated population of 684,357; while the 2016 estimated average household income is $68,252. As of May 1, 2017 the Banner Bank Property was 83.7% occupied by 26 tenants. According to a third party research report, the Banner Bank Property is located in the Boise downtown submarket of the Boise office market. As of the second quarter of 2017 the Boise downtown office submarket contained a total inventory of 6.6 million square feet with a vacancy rate of 7.0%. The appraiser concluded to an average market rent at the Banner Bank Property of $22.50 per square foot.

A-3-131

Banner Bank

Sources and Uses

Sources			Uses
Original loan amount	$25,500,000	98.3%	Loan payoff(1)	$23,899,038	92.1%
Equity contribution	453,854	1.7	Closing costs	534,8990	2.1
			Reserves	1,519917	5.9

Total Sources	$25,953,854	100.0%	Total Uses	$25,953,854	100.0%

(1)	The Banner Bank Property was previously securitized in MSC 2007-IQ16.

The following table presents certain information relating to the tenancies at the Banner Bank Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
NYK Lines, North America	NR/Baa3/NR	16,570	9.4%	$28.07	$465,159	13.7%	8/31/2018(3)
Banner Bank	NR/NR/NR	14,641	8.3%	$27.70	$405,525	12.0%	9/30/2021(4)
Regus	NR/NR/NR	16,570	9.4%	$22.50	$372,825	11.0%	4/30/2023(5)
Little Morris	NR/NR/NR	11,079	6.3%	$22.50	$249,278	7.3%	10/31/2023(6)
Impact Sales + Expansion	NR/NR/NR	9,650	5.5%	$23.50	$226,775	6.7%	11/30/2021(7)
Total Major Tenants		68,510	38.9%	$25.10	$1,719,562	50.7%

Non-Major Tenants		78,882	44.8%	$21.21	$1,672,885	49.3%

Occupied Collateral Total		147,392	83.7%	$23.02	$3,392,447	100.0%

Vacant Space		28,757	16.3%

Collateral Total		176,149	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2018 totaling $405,617.

(3)	NYK Lines, North America has two, 5-year lease renewal options.

(4)	Banner Bank has two, 5-year lease renewal option.

(5)	Regus has two, 5-year lease renewal options.

(6)	Little Morris has two, 5-year lease renewal options.

(7)	Impact Sales + Expansion has one, 5-year lease renewal options.

A-3-132

BANNER BANK

The following table presents certain information relating to the lease rollover schedule at the Banner Bank Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	2	2,737	1.6%	2,737	1.6%	$28,598	0.8%	$10.45
2017	1	2,350	1.3%	5,087	2.9%	$48,175	1.4%	$20.50
2018	7	33,246	18.9%	38,333	21.8%	$826,671	24.4%	$24.87
2019	3	7,630	4.3%	45,963	26.1%	$167,476	4.9%	$21.95
2020	5	28,130	16.0%	74,093	42.1%	$599,872	17.7%	$21.32
2021	4	31,600	17.9%	105,693	60.0%	$788,499	23.2%	$24.95
2022	2	12,825	7.3%	118,518	67.3%	$280,734	8.3%	$21.89
2023	2	27,649	15.7%	146,167	83.0%	$622,103	18.3%	$22.50
2024	0	0	0.0%	146,167	83.0%	$0	0.0%	$0.00
2025	0	0	0.0%	146,167	83.0%	$0	0.0%	$0.00
2026	1	1,225	0.7%	147,392	83.7%	$30,319	0.9%	$24.75
2027	0	0	0.0%	147,392	83.7%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	147,392	83.7%	$0	0.0%	$0.00
Vacant	0	28,757	16.3%	176,149	100.0%	$0	0.0%	$0.00
Total/Weighted Average	27	176,149	100.0%			$3,392,447	100.0%	$23.02
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	MTM tenants include 1,342 square feet of conference room space with no Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Banner Bank Property:

Historical Occupancy

12/31/2013(1)(2)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)(3)	5/1/2017(4)
78.0%	85.0%	92.0%	88.0%	83.7%

(1)	Information obtained from the borrower.

(2)	Decreased occupancy is due to Idaho Power vacating two floors in 2013.

(3)	Decreased occupancy is due to Clearwater vacating the 10th floor in 2016.

(4)	Information obtained from the underwritten rent roll.

A-3-133

BANNER BANK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Banner Bank Property:

Cash Flow Analysis

	2014	2015	2016	TTM 2/28/2017	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,094,152	$3,281,759	$3,460,765	$3,463,587	$4,039,478	117.2%	$22.93
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	0	42,567	36,444	33,293	40,000	1.2	0.23
Less Vacancy & Credit Loss	0	0	0	0	(647,033)	(18.8)	(3.67)
Other Income	62,217	35,979	13,295	14,624	14,624(2)	0.4	0.08
Effective Gross Income	$3,156,368	$3,360,305	$3,510,505	$3,511,503	$3,447,069	100.0%	$19.57

Total Operating Expenses	$1,115,054	$1,089,344	$1,172,235	$1,166,320	$1,094,017	31.7%	$6.21

Net Operating Income	$2,041,314	$2,270,961	$2,338,271	$2,345,182	$2,353,052	68.3%	$13.36
TI/LC	0	0	0	0	30,800	0.9	0.17
Capital Expenditures	0	0	0	0	35,230	1.0	0.20
Net Cash Flow	$2,041,314	$2,270,961	$2,338,271	$2,345,182	$2,287,022	66.3%	$12.98

NOI DSCR	1.31x	1.46x	1.50x	1.50x	1.51x
NCF DSCR	1.31x	1.46x	1.50x	1.50x	1.47x
NOI DY	8.0%	8.9%	9.2%	9.2%	9.2%
NCF DY	8.0%	8.9%	9.2%	9.2%	9.0%
(1)	U/W Base Rent includes contractual rent steps through March 2018 totaling $405,617.

(2)	The underwritten economic vacancy is 16.0%. The Banner Bank Property is 83.7% physically occupied as of May 1, 2017.

The following table presents certain information relating to comparable Office leases for the Banner Bank Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
One Front Street Center 251 E. Front Street Boise, ID	2001/NAP	5	70,722	1.2 miles	United States of America	March 2017 / 5.0 Yrs	5,278	$25.98	MG

C.W. Moore Plaza 250 S. 5th Street Boise, ID	1999/NAP	8	106,258	0.9 miles	Boise Chamber of Commerce	January 2017 / 2.0 Yrs	10,262	$24.50	MG

Key Financial Center 702 W Idaho Street Boise, ID	1965/1975	12	100,468	0.4 miles	Key Bank	July 2017 / 3.0 Yrs	28,510	$22.00	MG

One Capital Center 999 W Main Street Boise, ID	1975/NAP	14	230,400	0.2 miles	Moffatt Thomas	January 2016 / 10.0 Yrs	18,000	$22.00	MG

Wells Fargo Center 877 W Main Street Boise, ID	1988/NAP	11	188,237	0.2 miles	Helbling Benefits	January 2016 / 3.0 Yrs	1,200	$23.00	MG
(1)	Information obtained from the appraisal and a third party research report.

A-3-134

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

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	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Asset Representations
Reviewer/Operating Advisor

Wells Fargo Commercial Mortgage Securities, Inc.	Wells Fargo Bank, National Association	KeyBank National Association	Park Bridge Lender Services LLC

301 South College St	Three Wells Fargo, MAC D1050-084	11501 Outlook Street	600 Third Avenue
Charlotte, NC 28288-0166	401 S. Tryon Street, 8th Floor	Suite 300	40th Floor
	Charlotte, NC 28202	Overland Park, KS 66211	New York, NY 10016

Contact: ream_investorrelations@wellsfargo.com	Contact: REAM_InvestorRelations@wellsfargo.com	Contact: Andy Lindenman	Contact: David Rodgers
Phone Number: (704) 374-6161		Phone Number: (913) 317-4372	Phone Number: (212) 230-9025

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Vertical RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Vertical RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Vertical RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Park Bridge Lender	0.00
Net Prepayment Interest Shortfall	0.00		Services LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used.

To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property“ stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code
MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Wells Fargo Commercial Mortgage Trust 2017-C38 Commercial Mortgage Pass-Through Certificates Series 2017-C38	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/17
Corporate Trust Services		Record Date:	7/31/17
8480 Stagecoach Circle		Determination Date:	8/11/17
Frederick, MD 21701-4747

Supplemental Reporting

EU Securitization Retention Compliance

Pursuant to the PSA and the Credit Risk Retention Agreement, the Certificate Administrator has made available on www.ctslink.com <http://www.ctslink.com/>, specifically under the “Risk Retention Compliance” tab for the Wells Fargo Commercial Mortgage Trust 2017-C38 transaction, certain Information provided to the Certificate Administrator regarding each Retaining Party’s compliance with the Retention Covenant and the Hedging Covenant under the EU Securitization Retention Requirements. Investors should refer to the Certificate Administrator’s website for all such information.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of July 1, 2017 (the “Pooling and Servicing Agreement”).

Transaction: Wells Fargo Commercial Mortgage Trust 2017-C38,

Commercial Mortgage Pass-Through Certificates, Series 2017-C38

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: KeyBank National Association

Directing Certificateholder: [DIRECTING CERTIFICATEHOLDER] or an affiliate

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	[●] non-Specially Serviced Loans were the subject of a Major Decision as to which the operating advisor has consultation rights pursuant to the Pooling and Servicing Agreement.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.	Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than a Mortgage Loan that is part of a Whole Loan) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization,

D-1-1

moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any material respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each

D-1-2

such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion

D-1-3

may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10.  Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11.  Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.  Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as

D-1-4

of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.  Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.  Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.  Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

16.  Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer.

17.  No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

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18.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake.

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In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.  Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.  No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged

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Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.  REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.  Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.  Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the

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Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid or such fees as required by the applicable jurisdiction which are to be paid by the Mortgagor in accordance with the Mortgage Loan Documents.

26.  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.  Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the

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related Mortgaged Property is located and requires the Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property.

29.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

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In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.  Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.  Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

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32.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.  Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

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34.  Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.  Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

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(b) The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e) Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f) The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

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(j)  Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)  Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event

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of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-“ (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no

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Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly

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set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Barclays Bank PLC	Wells Fargo Bank, National Association	Rialto Mortgage Finance, LLC	C-III Commercial Mortgage LLC	UBS AG
1	245 Park Avenue
5	Long Island Prime Portfolio - Melville
6	225 &233 Park Avenue South

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Barclays Bank PLC	Wells Fargo Bank, National Association	Rialto Mortgage Finance, LLC	C-III Commercial Mortgage LLC	UBS AG
4	Starwood Capital Group Hotel Portfolio
6	225 & 233 Park Avenue South
16	AmberGlen Corporate Center
18		Raley’s Towne Centre
19					Save Mart Portfolio
34		Home2 Suites - San Antonio
44				North Towne Commons
47			Candlewood Suites New Bern

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS(1)

Mortgage Loan Number as Identified on Annex A-1	Barclays Bank PLC	Wells Fargo Bank, National Association	Rialto Mortgage Finance, LLC	C-III Commercial Mortgage LLC	UBS AG
48 49				Hampton Inn – Anderson Fairfield Inn & Suites - Greenwood
50 56	Oakbridge Apartments Stonefield Place Apartments
63 65 66					StoreRight Ocala StoreRight Jacksonville StoreRight Tampa

(1) All of the Mortgage Loans identified under the name of a particular mortgage loan seller have affiliated borrowers.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Del Amo Fashion Center (Loan No. 2)	Tenant (Charles Schwab) has a Right of First Offer (“ROFO”) to purchase its premises if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance	Market Street – The Woodlands (Loan No. 7)

(i) Developer Right of First Offer. The Woodlands Land Development Company, L.P., a former owner of the Mortgaged Property, has a right of first offer in connection with certain transfers of all or any portion of the Mortgaged Property in connection with development for additional office and/or professional or hotel use. Such right does not apply to a deed of trust lien or any transfer by foreclosure sale or deed-in-lieu of foreclosure, but would apply to subsequent transfers.

(ii) Fractional Condominium. Portions of the mortgaged property are included within a land condominium regime. The borrower’s voting rights interest in the association is 28.1%. While the borrower does not affirmatively control the association, its consent would be required in connection with various major decisions, including an election not to rebuild following casualty (85% of votes required), changes to established monthly assessments (85% of votes required), and amendments to condominium documents (90% of allocated votes of unit owners, together with 50% of first mortgagees of owners, required). Each unit owner has sole responsibility for its respective buildings, and the association’s duties with respect to the residual common elements are accordingly circumscribed.

(8) Permitted Liens; Title Insurance	Amazon Lakeland (Loan No. 10)	Single tenant (Amazon) has a Right of First Offer (“ROFO”) to purchase its premises if borrower decides to market the property for sale, and a Right of First Refusal (“ROFR”) to purchase subject property if tenant fails to exercise the ROFO within 30 days after receipt of notice of Borrower’s proposed terms of sale and Borrower proceeds to market the property. The ROFO and ROFR are not extinguished by foreclosure; however, the ROFO and ROFR do not apply to foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance	Raleigh Marriott City Center (Loan No. 12)	Franchisor (Marriott International, Inc.) has Right of First Refusal (“ROFR”) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
(8) Permitted Liens; Title Insurance	TownePlace Suites – VA (Loan No. 22)	For each of the constituent properties, franchisor (Marriott International, Inc.) has Right of First Refusal (“ROFR”) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
(8) Permitted Liens; Title Insurance	Imperial Clark Center – Downey CA (Loan No. 57)	Tenant (Goodwill Industries) has a Right of First Offer (“ROFO”) to purchase the subject property if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof, or the first subsequent transfer thereafter.
(8) Permitted Liens; Title Insurance	35 North Raymond (Loan No. 60)	The mortgaged property is comprised of a commercial condominium unit consisting of the ground floor retail space located in a 4-story building that also includes 33 residential units. The borrower has 36.36% of the voting rights in the condominium and the ability to block material operation decisions of the association. Additionally, the borrower has the right to make decisions pertaining to the commercial unit (other than structural changes and exterior color, which are subject to approval of an architectural committee) and to advise the association board concerning matters involving the commercial unit. The association board’s responsibilities include common element maintenance, and each unit owner is responsible for its own unit’s maintenance. The loan documents provide for personal liability to the borrower and guarantors for losses resulting from partition of the mortgaged property or the modification or termination of the condominium declaration without lender’s consent.
(8) Permitted Liens; Title Insurance	300 Northern Pacific Avenue (Loan No. 72)	The mortgaged property is comprised of a commercial condominium unit consisting of two office floors and a single-floor underground garage located in a 3-story building that also includes an additional commercial unit and ten residential units. The borrower has 62.05% of the voting rights in the condominium and the power to appoint two of the three members of the related board of directors whose decisions are subject to majority vote, with the exception of amendments or termination of the condominium (consent of the commercial unit owners and 75% vote of residential unit owners) and partition (90% vote of condominium units). Additionally, no decision of the board of directors may materially and adversely

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
affect the commercial units. The loan documents provide for personal liability to the borrower and guarantors for losses resulting from partition of the mortgaged property or the modification or termination of the condominium declaration without lender’s consent.
(18) Insurance	General Motors Building (Loan No. 1)	The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $25,000 deductible.
(18) Insurance	Del Amo Fashion Center (Loan No. 2)

(i) Property Insurance Deductible. The loan documents permit a property insurance deductible of up to $500,000. The in-place property insurance deductible is $100,000.

(ii) Lender Control over Disbursement of Casualty Proceeds. The loan documents provide that the threshold at which the lender retains the right to hold and disburse casualty proceeds for repair or restoration is $45 million, or, during the continuance of a Control Event (as defined the related loan documents), $17.5 million.

(iii) Leased Fee. Nordstrom (#2 tenant) parcel is a leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

(18) Insurance	Market Street – The Woodlands (Loan No. 7)

The loan documents permit a property insurance deductible (including terrorism insurance) up to $500,000 (the “Required Deductible”), or a higher deductible if the Mortgagor provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible. The in-place coverage provides for a $25,000 deductible.

The loan documents permit required insurance to be provided by a syndicate, subject to certain conditions, including: (A) 60% (if five or more) or 75% (if four or fewer) of aggregate policy limits must be provided by carriers with minimum S & P financial strength rating of “A”, and (B) each carrier in syndicate must have minimum S & P financial strength rating of “BBB”.

(18) Insurance	Raleigh Marriott City Center (Loan No. 12)	The loan documents permit a property insurance deductible of up to $100,000. The in-place coverage provides for a $25,000 deductible.
(28) Recourse Obligations	All Wells Fargo Bank, National Association Mortgage Loans (Loan Nos. 1, 2, 7, 10, 12, 13, 15, 18, 22, 34, 38, 40, 57, 59, 60, 67, 68, 72, 74, 75)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser violations of the triggering actions or events related to the borrower’s inadvertent failure to provide adequate notice or provide timely or complete

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
information otherwise required by the loan documents.
(28) Recourse Obligations	Del Amo Fashion Center (Loan No. 2)	The aggregate loan amount is $585 million ($375.8 million senior loan and $125.7 million subordinate loan). The guarantors’ obligations, including environmental cleanup costs or liabilities, are capped at $117 million, plus reasonable out-of-pocket costs and expenses related to guaranty enforcement. The aggregate LTV at origination was 53.2%.
(28) Recourse Obligations	Market Street – The Woodlands (Loan No. 7)	The aggregate loan amount is $175 million. The guarantor’s obligations, including environmental cleanup costs or liabilities, are capped at $100 million, plus reasonable out-of-pocket costs and expenses related to guaranty enforcement. The LTV at origination was 53.6%.
(33) Single-Purpose Entity	Del Amo Fashion Center (Loan No. 2)	The borrower is a recycled single purpose entity, and previously owned property other than the mortgaged property. The loan documents include standard representations and warranties, including backward-looking representations and warranties where required to complete coverage. In addition, the loan documents provide for personal liability to the co-borrowers and guarantor for losses related to prior owned property.
(33) Single-Purpose Entity	Shoppes at Hunters Run (Loan No. 68)	The borrower is a recycled single purpose entity, and it previously owned property other than the mortgaged property. The borrower acquired the mortgaged property and an adjacent property operated as a church, and transferred the adjacent property to a third party in 2013. The lender reviewed a Phase I environmental site assessment prepared in connection with the borrower’s sale of the adjacent property, and no recognized environmental conditions were identified. In addition, the loan documents provide for personal liability to the borrower and guarantor for losses related to the adjacent property.
(36) Ground Leases	Del Amo Fashion Center (Loan No. 2)	The mortgaged property includes a sub-leasehold estate in an unimproved portion of land (approximately 2,600 square feet) that was previously used as in-line space connecting the mortgaged property and the adjacent parcel occupied by Sears (currently the lessee and sub-ground lessor of the parcel). The sub-ground lease parcel is not considered to be material to the operations of the mortgaged property, and was not assigned separate value in the appraisal. The borrower has paid rent for the sub- ground leased space for the entire term of the sub-ground lease. Upon expiration of the sub-ground lease term, the area will become part of the common area under the reciprocal easement agreement between the borrower and Sears. A Short Form Lease memorializing the sublease was recorded in 1980, however, the instrument is not assumed to contain the lender protection provisions contemplated by the related ground lease representations.
(36) Ground Leases	Raleigh Marriott City Center (Loan No. 12)	The hotel property is subject to a master ground lease between the City of Raleigh, as ground lessor, and the original developer of the hotel, as lessee, which has been assigned to borrower. The leasehold estate was converted into a leasehold condominium consisting of two units (one unit comprised of a hotel and conference center and another unit comprised of a parking garage). The hotel and conference center unit was further converted to a separate sub-condominium regime consisting of two units (one unit comprised of the hotel and another unit comprised of a conference center unit). The

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
conference center sub-condominium unit, which is owned by the City of Raleigh, has been leased to borrower for a term ending in 2039 with the option to purchase the unit for $100 at lease expiration. The latest lease expirations are as follows: (i) master ground lease: 07.31.2107; and (ii) conference center sub-condominium unit lease: 02.02.2039. The term of the conference center sub-condominium lease expires 02.02.2039 (less than 20 years after the 06.11.2022 loan maturity); however, borrower has the right to purchase the conference center unit for $100 upon the expiration of the conference center lease.
(43) Environmental Conditions	Del Amo Fashion Center (Loan No. 2)	The Phase I environmental site assessment obtained at loan origination identified the following recognized environmental conditions at the mortgage property: (i) elevated vapor concentrations in connection with the existence of a prior on-site dry cleaners; (ii) the existence of a former steel distribution facility with metal fabrication activities, (iii) the existence of 17 oil wells previously located on the property; (iv) the existence of a prior diesel storage tank, and (v) the existence of a former auto repair facility. The environmental consultant estimated remedial costs in connection with the identified RECs could range between $849,000 and $7,089,000. An environmental indemnity was provided by Simon Property Group, L.P.; however, its liability for all non-recourse carve-out obligations is capped at $117 million. The aggregate loan amount is $585 million ($375.8 million senior loan and $125.7 million subordinate loan).
(43) Environmental Conditions	Orchards Market Center (Loan No. 59) Shoppes at Hunters Run (Loan No. 68) Chapel Ridge Shops (Loan No. 75)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $5,110,000 group lender environmental collateral protection and liability-type environmental insurance policy with $5,110,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.
(43) Environmental Conditions	Allmark Plaza (Loan No. 67)	The Phase I environmental site assessment (“ESA”) identified a recognized environmental condition related to an on-site dry cleaner that has been in operation since 1986. A Phase II ESA was required and identified contamination levels in certain soil gas samples that exceeded regulatory limits. The Phase II also determined that there was evidence of an on-site release and vapor intrusion, and recommended excavation of impacted soils and installation of a sub-slab depressurization system (“SSDS”) to mitigate vapor intrusion risks. The Phase II ESA included an “upper estimated cost” of remedial action of $183,750, but excluded regulatory oversight costs. The lender required an up-front environmental reserve in the amount of $367,500 (200% of estimated cost exclusive of regulatory oversight). Further, the loan documents require that the borrower (i) submit a remediation action plan and cost estimate within 180 days of the May 5, 2017 loan origination; (ii) within 10 business days after such submission, deposit with lender an amount equal to 125% of the amount by which such cost estimate exceeds the balance in the up-front environmental reserve; (iii) within 12 months of the loan origination (unless extended by lender) (A) complete the excavation of impacted soils and install the SSDS and (B) deliver lender regulatory approval of the plan and evidence that such depressurization system is working as

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
designed. In addition, the loan documents provide that the borrower and guarantor have springing recourse liability for the loan if the borrower fails to make the required deposits to the environmental reserve, and that such liability shall terminate when all such environmental conditions have been satisfied and lender has received evidence of regulatory case closure, including a no further action letter and proof of compliance with all applicable ongoing regulatory monitoring, soil management plans, and activity and use limitations.
(45) Appraisal	Amazon Lakeland (Loan No. 10)	Appraisal is dated August 31, 2016, more than 6 months’ prior to the June 6, 2017 loan origination date.

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UBS, AG New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Save Mart Portfolio (Loan No. 19)

With respect to the Save Mart – Modesto Mortgaged Property, a restriction agreement includes a right to purchase in favor of an adjacent third party property owner (“SPP”). The purchase right is triggered if there is a “complete cessation of operation of a business” on the Mortgaged Property for a period of 24 consecutive months. The 24-month period can be extended for force majeure, which includes fire or other casualty; however, if a fire or other casualty, the Mortgagor must commence reconstruction within 24 months after the date of such fire or other casualty and diligently prosecute such reconstruction to completion. The right is personal to SPP (subject to certain exceptions), may not be assigned and may only be exercised if SPP is the fee owner of a portion of the shopping center on which buildings totaling in the aggregate of 30,000 square feet are located at the time the purchase option is exercisable. The purchase price is the highest of (i) the fair market value of the Mortgaged Property, (ii) the repurchase price under any sale leaseback arrangement, plus the value of any building and related improvements and remaining trade fixtures and equipment not included in the sale leaseback arrangement, or (iii) the unamortized amount of any indebtedness secured by a deed of trust on the property plus (1) any premium, fee, penalty or other expense required by the lender to prepay the indebtedness and (2) the higher of the remaining book value or appraised value of any building and related improvement and any remaining trade fixtures and equipment not included in such indebtedness.

With respect to the Save Mart - Jackson Mortgaged Property, an adjoining third party property owner has an option to purchase the Mortgaged Property in the event a supermarket is not operated thereon for a continuous period of 6 consecutive months (which can be extended for periods of force majeure, which includes restoration following a casualty or condemnation). The purchase price is the fair market value of the Mortgaged Property, determined by an appraisal procedure set forth in the purchase option agreement.

(14) Condemnation	Save Mart Portfolio (Loan No. 19)	With respect to the Save Mart - Sacramento Mortgaged Property, the city of Sacramento is initiating a project to install sidewalks and bike lanes along an adjacent public right of way beginning in 2020. The Mortgaged Property is within the limits of the project but the city’s right-of-way needs have not yet been determined. The related zoning report indicates that notwithstanding the foregoing, such takings will not materially affect the zoning of the Mortgaged Property.
(18) Insurance	Save Mart Portfolio (Loan No. 19)	Provided that the Mortgaged Properties are insured pursuant to a lease with the Save Mart tenant, the Mortgage Loan documents permit the Mortgagor to have a deductible of $500,000 for “all risk” insurance and $1,000,000 for liability, but any failure by the Mortgagor or the Save Mart tenant to pay any such deductible is recourse for the amount that is not paid.
(26) Local Law Compliance	Hampton Inn Northlake (Loan No. 35)	The Mortgaged Property is legal non-conforming as to use. The Mortgagor and guarantor are fully liable on a recourse basis for payment of the obligations or liabilities of the Mortgagor to pay the debt, following the occurrence of a casualty or condemnation to the Mortgaged Property resulting in the loss of

D-2-7

UBS, AG New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the ability to restore the Mortgaged Property to its current use as a hotel in accordance with all applicable legal requirements, less the net proceeds retained by the lender as a result of any such casualty and/or condemnation.
(28) Recourse Obligations	Alexander Hamilton Plaza (Loan No. 31) Hampton Inn Northlake (Loan No. 35)	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will terminate and be of no further force and effect after the date that is two or three years, as applicable, after payment in full of the related Mortgage Loan, provided that such indemnitor is required to deliver to the indemnified parties, following the full repayment of the obligations, a Phase I environmental assessment which does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property.
(28) Recourse Obligations	StoreRight Ocala (Loan No. 63) StoreRight Tampa (Loan No. 66) StoreRight Jacksonville (Loan No. 65)	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the lender acquires title and assumes control of the Mortgaged Property through power of sale, foreclosure or deed in lieu of foreclosure. The indemnitor bears the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the transfer date, (ii) did not occur as a result of any act or omission of the indemnitor or its affiliates in, or under or near the Mortgaged Property and (iii) did not occur as a result of a breach of environmental laws which occurred prior to the transfer.
(33) Single-Purpose Entity	Save Mart Portfolio (Loan No. 19)	The Mortgagor previously owned two properties that are not part of the mortgaged collateral. The Mortgagor delivered new environmental reports on these properties and the lender performed customary credit and lien searches in the appropriate jurisdictions.

D-2-8

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Del Amo Fashion Center (Loan No. 2)	Tenant (Charles Schwab) has a Right of First Offer (“ROFO”) to purchase its premises if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance	Starwood Capital Group Hotel Portfolio – Holiday Inn Express & Suites Terrell (Loan No. 4.52)	The developer of the Mortgaged Property maintains an option to repurchase the Mortgaged Property in the event that the covenants, conditions and restrictions of that certain declaration and agreement between the developer and the Mortgagor are violated. In the event the developer exercises such repurchase right, the Mortgagor must promptly cause the Mortgaged Property to be released from the lien of the security instrument in accordance with the terms of the Mortgage Loan documents, including, without limitation, payment of the applicable release price and the applicable yield maintenance premium if such release occurs prior to the permitted prepayment date. The Mortgage Loan is full recourse to the Mortgagor and the guarantor for any losses incurred in connection with the exercise by the developer of such repurchase right.
(8) Permitted Liens; Title Insurance	iStar Leased Fee Portfolio – One Ally Center (Loan No. 8.04)	The tenant has a right of first refusal to purchase the Mortgaged Property at any time during the term of the lease. If the Mortgagor receives a bona fide offer from a third party to purchase the Mortgaged Property which the Mortgagor desires to accept, the Mortgagor will give notice to the tenant describing the terms of the offer and the tenant has 18 days to exercise its purchase right. If exercised, the tenant must purchase the Mortgaged Property on the terms set forth in the third party offer within 60 days after the date of the tenant’s acceptance of the offer. The tenant’s right of first refusal does not apply in connection with a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage Loan documents provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
(8) Permitted Liens; Title Insurance	iStar Leased Fee Portfolio – Northside Forsyth Hospital Medical Center (Loan No. 8.07)	The tenant has a right of first refusal to purchase the Mortgaged Property if the Mortgagor receives a bona fide offer to sell the Mortgaged Property to a third party not affiliated with the Mortgagor, the tenant or the guarantor, which the Mortgagor desires to accept. Tenant must exercise such right to purchase within 20 days of receipt of notice of such offer. Tenant’s right of first refusal will not apply to any transfer or other conveyance of the Mortgaged Property as part of a transfer by the Mortgagor and its affiliates of not less than three other real properties in a combined sale of such parcels under a contract. The tenant’s right of first refusal will also not apply to any conveyance due to a condemnation, foreclosure or deed-in-lieu of foreclosure.
(8) Permitted	iStar Leased Fee Portfolio –	If the Mortgagor decides to sell the Mortgaged Property, the

D-2-9

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Liens; Title Insurance	NASA/JPSS Headquarters (Loan No. 8.08)	Mortgagor is required to notify the tenant of its intent to sell the Mortgaged Property and the terms of such sale prior to soliciting offers for the sale of such Mortgaged Property. The tenant may accept such offer within 10 days after such notice is given, with purchase of the Mortgaged Property to be completed within 60 days after the tenant accepts such offer. Such right of first offer is not applicable to the grant of any security, any mortgage, any sale of the Mortgaged Property after the foreclosure of any mortgage or deed in lieu of foreclosure of any mortgage.
(8) Permitted Liens; Title Insurance	iStar Leased Fee Portfolio – The Buckler Apartments (Loan No. 8.11)	The tenant has a right of first offer and a right of first refusal with respect to the Mortgaged Property. If at any time during the term of the lease, the Mortgagor desires to sell the Mortgaged Property, the Mortgagor must, prior to soliciting offers for the sale of the Mortgaged Property, provide notice to the tenant of its intent to sell and the terms of its offer. Tenant will have 10 business days from receipt of such notice to accept the offer, and 60 calendar days from the date of acceptance to complete the sale of the Mortgaged Property. If the Mortgagor receives an offer for the purchase of 50% or more of the Mortgaged Property which the Mortgagor wishes to accept, the Mortgagor will notify the tenant with the terms of such offer and tenant will have 10 calendar days from the date of notice to accept such offer. Tenant’s right of first offer and right of first refusal will not apply to any transfer or other conveyance of the Mortgaged Property as part of a transfer by the Mortgagor and its affiliates of not less than three other real properties in a combined sale of such parcels under a contract. The tenant’s right of first refusal will also not apply to any conveyance due to a condemnation, foreclosure or deed-in-lieu of foreclosure.
(8) Permitted Liens; Title Insurance	ExchangeRight Net Leased Portfolio #16 – Walgreens – St. Louis, MO, Walgreens – North Ridgeville, OH, Walgreens – Hammond, IN, Tractor Supply – Royse City, TX, Tractor Supply – Kuna, ID, Walgreens – Baytown, TX (Loan No. 11.01, 11.03, 11.04, 11.05, 11.06, 11.07)	The sole tenant holds a right of first refusal to purchase the Mortgaged Property if during the term of its lease or any extension thereof the Mortgagor receives a bona fide offer to purchase the Mortgaged Property. With respect to Tractor Supply – Royse City, TX and Tractor Supply – Kuna, ID, the right of first refusal is subject and subordinate to the Mortgage Loan. With respect to Walgreens – St. Louis, MO, Walgreens – North Ridgeville, OH, Walgreens – Hammond, IN and Walgreens – Baytown, TX, the tenant waives its right of first refusal with respect to Mortgagee or any other party that acquires title or right of possession of the Mortgaged Property through foreclosure, deed in lieu of foreclosure or other enforcement action under the Mortgage Loan.
(10) Assignment of Leases and Rents	245 Park Avenue (Loan No. 3)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loans on a pari passu basis.
(14) Condemnation	ExchangeRight Net Leased Portfolio #16 – Walgreens – North Ridgeville, OH (Loan No.	A condemnation proceeding is currently pending against an unimproved portion of the Mortgaged Property for utility purposes and to widen a highway. The condemned property is

D-2-10

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	11.03)	valued at approximately $175,000.00. The lease for the Mortgaged Property will not terminate as a result of the condemnation.
(18) Insurance	Del Amo Fashion Center (Loan No. 2)

The Mortgage Loan documents permit a property insurance deductible of up to $500,000. The in-place property insurance deductible is $100,000.

The Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse casualty proceeds for repair or restoration is $45 million, or, during the continuance of a Control Event (as defined the related Mortgage Loan documents), $17.5 million.

Nordstrom (#2 tenant) parcel is a leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

(18) Insurance	245 Park Avenue (Loan No. 3)

The Mortgage Loan documents require that the Mortgagor maintain insurance coverage provided by insurance companies having (1) a rating of “A” or better by S&P, however, if the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P and (2) the rating of “A: X” or better by A.M. Best.

The threshold at or above which the Mortgagee has the right to hold and disburse insurance proceeds in respect of a casualty loss is $42,000,000, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

The Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $250,000 for all such insurance coverage.

(18) Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 4)

The threshold at or above which the Mortgagee has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original allocated Mortgage Loan amount for the applicable individual Mortgaged Property, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

If the Mortgagors elect to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage and 100% of the primary layer of coverage (or 75% if such

D-2-11

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining insurers are required to have a claims paying ability rating of “BBB” or better by S&P. The Mortgagors may maintain a portion of the coverage required under the Mortgage Loan documents with insurance companies which do not meet the requirements set forth in the Mortgage Loan documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) the Mortgagors are required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagors are required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

(18) Insurance	Long Island Prime Portfolio – Melville (Loan No. 5)

The Mortgage Loan documents require that the Mortgagor maintain insurance coverage provided by insurance companies having (1) a rating of “A” or better by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), however, if the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P or better by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M/ Best), and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

The threshold for the Mortgagee having the right to hold and disburse insurance proceeds is 7.5% of the applicable Mortgaged Property’s allocated loan amount.

(18) Insurance	225 & 233 Park Avenue South (Loan No. 6)	The Mortgage Loan documents require that the Mortgagor maintain insurance coverage provided by insurance companies having a rating of “A” or better by S&P, however, if the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies

D-2-12

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
having a claims paying ability rating of “BBB” or better by S&P.
(18) Insurance	iStar Leased Fee Portfolio (Loan No. 8)

The Mortgage Loan documents require “all risk” property insurance coverage in an amount equal to the “Full Replacement Cost,” which means the actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings, with a waiver of depreciation, subject to a loss limit of $150,000,000 per occurrence.

Any insurance policies provided in accordance with the Mortgage Loan documents may not be materially changed (other than to increase the coverage thereby), terminated or cancelled without at least 30 days’ prior written notice to the Mortgagee.

The Mortgage Loan documents permit the Mortgagor to maintain policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements specified in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”), provided that the Mortgagor has received Mortgagee’s prior written consent thereto and the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

(18) Insurance	iStar Leased Fee Portfolio – Hilton Salt Lake, DoubleTree Seattle Airport, DoubleTree Mission Valley, DoubleTree Sonoma and DoubleTree Durango (Loan No. 8.01, 8.02, 8.03, 8.05, 8.06)	The Mortgage Loan is secured by the Mortgagor’s leased fee interest in the Mortgaged Property. In the event no leasehold mortgage is in place at such Mortgaged Property and so long as a tenant maintains property insurance coverage that (1) satisfies the requirements under the related leased fee lease with respect to such Mortgaged Property and (2) satisfies the insurance requirements under the Mortgage Loan documents (except that a $500,000 property and terrorism deductible under the master program maintained by Hilton Worldwide Holdings Inc. is permitted under the Mortgage Loan documents), the tenant’s property insurance will serve as the primary insurance and the Mortgagor may, but is not required to, maintain property insurance insuring the improvements at the Mortgaged Property.
(18) Insurance	iStar Leased Fee Portfolio – The Buckler Apartments (Loan No. 8.11)	The Mortgage Loan is secured by the Mortgagor’s leased fee interest in the Mortgaged Property. The Mortgagor’s obligation to maintain the following insurance coverage is suspended for so long (a) as no Leased Fee Lease Termination Period (as defined below) has occurred and is continuing and (b) the tenant at such Mortgaged Property maintains the insurance coverage required by the leased fee lease as of the origination date: (i) property insurance, (ii) business interruption insurance, (iii) insurances during times of structural construction, (iv) boiler and machinery insurance, (v) flood insurance and (vi) earthquake insurance. A “Leased Fee Lease Termination Period” means the period beginning when any leased fee lease either (i) is terminated, cancelled or otherwise

D-2-13

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

ceases to remain in full force and effect as to any portion of the Mortgaged Property, and/or (ii) title to and/or possession of all or any of the leasehold or subleasehold, as applicable, interest created by the leased fee lease (including any improvements owned by the tenant thereunder) has been returned or otherwise acquired by the Mortgagor. Such Leased Fee Lease Termination Period will end upon the Mortgagor’s entrance into, and the commencement of the tenant paying unabated rent under a triple net leased fee lease entered into in accordance with the terms and conditions set forth in the Mortgage Loan documents and for which no free rent, tenant improvements, tenant allowances or leasing commissions are owed by the Mortgagor to such tenant.

(18) Insurance	iStar Leased Fee Portfolio – One Ally Center, Northside Forsyth Hospital Medical Center, NASA/JPSS Headquarters, Dallas Market Center: Sheraton Suites, Dallas Market Center: Marriott Courtyard and Lock-Up Self-Storage Facility (Loan No. 8.04, 8.07, 8.08, 8.09, 8.10, 8.12)	The Mortgage Loan is secured by the Mortgagor’s leased fee interest in the Mortgaged Property. The Mortgagor’s obligation to maintain the following insurance coverage is suspended for so long (a) as no Leased Fee Lease Termination Period (as defined below) has occurred and is continuing and (b) the tenant at such Mortgaged Property maintains the insurance coverage required by the leased fee lease as of the origination date: (i) property insurance, (ii) business interruption insurance, (iii) insurances during times of structural construction, (iv) boiler and machinery insurance, (v) flood insurance and (vi) earthquake insurance. With respect to clause (b) in this paragraph, if the tenant does not maintain the insurance required by the leased fee lease as of the origination date, the Mortgagor will only be required to purchase property insurance coverage at the individual Mortgaged Property in which the Mortgagor has an insurable interest and can purchase such commercial property insurance coverage at commercially reasonable rates.
(18) Insurance	Valley Creek Corporate Center (Loan No. 9)	The Mortgage Loan documents require that the Mortgagor maintain insurance coverage provided by insurance companies having a rating of “A” or better by S&P, however, if the Mortgagor elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.
(18) Insurance	ExchangeRight Net Leased Portfolio #16 (Loan No. 11)

The Mortgage Loan documents provide that a tenant may provide all or a portion of the property damage coverages required by the Mortgage Loan documents provided such coverages are acceptable to the Mortgagee in its sole and absolute discretion. With regards to the coverage provided on the Walgreens – St. Louis, MO, Walgreens – North Ridgeville, OH, Walgreens – Hammond, IN, Walgreens – Baytown, TX, Advance Auto Parts – Normal, UL, Advance Auto Parts – Zion,

D-2-14

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

IL and Advance Auto Parts – St. Louis, MO Mortgaged Properties, the tenant or guarantor under the lease must remain fully liable for the obligations and liabilities under the respective lease and maintain a credit rating from S&P of at least “BBB-” in order to provide all or a portion of the property damage coverages required in the Mortgage Loan documents.

The threshold for the Mortgagee having the right to hold and disburse insurance proceeds is based on 5% of the original allocated principal amount of the Mortgage Loan rather than 5% of the then outstanding allocated principal amount of the Mortgage Loan.

(18) Insurance	ExchangeRight Net Leased Portfolio #16 - Walgreens – North Ridgeville, OH, Walgreens – Hammond, IN, Advance Auto Parts – Zion, IL (Loan No. 11.03, 11.04, 11.18)	The Mortgagor relies on insurance maintained by the sole tenant, through a program of self-insurance or otherwise, at each Mortgaged Property. The Mortgage Loan documents permit such insurance coverage so long as, among other things, the tenant or guarantor under the related lease maintains a credit rating of at least “BBB-” from S&P.
(18) Insurance	ExchangeRight Net Leased Portfolio #16 – Advance Auto Parts, Zion, IL (Loan No. 11.18)	The Mortgaged Property is insured on a blanket basis by a property insurance policy maintained by the sole tenant that includes a deductible in the amount of $1,500,000 per occurrence, for which the tenant is liable under the related lease. Coverage under such policy is provided by a syndicate of insurers, 8% of which is provided by The People’s Insurance Company of China (Hong Kong), Limited, which is rated “A-VII” by A.M. Best Company and the remaining 92% by insurance providers that satisfy the Insurance Rating Requirements. The Mortgage Loan documents permit such insurance coverage so long as, among other things, the tenant or guarantor under the related lease maintains a credit rating of at least “BBB-” from S&P.
(18) Insurance	AmberGlen Corporate Center (Loan No. 16) Uptown Row (Loan No. 33)	The threshold for the Mortgagee having the right to hold and disburse insurance proceeds is based on 5% of the original principal amount of the Mortgage Loan rather than 5% of the then outstanding principal amount of the Mortgage Loan.
(18) Insurance	Hughes Airport Plaza (Loan No. 37)	The Mortgage Loan documents permit the Mortgagor to maintain policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements specified in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”), provided that the Mortgagor has received Mortgagee’s prior written consent thereto and the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(19) Access; Utilities; Separate Tax	ExchangeRight Net Leased Portfolio #16 – Tractor Supply – Kuna, ID (Loan No. 11.06)	The Mortgaged Property currently does not have a separate tax parcel identification number; however, the Mortgagor is required to obtain a separate tax parcel identification number immediately after closing of the Mortgage Loan. A tax parcel

D-2-15

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Parcels

identification number has been issued and assigned but will not take effect until 2018. Furthermore, the taxes for the entire tax parcel of which the Mortgaged Property is a part were reserved at closing of the Mortgage Loan and will be released to the Mortgagor once Mortgagor provides evidence that taxes have been paid in full at least 30 days prior to the earlier of (i) the date the 2017 taxes for the entire parcel will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof.

(28) Recourse Obligations	Del Amo Fashion Center (Loan No. 2)	The guarantors’ obligations, including environmental cleanup costs or liabilities, are capped at $117 million, plus reasonable out-of-pocket costs and expenses related to guaranty enforcement. The aggregate LTV at origination was 53.2%.
(28) Recourse Obligations	Starwood Capital Group Hotel Portfolio (Loan No. 4)

The related guaranty provides that the liability of the nonrecourse carve-out guarantor for breaches or violations of the full recourse provisions related to bankruptcy or insolvency actions under the Mortgage Loan documents are capped at 20% of the Whole Loan at the time of the occurrence of such action plus reasonable third party costs and expenses actually incurred by the lender in connection with the enforcement of any rights under the guaranty or the other Mortgage Loan documents.

The indemnification obligations of the Mortgagors and guarantor under the related environmental indemnity will cease and terminate (a) with respect to the Mortgaged Properties at any time after the second anniversary of repayment in full of the Whole Loan, whether at maturity, as a result of acceleration, in connection with prepayment or otherwise, or (b) with respect to any individual Mortgaged Property that is released from the lien of the applicable security instrument in accordance with the terms of the Mortgage Loan documents, at any time after the second anniversary of the effective date of such prepayment, provided that the lender is provided with an updated environmental report of the Mortgaged Properties (or, in the case of a release, the related individual Mortgaged Property) indicating to lender’s reasonable satisfaction that there are no hazardous substances located on, in, above or under such Mortgaged Property(ies) in violation of any applicable environmental laws.

No liability will result for the recourse carveout for any act of intentional, physical waste if such waste results from lender’s failure or refusal to allow the Mortgagor to use net cash flow for such purpose.

(28) Recourse Obligations	Long Island Prime Portfolio – Melville (Loan No. 5)

No liability will result for the recourse carveout for any act of intentional, physical waste if such waste is due to lender not permitting the use of sufficient cash flow to prevent or remediate such waste.

The Mortgagor provided lender with an environmental

D-2-16

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

insurance policy in lieu of an environmental recourse carveout. In the event the Mortgagor fails to maintain the environmental insurance policy in accordance with the Mortgage Loan documents, the Mortgage Loan is full recourse to the Mortgagor and the guarantor for any losses resulting from breaches of the environmental covenants in the Mortgage Loan documents.

(28) Recourse Obligations	225 & 233 Park Avenue South (Loan No. 6)

The Mortgage Loan is full recourse to a guarantor which is a natural person that has assets other than equity in the related Mortgaged Property that are not de minimis only with respect to (i) a Transfer by the Mortgagor of ownership of all or any material portion of the real property comprising part of the Mortgaged Property, (ii) a sale, assignment, pledge or other encumbrance by Mortgagor of the rents and (iii) bankruptcy related carveouts.  All recourses for losses are recourse to another entity guarantor that does not have significant assets other than equity in the related Mortgaged Property.

(28) Recourse Obligations	iStar Leased Fee Portfolio (Loan No. 8)

The Mortgage Loan is full recourse to the Mortgagor and the guarantor for voluntary transfers of any material portion of any individual Mortgaged Property in the portfolio or any voluntary act that causes a change (directly or indirectly) in the ownership of any Mortgagor and/or any general partner (if the Mortgagor is a partnership) or member (if the Mortgagor is a limited liability company) to the extent such ownership change required Mortgagee’s consent under the Mortgage Loan documents.

(29) Mortgage Releases	Starwood Capital Group Hotel Portfolio (Loan No. 4)

The Mortgagors are permitted to release individual Mortgaged Properties from the lien of the related security instruments upon satisfaction of the REMIC requirements, with a prepayment of a portion of the Whole Loan in accordance with the Whole Loan documents, which includes, without limitation, payment of the Release Price (as defined below) and the yield maintenance premium, if applicable.

“Release Price” means the following amount: (i) if less than $57,727,000 has been prepaid, then 105% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released, (ii) if less than $86,590,500 has been prepaid, then 110% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released, (iii) if less than $115,454,000 has been prepaid, then 115% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released and (iv) (A) after $115,454,000 has been prepaid or (B) notwithstanding anything to the contrary, if such individual Mortgaged Property(ies) being released are to be conveyed to an affiliate of the Mortgagors, their single purpose entity principal(s), any operating lessees or the guarantor, then the “Release Price” means in each case 120% of the allocated Whole Loan amount of each such Mortgaged Property(ies) being released. If the release of any Mortgaged Property causes the aggregate prepaid original Whole Loan amount to exceed any of the prepayment release dollar thresholds set forth above, then the “Release Price” for such Mortgaged Property is required to equal the sum of (x) the portion of the allocated Whole Loan amount for such Mortgaged Property which is less than the

D-2-17

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
first-applicable prepayment release dollar threshold set forth above multiplied by the applicable percentage set forth in such clause and (y) the portion of the allocated Whole Loan amount for such Mortgaged Property which is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage above.
(32) Due on Sale or Encumbrance	123 William Street (Loan No. 14)	The transfer (but not the pledge), in one or a series of transactions, of stock, partnership interests or membership interests (as the case may be) of the direct equity interests in the Mortgagor is permitted; provided, however, after any such transfer the Mortgagor is directly or indirectly (x) at least forty percent (40%) owned, and (y) controlled by New York City Operating Partnership, L.P. (“NYCOP”). In addition, the transfer (but not the pledge) of the direct or indirect partnership interests of NYCOP is permitted, provided, however, after any such transfer, the Mortgagor is directly or indirectly (x) at least forty percent (40%) owned, and (y) controlled by American Realty Capital New York City REIT, Inc. or one or more qualified equity holders set forth in the Mortgage Loan documents.
(33) Single-Purpose Entity

Del Amo Fashion Center (Loan No. 2)

Starwood Capital Group Hotel Portfolio (Loan No. 4)

225 & 233 Park Avenue South (Loan No. 6)

Long Island Prime Portfolio – Melville (Loan No. 5)

225 & 233 Park Avenue South (Loan No. 6)

iStar Leased Fee Portfolio (Loan No. 8)

123 William Street (Loan No. 14)

Uptown Row (Loan No. 33)

The Mortgagor is a recycled single purpose entity that has never owned other property. There are no exceptions to the standard “backward” representations.
(33) Single-Purpose Entity	Oakbridge Apartments (Loan No. 50)	The Mortgagor is a recycled single purpose entity that has never owned other property with the exception of an adjacent outlot presently owned by the Village of West Baraboo for use as a stormwater detention basin. The Mortgage Loan documents provide for recourse to the Mortgagor and the guarantor for any losses incurred in connection with the prior ownership of such other property.
(36) Ground Leases	Del Amo Fashion Center (Loan No. 2)	The Mortgaged Property includes a sub-leasehold estate in an unimproved portion of land (approximately 2,600 square feet) that was previously used as in-line space connecting the Mortgaged Property and the adjacent parcel occupied by Sears

D-2-18

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(currently the lessee and sub-ground lessor of the parcel). The sub-ground lease parcel is not considered to be material to the operations of the Mortgaged Property, and was not assigned separate value in the appraisal. The borrower has paid rent for the sub-ground leased space for the entire term of the sub-ground lease. Upon expiration of the sub-ground lease term, the area will become part of the common area under the reciprocal easement agreement between the Mortgagor and Sears. Variations: (A) – (L). A Short Form Lease memorializing the sublease was recorded in 1980, however, the instrument is not assumed to contain the lender protection provisions contemplated by the related ground lease representations.
(36) Ground Leases	Starwood Capital Group Hotel Portfolio – Hilton Garden Inn Edison Raritan Center (Loan No. 4.17)

(G) The ground lease is silent, however, under the ground lease estoppel, (i) the cure periods available to lender shall not begin until either the cure period available to the Tenant expires or the date on which lender receives its copy of the default notice, whichever is later, and (ii) the ground lessor agrees not to terminate the ground lease without having first given to lender notice and opportunity to cure defaults.

(L) If the ground lease is rejected or otherwise terminated in connection with a tenant bankruptcy, the lender is entitled to a new ground lease upon satisfaction of customary conditions (i.e., notice, cure defaults), and the new lease will be on the same terms and conditions and priority of the ground lease as of the date of such rejection or termination. As to any other termination of the ground lease, the lender is not entitled to a new lease but is provided notice and cure rights).

(36) Ground Leases	iStar Leased Fee Portfolio – DoubleTree Seattle Airport (Loan No. 8.02)	(c) The ground lease on a portion of the Mortgaged Property expires on January 31, 2044, which is less than 20 years from the stated maturity date of the Mortgage Loan.
(43) Environmental Considerations	Del Amo Fashion Center (Loan No. 2)	The Phase I environmental site assessment obtained at loan origination identified the following recognized environmental conditions at the Mortgage Property: (i) elevated vapor concentrations in connection with the existence of a prior on-site dry cleaners; (ii) the existence of a former steel distribution facility with metal fabrication activities, (iii) the existence of 17 oil wells previously located on the property; (iv) the existence of a prior diesel storage tank, and (v) the existence of a former auto repair facility. The environmental consultant estimated remedial costs in connection with the identified RECs could range between $849,000 and $7,089,000. An environmental indemnity was provided by Simon Property Group, L.P.; however, its liability for all non-recourse carve-out obligations is capped at $117 million. The aggregate loan amount is $585 million ($375.8 million senior loan and $125.7 million subordinate loan).

D-2-19

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Fairlane Meadows (Loan No. 21)	Ford Motor Land Development Company (“Ford”) has a right of first refusal to purchase a portion of the collateral containing 19,738 square feet of in-line retail space (the “Release Parcel”) in the event the Mortgagor proposes to sell or ground lease the Release Parcel to a bona fide third party. Such right of first refusal has been subordinated to the lien of the Mortgage and will not apply to a successor mortgagor or any other party acquiring an interest in the Release Parcel through a foreclosure, deed-in-lieu of foreclosure proceeding or any other enforcement action under the Mortgage, and following such transfer, such right of first refusal will apply to subsequent purchasers of the Release Parcel. Additionally, Ford may, at any time, purchase the Release Parcel if the Release Parcel is, among other things, (a) vacant and in disrepair or (b) used for a purpose other than retail.
(26) Local Law Compliance	Clifton Park Self Storage Portfolio (Loan. No. 42)	The use of the Mortgaged Property known as 261 Ushers Road – CP as a self-storage facility is a pre-existing legal non-conforming use, as self-storage facility is not a permitted use under current zoning laws. In the event of a casualty to the Mortgaged Property that damages 50% or less of the cost of replacing the Mortgaged Property, the Mortgaged Property may resume its prior use, provided that (a) no repairs or restorations may increase the degree of any existing nonconformity and (b) a building permit is received within one year of the casualty. In the event of a casualty that damages more than 50% of the cost of replacing the Mortgaged Property, the Mortgaged Property may resume its prior use, provided that the Mortgagor provides written notice to the relevant building inspector of intent to restore the nonconforming use, commences restoration within six months of the issuance of the building permit and completes the restoration within one year. According to the related ordinance, the building inspector is required to permit the issuance of a building permit within 30 days of the Mortgagor’s written notice.

D-2-20

C-III Commercial Mortgage LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	TownePlace Suites – Boynton Beach (Loan No. 20)	The related Mortgaged Property is subject to a right of first refusal/purchase option on the part of the related franchisor or its designee.
(12) Condition of Property	Elsea MHP Portfolio (Loan No. 71)	The related engineering reports or property condition reports are dated dates that are more than 6 months prior to the origination date of the subject Mortgage Loan.
(18) Insurance	All C3CM Mortgage Loans Requiring Terrorism Insurance (Loan Nos. 20, 24, 32, 36, 44, 45, 46, 48, 49, 51, 52, 53, 55, 62, 70, 71, 73 and 76)	The related loan documents may provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of two times the all risk insurance premium (without terrorism insurance coverage and without coverage for other catastrophe perils such as flood, windstorm and earthquake).
(18) Insurance	Rite Aid – Allentown (Loan No. 62)	Certain insurance requirements of the related loan agreement are satisfied by insurance (including self-insurance) provided by the sole tenant of the Mortgaged Property pursuant to its lease. The insurance requirements under the related lease may not satisfy the insurance requirements specified in Representation and Warranty No. 18.
(26) Local Law Compliance

Holiday Inn Express & Suites - Charlotte-Arrowood (Loan No. 36)

Burt Estates MHP (Loan No. 45)

Cardiff Plaza (Loan No. 46)

Fairfield Inn & Suites - Greenwood (Loan No. 49)

Valley High & San Pedro MHC (Loan No. 51)

Valley View Estates MHP (Loan No. 52)

Ravinia Estates (Loan No. 53)

Wakefield Apartments (Loan No. 55)

Rite Aid – Allentown (Loan No. 62)

Out O’ Space Storage North Charleston (Loan No. 70)

Elsea MHP Portfolio (Loan No. 71)

Mobile City MHP (Loan No. 73)

Streetside at Thomas Crossroads (Loan No. 76)

For each of the subject Mortgage Loans, the related Mortgaged Property constitutes (or, if applicable, one or more of the related Mortgaged Properties constitute) a legal nonconforming use and/or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed or the prior use is not resumed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.
(27) Licenses and Permits	Wakefield Apartments (Loan No. 55)	There are outstanding planning and code enforcement issues related to building permits at the related Mortgaged Property. There is a post-closing obligation to clear the violations and a recourse carveout for losses in the related loan documents.
(31) Acts of Terrorism Exclusion	All C3CM Mortgage Loans Requiring Terrorism Insurance (Loan Nos. 20, 24, 32, 36, 44, 45, 46, 48, 49, 51, 52, 53, 55,	The related loan documents may provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of two times the all risk insurance premium (without terrorism insurance coverage and

D-2-21

C-III Commercial Mortgage LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	62, 70, 71, 73 and 76)	without coverage for other catastrophe perils such as flood, windstorm and earthquake).
(31) Acts of Terrorism Exclusion	Rite Aid – Allentown (Loan No. 62)	Certain insurance requirements of the related loan agreement are satisfied by insurance (including self-insurance) provided by the sole tenant of the Mortgaged Property pursuant to its lease. The insurance requirements under the related lease may not satisfy the insurance requirements specified in Representation and Warranty No. 31.
(33) Single-Purpose Entity	Holiday Inn Express & Suites - Charlotte-Arrowood (Loan No. 36)	The related borrower previously owned a small parcel of vacant land adjacent to the related Mortgaged Property. The subject Mortgage Loan is recourse for any losses related to that parcel of land.
(34) Defeasance	All C3CM Mortgage Loans that Permit Defeasance (Loan Nos. 20, 24, 36, 44, 45, 48, 49, 51, 52, 53, 55, 62, 71, 73 and 76)	The related loan documents do not require that the defeased note be assumed by, or that the defeasance collateral be transferred to, a Single-Purpose Entity. However, in such cases, the successor borrower must be an entity established or designated by the lender or its designee.

D-2-22

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

	Class A-SB Planned		Class A-SB Planned
Distribution Date	Principal Balance ($)	Distribution Date	Principal Balance ($)
August 2017	$36,137,000.00	April 2022	$36,137,000.00
September 2017	$36,137,000.00	May 2022	$36,137,000.00
October 2017	$36,137,000.00	June 2022	$36,136,834.76
November 2017	$36,137,000.00	July 2022	$35,422,228.83
December 2017	$36,137,000.00	August 2022	$34,760,181.72
January 2018	$36,137,000.00	September 2022	$34,095,360.94
February 2018	$36,137,000.00	October 2022	$33,372,477.57
March 2018	$36,137,000.00	November 2022	$32,701,842.22
April 2018	$36,137,000.00	December 2022	$31,973,308.12
May 2018	$36,137,000.00	January 2023	$31,296,809.86
June 2018	$36,137,000.00	February 2023	$30,617,477.01
July 2018	$36,137,000.00	March 2023	$29,770,876.25
August 2018	$36,137,000.00	April 2023	$29,085,147.91
September 2018	$36,137,000.00	May 2023	$28,341,946.12
October 2018	$36,137,000.00	June 2023	$27,650,229.39
November 2018	$36,137,000.00	July 2023	$26,901,207.94
December 2018	$36,137,000.00	August 2023	$26,203,453.03
January 2019	$36,137,000.00	September 2023	$25,502,773.90
February 2019	$36,137,000.00	October 2023	$24,745,042.60
March 2019	$36,137,000.00	November 2023	$24,038,250.77
April 2019	$36,137,000.00	December 2023	$23,274,579.00
May 2019	$36,137,000.00	January 2024	$22,561,623.65
June 2019	$36,137,000.00	February 2024	$21,845,679.98
July 2019	$36,137,000.00	March 2024	$21,019,493.09
August 2019	$36,137,000.00	April 2024	$20,297,084.65
September 2019	$36,137,000.00	May 2024	$19,518,236.30
October 2019	$36,137,000.00	June 2024	$18,788,757.04
November 2019	$36,137,000.00	July 2024	$18,020,539.45
December 2019	$36,137,000.00	August 2024	$17,301,164.50
January 2020	$36,137,000.00	September 2024	$16,578,772.83
February 2020	$36,137,000.00	October 2024	$15,801,586.26
March 2020	$36,137,000.00	November 2024	$15,072,905.51
April 2020	$36,137,000.00	December 2024	$14,289,607.05
May 2020	$36,137,000.00	January 2025	$13,554,584.89
June 2020	$36,137,000.00	February 2025	$12,816,479.98
July 2020	$36,137,000.00	March 2025	$11,921,510.00
August 2020	$36,137,000.00	April 2025	$11,176,554.75
September 2020	$36,137,000.00	May 2025	$10,377,440.29
October 2020	$36,137,000.00	June 2025	$9,626,008.18
November 2020	$36,137,000.00	July 2025	$8,820,599.35
December 2020	$36,137,000.00	August 2025	$8,062,636.48
January 2021	$36,137,000.00	September 2025	$7,301,494.03
February 2021	$36,137,000.00	October 2025	$6,486,648.43
March 2021	$36,137,000.00	November 2025	$5,718,894.41
April 2021	$36,137,000.00	December 2025	$4,897,623.50
May 2021	$36,137,000.00	January 2026	$4,123,202.86
June 2021	$36,137,000.00	February 2026	$3,345,533.17
July 2021	$36,137,000.00	March 2026	$2,414,676.41
August 2021	$36,137,000.00	April 2026	$1,629,837.88
September 2021	$36,137,000.00	May 2026	$791,963.77
October 2021	$36,137,000.00	June 2026	$316.40
November 2021	$36,137,000.00	July 2026 and	$0.00
December 2021	$36,137,000.00	thereafter
January 2022	$36,137,000.00
February 2022	$36,137,000.00
March 2022	$36,137,000.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	25
Risk Factors	65
Description of the Mortgage Pool	158
Transaction Parties	293
Credit Risk Retention	355
Description of the Certificates	371
Description of the Mortgage Loan Purchase Agreements	414
Pooling and Servicing Agreement	424
Certain Legal Aspects of Mortgage Loans	550
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	569
Pending Legal Proceedings Involving Transaction Parties	572
Use of Proceeds	572
Yield and Maturity Considerations	572
Material Federal Income Tax Considerations	585
Certain State and Local Tax Considerations	600
Method of Distribution (Underwriter)	600
Incorporation of Certain Information by Reference	603
Where You Can Find More Information	603
Financial Information	604
Certain ERISA Considerations	604
Legal Investment	610
Legal Matters	611
Ratings	611
Index of Defined Terms	615

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$1,001,296,000
(Approximate)

wells fargo
commercial mortgage
securities, inc.
Depositor

wells fargo
commercial mortgage
trust 2017-c38

Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2017-C38

Class A-1	$32,899,000
Class A-2	$42,503,000
Class A-3	$8,575,000
Class A-SB	$36,137,000
Class A-4	$300,000,000
Class A-5	$366,318,000
Class A-S	$119,369,000
Class X-A	$786,432,000
Class X-B	$214,864,000
Class B	$50,556,000
Class C	$44,939,000

PROSPECTUS

Wells Fargo Securities
Co-Manager and Joint Bookrunner

Barclays
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Manager

Academy Securities
Co-Manager

June      , 2017